UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Planet 13 Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholders of Planet 13 Holdings Inc.:
On July 26, 2026, Planet 13 Holdings Inc. (“Planet 13”), Vireo Growth Inc. (“Vireo Growth”) and Supernova Merger Sub Inc., a direct, wholly owned subsidiary of Vireo Growth (“Merger Sub”), entered into an agreement and plan of merger (as it may be amended from time to time, the “merger agreement”) under which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Planet 13, with Planet 13 surviving as a direct, wholly owned subsidiary of Vireo Growth (the “merger”). If the merger is completed, Planet 13 stockholders will receive, in exchange for each share of Planet 13 common stock held immediately prior to the merger (other than shares of Planet 13 common stock held by Planet 13 as treasury shares or by Vireo Growth or any subsidiary of Vireo Growth immediately prior to the effective time, and other than any dissenting shares (as defined herein)), 0.015383618 (the “exchange ratio”) of a subordinate voting share of Vireo Growth (“Vireo Growth shares”) (the “merger consideration”). This proxy statement/prospectus also relates to the issuance by Vireo Growth of 18,750,000 warrants to purchase 288,443 subordinate voting shares issuable from time to time upon the exercise of such warrants, as described under “The Merger Agreement — Treatment of Planet 13 Warrants.”
The common stock of Planet 13 is listed on the Canadian Securities Exchange and the OTCQX under the ticker symbols “PLTH” and “PLNH”, respectively. The subordinate voting shares of Vireo Growth are listed on the Canadian Securities Exchange and the OTCQX under the ticker symbols “VREO” and “VREOF”, respectively. As a result of the merger, based on the exchange ratio, current Vireo Growth shareholders as of October 29, 2026 will own approximately 90.62% of the outstanding subordinate voting shares of Vireo Growth following the merger, and current Planet 13 stockholders as of October 29, 2026 will own approximately 9.38% of the outstanding Vireo Growth shares following the merger.
The merger cannot be completed without approval of the proposal to approve and adopt the merger agreement and approve the transactions contemplated thereby, including the merger (the “merger proposal”) by (i) the affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock and (ii) the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders (as defined below) and their respective affiliates and other persons described in items (a) through (d) of Section 8.1(2) of Multilateral Instrument 61 – 101 — Protection of Minority Security Holders in Special Transactions. Because of this, Planet 13 is holding a special meeting of its stockholders on December 10, 2026 to vote on the proposal necessary to complete the merger. Information about the special meeting, the merger, the merger agreement, and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. The Planet 13 board of directors has fixed the close of business on October 29, 2026 as the record date for the determination of Planet 13 stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Planet 13 common stock. We urge you to read this proxy statement/prospectus (including the annexes hereto) and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 27.
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the merger proposal and any adjournment of the special meeting to a later date to solicit additional proxies in favor of the merger proposal.
A special committee of the board of directors of Planet 13 (the “Planet 13 special committee”), composed solely of independent directors who are unaffiliated with any of the management of Planet 13, has reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than Larry Scheffler, Robert Groesbeck and Christopher Wren (the “founders”) and their respective affiliates), and recommended that the Planet 13 board of directors approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.

The Planet 13 board of directors, acting on the unanimous recommendation of the Planet 13 special committee, has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates), and approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for approval and adoption at a special meeting of such stockholders, and unanimously recommends that Planet 13 stockholders vote “FOR” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.
Your vote is very important regardless of the number of shares of Planet 13 common stock that you own. Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible by following the instructions on the accompanying proxy card to make sure that your shares are represented at the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.
The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.
The proxy statement/prospectus, which both summarizes the merger agreement and attaches a copy thereto, is attached to this notice, and incorporated by reference into this notice.
Thank you for your continued support.
Sincerely,
/s/ Robert Groesbeck

Co-Chief Executive Officer
/s/ Larry Scheffler

Co-Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated November 2, 2026, and is first being mailed to stockholders of Planet 13 on or about November 2, 2026.

2548 West Desert Inn Road, Suite 100
Las Vegas, Nevada 89109
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on December 10, 2026
To the Stockholders of Planet 13 Holdings Inc.:
NOTICE IS HEREBY GIVEN that a virtual special meeting of stockholders of Planet 13 Holdings Inc., a Nevada corporation (“Planet 13”), will be held at 12:00 p.m., Pacific Standard Time, on December 10, 2026 virtually at www.virtualshareholdermeeting.com/PLNH2026SM (the “special meeting”), for the following purpose:
•
to vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 26, 2026, by and among Vireo Growth Inc., a British Columbia corporation (“Vireo Growth”), Supernova Merger Sub Inc., a Nevada corporation and a direct, wholly owned subsidiary of Vireo Growth (“Merger Sub”), and Planet 13 (as it may be amended from time to time, the “merger agreement”), which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 61 and 105, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part, and approve the transactions contemplated by the merger agreement, including the merger (the “merger proposal”).

Planet 13 will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Planet 13 board of directors (the “Planet 13 board”). Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.
The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.
Planet 13 fixed the close of business on October 29, 2026 as the record date for the special meeting. Only Planet 13 stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of Planet 13 stockholders entitled to vote at the special meeting will be available for inspection at Planet 13’s principal office at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109 during regular business hours for a period of at least 10 days prior to the special meeting. If you would like to inspect the list of Planet 13 stockholders of record, please contact Planet 13’s Investor Relations department at ir@planet13lasvegas.com to schedule an appointment or request access. A certified list of eligible Planet 13 stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/PLNH2026SM by entering the control number provided on your proxy card or voting instruction form.
Completion of the merger is conditioned upon the approval of the merger proposal by the Planet 13 stockholders, which requires (i) the affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock and (ii) the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders (as defined herein) and their respective affiliates and other persons described in items (a) through (d) of Section 8.1(2) of Multilateral Instrument 61 – 101 — Protection of Minority Security Holders in Special Transactions.
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the merger proposal and any adjournment of the special meeting to a later date to solicit additional proxies in favor of the merger proposal.
A special committee of the Planet 13 board (the “Planet 13 special committee”), composed solely of independent directors who are unaffiliated with any of the management of Planet 13, has reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than Larry Scheffler, Robert Groesbeck and Christopher Wren (the “founders”) and their respective affiliates), and recommended that the Planet 13 board approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger.
The Planet 13 board of directors, acting on the unanimous recommendation of the Planet 13 special committee has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates), and approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for approval and adoption at a meeting of such stockholders and unanimously recommends that Planet 13 stockholders vote “FOR” the merger proposal.
Your vote is very important regardless of the number of shares of Planet 13 common stock that you own. If you plan to attend the special meeting virtually, please follow the instructions as outlined in this proxy statement/prospectus. Whether or not you expect to attend the special meeting virtually, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs if you decide not to or become unable to attend the meeting. Any eligible holder of Planet 13 common stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the proxy statement/prospectus of which this notice is a part.
As further described and discussed in the proxy statement/prospectus of which this notice is a part, Planet 13 stockholders may be entitled to dissenters’ rights in connection with the merger under Chapter 92A of the Nevada Revised Statutes. Whether dissenters’ rights will ultimately be available depends on two separate determinations, one of which cannot be made as of the date of this proxy statement/prospectus. Annex E to the proxy statement/prospectus of which this notice is a part contains a copy of NRS Sections 92A.300 through 92A.500, inclusive, which addresses dissenters’ rights. For a full description of the rights, if any, of Planet 13 stockholders to dissent from the merger, see “The Merger — Dissenters’ Rights” beginning on page 94 as well as NRS Sections 92A.300 through 92A.500, attached as Annex E to this proxy statement/prospectus.
The proxy statement/prospectus of which this notice is a part provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read this proxy statement/prospectus (including the annexes hereto) and any documents incorporated by reference herein in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 27.

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies or need help voting your shares of Planet 13 common stock, please contact Planet 13’s proxy solicitor:
Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
Email: PLNH@info.sodali.com
By Order of the Planet 13 Holdings Inc. Board of Directors,
/s/ Tatev Oganyan

General Counsel and Corporate
Secretary
November 2, 2026
Las Vegas, Nevada

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about Vireo Growth from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into / included as annexes to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 228.
You can obtain any of the documents incorporated by reference by Vireo Growth into or included as annexes to this proxy statement/prospectus by Planet 13 or Vireo Growth without charge by requesting them in writing or by telephone as follows:
For information related to Vireo Growth:
Vireo Growth Inc.
207 South 9th Street
Minneapolis, Minnesota 55402
Attention: Investor Relations
Telephone: (612) 999-1606
For information related to Planet 13:
Planet 13 Holdings Inc.
2548 West Desert Inn Road, Suite 100
Las Vegas, Nevada 89109
Attention: Investor Relations
Telephone: (702) 815-1313
To receive timely delivery of the documents in advance of the special meeting of Planet 13 stockholders, you should make your request no later than December 3, 2026, which is five business days before the meeting.
You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the SEC website at www.sec.gov. In addition, you may obtain copies of documents filed by Vireo Growth with the SEC by accessing Vireo Growth’s website at www.vireogrowth.com under the tab “Investors” and then under the heading “Financials” and then under the sub-heading “Regulatory Filings.” You may also obtain copies of documents filed by Planet 13 with the SEC by accessing Planet 13’s website at www.planet13.com under the tab “Financials” and then under the “SEC Filings.”
We are not incorporating the contents of the websites of the SEC, Vireo Growth, Planet 13 or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus or included as annexes to this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Vireo Growth (File No. 333-299395), constitutes a prospectus of Vireo Growth under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the subordinate voting shares, no par value per share, of Vireo Growth (“Vireo Growth shares”) to be issued to Planet 13 stockholders pursuant to the merger agreement and (ii) 18,750,000 warrants to purchase 288,443 Vireo Growth shares issuable from time to time upon the exercise of such warrants. This document also constitutes a proxy statement of Planet 13 under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which Planet 13 stockholders will be asked to consider and vote on the merger proposal.
Vireo Growth has supplied all information contained in this proxy statement/prospectus (including the annexes hereto), relating to Vireo Growth and Merger Sub, and Planet 13 has supplied all such information relating to Planet 13 contained in this proxy statement/prospectus (including the annexes hereto).
You should rely only on the information contained in this proxy statement/prospectus, the annexes hereto and the information incorporated by reference into this proxy statement/prospectus. Vireo Growth and Planet 13 have not authorized anyone to provide you with information other than the information that is contained in this proxy statement/prospectus (including the annexes hereto) or incorporated by reference into this proxy statement/prospectus. Vireo Growth and Planet 13 take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated November 2, 2026, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information included as annexes to this proxy statement/prospectus or incorporated by reference herein is accurate as of any date other than the date of such document. Neither Vireo Growth nor Planet 13 assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. Neither the mailing of this proxy statement/prospectus to Planet 13 stockholders nor the issuance by Vireo Growth of Vireo Growth shares pursuant to the merger agreement will create any implication to the contrary.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about the merger and the special meeting of Planet 13 Holdings Inc. (“Planet 13”) stockholders (the “special meeting”). They may not include all of the information that is important to Planet 13 stockholders. Planet 13 stockholders should carefully read this entire proxy statement/prospectus (including the annexes hereto) and the other documents referred to or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 228 of this proxy statement/prospectus.
Q:   What is the merger?
Vireo Growth Inc. (“Vireo Growth”), Supernova Merger Sub Inc., a direct, wholly owned subsidiary of Vireo Growth (“Merger Sub”), and Planet 13 have entered into an Agreement and Plan of Merger, dated July 26, 2026 (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Planet 13 by Vireo Growth. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the merger set forth in the merger agreement, Merger Sub will merge with and into Planet 13, with Planet 13 continuing as the surviving corporation and a direct, wholly owned subsidiary of Vireo Growth (the “merger”).
As a result of the merger, Planet 13 will become a direct, wholly owned subsidiary of Vireo Growth and will no longer be a publicly held company. Following the merger, the shares of common stock, no par value per share, of Planet 13 (“Planet 13 common stock”) will be delisted from the Canadian Securities Exchange (“CSE”) and withdrawn from the OTCQX and will be deregistered under the Exchange Act, after which Planet 13 will no longer be required under Securities and Exchange Commission (“SEC”) rules and regulations to file periodic reports with the SEC in respect of Planet 13 common stock.
Q:   Why am I receiving these materials?
Planet 13 is sending these materials to its stockholders to help them decide how to vote their shares of Planet 13 common stock with respect to the merger.
Planet 13 is holding a special meeting of its stockholders to vote on the merger proposal (as defined below). Information about the special meeting and the merger is contained in this proxy statement/prospectus. The merger cannot be completed unless Planet 13 stockholders approve the merger proposal. On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the merger proposal and any adjournment of the special meeting to a later date to solicit additional proxies in favor of the merger proposal.
This proxy statement/prospectus constitutes both a prospectus of Vireo Growth and a proxy statement of Planet 13. It is a prospectus because Vireo Growth will issue subordinate voting shares in exchange for outstanding shares of Planet 13 common stock in the merger. It is a proxy statement because the board of directors of Planet 13 (the “Planet 13 board”) is soliciting proxies from stockholders of Planet 13 to vote on the merger proposal.
Q:   What will Planet 13 stockholders receive in the merger?
If the merger is completed, Planet 13 stockholders will receive, in exchange for each share of Planet 13 common stock held immediately prior to the merger (other than shares of Planet 13 common stock held by Planet 13 as treasury shares or by Vireo Growth or any subsidiary of Vireo Growth immediately prior to the effective time (such shares of Planet 13 common stock being referred to as “canceled shares”) and, if applicable, any shares of Planet 13 common stock held by a holder who has properly exercised and perfected his, her or its demand for dissenters’ rights under Section 92A of the NRS and not effectively withdrawn or lost such holder’s dissenters’ rights (such shares, if any, of Planet 13 common stock being referred to collectively as the “dissenting shares”), 0.015383618 (the “exchange ratio”) of a subordinate voting share of Vireo Growth (“Vireo Growth shares”).
For more details on the merger consideration, see “The Merger Agreement — Effect of the Merger on Capital Stock; Merger Consideration” beginning on page 106.
Q:
What equity stake will Planet 13 stockholders hold in Vireo Growth immediately following the merger?

Based on the exchange ratio described above, upon completion of the merger, former Planet 13 stockholders are expected to own approximately 9.38% of the then outstanding Vireo Growth subordinate voting shares, based on Vireo Growth’s outstanding subordinate voting shares as of October 29, 2026.
For more details on the merger consideration and the treatment of Planet 13 equity awards in connection with the merger, see “The Merger Agreement — Effect of the Merger on Capital Stock; Merger Consideration” beginning on page 106 and “The Merger — Treatment of Planet 13 Equity Awards” beginning on page 94.
Q:
When do Vireo Growth and Planet 13 expect to complete the merger?

Vireo Growth and Planet 13 are working to complete the merger as soon as practicable. Neither Vireo Growth nor Planet 13 can predict the actual date on which the transaction will be completed because it is subject to conditions beyond each company’s control. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 125.
Q:
Is Vireo Growth’s obligation to complete the merger subject to Vireo Growth receiving financing?

No. Vireo Growth’s obligations under the merger agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the merger.
Q:
What happens if the merger is not completed?

If the merger proposal is not approved, or if the merger is not completed for any other reason, Planet 13 stockholders will not receive any consideration for their shares of Planet 13 common stock. Instead, Planet 13 will remain an independent public company, Planet 13 common stock will continue to be listed and traded on the CSE and OTCQX and registered under the Exchange Act and Planet 13 will continue to file periodic reports with the SEC and on SEDAR+, in the United States and Canada, respectively, as applicable. Under specific circumstances, Planet 13 may be required to pay Vireo Growth a termination fee of $1,800,000. See “The Merger Agreement — Termination” beginning on page 127.
If the merger is not completed, Planet 13 has substantial doubt about its ability to raise financing sufficient to continue operating as a going concern and would need to consider available options to restructure or reorganize its operations. Furthermore, if the merger is not completed, and depending on the circumstances that cause the merger not to be completed, there can be no assurance as to the price at which Planet 13’s common stock may trade, and the price of Planet 13’s common stock may decline significantly.
Q:
Will the Vireo Growth shares acquired by former Planet 13 stockholders in the merger receive a dividend?

Vireo Growth has not, and does not presently intend to, pay dividends on Vireo Growth shares. Notwithstanding the foregoing, after the closing of the merger, as a holder of Vireo Growth shares, former Planet 13 stockholders will receive the same dividends on Vireo Growth shares that all other holders of Vireo Growth shares will receive with any dividend record date that occurs after the closing of the merger.

Q:
Will I receive dividends in respect of my shares of Planet 13 common stock?

Planet 13 has historically not declared or paid cash dividends on its capital stock, including Planet 13 common stock.
After the closing of the merger, to the extent applicable, former Planet 13 stockholders will not be entitled to be paid dividends otherwise payable on the Vireo Growth shares into which their shares of Planet 13 common stock are exchangeable until they surrender their Planet 13 share certificates or book-entry shares according to the instructions provided to them. Dividends will be accrued for those stockholders and they will receive such accrued dividends when they surrender their Planet 13 share certificates or book-entry shares.
After the closing of the merger, all Vireo Growth dividends will remain subject to approval by the Vireo Growth board of directors (“Vireo Growth board”).
Q:
Who can vote at the special meeting?

Planet 13 stockholders of record at the close of business on October 29, 2026 (which we refer to as the “Planet 13 record date”) will be entitled to vote at the special meeting. Each share of Planet 13 common stock will be entitled to one vote on all matters properly brought before the special meeting. As of the Planet 13 record date, there were 335,319,455 shares of Planet 13 common stock outstanding and entitled to vote at the special meeting. There are no other voting securities of Planet 13 outstanding.
Q:
What am I being asked to vote on, and why is this approval necessary?

Planet 13 stockholders are being asked to vote on the following proposal:
1.
a proposal to approve and adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 61 and 105, respectively, and approve the transactions contemplated thereby, including the merger (the “merger proposal”).

Approval of the merger proposal by the affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon is required for completion of the merger. In addition, under Multilateral Instrument 61 – 101 — Protection of Minority Security Holders in Special Transactions (“MI 61 – 101”), approval of the merger proposal requires the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by Larry Scheffler, Robert Groesbeck and Christopher Wren (the “founders”) and their respective affiliates and other persons described in Section 8.1(2) of MI 61 – 101. Planet 13 also has the power to adjourn the special meeting from time to time.
Q:
Are there any Planet 13 stockholders who have already committed to voting in favor of the merger proposal?

Yes. On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock beneficially owned by such stockholders at the time of the special meeting in favor of the merger proposal. For more information, see “The Merger Agreement — Voting Agreements” beginning on page 125.
Q:
What vote is required to approve the merger proposal at the special meeting?

The affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon is required to approve the merger proposal. In addition, under MI 61 – 101, approval of the merger proposal requires the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders and their respective affiliates and other persons described in Section 8.1(2) of MI 61 – 101 (collectively, the “Planet 13 stockholder approval”).
Q:
What constitutes a quorum?

The presence at the special meeting, in person or by proxy, of the holders one third of the voting power of outstanding shares of Planet 13 common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.
A quorum is necessary to transact business at the special meeting. Planet 13’s bylaws provide that whether or not a quorum is present at any meeting, Planet 13 or a majority of the voting power of the stockholders which are either present in person or by proxy shall have the power to adjourn the meeting from time to time until there is a quorum. If the adjournment is for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. If the adjournment is for less than 30 days, no notice is necessary other than by announcement at the meeting at which the adjournment is taken.
Q:
How does the Planet 13 board recommend that I vote?

The Planet 13 board, upon the unanimous recommendation of the Planet 13 special committee, composed solely of independent directors who are unaffiliated with any of the management of Planet 13, unanimously recommends that Planet 13 stockholders vote “FOR” the merger proposal.
Q:
Why did the Planet 13 board form a special committee?

Certain members of management of Planet 13 have interests in the merger that differ from those of Planet 13 stockholders, including employment offer letters with Vireo Growth. Accordingly, the Planet 13 board established a special committee of the board, composed solely of independent directors who are unaffiliated with any of the management of Planet 13, with the power and authority to evaluate, negotiate and recommend the merger. For more information, see “The Merger — Reasons for the Merger; Recommendations of the Planet 13 Special Committee” beginning on page 72.
Q:
What did the Planet 13 special committee determine and recommend to the Planet 13 board?

The Planet 13 special committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates) and recommended that the Planet 13 board approve the merger agreement. For more information, see “The Merger — Reasons for the Merger; Recommendations of the Planet 13 Special Committee” beginning on page 72.
Q:
Do any of Planet 13’s directors or executive officers have interests in the merger that may differ from those of Planet 13 stockholders generally?

Yes. When considering the recommendation of the Planet 13 board, Planet 13 stockholders should be aware that certain of Planet 13’s directors and executive officers have interests in the merger that may differ from, or are in addition to, those of Planet 13 stockholders generally. These interests include, among other things, the employment offer letters entered into by Larry Scheffler, Robert Groesbeck and Christopher Wren with Vireo Growth, rights to indemnification and directors’ and officers’ insurance, and accelerated vesting of equity awards. The Planet 13 board and the Planet 13 special committee were each aware of these interests and considered them in approving the merger agreement. For more information, see “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85.
Q:
What do I need to do now?

After carefully reading and considering the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.
You do not need to take any action with respect to your Planet 13 shares at this time. If the merger is completed, you will receive instructions for surrendering your Planet 13 stock certificates in exchange for Vireo Growth shares from the exchange agent.
Please carefully consider the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein. Whether or not you plan to attend the special meeting, Planet 13 encourages you to submit your proxy to vote via the internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.
Q:
How can I attend the special meeting?

Planet 13 stockholders as of the close of business on the Planet 13 record date may attend and vote virtually at the special meeting by logging in at www.virtualshareholdermeeting.com/PLNH2026SM. To log in, Planet 13 stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form.
Q:
How do I vote?

If you are a stockholder of record of Planet 13 as of the close of business on the Planet 13 record date, you may submit your proxy before the special meeting in one of the following ways:
•
Telephone: use the toll-free number shown on your proxy card;

•
Internet: visit the website shown on your proxy card to vote via the internet; or

•
Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record of Planet 13, you may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/PLNH2026SM. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.
If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Please follow the voting instructions provided by your broker, bank or other nominee.
The special meeting will begin promptly at 12:00 p.m., Pacific Standard Time, on December 10, 2026. Planet 13 encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.
Even if you plan to attend the special meeting, Planet 13 recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.
Q:
When and where is the special meeting of stockholders? What must I bring to attend the special meeting?

The special meeting of Planet 13 stockholders will be held virtually at www.virtualshareholdermeeting.com/PLNH2026SM, at 12:00 p.m., Pacific Standard Time, on December 10, 2026. Planet 13 encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, Planet 13 recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of Planet 13 common stock are registered directly in your name with the transfer agent of Planet 13, Odyssey Trust Company, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Planet 13 or to a third party to vote at the special meeting. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares.
Q:
If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares and you must instruct your broker, bank or other nominee how to vote in order for your shares to be voted for the merger proposal. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Planet 13. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.
If you are a Planet 13 “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on the merger proposal. Broker non-votes will have the same effect as a vote cast “AGAINST” the merger proposal with respect to the vote requiring holders of a majority of the outstanding shares of Planet 13 common stock, but will have no effect on the vote requiring a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders and their respective affiliates and other persons described in Section 8.1(2) of MI 61 – 101.
Q:
What if I fail to vote or abstain?

For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.
An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the merger proposal with respect to the vote requiring holders of a majority of the outstanding shares of Planet 13 common stock, but will have no effect on the vote requiring a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders and their respective affiliates and other persons described in Section 8.1(2) of MI 61 – 101.
Q:
What will happen if I return my proxy card or voting instruction form without indicating how to vote?

If you sign and return your proxy card or voting instruction form without indicating how to vote on any particular proposal, the Planet 13 common stock represented by your proxy will be voted as recommended by the Planet 13 board with respect to that proposal.
Q:
May I change or revoke my vote after I have delivered my proxy card or voting instruction form?

Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:
1.
submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on December 9, 2026 for shares held directly;

2.
signing and returning a new proxy card with a later date;

3.
voting virtually at the special meeting; or

4.
delivering, before 5:30 p.m. Eastern Time on December 9, 2026 for shares held directly and to Planet 13’s Corporate Secretary at Planet 13’s executive offices at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109, written revocation of your most recent proxy.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of Planet 13 common stock?

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Vireo Growth’s obligation to effect the merger that Vireo Growth receive an opinion from Eversheds Sutherland (US) LLP, dated as of the closing date of the merger (the “closing date”), to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Planet 13’s obligation to effect the merger that Planet 13 receive an opinion from Cozen O’Connor, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the foregoing opinions of counsel will be based on, among other things, certain factual representations made by Vireo Growth and Planet 13 and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinions may be invalid, and the conclusions reached therein could be jeopardized. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or the courts, which may not agree with the conclusions set forth in such opinions.
Assuming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder (as defined under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock”) of Planet 13 common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such holder’s Planet 13 common stock for Vireo Growth shares in the merger.
All holders of Planet 13 common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “The Merger —Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock” beginning on page 96 for additional information.
Q:
What are the material Canadian federal income tax consequences of the merger to holders of Planet 13 common stock?

A Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will be considered to have disposed of the Planet 13 common stock for proceeds of disposition equal to the aggregate fair market value of the Vireo Growth shares received.
A Resident Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) will generally realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Planet 13 common stock immediately before the merger. One half of the amount of any capital gain realized by a Resident Holder in a taxation year will be required to be included in computing the Resident Holder’s income for that year. A Resident Holder will generally be required to deduct one-half of the amount of any capital loss realized in a taxation year from taxable capital gains realized by the Resident Holder in that year.
A Non-Resident Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will not be subject to tax under the Canadian Tax Act (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) on any capital gain, or entitled to deduct any capital loss, realized on the merger, unless such Planet 13 common stock is: (a) “taxable Canadian property” to the Non-Resident Holder at the time of disposition for purposes of the Canadian Tax Act; and (b) not “treaty-protected property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition.
All holders of Planet 13 common stock should consult with a tax advisor to determine the particular Canadian federal, provincial or local or non-Canadian income or other tax consequences of the merger to them. See “The Merger — Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock” beginning on page 99 for additional information.
Q:
Am I entitled to exercise dissenters’ rights in connection with the merger instead of receiving the merger consideration for my shares of Planet 13 common stock?

Planet 13 stockholders may be entitled to dissenters’ rights in connection with the merger under Chapter 92A of the Nevada Revised Statutes. Whether dissenters’ rights will ultimately be available depends on two separate determinations, one of which cannot be made as of the date of this proxy statement/prospectus: first, whether the Planet 13 common stock satisfies the market-based criteria set forth in NRS Section 92A.390(1)(b), which must be determined as of the record date for the special meeting; and second, if the Planet 13 common stock satisfies those criteria, whether the subordinate voting shares of Vireo Growth to be issued as merger consideration independently satisfy those criteria at the effective time of the merger. If both sets of criteria are satisfied, Planet 13 stockholders will not have dissenters’ rights in connection with the merger. As of October 29, 2026, the record date for the special meeting, the Planet 13 common stock satisfied the market-based criteria set forth in NRS Section 92A.390(1)(b). Based on the attributes of the subordinate voting shares of Vireo Growth as of the date of this proxy statement/prospectus, Planet 13 and Vireo Growth do not currently expect dissenters’ rights to ultimately be available for Planet 13 stockholders. For additional information, see “The Merger — Dissenters’ Rights” beginning on page 109.
Q:
What will happen to Planet 13 equity awards?

Prior to the effective time, Planet 13 will take all actions necessary or appropriate, including adopting any required resolutions, amending the applicable Planet 13 equity plans or award agreements, and obtaining any required consents, to cause each Planet 13 restricted stock unit that is outstanding immediately prior to such acceleration, whether vested or unvested, to become fully vested immediately prior to the effective time of the merger. In connection with such acceleration, Planet 13 will issue to each holder of a Planet 13 restricted stock unit the shares of Planet 13 common stock underlying such Planet 13 restricted stock unit, subject to Planet 13’s satisfaction of all applicable tax withholding obligations in accordance with applicable law, the applicable Planet 13 equity plan and award agreement, and the merger agreement. At the effective time of the merger, each share of Planet 13 common stock issued pursuant to the preceding sentence will be issued and outstanding immediately prior to the effective time of the merger and be converted into the right to receive the merger consideration. As of the effective time of the merger, no Planet 13 restricted stock unit will be outstanding or assumed by Vireo Growth, and no holder of a Planet 13 restricted stock unit will have any right with respect to such Planet 13 restricted stock unit other than, solely in such holder’s capacity as a holder of Planet 13 common stock issued in settlement of such Planet 13 restricted stock unit, the right to receive the merger consideration.
For more details on the treatment of Planet 13 equity awards, see “The Merger — Treatment of Planet 13 Equity Awards” beginning on page 94. For additional information on certain other compensation-related matters covered in the merger agreement that affect Planet 13’s directors and executive officers, please see the section entitled “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85.

Q:
What will happen to outstanding Planet 13 warrants?

At the effective time of the merger, subject to the option of holders thereof to receive the alternative consideration in respect thereof as set forth in, and in accordance with, the terms of each warrant to purchase Planet 13 common stock that are issued by Planet 13 that are outstanding immediately prior to the effective time of the merger (which we refer to as “Planet 13 warrants”), each Planet 13 warrant will become exercisable for subordinate voting shares of Vireo Growth in accordance with their terms. Consistent with the terms of the Planet 13 warrants, any such Planet 13 warrant shall be exercisable for a number of subordinate voting shares of Vireo Growth (if applicable, rounded in accordance with the terms of the Planet 13 warrants) equal to the product of (x) the aggregate number of shares of Planet 13 common stock issuable in respect of such Planet 13 warrants immediately prior to the effective time of the merger multiplied by (y) the exchange ratio (the “assumed warrants”) and the exercise price (rounded up to the nearest whole cent) of the assumed warrants will equal (i) the exercise price (as defined in the Planet 13 warrants) of the Planet 13 warrants in effect immediately prior to the effective time, divided by (ii) the exchange ratio.
For more details on the treatment of Planet 13 warrants, see “The Merger Agreement — Treatment of Planet 13 Warrants” beginning on page 107.
Q:
What happens if I sell my shares of Planet 13 common stock after the Planet 13 record date but before the special meeting?

The Planet 13 record date (the close of business on October 29, 2026) is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Planet 13 common stock after the Planet 13 record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration in respect of such transferred shares to be received by Planet 13 stockholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.
Q:
Are there any risks that I should consider in deciding whether to vote in favor of the merger proposal?

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 27. You also should read and carefully consider the risk factors of Vireo Growth and Planet 13 included in this proxy statement/prospectus or incorporated by reference herein, as applicable.
Q:
What should I do if I receive more than one set of voting materials?

If you hold shares of Planet 13 common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Planet 13 common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Planet 13 common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.
Q:
Who will pay for the cost of soliciting proxies?

Planet 13 is soliciting proxies in connection with the proxy statement/prospectus and will bear the expenses of the proxy solicitation, including the fees and expenses of Sodali & Co, which has been engaged to serve as Planet 13’s proxy solicitor. In addition to the use of the mail, proxies may be solicited by Sodali & Co and by Planet 13 officers, directors and employees, in person or by telephone, e-mail or facsimile transmission. Planet 13’s officers, directors and employees will receive no additional compensation for any such solicitations. Planet 13 will request brokerage firms, banks, nominees, custodians and fiduciaries to forward the proxy materials to the beneficial owners of shares of Planet 13 common stock held of record by them as of the Planet 13 record date and will reimburse such persons for their expenses incurred in forwarding the proxy materials in accordance with customary practice.
Q:
Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the special meeting and act as the independent inspector of election.
Q:
Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Planet 13 intends to file the final voting results with the SEC on a Current Report on Form 8-K.
Q:
Whom should I contact if I have any questions about the proxy materials or voting?

If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:
Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
Email: PLNH@info.sodali.com

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Vireo Growth and Planet 13 urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes and exhibits hereto. Additional important information, which Vireo Growth and Planet 13 also urge you to read, is contained in the documents included as annexes to, and incorporated by reference into, this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 228. Unless stated otherwise, all references in this proxy statement/prospectus to Vireo Growth are to Vireo Growth Inc., all references to Planet 13 are to Planet 13 Holdings Inc., all references to Merger Sub are to Supernova Merger Sub Inc., and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of July 26, 2026, by and among Vireo Growth, Merger Sub and Planet 13, a copy of which is attached as Annex A to this proxy statement/prospectus.
Information about the Companies
Vireo Growth
Vireo Growth is a reporting issuer in all of the provinces and territories of and territories of Canada and in the United States, incorporated under the Business Corporations Act (Alberta) on November 23, 2004, and existing under the Business Corporations Act (British Columbia), with its securities listed for trading on the CSE under the symbol “VREO” and on the OTCQX under the symbol “VREOF”. Vireo Growth is a vertically integrated, multi-state cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. Vireo Growth is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With its core operations strategically located in ten markets, Vireo Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through its growing network of Green Goods™ and other Vireo Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which its subsidiaries hold operating licenses.
As of October 29, 2026, Vireo Growth, through its subsidiaries, holds licenses to operate in ten states, consisting of California, Colorado, Florida, Maryland, Minnesota, Missouri, Nevada, New Mexico, New York, and Utah. As of October 29, 2026, Vireo Growth retails cannabis products through 179 dispensaries located across California, Colorado, Florida, Maryland, Minnesota, Missouri, Nevada, New Mexico, New York, and Utah and wholesales cannabis products, through third-party licensed companies, in Colorado, Maryland, Minnesota, Missouri, Nevada, New York, and Utah.
On April 8, 2026, Vireo Growth completed the acquisition of The Hawthorne Gardening Company LLC and certain of its subsidiaries from The Scotts Miracle-Gro Company. On June 5, 2026, Vireo Growth completed the acquisition of all of the issued and outstanding partnership interests of Agribusiness Holdings Limited Partnership, including its subsidiary Bridgewell Agribusiness LLC and certain other subsidiaries. Together, these acquisitions represent Vireo Growth’s strategic expansion into operations outside of the cannabis industry, and create a new non-cannabis reportable segment.
Vireo Growth’s registered office is located at Suite 2200-1021 West Hastings Street, Vancouver, British Columbia V6E 0C3. Its corporate office is located at 207 South 9th Street, Minneapolis, Minnesota 55402.
Planet 13
Planet 13 is a Nevada corporation and a vertically integrated, multi-state cannabis operator and provider of cannabis and cannabis-infused products with licenses to operate in Nevada, Florida, and Illinois and is headquartered in Las Vegas, Nevada. Its operations include cannabis cultivation, production, distribution and retail dispensaries, including its Planet 13 Las Vegas SuperStore, neighborhood dispensaries, Florida medical cannabis operations and an adult-use dispensary in Illinois. Planet 13 focuses on providing an experiential retail environment through its superstore-themed dispensaries while expanding its product distribution and sales through neighborhood dispensaries.

Planet 13 common stock is listed for trading on the CSE under the symbol “PLTH” and quoted on the OTCQX in the United States under the symbol “PLNH.”
Planet 13’s registered head office is located at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109.
Merger Sub
Merger Sub, a direct, wholly owned subsidiary of Vireo Growth, is a Nevada corporation incorporated on July 25, 2026 for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Sub are located at 209 South 9th Street, Minneapolis, Minnesota, 55402.
The Merger
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Planet 13 in accordance with the Nevada Revised Statutes, as amended from time to time (the “NRS”). As a result of the merger, the separate existence of Merger Sub will cease and Planet 13 will continue its existence under the laws of the State of Nevada as the surviving corporation (in such capacity, we sometimes refer to Planet 13 as the “surviving corporation”). At the effective time of the merger, the merger will have the effects set forth in the merger agreement and the applicable provisions of the NRS.
Merger Consideration
At the effective time of the merger, by virtue of the merger and without any action on the part of Vireo Growth, Merger Sub, Planet 13, or any holder of any securities of Vireo Growth, Merger Sub or Planet 13:
•
each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one fully paid share of common stock, no par value per share, of the surviving corporation and constitute the only outstanding shares of capital stock of the surviving corporation; and

•
each share of Planet 13 common stock issued and outstanding immediately prior to the effective time of the merger (other than shares of Planet 13 common stock held by Planet 13 as treasury shares or by Vireo Growth or any subsidiary of Vireo Growth immediately prior to the effective time (such shares of Planet 13 common stock being referred to as “canceled shares”) and, if applicable, any shares of Planet 13 common stock held by a holder who has properly exercised and perfected his, her or its demand for dissenters’ rights under Section 92A of the NRS and not effectively withdrawn or lost such holder’s dissenters’ rights (such shares, if any, of Planet 13 common stock being referred to collectively as the “dissenting shares”)), shall be converted into the right to receive, in accordance with the terms of the merger agreement, 0.015383618 (the “exchange ratio”) of a subordinate voting share of Vireo Growth.

Treatment of Planet 13 Equity Awards
Planet 13 Restricted Stock Units
Prior to the effective time, Planet 13 will take all actions necessary or appropriate, including adopting any required resolutions, amending the applicable Planet 13 equity plans or award agreements, and obtaining any required consents, to cause each Planet 13 restricted stock unit that is outstanding immediately prior to such acceleration, whether vested or unvested, to become fully vested immediately prior to the effective time of the merger. In connection with such acceleration, Planet 13 will issue to each holder of a Planet 13 restricted stock unit the shares of Planet 13 common stock underlying such Planet 13 restricted stock unit, subject to Planet 13’s satisfaction of all applicable tax withholding obligations in accordance with applicable law, the applicable Planet 13 equity plan and award agreement, and the merger agreement. At the effective time of the merger, each share of Planet 13 common stock issued pursuant to the preceding sentence will be issued and outstanding immediately prior to the effective time of the merger and be converted into the right to receive the merger consideration. As of the effective time of the merger, no Planet 13 restricted stock unit will be outstanding or assumed by Vireo Growth, and no holder of a Planet 13 restricted stock unit will have any right with respect to such Planet 13 restricted stock unit other than, solely in such holder’s capacity as a holder of Planet 13 common stock issued in settlement of such Planet 13 restricted stock unit, the right to receive the merger consideration.
Treatment of Planet 13 Warrants
At the effective time of the merger, subject to the option of holders thereof to receive the alternative consideration in respect thereof as set forth in, and in accordance with, the terms of each warrant to purchase Planet 13 common stock that are issued by Planet 13 that are outstanding immediately prior to the effective time of the merger (which we refer to as “Planet 13 warrants”), each Planet 13 warrant will become exercisable for subordinate voting shares of Vireo Growth in accordance with their terms. Consistent with the terms of the Planet 13 warrants, any such Planet 13 warrant shall be exercisable for a number of subordinate voting shares of Vireo Growth (if applicable, rounded in accordance with the terms of the Planet 13 warrants) equal to the product of (x) the aggregate number of shares of Planet 13 common stock issuable in respect of such Planet 13 warrants immediately prior to the effective time of the merger multiplied by (y) the exchange ratio (the “assumed warrants”) and the exercise price (rounded up to the nearest whole cent) of the assumed warrants will equal (i) the exercise price (as defined in the Planet 13 warrants) of the Planet 13 warrants in effect immediately prior to the effective time, divided by (ii) the exchange ratio.
Treatment of Planet 13 Debt
In connection with the closing of the merger, Vireo Growth may require Planet 13 to repay, discharge and satisfy in full all outstanding amounts and obligations under (i) the Revolving Loan Agreement, dated June 13, 2024, between Planet 13 and Western Alliance Bank and (ii) the Related Party Note, dated May 10, 2024, between VidaCann, LLC, a subsidiary of Planet 13, and its former managers. If so requested, Planet 13 will deliver customary payoff letters specifying the amounts necessary to satisfy such indebtedness, confirming the discharge of the related obligations and providing for the release of all liens securing such indebtedness, together with applicable UCC termination statements and other lien-release documentation. If Planet 13 does not have the financial ability to satisfy such indebtedness, Vireo Growth will either pay off such indebtedness at closing or will otherwise be responsible for, or cause the surviving corporation or its applicable subsidiary to remain responsible for, such indebtedness following the closing.
Recommendations of the Planet 13 Board and Special Committee
Upon the unanimous recommendation of the Planet 13 special committee composed solely of independent directors of Planet 13 who are unaffiliated with any of the management of Planet 13, the Planet 13 board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders, approved, adopted, and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for adoption at a meeting of such stockholders, and unanimously recommends that Planet 13 stockholders vote “FOR” the merger proposal.
For the factors considered by the Planet 13 board and the Planet 13 special committee in reaching this decision and additional information on the recommendation of the Planet 13 board and the Planet 13 special committee, see the section entitled “The Merger — Reasons for the Merger; Recommendations of the Planet 13 Special Committee” beginning on page 72.
Opinion of ATB Cormark Capital Markets
On July 26, 2026, at a meeting of the Planet 13 special committee held to evaluate the merger agreement, ATB Cormark rendered an oral opinion, confirmed by delivery of the ATB Cormark Fairness Opinion, to the Planet 13 special committee to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken and described in its opinion, the merger consideration to be received by the Planet 13 stockholders (other than any stockholders of Planet 13 who are interested parties or related parties in respect of the merger or any of their respective affiliates) (the “Unaffiliated Shareholders”) pursuant to the merger was fair, from a financial point of view, to the Unaffiliated Shareholders.
For more information, see “The Merger — Opinion of ATB Cormark Capital Markets” beginning on page 75 and the full text of the written opinion of ATB Cormark Capital Markets (“ATB Cormark”) attached as Annex D to this proxy statement/prospectus.
Interests of Directors and Executive Officers of Planet 13 in the Merger
In considering the recommendation of the Planet 13 board and the Planet 13 special committee with respect to the merger, Planet 13 stockholders should be aware that the directors and executive officers of Planet 13 may have certain interests in the merger that are different from, or in addition to, the interests of Planet 13 stockholders generally. The Planet 13 board and the Planet 13 special committee was aware of these interests and considered them, among other matters, in making its recommendation that Planet 13 stockholders vote to approve the merger proposal.
These interests include, among others, the following:
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Each outstanding Planet 13 restricted stock unit award held by a director or executive officer of Planet 13, whether vested or unvested, will become fully vested immediately prior to the effective time of the merger and will be settled in shares of Planet 13 common stock, subject to applicable tax withholding. Each such share will be issued and outstanding immediately prior to the effective time and will be converted at the effective time into the right to receive the merger consideration. No Planet 13 restricted stock unit award will remain outstanding or be assumed by Vireo Growth following the effective time;

•
Larry Scheffler, Robert Groesbeck and Christopher Wren have entered into employment offer letters with Vireo Growth that will become effective only upon, and are conditioned upon, the occurrence of the effective time of the merger. Such arrangements include awards of restricted stock units in respect of Vireo Growth subordinate voting shares that will vest on February 20, 2028, regardless of continued employment unless such employment was terminated by Vireo Growth for Cause (as defined in each founder’s offer letter). The number of restricted stock units to be earned by each founder is determined by a formula based on (i) such founder’s award percentage multiplied by (ii) Revenue Growth (as defined in each founder’s offer letter), divided by (iii) the applicable Vireo Growth share price (which is subject to a floor of $15.00 per share, as adjusted for stock splits);

•
Larry Scheffler, Robert Groesbeck, David Loop and Christopher Wren, and certain affiliates of each of them, have entered into voting agreements with Vireo Growth pursuant to which each has agreed, subject to the terms thereof, to vote the shares of Planet 13 common stock beneficially owned by such person in favor of the adoption and approval of the merger agreement;

•
Larry Scheffler, Robert Groesbeck, David Loop and Christopher Wren, and certain affiliates of each of them, have also entered into lock-up agreements with Vireo Growth restricting the transfer of the Vireo Growth subordinate voting shares received by them as merger consideration. Of such locked-up shares, 5% will be released at the closing date, 31.67% will be released nine months after the closing date, 31.66% will be released 15 months after the closing date and 31.67% will be released 18 months after the closing date;

•
The executive officers of Planet 13 have arrangements with Planet 13 that may provide for certain severance payments or benefits and other payments or benefits upon completion of the merger and/or upon a termination of employment under specified circumstances following completion of the merger; and

•
Planet 13’s directors and officers are entitled under the merger agreement to the continuation of their existing rights to indemnification, exculpation from liability and advancement of expenses with respect to acts or omissions occurring at or prior to the effective time. The surviving corporation must maintain equivalent protections for six years following the effective time and assume the existing contractual indemnification arrangements of Planet 13 with such directors and officers. In addition, a six-year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy must be obtained with terms, conditions, retentions and limits of liability no less favorable than those provided under Planet 13’s existing policies, subject to the premium cap and other limitations set forth in the merger agreement.
For more information, see “The Merger — Background of the Merger” beginning on page 61 and “The Merger — Reasons for the Merger; Recommendations of the Planet 13 Special Committee” beginning on page 72. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85.
Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Vireo Growth’s obligation to effect the merger that Vireo Growth receive an opinion from Eversheds Sutherland (US) LLP, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Planet 13’s obligation to effect the merger that Planet 13 receive an opinion from Cozen O’Connor, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the foregoing opinions of counsel will be based on, among other things, certain factual representations made by Vireo Growth and Planet 13 and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinions may be invalid, and the conclusions reached therein could be jeopardized. An opinion of counsel represents counsel’s best legal judgment and is not binding on the Internal Revenue Service or the courts, which may not agree with the conclusions set forth in such opinions.
Assuming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder (as defined under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock”) of Planet 13 common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such holder’s Planet 13 common stock for Vireo Growth shares in the merger.
All holders of Planet 13 common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock” beginning on page 96 for additional information.
Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock
A Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will be considered to have disposed of the Planet 13 common stock for proceeds of disposition equal to the aggregate fair market value of the Vireo Growth shares received.
A Resident Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) will generally realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Planet 13 common stock immediately before the merger. One half of the amount of any capital gain realized by a Resident Holder in a taxation year will be required to be included in computing the Resident Holder’s income for that year. A Resident Holder will generally be required to deduct one-half of the amount of any capital loss realized in a taxation year from taxable capital gains realized by the Resident Holder in that year.
A Non-Resident Holder (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will not be subject to tax under the Canadian Tax Act (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) on any capital gain, or entitled to deduct any capital loss, realized on the merger, unless such Planet 13 common stock is: (a) “taxable Canadian property” to the Non-Resident Holder at the time of disposition for purposes of the Canadian Tax Act; and (b) not “treaty-protected property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition.
All holders of Planet 13 common stock should consult with a tax advisor to determine the particular Canadian federal, provincial or local or non-Canadian income or other tax consequences of the merger to them. See “The Merger — Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock” beginning on page 99 for additional information.
Restrictions on Sales of Vireo Growth subordinate voting shares Received in the Merger
All shares of Vireo Growth subordinate voting shares received by Planet 13 stockholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act except for shares of Vireo Growth subordinate voting shares received by any Planet 13 stockholder who becomes an “affiliate” of Vireo Growth after completion of the merger. This proxy statement/prospectus does not cover resales of shares of Vireo Growth subordinate voting shares received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.
Accounting Treatment of the Merger
The merger is expected to be accounted for as an acquisition of Planet 13 by Vireo Growth under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S. (“GAAP”). For additional information, see “The Merger — Accounting Treatment of the Merger” beginning on page 93.
Dissenters’ Rights
Planet 13 stockholders may be entitled to dissenters’ rights in connection with the merger under Sections 92A.300 through 92A.500 of the NRS. Whether dissenters’ rights will ultimately be available depends on two separate determinations, one of which cannot be made as of the date of this proxy statement/prospectus: first, whether the Planet 13 common stock satisfies the market-based criteria set forth in NRS Section 92A.390(1)(b), which must be determined as of the record date for the special meeting; and second, if the Planet 13 common stock satisfies those criteria, whether the subordinate voting shares of Vireo Growth to be issued as merger consideration independently satisfy those criteria at the effective time of the merger. As of October 29, 2026, the record date for the special meeting, the Planet 13 common stock satisfied the market-based criteria set forth in NRS Section 92A.390(1)(b). Based on the attributes of the subordinate voting shares of Vireo Growth as of the date of this proxy statement/prospectus, Planet 13 and Vireo Growth do not currently expect dissenters’ rights to ultimately be available for Planet 13 stockholders. If dissenters’ rights are determined to be available, shares of Planet 13 common stock outstanding immediately prior to the effective time of the merger (other than cancelled shares) and held by a holder who has not voted in favor of approval and adoption of the merger agreement and who has properly exercised dissenters’ rights of such shares in accordance with the applicable provisions of Sections 92A.300 through 92A.500 of the NRS (such shares, the “dissenting shares”) until such time as such holder fails to perfect or otherwise loses such holder’s dissenters’ rights under the NRS with respect to such shares) shall not be converted into a right to receive the merger consideration, but instead shall be entitled to only such rights as are granted by Sections 92A.300 through 92A.500 of the NRS; provided, however, that if, after the effective time of the merger, such holder fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Sections 92A.300 through 92A.500 of the NRS or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Sections 92A.300 through 92A.500 of the NRS, such holder’s dissenting shares shall be treated as if they had been converted as of the effective time of the merger into the right to receive the merger consideration in accordance with the terms and conditions of the merger agreement, without interest thereon, upon surrender of the certificate formerly representing such dissenting shares or transfer of the book entry shares, as applicable.
Vireo Growth shareholders do not have any dissenters’ rights in connection with the merger or with respect to any of the matters to be voted on at the special meeting.

For a more complete discussion of the dissenters’ rights, see the provisions of Sections 92A.300 through 92A.500 of the NRS, attached to this proxy statement/prospectus as Annex E, and the section titled “The Merger — Dissenters’ Rights” beginning on page 94 of this proxy statement/prospectus.
Regulatory Approvals Required for the Merger
To complete the merger, Vireo Growth and Planet 13, and their respective state licensed subsidiaries, must obtain approvals or consents from, or make filings with, certain U.S. federal, state and local governmental authorities, and, subject to the terms of the merger agreement, each party has agreed to use reasonable best efforts to obtain all necessary governmental approvals and to cooperate in responding to any governmental investigation or inquiry in connection with the merger. Because Planet 13 and its subsidiaries hold cannabis licenses in the States of Nevada, Florida and Illinois, the merger will require regulatory approvals, findings of suitability or notifications under the cannabis laws of those states, including any required approvals from applicable local governmental authorities. On October 15, 2026, the Nevada Cannabis Compliance Board approved the applicable transfer of interest requests, subject to Vireo Growth’s post-closing sale or surrender of an inactive conditional Nevada consumption lounge license. Certain required Nevada local approvals remain outstanding. Neither Vireo Growth nor Planet 13 is required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the merger. Completion of the merger is conditioned upon the Vireo Growth subordinate voting shares issuable in connection with the merger having been approved for listing on the CSE.
There can be no assurance that the remaining regulatory approvals will be obtained or, if obtained, that they will be obtained on satisfactory terms or in a timely manner. Such approvals could be delayed or not obtained at all, or could be subject to conditions that could reasonably be expected to have a material adverse effect on the combined company following completion of the merger. Potential conditions that could be imposed include, but are not limited to, requiring the divestment of assets or licenses or requiring changes to the terms of the merger. Changes to the terms of the merger could result in conditions to closing in the merger agreement not being satisfied. Regulatory approval does not constitute a determination by the applicable regulatory authority that the merger consideration is fair to Planet 13 stockholders or an endorsement or recommendation of the merger.
Conditions to Completion of the Merger
The parties expect to complete the merger after all the conditions to the merger in the merger agreement are satisfied or waived, including, among other things, after the merger agreement has been adopted by the Planet 13 stockholders. It is possible that factors outside of each party’s control could require them to complete the merger at a later time than anticipated or not to complete it at all.
In addition to the approval of the merger proposal by Planet 13 stockholders, each party’s obligation to complete the merger is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of certain other conditions, including, among other things: (i) the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part pursuant to which the Vireo Growth subordinate voting shares to be issued in connection with the merger are registered with the SEC (and the absence of any stop order by the SEC); (ii) the Vireo Growth subordinate voting shares in connection with the merger shall have been approved for listing on the CSE, and the CSE shall have accepted or approved of the transactions contemplated by the merger agreement; (iii) no governmental authority of competent jurisdiction has issued or entered any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order after the date of the merger agreement and no law has been enacted or promulgated after the date of the merger agreement, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement; (iv) the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement); (v) the performance by the other party of its respective obligations under the merger agreement in all material respects; (vi) the absence of a material adverse effect on the other party; (vii) delivery of an officer’s certificate by the other party certifying satisfaction of the three preceding conditions; (viii) as it relates to the obligations of Vireo Growth and Merger Sub, any authorization, permit or consent from a governmental authority required to be obtained as set forth in the merger agreement (including cannabis regulatory consents) shall have been obtained and remain in full force and effect; (ix) as it relates to the obligations of Vireo Growth and Merger Sub, the absence of any pending proceeding by any governmental authority (a) seeking to restrain or prohibit from retaining any portion of Vireo Growth’s or Merger Sub’s assets or to restrain or prohibit from acquiring any material portion of Planet 13’s or any of its subsidiaries’ businesses or assets, (b) seeking to restrain, prohibit or otherwise impede the merger, (c) seeking to impose material limitations on the ability of Vireo Growth or Merger Sub to consummate the merger, or (d) seeking to impose limitations on the ability of Merger Sub or Vireo Growth to exercise full rights of ownership of the shares of Planet 13; and (x) each party shall have received a tax opinion from its respective counsel, in form and substance reasonably satisfactory to such party, to the effect that, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Neither Vireo Growth nor Planet 13 can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 125.
No Solicitation
In the merger agreement, Planet 13 has agreed that, from and after July 26, 2026, until the earlier of the effective time of the merger or the date the merger agreement is terminated in accordance with its terms, Planet 13 and its officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives (for purposes of this “No Solicitation” section, collectively, the “representatives”) will, and will cause Planet 13’s subsidiaries and their respective representatives to, cease and cause to be terminated, all existing activities, discussions, negotiations and communications, if any, with any third parties (or any of their representatives) with respect to any acquisition proposal (as defined herein).
Planet 13 also has agreed that, from and after July 26, 2026, until the earlier of the effective time of the merger or the date the merger agreement is terminated in accordance with its terms, Planet 13 and its representatives will not, and will cause Planet 13’s subsidiaries and their respective representatives to not, directly or indirectly:
•
initiate, seek, solicit, facilitate or knowingly encourage, or induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

•
enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any information or data to, or furnish access to Planet 13 (or any of its subsidiaries’) properties with respect to, or otherwise cooperate in any way with, any third party relating to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any acquisition proposal, or grant any waiver or release under (or terminate, amend or modify any provision of), or fail to enforce to the fullest extent permitted under applicable law, any confidentiality or standstill or similar agreement;

•
execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any acquisition proposal;

•
submit to the stockholders of Planet 13 for their approval any acquisition proposal or superior proposal (as defined herein); or

•
resolve to do, or agree or announce an intention to do, any of the foregoing.

However, the merger agreement provides that, prior to the time the merger proposal has been approved by Planet 13 stockholders, if Planet 13 receives, after July 26, 2026, a bona fide written acquisition proposal from a third party that did not result from a breach of the obligations described in “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation,” then (i) Planet 13 may furnish information concerning its business, properties or assets to such person pursuant to an acceptable confidentiality agreement and (ii) the Planet 13 special committee may negotiate and participate in discussions and negotiations with such person concerning such acquisition proposal, in each case of clause (i) and (ii), if, and only if, the Planet 13 special committee and Planet 13 determine in good faith (after consultation with their respective financial advisors and outside legal counsel) that (x) such acquisition proposal constitutes or is reasonably likely to constitute a Planet 13 superior proposal and (y) failure to take such action would be inconsistent with the fiduciary duties of the Planet 13 special committee or the Planet 13 board under applicable law.
For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation” beginning on page 116.
Termination of the Merger Agreement; Termination Fees
Termination
Vireo Growth and Planet 13 may terminate the merger agreement at any time prior to the effective time of the merger by mutual written consent of Vireo Growth and Planet 13.
The merger agreement may also be terminated by either Vireo Growth or Planet 13 at any time prior to the effective time of the merger in any of the following situations:
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if the merger has not been consummated on or before 5:00 p.m. (New York City time) on July 26, 2027 (the “termination date”); provided, however, that if on the termination date all of the conditions to closing have been satisfied or waived (or are capable of being satisfied at closing) other than conditions relating to the absence of legal prohibitions, cannabis regulatory consents or related pending proceedings, then either Vireo Growth or Planet 13 may, by written notice to the other party delivered no later than 10 business days prior to the termination date, extend the termination date to October 26, 2027 (the “extended termination date”), in each case so long as the terminating party has not failed to perform or comply with any of its obligations under the merger agreement in any material respect where such failure has been the principal cause of or principally resulted in the failure of the merger to occur on or before such date (which we refer to as the “end date termination event”);

•
if any governmental authority having jurisdiction over any party has issued or entered any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order after the date of the merger agreement or any law has been enacted or promulgated after the date of the merger agreement that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting the merger or other transactions contemplated by the merger agreement (and in the case of an order, such order shall have become final and non-appealable), so long as the terminating party has not failed to perform or comply with any of its obligations under the merger agreement in any material respect, and such failure has been the principal cause of or principally resulted in the issuance of such decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order, decree, ruling or injunction or other action;

•
if the Planet 13 stockholders do not approve the merger proposal upon a vote held at a duly held special meeting, or at any adjournment or postponement of the special meeting at which a vote on the merger proposal was held (which we refer to as a “Planet 13 stockholder approval termination event”); or

•
in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the merger agreement which would give rise to the failure of the applicable closing condition (and such breach is not curable prior to the termination date, or if curable prior to the termination date, has not been cured by the earlier of (i) 30 days after the giving of written notice to the breaching party of such breach and (ii) the termination date (which, in the case of a breach by Planet 13, we refer to as a “Planet 13 breach termination event” and, in the case of a breach by Vireo Growth, we refer to as a “Vireo Growth breach termination event”); provided, that the applicable party seeking to terminate is not then in material breach of its obligations under the merger agreement that would result in the failure of the other party’s closing condition regarding breaches of covenants.
The right to terminate the merger agreement in the circumstances described in the first and second bullets above is not available to a party if the failure of such party to perform or comply with any of its obligations under the merger agreement in any material respect has been the principal cause of or principally resulted in the applicable failure.
The merger agreement may also be terminated by Vireo Growth at any time prior to the effective time of the merger in any of the following situations:
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the Planet 13 board or the Planet 13 special committee has made a recommendation change (as defined below); or

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if Planet 13 or the Planet 13 board has materially breached Planet 13’s “no solicitation” obligations under the merger agreement as described in the section entitled “The Merger Agreement — No Solicitation; Changes of Recommendation” (which we refer to as a “Planet 13 no solicitation breach termination event”).

Further, the merger agreement may be terminated by Planet 13 prior to obtaining the approval of the merger proposal by Planet 13 stockholders in order to enter into a definitive agreement with respect to a superior proposal (which we refer to as a “Planet 13 superior offer termination event”).
Termination Fee
The merger agreement requires Planet 13 to pay Vireo Growth a termination fee of $1.8 million if:
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Vireo Growth terminates the merger agreement due to a recommendation change or due to a Planet 13 no solicitation breach termination event;

•
Planet 13 terminates the agreement due to a Planet 13 superior offer termination event; or

•
(A) Vireo Growth terminates the merger agreement due to a Planet 13 breach termination event or (B) Vireo Growth or Planet 13 terminates the merger agreement due to a Planet 13 stockholder approval termination event or due to an end date termination event and, in the case of any termination under clauses (A) or (B), on or before the date of any such termination an acquisition proposal was publicly disclosed and not publicly withdrawn at least three business days prior to the special meeting (in the case of a Planet 13 stockholder approval termination event) or is otherwise known to the Planet 13 board and not withdrawn (publicly, if publicly disclosed) in all other cases described in this bullet and, within nine months after the date of any such termination described in this bullet, Planet 13 enters into a definitive agreement with respect to an acquisition proposal (regardless of whether such transaction is ultimately consummated) or consummates an acquisition proposal. For purposes of this paragraph, any reference in the definition of acquisition proposal to “25%” will be deemed to be a reference to “50%”.

In no event will Planet 13 be required to pay the termination fee on more than one occasion.
Voting Agreements
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with Larry Scheffler, Robert Groesbeck, Christopher Wren and David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the approval and adoption of the merger, the merger agreement, and the transactions contemplated thereby.

Lock-Up Agreements
The Planet 13 stockholders party to the voting agreements have entered into lock-up agreements, pursuant to which such parties have agreed not to, except in limited circumstances, among other things, offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or enter into certain swap, short sale, hedging or similar arrangements that transfer any economic consequences of ownership of, any subordinate voting shares of Vireo Growth that constitute merger consideration. The locked-up shares will be released in tranches, with 5% released on the closing date, 31.67% released nine months following the closing date, 31.66% released fifteen months following the closing date, and 31.67% released eighteen months following the closing date. In addition, following the expiration of each applicable restricted period, the lock-up agreements impose an orderly sell-down limitation for a period of 90 days restricting the volume of locked-up shares that may be sold during any rolling 30-day period.
The Planet 13 stockholders who have executed lock-up agreements as of October 29, 2026 owned, in the aggregate, approximately 29% of the shares of Planet 13’s outstanding capital stock.
Special Meeting
Date, Time, Place and Purpose of the Special Meeting
The special meeting will be held virtually at www.virtualshareholdermeeting.com/PLNH2026SM, on December 10, 2026 at 12:00 p.m., Pacific Standard Time. The purpose of the special meeting is to consider and vote on the merger proposal. Approval of the merger proposal by Planet 13 stockholders is a condition to the obligation of Vireo Growth and Planet 13 to complete the merger.
Record Date and Outstanding Shares of Planet 13 Common Stock
Only stockholders of record of issued and outstanding shares of Planet 13 common stock as of the close of business on October 29, 2026 (which we refer to as the “Planet 13 record date”) are entitled to notice of, and to vote at, the special meeting or any subsequent reconvening of the special meeting following any adjournments and postponements of the special meeting.
As of the close of business on the Planet 13 record date, there were 335,319,455 shares of Planet 13 common stock issued and outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Planet 13 common stock that you held as of the close of business on the Planet 13 record date.
A complete list of Planet 13 stockholders of record entitled to vote at the special meeting will be available for inspection at Planet 13’s principal office at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109 during regular business hours for a period of no less than 10 days before the special meeting. If you would like to inspect the list of Planet 13 stockholders of record, please call Planet 13’s Investor Relations department at (702) 815-1313 to schedule an appointment or request access. A certified list of eligible Planet 13 stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/PLNH2026SM by entering the control number provided on your proxy card or voting instruction form.
Quorum; Abstentions and Broker Non-Votes
A quorum of Planet 13 stockholders is necessary for Planet 13 to hold a valid meeting. The presence at the special meeting, in person or by proxy, of the holders of one-third of the outstanding shares of Planet 13 common stock entitled to vote at the special meeting constitutes a quorum.
If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Planet 13 common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes will not be considered present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Planet 13 board.
Required Vote to Approve the Merger Proposal
Approval of the merger proposal requires (i) the affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon and (ii) the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders and their respective affiliates and other persons described in clauses (a) through (d) of Section 8.1(2) of MI 61 – 101. In respect of the merger proposal, failures to be present virtually or by proxy, including broker non-votes, and abstentions, will have the same effect as votes cast “AGAINST” the required vote described under clause (i) above and will have no effect on the required vote described under clause (ii) above.
The merger proposal is described in the section entitled “Planet 13 Proposals” beginning on page 207.
Voting by Planet 13 Directors, Executive Officers and Certain Other Stockholders
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with Larry Scheffler, Robert Groesbeck, Christopher Wren and David Loop (in each case, including certain of their affiliates). Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the approval and adoption of the merger, the merger agreement, and the transactions contemplated thereby. As of the Planet 13 record date, the stockholders who entered into voting agreements beneficially owned approximately 95,575,867 shares of Planet 13 common stock.
Adjournment
If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal, the special meeting may be adjourned. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Comparative Market Price Data
The following table sets forth the closing sales prices per share of Vireo Growth and Planet 13 on the CSE and the OTCQX, on July 24, 2026, the last trading day prior to the public announcement of the merger, and on October 29, 2026, the last practicable trading day prior to the date of this proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Planet 13 common stock as of the same two dates. The implied value for the merger consideration was calculated by multiplying the closing sales price of a subordinate voting share of Vireo Growth on the relevant date by the fixed exchange ratio of 0.015383618 of a subordinate voting share of Vireo Growth for each share of Planet 13 common stock.
Canadian Securities Exchange
	Vireo Growth Subordinate Voting Shares		Planet 13 Common Stock		Estimated Implied Per Share Value of Merger Consideration
July 24, 2026	CA$	13.70	CA$	0.17	CA$	0.21
October 29, 2026	CA$	10.88	CA$	0.12	CA$	0.17

OTCQX
	Vireo Growth Subordinate Voting Shares	Planet 13 Common Stock	Estimated Implied Per Share Value of Merger Consideration
July 24, 2026	$9.73	$0.10	$0.15
October 29, 2026	$7.90	$0.08	$0.12
CSE and OTCQX Listing; Delisting and Deregistration of Planet 13 Common Stock
Prior to completion of the merger, Vireo Growth will use its reasonable best efforts to comply with applicable securities laws and the rules and policies of the CSE in connection with the issuance of the Vireo Growth subordinate voting shares pursuant to the merger. The approval for listing on the CSE of the Vireo Growth subordinate voting shares issuable in connection with the merger and the acceptance or approval by the CSE of the transactions contemplated by the merger agreement are conditions to completion of the merger.
Prior to the effective time of the merger, Planet 13 will cooperate with Vireo Growth and use its reasonable best efforts to take all actions necessary, proper or advisable under applicable law, the rules and policies of the CSE, applicable listing rules and applicable securities laws to cause, as promptly as practicable after the effective time, (i) the delisting of Planet 13 and the shares of Planet 13 common stock from the CSE, (ii) the withdrawal of the shares of Planet 13 common stock from the OTCQX, (iii) the deregistration of the shares of Planet 13 common stock under the Exchange Act and (iv) Planet 13 to cease to be a reporting issuer under applicable Canadian securities laws. Planet 13 may not cause its common stock to be delisted from the CSE or withdrawn from the OTCQX, or cause Planet 13 to cease to be a reporting issuer under applicable Canadian securities laws, before the effective time.
If the merger is completed, Planet 13 common stock will be delisted from the CSE, withdrawn from the OTCQX and deregistered under the Exchange Act, and Planet 13 will apply to cease to be a reporting issuer under applicable Canadian securities laws. Accordingly, Planet 13 common stock will no longer be publicly traded following completion of the merger.
Risk Factors
You should consider all the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 27.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document includes “forward-looking statements” as defined under the federal securities laws. These forward-looking statements are based on Vireo Growth’s and Planet 13’s current expectations and are made pursuant to Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this communication, including, among other things, statements regarding the proposed merger, future events, plans and anticipated results of operations, business strategies, the anticipated benefits of the proposed merger, the anticipated impact of the proposed merger on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed merger, the anticipated closing date for the proposed merger and other aspects of Vireo Growth’s or Planet 13’s operations or operating results are forward-looking statements. Words and phrases such as “ambition,” “anticipate,” “estimate,” “approximate,” “assume,” “believe,” “budget,” “continue,” “could,” “effort,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target” “will,” “would,” and other similar words, or the negative thereof, can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, Vireo Growth or Planet 13 expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond Vireo Growth’s or Planet 13’s control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements.
The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those described in forward-looking statements:
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Vireo Growth’s ability to successfully integrate Planet 13’s businesses, human capital and technologies, which may result in the combined company not operating as effectively and efficiently as expected;

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the risk that the expected benefits and synergies of the proposed transaction may not be fully achieved in a timely manner, or at all;

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the risk that Vireo Growth or Planet 13 will be unable to retain and hire key personnel;

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the risk associated with Planet 13’s ability to obtain the approval of its stockholders required to consummate the proposed merger and the timing of the closing of the proposed merger, including the risk that the conditions to the merger are not satisfied on a timely basis or at all or the failure of the merger to close for any other reason or to close on the anticipated terms, including the anticipated tax treatment;

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the risks related to the value fluctuation of the merger consideration given the fixed exchange ratio based on factors that may not be known;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed merger; unanticipated difficulties, liabilities or expenditures relating to the transaction;

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the effect of the announcement, pendency or completion of the proposed merger on the parties’ business relationships and business operations generally;

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the effect of the announcement or pendency of the proposed merger on the parties’ common stock or share capital prices and uncertainty as to the long-term value of Vireo Growth shares or Planet 13 common stock;

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risks that the proposed merger disrupts current plans and operations of Vireo Growth or Planet 13 and their respective management teams and potential difficulties in hiring or retaining employees as a result of the proposed merger;

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reliance on a limited number of key employees; the availability of financing opportunities and risks associated with economic conditions;

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the expectations of future revenue growth and ability to execute on business strategy;

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unexpected cost increases, inflationary pressures or technical difficulties in constructing, maintaining or modifying facilities;

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international monetary conditions and exchange rate fluctuations;

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Vireo Growth’s ability to complete any other announced or any other future dispositions or acquisitions on time, if at all;

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security and cybersecurity threats and hacks;

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risk related to uncertainties in the U.S. federal regulatory landscape for cannabis, including that marijuana remains illegal under U.S. federal law;

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cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services. Recent events in the banking industry may further restrict the parties’ ability to access financial services including obtaining traditional bank financing;

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Vireo Growth and Planet 13 operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where they carry on business;

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U.S. state and local regulation of cannabis is uncertain and changing. New state or local laws may be enacted which affect Vireo Growth’s and Planet 13’s product offerings or manufacturing processes;

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Vireo Growth’s ability to use net operating loss carryforwards and other tax attributes may be limited as a result of the merger;

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Vireo Growth and Planet 13 face an inherent risk of product liability claims as a manufacturer, processor and producer of products that are intended to be ingested by people;

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Vireo Growth and Planet 13 face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than they have and by unlicensed, unregulated participants;

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Vireo Growth and Planet 13 are dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products;

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risk related to the differences in the regulatory, tax, legal and enforcement frameworks of the United States and Canada;

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changes in U.S. federal or Canadian tax laws, rules, regulations or interpretations, including the potential amendment, repeal or modification of Section 280E of the Internal Revenue Code (the “Code”) and its impact on the combined company’s effective tax rate and cash flows;

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other economic, business, competitive and/or regulatory factors affecting Vireo Growth’s or Planet 13’s businesses generally as set forth in their filings with the SEC; and

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the risks described in Part I, Item 1A “Risk Factors” of (i) Vireo Growth’s Annual Report on Form 10-K for the year ended December 31, 2025, and (ii) Planet 13’s Annual Report on Form 10-K for the year ended December 31, 2025, and, in each case, in subsequent filings with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 27 of this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 228 of this proxy statement/prospectus.

These forward-looking statements reflect Vireo Growth’s and Planet 13’s current views with respect to future events and are based on numerous assumptions and assessments made by Vireo Growth and Planet 13 in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Vireo Growth’s and Planet 13’s plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this proxy statement/prospectus or, in the case of the information included as annexes to this proxy statement/prospectus or incorporated by reference herein, as of the date of such document. Neither Vireo Growth nor Planet 13 assumes any obligation to update the information contained in this proxy statement/prospectus (whether as a result of new information, future events or otherwise), except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Vireo Growth or Planet 13, or persons acting on either of their behalf, are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, including, among others, the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” Planet 13 stockholders should carefully consider the following risk factors before deciding whether to vote for the proposal to approve and adopt the merger agreement. In addition, you should read and consider the risks associated with each of the businesses of Vireo Growth and Planet 13 because these risks will relate to Vireo Growth following the completion of the merger. Descriptions of some of these risks can be found in the respective Annual Reports of Vireo Growth and Planet 13 on Form 10-K for the fiscal year ended December 31, 2025, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also consider the other information in this proxy statement/prospectus (including the annexes hereto) and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 228.
Risks Related to the Merger
The merger is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the merger in a timely manner or at all could have adverse effects on Planet 13.
The completion of the merger is subject to a number of conditions, including, among others, the approval by Planet 13 stockholders of the merger proposal. Some of these conditions are not in Vireo Growth’s or Planet 13’s control. For a more detailed discussion regarding conditions to the merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 125.
Further, either Vireo Growth or Planet 13 may terminate the merger agreement if the merger has not been completed by July 26, 2027 (subject to extension by either party to October 26, 2027 in certain cases). However, this right to terminate the merger agreement (or so extend the termination date) will not be available to any party whose failure to perform any obligation under the merger agreement in any material respect has been the principal cause of or principally resulted in the failure of the merger to be consummated on or before that date.
If the merger is not completed, Planet 13’s ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the merger, Vireo Growth and Planet 13 will be subject to a number of risks, including the following:
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the market price of Vireo Growth shares and/or Planet 13 common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed;

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Planet 13 could owe a termination fee of $1,800,000 to Vireo Growth under certain circumstances;

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if the merger agreement is terminated and the Planet 13 board seeks another business combination, Planet 13 stockholders cannot be certain that Planet 13 will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that Vireo Growth has agreed to in the merger agreement;

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time and resources committed by Vireo Growth’s and Planet 13’s respective management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

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Vireo Growth and/or Planet 13 may experience negative reactions from the financial markets or from their respective customers, suppliers, business partners or employees;

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Vireo Growth and Planet 13 will be required to pay their respective costs relating to the merger, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed, except as described in “The Merger Agreement — Expenses” beginning on page 129; and

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litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Vireo Growth or Planet 13 to perform their respective obligations pursuant to the merger agreement.

The materialization of any of these risks could adversely impact Vireo Growth’s and Planet 13’s respective ongoing businesses, financial condition, financial results and stock price. Similarly, delays in the completion of the merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the merger.
In addition, if the merger is not completed, as a result of Planet 13’s financial condition and the limited capital available for small-cap cannabis companies in the current market, Planet 13 has substantial doubt about its ability to raise financing sufficient to continue operating as a going concern and would need to consider available options to restructure or reorganize its operations.
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Planet 13 stockholders may be required to pay substantial U.S. federal income taxes.
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Vireo Growth and Planet 13 intend to report the merger consistent with such qualification. If the IRS or a court determines that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Planet 13 common stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Vireo Growth shares received in the merger, and such U.S. holder’s aggregate tax basis in the corresponding Planet 13 common stock surrendered in the merger. See “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock” beginning on page 96.
The merger agreement contains provisions that limit Planet 13’s ability to pursue alternatives to the merger, could discourage a potential competing acquiror of Planet 13 from making a favorable alternative transaction proposal and, in specified circumstances, could require Planet 13 to pay a termination fee to Vireo Growth.
The merger agreement contains certain provisions that restrict Planet 13’s ability to initiate, seek, solicit, facilitate or knowingly encourage, or induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, any third-party acquisition proposal. Further, even if the Planet 13 board withdraws or qualifies its recommendation with respect to the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Planet 13 will still be required to submit the merger proposal to a vote at the special meeting. In addition, Vireo Growth generally has an opportunity to offer to modify the terms of the transactions contemplated by the merger agreement in response to any acquisition proposal before the Planet 13 board or the Planet 13 special committee may withdraw or qualify its recommendation with respect to the merger proposal or otherwise terminate the merger agreement.
In some circumstances, upon termination of the merger agreement, Planet 13 will be required to pay a termination fee of $1,800,000 to Vireo Growth. See the sections titled “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation” and “The Merger Agreement — Termination” beginning on pages 116 and 127, respectively.
These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Planet 13 or pursuing an alternative transaction from considering or proposing such a transaction, even if such third-party acquiror or merger partner were prepared to pay consideration with a higher per share cash or market value than the per share market value proposed to be received or realized in the merger. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay consideration with a lower per share cash or market value to the Planet 13 stockholders than it might otherwise have proposed to pay absent such termination fee.
If the merger agreement is terminated and Planet 13 determines to seek another business combination, Planet 13 may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

Members of the Planet 13 board and management have interests in the merger that are different from, or in addition to, those of other stockholders.
In considering whether to adopt the merger agreement and approve the transactions contemplated thereby, Planet 13 stockholders should recognize that members of management and the Planet 13 board have interests in the merger that differ from, or are in addition to, their interests as stockholders of Planet 13.
The executive officers of Planet 13 have arrangements with Planet 13 that may provide for certain severance payments or benefits and other payments or benefits upon completion of the merger and/or upon a termination of employment under specified circumstances following completion of the merger. In addition, certain equity-based awards held by Planet 13’s executive officers and directors will vest or otherwise be treated as described in this proxy statement/prospectus in connection with the merger. Planet 13’s executive officers and directors also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive completion of the merger. Concurrently with the execution of the merger agreement, Larry Scheffler, Robert Groesbeck and Christopher Wren entered into employment offer letters with Vireo Growth, effective upon the closing of the merger, that include awards of restricted stock units subject to the achievement of specified revenue targets. The Planet 13 board and Planet 13 special committee were each aware of these interests and considered them, among other matters, in approving the merger agreement and making their recommendation that the Planet 13 stockholders vote “FOR” the merger proposal.
These interests are further described in “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85.
Each party is subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect each party’s business and operations.
In connection with the pendency of the merger, it is possible that some customers, suppliers and other persons with whom Vireo Growth or Planet 13 has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Vireo Growth or Planet 13, as the case may be, as a result of the merger. Under the terms of the merger agreement, each of Vireo Growth and Planet 13 is subject to certain restrictions on the conduct of its respective business prior to completing the merger, which in the case of Planet 13 may restrict Planet 13’s ability to execute certain of its business strategies, including, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect each party’s respective businesses and operations prior to the completion of the merger. See “The Merger Agreement — Interim Operations of Planet 13 and Vireo Growth Pending the Merger” beginning on page 112.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the merger.
The opinion of ATB Cormark will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.
The Planet 13 special committee received an opinion from ATB Cormark, its financial advisor, dated July 26, 2026, in connection with the signing of the merger agreement, but has not obtained any updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Vireo Growth or Planet 13, general market and economic conditions and other factors on which ATB Cormark’s opinion was based may be beyond the control of Vireo Growth or Planet 13, and may significantly alter the value of Vireo Growth or Planet 13 or the prices of the Vireo Growth shares or Planet 13 common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because the Planet 13 special committee does not currently anticipate asking its financial advisor to update its opinion, the opinion does not and will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The Planet 13 board’s and special committee’s recommendation that Planet 13 stockholders vote “FOR” approval of the merger proposal were made as of the date of this proxy statement/prospectus.

For a description of the opinion that the Planet 13 special committee received from its financial advisor, see the section entitled “The Merger — Opinion of ATB Cormark Capital Markets” beginning on page 75. A copy of the opinion of ATB Cormark is attached as Annex D to this proxy statement/prospectus.
Planet 13 may be unable to attract or retain key employees during the pendency of the merger.
In connection with the pending merger, Planet 13’s current and prospective employees may experience uncertainty about their future roles with Vireo Growth following the merger, which may materially adversely affect Planet 13’s ability to attract and retain key personnel during the pendency of the merger. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Vireo Growth following the merger. Accordingly, no assurance can be given that Planet 13 will be able to retain key employees to the same extent that Planet 13 has been able to in the past.
Potential litigation against Vireo Growth and Planet 13 could result in substantial costs, an injunction preventing the completion of the merger and/or judgments resulting in the payment of damages.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such lawsuits are without merit, defending against these claims can result in substantial costs and divert management’s time and attention from the operation of the business. An adverse judgment could result in monetary damages, which could have a negative impact on Vireo Growth’s and Planet 13’s respective liquidity and financial condition.
Stockholders of Planet 13 may file lawsuits against Vireo Growth, Planet 13 and/or the directors and officers of either company in connection with the merger. These lawsuits could prevent or delay the completion of the merger and result in significant costs to Vireo Growth and/or Planet 13, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.
Completion of the merger may trigger change in control or other provisions in certain agreements to which Planet 13 is a party, which may have an adverse impact on Vireo Growth’s business and results of operations after the merger.
The completion of the merger may trigger change in control and other provisions in certain agreements to which Planet 13 is a party. If Vireo Growth and Planet 13 are unable to negotiate waivers of those provisions or consents, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Vireo Growth and Planet 13 are able to negotiate waivers or consents, the counterparties may require a fee for such waivers or consents or seek to renegotiate the agreements on terms less favorable to Vireo Growth or Planet 13 following the transaction.
The merger is subject to the receipt of consents, approvals and authorizations from cannabis regulatory authorities, which may impose conditions that could have an adverse effect on the combined company or may not be received at all.
Completion of the merger is conditioned upon the receipt of certain consents, approvals, clearances, orders or authorizations from governmental authorities, including state cannabis regulatory authorities in the jurisdictions where Vireo Growth and Planet 13 hold operating licenses. These governmental authorities may impose conditions on the granting of such consents or approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on the combined company following the merger.
It is possible that Planet 13 stockholders may be entitled to dissenters’ rights in connection with the merger.
Dissenters’ rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value (as defined in the NRS) for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the NRS, holders of shares of Planet 13 common stock may have rights to an appraisal of the fair value of their shares in connection with the merger; however, the availability of these rights depends on two separate determinations, one of which cannot be made as of the date of this proxy statement/prospectus: first, whether the Planet 13 common stock satisfies the market-based criteria set forth in NRS Section 92A.390(1)(b), which must be determined as of the record date for the special meeting; and second, if the Planet 13 common stock satisfies those criteria, whether the subordinate voting shares of Vireo Growth to be issued as merger consideration independently satisfy those criteria at the effective time of the merger. If both sets of criteria are satisfied, Planet 13 stockholders will not have dissenters’ rights in connection with the merger. As of October 29, 2026, the record date for the special meeting, the Planet 13 common stock satisfied the market-based criteria set forth in NRS Section 92A.390(1)(b). Based on the attributes of the subordinate voting shares of Vireo Growth as of the date of this proxy statement/prospectus, Planet 13 and Vireo Growth do not currently expect dissenters’ rights to ultimately be available for Planet 13 stockholders. See “The Merger — Dissenters’ Rights” beginning on page 94 for additional information.
The Vireo Growth shares to be received by Planet 13 stockholders upon completion of the merger will have different rights from shares of Planet 13 common stock.
Upon completion of the merger, Planet 13 stockholders will no longer be stockholders of Planet 13 but will instead become shareholders of Vireo Growth, and their rights as Vireo shareholders will be governed by the terms of Vireo Growth’s articles (“Vireo Growth’s articles”). The terms of Vireo Growth’s articles are in some respects materially different than the terms of Planet 13’s articles of incorporation (“Planet 13’s articles of incorporation”), and Planet 13’s bylaws (“Planet 13’s bylaws”), which currently govern the rights of Planet 13 stockholders. See “Comparison of Rights of Stockholders of Vireo Growth and Planet 13” beginning on page 214 for a discussion of the different rights associated with Vireo Growth shares and shares of Planet 13 common stock.
Planet 13 stockholders will have a significantly reduced ownership and voting interest after the merger and will exercise less influence over the policies of Vireo Growth following the transaction than they now have on the policies of Planet 13.
Vireo Growth shareholders currently have the right to vote in the election of the Vireo Growth board and on other matters affecting Vireo Growth. Planet 13 stockholders currently have the right to vote in the election of the Planet 13 board and on other matters affecting Planet 13. As a result of the merger, based on a fixed exchange ratio of 0.015383618, which assumes that as of closing of the merger (i) there are 335,319,455 shares of Planet 13 common stock outstanding and (ii) there are 51,548,115 Vireo Growth shares outstanding, it is estimated that current Vireo Growth shareholders will own approximately 90.62% of the outstanding subordinate voting shares of Vireo Growth following the merger, and current Planet 13 stockholders will own approximately 9.38% of the outstanding subordinate voting shares of Vireo Growth following the merger. As a result, current Planet 13 stockholders will have significantly less influence on the policies of Vireo Growth than they now have on the policies of Planet 13. The foregoing numbers and percentages are approximate based on assumptions and are subject to change. The actual numbers and percentages as of the closing of the merger may differ from these estimates.
The exchange ratio is fixed and, except for certain adjustments expressly provided in the merger agreement, will not be adjusted to reflect changes in the market price of Vireo Growth shares or Planet 13 common stock.
Upon completion of the merger, each share of Planet 13 common stock issued and outstanding immediately prior to the effective time of the merger, other than canceled shares and dissenting shares, will be converted into the right to receive 0.015383618 of a subordinate voting share of Vireo Growth. This amount is referred to as the “exchange ratio,” and the Vireo Growth shares issuable pursuant to the exchange ratio constitute the “merger consideration.”
The exchange ratio is fixed and will not be adjusted for changes in the market price of either Vireo Growth shares or Planet 13 common stock between the date the merger agreement was signed and completion of the merger. The exchange ratio is subject only to customary equitable adjustments in the event of certain reclassifications, recapitalizations, exchanges, stock splits, reverse stock splits, combinations, readjustments, stock dividends, stock distributions or similar events. Accordingly, fluctuations in the market price of Vireo Growth shares will result in corresponding changes in the market value of the merger consideration payable to Planet 13 stockholders. As a result, changes in the market price of Vireo Growth shares before completion of the merger will affect the market value of the Vireo Growth shares that Planet 13 stockholders will become entitled to receive at the effective time of the merger.
The market prices of Vireo Growth shares and Planet 13 common stock may fluctuate as a result of a variety of factors, many of which are beyond the control of Vireo Growth and Planet 13. These factors may include changes in their respective businesses, operations, financial condition or prospects; variations in operating results; the ability to obtain required cannabis regulatory approvals; delays in completing the merger; the imposition of conditions or limitations by governmental authorities; changes in applicable cannabis, securities or other laws and regulations, or in the interpretation or enforcement of those laws and regulations; changes in market valuations of comparable companies; additions or departures of key management personnel; failure to meet analysts’ estimates or market expectations; announcements relating to the merger or other significant transactions; and general economic, financial, geopolitical, regulatory, judicial and market conditions.
The market price of Vireo Growth shares has fluctuated since July 24, 2026, the last full trading day before the public announcement of the merger, and may continue to fluctuate through the date of the special meeting and the date the merger is completed. For example, based on the range of closing prices of Vireo Growth subordinate voting shares on the Canadian Securities Exchange and OTCQX during the period from July 24, 2026 through October 29, 2026, the latest practicable trading date before the date of this proxy statement/prospectus, the exchange ratio represented an implied market value of the merger consideration ranging from a high of CA$0.27 and $0.20, respectively, to a low of CA$0.17 and $0.12, respectively, for each share of Planet 13 common stock. The actual market value of the Vireo Growth shares received by Planet 13 stockholders upon completion of the merger may be outside this range.
These variations could result from changes in the businesses, operations, financial condition or prospects of Vireo Growth or Planet 13 before or after completion of the merger, regulatory considerations, general market and economic conditions and other factors within or beyond the control of Vireo Growth and Planet 13. At the time of the special meeting, Planet 13 stockholders will not know with certainty the value of the Vireo Growth shares that they will receive upon completion of the merger. Because the merger agreement does not contain a price-based adjustment mechanism, the number of Vireo Growth shares that Planet 13 stockholders will receive will not increase if the market price of Vireo Growth shares declines before completion of the merger.
Planet 13’s financial projections included in this proxy statement/prospectus under “The Merger — Certain Unaudited Financial Projections of Planet 13,” which were considered by the Planet 13 board and the Planet 13 special committee in evaluating the merger and used by ATB Cormark, the financial advisor to the Planet 13 special committee, in rendering its fairness opinion and performing its related financial analyses, reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates or assumptions prove to be incorrect, Planet 13’s actual results may differ materially from the results reflected in the financial projections.
As further described in the section entitled “The Merger — Certain Unaudited Financial Projections of Planet 13” beginning on page 83, in connection with the Planet 13 board’s and the Planet 13 special committee’s evaluation of the merger, preliminary internal financial projections were prepared by Planet 13’s management and provided to ATB Cormark, the financial advisor to the Planet 13 special committee, for use in connection with the rendering of its fairness opinion and performing its related financial analyses, as described under “The Merger — Opinion of ATB Cormark Capital Markets” beginning on page 75. Although presented with numerical specificity, these financial projections reflect numerous estimates and assumptions — including assumptions regarding industry performance, general business, economic, market and financial conditions and matters specific to Planet 13’s business that are inherently uncertain, may be beyond the control of Planet 13 and were made by Planet 13’s management at the time the financial projections were prepared. If any of these estimates or assumptions prove to be incorrect, Planet 13’s actual results may differ materially from the results reflected in the financial projections. The financial projections also may not reflect changes in general business, economic, market and financial conditions occurring after they were prepared, and changes in any such conditions during the periods covered by the projections could cause Planet 13’s actual results to differ materially from those reflected in the financial projections.

Risks Related to Vireo Growth After Completion of the Merger
Vireo Growth may not achieve the intended benefits and the merger may disrupt its current plans or operations.
There can be no assurance that Vireo Growth will be able to successfully integrate Planet 13’s businesses or otherwise realize the expected benefits of the potential transaction (including capital expenditures efficiencies and operational synergies). Difficulties in integrating Planet 13 into Vireo Growth may result in Vireo Growth performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration, or delays associated with the acquisition.
The market price of Vireo Growth shares after the merger may be affected by factors different from those affecting the price of Vireo Growth shares or Planet 13 common stock before the merger.
Upon completion of the merger, holders of Planet 13 common stock will be holders of Vireo Growth shares. As the businesses of Vireo Growth and Planet 13 are different, the results of operations as well as the price of Vireo Growth shares may in the future be affected by factors different from those factors affecting Vireo Growth and Planet 13 as independent standalone companies. Vireo Growth following the merger will face additional risks and uncertainties that Vireo Growth or Planet 13 may currently not be exposed to as independent companies.
The market price of Vireo Growth shares may decline as a result of the merger.
The market price of Vireo Growth shares may decline as a result of the merger if, among other things, it is unable to achieve the expected benefits and synergies of the merger, if the merger is not completed within the anticipated timeframe or if the transaction costs related to the merger are greater than expected. The market price of Vireo Growth shares also may decline if Vireo Growth does not achieve the perceived benefits and expected synergies of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on Vireo Growth’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
The merger may result in a loss of customers, distributors, suppliers, vendors, landlords, lenders and other business partners and may result in the termination of existing contracts.
Following the merger, some of the customers, distributors, suppliers, vendors, landlords, lenders and other business partners of Planet 13 may terminate or scale back their current or prospective business relationships with Vireo Growth. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that Vireo Growth is too closely allied with one of their competitors. In addition, Planet 13 has contracts with customers, distributors, suppliers, vendors, landlords, lenders and other business partners that may require it to obtain consents from these other parties in connection with the merger, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords, lenders and other business partners are adversely affected by the merger, or if Vireo Growth, following the merger, loses the benefits of the contracts of Planet 13, Vireo Growth’s business and financial performance could suffer.
U.S. Domestic Corporation for U.S. Federal Income Tax Purposes
Vireo Growth is deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of being organized under the laws of a Province of Canada. Accordingly, Vireo Growth is subject to Canadian taxation on its worldwide income, in accordance with the rules in the Canadian Tax Act (as defined under the section entitled “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”) generally applicable to corporations resident in Canada. Notwithstanding that

Vireo Growth is deemed to be a resident of Canada for Canadian federal income tax purposes, Vireo Growth is treated as a United States corporation for United States federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to United States federal income tax on Vireo Growth’s worldwide income. As a result, Vireo Growth is subject to taxation both in Canada and the United States, which could have a material, adverse effect on Vireo Growth’s business, financial condition, or results of operations.
For additional information, see the sections entitled “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock” and “Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock”.
Other Risk Factors of Vireo Growth and Planet 13
Vireo Growth’s and Planet 13’s businesses are and will be subject to all the risks described above. In addition, Vireo Growth and Planet 13 are and may continue to be subject to all the risks described in Vireo Growth’s and Planet 13’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2025, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC, or incorporated by reference into, this proxy statement/prospectus. For the location of information incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 228.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Vireo Growth Inc. (“Vireo Growth”) has entered into and closed the following transactions (collectively, the “Completed Transactions”), which are described below. These acquisitions were accounted for as business combinations in accordance with U.S. GAAP, with management concluding Vireo Growth is the accounting acquirer. Consideration for each acquisition was primarily comprised of Vireo Growth subordinate voting shares, as further described in Note 5 and/or Vireo Growth’s Form 10-Q filed with the SEC on August 14, 2026.
Significant acquisitions:
•
Eaze Inc. and Subsidiaries (Eaze) — Closed April 1, 2026, 8-K/A filed June 11, 2026

•
The Hawthorne Gardening Company, LLC (Hawthorne) — Closed April 8, 2026, 8-K/A filed June 18, 2026

Individually insignificant acquisitions, significant in the aggregate
•
Vireo Health of Rocky Mountain, LLC (Vireo Health of Rocky Mountain) — Closed March 19, 2026, 8-K filed March 24, 2026

•
Agribusiness Holdings Limited Partnership (Bridgewell) — Closed June 5, 2026, 8-K filed June 5, 2026

•
PharmaCann Inc. Colorado assets (PharmaCann) — Closed August 7, 2026, 8-K filed August 13, 2026

•
C21 Investments Inc. (C21) — Closed August 21, 2026, 8-K filed August 26, 2026.

Vireo Growth has the following Probable Transactions, which are further described in Note 5 and related Vireo Growth announcements. The Probable Transactions are individually insignificant, but significant in the aggregate.
•
Planet 13 Holdings Inc. (Planet 13)

•
The Cannabist Company Holdings Inc. (Cannabist)

•
Fluent Corp. (Fluent)

•
FarmaceuticalRx LLC (FRX)

•
Farmaceutical Rx2 LLC (FRX2)

•
CAOH LLC (CAOH)

•
Canoe Hill Ohio, LLC (Canoe Hill Ohio)

Vireo Growth and the entities listed above are referred to herein as the “Combined Companies.” The entities listed above may also be referred to as the “Entities” or the “Acquirees.”
The pro forma financial information for the Eaze and Hawthorne transactions are included in Vireo Growth’s Form 8-K/A filed on June 18, 2026, which is incorporated by reference in this prospectus. The historical financial statements required by Rule 3-05 of Regulation S-X (“Rule 3-05”) required for Eaze and Hawthorne are included Vireo Growth’s Form 8-K/A filed on June 11, 2026 and Form 8-K/A filed on June 18, 2026, respectively, which are also incorporated by reference in this prospectus. The pro forma financial information reflected in the Form 8-K/A filed on June 18, 2026 serves as the starting point for purposes of the pro forma condensed combined statement of operations for the year ended December 31, 2025.
The unaudited pro forma condensed combined financial information represents the Combined Companies’ unaudited pro forma condensed combined balance sheet as of June 30, 2026 and unaudited pro forma condensed combined statements of operations for the period ended June 30, 2026 and the year ended December 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo Growth, Eaze, and Hawthorne and the historical financial statements, when available, and internal books and records of the other Completed and Probable Transactions, adjusted to give effect to the transaction accounting adjustments for the Completed and Probable Transactions.
The Completed Transactions, other than Eaze and Hawthorne, and the Probable Transactions are each individually insignificant and do not require audited financial statements pursuant to Rule 3-05. However, those transactions are significant in the aggregate and the pro forma financial statements reflect the impact of all Completed and Probable Transactions. The unaudited pro forma condensed combined financial information presents the combined Closed and Probable Transactions, other than Planet 13 to which this prospectus relates, each in a separate column. The Planet 13 historical financial information and pro forma adjustments are presented separately on the face of the pro forma financial statements. The underlying entity-level historical information and transaction accounting adjustments comprising the summarized columns are presented in Note 7.
The pro forma adjustments are based on available information and assumptions that management believes are reasonable. Included in the unaudited pro forma condensed combined financial information is an estimate of the consideration exchanged for the Completed and Probable Transactions, which is based on a purchase price allocation, which includes known information and preliminary estimates. While this is management’s best estimate at this time, the valuation of equity instruments is still in progress and subject to change. All estimates and assumptions included in the unaudited pro forma condensed combined financial information could change significantly as management finalizes its assessment of the allocation and fair value of the net tangible and intangible assets acquired, most of which are dependent on the completion of valuations that will be performed by independent valuation specialists.
The unaudited pro forma condensed combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated cost savings or any possible integration costs that may occur related to the Completed and Probable Transactions. Actual results may be materially different from the unaudited pro forma condensed combined financial information presented herein.
The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Closed and Probable Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
	Vireo	(NOTE 7) Other Closed Pro Forma	Pro Forma Combined Closed	Planet 13	Planet 13 Transaction Accounting Adjustments		Planet 13 Pro Forma	(NOTE 7) Other Probable Pro Forma	Pro Forma Combined Total
ASSETS
Current assets:
Cash	$103.1	$14.7	$117.8	$6.6	$—		$6.6	$(2.3)	$122.1
Restricted cash	19.6	—	19.6	9.9	—		9.9	—	29.5
Marketable securities	1.0	—	1.0	—	—		—	—	1.0
Accounts receivable, net	63.9	0.1	64.0	0.6	—		0.6	1.2	65.8
Income tax receivable	20.5	—	20.5	—	—		—	—	20.5
Inventory	149.4	8.8	158.2	15.7	—		15.7	27.7	201.6
Inventory supply agreement asset	19.8	—	19.8	—	—		—	—	19.8
Prepayments and other current assets	14.1	0.7	14.8	4.7	—		4.7	3.1	22.6
Warrants held	1.4	—	1.4	—	—		—	—	1.4
Notes receivable	1.3	0.8	2.1	—	—		—	—	2.1
Assets held for sale	0.4	—	0.4	—	—		—	1.9	2.3
Total current assets	394.5	25.1	419.6	37.5	—		37.5	31.6	488.7
Property and equipment, net	280.7	2.2	282.9	30.6	—		30.6	67.3	380.8
Operating lease right-of-use asset	153.9	26.6	180.5	30.4	—		30.4	87.8	298.7
Intangible assets, net	218.7	24.6	243.3	12.3	(12.3)	B	—	—	243.3
Goodwill	161.1	45.3	206.4	30.7	14.8	B	45.5	300.9	552.8
Investments	11.7	—	11.7	—	—		—	—	11.7
Deposits	4.3	—	4.3	0.9	—		0.9	—	5.2
Indemnified tax assets	48.8	—	48.8	—	—		—	—	48.8
Other assets	—	0.3	0.3	2.0	—		2.0	14.4	16.7
Total assets	$1,273.7	$124.1	$1,397.8	$144.4	$2.5		$146.9	$502.0	$2,046.7
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$125.1	$20.2	$145.3	$9.6	$0.2	A	$9.8	$41.6	$196.7
Convertible debt, current portion	1.3	0.4	1.7	—	—		—	—	1.7
Long-term debt, current portion	41.6	—	41.6	9.8	—		9.8	9.6	61.0
Contingent consideration – current	36.5	—	36.5	—	—		—	—	36.5
Operating right-of-use liability, current	13.4	1.5	14.9	1.6	—		1.6	8.2	24.7
Uncertain tax liability	172.8	14.1	186.9	40.1	—		40.1	73.2	300.2
Other current liabilities	—	1.5	1.5	—	—		—	1.2	2.7
Total current liabilities	390.7	37.7	428.4	61.1	0.2		61.3	133.8	623.5
Operating right-of-use liability, net of current portion	141.2	26.1	167.3	42.6	—		42.6	118.6	328.5
Finance right-of-use liability, net of current portion	8.8	—	8.8	—	—		—	—	8.8
Long-term debt, net	257.2	—	257.2	—	—		—	98.1	355.3
Convertible debt, net	22.3	—	22.3	—	—		—	8.1	30.4
Deferred tax liabilities	9.8	—	9.8	0.7	—		0.7	4.0	14.5
Other long-term liabilities	1.2	—	1.2	1.3	—		1.3	7.1	9.6
Total liabilities	831.2	63.8	895.0	105.7	0.2		105.9	369.7	1,370.6

	Vireo	(NOTE 7) Other Closed Pro Forma	Pro Forma Combined Closed	Planet 13	Planet 13 Transaction Accounting Adjustments		Planet 13 Pro Forma	(NOTE 7) Other Probable Pro Forma	Pro Forma Combined Total
STOCKHOLDERS’ EQUITY
Subordinate Voting shares ($— par value, unlimited shares authorized); (45,044,826 shares issued and outstanding at June 30, 2026)	—	—	—	—	—		—	—	—
Multiple Voting Shares ($— par value; unlimited shares authorized); (7,718 shares issued and outstanding at June 30, 2026)	—	—	—	—	—		—	—	—
Additional paid in capital	762.5	60.8	823.30	38.7	(38.7)	B	41.2	133.2	997.7
					41.2	B
Accumulated deficit	(320.0)	(0.5)	(320.5)	—	(0.2)	A	(0.2)	(0.9)	(321.6)
Total stockholders’ equity	442.5	60.3	502.8	38.7	2.3		41.0	132.3	676.1
Total liabilities and stockholders’ equity	$1,273.7	$124.1	$1,397.8	$144.4	$2.5		$146.9	$502.0	$2,046.7

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
	Vireo	(NOTE 7) Other Closed Pro Forma	Pro Forma Combined Closed	Planet 13 Historical	Planet 13 Transaction Accounting Adjustments	(NOTE 7) Other Probable Pro Forma	Pro Forma Combined Total
Revenue	$315.5	$202.5	$518.0	$44.0	$—	$99.3	$661.3
Cost of sales							—
Product costs	157.3	135.2	292.5	22.2	—	63.8	378.5
Non-cash product costs	3.0	—	3.0	—	—	—	3.0
Inventory valuation adjustments	0.6	—	0.6	—	—	—	0.6
Gross profit	154.6	67.3	221.9	21.8	—	35.6	279.3
Operating expenses
Selling, general and administrative expenses	113.7	57.9	171.6	27.4	—	36.9	235.9
Transaction related expenses	28.4	—	28.4	—	—	—	28.4
Depreciation	2.8	3.6	6.4	2.9	—	0.2	9.5
Amortization	7.1	6.4	13.5	—	—	3.3	16.8
Total operating expenses	152.0	67.9	219.9	30.3	—	40.4	290.6
Loss from operations	2.6	(0.6)	2.0	(8.5)	—	(4.9)	(11.4)
Other income (expense)
Interest expense, net	(12.1)	(11.6)	(23.7)	(0.2)	—	(10.7)	(34.6)
Interest expense on finance lease liabilities – Minnesota & New York	(6.1)	—	(6.1)	—	—	—	(6.1)
Interest income	1.0	—	1.0	—	—	—	1.0
Bargain purchase gain	21.7	—	21.7	—	—	—	21.7
Gain (loss) on disposal of assets and debt	(0.6)	—	(0.6)	—	—	(0.2)	(0.8)
Gain (loss) on change in the fair value of contingent consideration	(2.6)	—	(2.6)	—	—	—	(2.6)
Derivative gain (loss)	0.2	—	0.2	—	—	1.1	1.3
Other income (expense)	5.9	(0.6)	5.3	2.1	—	(0.7)	6.7
Other income (expenses), net	7.4	(12.2)	(4.8)	1.9	—	(10.5)	(13.4)
Loss before income taxes	10.0	(12.8)	(2.8)	(6.6)	—	(15.3)	(24.7)
Deferred income taxes recoveries (expenses)	7.9	(2.6)	5.3	(0.3)	—	—	5.0
Current income tax expense	(38.3)	—	(38.3)	(6.7)	—	(4.6)	(49.6)
Net loss and comprehensive loss	(20.4)	(15.4)	(35.8)	(13.6)	—	(19.9)	(69.3)
Net income (loss) per share – basic and diluted	$(0.50)						$(1.02)
Weighted average shares used in computation of net loss per share – basic and diluted	40,575,898						68,182,254

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
	Pro Forma Vireo (6/18/26 8-K/A)	(NOTE 7) Other Closed Pro Forma	Pro Forma Closed	Planet 13 Historical	Planet 13 Transaction Accounting Adjustments		(NOTE 7) Other Probable Pro Forma	Pro Forma Combined Total
Revenue	$540.1	$429.4	$969.5	$103.4	$—		$225.4	$1,298.3
Cost of sales
Product costs	302.0	301.5	603.5	63.5	—		143.1	810.1
Non-cash product costs	24.8	—	24.8	—	—		—	24.8
Inventory valuation adjustments	1.9	—	1.9	—	—		—	1.9
Gross profit	211.4	127.9	339.3	39.9	—		82.3	461.5
Operating expenses
Selling, general and administrative expenses	176.2	92.8	269.0	92.1	—		83.7	444.8
Transaction related expenses	15.9	0.5	16.4	—	0.2	A	0.9	17.5
Stock-based compensation expenses	21.9	—	21.9	—	—		0.3	22.2
Depreciation	17.0	2.7	19.7	7.0	—		9.5	36.2
Amortization	5.7	12.7	18.4	—	—		—	18.4
Total operating expenses	236.6	108.7	345.4	99.1	0.2		94.4	539.2
Loss from operations	(25.1)	19.2	(6.1)	(59.2)	(0.2)		(12.1)	(77.7)
Other income (expense)
Bargain purchase gain	18.1	—	18.1	—	—		—	18.1
Interest expense, net	(16.3)	(12.9)	(29.2)	(0.5)	—		(19.7)	(49.4)
Interest expense on finance lease liabilities – Minnesota & New York	(14.3)	—	(14.3)	—	—		—	(14.3)
Impairment of long-lived assets	(6.2)	—	(6.2)	—	—		(36.9)	(43.1)
Gain (loss) on disposal of assets and debt	(7.9)	(0.1)	(8.0)	—	—		0.3	(7.7)
Gain (loss) on change in the fair value of contingent consideration	(9.6)	—	(9.6)	—	—		—	(9.6)
Derivative gain (loss)	(0.2)	—	(0.2)	—	—		—	(0.2)
Other income (expense)	11.6	(1.7)	9.9	7.5	—		9.5	27.0
Other income (expenses), net	(24.8)	(14.7)	(39.5)	7.0	—		(46.8)	(79.2)
Loss before income taxes	(49.9)	4.5	(45.6)	(52.2)	(0.2)	A	(58.9)	(156.9)
Deferred income taxes recoveries (expenses)	14.6	—	14.6	2.1	—		—	16.7
Current income tax expense	(54.3)	(4.6)	(58.9)	(13.7)	—		(17.7)	(90.3)
Net loss and comprehensive loss	(89.6)	(0.1)	(89.9)	(63.8)	(0.2)		(76.6)	(230.5)
Net income (loss) per share – basic and diluted	$(2.59)							$(3.70)
Weighted average shares used in computation of net loss per share – basic and diluted	34,603,946							62,210,302

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Note 1.   Introduction
The accompanying unaudited pro forma condensed combined financial information of Vireo Growth Inc. (the “Company” or “Vireo”) have been prepared to give effect to certain completed and probable transactions.
The following entities represent Vireo’s completed transactions (collectively, “the Completed Transactions”) and respective closing dates. Refer to Note 5 for preliminary business combination information.
•
Vireo Health of Rocky Mountain, LLC (Vireo Health of Rocky Mountain) — Closed March 19, 2026

•
Eaze Inc. and Subsidiaries (Eaze) — Closed April 1, 2026

•
The Hawthorne Gardening Company, LLC (Hawthorne) — Closed April 8, 2026

•
Agribusiness Holdings Limited Partnership (Bridgewell) — Closed June 5, 2026

•
PharmaCann Inc. Colorado assets (PharmaCann) — Closed August 7, 2026

•
C21 Investments Inc. (C21) — Closed August 21, 2026

The following entities represent Vireo’s probable transactions (collectively, “the Probable Transactions”). Refer to Note 5 for potential preliminary business combination information.
•
Planet 13 Holdings Inc. (Planet 13)

•
The Cannabist Company Holdings Inc. (Cannabist)

•
Fluent Corp. (Fluent)

•
FarmaceuticalRx LLC (FRX)

•
Farmaceutical Rx2 LLC (FRX2)

•
CAOH LLC (CAOH)

•
Canoe Hill Ohio, LLC (Canoe Hill Ohio)

Vireo and the entities listed above are referred to herein as the “Combined Companies.” The entities listed above may also be referred to as the “Entities” or the “Acquirees.”
Note 2.   Basis of Presentation
The pro forma financial information for the Eaze and Hawthorne transactions are included in the Company’s Form 8-K/A filed on June 18, 2026, which is incorporated by reference in this prospectus. The historical financial statements required by Rule 3-05 of Regulation S-X (“Rule 3-05”) required for Eaze and Hawthorne are included the Company’s Form 8-K/A filed on June 11, 2026 and Form 8-K/A filed on June 18, 2026, respectively, which are also incorporated by reference in this prospectus. The pro forma financial information reflected in the Form 8-K/A filed on June 18, 2026 serves as the starting point for purposes of the pro forma condensed combined statement of operations for the year ended December 31, 2025.
The Completed Transactions, other than Eaze and Hawthorne, and the Probable Transactions are each individually insignificant and do not require audited financial statements pursuant to Rule 3-05. However, those transactions are significant in the aggregate and the pro forma financial statements reflect the impact of all Completed and Probable Transactions. The unaudited pro forma condensed combined financial information presents the combined Closed and Probable Transactions, other than Planet 13 to which this prospectus relates, each in a separate column. The Planet 13 historical financial information and pro forma adjustments are presented separately on the face of the pro forma financial statements. The underlying entity-level historical information and transaction accounting adjustments comprising the summarized columns are presented in Note 7.

The unaudited pro forma condensed combined financial information represents the Combined Companies’ unaudited pro forma condensed combined balance sheet as of June 30, 2026 and unaudited pro forma condensed combined statements of operations for the period ended June 30, 2026 and the year ended December 31, 2025. The unaudited pro forma condensed combined financial information is based on the historical financial statements of Vireo, Eaze, and Hawthorne and the historical financial statements, when available, and internal books and records of the other Completed and Probable Transactions, adjusted to give effect to the transaction accounting adjustments for the Completed and Probable Transactions.
The unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2026 and for the year ended December 31, 2025 includes the pro forma information from the Completed Transactions and the Potential Transactions. The unaudited pro forma condensed combined financial information is presented in United States dollars.
The unaudited pro forma condensed combined balance sheet gives effect to the Completed Transactions which occurred subsequent to June 30, 2026 and Probable Transactions as if the transactions had occurred on June 30, 2026. The impact of the Completed Transactions prior to June 30, 2026 are already reflected in Vireo’s historical balance sheet as of June 30, 2026 included in the Company’s Form 10-Q. The unaudited pro forma condensed combined statements of operations for each of the six months ended June 30, 2026 and the year ended December 31, 2025 gives effect to the Completed and Potential Transactions as if the transactions had occurred on January 1, 2025.
In preparing the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations, the following historical information was used:
	As of June 30, 2026 and for the Six Months Then Ended	Year Ended December 31, 2025
Vireo	Unaudited interim condensed consolidated financial statements as of and for the three and six months ended June 30, 2026, as filed with the SEC on August 14, 2026	Pro forma information from Vireo’s June 18, 2026 8-K/A filing, which includes historical information from the audited consolidated financial statements as of and for the year ended December 31, 2025, as filed with the SEC on March 17, 2026.
Eaze	N/A	Pro forma information from Vireo’s June 18, 2026 8-K/A filing includes the pro forma financial information for Eaze.
Hawthorne	N/A	Pro forma information from Vireo’s June 18, 2026 8-K/A filing includes the pro forma financial information for Hawthorne.
C21	Unaudited interim condensed financial statements and of and for the three months ended June 30, 2026; unaudited interim condensed financial statements as of and for the nine months ended December 31, 2025	Audited consolidated financial statements as of and for the year ended March 31, 2026.
Planet 13	Unaudited interim condensed financial statements and of and for the three and six months ended June 30, 2026	Audited consolidated financial statements as of and for the year ended December 31, 2025
Fluent	Unaudited interim condensed financial statements and of and for the three and six months ended June 30, 2026	Audited consolidated financial statements as of and for the year ended December 31, 2025
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the acquisitions had been completed on the dates or for the period presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.
The accompanying unaudited pro forma condensed combined financial information has been prepared by management to illustrate the effects of the Completed Transactions and Probable Transactions described in Note 1. The pro forma information, including the transaction accounting adjustments, is unaudited and incorporates estimates and assumptions based on information currently available to management. It is presented for illustrative purposes only and does not purport to represent the financial position or results that would actually have occurred had the transactions taken place on the assumed dates, nor does it project future financial position or results.
The unaudited pro forma condensed combined financial information does not reflect operational and administrative cost savings that may be achieved as a result of the Completed or Potential Acquisitions.
Note 3.   Accounting Policies and Reclassifications
Management has commenced a comprehensive review of the Entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
In preparing the unaudited pro forma condensed combined financial information, certain reclassifications were made to the Acquirees’ historical financial statement presentation to conform to Vireo’s presentation.
Note 4.   Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Completed and Potential Acquisitions and related transactions and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended. Vireo generally did not have historical relationships with the Entities. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma basic and diluted net loss per share amount presented in the unaudited pro forma condensed combined statement of operations is based upon the pro forma number of shares of Vireo stock outstanding, assuming the Completed and Probable Transactions occurred on January 1, 2025. The basic and diluted earnings per share have been calculated as of June 30, 2026 and December 31, 2025, with effect given to Vireo’s reverse stock split, which was effective June 5, 2026.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet — As of June 30, 2026
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheets as of June 30, 2026, are as follows. These transaction accounting adjustments are referenced on the unaudited pro forma condensed combined balance sheet for Planet 13 and in Note 7 for all other Completed and Probable Transactions, which details the pro forma adjustments summarized in the unaudited pro forma condensed combined balance sheet as of June 30, 2026.
A
Represents an accrual for Vireo’s total estimated transaction costs not yet recorded in the historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Closed and Probable Transactions.

B
Represents the following preliminary adjustments related to applying the acquisition method of accounting given the Closed and Probable Transactions are being accounted for as business combinations under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Vireo has not completed its purchase price allocations and the amounts noted are preliminary.

•
Issuance of Vireo’s Subordinate Voting Shares to the Entities as consideration transferred as discussed in Note 5 below.

•
The initial purchase price allocation, including recognition of acquired goodwill.

•
Elimination of biological assets and related accounting included in the Fluent financial statements accounted for under IFRS.

•
Elimination of the Acquirees’ historical equity balances to additional paid-in-capital. Refer to the tables in Note 5 below for additional information related to these adjustments.

C
To record equitization of certain Fluent debt into Fluent shares expected at the close of the transaction and removal of corresponding liability. Vireo entered into a credit equitization agreement under which approximately $28.5 million of Fluent’s outstanding debt would be converted into Fluent equity before closing. Those newly issued Fluent shares then convert into Vireo shares at the same transaction exchange ratio when the deal closes.

To record equitization of FRX, FRX2, and Canoe Hill debt at the close of the transaction.
D
Issuance of seller note and cash consideration related to the probable Cannabist transaction.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations — For the Six Months Ended June 30, 2026
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026, are as follows. These items are referenced in Note 7, which details the pro forma adjustments summarized in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026.
A
To record amortization of intangible assets for the pre-acquisition periods for Eaze, Hawthorne, and Bridgewell.

B
To record interest on seller note at 7% per annum related to the Probable Cannabist transaction and to remove related interest expense for equitized debt.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations — For the Year Ended December 31, 2025
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are as follows. These items are referenced in Note 7, which details the pro forma adjustments summarized in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025.
A
Represents Vireo’s total estimated transaction costs not yet recorded in the 2025 historical financial statements, which include advisory, banking, legal and due diligence fees that were incurred in connection with the Closed and Probable Transactions.

B
To record interest on seller note at 7% per annum related to the Probable Cannabist transaction and to remove related interest expense for equitized debt.

Note 5.   Estimated Purchase Price Consideration
Closed Transactions
The estimated preliminary purchase price allocation for each applicable Closed Transaction and the corresponding aggregate consideration is presented in the tables below as if each acquisition closed on June 30, 2026. Following the close of each acquisition, management prepared a preliminary purchase price allocation. The preliminary allocation is subject to revision as additional information becomes available regarding the fair values of the assets acquired and liabilities assumed during the measurement period.

Preliminary estimated purchase price allocations for Vireo Health of Rocky Mountain, Eaze, Hawthorne, and Bridgewell are not presented because their results are already reflected in Vireo’s unaudited pro forma condensed combined balance sheet as of June 30, 2026.
In general, due to the nature of certain assets acquired and liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of June 30, 2026, approximate their fair value. Management has not finalized the purchase price allocation. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, and such changes may be material.
Management will continue to refine its identification and valuation of assets acquired and liabilities assumed as further information becomes available. The final allocation is expected to be completed within twelve months of each acquisition closing date and could differ materially from the preliminary allocation used in the transaction accounting adjustments. The final allocation may include (1) changes in fair values of inventory and property and equipment; (2) changes in allocations and fair value measurements; (3) other changes to assets and liabilities; and (4) changes to consideration related to the valuation of consideration.
The estimated fair values of the components included in the purchase price consideration are preliminary and may materially vary from final results. The Company is still finalizing its conclusions on the valuation associated with the components of the purchase consideration, along with the valuations and necessary calculations related to these components, as described in further detail below for each applicable acquisition.
Closed Transaction August 7, 2026 — PharmaCann Inc. (Colorado retail assets)
8-k filed on August 13, 2026
Consideration of $30,828,745 is based on the Company’s closing share price of $10.26 on August 7, 2026 multiplied by the number of Vireo Subordinate Voting Shares issued of 3,004,751, which totals $30,828,745.
Identifiable Net Assets Acquired (PharmaCann)
In connection with the PharmaCann acquisition, the Company will recognize intangible assets as reflected in the table below. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill becomes impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and has not been finalized. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares	$30.8
Total consideration	$30.8
Assets acquired:
Cash and cash equivalents	$12.1
Inventory	5.0
Other current assets	0.2
Operating lease, right-of-use asset	18.0
Security deposit	0.2
Total tangible assets	35.5

Fair Value
Goodwill	29.2
Total assets	64.7
Liabilities assumed:
Accounts payable and accrued liabilities	15.9
Right-of-use liability	18.0
Total liabilities assumed	33.9
Net assets acquired	$30.8

Closed Transaction August 21, 2026 — C21 Investments Inc.
8-k filed on August 26, 2026
Consideration of $30,043,202 is based on the Company’s closing share price of $10.86 on August 21, 2026 multiplied by the number of Vireo Subordinate Voting Shares issued of 2,766,409, which totals $30,043,202.
Identifiable Net Assets Acquired (C21)
In connection with the C21 acquisition, the Company will recognize intangible assets as reflected in the table below. Goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill becomes impaired in the future, an accounting charge for impairment would be recognized during the period in which the determination was made.
The purchase price has been allocated to the net tangible and identifiable intangible assets and liabilities based on the respective estimated fair values and has not been finalized. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. Goodwill represents potential operational synergies, various expense synergies, and opportunities to enter new markets, and is assigned to the Company’s cultivation, production, and sale of cannabis business segment.
Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares	$30.0
Total consideration	$30.0
Assets acquired:
Cash	$2.6
Receivables	0.1
Inventory	3.8
Prepaid expenses and other current assets	0.5
Note receivable	0.8
Property and equipment	2.2
Right-of-use assets	8.6
Deferred tax asset	0.1
Total tangible assets	18.7
Intangible assets	24.6
Goodwill	16.1
Total assets	59.4

Fair Value
Liabilities assumed:
Accounts payable and accrued liabilities	3.8
Convertible notes payable	0.4
Income taxes payable	1.5
Lease liabilities	9.6
Uncertain tax liability	14.1
Total liabilities assumed	29.4
Net assets acquired	$30.0

Probable Transactions
The estimated preliminary purchase price allocation for each applicable Probable Transaction and the corresponding estimated aggregate consideration is presented in the tables below as if each acquisition closed on June 30, 2026. Based on the information currently available, management has prepared preliminary purchase price allocations and determined that the October 26, 2026 stock price is the most practicable basis for measuring stock consideration as of the preliminary filing date. Management has also disclosed a range of potential outcomes reflecting reasonably likely increases and decreases in the Company’s stock price. The Company believes that a 10% fluctuation in its stock price is reasonably possible based on historical volatility. The resulting impact on the purchase price of each Probable Transaction is presented in each corresponding section below.
In general, due to the nature of certain potential assets acquired and potential liabilities assumed, the Company has preliminarily determined that the carrying value of those assets and liabilities as of June 30, 2026, approximate their fair value. The foregoing section presents each probable transaction’s preliminary purchase price allocation and potential consideration, which ultimately differ significantly from actual results.
Probable Transaction — Planet 13 Holdings Inc.
On July 26, 2026, the Company entered into a definitive merger agreement with Planet 13 Holdings Inc., pursuant to which the Company will acquire all issued and outstanding equity interests of Planet 13. Under the terms of the agreement, each Planet 13 common share, subject to certain exclusions, will be converted into 0.015383618 of a Vireo subordinate voting share. The transaction remains subject to customary closing conditions, including approval by Planet 13 stockholders.
Consideration of $41,215,827 is based on the Company’s closing share price of $7.99 on October 26, 2026 multiplied by the number of Vireo Subordinate Voting Shares to be issued of 5,158,426 (0.015383618 of common stock of Planet 13 of 335,319,455 as of June 30, 2026), which totals $41,215,827.
Management’s estimated potential purchase price allocation is presented below.
Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares	$41.2
Total consideration	$41.2
Assets acquired:
Cash	$6.6
Restricted cash	9.9
Accounts receivable	0.6
Inventory	15.7
Prepayments and other current assets	4.7

Fair Value
Property and equipment	30.6
Operating lease right-of-use asset	30.4
Deposits	0.9
Other assets	2.0
Total tangible assets	101.4
Goodwill	45.5
Total assets	146.9
Liabilities assumed:
Accounts payable and accrued liabilities	9.2
Income taxes payable	0.4
Notes payable	9.8
Operating lease liabilities	44.2
Other long-term liabilities	1.3
Uncertain tax positions	40.1
Deferred tax liability	0.7
Total liabilities assumed	105.7
Net assets acquired	$41.2

The stock price of the purchase price will depend on the market price of the Company’s shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of the stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:
	Consideration Transferred	Goodwill
As Presented	$41.2	$45.5
10% Increase in share price	45.3	49.6
10% Decrease in share price	37.1	41.4
Probable Transaction — The Cannabist Company Holdings Inc.
On July 20, 2026, the Company, through its subsidiary Vireo Health of Arcadia, LLC (“Vireo Health Arcadia”), entered into a definitive purchase agreement with The Cannabist Company Holdings Inc., pursuant to which Vireo Health Arcadia will acquire certain cannabis cultivation, manufacturing, and retail operations from Cannabist subsidiaries across five markets: Colorado, Illinois, Massachusetts, New Jersey, and West Virginia.
Total consideration for the Cannabist Acquisition, subject to certain regulatory approvals, is expected to be up to $35.0 million, consisting of up to $18.75 million in cash payable at closing and up to $16.25 million in seller notes. The purchase price is subject to customary post-closing adjustments based on target levels of cash, indebtedness, tax liabilities, working capital, and certain other specified items.
Management’s estimated potential purchase price allocation is presented below.
Fair Value
Components of total estimated purchase price consideration
Consideration – cash	$18.8
Consideration – seller financing	16.2
Total consideration	$35.0

Fair Value
Assets acquired:
Cash	1.0
Inventory	5.9
Deposits	0.7
Property and equipment	7.2
Operating lease right-of-use asset	11.2
Other non-current assets	0.7
Total tangible assets	26.7
Goodwill	46.9
Total assets	73.6
Liabilities assumed:
Accounts payable and accrued liabilities	16.2
Operating right-of-use liability	22.4
Total liabilities assumed	38.6
Net assets acquired	$35.0

Probable Transaction — Fluent Corp.
On April 29, 2026, Vireo entered into a definitive arrangement agreement with FLUENT Corp., pursuant to which the Company will acquire all of the issued and outstanding shares of Fluent in an all-stock transaction
Estimated Consideration of $43,941,062 is based on the Company’s closing share price of $7.99 on October 26, 2026 multiplied by the number of Vireo Subordinate Voting Shares to be issued of 5,499,507 (0.002351197 of common stock of Fluent of 2,339,024,383 as of June 30, 2026, which includes the equitization of 1,701,261,364 shares), which totals $43,941,062.
Management’s estimated potential purchase price allocation is presented below.
Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares	$43.9
Total consideration	$43.9
Assets acquired:
Cash	$4.5
Accounts receivable	1.2
Inventory	14.1
Prepayments and other current assets	2.0
Assets held for sale	1.9
Property and equipment	33.0
Operating lease right-of-use asset	39.2
Other assets	1.4
Total tangible assets	97.3
Goodwill	158.6
Total assets	255.9
Accounts payable and accrued liabilities	19.5
Notes payable	48.6

Fair Value
Operating right-of-use liability	66.9
Other liabilities	8.3
Deferred tax liabilities	4.0
Uncertain tax position	64.7
Total liabilities assumed	212.0
Net assets acquired	$43.9

The stock price of the purchase price will depend on the market price of the Company’s shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of the stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:
	Consideration Transferred	Goodwill
As Presented	$43.9	$158.6
10% Increase in share price	48.3	163.0
10% Decrease in share price	39.5	154.2
Probable Transactions — FRX, FRX2, CAOH, and Canoe Hill Ohio
On July 31, 2026, the Company entered into four separate definitive Securities Purchase Agreements with FarmaceuticalRx LLC, FarmaceuticalRx 2 LLC, CAOH LLC, and Canoe Hill Ohio, LLC (the “Ohio Entities”), pursuant to which the Company will acquire all issued and outstanding membership interests of the Ohio Entities and certain of their subsidiaries. The Ohio Entities comprise eight dispensaries, a cultivation and processing facility, and related real estate located in Ohio. The Ohio Transactions remain subject to customary closing conditions and required regulatory approvals.
Consideration for the Ohio Transactions consists of approximately 11 million Vireo subordinate voting shares to be issued in three tranches: 50% at closing, 25% approximately 90 days following closing, and the remaining 25% approximately 180 days following closing. The deferred tranches are subject to a performance-based forfeiture mechanism pursuant to which Vireo may claw back up to 25% of the shares issued if specified performance thresholds are not achieved.
Estimated consideration for each entity and management’s estimated potential purchase price allocation is presented below. Management utilized the stock price as of October 26, 2026 of $7.99 multiplied by the potential shares to be issued to calculate the estimated consideration.
FRX	Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares (7,440,533* $7.99)	$59.4
Total consideration	$59.4
Assets acquired:
Cash	$3.2
Prepaid expenses and other current assets	0.2
Inventory	3.8
Property and equipment	8.3
Operating lease right-of-use asset	35.6
Other assets	1.1
Total tangible assets	52.2
Goodwill	45.8
Total assets	98.0

FRX	Fair Value
Liabilities assumed:
Accounts payable and accrued liabilities	3.0
Right-of-use liability	35.6
Total liabilities assumed	38.6
Net assets acquired	$59.4

FRX 2	Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares (1,023,130*$7.99)	$8.2
Total consideration	$8.2
Assets acquired:
Cash	$6.9
Prepaid expenses and other current assets	0.2
Inventory	2.8
Property and equipment, net	14.5
Operating lease right-of-use asset	1.8
Other assets	2.1
Total tangible assets	28.3
Goodwill	33.8
Total assets	62.1
Liabilities assumed:
Accounts payable and accrued liabilities	1.0
Long-term debt, net	51.0
Right-of-use liability	1.9
Total liabilities assumed	53.9
Net assets acquired	$8.2
CAOH	Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares (851,200* $7.99)	$6.8
Total consideration	$6.8
Assets acquired:
Inventory	0.3
Total tangible assets	0.3
Goodwill	6.5
Total assets	6.8
Net assets acquired	$6.8
Canoe Hill Ohio	Fair Value
Components of total estimated purchase price consideration
Consideration – Subordinate Voting Shares (1,862,400* $7.99)	$14.9
Total consideration	$14.9

Canoe Hill Ohio	Fair Value
Assets acquired:
Cash	$0.9
Inventory	0.8
Property and equipment, net	4.3
Other assets	9.1
Total tangible assets	15.1
Goodwill	9.3
Total assets	24.4
Liabilities assumed:
Accounts payable and accrued liabilities	1.0
Other liabilities	8.5
Total liabilities assumed	9.5
Net assets acquired	$14.9

The stock price of the purchase price will depend on the market price of the Company’s shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of the stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:
FRX	Consideration Transferred	Goodwill
As Presented	$59.4	$45.8
10% Increase in share price	65.3	68.6
10% Decrease in share price	53.5	39.9
FRX 2	Consideration Transferred	Goodwill
As Presented	$8.2	$33.8
10% Increase in share price	9.0	34.6
10% Decrease in share price	7.4	33.0
CAOH	Consideration Transferred	Goodwill
As Presented	$6.8	$6.5
10% Increase in share price	7.5	7.2
10% Decrease in share price	6.1	5.8
Canoe Hill Ohio	Consideration Transferred	Goodwill
As Presented	$14.9	$9.3
10% Increase in share price	16.4	10.8
10% Decrease in share price	13.4	7.8

Note 6.   Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Closed and Probable Transactions, assuming the shares were outstanding since the beginning of each period presented. The Closed and Probable Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Completed and Probable Transactions have been outstanding for the entirety of the period presented.
The basic and diluted loss per share has been calculated as of June 30, 2026, with effect given to Vireo’s reverse stock split, which was effective June 5, 2026.
For the Period Ended June 30, 2026 (1)

Numerator:
Pro forma net loss	$(69,314,100)
Denominator
Weighted average shares outstanding – basic and diluted (2)	68,182,254
Net loss per share:
Basic and diluted	$(1.02)
Excluded securities (3):
Stock options	1,091,449
Warrants	3,183,465
Restricted stock units	2,098,159
Shares issuable to convertible debt	1,249,075
Shares in escrow	467,932
Contingent consideration	1,158,658

(1)
Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

June 30, 2026
Weighted average shares used in computation of net loss per share – basic and diluted (2)	40,575,898
Shares issued in PharmaCann transaction	3,004,751
Shares issued in C21 transaction	2,766,409
Shares issued in Planet 13 transaction	5,158,426
Shares issued in Fluent transaction	5,499,507
Shares issued in Canoe Hill transaction	1,862,400
Shares issued in FRX transaction	7,440,533
Shares issued in FRX2 transaction	1,023,130
Shares issued in CAOH transaction	851,200
Weighted average shares outstanding – basic and diluted	68,182,254

(3)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.

The basic and diluted loss per share has been calculated as of December 31, 2025, with effect given to Vireo’s reverse stock split, which was effective June 5, 2026.
For the Year Ended December 31, 2025 (1)
Numerator:
Pro forma net loss	$(230,471,840)
Denominator
Weighted average shares outstanding – basic and diluted (2)	62,210,302
Net loss per share:
Basic and diluted	$(3.70)
Excluded securities (3):
Stock options	1,157,097
Warrants	3,284,720
Restricted stock units	2,102,174
Shares issuable to convertible debt holders	1,265,218

(1)
Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”

December 31, 2025
Weighted average shares used in computation of net loss per share – basic and diluted (2)	34,603,946
Shares issued in PharmaCann transaction	3,004,751
Shares issued in C21 transaction	2,766,409
Shares issued in Planet 13 transaction	5,158,426
Shares issued in Fluent transaction	5,499,507
Shares issued in Canoe Hill transaction	1,862,400
Shares issued in FRX transaction	7,440,533
Shares issued in FRX2 transaction	1,023,130
Shares issued in CAOH transaction	851,200
Weighted average shares outstanding – basic and diluted	62,210,302

(3)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, because their effect would have been anti-dilutive.

Note 7.   Detailed Closed and Probable Transactions
The following section presents detailed information for the individually insignificant Closed and Probable Transactions by Entity presented in the pro forma information. The Transaction accounting note references reflected are described in Note 4.

COMPLETED TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
	PharmaCann	C21 Investments	Transaction Accounting Adjustments		Pro Forma Combined Other Closed
ASSETS
Current assets:
Cash	$12.1	$2.6	$—		$14.7
Accounts receivable, net	—	0.1	—		0.1
Inventory	5.0	3.8	—		8.8
Prepayments and other current assets	0.2	0.5	—		0.7
Notes receivable	—	0.8	—		0.8
Total current assets	17.3	7.8	—		25.1
Property and equipment, net	—	2.2	—		2.2
Operating lease right-of-use asset	18.0	8.6	—		26.6
Intangible assets, net	—	6.0	18.6	B	24.6
Goodwill	—	28.5	(28.5)	B	45.3
	—	—	45.3	B	—
Other assets	0.2	0.1	—		0.3
Total assets	$35.5	$53.2	$35.4		124.1
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$15.9	$3.8	$0.5	A	$20.2
Convertible debt, current portion	—	0.4	—		0.4
Operating right-of-use liability, current	0.9	0.6	—		1.5
Uncertain tax position	—	14.1	—		14.1
Other current liabilities	—	1.5	—		1.5
Total current liabilities	16.8	20.4	0.5		37.7
Operating right-of-use liability, net of current portion	17.1	9.0	—		26.1
Total liabilities	33.9	29.4	0.5		63.8
STOCKHOLDERS’ EQUITY	1.6	23.8	60.8	B	60.3
			(25.4)	B
			(0.5)	A
Total liabilities and stockholders’ equity	$35.5	$53.2	$35.4		$124.1

PROBABLE TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
	Cannabist	Fluent	FRX	FRX2	CAOH	Canoe Hill	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$1.0	$4.5	$3.2	$6.9	$—	$0.9	$(18.8)	D	$(2.3)
Accounts receivable, net	—	1.2	—	—	—	—	—		1.2
Biological assets	—	2.0	—	—	—	—	(2.0)	B	—
Inventory	5.9	14.1	3.8	2.8	0.3	0.8	—		27.7
Prepayments and other current assets	0.7	2.0	0.2	0.2	—	—	—		3.1
Assets held for sale	—	1.9	—	—	—	—	—		1.9
Total current assets	8	25.7	7.2	9.9	0.3	1.7	(20.8)		31.6
Property and equipment, net	7.2	33.0	8.3	14.5	—	4.3	—		67.3
Operating lease right-of-use asset	11.2	39.2	35.6	1.8	—	—	—		87.8
Intangible assets, net	—	32.8	8.4	16.8	—	—	(58.0)	B	—
Goodwill	—	1.5	—	—	—	—	300.9	B	300.9
							(1.5)	B
Other assets	0.7	1.4	1.1	2.1	—	9.1	—		14.4
Total assets	$26.7	$133.6	$60.6	$45.1	$0.3	$15.1	$220.6		$502.0
LIABILITIES
Current Liabilities
Accounts payable and accrued liabilities	$16.2	$19.5	$3.0	$1.0	$—	$1.0	$0.9	A	$41.6
Long-term debt, current portion	—	9.6	—	—	—	—	—		9.6
Operating right-of-use liability, current	2.7	5.5	—	—	—	—	—		8.2
Uncertain tax position	—	64.7	—	—	—	8.5	—		73.2
Other current liabilities	—	1.2	—	—	—	—	—		1.2
Total current liabilities	18.9	100.5	3.0	1.0	—	9.5	0.9		133.8
Operating right-of-use liability, net of current portion	19.7	61.4	35.6	1.9	—	—	—		118.6
Long-term debt, net	—	59.4	29.1	58.2	—	20.9	16.2	D	98.1
							(85.7)	C
Convertible debt, net	—	8.1	—	—	—	—	—		8.1
Deferred tax liabilities	—	4.0	—	—	—	—	—		4.0
Other long-term liabilities		7.1	—	—	—	—	—		7.1
Total liabilities	38.6	240.5	67.7	61.1	—	30.4	(68.6)		369.7
STOCKHOLDERS’ EQUITY (DEFICIT)	(11.9)	(106.9)	(7.1)	(16.0)	0.3	(15.3)	(0.9)	A	132.3
							156.9	B
							133.2	B
Total liabilities and stockholders’ equity (deficit)	$26.7	$133.6	$60.6	$45.1	$0.3	$15.1	$220.6		$502.0

COMPLETED TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
	Eaze 1/1 – 3/31/2026	Hawthorne 1/1 – 4/7/2026	Bridgewell 1/1 – 6/4/2026	PharmaCann	Vireo Health of Rocky Mountain 1/1 – 3/19/2026	C21 Investments	Transaction Accounting Adjustments		Pro Forma Combined Other Closed
Revenue	$35.3	$26.8	$66.1	$33.8	$25.4	$15.1	$—		$202.5
Cost of sales
Product costs	19.9	20.3	56.2	18.0	11.4	9.4	—		135.2
Gross profit	15.4	6.5	9.9	15.8	14.0	5.7	—		67.3
Operating expenses:
Selling, general and administrative expenses	16.0	5.5	5.8	13.2	11.0	6.4	—		57.9
Depreciation	1.9	—	0.1	0.5	1.1	—	—		3.6
Amortization	—	1.9	—	—	2.0	—	2.5	A	6.4
Total operating expenses	17.9	7.4	5.9	13.7	14.1	6.4	2.5		67.9
Income (loss) from operations	(2.5)	(0.9)	4.0	2.1	(0.1)	(0.7)	(2.5)		(1)
Other income (expense)
Interest expense, net	—	—	(5.2)	—	(6.3)	(0.1)	—		(11.6)
Other income (expense)	0.1	0.1	(0.2)	—	(0.7)	0.1	—		(0.6)
Other income (expenses), net	0.1	0.1	(5.4)	—	(7.0)	—	—		(12.2)
Income (loss) before income taxes	(2.4)	(0.8)	(1.4)	2.1	(7.1)	(0.7)	(2.5)		(12.8)
Deferred income taxes recoveries (expenses)	—	—	—	—	—	(2.6)	—		(2.6)
Net income (loss) and comprehensive loss	$(2.4)	$(0.8)	$(1.4)	$2.1	$(7.1)	$(3.3)	$(2.5)		$(15.4)

PROBABLE TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
	Cannabist	Fluent	FRX	FRX2	CAOH	Canoe Hill	Transaction Accounting Adjustments		Pro Forma Combined Other Probable
Revenue	$44.5	$35.0	$9.1	$3.6	$—	$7.1	$—		$99.3
Cost of sales
Product costs	27.3	25.2	5.0	2.1	—	4.2	—		63.8
Gross profit	17.3	9.8	4.1	1.5	—	2.9	—		35.6
						41%
Operating expenses
Selling, general and administrative expenses	13.1	16.8	3.5	1.7	—	1.8	—		36.9
Stock-based compensation expenses	—	0.2	—	—	—	—	—		0.2
Depreciation	—	3.0	0.1	0.1	—	0.1	—		3.3
Total operating expenses	13.1	20.0	3.6	1.8	—	1.9	—		40.4
Income (loss from operations)	4.2	(10.2)	0.5	(0.3)	—	1.0	—		(4.9)
Other income (expense)
Interest expense, net	—	(11.8)	(3.6)	(3.0)	—	(0.2)	8.5	B	(10.7)
							(0.6)	B
Gain (loss) on disposal of assets and debt	—	(0.2)	—	—	—	—	—		(0.2)
Derivative gain (loss)	—	1.1	—	—	—	—	—		1.1
Other income (expense)	(0.5)	(0.3)	0.1	—	—	—	—		(0.7)
Other income (expenses), net	(0.5)	(11.2)	(3.5)	(3.0)	—	(0.2)	7.9		(10.5)
Income (loss) before income taxes	3.7	(21.4)	(3.0)	(3.3)	—	0.8	7.9		(15.3)
Current income tax expense	0.0	(4.6)	—	—	—	—	—		(4.6)
Net income (loss) and comprehensive income (loss)	$3.7	$(26.0)	$(3.0)	$(3.3)	$—	$0.8	$7.9		$(19.9)

COMPLETED TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
	Bridgewell	PharmaCann	Vireo Health of Rocky Mountain	C21 Investments	Transaction Accounting Adjustments		Pro Forma Combined Other Closed
Revenue	$195.9	$73.6	$127.3	$32.6	$—		$429.4
Cost of sales
Product costs	179.0	44.3	59.2	19.0	—		301.5
Gross profit	16.9	29.3	68.1	13.6	—		127.9
Operating expenses
Selling, general and administrative expenses	14.1	17.5	49.5	11.7	—		92.8
Transaction related expenses	—	—	—	—	0.5	A	0.5
Depreciation	0.3	—	2.4	—	—		2.7
Amortization	—	—	12.7	—	—		12.7
Total operating expenses	14.4	17.5	64.6	11.7	0.5		108.7
Income (loss) from operations	2.5	11.8	3.5	1.9	(0.5)		19.2
Other income (expense)
Interest expense, net	(7.4)	—	(5.3)	(0.2)	—		(12.9)
Gain (loss) on disposal of assets and debt	—	—	(0.1)	—	—		(0.1)
Other income (expense)	(0.2)	(1.4)	0.2	(0.3)	—		(1.7)
Other income (expenses), net	(7.6)	(1.4)	(5.2)	(0.5)	—		(14.7)
Income (loss) before income taxes	(5.1)	10.4	(1.7)	1.4	(0.5)		4.5
Current income tax expense	—	—	—	(4.6)	—		(4.6)
Net income (loss) and comprehensive loss	$(5.1)	$10.4	$(1.7)	$(3.2)	$(0.5)		$(0.1)

PROBABLE TRANSACTIONS
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
	Cannabist	Fluent	FRX	FRX2	CAOH	Canoe Hill	Transaction Accounting Adjustments		Pro Forma Combined Other Probable
Revenue	$104.4	$86.7	$13.3	$6.2	$—	$14.8	$—		$225.4
Cost of sales
Product costs	66.4	58.6	6.7	3.1	—	8.3	—		143.1
Gross profit	38.0	28.1	6.6	3.1	—	6.5	—		82.3
Operating expenses
Selling, general and administrative expenses	31.7	39.1	3.9	1.8	—	7.2	—		83.7
Transaction related expenses	—	—	—	—	—	—	0.9	A	0.9
Stock-based compensation expenses	—	0.3	—	—	—	—	—		0.3
Depreciation	1.6	7.4	0.1	0.1	—	0.3	—		9.5
Total operating expenses	33.3	46.8	4.0	1.9	—	7.5	0.9		94.4
Loss from operations	4.7	(18.7)	2.6	1.2	—	(1.0)	(0.9)		(12.1)
Other income (expense)
Interest expense, net	—	(20.9)	(7.1)	(6.0)	—	(1.2)	15.5	B	(19.7)
							(1.2)	B
Impairment of long-lived assets	—	(36.9)	—	—	—	—	—		(36.9)
Gain (loss) on disposal of assets and debt	1.2	(0.9)	—	—	—	—	—		0.3
Other income (expense)	0.1	9.4	—	—	—	—	—		9.5
Other income (expenses), net	1.3	(49.3)	(7.1)	(6.0)	—	(1.2)	14.3		(46.8)
Income (loss) before income taxes	6.0	(68.0)	(4.5)	(4.8)	—	(2.2)	13.4		(58.9)
Current income tax expense	0.1	(17.7)	—	(0.1)	—	—	—		(17.7)
Net income (loss) and comprehensive income (loss)	$6.1	$(85.7)	$(4.5)	$(4.9)	$—	$(2.2)	$13.4		$(76.6)

THE MERGER
The following is a discussion of the merger and the material terms of the merger agreement. You are urged to read the merger agreement carefully and in its entirety. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. This section is not intended to provide you with any factual information about Vireo Growth or Planet 13. Such information can be found elsewhere in this proxy statement/prospectus (including the annexes hereto) and in the public filings Vireo Growth and Planet 13 make with the SEC, some of which are incorporated by reference into this proxy statement/prospectus, as described in “Where You Can Find More Information” beginning on page 228.
Background of the Merger
The following is a summary of the events leading up to the signing of the merger agreement and the key meetings, negotiations and discussions by and between Vireo Growth and Planet 13 and their respective advisors that preceded the public announcement of the merger. However, this summary does not purport to catalog every conversation or interaction among the representatives of Vireo Growth, Planet 13 and other parties. The terms of the merger agreement are the result of arm’s-length negotiations between representatives of Vireo Growth and Planet 13.
The Planet 13 board, in the ordinary course and consistent with its fiduciary duties, along with the Planet 13 management team, continually evaluates Planet 13’s operations and future business prospects. In connection with such ongoing evaluation, the Planet 13 board and management team also periodically review and assess potential strategic alternatives available to Planet 13, including merger and acquisition transactions and asset acquisitions and dispositions.
In September 2025, Ryan Breeden, an employee of one of Vireo Growth’s subsidiaries, contacted Robert Groesbeck at Planet 13 to discuss the cannabis industry generally and Planet 13’s interest in meeting with John Mazarakis, Chief Executive Officer of Vireo Growth. During the following weeks, Robert Groesbeck and Larry Scheffler had discussions regarding Vireo Growth and had a further discussions with Ryan Breeden.
In December 2025, Messrs. Groesbeck, Scheffler and Mazarakis had several meetings and discussions, to discuss their respective operations, the cannabis industry generally and the possibility of a strategic relationship between the companies.
On January 9, 2026, Vireo Growth, through Mr. Mazarakis, presented to Planet 13 a verbal non-binding indication of interest (the “indication of interest”) pursuant to which Vireo Growth would acquire Planet 13 in an all-stock transaction for 160 million subordinate voting shares of Vireo Growth. The indication of interest also included proposed post-acquisition employment terms for Messrs. Groesbeck, Scheffler and Wren, including among other things, base salaries consistent with their Planet 13 salaries, and a potential bonus (in the form of restricted subordinate voting shares of Vireo Growth) based on an increase in the post transaction revenue of Planet 13 as compared to a pre-signing revenue target, as a result of the post-closing employment efforts of Messrs. Groesbeck and Scheffler and Christopher Wren and a potential cash bonus to the same individuals based solely upon the legalization of adult use sales in Florida (the “Management Incentive Plan,” or “MIP”). The indication of interest also contemplated lock-up periods in relation to Vireo Growth shares for members of management owning 5% or more of the Planet 13 shares.
Discussions continued between Messrs. Groesbeck, Scheffler and Mazarakis during January 2026, and on January 22, 2026, Messrs. Groesbeck and Scheffler presented to Vireo Growth a counterproposal pursuant to which Vireo Growth would acquire Planet 13 in an all-stock transaction for a purchase price payable in subordinate voting shares of Vireo Growth equal to the greater of (i) a 50% premium to Planet 13’s 10-day trailing volume weighted average price measured from the date of the signing of a definitive agreement or (ii) $0.30 per Planet 13 common share. On January 23, 2026, Mr. Mazarakis rejected the Planet 13 counterproposal, and on January 23, 2026, Mr. Groesbeck delivered to Mr. Mazarakis a written summary of the terms of the indication of interest. On January 25, 2026, Mr. Mazarakis reconfirmed the terms of the indication of interest. Later Mr. Mazarakis was invited to attend the Planet 13 board meeting on February 9, 2026 by Mr. Groesbeck and Mr. Scheffler.
On February 9, 2026, the Planet 13 board held a meeting at which the full board was present, and discussed background regarding Vireo Growth and the terms of the indication of interest. Mr. Mazarakis attended a portion of that meeting to discuss Vireo Growth and the indication of interest. Following the discussions, the Planet 13 board unanimously supported continuing the discussions with Vireo Growth regarding the proposed transaction.
On February 12, 2026, Vireo Growth presented a draft memorandum of understanding to Planet 13 based on the indication of interest.
The parties continued discussions in February 2026, and on February 20, 2026, a final memorandum of understanding was executed by Vireo Growth and Planet 13, pursuant to which Vireo Growth would acquire Planet 13 in an all-stock transaction for 160 million subordinate voting shares of Vireo Growth (the “memorandum of understanding”). Pursuant to the memorandum of understanding, Vireo Growth and Planet 13 agreed to an initial 75-day exclusivity period. The memorandum of understanding did not include any proposed post-acquisition employment terms for Messrs. Groesbeck, Scheffler and Wren and did not include any reference to the MIP.
On March 2, 2026, a representative of Vireo Growth sent Planet 13 an initial due diligence request list.
Following execution of the memorandum of understanding, and based on the expectation that Messrs. Groesbeck, Scheffler and Wren would receive potential post-acquisition employment terms consistent with the indication of interest, because of the nature of certain terms contemplated in the initial discussions regarding the MIP, Planet 13 decided to form a special committee of the Planet 13 board to evaluate, advise and negotiate with respect to the proposed transaction in accordance with the advice of their outside counsel, Cozen O’Connor. On March 13, 2026, the Planet 13 board officially formed a special committee (the “Special Committee”) comprised of David Loop, Adrienne O’Neal and Kevin Martin, with Kevin Martin being appointed to serve as the chair of the Special Committee. The Planet 13 board delegated to the Special Committee the power (i) to evaluate the advisability and fairness of the proposed transaction to Planet 13 and its stockholders (including the unaffiliated stockholders of Planet 13) and, in connection with such evaluation, to examine any and all matters concerning the proposed transaction (including any management arrangements), or any aspect thereof, as the Special Committee deemed appropriate; (ii) to negotiate, on behalf of Planet 13, the terms and conditions of the proposed transaction, including the terms and conditions of any definitive agreements relating to the proposed transaction; (iii) to reject the proposed transaction, including to cause Planet 13 to adopt such defenses to an unsolicited bid as the Special Committee may deem reasonably necessary; (iv) to make a recommendation to the Planet 13 board and, if deemed appropriate, to the stockholders of Planet 13 concerning the proposed transaction; (v) to have access to all information reasonably necessary to make an informed decision regarding the proposed transaction; (vi) to engage or retain, at the expense of Planet 13, legal counsel and other advisors (including financial advisors) of any nature to the Special Committee, as it shall deem appropriate; and (vii) to review and participate in the filing and/or making of public statements, including press releases and applicable securities law filings, relative to the proposed transaction and related matters.
On March 9, 2026, a representative of Vireo Growth sent an initial draft of the merger agreement to representatives of Planet 13. Over the next two weeks, representatives of Cozen O’Connor and Planet 13 discussed at a high level certain issues identified from the initial draft of the merger agreement as well as potential next steps, timeline and due diligence plans.
On March 18, 2026, representatives of Cozen O’Connor discussed the proposed transaction process with representatives of Eversheds Sutherland (US) LLP (“Eversheds”), outside counsel to Vireo Growth, including the determination that a special committee was advisable and had been formed, and to discuss setting up a due diligence data room for the transaction.
After interviewing several law firms, the Special Committee determined to select Foley Hoag LLP (“Foley Hoag”) to serve as counsel to the Special Committee based on Foley Hoag’s expertise and other qualifications, including knowledge of the industry in which Planet 13 operates and experience advising special committees.

On March 28, 2026, representatives of Foley Hoag circulated an independence questionnaire to the then-current members of the Special Committee. On March 31, 2026, the Special Committee formally engaged Foley Hoag as its independent legal advisor.
From April 1, 2026, to April 6, 2026, representatives of Foley Hoag reviewed responses to a director and officer independence questionnaire that it had circulated to the Special Committee members and conducted interviews to assess each member’s independence to continue to serve on the Special Committee.
On April 6, 2026, the Special Committee held a meeting with representatives of Foley Hoag in attendance. The Special Committee discussed the memorandum of understanding and potential investment banks and other advisors to be hired by the Special Committee. The Special Committee instructed Foley Hoag to solicit proposals from certain investment banks that could serve as the Special Committee’s financial advisor.
Also on April 6, 2026, following a call among representatives of Cozen O’Connor and Foley Hoag during which transaction matters were discussed, representatives of Cozen O’Connor sent the draft merger agreement received from Eversheds for the Special Committee’s review and comment.
On April 8, 2026, representatives of Foley Hoag spoke with Mr. Martin and briefed him on the responses to the independence questionnaire and interviews that were conducted to assess committee member independence. In particular, representatives from Foley Hoag and Mr. Martin discussed the fact that Ms. O’Neal had certain significant co-investments with one of Planet 13’s co-founders and that Mr. Loop, in connection with Planet 13’s acquisition of VidaCann LLC, had been employed by Planet 13 in the past. While Mr. Martin believed that both Ms. O’Neal and Mr. Loop were independent of Planet 13, consistent with the recommendation of Foley Hoag, Mr. Martin determined to recommend that the Planet 13 board re-constitute the Special Committee with independent members other than Ms. O’Neal and Mr. Loop. In response to Mr. Martin’s recommendation, the Planet 13 board undertook a director search and identified the Hon. Nancy Saitta (Ret.) (“Judge Saitta”) and Leilani Bradford as potential independent director candidates and special committee members. Representatives of Foley Hoag reviewed responses to a director and officer independence questionnaire that it had circulated to Judge Saitta and Ms. Bradford and conducted interviews to assess their independence to serve on the Special Committee. Based on the responses to the questionnaires and interviews, they concluded that Judge Saitta and Ms. Bradford were independent.
On an April 10, 2026 call among representatives of Cozen O’Connor and Foley Hoag, representatives of Cozen O’Connor briefed representatives of Foley Hoag on certain Canadian matters related to the proposed transaction, including Canadian Securities Exchange (“CSE”) matters and the potential need to obtain the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by Messrs. Scheffler, Groesbeck and Wren pursuant to Canadian Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions. Representatives of Cozen O’Connor advised that the analysis relating to whether such a vote would be required (in addition to the stockholder vote required by Nevada law) would be undertaken and Cozen O’Connor would be working with Vireo Growth’s Canadian counsel on that analysis (and also with the Special Committee’s Canadian counsel, if and when the Special Committee engaged such counsel).
During the first few weeks of April, Mr. Martin reviewed proposals from potential financial advisors and interviewed representatives of such firms.
On April 24, 2026, the Nominating Committee of the Planet 13 board, by unanimous written consent, recommended the appointment of Judge Saitta and Ms. Bradford as directors, determined each to be independent under Nasdaq Rule 5605(a)(2), and recommended their assignment to the Audit Committee, Compensation Committee and Nominating Committee. On the same date, the full Planet 13 board, by unanimous written consent signed by all five then-serving directors, expanded the Planet 13 board from five to seven members, appointed Judge Saitta and Ms. Bradford as directors, terminated the original special committee (which had been comprised of David Loop, Adrienne O’Neal and Kevin Martin), and constituted a new Special Committee consisting of Mr. Martin (Chair), Judge Saitta and Ms. Bradford. The Planet 13 board delegated to the reconstituted Special Committee the same powers previously delegated to the original Special Committee. The Planet 13 board also directed all directors, officers, agents, attorneys and employees to assist the Special Committee and provided that each member would be indemnified to the fullest extent permitted by law.

Also on April 24, 2026, Eversheds circulated to Cozen O’Connor the draft forms of the voting agreement and lock-up letter proposed to be signed by certain officers and directors of Planet 13, as well as certain of their affiliates, in connection with the proposed transaction.
On April 29, 2026, the reconstituted Special Committee met. At such meeting, the Special Committee reviewed the memorandum of understanding and proposed transaction, ratified Foley Hoag’s engagement, discussed the process for selecting a financial advisor, discussed Mr. Martin’s interviews of the financial advisor candidate firms and reviewed written proposals from four financial advisory firms.
On May 1, 2026, the Special Committee again met and at such meeting determined to select ATB Cormark as the Special Committee’s financial advisor based on ATB Cormark’s qualifications, reputation and knowledge of the industry in which Planet 13 operates and forwarded ATB Cormark’s engagement letter to Planet 13. The Special Committee informed both ATB Cormark and Planet 13 that if ATB Cormark were hired, it would need to be retained by, report exclusively to, and take instruction from, only the Special Committee.
On May 4, 2026, Planet 13 contacted Vireo Growth to request a 30-day extension to the exclusivity period. Vireo Growth responded with a request for a 45-day extension to the exclusivity period, and a letter extending such exclusivity period for an additional 45 days was executed by Vireo Growth and Planet 13 as of May 5, 2026.
At meetings on May 8 and May 15, 2026, representatives of Foley Hoag briefed the Special Committee on the negotiations of the ATB Cormark engagement letter and the Special Committee discussed the terms of ATB Cormark’s engagement. The Special Committee also discussed the initial draft merger agreement and potential candidates to serve as Canadian and Nevada local counsel.
On May 12, 2026, Sean Apfelbaum, General Counsel of Vireo Growth, circulated to Cozen O’Connor an initial draft of the MIP. Between May 12, 2026 and May 19, 2026, Cozen O’Connor discussed the MIP with Messrs. Groesbeck, Scheffler and Wren, and based upon guidance from them Cozen O’Connor discussed the MIP with Mr. Apfelbaum.
On May 16, 2026, members of the Planet 13 board, requested a meeting of the full Planet 13 board with representatives of Vireo Growth to be in attendance for a portion of the meeting so the new board members could hear from Mr. Mazarakis on the information he previously discussed with the Planet 13 board on February 9, 2026, which request was declined by the Special Committee on May 21, 2026.
On May 18, 2026, the Special Committee formally engaged ATB Cormark as its exclusive independent financial advisor.
On May 19, 2026, Mr. Apfelbaum circulated to Cozen O’Connor an updated MIP, which removed the cash payment that would have been triggered upon all Vireo Florida dispensaries achieving one calendar month of adult use sales and replaced it with certain revenue targets that would trigger any post-closing bonus payment for Messrs. Groesbeck, Scheffler and Wren.
At its May 22 and May 29, 2026 meetings, the Special Committee discussed that the purpose of the Special Committee was to determine whether it was the right time, in view of the best interests of Planet 13 stockholders, to explore a sale of Planet 13 to Vireo Growth or another strategic alternative to remaining a standalone company. The Special Committee also reviewed the draft merger agreement prepared by Eversheds and certain key negotiation issues raised by the draft and instructed Foley Hoag to discuss with ATB Cormark the possibility of undertaking a targeted market check by contacting a select group of potential bidders for Planet 13. During this time, representatives of Foley Hoag interviewed potential candidates to serve as the Special Committee’s Nevada local counsel and after discussion, the Special Committee engaged Holland & Hart LLP (“Holland & Hart”) as its Nevada counsel.
On May 22, 2026, after continued inquiries from Planet 13 and Vireo Growth as to timing of receiving a revised merger agreement, Cozen O’Connor followed up with Foley Hoag inquiring about the timing of the Special Committee’s comments to the merger agreement, as both Planet 13 and Vireo Growth wanted the revised agreement sent to Vireo Growth by May 25, 2026, and offered to discuss comments with Foley Hoag over the weekend.

On that date, Foley Hoag advised Cozen O’Connor that the merger agreement should be sent without comments from the Special Committee, noting it was still subject to review and comment by the Special Committee and its counsel.
On May 25, 2026, Cozen O’Connor circulated a revised initial draft of the merger agreement to Eversheds and Vireo Growth and noted that, in the interest of time and because the Special Committee had just recently engaged ATB Cormark, the merger agreement was being sent without input from the Special Committee or its advisors. Among other revisions circulated in this initial revised draft, Planet 13 requested a reverse termination fee, additional representations and warranties from Vireo Growth and mutuality of interim operating covenants.
On June 2, 2026, Foley Hoag, on behalf of the Special Committee, sent to Cozen O’Connor the Special Committee’s request for compensation of a fixed payment of $65,000 for each committee member and $70,000 for the chair, which would not be contingent upon the consummation of any transaction or any particular outcome. Such compensation would be in addition to the general board compensation of $100,000 per year that all Planet 13 board members receive. Following receipt, Cozen O’Connor discussed the request with representatives of Planet 13 who thereafter discussed with the Planet 13 board, excluding the Special Committee members.
On June 2, 2026, Foley Hoag was informed that on May 5, 2026, Planet 13 extended the exclusivity period. The exclusivity provisions prohibited the market check that it was discussed that ATB Cormark might undertake and plans for such market check were therefore abandoned. At Special Committee meetings held over the next week, representatives of Holland & Hart presented an overview of the fiduciary duties of the Special Committee members under Nevada law and ATB Cormark provided the Special Committee an analysis of the merger agreement economics. ATB Cormark confirmed that the 160,000,000 subordinate voting shares of Vireo Growth contemplated by the memorandum of understanding would, following Vireo Growth’s anticipated 30-for-1 share consolidation, result in approximately 5,333,333 post-consolidation subordinate voting shares of Vireo Growth at an implied exchange ratio of approximately 0.0154 per Planet 13 common share. ATB Cormark recommended that the Special Committee seek, among other things, a price floor at approximately the then-current premium level, a reverse termination fee, a “go-shop” provision and the modification of the potential revenue-based bonus contained in the post-closing employment arrangements for Messrs. Groesbeck, Scheffler and Wren.
On June 3, 2026, at a meeting of the Special Committee at which representatives of Foley Hoag and ATB Cormark were present, ATB Cormark presented its preliminary financial analysis of the proposed transaction and reviewed Planet 13’s financial projections. Based on the memorandum of understanding consideration of 160,000,000 subordinate voting shares of Vireo Growth at Vireo Growth’s then-current trading price, ATB Cormark estimated that the implied offer price for Planet 13 common stock represented a premium of approximately 28%. ATB Cormark also discussed Planet 13’s cash position and reported that Planet 13 could face financial distress by approximately December 2026 or January 2027, and that capital availability for small-cap cannabis companies was extremely limited in the current market. The financial situation of Planet 13 was the key driver from the Planet 13 board’s perspective in seeking to get a transaction completed with Vireo Growth as quickly as possible.
On June 7, 2026, Cozen O’Connor, on behalf of Planet 13, requested, through Foley Hoag, the Special Committee consider the use of Cozen O’Connor’s Canadian legal professionals for the Special Committee’s review and discussion of Canadian legal matters related to the proposed transaction, namely CSE matters and the need to obtain the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by Messrs. Scheffler, Groesbeck and Wren pursuant to Canadian Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions. In the previous weeks, the Special Committee had attempted to engage Bennett Jones as its independent Canadian counsel, but the engagement was not finalized due to Planet 13’s concerns regarding the estimated costs and scope of the work proposed given the proposed transaction and the work completed to date by Cozen O’Connor, as Planet 13’s Canadian counsel.
At its June 10, 2026 meeting, the Special Committee conducted a comprehensive review of the draft merger agreement with representatives of Foley Hoag. The Special Committee instructed Foley Hoag to have ATB Cormark seek price protection for the transaction at the 38% premium then prevailing and certain other deal protections. The Special Committee instructed Foley Hoag to prepare a markup of the merger agreement, including provisions contemplating a go-shop period and confirming Planet 13’s request for a reverse termination fee, for circulation to Cozen O’Connor. Additionally, the Special Committee instructed Foley Hoag to prepare and circulate an issues list for discussion with respect to the draft merger agreement.
On June 10, 2026, Foley Hoag circulated to Eversheds and Cozen O’Connor an issues list for discussion with respect to the draft merger agreement.
The Special Committee met again on June 12, 2026, and after discussion of realistic alternatives available to Planet 13 and Planet 13’s cash position, approved an extension of the exclusivity period, and on June 18, 2026, Planet 13 and Vireo Growth entered into the extension of exclusivity for an additional 45 days from the pending June 20 expiration. The Special Committee also determined that, in the interest of time, the Special Committee should engage Bennett Jones without continuing to seek execution by Planet 13 of the engagement letter.
On June 15, 2026, Foley Hoag, on behalf of the Special Committee, circulated to Cozen O’Connor certain due diligence requests. Also on that day, Eversheds, on behalf of Vireo Growth, circulated Vireo Growth’s responses to the Special Committee’s issues list, which included a rejection of the reverse termination fee and go-shop period.
At the Special Committee’s June 16, 2026 meeting, the Special Committee reviewed Vireo Growth’s responses to its issues list, including Vireo Growth’s rejection of the request for a floor on the exchange ratio, the go-shop period and the reverse termination fee. The Special Committee also discussed Planet 13’s declining cash balance and the potential need for management services agreements or other interim financial arrangements if the closing of the proposed transaction did not happen expeditiously, whether from delays in connection with obtaining regulatory approvals or otherwise.
On June 18, 2026, representatives of Cozen O’Connor and Planet 13 discussed Vireo Growth’s responses to the Special Committee’s issues list and concerns with respect to the pace of transaction timing and negotiations. Also on June 18, 2026, Vireo Growth circulated to Cozen O’Connor, who then circulated to Foley Hoag, a draft of the proposed restricted stock unit arrangement that was intended to replace the previous proposed MIP due to Canadian securities laws approval requirements that would be needed if the MIP were retained. Given the changes to the compensation structure, and the elimination of the key component considered by the Planet 13 board in making its original decision to form the Special Committee, at the request of Planet 13, representatives of Cozen O’Connor and Planet 13 discussed the Planet 13 board’s desire to explore a disbandment of the Special Committee or a reduction in the Special Committee’s scope based on the changes and Planet 13’s concern on what it viewed as the lack of progress by the Special Committee in evaluating the transaction and negotiating the merger agreement.
At the Special Committee’s June 19, 2026 meeting, at which representatives of Foley Hoag and ATB Cormark were present, ATB Cormark and Mr. Martin reported on a meeting ATB Cormark and Mr. Martin had held with Mr. Mazarakis the prior week during which Vireo Growth had indicated it would not consider a floor or collar on the exchange ratio and would not move on price. ATB Cormark reported that the premium in comparable Vireo Growth acquisitions was approximately 10%, significantly below the approximately 38% premium offered for Planet 13 at the time the memorandum of understanding was executed, and that ATB Cormark did not believe Vireo Growth would be willing to move significantly on the exchange ratio. ATB Cormark further reported that Planet 13’s base case projected a negative cash balance in the first quarter of 2027 and noted that any management incentive based on Planet 13’s performance would need to use a revenue metric rather than EBITDA because Planet 13 did not generate meaningful EBITDA. The Special Committee also instructed Foley Hoag to prepare a letter to the Planet 13 board documenting certain concerns the Special Committee had regarding certain aspects of Planet 13’s management of the transaction process to date with respect to interactions with the Special Committee.
Also on June 19, 2026, representatives of Eversheds and Cozen O’Connor discussed the transaction delays that continued, Planet 13’s cash position and a potential narrowing of the Special Committee’s mandate in an effort to potentially move the transaction forward in a more expeditious manner while continuing to allow the Special Committee and the Planet 13 board to fulfill their respective fiduciary obligations to the Planet 13 stockholders.

On June 22, 2026, Cozen O’Connor communicated to Foley Hoag that the Planet 13 board might reconsider whether the Special Committee or its advisors would continue to have the same role in the transaction or whether the Special Committee’s mandate might be modified.
Also, on June 22, 2026, the Special Committee met. At the meeting the Special Committee reviewed its merger agreement positions in detail, taking into account ATB Cormark’s completed financial model and Vireo Growth’s responses. The Special Committee instructed Foley Hoag to seek a reduced termination fee, to continue pursuing a reverse termination fee, to seek certain carve-outs to the Planet 13 material adverse effect definition, to permit Planet 13 to retain a greater ability to manage its cash position during the interim period, to maintain its request for a go-shop period and a Special Committee recommendation-change right, and to require Vireo Growth to pay all outstanding Planet 13 transaction expenses at closing. The Special Committee also approved the draft letter to the Planet 13 board documenting the Special Committee’s concerns regarding the transaction process and directed Foley Hoag to deliver such letter.
Later that day, the Special Committee, through Foley Hoag, sent a letter to the Planet 13 board (the “June 22 Letter”), which set forth certain reasons for what Planet 13 viewed as the delay on the part of the Special Committee and its advisors and documented the Special Committee’s concerns regarding management of the transaction process to date including, the delays associated with the engagement letter for Bennett Jones, Planet 13’s unilateral extension of the exclusivity period, and outstanding diligence and Special Committee compensation requests.
Between June 19, 2026 and June 24, 2026, representatives of Planet 13 and Cozen O’Connor also continued to have numerous discussions regarding the Planet 13 board’s desire to make changes to the Special Committee and the issues associated with and driving the desire to make such changes, including the Planet 13 board’s continued concern with the persistent delays in the Special Committee’s and its advisors’ progress on their review of the transaction, particularly in light of Planet 13’s cash condition and the possibility of a leak which could jeopardize the transaction.
On June 24, 2026, representatives of Cozen O’Connor, Eversheds and McDonald Carano, Vireo Growth’s Nevada local counsel, discussed the Planet 13 board’s desire to make changes to the Special Committee and the issues associated with and driving the desire to make such changes.
At the Special Committee’s June 24, 2026 meeting, the Special Committee discussed ATB Cormark’s preliminary analysis of the proposed restricted stock unit arrangement, noting that management’s proposed potential bonus compensation included downside protection not available to Planet 13’s other stockholders. Mr. Martin also reported that he had signed a revised engagement letter on behalf of the Special Committee and engaged Bennett Jones as the Special Committee’s independent Canadian counsel. Also on that day, Foley Hoag circulated to Cozen O’Connor responses of the Special Committee to the revised issues list sent by Eversheds on June 15, 2026.
On June 25, 2026, Cozen O’Connor informed Foley Hoag that the Planet 13 board had decided to propose that the Planet 13 board (i) narrow the Special Committee’s mandate so that the Special Committee would review only the employment arrangements and restricted stock unit awards to be entered into in connection with the transaction, and (ii) reassign ATB Cormark from serving as the Special Committee’s independent financial advisor to serving as Planet 13’s financial advisor. The Special Committee instructed Foley Hoag to invite Holland & Hart to attend the Special Committee’s next meeting to advise on the Nevada law implications of the changes to the management incentives.
Later that day, the Planet 13 board, with members of the Special Committee abstaining, approved the Special Committee compensation as requested, to be paid in three equal payments to be paid in July, October and December 2026, and not contingent upon the outcome with respect to any strategic matters evaluated by the Special Committee and due and payable on the dates due regardless of any events occurring after the approval date.
On June 26, 2026, the Special Committee held a meeting at which representatives of Foley Hoag and Holland & Hart were present. The Special Committee discussed the proposals to narrow its mandate and to reassign ATB Cormark. The Special Committee discussed that the restructuring of management’s compensation as employment agreements and restricted stock units was, in their view, a change in form rather than substance, because management would continue to receive compensation tied to the post-closing revenue performance of the combined company regardless of the elimination of the Florida adult use revenue element, and that limiting the Special Committee’s authority to the compensation component alone was not appropriate given that the Special Committee had been formed to address the risk that value might be transferred from unaffiliated stockholders to management through the transaction structure. After discussion, the Special Committee unanimously rejected both proposals.
At its June 29, 2026 meeting, the Special Committee approved and authorized the transmission of a formal response to the Planet 13 board (the “June 29 Letter”). The June 29 Letter set forth four principal positions: first, that the potential conflict of interest underlying the transaction persisted regardless of how management’s compensation was characterized; second, that the restricted stock unit value and the exchange ratio were interdependent, such that the Special Committee could not meaningfully evaluate one without the other; third, that an independent financial advisor of the Special Committee was required because an advisor serving Planet 13 could not independently evaluate the fairness of the management compensation arrangements; and fourth, that a proposal to narrow the Special Committee’s mandate and remove its financial advisor, was inappropriate. The June 29 Letter also stated that ATB Cormark had advised the Special Committee that maintaining the status quo was untenable and that Planet 13 could become cash-flow negative in the first quarter of 2027 so time was of the essence in respect of the transaction and the Special Committee’s work.
Also on that day, representatives of Cozen O’Connor and Foley Hoag discussed the June 29 Letter and representatives of Cozen O’Connor also had discussions regarding the same with Planet 13. Representatives of Cozen O’Connor and Eversheds also had further discussions regarding the proposed limiting of the Special Committee’s scope and representatives of both Vireo Growth and Planet 13 participated in certain of those discussions. Following such discussions, it was decided that the Planet 13 board would not move forward at that time with the proposal to limit the Special Committee’s scope. This decision was communicated orally by representatives of Cozen O’Connor to representatives of Foley Hoag.
Also on that day, Vireo Growth circulated to Cozen O’Connor, who then circulated to Foley Hoag, the draft employment offer letters that provided the terms and conditions with respect to the proposed post-merger employment of Messrs. Groesbeck, Scheffler and Wren.
On June 30, 2026, Cozen O’Connor sent Eversheds an initial draft of the Planet 13 disclosure schedules to the merger agreement.
On July 1, 2026, Eversheds circulated a revised draft of the merger agreement to Cozen O’Connor, which Cozen O’Connor circulated to Foley Hoag and Planet 13. The revised draft removed the reverse termination fee and included a proposed 4% termination fee payable by Planet 13 in the event of certain events of termination.
At its July 2, 2026 meeting, at which representatives of Foley Hoag and ATB Cormark were present, the Special Committee received an update from ATB Cormark on its fairness opinion work and instructed Foley Hoag to begin preparing a markup of the merger agreement.
On July 6, 2026, representatives of Cozen O’Connor and Planet 13 met to discuss the latest draft of the merger agreement and updates on the transaction progress. Also on that day, Cozen O’Connor circulated revised drafts of the forms of voting agreements and lock-up letter.
At the Special Committee’s July 6, 2026 meeting, the Special Committee took the position that the termination fee amount should be reduced and that a reverse termination fee was appropriate. The Special Committee also directed Bennett Jones to review voting and minority approval requirements under Canadian law.
On July 7, 2026, representatives of Cozen O’Connor, Eversheds and Foley Hoag met to discuss the latest draft of the merger agreement, the open issues with respect thereto, and related transaction matters. Following such discussion, Eversheds discussed with Vireo Growth the issues raised and circulated Vireo Growth’s responses to all issues raised and requested a follow-up meeting to discuss the Special Committee’s responses to such issues. In particular, the responses again made clear Vireo Growth would not entertain a price floor, a reverse termination fee or a go-shop period, and reflected a counteroffer of a 3.5% termination fee to the Special Committee-requested 3%.

Between July 8 and July 9, 2026, the Special Committee discussed the timing of the regulatory approval process and the potential need for management services agreements or potential bridge financing, reviewed a comprehensive commercial points framework for discussion with Vireo Growth covering the exchange ratio, termination fee, reverse termination fee, material adverse effect provisions, management services agreements and operating flexibility.
On July 9, 2026, Cozen O’Connor circulated a revised draft of the employment offer letters and restricted stock unit award agreements to Eversheds, with a copy sent to Foley Hoag.
On July 10, 2026, at the request of the chair of the Special Committee, a call was held among the Special Committee chair, ATB and representatives of Cozen O’Connor. The chair of the Special Committee led this call, on which the parties discussed the transaction timeline and process and Planet 13’s cash burn and financial situation. All parties on the call committed to working together to move the transaction along as expeditiously as possible.
On July 13, 2026, representatives of Cozen O’Connor, Eversheds and Foley Hoag met to discuss Vireo Growth’s July 7, 2026 response to the open merger agreement issues and related transaction matters.
On July 14, 2026, Foley Hoag circulated the Special Committee’s comments on the merger agreement simultaneously to Cozen O’Connor and Eversheds. On the next day, Cozen O’Connor recirculated the draft merger agreement with Planet 13’s comments added to the draft circulated by Foley Hoag.
At the Special Committee’s July 15, 2026 meeting, the Special Committee determined that it would not continue to pursue a go-shop provision or a price floor because despite the efforts of ATB Cormark, Foley Hoag and the Special Committee, Vireo Growth was unwilling to compromise on these provisions. The Special Committee determined that Planet 13 should continue to pursue the ability to take certain cash-preservation actions during the interim period and that the reverse termination fee could be dropped if Vireo Growth agreed to take sufficient affirmative regulatory actions to provide closing certainty.
On July 16, 2026, Eversheds sent Cozen O’Connor revised drafts of the employment offer letters, restricted stock unit agreements, voting agreements and lock-up letter, as well as comments on the initial draft Planet 13 disclosure schedules.
On July 17, 2026, Eversheds circulated a revised draft of the merger agreement to Cozen O’Connor and Foley Hoag.
On July 19, 2026, Cozen O’Connor discussed the latest revisions to the merger agreement with Planet 13.
On July 22, 2026, at the request of the Special Committee in order to confirm some parts of the factual record that pre-dated the appointment of the Special Committee, Foley Hoag conducted a call with representatives of Planet 13 and Vireo Growth, including Mr. Apfelbaum, Mr. Mazarakis, Mr. Groesbeck, Mr. Scheffler, Ms. Oganyan, representatives of Cozen O’Connor, representatives of Eversheds and Mr. Martin. During the call, it was noted that consistent with prior communications, Vireo Growth had made the initial approach to Planet 13 and that the purchase price had remained consistent throughout the discussions. It was also confirmed by Messrs. Mazarakis, Groesbeck and Scheffler during the call that Messrs. Groesbeck and Scheffler did not propose the terms of their continued employment should Planet 13 merge with Vireo Growth; instead, they communicated a desire to resign from their positions at closing should Planet 13 consummate a merger with Vireo Growth. However, consistent with Vireo Growth’s approach to retaining certain key management in its prior acquisitions as part of its acquisition strategy, Vireo Growth requested that Messrs. Groesbeck and Scheffler remain employed following any transaction and the management compensation structure had developed in connection with that request.
Also on that date, following receipt of the Special Committee’s comments to the draft merger agreement through Foley Hoag, Cozen O’Connor circulated the consolidated comments of Planet 13 and the Special Committee on the merger agreement to Eversheds.
On July 24, 2026, Eversheds circulated a revised draft of the merger agreement to Cozen O’Connor and Foley Hoag.

Also on that date, the Special Committee held a meeting at which representatives of Foley Hoag and ATB Cormark were present. ATB Cormark discussed its updated assessment of Planet 13’s financial condition and reviewed the management restricted stock unit arrangements and indicated that the potential dilution to Planet 13’s other stockholders under various scenarios was minimal. Foley Hoag reported on the results of the July 22 call, including that Vireo Growth had made the initial approach to Planet 13, that the purchase price had remained consistent throughout the discussions and that the management compensation structure had developed in connection with Vireo Growth’s customary approach to retaining management. Regarding the merger agreement, the Special Committee discussed the status of the remaining open issues, including that Vireo Growth had not agreed to a reverse termination fee but had agreed to take certain required regulatory actions and was willing to include language requiring the Special Committee’s consent for certain Planet 13 actions.
On July 25, 2026, following a meeting with representatives of Planet 13 and Cozen O’Connor to discuss the remaining open items in the draft merger agreement, Cozen O’Connor circulated Planet 13’s final comments on the merger agreement, identifying three remaining open confirmatory items. On the same date, ATB Cormark confirmed the final exchange ratio of 0.015383618 of a Vireo Growth subordinate voting share per share of Planet 13 common stock, based on Planet 13’s capitalization as of July 24 (335,319,455 basic shares plus 11,369,670 restricted stock units), implying 5,333,333 consideration shares and a premium of 24% to Planet 13’s last closing price.
On July 26, 2026, the parties resolved the remaining open issues in the merger agreement through a series of exchanges of revised drafts and finalized the other remaining transaction documents.
Later on that day, the Special Committee held its final meeting. All three members of the Special Committee were present, together with representatives of Foley Hoag, Holland & Hart, and ATB. Foley Hoag reviewed the Special Committee’s formation, the members’ independence and each member’s disinterestedness, and each member confirmed that there had been no change in his or her independence. A representative of Holland & Hart reviewed the fiduciary duties of the Special Committee members under Nevada law. ATB Cormark then presented its fairness analysis to the Special Committee. ATB Cormark’s updated financial projections reflected a deterioration in Planet 13’s outlook since ATB Cormark’s preliminary analysis in June. ATB Cormark reviewed Planet 13’s financial situation, the limited alternatives available to Planet 13, and the prospective buyer landscape, and discussed the material terms of the proposed transaction, including the termination fee of 3.5%, the voting agreements and the majority-of-the-minority vote requirement. After reviewing its valuation methodologies and analysis, ATB Cormark rendered its verbal opinion (to be followed by delivery of its written opinion) that the consideration to be received by the unaffiliated stockholders of Planet 13 was fair from a financial point of view.
Foley Hoag reviewed the key terms of the merger agreement, including the history of the negotiations and the extent to which the Special Committee’s positions had been accepted or rejected by Vireo Growth. Mr. Martin reviewed the history of the transaction and stated his support.
Following discussion, the Special Committee unanimously approved resolutions (i) determining that the merger agreement and the transaction, each in the form presented to the Special Committee, are advisable, fair to and in the best interest of Planet 13 and its stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates), (ii) recommending that the Planet 13 board approve and declare advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, and (iii) recommending that the Planet 13 board resolve to recommend that Planet 13’s stockholders approve and adopt the merger agreement and approve the merger.
Following the Special Committee meeting, the Planet 13 board met to receive the Special Committee’s recommendation. All members of the Planet 13 board were present, together with representatives of Cozen O’Connor. Following a presentation of the Special Committee’s recommendation and a discussion of the key terms of the merger agreement, the Planet 13 board unanimously approved resolutions (i) determining that the merger agreement and the transactions contemplated thereby, including the merger, were advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates), (ii) approving, adopting and declaring advisable the merger agreement and the transactions contemplated thereby, including the merger, and (iii) directing that the merger agreement be submitted to the Planet 13 stockholders for approval and adoption at a special meeting of such stockholders. Following the meeting of the Planet 13 board, the merger agreement was executed by Planet 13 and Vireo Growth on July 26, 2026, and the parties jointly announced the execution of the merger agreement on July 27, 2026. ATB Cormark’s written fairness opinion, dated July 26, 2026, was delivered to the Special Committee on July 27, 2026.
Vireo Growth’s Rationale for the Transaction
In reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Vireo Growth board considered a number of factors, including, among others:
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the opportunity of Vireo Growth, as a combined company with Planet 13, to increase the footprint and scale Nevada and Las Vegas;

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alongside its current assets and the pending Fluent acquisition, the opportunity to position Vireo Growth as one of the largest operators in Florida, the largest medical market in the US;

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complementing its Illinois assets acquired in connection with the pending Cannabist transaction;

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adding the recognizable brand, Planet 13, to Vireo’s brand portfolio; and

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the terms and conditions of the merger agreement, including, without limitation, the following:

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the determination that the percentage ownership of Vireo Growth shareholders and Planet 13 stockholders in the combined company was appropriately based, in the judgment of the Vireo Growth’s board, on the Vireo Growth’s board’s assessment of the approximate valuations of Vireo Growth and Planet 13;

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the expectation that the merger will be treated as a reorganization for U.S. federal income tax purposes;

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the belief that the other terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction; and

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the nature of the conditions of the obligation of Planet 13 to consummate the merger.

The Vireo Growth board also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following:
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the possibility that the merger might not be completed and the potential adverse effect of the public announcement of the merger on the reputation of Vireo Growth in the event the merger is not completed;

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the risk that the merger does not close on a timely basis or at all;

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the fixed exchange ratio, which means that the value of the merger consideration will increase if the market price of Vireo’s Growth’s common stock rises before closing;

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the risk that required regulatory approvals may not be obtained, may be delayed, or may be subject to burdensome conditions, and the risk that Planet 13’s stockholders may not approve and adopt the merger agreement;

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the transaction costs to be incurred, whether or not the merger is completed; and

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various other risks associated with the merger, including the risks set forth in the section entitled “Risk Factors” beginning on page 27.

The foregoing information and factors considered by the Vireo Growth board are not intended to be exhaustive but are believed to include all of the material factors considered by the Vireo Growth board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Vireo Growth board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Vireo Growth board may have given different weight to different factors.

The Vireo Growth board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Vireo Growth’s management team and legal counsel of Vireo Growth and considered the factors overall to be favorable to, and to support, its determination.
Reasons for the Merger; Recommendations of the Planet 13 Special Committee
The Planet 13 special committee, pursuant to resolutions adopted at a meeting of the Planet 13 special committee held on July 26, 2026, unanimously (i) determined that the merger agreement, in the form presented to the Planet 13 special committee, was advisable, fair to, and in the best interests of Planet 13 and its stockholders, including the unaffiliated stockholders of Planet 13, (ii) recommended that the Planet 13 board approve and declare advisable the merger agreement, the merger, and the other transactions contemplated by the merger agreement and (iii) recommended that the Planet 13 board resolve to recommend that the Planet 13 stockholders approve and adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement. The Planet 13 board, acting on the unanimous recommendation of the Planet 13 special committee, determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Planet 13 and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for adoption at a special meeting of such stockholders, and unanimously recommended that Planet 13 stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger. During the review and approval process for the merger, there was no material disagreement between the Planet 13 special committee and the Planet 13 board and no director of Planet 13 expressed a materially contrary view or abstained from voting.
In evaluating the terms of the potential merger with Vireo Growth, the Planet 13 special committee consulted with representatives of its independent financial advisor, ATB Cormark, its independent legal advisor, Foley Hoag LLP, its independent Nevada counsel, Holland & Hart LLP, and, where appropriate, with other Planet 13 board members, members of Planet 13’s management team, and Planet 13’s outside counsel, Cozen O’Connor. The Planet 13 special committee and the Planet 13 board considered a number of factors (not in the order of relative importance), which the Planet 13 special committee and the Planet 13 board viewed as being generally positive or favorable, including:
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the price represents a 16.6% premium over Planet 13’s 20-day volume weighted average price per share as of July 24, 2026, the last trading day before the execution of the merger agreement, and a 24% premium over Planet 13’s closing price per share on such date;

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the oral opinion of ATB Cormark delivered to the Planet 13 special committee, which was confirmed by delivery of a written opinion dated July 26, 2026, to the effect that, as of such date and based upon and subject to the assumptions made therein, the consideration in the proposed merger was fair, from a financial point of view, to Planet 13’s unaffiliated stockholders, as more fully described in the section entitled “The Merger — Opinion of ATB Cormark Capital Markets”. The full text of the written opinion of ATB Cormark, dated July 26, 2026, is attached as Annex D to this proxy statement/prospectus;

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the belief that the merger is more favorable to Planet 13 stockholders than the potential value that would result from it continuing as a stand-alone company or from any potential alternatives available to the company in the medium-term;

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the fact that the merger agreement and the transactions contemplated thereby, including the merger, were negotiated on an arm’s-length basis between Planet 13, the Planet 13 special committee and their respective advisors on the one hand, and Vireo Growth and its advisors on the other hand;

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the expectation that the merger will be treated as a tax-free reorganization under U.S. federal income tax law;

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that, subject to certain conditions, the Planet 13 board or the Planet 13 special committee is permitted to change its recommendation to its stockholders in response to a Company Superior Proposal (as defined in the merger agreement);

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the likelihood that the merger and the transactions contemplated by the merger agreement will be consummated on a timely basis;

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the fact that post-closing Planet 13 stockholders will be able to participate as holders of Vireo Growth subordinate voting shares and share in the potential upside of Vireo Growth; and

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the expectation that synergies between Planet 13 and Vireo Growth will reduce overhead and lead to cost savings over time.

The Planet 13 special committee and the Planet 13 board also considered a number of factors relating to the procedural safeguards designed to ensure the fairness of the merger and to permit the Planet 13 special committee to represent effectively the interests of the unaffiliated stockholders including (not in the order of relative importance):
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the Planet 13 special committee is comprised of directors who are disinterested and independent (for purposes of serving on the Planet 13 special committee) of Planet 13 and Planet 13’s significant stockholders and management, and who are otherwise disinterested and independent with respect to a potential merger;

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the recognition by the Planet 13 special committee that it had no obligation to recommend to the Planet 13 board the approval of the merger and had the authority to reject the merger;

•
the fact that the Planet 13 special committee was empowered to, and did select and engage its own independent legal advisor, Foley Hoag LLP, its own independent Nevada counsel, Holland & Hart LLP, its own independent Canadian counsel, Bennett Jones LLP and its own independent financial advisor, ATB Cormark, and receive the advice of such advisors throughout its review, evaluation and negotiation of the potential merger and its review and evaluation of the potential alternatives, including remaining an independent public company;

•
the fact that, throughout the process, the Planet 13 special committee maintained open lines of communication with Planet 13 and the Planet 13 board regarding the scope and protocols of the Planet 13 special committee’s mandate, and that the Planet 13 special committee was able to establish and reinforce appropriate guidelines to preserve the independence and integrity of the Planet 13 special committee’s deliberations and process; and

•
the numerous meetings held by the Planet 13 special committee over more than a four-month period (including those with its legal and financial advisors present) to discuss and evaluate, among other things, the proposal from Vireo Growth, the alternatives available to Planet 13 and the Planet 13 special committee’s active oversight of the negotiation process. The Planet 13 special committee was actively engaged in the process on a regular basis and was provided access to Planet 13 and Vireo Growth management and their respective advisors in connection with the evaluation process.

In the course of its deliberations, the Planet 13 special committee and the Planet 13 board also considered a number of uncertainties, risks and other countervailing factors relating to entering into the merger agreement, including (not necessarily in the order of relative importance):
•
the fact that completion of the transactions contemplated by the merger agreement, including the merger, depended on certain factors outside of Planet 13’s control, including regulatory clearances and Planet 13 stockholder approval, and the risk that the merger might not be completed in a timely manner or at all;

•
the fact that the value of the merger consideration at the completion of the merger could decrease compared to the value at the time that the Planet 13 special committee considered recommending the merger and that the market price of the Vireo Growth subordinate voting shares could decrease following the completion of the merger and before a former Planet 13 stockholder has sold such shares and there is no collar or walk-away right to protect Planet 13 stockholders in the event of such decrease;

•
the fact that there is no “go-shop” in the merger agreement;

•
the fact that prospective bidders may perceive Vireo Growth’s right under the merger agreement to negotiate with Planet 13 to match the terms of any Company Superior Proposal (as defined in the merger agreement) prior to Planet 13 being able to terminate the merger agreement and accept a Company Superior Proposal to be a deterrent to making alternative acquisition proposals;
•
the fact that the Planet 13 board is not permitted under the merger agreement to change its recommendation to stockholders in response to what is commonly referred to as an intervening event;

•
the possibility that the termination fee of $1,800,000 payable by Planet 13 in certain circumstances could discourage other potential acquirors from making a competing proposal to acquire Planet 13 or could negatively impact the structure, pricing and terms of any such proposal;

•
the fact that there is no reverse termination fee payable by Vireo Growth in any circumstance;

•
the fact that Vireo Growth is generally not required to divest assets to secure regulatory approvals;

•
the restrictions placed on the conduct of Planet 13’s business prior to the completion of the merger pursuant to the terms of the merger agreement, which could delay or prevent Planet 13 from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Planet 13 absent the pending completion of the merger;

•
the fact that significant delays in the closing of the merger could leave Planet 13 without sufficient operating capital;

•
the potential for dilution to the Planet 13 stockholders if Vireo Growth continues to acquire other companies using its subordinate voting shares as acquisition consideration, and the potential trading impact as lockup agreements applicable to holders who received Vireo Growth subordinate voting shares in prior Vireo Growth acquisitions expire;

•
the potential for litigation by Planet 13 stockholders in connection with the transactions contemplated by the merger agreement, including the merger, which, even when lacking in merit, could nonetheless result in distraction and expense; and

•
the substantial time, effort and costs involved in connection with entering into the merger agreement and completing the merger.

In addition, the Planet 13 special committee and the Planet 13 board were aware of and considered the fact that the founders have interests in the merger that are different from and in addition to Planet 13 stockholders generally, including those interests that are as a result of employment, compensation and performance-based RSU arrangements with Vireo Growth should the merger close. For a more detailed discussion of the interests of the founders in the merger, see the section entitled “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85 of this proxy statement/prospectus.
The foregoing discussion of material factors considered by the Planet 13 special committee and the Planet 13 board in reaching their conclusions and recommendations includes the principal factors considered by the Planet 13 special committee and the Planet 13 board but is not intended to be exhaustive and may not include all the factors considered by the Planet 13 special committee and the Planet 13 board. In light of the variety of factors considered in connection with its evaluation of the transactions contemplated by the merger agreement, including the merger, neither the Planet 13 special committee nor the Planet 13 board found it practicable to, and did not quantify or otherwise assign relative or specific weights to the specific factors considered in reaching its respective determinations and recommendations. Rather, each of the Planet 13 special committee and the Planet 13 board based its decisions on the totality of factors and information it considered, including discussions with, and questioning of, Planet 13 management and its independent financial and legal advisors. Moreover, each member of the Planet 13 special committee and Planet 13 board applied his or her own personal business judgment to the process and may have given different weight to different factors. After weighing the benefits, advantages and opportunities against the risks and countervailing factors of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement, the Planet 13 special committee and the Planet 13 board concluded that the potential benefits, advantages and opportunities of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement outweighed the risks and countervailing factors.

Opinion of ATB Cormark Capital Markets
ATB Cormark Fairness Opinion
ATB Cormark was formally engaged by the Planet 13 special committee pursuant to an engagement agreement dated May 18, 2026 (the “ATB Cormark Engagement Agreement”) to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by Planet 13 stockholders (other than any stockholders of Planet 13 who are interested parties or related parties in respect of the merger or any of their respective affiliates (the “Unaffiliated Shareholders”)) pursuant to the merger. On July 26, 2026, at a meeting of the Planet 13 special committee held to evaluate the merger agreement, ATB Cormark rendered an oral opinion, confirmed by delivery of the ATB Cormark Fairness Opinion, to the Planet 13 special committee to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken and described in its opinion, the merger consideration to be received by the Unaffiliated Shareholders pursuant to the merger was fair, from a financial point of view, to the Unaffiliated Shareholders. Planet 13 and the Planet 13 board imposed no restrictions or limitations on ATB Cormark with respect to the investigations made or procedures followed by ATB Cormark in rendering the ATB Cormark Fairness Opinion.
The full text of the ATB Cormark Fairness Opinion, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex D to this proxy statement/prospectus and is incorporated by reference in its entirety. The description of the ATB Cormark Fairness Opinion set forth below is qualified in its entirety by reference to the full text of the ATB Cormark Fairness Opinion.
The ATB Cormark Fairness Opinion was provided to the Planet 13 special committee (in ATB Cormark’s capacity as financial advisor to the Planet 13 special committee) for its benefit and use in evaluating the merger consideration from a financial point of view. The ATB Cormark Fairness Opinion does not address the relative merits of the merger as compared to any other transactions or strategic alternatives or business strategies that may be available to Planet 13, nor did it address the underlying Planet 13 business decision to enter into and carry out the merger. Furthermore, the ATB Cormark Fairness Opinion did not constitute a recommendation as to how any securityholder or any other party should vote or act on any matter relating to the merger and was not a recommendation to the Planet 13 board or Planet 13 special committee to enter into or to proceed with the merger or any other action the Planet 13 board, the Planet 13 special committee, any securityholder or any other party should take in connection with the merger or otherwise.
The ATB Cormark Fairness Opinion was prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinion of the Canadian Investment Regulatory Organization (“CIRO”) but CIRO was not involved in the preparation and review of such opinion.
The ATB Cormark Fairness Opinion did not constitute an independent formal valuation for the purposes of MI 61-101.
In connection with rendering the ATB Cormark Fairness Opinion, ATB Cormark reviewed and relied upon, or carried out, among other things, the following:
1.
The draft dated July 26, 2026 of the merger agreement provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

2.
A draft of the form of restricted stock unit agreement to be entered into between Vireo Growth and each of Larry Scheffler, Robert Groesbeck and Christopher Wren provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

3.
A draft of the employment offer letters to be entered into between Vireo Growth and each of Larry Scheffler, Robert Groesbeck and Christopher Wren provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

4.
A draft of the form of voting agreement to be entered into between Vireo Growth and certain directors, officers and stockholders of Planet 13 provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

5.
A draft of the form of lock-up agreement to be entered into between Vireo Growth and certain directors, officers and stockholders of Planet 13 provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

6.
The draft contingency plan for the potential operational transition of the Bell facility provided to ATB Cormark on July 26, 2026, such draft being the latest draft made available to ATB Cormark;

7.
The unaudited interim consolidated financial statements of Planet 13 for the three months ended March 31, 2026, and 2025 and the management discussion and analysis related thereto;

8.
The audited annual consolidated financial statements of Planet 13 for the years ended December 31, 2025, and 2024;

9.
The annual report on Form 10-K of Vireo Growth for the fiscal year ended December 31, 2025;

10.
Other public filings of Planet 13 and Vireo Growth available on their respective company profiles on SEDAR+ and available on EDGAR;

11.
Certain internal financial, operating, corporate and other information prepared or provided by or on behalf of Planet 13 and Vireo Growth relating to the business, operations and financial condition of Planet 13 and Vireo Growth, respectively;

12.
Certain publicly available information relating to the business, operations, financial condition and trading history of Planet 13, Vireo Growth and other selected public companies ATB Cormark considered relevant;

13.
Internal management models, forecasts, projections, estimates and budgets prepared or provided by or on behalf of management of Planet 13 and Vireo Growth;

14.
Discussions with management of Planet 13 relating to Planet 13’s current stand-alone business plan, financial condition (including the potential for liquidity requirements due to a declining cash balance), industry outlook and prospects and other issues ATB Cormark considered relevant;

15.
Discussions with management of Vireo Growth relating to Vireo Growth’s current stand-alone business plan (including organic and inorganic growth plan), financial condition, industry outlook and other issues ATB Cormark considered relevant;

16.
Certain other non-public information in respect of Planet 13 and Vireo Growth, including information provided to ATB Cormark through data rooms of Planet 13 and Vireo Growth;

17.
Public information with respect to selected precedent transactions ATB Cormark considered relevant;

18.
Various reports published by industry sources and/or equity research analysts, as available, which ATB Cormark considered relevant;

19.
The representation letter signed by each of the Co-Chief Executive Officers and the Interim Chief Financial Officer of Planet 13 dated July 26, 2026 as to the completeness and accuracy of certain financial information, and other information, data, advice, opinions and other materials in respect of Planet 13 and Vireo Growth provided to ATB Cormark upon which the ATB Cormark Fairness Opinion is based, by or on behalf of Planet 13; and

20.
Such other information, investigations, analyses and discussions as ATB Cormark considered necessary or appropriate in the circumstances.

With the Planet 13 special committee’s acknowledgement and agreement as provided for in the ATB Cormark Engagement Agreement, ATB Cormark relied upon the accuracy, completeness and fair presentation of all financial information, data, advice, opinions, representations and other information obtained by it from public sources, provided to it by or on behalf of Planet 13 and/or Vireo Growth, or otherwise obtained by ATB Cormark (collectively, the “ATB Cormark Fairness Opinion Information”) and relied upon the representations of management of Planet 13 to confirm that the terms agreed to between the parties to the merger agreement and the merger consideration to be received by the Unaffiliated Shareholders pursuant to the merger appropriately reflected all material information relating to Planet 13 and Vireo Growth and their respective businesses, operations and assets. ATB Cormark assumed that such information, data, advice, opinions and representations were complete and accurate in all material respects and fairly presented as of the date thereof and did not omit to state any material fact or any fact necessary to be stated to make such information, data, advice, opinions and representations not misleading in light of the circumstances in which the information was made or provided (except to the extent any such information was superseded by information subsequently provided to ATB Cormark). ATB Cormark was advised, and it assumed, without independent investigation, that forecasts, projections, estimates and budgets provided to ATB Cormark and used in its analyses were reasonably prepared on bases reflecting the best currently available assumptions, estimates and good faith judgments of the management of Planet 13 and/or Vireo Growth, having regard to the business, plans, financial condition and prospects of Planet 13 and/or Vireo Growth. ATB Cormark expressed no opinion with respect to any such forecasts, projections, estimates or budgets or the assumptions on which they were based nor attempted to verify independently the accuracy, completeness or fair presentation of any of the ATB Cormark Fairness Opinion Information.
With respect to the budgets, forecasts, projections or estimates of Planet 13 and/or Vireo Growth provided to ATB Cormark and used in its analyses, ATB Cormark noted that projected future results are inherently subject to uncertainty. However, ATB Cormark assumed that such budgets, forecasts, projections and estimates were prepared using the assumptions identified therein, which ATB Cormark had been advised were (or were at the time of preparation and continued to be), in the case of Planet 13, in the opinion of Planet 13, reasonable in the circumstances.
In preparing the ATB Cormark Fairness Opinion, ATB Cormark made several assumptions, including that all conditions to the merger can and will be satisfied in due course, all consents, permissions, exemptions or orders of relevant regulatory authorities or third parties will be obtained, without adverse conditions or qualifications, the procedures being followed to implement the merger are valid and effective, this proxy statement/prospectus will be distributed to Planet 13 stockholders in accordance with all applicable laws, and the disclosure in this proxy statement/prospectus will be accurate, in all material respects, and will comply, in all material respects, with the requirements of all applicable laws. In its analysis in connection with the preparation of the ATB Cormark Fairness Opinion, ATB Cormark made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which were beyond the control of ATB Cormark, Planet 13, Vireo Growth, or their respective affiliates. Among other things, ATB Cormark assumed the accuracy, completeness and fair presentation of and relied upon, without independent verification, the financial statements forming part of the ATB Cormark Fairness Opinion Information.
ATB Cormark assumed that the merger will be consummated in accordance with the terms and conditions of the merger agreement without waiver of, or amendment to, any term or condition that is in any way material to ATB Cormark’s analysis. In rendering the ATB Cormark Fairness Opinion, ATB Cormark expressed no view as to the likelihood that the conditions respecting the merger will be satisfied or waived or that the merger agreement will be implemented within the time frame which may be set out in this proxy statement/prospectus or any other public disclosure. ATB Cormark also assumed that all of the representations and warranties contained in the merger agreement were true and correct, in all material respects, as of the date thereof.
ATB Cormark has not been requested to opine as to, and the ATB Cormark Fairness Opinion does not in any manner address, the amount or nature of compensation to any of the officers, directors or employees of Planet 13, Vireo Growth or any other party to the merger, or any class of such persons, relative to the merger consideration to be received by the Unaffiliated Shareholders in connection with the merger or with respect to the fairness of any such compensation. Additionally, ATB Cormark was not engaged to review any legal, tax, accounting, or regulatory aspects of the merger, or other procedural elements of the merger, or the implementation thereof, and the ATB Cormark Fairness Opinion does not address such matters.

On July 26, 2026, ATB Cormark orally presented its analysis and opinion to the Planet 13 special committee. The ATB Cormark Fairness Opinion was rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of July 24, 2026 and the condition and prospects, financial and otherwise, of Planet 13 and Vireo Growth, as they were reflected in the ATB Cormark Fairness Opinion Information provided or otherwise available to ATB Cormark. ATB Cormark disclaimed any undertaking or obligation to update, revise or reaffirm its opinion, or otherwise comment on or advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of ATB Cormark after the date of such opinion, including potential changes in trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the merger agreement or the participants in the merger agreement or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects. Without limiting the foregoing, if ATB Cormark learns that any of the ATB Cormark Fairness Opinion Information it relied upon in preparing its opinion was inaccurate, incomplete or misleading in any material respect, ATB Cormark reserves the right to change or withdraw the ATB Cormark Fairness Opinion. In rendering the ATB Cormark Fairness Opinion, ATB Cormark assumed that the merger agreement is not subject to the valuation requirements under MI 61-101. ATB Cormark was not engaged to prepare, and has not prepared, a formal valuation or appraisal of Planet 13, Vireo Growth or any of Planet 13’s or Vireo Growth’s assets or liabilities and its opinion should not be construed as such.
Overview of Financial and Comparative Analyses
In preparing its opinion, ATB Cormark performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of the ATB Cormark Fairness Opinion or the analyses underlying, and factors considered in connection with, the ATB Cormark Fairness Opinion, which involved various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The preparation of a financial opinion is a complex process and is not necessarily amenable to partial analysis or summary. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. ATB Cormark arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. ATB Cormark believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete or misleading view of the process underlying the ATB Cormark Fairness Opinion.
In its analyses, ATB Cormark considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of the ATB Cormark Fairness Opinion, many of which are beyond the control of Planet 13 and Vireo Growth. No company, business or transaction reviewed was identical or directly comparable to Planet 13 and Vireo Growth or the merger and an evaluation of these analyses was not entirely mathematical; rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results from any particular analysis.
The estimates contained in ATB Cormark’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, ATB Cormark’s analyses are inherently subject to substantial uncertainty. For the purposes of ATB Cormark’s analysis:
•
“Enterprise Value”, which is also referred to as “EV” in this summary of the ATB Cormark Fairness Opinion, was generally calculated as the market value of the relevant company’s fully diluted common equity (calculated on an in-the-money basis using the treasury stock method) based on its closing share price as of July 24, 2026, which was referred to as “equity value”, (i) plus preferred shares, if any, (ii) plus non-controlling interests, if any, (iii) plus debt, (iv) plus income taxes payable and uncertain tax position liabilities, (v) plus capitalized leases, if any, and (vi) less cash and cash equivalents (in each of the foregoing case (i) through (vi), as of the relevant company’s most recently reported quarter end, adjusted for subsequent transactions and events up to July 24, 2026, or in the case of Planet 13 and Vireo Growth, as per financial information provided by Planet 13 and Vireo Growth).
•
“Adjusted EBITDA” was generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization, as adjusted to exclude one-time charges and benefits, stock-based compensation, fair value gains or losses from biological assets and derivative liabilities, and certain other material non-cash and certain other adjustments ATB Cormark viewed as not being reflective of the ongoing operations and performance of the relevant company.

ATB Cormark noted that, as of the date of the ATB Cormark Fairness Opinion, Planet 13 and Vireo Growth prepared their financial statements in accordance with U.S. GAAP. Furthermore, certain of the Comparable Companies (as defined below) prepare their financial statements in International Financial Reporting Standards (“IFRS”) (rather than U.S. GAAP). As such, there are accounting differences with each company’s financial statements when under comparison. In particular, there are significant differences in the treatment of leases between U.S. GAAP and IFRS. Due to the differences in lease accounting treatment, ATB Cormark made certain adjustments to the Enterprise Values of certain companies as applicable to ensure valuation metrics were as comparable as possible.
ATB Cormark was not requested to, and it did not, recommend or determine the specific merger consideration payable in the merger. The type and amount of consideration payable in the merger agreement were determined through negotiations between Planet 13 and Vireo Growth and the decision to recommend and enter into the merger agreement was solely that of the Planet 13 special committee and Planet 13 board.
The summary of the financial analyses described below under the heading “July 26, 2026 Financial Presentation to the Planet 13 Special Committee” is a summary of the material financial analyses prepared and reviewed with the Planet 13 special committee in connection with the ATB Cormark Fairness Opinion, dated July 26, 2026. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying, the ATB Cormark Fairness Opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by ATB Cormark. In order to fully understand the financial analyses summarized below, the analyses or the factors considered by it must be considered as a whole as selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, does not constitute a complete description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, and could create a misleading or incomplete view of such financial analyses. ATB Cormark does not assume responsibility if future results are different from those described, whether or not any such difference is material. Financial data for Planet 13 and Vireo Growth utilized in the financial analyses described below were based on, among other things, internal management forecasts and estimates prepared or provided by or on behalf of the management of Planet 13 and Vireo Growth.
July 26, 2026 Financial Presentation to the Planet 13 Special Committee
Financial Analyses
The financial presentation provided to the Planet 13 special committee in connection with the ATB Cormark Fairness Opinion included the following material financial analyses:
Review of Planet 13 Standalone Financial Condition
In evaluating Planet 13, ATB Cormark reviewed and considered Planet 13’s standalone financial condition, including recent declining financial performance and operating trends, together with management’s forward-looking assessments regarding liquidity and cash flow requirements. Based on its review of these metrics and discussions with management, ATB Cormark considered management’s assessment of the operational and capital constraints facing Planet 13, as well as the uncertainty surrounding its ability to secure standalone financing on commercially acceptable terms. ATB Cormark further considered that absent the proposed transaction, Planet 13 might be required to explore alternative strategic options or restructuring measures, under which potential recoveries for Planet 13 stockholders would likely be materially lower than the consideration anticipated in the proposed transaction.
Planet 13 Liquidation Value Analysis
Planet 13’s internal management plan indicated limited liquidity and a declining cash balance. Consequently, ATB Cormark performed an analysis of Planet 13’s residual value for stockholders in a liquidation scenario by estimating the net realizable value of tangible assets less liabilities. ATB Cormark estimated the expected value of each tangible asset and liability by applying risk-weighted adjustments to current book values, determined using its professional judgement and expertise. Based on the foregoing, ATB Cormark derived a stand-alone implied per share range for Planet 13 of nil.
Planet 13 Sum-of-the-Parts Analysis
ATB Cormark performed a multiples-based analysis on a sum-of-the-parts basis for Planet 13’s individual business segments. The sum-of-the parts analysis considered Planet 13’s internal management forecasts of estimated Adjusted EBITDA for calendar year 2026 (“CY2026E Adjusted EBITDA”), based on business segments composed of (i) Nevada operations, (ii) Florida operations, (iii) Illinois operations and (iv) unallocated corporate overhead expenses. This analysis also considered Planet 13’s outstanding debt obligations, including uncertain tax position liabilities, net of cash and cash equivalents.
As part of ATB Cormark’s sum-of-the-parts analysis, ATB Cormark evaluated a range of multiples for each business segment. Based on these observed multiples, current market knowledge, which ATB Cormark considered appropriate, and the application of its professional judgement and experience, ATB Cormark selected a CY2026E Adjusted EBITDA reference range of 4.0x to 8.0x to value Planet 13’s Nevada, Florida and Illinois operations, as well as its unallocated corporate overhead expenses.
Based on the foregoing, ATB Cormark derived a stand-alone implied per share price range for Planet 13 of nil.
Planet 13 Select Publicly Traded Companies Analysis
ATB Cormark performed an analysis of select publicly traded companies for Planet 13, which ATB Cormark believed, in its professional judgment and experience, to be relevant for comparison purposes (the “Planet 13 Comparable Companies”). ATB Cormark reviewed financial and stock market information of the Planet 13 Comparable Companies based on public filings and other publicly available information available as of July 26, 2026. When utilizing estimated revenue for calendar year 2026 (“CY2026E Revenue”) and estimated revenue for calendar year 2027 (“CY2027E Revenue”), except where specifically noted below, ATB Cormark used the median of the consensus estimates available on S&P Capital IQ as of July 24, 2026.
The Planet 13 Comparable Companies used in the analysis of Planet 13 comprised the following select U.S. multi-state operators and the following EV / Revenue multiples as of the date of ATB Cormark’s analysis:
Comparable Companies	CY2026E Revenue	CY2027E Revenue
Ascend Wellness Holdings, Inc.	1.7x	1.6x
Jushi Holdings Inc.	2.0x	1.7x
MariMed Inc.	0.8x	0.8x
TerrAscend Corp.	2.1x	2.0x
Vext Science, Inc.	1.6x	1.2x
ATB Cormark did not utilize Adjusted EBITDA in its analysis, as Planet 13’s internal management forecasts do not project positive EBITDA. In light of the foregoing and based on its professional judgement and experience, ATB Cormark applied ranges of multiples derived from the Planet 13 Comparable Companies for CY2026E EV / Revenue of 1.0x – 1.3x and CY2027E EV / Revenue of 0.8x – 1.0x, based on forecasts projected by Planet 13 management to calculate implied equity value ranges for Planet 13.

In selecting the Planet 13 Comparable Companies and establishing ATB Cormark’s range of multiples to calculate the implied equity value ranges for Planet 13, which were determined using ATB Cormark’s professional judgement and expertise, ATB Cormark considered various factors, including, but not limited to, the financial performance, expected growth, timing of cash flows, margin profile, size (from a financial, operational and valuation perspective) and other factors, which ATB Cormark considered generally relevant to Planet 13 and the Planet 13 Comparable Companies.
Based on the foregoing, ATB Cormark derived a stand-alone implied per share price range for Planet 13 of US$0.11 to US$0.22.
Planet 13 Discounted Cash Flow Analysis
ATB Cormark performed a discounted cash flow (“DCF”) analysis of Planet 13 using Planet 13’s internal management forecasts to calculate the present value of the estimated future unlevered free cash flows. In determining the inputs for this DCF analysis, ATB Cormark considered a range of factors and applied its professional judgement and experience.
ATB Cormark utilized a range of discount rates of 17.0% to 19.0% based on an estimated range of Planet 13’s weighted average cost of capital to calculate the present value of the estimated future unlevered free cash flows from CY2026E to CY2030E. No terminal value was derived, as the internal management forecasts provided by Planet 13 projected negative terminal unlevered free cash flows.
Based on the foregoing, ATB Cormark derived a stand-alone implied per share price range for Planet 13 of nil.
Other Analyses
ATB Cormark also reviewed certain other factors that were not considered as part of its financial analyses but were referenced for informational or supplemental purposes.
Historical Exchange Ratio
ATB Cormark reviewed the exchange ratio implied by historical closing trading prices of Planet 13 and Vireo Growth during the 52-week period ended July 24, 2026, which reflected low and high exchange ratios during such period of 0.0094 and 0.0218. ATB Cormark noted that the exchange ratio pursuant to the merger agreement is 0.015383618.
Historical Premium / (Discount)
ATB Cormark reviewed the premium / (discount) implied by the exchange ratio relative to Planet 13’s historical closing trading prices during the 52-week period ended July 24, 2026, which range from a (29.3%) discount to a 63.6% premium.
Historical Trading Prices
ATB Cormark reviewed the historical closing trading prices for Planet 13 during the 52-week period ended July 24, 2026, which reflected low and high share prices during such period of US$0.11 and US$0.48 per share. ATB Cormark noted the closing price per Planet 13 share of US$0.12 as of July 24, 2026.
ATB Cormark reviewed the historical closing trading prices for Vireo Growth during the 52-week period ended July 24, 2026, which reflected low and high share prices during such period of US$8.93 and US$23.01 per share. ATB Cormark noted the closing price per Vireo Growth share of US$9.73 as of July 24, 2026.
Equity Research Price Targets
ATB Cormark noted the one-year forward share price targets for Planet 13 in recently published investment banking research analyst reports available on S&P Capital IQ, which indicated low and high share price targets ranging from US$0.18 to US$0.21 per share, compared with the closing price per Planet 13 share of US$0.12 as of July 24, 2026.

Select Vireo Growth Analyses
ATB Cormark analyzed select publicly traded companies for comparison to Vireo Growth. ATB Cormark reviewed financial and stock market information based on public filings and other publicly available information available for select U.S. multi-state operators which ATB Cormark deemed relevant for comparison to Vireo Growth. ATB Cormark also performed a DCF analysis for Vireo Growth by calculating the estimated present value of its projected unlevered free cash flows and terminal value.
Relative Contribution Analysis
ATB Cormark reviewed and compared the expected financial contribution of Planet 13 to the pro forma combined company. In particular, ATB Cormark considered the expected contribution of Planet 13 to the pro forma combined company’s expected Revenue and Adjusted EBITDA as well as from a balance sheet perspective.
Miscellaneous
ATB Cormark is a Canadian investment banking firm with operations in a broad range of investment banking activities, including corporate finance, mergers and acquisitions, debt capital markets, equity sales and trading and investment research. ATB Cormark and its senior investment banking professionals have participated in a significant number of transactions involving public and private companies and have extensive experience in preparing formal valuations and fairness opinions.
The ATB Cormark Fairness Opinion and its form and content have been approved by a committee of senior investment banking professionals of ATB Cormark, each of whom is experienced in merger, acquisition, divestiture, formal valuation and fairness opinion matters.
As of the date of the ATB Cormark Fairness Opinion, neither ATB Cormark nor any of its affiliates or associates was an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of Planet 13, Vireo Growth, or any of their respective associates or affiliates, each referred to as an “interested party” and collectively referred to as the “interested parties”. Neither ATB Cormark nor any of its affiliates or associates is an advisor to any interested party in respect of the merger other than to the Planet 13 special committee pursuant to the ATB Cormark Engagement Agreement. In the last twenty-four months, ATB Cormark has not been engaged by Planet 13, Vireo Growth or any of their respective associates or affiliates to provide any financial advisory services, nor has it participated in any financings in connection to any interested party other than in respect of the following, for which it received customary fees (i) the engagement with the Planet 13 special committee with respect to the provided services pursuant to the ATB Cormark Engagement Agreement, (ii) financial advisor to Planet 13 in respect of the divestiture of non-core assets pursuant to an engagement agreement dated March 17, 2025, (iii) financial advisor to the special committee of the board of directors of FLUENT Corp. (“FLUENT”) in connection with FLUENT’s proposed business combination by plan of arrangement with Vireo Growth pursuant to an arrangement agreement dated April 29, 2026, (iv) financial advisor to FLUENT for its acquisition of RIV Capital Inc., which closed on December 19, 2024; and (v) a renewed at-the-market equity offering program of up to $100 million in common shares of Chicago Atlantic Real Estate Finance, Inc., a related party to Vireo Growth (the “Chicago Atlantic ATM”), for which ATB Cormark was included as a sales agent. As of the date hereof, ATB Cormark has not actively participated in selling any shares under the Chicago Atlantic ATM nor has it received any fees.
Other than as set forth above, there were no understandings, agreements or commitments as of the date of the ATB Cormark Fairness Opinion between ATB Cormark and any of the interested parties with respect to future financial advisory or investment banking business. ATB Cormark may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the interested parties. In addition, ATB Cormark has, and may in the future have, other normal course financial dealings with one or more of the interested parties.
ATB Cormark acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have and may in the future have positions in the securities of one or more of the interested parties and, from time to time, may have executed or may execute transactions on behalf of one or more of the interested parties or other clients for which it may have received or may receive compensation. As an investment dealer, ATB Cormark conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the merger, or any of the interested parties.
ATB Cormark was formally engaged by the Planet 13 special committee pursuant to the ATB Cormark Engagement Agreement to render an opinion as to the fairness, from a financial point of view, of the merger consideration to be received by Unaffiliated Shareholders pursuant to the merger. The Planet 13 special committee retained ATB Cormark based upon ATB Cormark’s qualifications, experience, and expertise. The terms of the ATB Cormark Engagement Agreement provide that ATB Cormark will receive a fixed fee of approximately $0.5 million for the delivery of the ATB Cormark Fairness Opinion, no portion of which is contingent upon the completion of the merger or the conclusions reached in its opinion. ATB Cormark will also receive an additional transaction fee of approximately $0.5 million that is conditional upon completion of the merger. Planet 13 has also agreed to reimburse all reasonable expenses incurred by ATB Cormark in connection with its engagement under the ATB Cormark Engagement Agreement, whether or not the merger is completed. In addition, Planet 13 has agreed to indemnify ATB Cormark, each of its subsidiaries and affiliates, and each of their respective directors, officers, employees, partners, agents, shareholders, each other person, if any, controlling ATB Cormark or any of its respective subsidiaries and affiliates, against certain losses, expenses, claims, actions, damages and liabilities arising from the ATB Cormark Engagement Agreement (all as further set out therein). The Planet 13 special committee was aware of, and considered, the foregoing compensation, reimbursement and indemnification arrangements (as well as the foregoing services provided within the last twenty-four months described above), including the fact that a portion of ATB Cormark’s compensation is contingent upon completion of the merger, when it recommended that the Planet 13 board approve the merger agreement and the transactions contemplated thereby.
Certain Unaudited Financial Projections of Planet 13
Planet 13, as a matter of course, does not make public projections as to future performance, revenues, earnings or other financial or operating results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the merger, certain unaudited internal financial projections relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Planet 13 (the “Planet 13 Projections”) were prepared by management of Planet 13.
The Planet 13 Projections were provided to ATB Cormark, for use in its financial analyses and for purposes of the ATB Opinion (as summarized under the section entitled “The Merger — Opinion of ATB Cormark Capital Markets”).
The Planet 13 Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. However, in the view of Planet 13’s management, the Planet 13 Projections were prepared on a reasonable basis, reflected the best then-currently available estimates and judgments, and presented, to the best of Planet 13’s management’s knowledge and belief, the expected course of action and the expected future financial performance of Planet 13.
The Planet 13 Projections reflect numerous assumptions, including economic, market and operational assumptions, all of which are difficult to predict and many of which are beyond Planet 13’s control, such as the risks and uncertainties contained in the section titled “Planet 13’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” The Planet 13 Projections are forward-looking statements that are based on assumptions, which are inherently subject to significant uncertainties and contingencies, many of which are beyond Planet 13’s control. Further, given that the Planet 13 Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year beyond their preparation. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Planet 13 Projections. Planet 13 cautions that its assumptions may not materialize and that market developments and economic conditions may render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty.

The inclusion of the Planet 13 Projections should not be regarded as an indication that any of Planet 13, Vireo Growth, their respective affiliates, officers, directors, advisors, other representatives, or any other recipient of the Planet 13 Projections considered, or now considers, such Planet 13 Projections to be necessarily predictive of actual future performance or events, or that they should be construed as financial guidance, and Planet 13 stockholders are cautioned not to place undue reliance on the Planet 13 Projections. Accordingly, the Planet 13 Projections are not included to influence any person’s views on the merger and are summarized in this proxy statement/prospectus solely to provide access to information that was provided to the Planet 13 board of directors, the Planet 13 special committee and ATB Cormark in connection with the merger.
The Planet 13 Projections do not take into account any circumstances or events occurring after the date they were prepared and Planet 13 can give no assurance that, had the Planet 13 Projections been prepared either as of the date of the merger agreement or as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. The Planet 13 Projections do not take into account the effect on Planet 13 of the merger, the effect on Planet 13 of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.
The Planet 13 Projections were not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. Davidson & Company LLP has not audited, reviewed, examined, compiled or applied agreed- upon procedures with respect to the Planet 13 Projections and, accordingly, Davidson & Company LLP does not express an opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information with respect thereto. The report of Davidson & Company LLP which is included in this proxy statement/prospectus relates to historical financial information of Planet 13, and such report does not extend to the Planet 13 Projections and should not be read to do so.
The Planet 13 Projections include financial measures, including revenue, adjusted EBITDA and unlevered free cash flows. These projections are based on a variety of sources including primary and secondary market research and the experience of management and consultants. These financial measures should not be considered in isolation from, or as a substitute for, financial information presented as non-GAAP, and these financial measures may not be comparable to one another or to similarly titled measures used by other companies. We are not presenting a reconciliation of the financial measures included in the Planet 13 Projections to the relevant GAAP financial measures in this proxy statement/prospectus and Planet 13 does not undertake any obligation to update or otherwise revise or reconcile any of the Planet 13 Projections to reflect circumstances existing after the date the Planet 13 Projections were generated or to reflect the occurrence of future events, except as otherwise required by law.
In light of the foregoing, and considering that the special meeting will be held a substantial amount of time after the Planet 13 Projections were prepared, as well as the uncertainties inherent in any forecasted information, Planet 13 stockholders are cautioned not to place undue reliance on such information, and the Planet 13 Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Planet 13 contained in, or incorporated by reference into, this proxy statement/prospectus. You are urged to read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” of this proxy statement/prospectus, for additional information regarding the risks inherent in forward-looking information such as the Planet 13 Projections.
The Planet 13 Projections are presented in the following tables:
	2026E	2027E
Revenue	$87.5	$93.9
EBITDA	$(5.5)	$(2.7)
Adjusted EBITDA was calculated as Planet 13’s earnings before interest, taxes, depreciation and amortization, as adjusted to exclude one-time charges and benefits, stock based compensation, and certain other material non-cash and certain other adjustments viewed as not being reflective of the ongoing operations and performance of Planet 13.
	2026E	2027E	2028E	2029E	2030E
Unlevered Free Cash Flow	$(5.3)	$(3.3)	$(3.7)	$(1.9)	$(2.7)
	Nevada	Florida	Illinois	Corporate	Total
2026E EBITDA	$4.2	$4.4	$0.8	$(14.9)	$(5.5)
Unaudited Forecasted Financial Information
Neither Davidson & Company LLP nor BDO USA, P.C., nor any other independent accountant, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the prospective financial information contained herein, including the financial projections of Planet 13 prepared in connection with the Planet 13 transaction (the “Projections”), and accordingly, neither Davidson & Company LLP nor BDO USA, P.C., nor any other independent accountant, expresses any opinion or any other form of assurance on such information or its achievability, and each assumes no responsibility for, and disclaims any association with, the Projections. The Davidson & Company LLP report included in this registration statement on Form S-4 relates to Planet 13’s historical financial statements. Such report does not extend to the Projections and should not be read to do so.
Interests of Directors and Executive Officers of Planet 13 in the Merger
In considering the recommendation of the Planet 13 board that Planet 13 stockholders vote in favor of the adoption of the merger agreement, Planet 13 stockholders should be aware that Planet 13’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Planet 13 stockholders generally. The Planet 13 special committee and the Planet 13 board were aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the transactions contemplated thereby, including the merger, in approving the merger agreement and the transactions contemplated thereby and in recommending that Planet 13 stockholders vote to adopt the merger agreement. Such interests are described below.
•
Each outstanding Planet 13 restricted stock unit award held by a director or executive officer of Planet 13, whether vested or unvested, will become fully vested immediately prior to the effective time of the merger and will be settled in shares of Planet 13 common stock, subject to applicable tax withholding. Each such share will be issued and outstanding immediately prior to the effective time and will be converted at the effective time into the right to receive the merger consideration. No Planet 13 restricted stock unit award will remain outstanding or be assumed by Vireo Growth following the effective time;

•
Larry Scheffler, Robert Groesbeck and Christopher Wren have entered into employment offer letters with Vireo Growth that will become effective only upon, and are conditioned upon, the occurrence of the effective time of the merger. Such arrangements include awards of restricted stock units in respect of Vireo Growth subordinate voting shares that will vest on February 20, 2028, regardless of continued employment unless such employment was terminated by Vireo Growth for Cause (as defined in each founder’s offer letter). The number of restricted stock units to be earned by each founder is determined by a formula based on (i) such founder’s award percentage multiplied by (ii) Revenue Growth (as defined in each founder’s offer letter), divided by (iii) the applicable Vireo Growth share price (which is subject to a floor of $15.00 per share, as adjusted for stock splits);

•
Larry Scheffler, Robert Groesbeck, David Loop and Christopher Wren, and certain affiliates of each of them, have entered into voting agreements with Vireo Growth pursuant to which each has agreed, subject to the terms thereof, to vote the shares of Planet 13 common stock beneficially owned by such person in favor of the adoption and approval of the merger agreement;

•
Larry Scheffler, Robert Groesbeck, David Loop and Christopher Wren, and certain affiliates of each of them, have also entered into lock-up agreements with Vireo Growth restricting the transfer of the Vireo Growth subordinate voting shares received by them as merger consideration. Of such locked-up shares, 5% will be released on the closing date, 31.67% will be released nine months after the closing date, 31.66% will be released 15 months after the closing date and 31.67% will be released 18 months after the closing date;
•
The executive officers of Planet 13 have arrangements with Planet 13 that may provide for certain severance payments or benefits and other payments or benefits upon completion of the merger and/or upon a termination of employment under specified circumstances following completion of the merger; and

•
Planet 13’s directors and officers are entitled under the merger agreement to the continuation of their existing rights to indemnification, exculpation from liability and advancement of expenses with respect to acts or omissions occurring at or prior to the effective time. The surviving corporation must maintain equivalent protections for six years following the effective time and assume the existing contractual indemnification arrangements of Planet 13 with such directors and officers. In addition, a six-year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy must be obtained with terms, conditions, retentions and limits of liability no less favorable than those provided under Planet 13’s existing policies, subject to the premium cap and other limitations set forth in the merger agreement.

In light of the interests of Larry Scheffler, Robert Groesbeck and Christopher Wren in the transactions contemplated by the merger agreement, including pursuant to the employment arrangements and restricted stock unit awards further described below, the Planet 13 board established the Planet 13 special committee, which consists solely of independent and disinterested directors, other than in the case of one member of the Planet 13 special committee who is a general stockholder of Planet 13.
The executive officers of Planet 13 for purposes of the discussion below are Robert Groesbeck (Co-Chief Executive Officer); Larry Scheffler (Co-Chief Executive Officer); Steve McLean (Interim Chief Financial Officer); Chris Wren (Chief Cultivation Officer); and Tatev Oganyan (General Counsel and Corporate Secretary).
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:
•
Unless otherwise indicated, the effective time of the merger as referenced in this section occurs on December 31, 2026, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (the “assumed closing date”); and

•
The employment of each executive officer of Planet 13 was terminated by Vireo Growth without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the merger and on the assumed closing date, unless otherwise indicated in this section.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain compensation actions that may occur before completion of the merger, including any additional equity award grants, issuances or forfeitures that may occur prior to the effective time of the merger following the date of this proxy statement/prospectus. The assumed closing date is an illustrative date, which is subject to factors outside the parties’ control and is not necessarily indicative of the expected effective time of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the executive officers of Planet 13 may materially differ from the amounts set forth below.
Planet 13 Restricted Stock Unit Awards
Immediately prior to the effective time, each outstanding Planet 13 restricted stock unit award, whether vested or unvested, will become fully vested. Planet 13 will issue to each holder the shares of Planet 13 common stock underlying such award, subject to applicable tax withholding obligations. Each such share will be issued and outstanding immediately prior to the effective time and will be converted at the effective time into the right to receive the merger consideration. No Planet 13 restricted stock unit award will remain outstanding or be assumed by Vireo Growth following the effective time.
As of October 29, 2026, Planet 13’s directors and executive officers held Planet 13 restricted stock unit awards covering an aggregate of 7,374,582 shares of Planet 13 common stock, having an estimated aggregate value of approximately $656,338 based on the assumptions described above.
Employment Arrangements with Vireo
Concurrently with the execution of the merger agreement, Vireo Growth entered into employment offer letters with each of Larry Scheffler, Robert Groesbeck and Christopher Wren. Each such employment arrangement will become effective only upon, and is conditioned upon, the occurrence of the effective time. If Vireo Growth terminates an employment arrangement without “cause”, or if a founder resigns for “good reason” (as such terms are defined in the relevant plans and agreements), such founder will be entitled to receive (i) severance equal to the base salary that would have been payable for the remainder of the term, (ii) continued coverage under all benefit plans with the cost of such coverage paid by Vireo Growth, and (iii) continued vesting of RSUs in accordance with their terms.
The employment arrangements include awards of restricted stock units covering Vireo Growth subordinate voting shares that will vest on February 20, 2028, regardless of continued employment unless such employment was terminated by Vireo Growth for Cause (as defined in each founder’s offer letter). The number of restricted stock units to be earned by each founder is determined by a formula based on (i) such founder’s award percentage multiplied by (ii) Revenue Growth (as defined in each founder’s offer letter), divided by (iii) the applicable Vireo Growth share price (which is subject to a floor of $15.00 per share, as adjusted for stock splits).
Other than the arrangements described above, as of the date of this proxy statement/prospectus, neither Planet 13 nor Vireo Growth has entered into any new individualized post-closing employment or compensation arrangement with any other Planet 13 director or executive officer.
Voting Agreements and Lock-Up Agreements
Concurrently with the execution of the merger agreement, Larry Scheffler, Robert Groesbeck, David Loop and Christopher Wren, together with certain of their respective affiliates, entered into voting agreements with Vireo Growth pursuant to which they agreed, subject to the terms thereof, to vote their covered shares of Planet 13 common stock in favor of the adoption and approval of the merger agreement and against any Planet 13 acquisition proposal, including any superior proposal.
Such persons and certain of their respective affiliates also entered into lock-up agreements restricting the transfer of the Vireo Growth subordinate voting shares received by them as merger consideration. Of the shares subject to the lock-up agreements, 5% will be released on the closing date, 31.67% will be released nine months after the closing date, 31.66% will be released 15 months after the closing date and 31.67% will be released 18 months after the closing date, in each case subject to the terms and exceptions set forth in the applicable lock-up agreement.
Indemnification and Insurance
Pursuant to the merger agreement, Planet 13’s directors and officers will be entitled to the continuation of their existing rights to indemnification, exculpation from liability and advancement of expenses with respect to acts or omissions occurring at or prior to the effective time. The surviving corporation is required to maintain equivalent protections for six years following the effective time.
In addition, Planet 13 or the surviving corporation, as applicable, is required to obtain a six-year prepaid “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy covering matters arising at or prior to the effective time, with terms, conditions, retentions and limits of liability no less favorable than those provided under Planet 13’s existing policies, subject to the premium cap and other limitations set forth in the merger agreement. Such indemnification and insurance coverage is further described under “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 121 of this proxy statement/prospectus.

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Planet 13
Planet 13’s Directors and Executive Officers
The following table sets forth the number of shares and percentage of Planet 13’s common stock beneficially owned by (i) each person, or group of affiliated persons, known by Planet 13 to beneficially own more than 5% of Planet 13’s common stock, (ii) each of Planet 13’s named executive officers, (iii) each of Planet 13’s directors, and (iv) all of Planet 13’s executive officers and directors as a group as of October 29, 2026. Except as otherwise indicated, the address for each of the named security holders is c/o Planet 13 Holdings Inc., 2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada 89109.
The percentage of beneficial ownership is calculated based on 335,319,455 shares of common stock outstanding as of June 30, 2026. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. For purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group, shares of common stock that such person or group has the right to acquire within 60 days of June 30, 2026 are deemed to be outstanding for purposes of calculating the percentage ownership of such person or group, but are not deemed to be outstanding for purposes of calculating the percentage ownership of any other person or group. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
	Shares of Common Stock
Name of Beneficial Owner	Number Beneficially Owned	Right to Acquire Within 60 Days	Percent of Total Shares of Common Stock
Larry Scheffler	40,889,234(1)	1,799,436	12.66%
Robert Groesbeck	37,090,958(2)	1,799,436	11.54%
Steve McLean	539,462	633,899	*
Chris Wren	3,106,687	1,578,532	1.39%
Tatev Oganyan	528,964	659,323	*
Adrienne O’Neal	303,364	225,989	*
Kevin Martin	112,994	225,989	*
Nancy Saitta	—	—	*
Leilani Bradford	—	—	*
David Loop	14,488,988(3)	451,978	4.45%
All directors and executive officers as a group (10 persons)	97,060,651	7,374,582	30.47%

*
Less than one percent

Notes:
(1)
Mr. Scheffler’s beneficial ownership includes 562,500 shares of Common Stock owned by the Scheffler Family Limited Partnership (the “Partnership”) and 5,000,000 shares of Common Stock owned by Thirteen, LLC (“Thirteen”), 33,016,470 shares of Common Stock owned by Scheffler RX LLC, and 2,310,264 shares of Common Stock held in his name. Mr. Scheffler has the sole voting power over 2,310,264 shares of Common Stock, shared voting power over 40,889,234 shares of Common Stock, sole dispositive power over 2,310,264 shares of Common Stock and shared dispositive power over 40,889,234 shares of Common Stock.

(2)
Mr. Groesbeck’s beneficial ownership includes 27,339,176 shares of Common Stock owned by RAG Holdings LLC (“RAG”) and 7,603,294 shares of Common Stock owned by PRMN Investments, LLC (“PRMN”) and 2,148,488 shares of Common Stock held in his name. Mr. Groesbeck has the sole voting power over 2,148,488 shares of Common Stock, shared voting power over 37,090,958 shares of Common Stock, sole dispositive power over 2,148,488 shares of Common Stock and shared dispositive power over 37,090,958 shares of Common Stock.

(3)
Beneficial ownership includes 989,654 shares of Common Stock owned by Doris Wilson Loop,

Mr. Loop’s spouse, over which Mr. Loop has shared voting and dispositive power, 12,534,708 shares of Common Stock owned by Doris Wilson Loop Irrevocable Trust, over which Mr. Loop has shared voting and dispositive power, and 805,643 shares of Common Stock owned by Loop’s Nursery & Greenhouse Inc., over which Mr. Loop has shared voting and dispositive power. Mr. Loop has shared voting and dispositive power over 14,488,988 shares of Common Stock.
Certain Canadian Securities Law Matters
The subordinate voting shares of Vireo Growth to be issued under the merger to Planet 13 stockholders will be issued in reliance on exemptions from prospectus and registration requirements of applicable Canadian securities laws and, following completion of the merger, the subordinate voting shares of Vireo Growth will generally be “freely tradeable” (other than as a result of any “control block” restrictions which may arise by virtue of the ownership thereof) under applicable Canadian securities laws. Each Planet 13 stockholder is urged to consult such Planet 13 stockholder’s professional advisors to determine the Canadian conditions and restrictions applicable to trades in the subordinate voting shares of Vireo Growth issued pursuant to the merger.
Unless certain exceptions apply, the merger would be considered a “business combination” in respect of Planet 13 pursuant to MI 61-101 since the interest of a holder of a share of Planet 13 common stock will be terminated without the holder’s consent. Accordingly, unless no related party of Planet 13 is entitled to receive, or may be considered to receive, a “collateral benefit” in connection with the merger, the transaction would be considered a “business combination” and, accordingly, the merger would be subject to a requirement for “minority approval” at the special meeting (each as defined in MI 61-101).
MI 61-101 requires that, in addition to the approval of the merger proposal by the affirmative vote of the holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon, the merger proposal also requires the approval of a simple majority of the votes cast by Planet 13 stockholders present in person or represented by proxy and entitled to vote, excluding votes cast in respect of shares of Planet 13 common stock held by “related parties” who receive a “collateral benefit” (as such terms are defined in MI 61-101) as a consequence of the transaction.
MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party that are received solely in connection with the related party’s service as an employee, director or consultant of the issuer, of an affiliated entity of the issuer or of a successor to the business of the issuer where: (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) the related party and his or her associated entities beneficially owns, or exercises control or direction over, less than 1% of each class of the outstanding securities of the issuer (the “1% Test”), or (ii) the related party discloses to an independent committee of the issuer the amount of the consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities it beneficially owns, and the independent committee’s determination is disclosed in the disclosure document for the transaction (the “5% Test”).
Planet 13 has considered whether any related parties of Planet 13 are entitled to receive a “collateral benefit” in connection with the merger for the purposes of MI 61-101 and has applied the tests set out below.
The 1% Test
In applying the 1% Test, the Planet 13 special committee, composed solely of independent directors who are unaffiliated with any of the management of Planet 13, has determined that the related parties of Planet 13, other than Larry Scheffler, Robert Groesbeck, Christopher Wren and David Loop, fall within an exception to the definition of “collateral benefit” for the purposes of MI 61-101, since, at the time the merger agreement was entered into, none of the related parties (other than the aforementioned individuals) beneficially owned, or exercised control or direction over, more than 1% of the outstanding shares of Planet 13 common stock, as calculated in accordance with MI 61-101.
The related parties of Planet 13, their respective holdings and percentage ownership of outstanding shares of Planet 13 common stock are set out below (as of the date the merger agreement was entered into):
Name and Position	Shares of Planet 13 Common Stock Beneficially Owned/Controlled	Planet 13 RSU Awards Held(1)	Percentage of outstanding shares of Planet 13 Common Stock(2)
Larry Scheffler Co-CEO & Director	40,889,234	1,799,436	12.67%
Robert Groesbeck Co-CEO & Director	37,090,958	1,799,436	11.54%
David Loop Director	14,488,988	451,978	4.45%
Adrienne O’Neal Director	303,364	225,989	0.16%
Kevin Martin Director	112,994	225,989	0.10%
Steve McLean Interim CFO	539,462	633,899	0.35%
Chris Wren Chief Cultivation Officer	3,106,687	1,578,532	1.39%
Tatev Oganyan General Counsel & Corporate Secretary	528,964	659,323	0.35%

Notes:
(1)
None of the individuals listed in this table hold warrants of Planet 13.

(2)
On a partially diluted basis assuming vesting of all Planet 13 RSU awards held by such individuals.

The 5% Test
In applying the 5% Test, the Planet 13 special committee calculated the value of the amount of the merger consideration that Messrs. Scheffler, Groesbeck, Loop and Wren expect to be beneficially entitled to receive, under the terms of the merger, in exchange for the shares of Planet 13 common stock and RSU awards each of them beneficially owns as set out in the table below:
Name	Total Number of Shares of Planet 13 Common Stock held	Number of Subordinate Voting Shares of Vireo Growth to Be Received	Value of Merger Consideration(1)		5% of Value of Merger Consideration (threshold for the 5% Test)
Larry Scheffler	40,889,234	629,024	C$	8,617,633.68	C$	430,881.68
Robert Groesbeck	37,090,958	570,593	C$	7,817,125.87	C$	390,856.29
David Loop	14,488,988	222,893	C$	3,053,634.88	C$	152,681.74
Chris Wren	3,106,687	47,792	C$	654,751.58	C$	32,737.58

Note:
(1)
Based on a deemed price of C$13.70 per subordinate voting share of Vireo Growth, being the closing price of the subordinate voting shares of Vireo Growth on the CSE at the time the merger agreement was entered into.

The table below summarizes the number of Planet 13 RSU awards held by Messrs. Scheffler, Groesbeck, Loop and Wren as at the date of the merger agreement and the number of subordinate voting shares of Vireo Growth they are expected to receive on completion of the merger:
Planet 13 RSU Name	Planet 13 RSU awards held	Number of Subordinate Voting Shares of Vireo Growth to Be Received	Value of Subordinate Voting Shares of Vireo Growth to Be Received(1)
Larry Scheffler	1,799,436	27,682	C$	379,241.15
Robert Groesbeck	1,799,436	27,682	C$	379,241.15
David Loop	451,678	6,953	C$	95,256.88
Chris Wren	1,578,532	24,284	C$	332,68.41

Note:
(1)
Based on a deemed price of C$13.70 per subordinate voting share of Vireo Growth, being the closing price of the subordinate voting shares of Vireo Growth on the CSE at the time the merger agreement was entered into.

With respect to Mr. Loop, Mr. Loop holds Planet 13 RSU awards that will vest and settle into shares of Planet 13 common stock in connection with the merger, and as such will receive subordinate voting shares of Vireo Growth upon such vesting and settlement. The Planet 13 special committee considered whether the accelerated vesting of Mr. Loop’s Planet 13 RSU awards constitute a “collateral benefit” and determined that, applying the 5% test, the value of the subordinate voting shares of Vireo Growth to be received by Mr. Loop in respect of such RSU awards (being C$95,256.88, based on a deemed price of C$13.70 per subordinate voting share of Vireo Growth) does not exceed 5% of the value of the merger consideration that Mr. Loop will receive for his shares of Planet 13 common stock (being C$3,053,634.88). Accordingly, Mr. Loop’s votes are not required to be excluded for purposes of the minority approval.
With respect to Messrs. Scheffler, Groesbeck and Wren, each of them has entered into employment offer letters in the forms attached as Exhibits C-1, C-2 and C-3 of the merger agreement. The employment arrangements include awards of restricted stock units covering Vireo Growth subordinate voting shares that will vest on February 20, 2028, regardless of continued employment unless such employment was terminated by Vireo Growth for Cause (as defined in each founder’s offer letter). The number of restricted stock units to be earned by each founder is determined by a formula based on (i) such founder’s award percentage multiplied by (ii) Revenue Growth (as defined in each founder’s offer letter), divided by (iii) the applicable Vireo Growth share price (which is subject to a floor of $15.00 per share, as adjusted for stock splits). For more information, see “The Merger — Interests of Directors and Executive Officers of Planet 13 in the Merger” beginning on page 85.
As a result, the Planet 13 special committee determined that the entry into such employment offer letters would constitute a “collateral benefit” and that a reasonable person would consider the value of such consideration to constitute an additional benefit at the time the merger agreement was entered into.
Accordingly, Planet 13 will treat all votes cast at the special meeting in respect of Planet 13 common stock held, directly or indirectly, by Messrs. Scheffler, Groesbeck and Wren as excluded votes for the purposes of obtaining “minority approval” for the merger proposal.
As a result of the foregoing and the provisions of MI 61-101, the merger proposal requires (i) the affirmative vote of holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon and (ii) the affirmative vote of a simple majority of the votes cast by holders, excluding shares held or controlled by the founders and their respective affiliates and other persons described in Section 8.1(2) of MI 61-101.
As of October 29, 2026, being the record date for the determination of Planet 13 stockholders entitled to notice of, and to vote at, the special meeting, Messrs. Scheffler, Groesbeck and Wren held an aggregate of 40,889,234, 37,090,958 and 3,106,687 shares of Planet 13 common stock, respectively.

No formal valuation under MI 61-101 is required to be obtained by Planet 13 in connection with the merger as no interested party (as defined in MI 61-101) (i) would, as a consequence of the merger, directly or indirectly acquire Planet 13 or the business of Planet 13, or combine with Planet 13, through an amalgamation, arrangement or otherwise, whether alone or with joint actors, or (ii) is a party to any connected transaction to the merger that would require a formal valuation under MI 61-101. To the knowledge of Planet 13 and its directors and senior officers, after reasonable inquiry, no prior valuation (as defined in MI 61-101) in respect of Planet 13 has been made in the 24 months before the date of this proxy statement/prospectus.
Except as described herein, Planet 13 has not received any bona fide prior offer that relates to the subject matter of or is otherwise relevant to the merger during the 24 months before the date of the merger agreement.
Regulatory Approvals Required for the Merger
To complete the merger, Vireo Growth and Planet 13, and their respective state licensed subsidiaries, must obtain approvals or consents from, or make filings with, certain U.S. federal, state and local governmental authorities. Subject to the terms of the merger agreement, Vireo Growth and Planet 13 have agreed to use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the merger agreement, including by using reasonable best efforts to obtain all necessary actions or non-actions, consents and approvals from governmental authorities or other persons necessary in connection with the consummation of the merger, and to make all necessary registrations and filings with governmental authorities and take all reasonable steps to obtain such approvals. Vireo Growth and Planet 13 have also agreed to cooperate in responding to any investigation or other inquiry from a governmental authority and to consult in advance before making any presentations or submissions to a governmental authority in connection with the merger.
Because Planet 13 and its subsidiaries hold cannabis licenses in Nevada, Florida and Illinois, the merger will require regulatory approvals, findings of suitability or notifications under the cannabis laws of those states, including any required approvals from applicable local governmental authorities.
Neither Vireo Growth nor Planet 13 is required to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the merger.
The subordinate voting shares of Vireo Growth are currently listed and posted for trading on the CSE. The CSE operates on a notification and compliance-based framework under which listed issuers are required to provide prescribed notices and filings in connection with, among other things, the issuance of additional listed securities. Vireo Growth has provided the requisite notices to the CSE in connection with the issuance of the Vireo Growth subordinate voting shares as merger consideration. Completion of the merger is conditioned upon the Vireo Growth subordinate voting shares issuable in connection with the merger having been approved for listing on the CSE.
There can be no assurance that the remaining regulatory approvals will be obtained and, if obtained, there can be no assurance regarding the timing of the approvals, the ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. These approvals could be delayed or not obtained at all, including due to an adverse development in either party’s regulatory standing or in any other factors considered by regulators when granting such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the completion of the merger. Potential conditions that could be imposed include, but are not limited to, requiring the divestment of assets or licenses or requiring changes to the terms of the merger. Changes to the terms of the merger could result in conditions of the merger agreement not being satisfied. The approval of an application by a regulatory authority means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Planet 13 stockholders in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation by the regulatory authority of the merger.

Nevada Cannabis Regulatory Approvals
Certain required Nevada state and local approvals have been obtained. The remaining local approvals are required to complete the merger. On October 15, 2026, the State of Nevada’s Cannabis Compliance Board (the “CCB”) approved the transfer of interest requests relating to Planet 13’s Nevada cannabis licenses. As a condition of CCB approval, Vireo Growth must sell or surrender its inactive conditional Nevada consumption lounge license CLA016 within six months after closing. The condition addresses Nevada’s limits on cannabis consumption lounge license ownership. Applicable local authorities may require background investigations and suitability determinations for certain owners, officers, directors and other persons deemed to control the Nevada cannabis licensees, subject to any waivers granted by the applicable authority.
Other Nevada Regulatory Matters
Planet 13 also holds certain Nevada liquor and other ancillary licenses and permits. As currently structured, the merger does not require pre-closing approval with respect to these licenses and permits. The parties are required to provide post-closing notices, amended applications or other filings for certain licenses and permits.
Florida Cannabis Regulatory Approvals
Pursuant to Florida’s cannabis laws, the licensed subsidiaries of Vireo Growth and Planet 13 are required to obtain approval from the Office of Medical Marijuana Use, a division of the Florida Department of Health (“OMMU”), to close the merger. On October 19, 2026, the licensed Vireo Growth and Planet 13 subsidiaries submitted variance requests to the OMMU seeking approval to consolidate the operations of the Florida licensed subsidiaries, and to revise the ownership structure of the Vireo Growth licensed subsidiary pursuant to the merger agreement. The variance requests include detailed information about the proposed changes and are currently under review by the OMMU to ensure compliance with Florida law.
Illinois Cannabis Regulatory Approvals
Planet 13 has a single adult-use dispensary in Illinois (Planet 13 — Waukegan). The parties must obtain approval from the Illinois Department of Financial and Professional Regulation (“IDFPR”) in relation to the indirect transfer of control of the license. To gain such approval, Planet 13 will need to, among other things, complete a Change of Ownership — Contact Authorization Form submission in conjunction with Vireo Growth.
On September 30, 2026, Vireo Growth submitted the applicable change-of-ownership filing and related materials to IDFPR for review and approval of the proposed post-closing ownership and control structure. IDFPR may require additional information, documentation, background review or other submissions in connection with its review. Planet 13 and Vireo Growth intend to cooperate with IDFPR and make any additional filings or submissions required to obtain the applicable Illinois regulatory approvals necessary to consummate the merger.
Accounting Treatment of the Merger
In accordance with current accounting guidance, the merger is expected to be accounted for using the acquisition method. As a result, the recorded assets and liabilities of Vireo Growth will be carried forward at their recorded amounts, the historical operating results of Vireo Growth will be unchanged for the prior periods being reported on, and the assets and liabilities of Planet 13 will be adjusted to their respective estimated fair values at the closing date of the merger. In addition, all identified intangible assets of Planet 13 will be recorded at estimated fair value and included as part of the net assets acquired. Any excess of the purchase price, consisting of (a) the fair value of the subordinate voting shares of Vireo Growth to be issued to former Planet 13 stockholders (including holders of Planet 13 restricted stock units whose awards will have vested and settled into shares of Planet 13 common stock prior to the effective time of the merger) and (b) the fair value of Planet 13 warrants assumed by Vireo Growth at the effective time of the merger, over (c) the fair value of the net assets acquired including identified intangible assets of Planet 13 on the closing date of the merger, will be accounted for as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified finite life intangible assets will be amortized over their estimated lives. Further, the acquisition method of accounting will result in the operating results of Planet 13 being included in the operating results of Vireo Growth beginning from the closing date of the merger.
Treatment of Planet 13 Equity Awards
Prior to the effective time, Planet 13 will take all actions necessary or appropriate, including adopting any required resolutions, amending the applicable Planet 13 equity plans or award agreements, and obtaining any required consents, to cause each Planet 13 restricted stock unit that is outstanding immediately prior to such acceleration, whether vested or unvested, to become fully vested immediately prior to the effective time of the merger. In connection with such acceleration, Planet 13 will issue to each holder of a Planet 13 restricted stock unit the shares of Planet 13 common stock underlying such Planet 13 restricted stock unit, subject to Planet 13’s satisfaction of all applicable tax withholding obligations in accordance with applicable law, the applicable Planet 13 equity plan and award agreement, and the merger agreement. At the effective time of the merger, each share of Planet 13 common stock issued pursuant to the preceding sentence will be issued and outstanding immediately prior to the effective time of the merger and be converted into the right to receive the merger consideration. As of the effective time of the merger, no Planet 13 restricted stock unit will be outstanding or assumed by Vireo Growth, and no holder of a Planet 13 restricted stock unit will have any right with respect to such Planet 13 restricted stock unit other than, solely in such holder’s capacity as a holder of Planet 13 common stock issued in settlement of such Planet 13 restricted stock unit, the right to receive the merger consideration.
For a more complete discussion of the treatment of Planet 13 equity awards, see “The Merger Agreement — Treatment of Planet 13 Equity Awards” beginning on page 106.
Treatment of Planet 13 Warrants
At the effective time of the merger, subject to the option of holders thereof to receive the alternative consideration in respect thereof as set forth in, and in accordance with, the terms of each warrant to purchase Planet 13 common stock that are issued by Planet 13 and are outstanding immediately prior to the effective time of the merger (which we refer to as “Planet 13 warrants”), each Planet 13 warrant will become exercisable for subordinate voting shares of Vireo Growth in accordance with their terms. Consistent with the terms of the Planet 13 warrants, any such Planet 13 warrant shall be exercisable for a number of subordinate voting shares of Vireo Growth (if applicable, rounded in accordance with the terms of the Planet 13 warrants) equal to the product of (x) the aggregate number of shares of Planet 13 common stock issuable in respect of such Planet 13 warrants immediately prior to the effective time of the merger multiplied by (y) the exchange ratio (the “assumed warrants”) and the exercise price (rounded up to the nearest whole cent) of the assumed warrants will equal (i) the exercise price (as defined in the Planet 13 warrants) of the Planet 13 warrants in effect immediately prior to the effective time, divided by (ii) the exchange ratio.
Treatment of Planet 13 Debt
In connection with the closing of the merger, Vireo Growth may require Planet 13 to repay, discharge and satisfy in full all outstanding amounts and obligations under (i) the Revolving Loan Agreement, dated June 13, 2024, between Planet 13 and Western Alliance Bank and (ii) the Related Party Note, dated May 10, 2024, between VidaCann, LLC, a subsidiary of Planet 13, and its former managers. If so requested, Planet 13 will deliver customary payoff letters specifying the amounts necessary to satisfy such indebtedness, confirming the discharge of the related obligations and providing for the release of all liens securing such indebtedness, together with applicable UCC termination statements and other lien-release documentation. If Planet 13 does not have the financial ability to satisfy such indebtedness, Vireo Growth will either pay off such indebtedness at closing or will otherwise be responsible for, or cause the surviving corporation or its applicable subsidiary to remain responsible for, such indebtedness following the closing.
Dissenters’ Rights
Under NRS Chapter 92A, dissenters’ rights may be available to a corporation’s stockholders in connection with certain mergers and consolidations. However, under NRS Section 92A.390(1)(b), dissenters’

rights are not available to holders of a class or series of shares that is traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares, unless the holders of that class or series receive in the merger anything other than cash or any security or other proprietary interest that themselves satisfy those criteria at the effective time of the merger. Among other reasons set forth in NRS 92A.390, dissenters’ rights are not available with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed corporate action requiring dissenters’ rights. Whether dissenters’ rights will be available to Planet 13 stockholders in connection with the merger depends on two separate determinations, one of which cannot be made as of the date of this proxy statement/prospectus: first, whether the Planet 13 common stock satisfies the criteria set forth in NRS Section 92A.390(1)(b), which, pursuant to NRS Section 92A.390(2), must be determined as of the record date fixed to determine the stockholders entitled to receive notice of, and to vote at, the special meeting; and second, if the Planet 13 common stock satisfies those criteria as of the record date, whether the subordinate voting shares of Vireo Growth to be issued as merger consideration independently satisfy the criteria set forth in NRS Section 92A.390(1)(b) at the effective time of the merger. As of October 29, 2026, the record date for the special meeting, the Planet 13 common stock satisfied the market-based criteria set forth in NRS Section 92A.390(1)(b). The second of these determinations cannot be made until immediately prior to the effective time of the merger. Based on the attributes of the Planet 13 common stock and the subordinate voting shares of Vireo Growth to be issued as merger consideration as of the date of this proxy statement/prospectus, Planet 13 and the other parties to the merger agreement do not expect that dissenters’ rights will be available to Planet 13 stockholders in connection with the merger; however, it is possible that dissenters’ rights may be available. If the subordinate voting shares of Vireo Growth to be issued as merger consideration satisfy the criteria set forth in NRS Section 92A.390(1)(b) at the effective time of the merger, Planet 13 stockholders will not have dissenters’ rights in connection with the merger. Accordingly, and consistent with NRS Section 92A.410, which requires that the notice state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS Sections 92A.300 to 92A.500, inclusive, Planet 13 stockholders may be entitled to assert dissenters’ rights in connection with the merger.
In the event dissenters’ rights are ultimately available in the merger, any Planet 13 stockholder who follows the procedures specified in NRS Sections 92A.300 through 92A.500, inclusive, would be entitled to dissent from the merger and obtain payment of the fair value of his or her shares of Planet 13 common stock in lieu of the merger consideration. In order for any Planet 13 stockholder to exercise his, hers or its dissenters’ rights, the stockholder, among other things, must deliver to with Planet 13, before the vote is taken, a written notice of the stockholder’s intent to demand payment for his, hers or its shares of Planet 13 common stock if the merger is effectuated and must not vote in favor of merger proposal. Annex E to this proxy statement/prospectus contains a copy of NRS Sections 92A.300 through 92A.500, inclusive, which addresses dissenters’ rights.
Planet 13 stockholders should particularly note the following:
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simply voting against the adoption of the merger agreement and the merger will not be considered an assertion of dissenters’ rights;

•
a Planet 13 stockholder who fails to deliver a statement of intent to assert dissenters’ rights to Planet 13, Attn: Corporate Secretary at 2548 W Desert Inn Rd Ste 100, Las Vegas, NV 89109 before the vote on the merger proposal at the special meeting is taken will lose his, hers or its dissenters’ rights (if any); and

•
stockholders who vote for the merger proposal will not have dissenters’ rights.

Notwithstanding the foregoing, Larry Scheffler, Robert Groesbeck, Christopher Wren and David Loop (together with certain of their affiliates) have agreed in the voting agreements to irrevocably and unconditionally waive, and agreed not to exercise, assert or perfect, any rights of appraisal or rights to dissent from the merger, as further described under “The Merger Agreement — Voting Agreements” beginning on page 125.
For a full description of the rights, if any, of Planet 13 stockholders to dissent from the merger, see “The Merger — Dissenters’ Rights” beginning on page 94 as well as Annex E to this proxy statement/prospectus.

OTC Listing; Canadian Stock Exchange Listing; Deregistration
Completion of the merger is conditioned upon (i) the Vireo Growth subordinate voting shares issuable in connection with the merger having been approved for listing on the CSE and (ii) the receipt of the approval or acceptance of the CSE with respect to the transactions contemplated by the merger agreement.
Prior to the effective time, Planet 13 will cooperate with Vireo Growth and use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable on its part under applicable law, the rules and policies of the CSE, applicable listing rules and applicable securities laws to cause, as promptly as practicable following the effective time:
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the delisting of Planet 13 and the shares of Planet 13 common stock from the CSE;

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the withdrawal of the shares of Planet 13 common stock from the OTCQX Best Market (“OTCQX”);

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the deregistration of the shares of Planet 13 common stock under the Exchange Act following such delisting and withdrawal; and

•
Planet 13 to cease to be a reporting issuer under applicable Canadian securities laws.

Planet 13 will not cause the shares of Planet 13 common stock to be delisted from the CSE or withdrawn from the OTCQX Best Market, or cause Planet 13 to cease to be a reporting issuer under applicable Canadian securities laws, prior to the effective time.
If the merger is completed, Planet 13 will become a direct wholly owned subsidiary of Vireo Growth, the shares of Planet 13 common stock will cease to be publicly traded and, following the completion of the applicable deregistration and reporting-issuer cessation processes, Planet 13 will no longer be required to file periodic reports under the Exchange Act or continuous disclosure documents under applicable Canadian securities laws in respect of the shares of Planet 13 common stock.
Vireo Growth subordinate voting shares are currently listed and posted for trading on the CSE and the OTCQX Best Market. Vireo Growth is currently a reporting issuer under the securities laws of all of the provinces and territories of Canada. The merger agreement does not contemplate that Vireo Growth will delist its subordinate voting shares or cease to be a reporting issuer in connection with the merger. The Vireo Growth subordinate voting shares issued as merger consideration will constitute the same class of subordinate voting shares currently outstanding.
Litigation Relating to the Merger
Pursuant to the merger agreement, Planet 13 is required to provide Vireo Growth notice as soon as possible of, and the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense or settlement of, any litigation against Planet 13 and/or its directors or executive officers relating to or in connection with the merger agreement, the merger or any other transactions contemplated by the merger agreement, whether commenced prior to or after the execution and delivery of the merger agreement. Planet 13 has agreed not to settle or offer to compromise or settle any litigation commenced prior to or after the date of the merger agreement against Planet 13 or any of its directors or executive officers relating to or in connection with the merger agreement, the merger or any other transaction contemplated by the merger agreement, in each case, without the prior written consent of Vireo Growth (which consent shall not be unreasonably withheld, delayed or conditioned).
Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of Planet 13 common stock. Although Vireo Growth is organized under the laws of British Columbia, Vireo Growth has taken the position that it is treated as a domestic U.S. corporation for U.S. federal income tax purposes as a result of being an inverted corporation pursuant to Section 7874 of the Code. Accordingly, this discussion assumes that Vireo Growth is treated as a domestic U.S. corporation for U.S. federal income tax purposes.
The following discussion is based upon the provisions of the Code, its legislative history, existing and proposed U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only those U.S. Holders (as defined below) of Planet 13 common stock that hold their Planet 13 common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the merger will be completed in accordance with the merger agreement and as described in this proxy statement/prospectus. Holders of Planet 13 common stock that are not U.S. Holders should consult their tax advisors as to the tax consequences of the merger. Moreover, this discussion is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate, gift or other non-income tax laws). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
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a bank, thrift, mutual fund or other financial institution;

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a tax-exempt organization or government organization;

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a real estate investment trust or real estate mortgage investment conduit;

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a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

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an insurance company;

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a regulated investment company;

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a dealer or broker in stocks and securities, commodities or currencies;

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a trader in securities that elects mark-to-market treatment;

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a holder of shares of Planet 13 common stock subject to the alternative minimum tax provisions of the Code;

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an individual retirement or other tax deferred account;

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a holder of shares of Planet 13 common stock that received Planet 13 common stock through the exercise of an employee stock option, as a restricted stock award, through a tax qualified retirement plan or otherwise as compensation;

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a holder of shares of Planet 13 common stock that has a functional currency other than the U.S. dollar;

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a holder of shares of Planet 13 common stock that is required to accelerate the recognition of any item of gross income with respect to Planet 13 common stock as a result of such income being recognized on an applicable financial statement;

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a holder of shares of Planet 13 common stock that holds Planet 13 common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

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a former citizen or long-term resident of the United States; or

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a holder who directly, indirectly or constructively owns (or at any time during the five-year period ending on the date of the merger owned) 5% or more Planet 13 common stock.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Planet 13 common stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Planet 13 common stock that is treated for U.S. federal income tax purposes as, any of the following:
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an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; or

•
a trust that (i) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more United States persons (as defined in Section 7701(a)(30) of the Code) or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The tax consequences of the merger may be complex and will depend on your specific situation and factors not within Vireo Growth’s or Planet 13’s control. You should consult your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
In General
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Planet 13’s obligation to effect the merger that Planet 13 receive an opinion from Cozen O’Connor, dated as of the closing date, to the effect that the merger, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to Vireo Growth’s obligation to effect the merger that Vireo Growth receive an opinion from Eversheds Sutherland (US) LLP, dated as of the closing date, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the foregoing opinions of counsel will be based on, among other things, certain factual representations made by Planet 13 and Vireo Growth and certain assumptions, all of which must be consistent with the state of facts existing at the time of the merger. If any of these representations and assumptions are, or become, inaccurate or incomplete, such opinions may be invalid, and the conclusions reached therein could be jeopardized. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or the courts, which may not agree with the conclusions set forth in such opinion.
No ruling has been, or will be, sought by Planet 13 or Vireo Growth from the IRS with respect to the merger and there can be no assurance that the IRS will not challenge the qualification of the merger as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge. If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, holders of Planet 13 common stock would be required to fully recognize gain or loss with respect to the exchange, pursuant to the merger, of Planet 13 common stock for Vireo Growth shares. The discussion below assumes the merger will qualify as a “reorganization” under Section 368(a) of the Code. All U.S. Holders are encouraged to consult their tax advisors regarding the tax consequences to them in the event the merger does not so qualify.
Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders
Unless otherwise noted, the legal conclusions set forth under this section (“— Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders”), relating to the material U.S. federal income tax consequences of the merger to U.S. Holders of Planet 13 common stock, and subject to the limitations, assumptions and qualifications described herein, are the opinion of Cozen O’Connor, tax counsel to Planet 13.
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A U.S. Holder will generally not recognize any gain or loss, and no amount will be includible in the income of such U.S. Holder, as a result of the exchange of Planet 13 common stock for Vireo Growth shares in the merger.

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The aggregate tax basis of the Vireo Growth shares received in exchange for Planet 13 common stock by a U.S. Holder in the merger will equal the aggregate adjusted tax basis of such U.S. Holder’s Planet 13 common stock exchanged therefor.

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A U.S. Holder’s holding period in the Vireo Growth shares received in exchange for Planet 13 common stock in the merger will include the holding period in such U.S. Holder’s Planet 13 common stock exchanged therefor.

If a U.S. Holder of Planet 13 common stock acquired different blocks of Planet 13 common stock at different times or at different prices, such U.S. Holder’s basis and holding period in its Vireo Growth shares may be determined separately with reference to each block of Planet 13 common stock. Any such U.S. Holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular Vireo Growth shares received in the merger.
The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders and is not a complete analysis or discussion of all potential tax considerations that may be important to a holder of Planet 13 common stock or intended to be tax advice. Holders of Planet 13 common stock should consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
Material Canadian Federal Income Tax Consequences of the Merger to Holders of Planet 13 Common Stock
The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Canadian Tax Act”) that are generally applicable to beneficial owners of Planet 13 common stock who, at all relevant times and for purposes of the Canadian Tax Act deal at arm’s length with, and are not affiliated with Vireo Growth, Merger Sub, or Planet 13 and hold their Planet 13 common stock, and will hold any Vireo Growth shares received pursuant to the merger as capital property (each, a “Holder”), all within the meaning of the Canadian Tax Act. Planet 13 common stock and Vireo Growth shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Planet 13 common stock or Vireo Growth shares, or is deemed to hold or use the Planet 13 common stock or Vireo Growth shares, as the case may be, in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder: (i) that is a “financial institution” as defined in the Canadian Tax Act for purposes of the “mark-to-market” rules contained in the Canadian Tax Act; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Canadian Tax Act; (iii) that is a “specified financial institution” as defined in the Canadian Tax Act; (iv) who makes, or has made, a “functional currency” reporting election under section 261 of the Canadian Tax Act; (v) who received Planet 13 common stock upon exercise of a stock option or other form of employee compensation plan or arrangement; (vi) who has entered into with respect to their Planet 13 common stock or will enter into, with respect to their Vireo Growth shares, a “synthetic disposition arrangement” or a “derivative forward agreement” as those terms are defined in the Canadian Tax Act; (vii) that will receive dividends on Vireo Growth shares under or as part of a “dividend rental arrangement” (as defined in the Canadian Tax Act); (viii) that is a “foreign affiliate” (as defined in the Canadian Tax Act) of a taxpayer resident in Canada; or (ix) that is exempt from tax under the Canadian Tax Act. All such Holders should consult their own tax advisors with respect to the merger, including the receipt of Vireo Growth shares for Planet 13 common stock pursuant to the merger and the ownership and disposition of Vireo Growth shares.
This summary does not apply to a Holder who disposes of its Planet 13 common stock as a result of the exercise of dissent rights. Such Holders should consult their own tax advisors.
Additional considerations not discussed herein may apply to a Holder that is a corporation resident in Canada, or a corporation that does not deal at “arm’s length” (within the meaning of the Canadian Tax Act) with a corporation resident in Canada, that is or becomes, as part of a transaction or event or a series of transactions or events that includes the transactions described in this registration statement, controlled by a non-resident person (or group of non-resident persons that do not deal with each other at arm’s length) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors.
The tax treatment of holders of Planet 13 equity awards is not addressed in this summary. All holders of Planet 13 equity awards should consult their own tax advisors with respect to the merger.
This summary is based on the facts set out in this registration statement, the current provisions of the Canadian Tax Act in force as of the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date of this Circular. On January 29, 2026, the Department of Finance (Canada) released for consultation proposed amendments to the Canadian Tax Act. These proposed amendments, which were further revised on July 23, 2026, would, if enacted, amend certain “hybrid mismatch” provisions of the Canadian Tax Act and introduce other consequential amendments (“Hybrid Mismatch Proposals”). This summary does not take into account the Hybrid Mismatch Proposals, but otherwise takes into account all specific proposals to amend the Canadian Tax Act and the regulations thereunder that have been published in writing by or on behalf of the Minister of Finance (Canada) prior to the date of this Circular (the “Proposed Amendments”).
Except for the Proposed Amendments, this summary does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by way of judicial, governmental, or legislative action or decision, nor does it take into account other federal or any provincial, territorial, or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Proposed Amendments will be enacted as proposed or at all, or that legislative, judicial, or administrative changes will not modify or change the statements expressed herein.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the merger or the ownership and disposition of Vireo Growth shares. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or income tax advice to any particular Holder. Holders should consult their own tax advisors with respect to the tax consequences applicable to them having regard to their own particular circumstances.
Currency Conversion
In general, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Planet 13 common stock and Vireo Growth shares (including, without limitation, dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in foreign currency must be converted into Canadian dollars using the “relevant spot rate” (as defined in the Canadian Tax Act) for the day on which such amount arose or such other rate as is acceptable to the Minister of National Revenue (Canada).
Holders Resident in Canada
This part of the summary is generally applicable to a Holder who, at all relevant times, and for purposes of the Canadian Tax Act, is resident, or is deemed to be resident, in Canada (a “Resident Holder”). Certain Resident Holders whose Vireo Growth shares might not otherwise constitute capital property may be eligible to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have their Vireo Growth shares (but not their Planet 13 common stock) and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, be deemed to be capital property. Resident Holders contemplating such an election should first consult their own tax advisors.
Merger of Planet 13 and Merger Sub
A Resident Holder who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will be considered to have disposed of the Planet 13 common stock for proceeds of disposition equal to the aggregate fair market value of the Vireo Growth shares received. As a result, the Resident

Holder will generally realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Planet 13 common stock immediately before the merger. See “— Disposition of Vireo Growth shares” and “— Taxation of Capital Gains and Capital Losses” below for a general discussion of the treatment of capital gains and capital losses under the Canadian Tax Act.
The cost to the Resident Holder of the Vireo Growth shares acquired on the merger will be equal to the fair market value of the Vireo Growth shares at the time of the merger. The Resident Holder’s adjusted cost base of the Vireo Growth shares so acquired will be determined by averaging such cost with the adjusted cost base to the Resident Holder of all Vireo Growth shares (if any) owned by the Resident Holder as capital property immediately prior to such merger.
Dividends on Vireo Growth shares
Dividends received or deemed to be received on Vireo Growth shares held by a Resident Holder will be included in the Resident Holder’s income for the purposes of the Canadian Tax Act. Such dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) will be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act normally applicable to “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Canadian Tax Act), including the enhanced gross-up and dividend tax credit rules applicable to any dividend that Vireo Growth designates as an “eligible dividend” in accordance with the Canadian Tax Act. There may be limitations on the ability of Vireo Growth to designate dividends as “eligible dividends” and Vireo Growth has made not commitments in this regard.
In the case of a Resident Holder that is a corporation, dividends received or deemed to be received on Vireo Growth shares will be required to be included in computing the corporation’s income for the taxation year in which such dividends are received or deemed to be received but will generally be deductible in computing the corporation’s taxable income, subject to all of the rules and restrictions under the Canadian Tax Act in that regard. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Accordingly, Resident Holders that are corporations should consult their own tax advisors for specific advice with respect to the potential application of this provision.
A Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Canadian Tax Act), may be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on Vireo Growth shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the year.
As Vireo Growth is treated as a U.S. corporation for U.S. federal income tax purposes pursuant to section 7874 of the Code, a Resident Holder may be subject to United States withholding tax on dividends received on the Vireo Growth shares (see “Risk Factors” and “Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Planet 13 Common Stock”). Any United States withholding tax paid by or on behalf of a Resident Holder in respect of dividends received on the Vireo Growth shares by a Resident Holder may be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Vireo Growth shares by a Resident Holder may not be treated as income sourced in the United States for these purposes, such that a foreign tax credit under the Canadian Tax Act may not be available in respect of any United States withholding tax applicable to dividends on the Vireo Shares in certain circumstances. Resident Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Canadian Tax Act in respect of any United States withholding tax applicable to dividends on the Vireo Shares.
Disposition of Vireo Growth shares
A disposition or deemed disposition of a Vireo Growth share by a Resident Holder (other than a disposition to Vireo Growth except where such disposition is the result of a purchase in the open market in the manner in which shares are normally purchased by a member of the public in the open market) will generally result in a capital gain (or a capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Vireo Growth share immediately before the disposition. For a description of the tax treatment of capital gains and capital losses, see “— Taxation of Capital Gains and Capital Losses” below.
Taxation of Capital Gains and Capital Losses
One half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will be required to be included in computing the Resident Holder’s income for that year. A Resident Holder will generally be required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years, subject to and in accordance with the detailed rules contained in the Canadian Tax Act.
The amount of any capital loss realized on the disposition of Planet 13 common stock or Vireo Growth shares by a Resident Holder that is a corporation may, to the extent and under the circumstances specified by the Canadian Tax Act, be reduced by the amount of any dividends received or deemed to have been received by the corporation on such share (or another share for which such share is substituted or exchanged). Similar rules may apply where a corporation is, directly or through a trust or partnership, a beneficiary of a trust or a member of a partnership that owns such shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.
Additional Refundable Tax
A Resident Holder that is throughout the year a “Canadian-controlled private corporation,” or, at any time in a relevant taxation year, a “substantive CCPC” (each as defined in the Canadian Tax Act), may be liable to pay an additional refundable tax on certain investment income for the year, including taxable capital gains, interest and dividends (including deemed dividends) that are not deductible in computing the Resident Holder’s taxable income for the taxation year.
Minimum Tax
Capital gains realized and taxable dividends received or deemed to be received by a Resident Holder who is an individual (including certain trusts) may give rise to a liability for minimum tax. Resident Holders should consult their own tax advisors with respect to the application of the minimum tax.
Eligibility for Investment
Based on the provisions of the Canadian Tax Act in force as of the date hereof, a Vireo Growth share, if issued on the date hereof, will be a “qualified investment” under the Canadian Tax Act at the effective time for a trust governed by a “registered retirement savings plan,” a “registered retirement income fund,” a “registered education savings plan,” a “registered disability savings plan,” a “tax-free savings account” and a “first home savings account” (each one a “Registered Plan”), or a “deferred profit sharing plan” (as those terms are used in the Canadian Tax Act), provided that at the time of acquisition, the Vireo Growth share is listed on a “designated stock exchange” as defined in the Canadian Tax Act (which currently includes the CSE) or Vireo Growth otherwise qualifies as a “public corporation” other than a “mortgage investment corporation” (each as defined in the Canadian Tax Act).
Notwithstanding that a Vireo Growth share may be a qualified investment for a Registered Plan, if the Vireo Growth share is a “prohibited investment” within the meaning of the Canadian Tax Act for a Registered Plan, the annuitant, holder, or subscriber of the Registered Plan, as the case may be (the “Controller”) will be subject to a penalty tax as set out in the Canadian Tax Act. A Vireo Growth share will generally not be a prohibited investment for a Registered Plan if the Controller:
(a)
deals at arm’s length with Vireo Growth for the purposes of the Canadian Tax Act; and

(b)
does not have a “significant interest” (as defined in the Canadian Tax Act for the purposes of the prohibited investment rules) in Vireo Growth.

In addition, a Vireo Growth share will not be a “prohibited investment” if the Vireo Growth share is “excluded property” (as defined in the Canadian Tax Act for purposes of the prohibited investment rules) for the Registered Plan.
Holders who intend to hold Vireo Growth shares in a Registered Plan should consult their own tax advisors in regard to the application of these rules in their particular circumstances.
Holders Not Resident in Canada
This part of the summary is generally applicable to a Holder who, at all relevant times, and for purposes of the Canadian Tax Act is neither resident nor deemed to be resident in Canada, and does not use or hold, and is not deemed to use or hold, Planet 13 common stock or Vireo Growth shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or to an “authorized foreign bank,” as defined in the Canadian Tax Act. Non-Resident Holders should consult their own tax advisors for advice having regard to their own particular tax circumstances.
Merger of Planet 13 and Merger Sub
A Non-Resident Holder who receives Vireo Growth shares as a result of the merger of Planet 13 and Merger Sub will not be subject to tax under the Canadian Tax Act on any capital gain realized on the merger, nor will any capital losses arising therefrom be recognized under the Canadian Tax Act, unless such Planet 13 common stock is: (a) “taxable Canadian property” (as defined in the Canadian Tax Act) to the Non-Resident Holder at the time of disposition for purposes of the Canadian Tax Act; and (b) the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention, including as a result of the application of the MLI (as defined in “— Dividends on Vireo Growth shares” below).
Similarly, a Non-Resident Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a Vireo Growth share acquired pursuant to the merger, unless the Vireo Growth share is: (a) “taxable Canadian property” (as defined in the Canadian Tax Act) to the Non-Resident Holder at the time of disposition for purposes of the Canadian Tax Act; and (b) the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention, including as a result of the application of the MLI.
Generally, Planet 13 common stock and Vireo Growth shares will not constitute taxable Canadian property of a Non-Resident Holder at the time of disposition (including upon the merger) provided that the particular share is listed on a “designated stock exchange” for the purposes of the Canadian Tax Act (which currently includes CSE), unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently:
(a)
25% or more of the issued shares of any class of the capital stock of Planet 13 or Vireo Growth, as applicable, were owned by or belonged to any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and

(b)
more than 50% of the fair market value of the applicable shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists.

Pursuant to Proposed Amendments released by the Department of Finance (Canada) on July 23, 2026 (the “TCP Proposals”), shares that are listed on a designated stock exchange would be deemed to include an option, an interest or right in such shares, whether or not such shares exist, such that any such options, interests or rights held by a Non-Resident Holder (or other persons or partnerships described in (a) above)

would be included in determining whether such Non-Resident Holder exceeds the 25% threshold described in (a) above. The TCP Proposals are proposed to come into force on Royal Assent. Notwithstanding the foregoing, Planet 13 common stock or a Vireo Growth share may be deemed to be “taxable Canadian property” in certain other circumstances under the Canadian Tax Act. Non-Resident Holders should consult their own tax advisors in this regard.
In circumstances where Planet 13 common stock constitutes taxable Canadian property of the Non-Resident Holder, any capital gain (or loss) that would be realized on the merger that is not treaty-protected property, generally will be subject to the same Canadian tax consequences discussed above for a Resident Holder under the headings “— Merger of Planet 13 and Merger Sub”, and “— Taxation of Capital Gains and Capital Losses.” Similarly, with respect to a Vireo Growth share owned by a Non-Resident Holder in the aforesaid circumstances, the tax consequences discussed above for a Resident Holder under the headings “— Disposition of Vireo Growth shares” and “— Taxation of Capital Gains and Capital Losses” will generally apply.
Non-Resident Holders whose Planet 13 common stock or Vireo Growth shares may be “taxable Canadian property” should consult their own tax advisors in this regard, including with respect to the potential Canadian income tax filing requirements of owning and disposing of such shares.
Dividends on Vireo Growth shares
Any dividends paid or credited, or deemed to be paid or credited, in respect of Vireo Growth shares to a Non-Resident Holder will generally be subject to Canadian withholding tax at a rate of 25% on the gross amount of such dividend, subject to any reduction pursuant to an applicable income tax treaty or convention. For example, under the Canada-United States Tax Convention (1980), as amended (the “U.S. Treaty”), where the beneficial owner of dividends is a Non-Resident Holder who is a U.S. resident for the purpose of, and who is entitled to the benefits in accordance with the provisions of, the U.S. Treaty (a “United States Holder”), the applicable rate of Canadian withholding tax generally is reduced to 15% of the gross amount of the dividend (or 5% in the case of a United States Holder that is a company beneficially owning at least 10% of Vireo Growth’s voting shares). The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) of which Canada is a signatory, affects many of Canada’s income tax treaties (but not the U.S. Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors regarding the application of the U.S. Treaty or any other tax treaty.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement, which was executed on July 26, 2026. The description of the merger agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary are included solely to provide you with information regarding the terms of the merger agreement. Factual disclosures about Vireo Growth, Planet 13, or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or in Vireo Growth’s or Planet 13’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Vireo Growth or Planet 13, as applicable, contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Vireo Growth, Planet 13 and Merger Sub were made solely for the purposes of the merger agreement and as of specific dates and were qualified and subject to important limitations agreed to by Vireo Growth, Planet 13 and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by the matters contained in the respective disclosure letters that Vireo Growth and Planet 13 delivered to each other in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since July 26, 2026. You should not rely on the merger agreement representations, warranties, covenants or any descriptions thereof as characterizations of the actual state of facts of Vireo Growth, Planet 13 and Merger Sub or any of their respective subsidiaries or affiliates.
The Merger
Upon the terms and subject to the conditions of the merger agreement, at the effective time of the merger, Merger Sub will be merged with and into Planet 13 in accordance with the NRS. As a result of the merger, the separate existence of Merger Sub will cease and Planet 13 will continue its existence under the laws of the State of Nevada as the surviving corporation and a direct, wholly owned subsidiary of Vireo Growth (in such capacity, we sometimes refer to Planet 13 as the “surviving corporation”).
At the effective time of the merger, the merger will have the effects set forth in the merger agreement and the applicable provisions of the NRS.
Closing
Unless otherwise mutually agreed to in writing between Vireo Growth and Planet 13, the completion of the merger will take place at 8:00 a.m. Las Vegas, Nevada time on a date to be specified by Vireo Growth and Planet 13, but no later than the second business day after satisfaction or waiver of the conditions to the completion of the merger (other than any such conditions which by their nature cannot be satisfied until the closing date, which will be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the merger agreement on the closing date). For more information on the conditions to the completion of the merger, please see the section entitled “The Merger Agreement — Conditions to Completion of the Merger.”

Concurrently with the closing of the merger, articles of merger (the “articles of merger”) with respect to the merger (including as an exhibit thereto the Amended and Restated Articles of Incorporation of the surviving corporation will be filed with the Nevada Secretary of State as provided under the NRS and will be effective at the time the articles of merger are duly filed with the Nevada Secretary of State or at such later date and time as is agreed between Vireo Growth and Planet 13 and specified in the articles of merger.
Organizational Documents; Directors and Officers
At the effective time of the merger, the articles of incorporation of Planet 13 in effect immediately prior to the effective time of the merger will, by virtue of the merger, be amended and restated in its entirety as of the effective time of the merger to be in the form set forth in Exhibit D to the merger agreement, and as so amended will be the articles of incorporation of the surviving corporation, until duly amended, in accordance with applicable law.
At the effective time of the merger, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation, except as to the name of the surviving corporation, which shall be “Planet 13 Holdings Inc.”, until thereafter amended as provided by law, the articles of incorporation of the surviving corporation and such bylaws.
The members of the board of directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the members of the board of directors of the surviving corporation, and the officers of Planet 13 immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation, in each case to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.
Effect of the Merger on Capital Stock; Merger Consideration
At the effective time, by virtue of the merger and without any action on the part of Planet 13, Vireo Growth, Merger Sub or the holders of any securities of Planet 13, Vireo Growth or Merger Sub:
•
each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into and become one fully paid share of common stock, no par value per share, of the surviving corporation and will constitute the only outstanding shares of capital stock of the surviving corporation; and

•
each share of Planet 13 common stock issued and outstanding immediately prior to the effective time of the merger (other than any canceled shares (as defined below) and, if applicable, any dissenting shares (as defined below)) will be converted into the right to receive 0.015383618 (the “exchange ratio”) of a subordinate voting share of Vireo Growth (the “merger consideration”).

All such shares of Planet 13 common stock, when so converted, will cease to be outstanding and will automatically be canceled and cease to exist. Each holder of a share of Planet 13 common stock that was outstanding immediately prior to the effective time of the merger (excluding any canceled shares and dissenting shares) will cease to have any rights with respect thereto, except the right to receive the merger consideration and any dividends or other distributions paid with respect to such shares following the effective time, in each case to be issued or paid in consideration therefor upon the exchange of any certificates or book-entry share.
Each share of Planet 13 common stock held by Planet 13 as treasury stock or held directly by Vireo Growth or any subsidiary of Vireo Growth (including Merger Sub) immediately prior to the effective time of the merger will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof (such shares, “canceled shares”).
Treatment of Planet 13 Equity Awards
Planet 13 Restricted Stock Units
Prior to the effective time, Planet 13 will take all actions necessary or appropriate, including adopting any required resolutions, amending the applicable Planet 13 equity plans or award agreements, and obtaining any required consents, to cause each Planet 13 restricted stock unit that is outstanding immediately prior to such acceleration, whether vested or unvested, to become fully vested immediately prior to the effective time of the merger. In connection with such acceleration, Planet 13 will issue to each holder of a Planet 13 restricted stock unit, the shares of Planet 13 common stock underlying such Planet 13 restricted stock unit, subject to Planet 13’s satisfaction of all applicable tax withholding obligations in accordance with applicable law, the applicable Planet 13 equity plan and award agreement, and the merger agreement. At the effective time of the merger, each share of Planet 13 common stock issued pursuant to the preceding sentence will be issued and outstanding immediately prior to the effective time of the merger and be converted into the right to receive the merger consideration. As of the effective time of the merger, no Planet 13 restricted stock unit will be outstanding or assumed by Vireo Growth, and no holder of a Planet 13 restricted stock unit will have any right with respect to such Planet 13 restricted stock unit other than, solely in such holder’s capacity as a holder of Planet 13 common stock issued in settlement of such Planet 13 restricted stock unit, the right to receive the merger consideration.
Planet 13 Options
Each Planet 13 option that has a per share exercise price that is greater than or equal to the per share value of a subordinate voting share of Vireo Growth multiplied by the exchange ratio (each, an “underwater option”) will, by virtue of the merger, be cancelled and terminated for no consideration or payment and will cease to provide the holder with the right to acquire shares of Planet 13 or Vireo Growth or otherwise represent any right to any equity interest in Vireo Growth or any of its affiliates. At the effective time of the merger, each Planet 13 option that is not an underwater option and that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will by virtue of the merger and without any action on the part of any holder of any Planet 13 option or any other person, be converted into a Vireo Growth option. Each such Vireo Growth option as so converted will continue to have, and will be subject to, the same terms and conditions as applied to the Planet 13 option immediately prior to the effective time of the merger (including vesting terms, after giving effect to any “change in control” post-termination protections under the applicable Planet 13 equity plan or award agreement), except that, as of the effective time of the merger, each such Vireo Growth option as so converted will be an option to acquire that number of Vireo Growth subordinate voting shares (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Planet 13 common stock subject to such Planet 13 option; and (ii) the exchange ratio, at an exercise price per subordinate voting share of Vireo Growth (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Planet 13 common stock of such Planet 13 option by (B) the exchange ratio; however, the exercise price and the number of subordinate voting shares of Vireo Growth subject to the Vireo Growth option will be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Planet 13 options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code.
Treatment of Planet 13 Warrants
At the effective time of the merger, subject to the option of holders thereof to receive the alternative consideration in respect thereof as set forth in, and in accordance with, the terms of each warrant to purchase Planet 13 common stock that are issued by Planet 13 and are outstanding immediately prior to the effective time of the merger (which we refer to as “Planet 13 warrants”), each Planet 13 warrant will become exercisable for subordinate voting shares of Vireo Growth in accordance with their terms. Consistent with the terms of the Planet 13 warrants, any such Planet 13 warrant shall be exercisable for a number of subordinate voting shares of Vireo Growth (if applicable, rounded in accordance with the terms of the Planet 13 warrants) equal to the product of (x) the aggregate number of shares of Planet 13 common stock issuable in respect of such Planet 13 warrants immediately prior to the effective time of the merger multiplied by (y) the exchange ratio (the “assumed warrants”) and the exercise price (rounded up to the nearest whole cent) of the assumed warrants will equal (i) the exercise price (as defined in the Planet 13 warrants) of the Planet 13 warrants in effect immediately prior to the effective time, divided by (ii) the exchange ratio.

Treatment of Planet 13 Debt
In connection with the closing of the merger, Vireo Growth may require Planet 13 to repay, discharge and satisfy in full all outstanding amounts and obligations under (i) the Revolving Loan Agreement, dated June 13, 2024, between Planet 13 and Western Alliance Bank and (ii) the Related Party Note, dated May 10, 2024, between VidaCann, LLC, a subsidiary of Planet 13, and its former managers. If so requested, Planet 13 will deliver customary payoff letters specifying the amounts necessary to satisfy such indebtedness, confirming the discharge of the related obligations and providing for the release of all liens securing such indebtedness, together with applicable UCC termination statements and other lien-release documentation. If Planet 13 does not have the financial ability to satisfy such indebtedness, Vireo Growth will either pay off such indebtedness at closing or will otherwise be responsible for, or cause the surviving corporation or its applicable subsidiary to remain responsible for, such indebtedness following the closing.
Payment for Securities; Exchange
Exchange Agent
Prior to the closing of the merger, Vireo Growth will, at its sole cost and expense, enter into an agreement with a financial institution designated by Vireo Growth to act as agent for the holders of Planet 13 common stock in connection with the merger (the “exchange agent”) and to receive the merger consideration. At or promptly after the effective time of the merger, Vireo Growth has agreed to deposit or cause to be deposited with the exchange agent, for the benefit of the holders of eligible shares of Planet 13 common stock, the number of non-certificated, book-entry subordinate voting shares of Vireo Growth issuable as merger consideration pursuant to the merger agreement, together with any dividends or other distributions thereafter deposited with the exchange agent (we refer to such shares and any such dividends or other distributions collectively as the “exchange fund”).
Letter of Transmittal
Promptly following the effective time of the merger, and in any event, within ten business days thereafter, Vireo Growth will cause the exchange agent to mail to each holder of record of certificates or book entry shares that immediately prior to the effective time of the merger represented outstanding shares of Planet 13 common stock (i) a letter of transmittal or transfer of the book entry shares to the exchange agent, and (ii) instructions for use in effecting the surrender of the certificates or book-entry shares in exchange for the merger consideration multiplied by the number of shares of Planet 13 common stock previously represented by such certificates or book-entry shares.
Exchange
Upon surrender of a certificate or book entry shares for cancellation to the exchange agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor, and Vireo Growth will cause the exchange agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the merger consideration in respect of the Planet 13 common stock previously represented by such certificate or book-entry shares, subject to any applicable tax withholding.
No Interest
No interest shall be paid or accrued for the benefit of holders of certificates or book-entry shares upon any merger consideration or other amounts upon the surrender of the certificates or book-entry shares.
Termination of Exchange Fund
Any portion of the exchange fund made available to the exchange agent which remains undistributed 12 months after the effective time of the merger will be delivered to Vireo Growth or the surviving corporation or its designee upon demand, and any such holders prior to the merger who have not theretofore complied with the procedures set forth above will thereafter look only to the surviving corporation as general creditor thereof for payment of their claims for merger consideration.
No Liability
None of Vireo Growth, Merger Sub, the surviving corporation, Planet 13 or the exchange agent will be liable to any person in respect of any merger consideration delivered to a governmental authority pursuant to any applicable abandoned property, escheat or similar Law. If any certificate of book-entry share of Planet 13 common stock is not surrendered immediately prior to the date on which any merger consideration in respect of such certificate or book-entry share of Planet 13 common stock would otherwise escheat to or become the property of any governmental authority under applicable law, any such merger consideration in respect of such certificate or book-entry share will, to the extent permitted by applicable law, become the property of the surviving corporation (or its designee) free and clear of all claims or interest of any person previously entitled thereto.
Lost, Stolen or Destroyed Certificates
If any certificate has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the exchange agent or Vireo Growth, the posting by such person of a bond, in such reasonable amount as the exchange agent or Vireo Growth may direct, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate the merger consideration to which the holder thereof is entitled pursuant to the merger agreement.
Dissenters’ Rights
To the extent that holders of Planet 13 common stock are entitled to dissenters’ rights under NRS Chapter 92A as a result of the consummation of the merger, any shares of Planet 13 common stock issued and outstanding immediately prior to the effective time of the merger and held by a holder who has properly exercised and perfected his, her or its demand for dissenters’ rights under NRS Chapter 92A and not effectively withdrawn or lost such holder’s dissenters’ rights (the “dissenting shares”) will not be converted into or represent the right to receive the merger consideration. Instead, the holders of such dissenting shares will be entitled to receive such consideration as may be determined pursuant to NRS Chapter 92A. At the effective time of the merger, such dissenting shares will no longer be outstanding, will automatically be canceled and will cease to exist, and such holder will cease to have any rights with respect thereto other than the right to receive the “fair value” of such dissenting shares as determined in accordance with NRS Chapter 92A. However, if any such holder fails to perfect or has waived, effectively withdrawn or lost his, her or its right to dissent under the NRS (whether occurring before, at or after the effective time of the merger), or a court of competent jurisdiction determines that such holder is not entitled to the right to dissent and payment under NRS Chapter 92A, such holder’s shares of Planet 13 common stock will be deemed to have been converted as of the effective time of the merger into the right to receive the merger consideration, without any interest, and such shares will no longer be deemed to be dissenting shares. Planet 13 is required to give prompt notice to Vireo Growth of any demands for dissent or appraisal of any shares of Planet 13 common stock, effective or attempted withdrawals of such demands and any other instruments served pursuant to the NRS received by Planet 13 relating to dissent or appraisal demands, and Vireo Growth has the right to participate in all discussions, negotiations and proceedings with respect to such demands. Prior to the effective time of the merger, Planet 13 may not, without the prior written consent of Vireo Growth, make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or proceeding, or agree to do any of the foregoing.
Representations and Warranties
Representations and Warranties
The merger agreement contains customary and, in certain cases, reciprocal, representations and warranties by Planet 13 and Vireo Growth that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in forms, reports, certifications, schedules, statements and documents filed with or furnished to the SEC by Planet 13 or Vireo Growth, as applicable, from December 31, 2023 and prior to July 23, 2026 or in the disclosure letters delivered by Planet 13 and Vireo Growth to each other in connection with the merger agreement. These representations and warranties relate to, among other things:
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organization, good standing and qualification to conduct business;

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capitalization, including regarding:

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the number of shares of common stock and preferred stock and/or other capital stock of Vireo Growth (or, as applicable, Planet 13) issued, outstanding and/or reserved for issuance, and that such stock has been duly authorized and validly issued;

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the absence of preemptive rights and other rights giving any persons the right to acquire, or requiring Vireo Growth or its subsidiaries (or, as applicable, Planet 13 and its subsidiaries) to sell, any securities of Vireo Growth and its subsidiaries (or, as applicable, Planet 13 and its subsidiaries) or any securities convertible into or exchangeable or exercisable for, or giving any person a right to subscribe for or acquire, any such securities;

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the absence of obligations of Vireo Growth or its subsidiaries (or, as applicable, Planet 13 and its subsidiaries) to redeem or otherwise acquire any securities of it or its affiliates or any securities convertible into or exchangeable or exercisable for, or giving any person a right to subscribe for or acquire, any such securities;

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the absence of any bonds, debentures, notes or other obligations the holders of which have the right to vote, or which are convertible into securities having the right to vote on any matters on which the Vireo Growth shareholders and its subsidiaries (or, as applicable, Planet 13 and its subsidiaries) may vote; and

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the absence of any stockholders agreements, voting trusts or other agreements, other than disclosed agreements.

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corporate authority and approval relating to the execution, delivery and performance of the merger agreement, including regarding the approval by Vireo Growth, the Planet 13 board, and the Planet 13 special committee regarding the merger agreement and the transactions contemplated by the merger agreement;

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the requisite stockholder approvals of Planet 13 required to authorize the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement;

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filings by Vireo Growth and Planet 13 since January 1, 2023 and the financial statements included therein;

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compliance with the applicable requirements under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002;

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the conduct of business in the ordinary course of business by each of Planet 13 and Vireo Growth since December 31, 2025;

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the absence of certain undisclosed liabilities;

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compliance with applicable laws, the absence of governmental investigations and the possession of and compliance with licenses and permits necessary for the conduct of business;

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information supplied by Vireo Growth and Planet 13 for inclusion in this registration statement;

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tax matters; and

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the absence of certain legal proceedings, investigations and governmental orders against Vireo Growth and its subsidiaries (or, as applicable, against Planet 13 and its subsidiaries).

The merger agreement also contains additional representations and warranties by Planet 13 relating to the following, among other things:
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employee benefit plans;

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labor matters;

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intellectual property matters;

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real property;

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environmental matters;

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certain material contracts;

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insurance;

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receipt by the Planet 13 special committee of a fairness opinion from its financial advisor regarding the fairness of the merger consideration;

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the absence of any undisclosed broker’s or finder’s fees;

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the absence of any undisclosed related party transactions; and

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inapplicability of anti-takeover laws.

Definition of Material Adverse Effect
A “material adverse effect” means, when used with respect to Vireo Growth or Planet 13, as applicable, any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has a material adverse effect, individually or in the aggregate, (i) on the ability of Vireo Growth or Planet 13 to perform its obligations under the merger agreement or to consummate the merger, or on the consummation of, whether by prevention or material delay, any of the merger and the other transactions contemplated by the merger agreement or (ii) on the business, condition (financial or otherwise), assets, liabilities or results of operations of Vireo Growth and its subsidiaries or Planet 13 and its subsidiaries, as applicable, taken as a whole, except that with respect to the foregoing clause (ii) only, no effect, change, development, event, occurrence, condition or state of facts directly resulting from or arising out of the following will be deemed to be or constitute a material adverse effect or will be taken into account when determining whether a material adverse effect has occurred or may, would or could occur:
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changes in general United States or global economic, regulatory or financial market conditions;

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changes in the economic, business and financial environment generally affecting the industry in which Vireo Growth or its subsidiaries or Planet 13 and its subsidiaries, as applicable conduct their businesses;

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in and of itself, any change in Vireo Growth’s or Planet 13’s stock price or any failure by Vireo Growth or Planet 13, as the case may be, to meet any revenue, earnings or other similar projections (it being understood that any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been a material adverse effect);

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an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters or other similar force majeure events, including any worsening of such conditions threatened or existing as of the date of the merger agreement;

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any adoption, implementation, promulgation, repeal, modification, amendment or other changes in laws or GAAP in each case after the date of the merger agreement; except that this bullet does not apply to any change in laws by any State Cannabis Authority that is directed specifically at Vireo Growth or any of its subsidiaries, or Planet 13 or any of its subsidiaries, as the case may be, or at the transactions contemplated by the merger agreement and is not generally applicable to other participants in the cannabis industry in the relevant jurisdiction;

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pandemics, epidemics and other outbreaks of infectious disease (including the re-emergence of the Covid-19 or any other pandemic) and the response by any governmental authority with respect to any of the foregoing;

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the public announcement or pendency of the merger or the other transactions contemplated by the merger agreement; or

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any action taken by Vireo Growth or Planet 13, as applicable, or any of its subsidiaries that is expressly required by the merger agreement.

Notwithstanding the foregoing, if such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts set forth in the first, second, fourth, fifth or sixth bullets directly above have a disproportionate impact on such party and its subsidiaries, taken as a whole, relative to the other participants in the industry in which Vireo Growth and its subsidiaries or Planet 13 and its subsidiaries, as the case may be, conduct their businesses, such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts may be taken into account in determining whether a material adverse effect has occurred to the extent of such disproportionate impact.
A “Planet 13 material adverse effect” means a material adverse effect with respect to Planet 13, and a “Vireo Growth material adverse effect” means a material adverse effect with respect to Vireo Growth.
Interim Operations of Planet 13 and Vireo Growth Pending the Merger
Interim Operations of Planet 13
Planet 13 has agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, except as required by applicable law, as consented to in writing by Vireo Growth (provided that, in the case of the fifth through eleventh, thirteenth, seventeenth (part (i) only), twentieth, twenty-fifth, twenty-sixth, twenty-eighth, thirtieth and thirty-fourth bullets directly below, and, with respect to transactions between Planet 13 and one or more of its direct or indirect wholly owned subsidiaries or solely among direct or indirect wholly owned subsidiaries of Planet 13 relating to securities of direct or indirect wholly owned subsidiaries of Planet 13, the second and third bullets directly below, such consent will not be unreasonably withheld, conditioned or delayed), as is expressly required or permitted pursuant to the merger agreement or as set forth on the disclosure letter it delivered to Vireo Growth in connection with the merger agreement, Planet 13 will, and will cause each of its subsidiaries to use reasonable best efforts to, conduct the business of Planet 13 and its subsidiaries in all material respects in the ordinary course of business and in a manner consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve in all material respects its assets and business organization and maintain in all material respects its existing business relations and goodwill with customers, suppliers, licensors, distributors, governmental authorities, independent contractors, employees, and business partners with whom Planet 13 has material business relations, and Planet 13 will not, and will cause each of its subsidiaries not to, directly or indirectly:
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amend or otherwise change its articles of incorporation or the bylaws (or such similar organizational or governing documents of any subsidiary of Planet 13);

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adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend the terms of, Planet 13’s or any of its subsidiaries’ securities, including any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire any of such securities;

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issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of Planet 13’s or any of its subsidiaries’ securities, including any options, equity or equity-based compensation, warrants, convertible securities or other rights of any kind to acquire such Securities (excluding shares of Planet 13 common stock or transfer shares for tax and exercise price payments upon the exercise of Planet 13 options or Planet 13 warrants or vesting of Planet 13 awards) outstanding as of the date of merger agreement in accordance with the respective terms of such Planet 13 options, Planet 13 warrants or Planet 13 restricted stock unit awards, as applicable;

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declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to Planet 13’s or any of its subsidiaries’ securities;

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establish, adopt, enter into, materially amend or terminate any employee benefit plan sponsored, maintained or contributed to by Planet 13 (which we refer to herein as an “Planet 13 plan”), or any plan, program, policy, practice, agreement or other arrangement that would be a Planet 13 plan if it had been in existence on the date of merger agreement (other than offer letters that provide for at-will employment without any severance or change in control benefits);
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grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity to any director, officer, employee, or consultant of Planet 13 or any of its subsidiaries, except (i) with respect to employees whose annual base salary/hourly wage rate is less than $200,000, for increases in salary or hourly wage rates in the ordinary course of business consistent with past practice, not to exceed $25,000 individually or $50,000 in the aggregate, (ii) except for annual cost of living adjustments for non-executive salaried employees in the ordinary course of business, not to exceed $50,000 individually or $100,000 in the aggregate, (iii) in connection with hiring of employees or promotions of existing employees, not to exceed $50,000 individually or $100,000 in the aggregate, (iv) changes in the form of compensation paid to an individual, provided that the aggregate compensation paid to such individual does not increase other than as provided in (i), (ii) or (iii) above, and (v) as required by applicable law or any Planet 13 plan in effect as of the date of merger agreement;

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except as required by any Planet 13 plan in existence as of the date of the merger agreement or adopted in accordance with the merger agreement, accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee, or consultant of Planet 13 or any of its subsidiaries;

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enter into, extend, amend or modify in any material respect, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any current or former director, officer, employee, or consultant of, or individual service provider to, Planet 13 or any of its subsidiaries (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $200,000 individually);

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communicate with the employees of Planet 13 or any of its subsidiaries regarding the compensation, benefits or other treatment they will receive following the effective time of the merger, unless such communication is (i) approved by Vireo Growth in advance of such communication or (ii) required by applicable law;

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except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Planet 13 plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;

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hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation exceeding $200,000;

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take any action requiring notice to employees, or triggering any other obligations, under the WARN Act or any similar state, local or foreign law prior to the closing of the merger;

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waive, release or limit any restrictive covenant of any current or former employee or independent contractor of Planet 13 or any of its subsidiaries;

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make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any person (other than wholly owned subsidiaries of Planet 13) in excess of $50,000 in the aggregate;

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forgive any loans or advances to any officers, employees or directors of Planet 13 or any of its subsidiaries, or any of their respective affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to a Planet 13 plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of Planet 13 or any of its subsidiaries;

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acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any division of any of the foregoing, any equity interest in any of the foregoing, any real property or any interest therein, or all or any material portion of the assets (excluding ordinary course purchases consistent with past practice of inventory), business or properties of any person;

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sell, pledge, dispose of, transfer, abandon, lease, license (other than any non-exclusive licenses granted in the ordinary course of business consistent with past practice), mortgage, incur any lien (other than permitted liens) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, any real property or any interest therein, properties or rights of Planet 13 or any of its subsidiaries (including any cannabis license or cannabis establishment) except (i) sales of product inventory in the ordinary course of business and consistent with past practice, or (ii) pursuant to agreements in effect prior to the execution of the merger agreement (copies of which have been provided to Vireo Growth prior to the date of the merger agreement);

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enter into any new line of business or create any new subsidiaries;

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except as expressly required pursuant to the terms thereof, pay, discharge or satisfy any indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than indebtedness incurred by Planet 13 or its wholly owned subsidiaries and solely owed to Planet 13 or its wholly owned subsidiaries);

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cancel any material indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value;

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fail to pay any indebtedness, taxes or other obligations of Planet 13;

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incur, create, assume or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any Indebtedness in excess of $250,000, including by the issuance of any debt security;

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assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any indebtedness in excess of $250,000 of any person, including by the issuance of any debt security and the assumption or guarantee of obligations of any person (or enter into a “keep well” or similar arrangement);

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issue or sell any debt securities of Planet 13 or any of its subsidiaries, including options, warrants, calls or other rights to acquire any debt securities of Planet 13 or any of its subsidiaries;

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negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights under, any Planet 13 material contract, any contract that would have been a Planet 13 material contract or a lease had it been entered into prior to the date of the merger agreement or any lease for any Planet 13 leased real property, except, in the case of (i) purchase orders or invoices in the ordinary course of business, is a contract with a supplier or customer involving more than $150,000 in the past 12 months or expected to involve more than $150,000 within 12 months of the date of the merger agreement, (ii) an agency, broker, sales, marketing, commission, distribution, sales representative, franchise, agency, advertising or similar contract involving more than $150,000 in the past 12 months or expected to involve more than $150,000 within 12 months of the date of the merger agreement and (iii) contracts that create future payment obligations, including settlement agreements, outside the ordinary course of business in excess of $150,000, or creates or would create a lien (other than a permitted lien) on any asset of Planet 13 or any of its subsidiaries, in the ordinary course of business consistent with past practice (except the foregoing exception will not apply to any contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the merger or any of the other transactions contemplated by the merger agreement);

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negotiate, amend, modify, extend, enter into or terminate any Planet 13 labor agreement, except as required pursuant to an applicable contract in effect as of the date of the merger agreement;

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make any material change to Planet 13’s or any of its subsidiaries’ methods, policies and procedures of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization);

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make or agree to make capital expenditures exceeding $100,000 individually or $500,000 in the aggregate;

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write up, write down or write off the book value of any material assets, except to the extent required by GAAP;

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agree to, or otherwise commence to, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending legal proceeding or insurance claim, except in the ordinary course of business and except for any legal proceeding for which the amount in controversy is not greater than $250,000 in the aggregate;

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cancel any material insurance policies, fail to renew any material insurance policies upon expiration, or maintain insurance at less than commercially reasonable levels or otherwise in a manner inconsistent with past practice;

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sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any person any rights to any Planet 13 owned intellectual property material to Planet 13 and its subsidiaries, taken as a whole;

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fail to take or maintain reasonable measures to protect the confidentiality and value of material trade secrets included in the Planet 13 owned intellectual property;

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except as required by applicable law (i) make (other than in the ordinary course of business) or change any material tax election or adopt or change any material method of tax accounting; (ii) file any amended tax return or prepare and file any material tax return in a manner materially inconsistent with past practice; (iii) settle or compromise any audit, assessment or other proceeding relating to taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to federal income taxes or other material taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) or any voluntary disclosure agreement with respect to any tax; or (vi) surrender any right to claim a material tax refund;

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fail to use reasonable best efforts to preserve and maintain all Planet 13 permits;

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fail to maintain listing of the shares of Planet 13 common stock on the CSE in good standing or fail to maintain its status as a “reporting issuer” (or the equivalent) in good standing under applicable securities laws;

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take any action or fail to take any action that would reasonably be expected to result in the suspension of trading, delisting or withdrawal of the shares of Planet 13 common stock from the CSE or the OTCQX prior to the effective time of the merger;

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merge or consolidate Planet 13 or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Planet 13 or any of its subsidiaries;

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cause or permit any change in its officers, board members, managers or similar persons that is of a type that requires notification to, or the approval of, the applicable state cannabis authority under applicable cannabis laws;

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amend in any material respect, surrender, fail to diligently prosecute any renewal application for, or allow to lapse any cannabis license, including any renewals or surrenders under applicable Planet 13 cannabis laws;

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except in the ordinary course of business, fail to use commercially reasonable efforts to preserve the net operating loss carryforwards of Planet 13 and its subsidiaries, in each case to the extent permitted under applicable law, including, without limitation, the Code and the Treasury Regulations promulgated thereunder; or

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enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.

Notwithstanding the foregoing provisions described above, Planet 13 may take any action set forth in the relevant sections of the Planet 13 disclosure letter it delivered to Vireo Growth (with the prior written consent of Vireo Growth to the extent required pursuant to such sections of the Planet 13 disclosure letter); provided, that in any event Planet 13 will provide Vireo Growth with prior written notice of any such action and will consult with Vireo Growth in good faith regarding such action prior to taking such action.

Interim Operations of Vireo Growth
Vireo Growth has agreed that, until the earlier of the effective time of the merger or the termination of the merger agreement, except as required by applicable law, as consented to in writing by Planet 13 (such consent will not be unreasonably withheld, conditioned or delayed), as is expressly required pursuant to the merger agreement or as set forth on the disclosure letter it delivered to Planet 13 in connection with the merger agreement, Vireo Growth will not, and it will cause each of its subsidiaries not to:
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adopt a plan of complete or partial liquidation or dissolution of Vireo Growth; or

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enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.

No Solicitation; Changes of Recommendation
No Solicitation
In the merger agreement, Planet 13 has agreed that, from and after July 26, 2026, until the earlier of the effective time of the merger or the date the merger agreement is terminated in accordance with its terms, Planet 13 and its officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives (for purposes of this “No Solicitation” section, collectively, the “representatives”) will, and will cause Planet 13’s subsidiaries and their respective representatives to, cease and cause to be terminated, all existing activities, discussions, negotiations and communications, if any, with any third parties (or any of their representatives) with respect to any acquisition proposal (as defined below).
Planet 13 also has agreed that, from and after July 26, 2026, until the earlier of the effective time of the merger or the date the merger agreement is terminated in accordance with its terms, Planet 13 and its representatives will not, and will cause Planet 13’s subsidiaries and their respective representatives to not, directly or indirectly:
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initiate, seek, solicit, facilitate or knowingly encourage, or induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal;

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enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any information or data to, or furnish access to Planet 13 (or any of its subsidiaries’) properties with respect to, or otherwise cooperate in any way with, any third party relating to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any acquisition proposal, or grant any waiver or release under (or terminate, amend or modify any provision of), or fail to enforce to the fullest extent permitted under applicable law, any confidentiality or standstill or similar agreement;

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execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any acquisition proposal (each, an “alternative acquisition agreement”);

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submit to the stockholders of Planet 13 for their approval any acquisition proposal or superior proposal (as defined below); or

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resolve to do, or agree or announce an intention to do, any of the foregoing.

Planet 13 has also agreed, from and after July 26, 2026, (i) it will not provide (and will cause its subsidiaries and its and its subsidiaries’ representatives to not provide) and will promptly, and in any event, within 24 hours of the date of the merger agreement, terminate access of any third person (and its representatives) (other than Vireo Growth, or any of its affiliates or representatives) to any data room (virtual or actual) containing any of Planet 13’s (or any subsidiary of Planet 13’s) confidential information granted in connection with, or with the intent of obtaining, any possible acquisition proposal; and (ii) it will, and will cause its subsidiaries and its and its subsidiaries’ representatives to, use their respective reasonable best efforts to cause any such third person (and its representatives) (other than Vireo Growth or any of its affiliates or representatives) in possession of confidential information about Planet 13 or any of its subsidiaries (or its or its subsidiaries’ businesses or operations) to return or destroy all such information, and in connection therewith Planet 13 shall, within 24 hours of the date of the merger agreement, to the extent that it has a right to do so, demand the return or destruction of all confidential information and materials provided to any third persons (or their representatives) (other than Vireo Growth or any of its affiliates or representatives) relating to a possible acquisition proposal).
No Solicitation Exceptions
Prior to the time the merger proposal has been approved by Planet 13 stockholders, if Planet 13 receives, after July 26, 2026, a bona fide written acquisition proposal from a third party that did not result from a breach of the obligations described in “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation,” then (i) Planet 13 may furnish information concerning its business, properties or assets to such person pursuant to an acceptable confidentiality agreement (a copy of which will be provided to Vireo Growth promptly after execution) and (ii) the Planet 13 special committee may negotiate and participate in discussions and negotiations with such person concerning such acquisition proposal, in each case of clause (i) and (ii), if, and only if, the Planet 13 special committee and Planet 13 determine in good faith (after consultation with their respective financial advisors and outside legal counsel) that (x) such acquisition proposal constitutes or is reasonably likely to constitute a Planet 13 superior proposal and (y) failure to take such action would be inconsistent with the fiduciary duties of the Planet 13 special committee or the Planet 13 board under applicable law.
Restrictions on Changes of Recommendation
Subject to certain exceptions described below, the Planet 13 board, including any committee of the Planet 13 board (including the Planet 13 special committee), may not:
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withdraw, qualify or modify in a manner adverse to Vireo Growth, or publicly propose to withdraw, qualify or modify in a manner adverse to Vireo Growth, its recommendation that Planet 13 stockholders approve the merger proposal;

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approve, authorize, declare advisable, endorse or recommend (or publicly propose to approve, authorize, declare advisable, endorse or recommend) any acquisition proposal;

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fail to include its recommendation that Planet 13 stockholders approve the merger proposal in this proxy statement/prospectus;

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fail to publicly reaffirm its recommendation that Planet 13 stockholders approve the merger proposal within 10 business days of receipt of a written request by Vireo Growth to provide such reaffirmation following public disclosure of any acquisition proposal;

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in the case of an acquisition proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Planet 13 common stock, fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders within 10 business days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer against any acquisition proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act; and

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adopt or approve, or propose to adopt or approve, or allow Planet 13 or any of its subsidiaries to execute or enter into, any acquisition proposal (other than an acceptable confidentiality agreement).

We refer to the taking of any of the actions described in the first five bullets directly above as a “recommendation change.” The action described in the sixth bullet directly above is a separate prohibition and does not itself constitute a recommendation change.
Permitted Changes of Recommendation in Connection with a Superior Proposal
Prior to, but not after, the merger proposal has been approved by Planet 13 stockholders, in response to a bona fide written acquisition proposal from a third party that did not arise from a breach of the obligations described above and in the section entitled “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation,” if the Planet 13 board so chooses, the Planet 13 board or Planet 13 special committee may effect a recommendation change and terminate the merger agreement, and concurrently with such termination enter into a definitive agreement providing for such acquisition proposal, subject to Planet 13’s payment of the termination fee, if:
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the Planet 13 board or the Planet 13 special committee determines in good faith, after consultation with their respective outside legal counsel, that failure to effect a recommendation change, terminate the merger agreement and concurrently enter into a definitive agreement with respect to such superior proposal would be inconsistent with the fiduciary duties of the Planet 13 board or the Planet 13 special committee under applicable law;

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Planet 13 has notified Vireo Growth in writing that it intends to take such action;

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Planet 13 has provided Vireo Growth a copy of the proposed definitive agreements (and any related agreements) relating to such superior proposal (and has informed Vireo Growth of the identity of the person making such superior proposal);

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the negotiation period will run until 11:59 p.m., New York City time, on the fourth business day following such notice, during which period Planet 13 and its representatives (including as applicable the Planet 13 special committee) will discuss and negotiate with Vireo Growth in good faith (to the extent Vireo Growth desires to negotiate) any proposed modifications to the terms and conditions of the merger; and

•
no earlier than the end of such negotiation period, the Planet 13 special committee determined in good faith (after consultation with the Planet 13 special committee’s financial advisor and outside legal counsel), after considering and taking into account the terms of any proposed amendment or modification to the merger agreement made by Vireo Growth in writing, that (i) such acquisition proposal still constitutes a superior proposal and (ii) the failure to take such action would be inconsistent with fiduciary duties of the Planet 13 special committee or the Planet 13 board under applicable law.

In the event of any amendment to any material term or condition of any superior proposal, Planet 13 will be required to deliver a new written notice to Vireo Growth and to comply with the foregoing requirements with respect to such new written notice, except that the negotiation period described above will be reduced to three business days.
Certain Permitted Disclosure
Planet 13 or the Planet 13 board (at the direction of the Planet 13 special committee) may disclose to Planet 13 stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or issue a “stop, look and listen” statement pending disclosure of such position, without such disclosure being deemed a recommendation change. Planet 13 and the Planet 13 board (at the direction of the Planet 13 special committee) may also, after consultation with its (or the Planet 13 special committee’s) outside legal counsel, make any other disclosure to Planet 13 stockholders that it determines in good faith is necessary because the failure to make such disclosure would be inconsistent with the fiduciary duties of the Planet 13 board under applicable law.
Definition of Acquisition Proposal
An “acquisition proposal” means any inquiry, proposal or offer (whether or not in writing) from any person (other than Vireo Growth or any of its subsidiaries) relating to, or that is reasonably expected to lead to (in one transaction or a series of transactions), any:
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merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving Planet 13 or any of its subsidiaries, pursuant to which any person or group of related Persons would beneficially own or control, directly or indirectly, 25% or more (on a non-diluted basis) of any voting securities of Planet 13 or any of its subsidiaries or any resulting parent company of Planet 13 or any of its subsidiaries;

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sale, lease, license or other disposition, directly or indirectly, of assets of Planet 13 (including capital stock or other equity interests of any of its subsidiaries) or any subsidiary of Planet 13 representing 25% or more of the consolidated assets, net revenues or net income of Planet 13 and its subsidiaries taken as a whole, or to which 25% or more of the revenues, earnings or assets Planet 13 and its Subsidiaries, taken as a whole and on a consolidated basis, are attributable;

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issuance or sale or other disposition of capital stock or other equity interests representing 25% or more (on a non-diluted basis) of any voting securities of Planet 13;

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tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any person or group of related persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing 25% or more (on a non-diluted basis) of any voting securities of Planet 13; or

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a combination of the foregoing.

Definition of Superior Proposal
A “superior proposal” means a bona fide written acquisition proposal made after July 26, 2026 (provided, however, that for purposes of the definition of superior proposal, references to 25% in the definition of “acquisition proposal” will be deemed to be references to 50%) that did not result from a breach of the obligations described above and in the section entitled “The Merger Agreement — No Solicitation; Changes of Recommendation — No Solicitation” and that the Planet 13 board or the Planet 13 special committee determines in good faith, after consultation with their respective financial advisors (if any) and outside legal counsel, (i) to be reasonably likely to be consummated if accepted and (ii) if consummated, to be more favorable to the holders of Planet 13 common stock from a financial point of view than the merger and the other transactions contemplated by the merger agreement, in each case of clause (i) and (ii), taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects or conditions of such acquisition proposal (including but not limited to any financing requirements), all the terms and conditions of such acquisition proposal and the merger agreement, and any proposed amendments or modifications to the terms of the merger agreement offered by Vireo Growth in response to such acquisition proposal.
Preparation of Proxy Statement/Prospectus and Registration Statement
Planet 13 and Vireo Growth have agreed to cooperate in preparing, and Vireo Growth will file with the SEC, the registration statement, of which this proxy statement/prospectus forms a part as soon as reasonably practicable following the date of the merger agreement (and, in any event, subject to Vireo Growth’s timely receipt of information, including any comments from Planet 13 pursuant to the immediately following sentence, from Planet 13 necessary to file the registration statement, of which this proxy statement/prospectus forms a part, within 75 days following the date of the merger agreement. Planet 13 and Vireo Growth will use their reasonable best efforts to have the registration statement, of which this proxy statement/prospectus forms a part declared effective by the SEC or otherwise become effective pursuant to the Securities Act pursuant to SEC guidance, and for the proxy statement to be cleared by the SEC and its staff under the Exchange Act, in each case as promptly as practicable after filing, and to keep the registration statement, of which this proxy statement/prospectus forms a part effective for so long as necessary to consummate the transactions contemplated by the merger agreement, and Planet 13 will cause the proxy statement to be mailed to its stockholders as promptly as reasonably practicable after the registration statement is declared effective, and in any event within three business days after the registration statement is declared effective.
Vireo Growth will use reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by the merger agreement and to comply with applicable securities laws and the rules and policies of the CSE in connection with the issuance of the subordinate voting shares of Vireo Growth pursuant to the merger, and Planet 13 will furnish all information concerning Planet 13 and the holders of Planet 13 common stock as may be reasonably requested in connection with any such action.

Special Meeting
Planet 13 has agreed (in consultation with Vireo Growth) to establish a record date for the special meeting that is prior to (or as promptly as practicable following) the effectiveness of the registration statement, and to conduct one or more “broker searches” in compliance with Rule 14a-13 under the Exchange Act.
Planet 13 has agreed to use its reasonable best efforts to hold a meeting of its stockholders for the purpose of obtaining the approval of the merger proposal by Planet 13 stockholders as soon as reasonably practicable after the registration statement, of which this proxy statement/prospectus forms a part becomes effective; however Planet 13 is not required to hold such meeting of its stockholders prior to the 15th business day following the mailing of the registration statement, of which this proxy statement/prospectus forms a part to the Planet 13 stockholders but, in any event shall, within 40 calendar days after the commencement of the mailing of the proxy statement, duly call, give notice of, and convene such meeting of the Planet 13 stockholders, and will submit the proposal to approve the merger proposal to the Planet 13 stockholders at such meeting (and shall not submit any other proposal to such holders thereat without the prior written consent of Vireo Growth).
Once Planet 13 has established a record date for the special meeting, Planet 13 may not change such record date without the prior written consent of Vireo Growth and will not adjourn or otherwise postpone or delay such meeting without the prior written consent of Vireo Growth. Without the prior written consent of Vireo Growth, Planet 13 may adjourn or postpone the special meeting (i) if as of the time for which such meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares of Planet 13 common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, (ii) if there are insufficient affirmative votes represented (either in person or by proxy) at such meeting to obtain the approval of the merger proposal, or (iii) after consultation with Vireo Growth, to the extent that the Planet 13 board determines in good faith, after consultation with outside legal counsel, that such adjournment or postponement is required by applicable law or pursuant to a request from the SEC to ensure the distribution to the Planet 13 stockholders of any supplement or amendment to the registration statement, of which this proxy statement/prospectus forms a part or the proxy statement required by law within a reasonable amount of time in advance of such meeting; however, (1) unless agreed to in writing by Vireo Growth, (x) any such adjournment or postponement under the preceding clause (i) or (ii) shall be for a period of no more than 10 business days each, and (y) Planet 13 will only be permitted to effect up to two such adjournments or postponements pursuant to the preceding clauses (i) and (ii) (in the aggregate), (2) no postponement contemplated by the preceding clause (i) or (ii) will be permitted if it would require a change to the record date for such meeting and (3) if requested by Vireo Growth, Planet 13 will effect an adjournment or postponement of such meeting under the circumstances contemplated by the preceding clause (i) or (ii) for a period of up to 10 business days each.
Planet 13 will, through the Planet 13 board (acting upon the recommendation of the Planet 13 special committee), recommend that Planet 13 stockholders approve the merger proposal, and, unless there has been a recommendation change, will include such recommendation in the proxy statement and use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the merger proposal. Notwithstanding any recommendation change, unless the merger agreement is terminated in accordance with its terms, the obligations of Planet 13 to hold the meeting will continue in full force and effect and such obligation will not be affected by the commencement, public proposal, public disclosure or communication to Planet 13 of any acquisition proposal (whether or not a superior proposal).
Access to Information
Subject to applicable law and certain other exceptions set forth in the merger agreement, until the earlier of the effective time of the merger and the date on which the merger agreement is terminated in accordance with its terms, Planet 13 has agreed to (and to cause its subsidiaries to), afford to Vireo Growth and Merger Sub, and their respective representatives, reasonable access in a manner that does not unreasonably interfere with the operations of the business of Planet 13 and its subsidiaries, during normal business hours and upon reasonable notice, to all of the officers, employees, agents, properties, books, contracts and records of Planet 13 and its subsidiaries, and during such period, Planet 13 has agreed to (and to cause its subsidiaries to), furnish promptly all other information (to the extent not publicly available)

concerning the business, properties and personnel of Planet 13 and its subsidiaries as Vireo Growth and Merger Sub may reasonably request.
Directors’ and Officers’ Indemnification and Insurance
Vireo Growth and Merger Sub agreed that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the effective time now existing in favor of the directors or officers of Planet 13 at or prior to the effective time as provided in the Articles of Incorporation, the bylaws or any indemnification contract between such directors or officers and Planet 13 (in each case, as in effect on, and, in the case of any indemnification contracts, to the extent made available to Vireo Growth prior to, the date of the merger agreement) will survive the merger and continue in full force and effect. For a period of six years from the effective time, the surviving corporation will, and Vireo Growth will cause the surviving corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the articles of incorporation and bylaws as in effect immediately prior to the effective time of the merger solely with respect to acts or omissions occurring prior to the effective time of the merger and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any directors or officers of Planet 13 at or prior to the effective time; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made for indemnification within such period will continue until the disposition of such action or resolution of such claim. From and after the effective time of the merger, Vireo Growth will cause the surviving corporation to honor, in accordance with their respective terms, each of these covenants. The contractual indemnification rights in existence on the date of the merger agreement with any of the directors, officers or employees of Planet 13 or any of its subsidiaries that have been made available to Vireo Growth prior to the date of the merger agreement will be assumed by the surviving corporation, without any further action, and will continue in full force and effect in accordance with their terms following the effective time of the merger.
Prior to the effective time, Planet 13 will or, if Planet 13 is unable to, Vireo Growth will cause the surviving corporation as of or after the effective time of the merger to, purchase a six-year prepaid “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Planet 13’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time of the merger (including in connection with the merger agreement and the transactions or actions contemplated thereunder), and Vireo Growth will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation,; provided, however, that (i) Planet 13 will not pay, and the surviving corporation will not be required to pay, in excess of 300% of the last annual premium paid by Planet 13 prior to the date of the merger agreement in respect of such “tail” policy; or (ii) if equivalent coverage cannot be obtained for such amount, Planet 13 or the surviving corporation will purchase as much coverage as reasonably practicable for such amount. If Planet 13 or the surviving corporation fails to obtain such “tail” insurance policies prior to, as of or after the effective time of the merger, Vireo Growth will, for a period of six years from the effective time of the merger, cause the surviving corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Planet 13 with respect to matters arising on or before the effective time of the merger; provided, however, Vireo Growth will not be required to pay annual premiums in excess of 300% of the last annual premium paid by Planet 13 prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.
In the event that Vireo Growth or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Vireo Growth has agreed to require the successor or assign of Vireo Growth or the surviving corporation or such transferee of all or substantially all of its or their properties and assets, as the case may be, to assume the indemnification and insurance coverage obligations set forth in the merger agreement.

Notification of Certain Matters
Planet 13 has agreed to give prompt notice to Vireo Growth of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition to the closing of the merger set forth in the merger agreement not to be satisfied at any time from the date of the merger agreement to the effective time of the merger; (b) any notice, proceeding or other communication from or by any third Person alleging that the consent of such third person is or may be required in connection with the merger or the other transactions contemplated by the merger agreement; and (c) any material regulatory notice or other communication from any State Cannabis Authority or other governmental authority.
Vireo Growth has agreed to give prompt notice to Planet 13 of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition to the closing of the merger set forth in the merger agreement not to be satisfied at any time from the date of the merger agreement to the effective time of the merger and (ii) any notice, proceeding or other communication from or by any third person alleging that the consent of such third person is or may be required in connection with the merger or the other transactions contemplated by the merger agreement.
Public Disclosure
Neither Vireo Growth nor Planet 13, nor any of their affiliates will issue any press release or other announcement with respect to the merger, the other transactions contemplated by the merger agreement without the prior consent of the other party (such consent not to be unreasonably withheld), except as such press release or other announcement may be required by law or the rules of a national securities exchange (or the CSE) or trading market on which such party’s securities are listed, in which case the party required to make the release or announcement shall use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance. Notwithstanding the foregoing, (a) the restrictions set forth above will not apply to any press release or other announcement (i) made by Planet 13 with respect to or in connection with a recommendation change effected by the Planet 13 board or Planet 13 special committee in accordance with the merger agreement or (ii) made by Planet 13 or Vireo Growth concerning the merger agreement, the merger or the other transactions contemplated hereby in connection with a determination by the Planet 13 board or the Planet 13 special committee in accordance with an acquisition proposal constitutes, or is reasonably likely to constitute, a superior proposal or any dispute between the parties regarding the merger agreement, the merger or the transactions contemplated by the merger agreement; however, that in the case of the preceding clause (i) or (ii), to the extent not prohibited by applicable law, the disclosing party gives the other party reasonable advance notice of (including contents of) its intended press release or other announcement, and (b) to the extent the content of any press release or other announcement has been previously approved, no separate approval shall be required in respect of such content to the extent such content is substantially replicated in a subsequent press release or other announcement or substantially consistent with a previously approved press release or announcement.
Employee Benefits
Until the date that is one year following the effective time of the merger, Vireo Growth will, or will cause the surviving corporation or any of their respective affiliates to provide the employees of Planet 13 who remain employed immediately after the effective time of the merger with (i) an annual base salary or wage rate (as applicable) and (ii) health and retirement benefits that are, in the aggregate, substantially comparable to the annual base salary or wage rate (as applicable) and health and retirement benefits provided either (x) by Planet 13 and its subsidiaries to such employee immediately prior to the effective time of the merger or (y) by Vireo Growth and its subsidiaries to similarly situated employees following the closing, as determined by Vireo Growth in its sole discretion. This commitment expressly excludes equity or equity-based arrangements, change-in-control benefits, severance, retention or similar benefits, supplemental retirement arrangements, deferred compensation arrangements, retiree health and welfare benefits, defined benefit pension plans, incentives and bonuses.
In addition, Vireo Growth has agreed to use good faith efforts to request, from the applicable benefits providers, that each employees of Planet 13 who remain employed immediately after the effective time of the merger be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all benefit plans or arrangements which the surviving corporation or any of their respective subsidiaries provides to any such employee after the effective time of the merger (which we refer to as the “new plans”) to the extent that (A) coverage under such new plan replaces coverage under a corresponding benefit plan or arrangement providing analogous benefits in which such employee participated immediately before the effective time of the merger (which we refer to collectively as the “old plans”) and (B) such employee has satisfied all waiting time and other eligibility requirements, if any, under such old plan being replaced by the new plan (to the extent that such employee was not subject to such limitations under the applicable old plan(s)), and for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, Vireo Growth agreed to use good faith efforts to seek to cause all preexisting condition exclusions and actively at work requirements of such new plan to be waived for such employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the replacement old plan.
Termination of Planet 13 401(k) Plan
Unless otherwise directed in writing by Vireo Growth at least ten business days prior to the effective time of the merger, Planet 13 has agreed to terminate, effective as of at least one day prior to the closing date, any and all Planet 13 benefit plans intended to include a Code Section 401(k) arrangement. No later than five business days prior to the closing date, Planet 13 must provide Vireo Growth with evidence that each such Planet 13 benefit plan has been terminated (effective as of no later than one day prior to the closing date) pursuant to resolutions of the Planet 13 board.
Obligations of Merger Sub
Vireo Growth has agreed to take all actions necessary to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement.
Rule 16b-3 Matters
Prior to the effective time of the merger, each of Planet 13 and Vireo Growth agreed to take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable law and no-action letters issued by the SEC) to cause any dispositions of Planet 13 common stock (including derivative securities with respect to Planet 13 common stock) and acquisitions of Vireo Growth subordinate voting shares (including derivative securities with respect to Vireo Growth subordinate voting shares) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Planet 13 immediately prior to the effective time of the merger (and each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Vireo Growth immediately after the effective time of the merger) be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.
Transition Agreements
If any consents, approvals, clearances, orders or authorizations of, or registrations, declarations or filings with, notices to, or other requirements of any governmental authority or under any permit held by Planet 13 or its subsidiaries in connection with the business of Planet 13 or its subsidiaries in the cannabis industry, along with all related filings, required for the consummation of the merger in the State of Nevada, the State of Florida or the State of Illinois have not been obtained by April 26, 2027, then the parties will negotiate in good faith and, if agreed upon and permitted under applicable laws, enter into, as promptly as practicable thereafter, one or more commercially reasonable transition agreements or, if transition agreements are not permitted by applicable law, other mutually agreed upon agreements in respect of Planet 13’s and its subsidiaries’ operations in the State of Nevada, in each case on commercially reasonable terms and in compliance with applicable laws including applicable cannabis and securities Laws, which agreements would, if agreed upon, terminate upon the earlier of the effective time of the merger and the termination of the merger agreement.

Stock Exchange Delisting, Deregistration
Prior to the effective time of the merger, Planet 13 will cooperate with Vireo Growth and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under laws and the rules and policies of the CSE, the listing rules and applicable securities laws to cause (i) the delisting of Planet 13 and of the shares of Planet 13 common stock from the CSE and the withdrawal of the shares of Planet 13 common stock from the OTCQX as promptly as practicable after the effective time of the merger and the deregistration of the shares of Planet 13 common stock under the Exchange Act as promptly as practicable after such delisting and withdrawal, and (ii) Planet 13 to cease to be a reporting issuer under applicable Canadian Securities laws as promptly as practicable following the effective time of the merger. Planet 13 will not cause the Planet 13 common stock to be delisted from the CSE, withdrawn from the OTCQX or Planet 13 to cease to be a reporting issuer under applicable Canadian Securities laws prior to the effective time of the merger. If the surviving corporation is required to file any quarterly or annual report by a filing deadline that is imposed by the Exchange Act which falls on a date within the ten days following the closing date, Planet 13 will use its reasonable best efforts to deliver to Vireo Growth at least five business days prior to the closing a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.
Takeover Laws
If any state takeover statute becomes or is deemed to become applicable to Planet 13 or the merger or the other transactions contemplated by the merger agreement, then the Planet 13 board shall take any and all actions necessary to render such statutes inapplicable to the foregoing.
Stockholder Litigation
Planet 13 will give Vireo Growth notice as soon as possible of, and the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense or settlement of, any litigation against Planet 13 and/or its directors or executive officers relating to or in connection with the merger agreement, the merger or any other transactions contemplated by the merger agreement, whether commenced prior to or after the execution and delivery of the merger agreement. Planet 13 agreed that it would not settle or offer to compromise or settle any litigation commenced prior to or after the date of the merger agreement against Planet 13 or any of its directors or executive officers relating to or in connection with the merger agreement, the merger or any other transaction contemplated by the merger agreement, in each case, without the prior written consent of Vireo Growth (which consent shall not be unreasonably withheld, delayed or conditioned).
Resignations
Prior to the effective time of the merger, upon Vireo Growth’s request, Planet 13 will use its reasonable best efforts to cause any director of Planet 13 and each director or manager of any subsidiary of Planet 13 to execute and deliver a letter effectuating his or her resignation as a director or manager of such entity effective as of the effective time of the merger.
Tax Matters
Pursuant to the merger agreement, each party and its subsidiaries shall use its reasonable best efforts to cause the merger to qualify as a “reorganization” within Section 368(a) of the Code and shall not take, or knowingly fail to take, any action that would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. The parties shall treat, for U.S. federal income tax purposes, the merger as a “reorganization” within the meaning of Section 368(a) of the Code and report the merger consistent with such tax treatment, except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Each of the parties shall use its reasonable best efforts to obtain and cooperate with one another to obtain certain tax opinions from each of Vireo Growth’s and Planet 13’s outside legal counsel. In connection therewith, each party will deliver to each of Vireo Growth’s and Planet 13’s outside legal counsel a representation letter dated as of the closing date (and, if requested, dated as of the date the registration statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the registration statement or its exhibits) and signed by an officer of Vireo Growth and Planet 13, as applicable (in each case, the representation letter will contain such customary representations, warranties and covenants as are reasonably necessary or appropriate to allow each of Vireo Growth’s and Planet 13’s legal counsel to analyze and prepare the opinions specified in the merger agreement).
Voting Agreements
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into separate voting agreements with (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates), who in the aggregate owned approximately 95,575,867 shares of Planet 13 common stock as of July 26, 2026. Under the terms of the voting agreements, such stockholders agreed, among other things, to vote all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by such stockholders at the time of the special meeting (or cause the holder of record on any applicable record date to vote such shares) in favor of the approval and adoption of the merger, the merger agreement, and the transactions contemplated thereby and any proposal to adjourn a meeting of the stockholders of Planet 13 to solicit additional proxies in favor of the merger proposal.
Lock-Up Agreements
The Planet 13 stockholders party to the voting agreements have entered into lock-up agreements, pursuant to which such parties have agreed not to, except in limited circumstances, among other things, offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or enter into certain swap, short sale, hedging or similar arrangements that transfer any economic consequences of ownership of, any subordinate voting shares of Vireo Growth that constitute merger consideration. The locked-up shares will be released in tranches, with 5% released on the closing date, 31.67% released nine months following the closing date, 31.66% released fifteen months following the closing date, and 31.67% released eighteen months following the closing date. In addition, following the expiration of each applicable restricted period, the lock-up agreements impose an orderly sell-down limitation for a period of 90 days restricting the volume of locked-up shares under which the holder may not, during any rolling thirty calendar day period, sell, transfer or otherwise dispose of locked-up shares representing more than the lesser of (a) one percent of the then-outstanding subordinate voting shares of Vireo Growth and (b) the average weekly reported trading volume of the subordinate voting shares of Vireo Growth during the four calendar weeks preceding the date of such sale, transfer or disposition.
The Planet 13 stockholders who have executed lock-up agreements as of October 29, 2026 owned, in the aggregate, approximately 29% of the shares of Planet 13’s outstanding capital stock.
Conditions to Completion of the Merger
Mutual Conditions
The respective obligations of Planet 13, Vireo Growth and Merger Sub to consummate the merger are subject to the satisfaction at or prior to the effective time of the merger of the following conditions, any or all of which may be waived jointly by Planet 13, Vireo Growth and Merger Sub, in whole or in part, to the extent permitted by applicable law:
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the merger proposal must have been approved by Planet 13 stockholders.

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the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and no stop order suspending the effectiveness of the registration statement, of which this proxy statement/prospectus forms a part, has been issued, and no proceedings for such purpose has been initiated or threatened by the SEC and not withdrawn.

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the subordinate voting shares of Vireo Growth issuable to Planet 13 stockholders pursuant to the merger agreement must have been approved for listing on the CSE and the CSE must have accepted or approved of the transactions contemplated by the merger agreement.

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no governmental authority of competent jurisdiction has issued or entered any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order after the date of the merger agreement, and no law has been enacted or promulgated after the date of the merger agreement, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement.

Additional Conditions to the Obligations of Vireo Growth and Merger Sub
The obligations of Vireo Growth and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver by Vireo Growth at or prior to the effective time of the merger of the following additional conditions:
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certain representations and warranties of Planet 13 set forth in the merger agreement regarding capitalization, subsidiaries, authority, required vote, no conflicts, absence of changes, takeover statutes and opinion of the financial advisor must have been true and correct in all respects (other than, in the case of the representations regarding capitalization, for de minimis inaccuracies) as of July 26, 2026 and as of the effective time of the merger agreement as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only);

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certain representations and warranties of Planet 13 set forth on the merger agreement regarding organization, qualification, no conflicts and brokers (without giving effect to any materiality, Planet 13 material adverse effect or similar qualifiers contained therein) must have been true and correct in all material respects on July 26, 2026 and will be true and correct as of the effective time of the merger agreement (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only);

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all other representations and warranties of Planet 13 set forth in the merger agreement (without giving effect to any materiality, Planet 13 material adverse effect or similar qualifiers contained therein) must have been true and correct as of July 26, 2026 and will be true and correct as of the effective time of the merger as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Planet 13 material adverse effect;

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Planet 13 must have performed or complied in all material respects with its obligations required under the merger agreement to be performed or complied with on or prior to the effective time of the merger;

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since July 26, 2026, there must not have occurred any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Planet 13 material adverse effect;

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Vireo Growth must have received a certificate signed by an executive officer of Planet 13 certifying that the conditions in the first five bullets above have been satisfied;

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any authorization, permit or consent from a governmental authority required to be obtained as set forth in the disclosure letter delivered to Vireo Growth must have been obtained and remain in full force and effect (including without limitation, any required approval, finding of suitability, registration, filing or notice with respect to any Cannabis licenses listed thereon and, if applicable, all applicable waiting periods with respect thereto shall have expired or been terminated);

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there must not be any pending proceeding by any governmental authority against Merger Sub, Vireo Growth, Planet 13 or any of their respective subsidiaries (i) seeking to restrain or prohibit from retaining any portion of Vireo Growth’s or Merger Sub’s assets or to restrain or prohibit from acquiring any material portion of Planet 13’s or any of its subsidiaries’ businesses or assets, or to compel Vireo Growth or Merger Sub or their respective subsidiaries and affiliates to dispose of or hold separate any portion of the business or assets of Planet 13, Vireo Growth or their respective subsidiaries (or otherwise seeking to restrain, enjoin or prohibit any transfer of licenses); (ii) challenging, seeking to restrain or prohibit the merger or the other transactions contemplated by the merger agreement or seeking to obtain from Planet 13, Vireo Growth or Merger Sub any material damages or equitable remedy; (iii) seeking to impose material limitations on the ability of Vireo Growth or Merger Sub, or render Vireo Growth or Merger Sub unable, to consummate the merger or other transactions contemplated by the merger agreement; or (iv) seeking to impose limitations on the ability of Vireo Growth or Merger Sub to exercise full rights of ownership of the shares of Planet 13 common stock; and
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Vireo Growth must have received a tax opinion from Vireo Growth’s counsel, in form and substance reasonably satisfactory to Vireo Growth, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the merger will qualify for the intended tax treatment as set forth in the merger agreement. In rendering such opinion, Vireo Growth’s counsel is entitled to rely on a Vireo Growth tax representation letter and a Planet 13 tax representation letter and such other information as Vireo Growth’s counsel reasonably deems relevant.

Additional Conditions to the Obligations of Planet 13
The obligations of Planet 13 to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver by Planet 13 at or prior to the effective time of the merger of the following additional conditions:
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each of the representations and warranties of Vireo Growth and Merger Sub set forth in the merger agreement (without giving effect to any materiality, Vireo Growth material adverse effect or similar qualifiers contained therein) must have been true and correct on July 26, 2026 and will be true and correct as of the effective time of the merger as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Vireo Growth material adverse effect;

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Vireo Growth and Merger Sub must have performed or complied in all material respects with their respective obligations required under the merger agreement to be performed or complied with on or prior to the effective time of the merger;

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since July 26, 2026, there must not have occurred any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Vireo Growth material adverse effect;

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Planet 13 must have received a certificate signed by an executive officer of Vireo Growth certifying that the conditions in the first three bullets above have been satisfied; and

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Planet 13 must have received a tax opinion from Planet 13’s counsel, in form and substance reasonably satisfactory to Planet 13, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the merger will qualify for the intended tax treatment as set forth in the merger agreement. In rendering such opinion, Planet 13’s counsel is entitled to rely on a Vireo Growth tax representation letter and a Planet 13 tax representation letter and such other information as Planet 13’s counsel reasonably deems relevant.

Termination
Termination Rights
Vireo Growth and Planet 13 may terminate the merger agreement at any time prior to the effective time of the merger by mutual written consent of Vireo Growth and Planet 13.
The merger agreement may also be terminated by either Vireo Growth or Planet 13 at any time prior to the effective time of the merger in any of the following situations:

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if the merger has not been consummated on or before 5:00 p.m. (New York City time) on July 26, 2027 (the “termination date”); provided, however, that if on the termination date all of the conditions to closing set forth in the merger agreement have been satisfied or waived (or are capable of being satisfied at closing) other than conditions relating to the absence of legal prohibitions, cannabis regulatory consents or related pending proceedings, then either Vireo Growth or Planet 13 may, by written notice to the other party delivered no later than 10 business days prior to the termination date, extend the termination date to October 26, 2027 (the “extended termination date”), in each case so long as the terminating party has not failed to perform or comply with any of its obligations under the merger agreement in any material respect where such failure has been the principal cause of or principally resulted in the failure of the merger to occur on or before such date (which we refer to as the “end date termination event”);

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if any governmental authority having jurisdiction over any party has issued or entered any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order after the date of the merger agreement or any law has been enacted or promulgated after the date of the merger agreement that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting the merger or other transactions contemplated by the merger agreement (and in the case of an order, such order shall have become final and non-appealable) so long as terminating party has not failed to perform or comply with any of its obligations under the merger agreement in any material respect, and such failure has been the principal cause of or principally resulted in the issuance of such decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order, decree, ruling or injunction or other action;

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if the Planet 13 stockholders do not approve the merger proposal upon a vote held at a duly held special meeting, or at any adjournment or postponement of the special meeting at which a vote on the merger proposal was held (which we refer to as a “Planet 13 stockholder approval termination event”); or

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in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the merger agreement which would give rise to the failure of the applicable closing condition (and such breach is not curable prior to the termination date, or if curable prior to the termination date, has not been cured by the earlier of (i) 30 days after the giving of written notice to the breaching party of such breach and (ii) the termination date (which, in the case of a breach by Planet 13, we refer to as a “Planet 13 breach termination event” and, in the case of a breach by Vireo Growth, we refer to as a “Vireo Growth breach termination event”); provided, that the applicable party seeking to terminate is not then in material breach of its obligations under the merger agreement that would result in the failure of the other party’s closing condition regarding breaches of covenants.

The merger agreement may also be terminated by Vireo Growth at any time prior to the effective time of the merger in any of the following situations:
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the Planet 13 board or the Planet 13 special committee has made a recommendation change (as defined below); or

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if Planet 13 or the Planet 13 board has materially breached Planet 13’s “no solicitation” obligations under the merger agreement as described in the section entitled “The Merger Agreement — No Solicitation; Changes of Recommendation” (which we refer to as a “Planet 13 no solicitation breach termination event”).

Further, the merger agreement may be terminated by Planet 13 prior to obtaining the approval of the merger proposal by Planet 13 stockholders in order to enter into a definitive agreement with respect to a superior proposal (which we refer to as a “Planet 13 superior offer termination event”).
Termination Fees Payable by Planet 13
The merger agreement requires Planet 13 to pay Vireo Growth a termination fee of $1.8 million if:

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Vireo Growth terminates the merger agreement due to a recommendation change or due to a Planet 13 no solicitation breach termination event;

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Planet 13 terminates the agreement due to a Planet 13 superior offer termination event;

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(A) Vireo Growth terminates the merger agreement due to a Planet 13 breach termination event or (B) Vireo Growth or Planet 13 terminates the merger agreement due to a Planet 13 stockholder approval termination event or due to an end date termination event and, in the case of any termination under clauses (A) or (B), on or before the date of any such termination an acquisition proposal was publicly announced or publicly disclosed and not publicly withdrawn at least three business days prior to the special meeting (in the case of a Planet 13 stockholder approval termination event) or is otherwise known to the Planet 13 board and not withdrawn (publicly, if publicly disclosed) in all other cases described in this bullet and, within nine months after the date of any such termination described in this bullet, Planet 13 enters into a definitive agreement with respect to an acquisition proposal (regardless of whether such transaction is ultimately consummated) or consummates an acquisition proposal. For purposes of this paragraph, any reference in the definition of acquisition proposal to “25%” will be deemed to be a reference to “50%”.

In no event will Planet 13 be required to pay the termination fee on more than one occasion.
Effect of Termination
In the event of termination of the merger agreement pursuant to the provisions described in the section entitled “The Merger Agreement — Termination,” the merger agreement (other than certain provisions as set forth in the merger agreement) will become void and of no effect with no liability on the part of any party to the merger agreement. However, no termination of the merger agreement will relieve any party to the merger agreement of any liability or damages to the other parties resulting from any material and intentional breach of the merger agreement or fraud, in which case, the aggrieved party shall be entitled to all remedies available at law or in equity.
Expenses
Except as expressly set forth in the merger agreement, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger and the transactions contemplated by the merger agreement are consummated.
Specific Performance
Planet 13, Vireo Growth and Merger Sub have agreed that each will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Planet 13, Vireo Growth and Merger Sub accordingly have agreed that they will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.
No Third-Party Beneficiaries
The merger agreement is not intended to and does not confer upon any person other than Planet 13, Vireo Growth and Merger Sub any right, rights or remedies thereunder, except:
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from and after the effective time of the merger, the rights of the indemnified persons to enforce the obligations described under the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance”; and

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from and after the effective time of the merger, the holders of shares of Planet 13 common stock, Planet 13 warrants and Planet 13 equity awards (each of whom are intended third-party beneficiaries with respect to the sections of the merger agreement applicable thereto).

Amendment
The merger agreement may not be amended except by mutual written agreement of Vireo Growth and Planet 13 (which written agreement Planet 13 acknowledges would be taken at the direction of the special committee) at any time before or after the approval by Planet 13 stockholders of the merger proposal; however, after such approval has been obtained, there may not be any amendment that under applicable law or the rules of any stock exchange requires further approval by Planet 13 stockholders without such further approval, nor any amendment or change not permitted under applicable law.
Governing Law
The merger agreement and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to the merger agreement or the actions of Planet 13, Vireo Growth or Merger Sub in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. The merger agreement also provides for the exclusive jurisdiction of the state and federal courts located in the State of Nevada and contains a waiver of jury trial.

THE VOTING AGREEMENTS
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, Vireo Growth entered into a separate voting agreement with each of Larry Scheffler, as well as Scheffler Family Limited Partnership, Scheffler RX LLC and Thirteen LLC, affiliates of Larry Scheffler; Robert Groesbeck, as well as PRMN Investments Ltd. and RAG Holdings, LLC, affiliates of Robert Groesbeck; Christopher Wren, as well as 4 Degrees Higher, LLC, an affiliate of Christopher Wren; and David Loop, as well as Doris Wilson Loop, the Doris Wilson Loop Irrevocable Trust and Loop’s Nursery & Greenhouses Inc., affiliates of David Loop.
The following summary is qualified by reference to the complete text of the voting agreements, the form of which is attached as Annex B to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. You are urged to read the voting agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you.
Voting
The stockholders party to each voting agreement have agreed, until the earlier to occur of (i) the effective time of the merger, (ii) the date and time the merger agreement is validly terminated pursuant to its terms and (iii) the termination of the voting agreement by mutual written consent of the parties, which we refer to as the “voting agreement expiration time,” to (i) appear at each meeting of stockholders of Planet 13 (including the special meeting), either in person or by proxy, or otherwise cause all of the shares of Planet 13 common stock or other voting capital stock of Planet 13 beneficially owned by them (such shares, together with any shares of Planet 13 common stock or other voting capital stock of Planet 13, and any securities convertible into or exercisable or exchangeable for such stock, of which such stockholder acquires beneficial ownership of on or after July 26, 2026, the “covered shares”) to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted) all such shares:
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in favor of the approval and adoption of the merger, the merger agreement, and the transactions contemplated thereby;

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against any acquisition proposal (including any superior proposal), in each case without regard to the terms thereof; and

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against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the merger or the other transactions contemplated by the merger agreement or the voting agreement or the performance by Planet 13 of its obligations under the merger agreement or by any stockholder of its obligations under the voting agreement, including (A) any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the merger not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Planet 13 under the merger agreement a party to a voting agreement under such voting agreement, (B) any change in the individuals who constitute the board of directors of Planet 13, (C) other than the merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving Planet 13 or any subsidiary of Planet 13, any sale, lease or transfer of a material amount of assets of Planet 13 or any subsidiary of Planet 13, or any reorganization, recapitalization or liquidation of Planet 13 or any subsidiary of Planet 13, or (D) other than as expressly required by the merger agreement, any change in the present capitalization or dividend policy of Planet 13 or any amendment or other change to Planet 13’s organizational documents.

The voting obligations of the stockholders party to a voting agreement apply whether or not the merger or any action described above is recommended by the board of directors of Planet 13 (or any committee thereof). Each such stockholder party to a voting agreement has agreed to promptly notify Vireo Growth in writing of any such securities acquired after July 26, 2026, to the extent not timely reported in a filing with the SEC.
The stockholders party to the voting agreements owned, in the aggregate, 95,575,867 shares of Planet 13 common stock as of July 26, 2026.

As of the date of this proxy statement/prospectus, the shares of Planet 13 common stock held by stockholders who are subject to a voting agreement represented approximately 29% of the outstanding shares of Planet 13 common stock.
Restrictions on Transfer
Pursuant to the voting agreements, each stockholder party to such voting agreement has agreed that, from July 26, 2026 until the earlier to occur of the effective time of the merger and the termination of the merger agreement in accordance with its terms, such stockholders will not, directly or indirectly, transfer or consent to a transfer of any covered shares or any beneficial ownership or other interest therein, unless such transfer is a “permitted transfer.” A “permitted transfer” means a transfer of covered shares by a stockholder to an affiliate of such stockholder, provided that the transferee evidences its agreement to be bound by and subject to the terms and provisions of the voting agreement to the same effect as the transferring stockholder in a writing reasonably satisfactory to Vireo Growth, and, upon such transfer, is deemed a stockholder under the voting agreement. Any transfer in violation of the voting agreement is void.
Non-Solicitation
Each stockholder party to a voting agreement has agreed to, and to cause each of its subsidiaries, controlled affiliates and their respective representatives to, immediately cease any discussions or negotiations with any person that may be ongoing with respect to an acquisition proposal, and to seek to have returned any confidential information provided in any such discussions or negotiations.
Each stockholder party to a voting agreement has agreed to, and have agreed to cause each of their subsidiaries, controlled affiliates and their respective representatives not to, prior to the voting agreement expiration time:
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solicit, initiate, seek, facilitate or knowingly encourage or knowingly induce (including by way of furnishing information), or take any other action designed or intended to lead to, or that would reasonably be expected to lead to, any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any acquisition proposal;

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execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any acquisition proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any acquisition proposal;

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enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any acquisition proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any acquisition proposal; or

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initiate a stockholders’ vote with respect to any acquisition proposal.

Notwithstanding the foregoing, each stockholder may, and may authorize its representatives to, provide non-public information to, and participate in discussions or negotiations with, any person if and to the extent that Planet 13 is permitted to provide non-public information to, or engage in discussions or negotiations with, such person in accordance with the merger agreement.
No Inconsistent Agreements
Each stockholder party to a voting agreement has represented, covenanted and agreed that, except for the voting agreement, such stockholder has not entered into, and will not enter into while the voting agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any covered shares, has not granted and will not grant any proxy, consent or power of attorney with respect to any covered shares, and has not taken and will not take any action that would otherwise have the effect of restricting, preventing or disabling it from performing any of its obligations under the voting agreement.

Adjustments
In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in Planet 13 common stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the covered shares will be deemed to include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
Waiver of Appraisal Rights; Litigation
Each stockholder party to a voting agreement has irrevocably and unconditionally waived, and agreed not to exercise, assert or perfect, or attempt to exercise, assert or perfect, any rights of appraisal or rights to dissent from the merger that such stockholder may have under applicable law. In addition, such stockholder has agreed not to commence, join in, facilitate, assist or encourage, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Vireo Growth, Merger Sub, Planet 13 or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement, or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the merger agreement.
Capacity as Stockholder
The stockholders party to a voting agreement have entered into such voting agreement solely in their capacities as record holders and beneficial owners of shares of Planet 13 common stock. Nothing in the voting agreements limits or affects any actions taken by a representative of such stockholder solely in his or her capacity as a director or officer of Planet 13; however, any such actions remain subject to any applicable requirements or restrictions set forth in the merger agreement.
Termination
The voting agreements will terminate on the earliest to occur of (a) the effective time of the merger; (b) the valid termination of the merger agreement in accordance with its terms prior to the effective time of the merger; and (c) the termination of the voting agreement by mutual written consent of the parties. Upon termination, the voting agreements become void and have no effect, and no party will have any liability or obligation thereunder, except that no termination relieves any party from liability for any breach of any representation, warranty, covenant or other agreement contained in the voting agreement, in which case the aggrieved party is entitled to all rights and remedies available at law or in equity.
Liability
The obligations and liabilities of the stockholders party to each voting agreement are joint and several.

THE LOCK-UP AGREEMENTS
On July 26, 2026, concurrently with the execution and delivery of the merger agreement, each of the Planet 13 stockholders party to the voting agreements entered into lock-up agreements with Vireo Growth. The following summary is qualified by reference to the complete text of the lock-up agreements, the form of which is attached as Annex C to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. You are urged to read the lock-up agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the lock-up agreements that is important to you.
Restrictions on Transfer
Pursuant to the lock-up agreements, each signatory has agreed that, subject to certain exceptions, with respect to the subordinate voting shares of Vireo Growth held by the signatory that constitute merger consideration (the “locked-up shares”), such signatory will not, without the prior written consent of Vireo Growth, during the applicable restricted period:
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offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or agree to transfer or dispose of, or lend, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to, or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any locked-up shares that are then subject to a restricted period;

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enter into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the locked-up shares that are then subject to a restricted period, regardless of whether any such transaction is to be settled by delivery of Vireo Growth shares or other securities, in cash or otherwise; or

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publicly disclose the intention to do any of the foregoing.

The locked-up shares will be released from the restrictions in the following tranches: (i) 5% of the locked-up shares will be released on the closing date; (ii) 31.67% of the locked-up shares will be released on the date that is nine months following the closing date; (iii) 31.66% of the locked-up shares will be released on the date that is fifteen months following the closing date; and (iv) 31.67% of the locked-up shares will be released on the date that is eighteen months following the closing date.
In addition, following the expiration of the applicable restricted period with respect to any locked-up shares, signatories are subject to an orderly sell-down limitation, pursuant to which they may not, during any rolling thirty calendar day period, sell, transfer or otherwise dispose of locked-up shares representing more than the lesser of (a) one percent of the then-outstanding Vireo Growth shares or (b) the average weekly reported trading volume of the Vireo Growth shares during the four calendar weeks preceding the date of such sale, transfer or disposition. The orderly sell-down limitation applies for a period of 90 days following the expiration of the applicable restricted period for such locked-up shares.
The restrictions and obligations in the lock-up agreements do not apply to: (i) transfers to immediate family members, trusts formed for the benefit of the signatory or its family members, the signatory’s estate, or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, or entities wholly owned and controlled by the signatory or its family members; (ii) bona fide gifts or transfers for estate planning purposes; (iii) if the signatory is a corporation, partnership, limited liability company or other business entity, transfers or distributions to equity holders, partners, members or managers (or their estates) or affiliates of the signatory; (iv) if the signatory is a trust, transfers to grantors or beneficiaries of a trust; (v) transfers to Vireo Growth in connection with conversion or reclassification of outstanding equity securities, in each case of exceptions (i) through (v) above, such transfer must not be for value and each transferee must sign and deliver to Vireo Growth a lock-up agreement on the same terms; (vi) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (provided that no sales are made during the restricted period); (vii) transfers of Vireo Growth shares purchased on the open market or in a public offering following the date of the merger agreement, or that otherwise do not involve or relate to the locked-up shares; (viii) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar change of control transaction made to all holders of Vireo Growth’s capital stock, provided that if such transaction is not completed, the locked-up shares that are then subject to a restricted period will remain subject to the restrictions in the lock-up agreements; and (ix) transfers pursuant to an order of a court or governmental authority.
Any attempted transfer in violation of the lock-up agreements will be of no effect and null and void. Vireo Growth and any duly appointed transfer agent are authorized to decline to make any transfer of securities that would constitute a violation of the lock-up agreements, and Vireo Growth may cause a legend to be placed upon any certificates or other instruments evidencing ownership of locked-up shares indicating that such shares are subject to the lock-up agreements.
As of October 29, 2026, the Planet 13 stockholders who have executed lock-up agreements owned, in the aggregate, approximately 29% of the shares of Planet 13’s outstanding capital stock.
Termination
If the merger agreement is terminated for any reason prior to the closing, the lock-up agreements will automatically terminate and each signatory will be released from all obligations thereunder.

INFORMATION ABOUT THE COMPANIES
Vireo Growth
Vireo Growth is a reporting issuer in all of the provinces and territories of Canada and in the United States, incorporated under the Business Corporations Act (Alberta) on November 23, 2004, and existing under the Business Corporations Act (British Columbia), with its securities listed for trading on the CSE under the symbol “VREO” and on the OTCQX under the symbol “VREOF”. Vireo Growth is a vertically integrated, multi-state cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. Vireo Growth is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With its core operations strategically located in ten markets, Vireo Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through its growing network of Green Goods™ and other Vireo Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which its subsidiaries hold operating licenses.
As of October 29, 2026, Vireo Growth, through its subsidiaries, holds licenses to operate in ten states, consisting of California, Colorado, Florida, Maryland, Minnesota, Missouri, Nevada, New Mexico, New York, and Utah. As of October 29, 2026, Vireo Growth retails cannabis products through 179 dispensaries located across California, Colorado, Florida, Maryland, Minnesota, Missouri, Nevada, New Mexico, New York, and Utah and wholesales cannabis products, through third-party licensed companies, in Colorado, Maryland, Minnesota, Missouri, Nevada, New York, and Utah.
On April 8, 2026, Vireo Growth completed the acquisition of The Hawthorne Gardening Company LLC and certain of its subsidiaries from The Scotts Miracle-Gro Company. On June 5, 2026, Vireo Growth completed the acquisition of all of the issued and outstanding partnership interests of Agribusiness Holdings Limited Partnership, including its subsidiary Bridgewell Agribusiness LLC and certain other subsidiaries. Together, these acquisitions represent Vireo Growth’s strategic expansion into operations outside of the cannabis industry, and create a new non-cannabis reportable segment.
Vireo Growth’s registered office is located at Suite 2200-1021 West Hastings Street, Vancouver, British Columbia V6E 0C3. Its corporate office is located at 207 South 9th Street, Minneapolis, Minnesota 55402.
See “Where You Can Find More Information” beginning on page 228.
Planet 13
Planet 13 is a Nevada corporation and a vertically integrated, multi-state cannabis operator and provider of cannabis and cannabis-infused products. Planet 13 is a multi-state cannabis operator with licenses to operate in Nevada, Florida, and Illinois and is headquartered in Las Vegas, Nevada. Its operations include cannabis cultivation, production, distribution and retail dispensaries, including its Planet 13 Las Vegas SuperStore, neighborhood dispensaries, Florida medical cannabis operations and an adult-use dispensary in Illinois. Planet 13 focuses on providing an experiential retail environment through its superstore-themed dispensaries while expanding its product distribution and sales through neighborhood dispensaries.
Planet 13 common stock is listed for trading on the CSE under the symbol “PLTH” and quoted on the OTCQX in the United States under the symbol “PLNH.”
Planet 13’s registered head office is located at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109.
See “Where You Can Find More Information” beginning on page 228.
Merger Sub
Merger Sub, a direct, wholly owned subsidiary of Vireo Growth, is a Nevada corporation incorporated on July 25, 2026 for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Sub are located at 209 South 9th Street, Minneapolis, Minnesota, 55402.

BUSINESS OF PLANET 13
Planet 13 is a vertically integrated cultivator and provider of cannabis and cannabis-infused products that is licensed under the laws of the States of Nevada, Illinois and Florida. Planet 13 is licensed in these jurisdictions as follows: six Nevada licenses for cultivation (three medical and three adult-use), six Nevada licenses for production (three medical and three adult-use), three Nevada dispensary licenses (one medical and two adult-use), two Nevada licenses for distribution (one active, one conditional), one Medical Marijuana Treatment Center license in Florida (unlimited medical dispensaries, cultivation and processing) and one adult-use dispensary license in and one medical cannabis dispensing organization license in Illinois.
Planet 13 common stock is listed for trading on CSE under the symbol “PLTH” and quoted on the OTCQX in the United States under the symbol “PLNH.
Planet 13 currently owns and manufactures cannabis products under the following brands: HaHa (gummies and beverages), Dreamland (chocolates), TRENDI (flower, vapes and concentrates), Medizin (flower, vapes and concentrates) and Leaf and Vine (flower and vapes), and has a customer-loyalty database of over 485,000 customers.
The following table presents the inter-corporate relationships between Planet 13 and Planet 13’s subsidiaries as of the date hereof.
Subsidiaries of Company	Ownership and control	Description
MM Development Company, Inc.	100%	Nevada license holding company; vertically integrated cannabis operations
BLC Management Company, LLC	100%	Management/holding company
LBC CBD, LLC	100%	CBD retail sales and marketing
Newtonian Principles, Inc.	100%	California license holding company; cannabis retail sales
Crossgate Capital U.S. Holdings Corp.	100%	Holding company for Next Green Wave, LLC
Next Green Wave, LLC	100%	Subsidiary of Crossgate Capital U.S. Holdings Corp.; California license holding company; cannabis cultivation and processing
Planet 13 Illinois, LLC	100%	Illinois license holding company; cannabis retail sales
BLC NV Food, LLC	100%	Holding company for By The Slice, LLC
By The Slice, LLC	100%	Subsidiary of BLC NV Food, LLC; restaurant and retail operations
Planet 13 Chicago, LLC	100%	Holding company
Planet 13 Real Prop, LLC	100%	Holding company
Planet 13 Lifestyles LLC	100%	Retail sales of apparel and accessories
VidaCann, LLC	100%	Florida license holding company
Planet 13 Innovations LLC	100%	Intellectual property holding company
Estate of Las Palmas LLC	100%	Real estate holding company
ORB13T LLC	100%	Inactive
Club One Three, LLC	100%	Inactive
Planet 13’s registered head office is located at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109.
Planet 13 was incorporated under the Canada Business Corporations Act (“CBCA”) on April 26, 2002 under the name “High Income Preferred Shares Corporation.” On October 18, 2010, Wombat Investment Trust acquired control of Planet 13 and on January 1, 2011, Planet 13 changed its name to “Carpincho Capital Corp.” (“Carpincho”).

MM Development Company, Inc. (“MMDC”), now one of Planet 13’s wholly owned subsidiaries, was formed on March 20, 2014 as a Nevada limited liability company under the name MM Development Company, LLC (“MMDC LLC”) with the mission to provide compassionate, dignified and affordable access to cannabis, cannabis concentrates and cannabis-infused products to approved customers in the State of Nevada. MMDC LLC underwent a statutory conversion to a Nevada corporation and became MMDC on March 14, 2018. On June 11, 2018, MMDC completed a reverse-takeover (“RTO” or “Business Combination”) transaction of Carpincho and filed Articles of Amendment to effect (i) a consolidation of its share capital on a 0.875 (new) for one (1) old basis; (ii) a name change from “Carpincho Capital Corp.” to “Planet 13 Holdings Inc.”; and (iii) the creation of a new class of convertible, class A restricted voting shares (the “Restricted Voting Shares”). The Restricted Voting Shares were convertible into common shares of Planet 13 at the option of the holders on a share-for-share basis.
On May 31, 2018, the Nevada State Department of Taxation (“DOT”), the agency which regulated cannabis operations in Nevada, approved the transfer of MMDC’s cultivation production and dispensary licenses to Planet 13.
On June 26, 2019, Planet 13 continued out of the jurisdiction of Canada under the CBCA into the jurisdiction of the Province of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”). On August 12, 2019, Planet 13’s wholly-owned subsidiary 10653918 Canada Inc. (“Finco”) was continued out of the jurisdiction of Canada under the CBCA into the jurisdiction of the Province of British Columbia under the BCBCA and on September 24, 2019, Planet 13 completed a short-form vertical amalgamation with Finco (the “Short Form Amalgamation”). The Short Form Amalgamation was undertaken to simplify its corporate structure and to obtain certain administrative and financial reporting efficiencies. No securities were issued in connection with the Short Form Amalgamation.
On September 15, 2023, Planet 13 filed articles of domestication and articles of incorporation with the Secretary of State of the State of Nevada and changed its jurisdiction from the Province of British Columbia, Canada, to the State of Nevada, pursuant to a court-approved plan of arrangement.
Prior to the completion of the Business Combination, the only active business operations of Carpincho was to carry on activities as a venture capital company seeking assets or businesses with good growth potential to merge with or acquire. Following the Business Combination, Planet 13 has continued the business of MMDC.
2018 Financings, Subscription Receipt Offering, Bought Deal Offering
Prior to 2018, MMDC was largely financed by Robert Groesbeck and Larry Scheffler, and companies controlled by them, through a combination of cash contributions classified as debt with accrued interest exceeding US$6,600,000 and reinvestment of operating proceeds.
On January 1, 2018, Messrs. Groesbeck and Scheffler converted an aggregate of US$3,334,304 of their controlled entity debts to equity in MMDC and Chris Wren, then Vice President Operations of MMDC, contributed valuable intellectual property, including genetic strains, cultivation processes, and manufacturing processes, to MMDC in return for a 6% interest in MMDC. The foregoing resulted in MMDC issuing to such persons, in the aggregate, 25,300 class A common voting shares of MMDC and 49,700,000 class B common non-voting shares of MMDC which were subsequently converted into 25,300,000 Common Shares and 49,700,000 Restricted Voting Shares, respectively, on closing of the Business Combination.
On June 20, 2018, Messrs. Groesbeck and Scheffler, through controlled companies, converted an aggregate of approximately US$3,400,000 principal amount and accrued interest of unsecured promissory notes of Planet 13 held by them into an aggregate of 5,532,940 Restricted Voting Shares, and 2,766,470 Restricted Voting Shares each, at a conversion price of C$0.80 per Restricted Voting Share.
On October 15, 2015, an original member of MMDC LLC, Ollehea, LLC, requested that MMDC LLC repurchase its interest as allowed under an operating agreement then in effect. Consequently, the remaining members of MMDC LLC at the time agreed to issue promissory notes to Ollehea on behalf of MMDC LLC in the amount of US$101,997 each to satisfy the repurchase requirement. The notes were repaid by Planet 13 on July 9, 2018.

April-May 2018 Subscription Receipt Offering
Over the course of three tranches on April 26, May 18 and May 23, 2018, Finco completed private placements of subscription receipts (the “Subscription Receipts”) at a price of C$0.80 per Subscription Receipt for aggregate gross proceeds of approximately C$25,100,000 (the “Subscription Receipt Offering”), the brokered portion of which was conducted by a syndicate of agents co-led by Beacon Securities Limited and Canaccord Genuity Corp. and including Haywood Securities Inc. (collectively, the “Agents”). The proceeds from the Subscription Receipt Offering, less certain expenses, were placed into escrow on completion of the Subscription Receipt Offering. In connection with the completion of the Business Combination, the Subscription Receipts were converted on a one-for-one basis into a total of 31,458,300 common shares of Finco and 15,729,150 common share purchase warrants of Finco, which upon completion of the acquisition of Finco by Planet 13 were exchanged for an equal number of Common Shares and Common Share purchase warrants (the “Common Share Warrants”), respectively, and the escrowed proceeds from the Subscription Receipt Offering, less the commission of the Agents and certain fees and expenses, were released from escrow to Planet 13. Each Common Share Warrant was exercisable for one Common Share at an exercise price of C$1.40 for a period of 24 months from the date of issue. In consideration for services rendered, the Agents were paid a cash commission equal to 6% of the gross proceeds of the Subscription Receipt Offering and issued 1,485,645 compensation warrants (the “Compensation Warrants”). Each Compensation Warrant entitled the holder thereof to purchase one Common Share at an exercise price of C$0.80 until June 11, 2020.
December 2018 Bought Deal Offering
On December 4, 2018, Planet 13 issued 8,735,250 units (each, a “Unit”) at a price of C$3.00 per Unit and 425,000 Common Share Warrants (the “Over-Allotment Warrants”) for a price of C$0.44 per Over-Allotment Warrant for aggregate gross proceeds of C$26,392,750 pursuant to a bought deal offering (the “2018 Bought Deal Offering”). The 2018 Bought Deal Offering was led by Beacon Securities Limited and included Canaccord Genuity Corp and Cormark Securities Inc. (collectively, the “2018 Bought Deal Underwriters”). Each Unit was comprised of one Common Share and one-half of one Common Share purchase warrant (each whole warrant, a “Unit Warrant” and, together with the Over-Allotment Warrants, the “2018 Bought Deal Warrants”). Each 2018 Bought Deal Warrant entitled the holder to purchase one Common Share at an exercise price of C$3.75 for a period of 36 months following the closing of the 2018 Bought Deal Offering unless earlier accelerated by Planet 13 pursuant to the terms thereof. On December 23, 2020, Planet 13 announced that Planet 13 had elected to accelerate the expiry date of the outstanding 2018 Bought Deal Warrants to January 28, 2021.
As consideration for services rendered, the 2018 Bought Deal Underwriters were paid a cash commission equal to 6.0% of the gross proceeds of the 2018 Bought Deal Offering and issued compensation options equal to 6% of the number of Units and Over-Allotment Warrants sold (the “Compensation Options”). Each Compensation Option entitled the holder thereof to purchase one Common Share at an exercise price of C$3.00 for a period of 24 months following the closing of the 2018 Bought Deal Offering. Planet 13 recorded share issuance costs of C$1,536,302.
2020 Acquisitions and Financing, Re-Opening Medizin Dispensary
May 2020 Santa Ana Acquisition
On May 20, 2020, Planet 13 acquired all of the issued and outstanding common stock (the “Newtonian Shares”) of Newtonian Principles Inc. (“Newtonian”) (the “Santa Ana Acquisition”), resulting in Planet 13 acquiring a provisional adult-use cannabis retailer license issued by the State of California Bureau of Cannabis Control (the “California License”) and a regulatory safety permit issued by the City of Santa Ana (the “Santa Ana Permit”), which were both held by Newtonian, and a 30-year lease for a dispensary in Santa Ana, California (the “Santa Ana Premises”) along with certain other assets (collectively, the “Warner Assets”) from Warner Management Group, LLC (“Warner”). Newtonian had no operations at the time of the Santa Ana Acquisition. Planet 13 issued 3,940,932 Restricted Voting Shares (the “Santa Ana Consideration Shares”), representing an agreed value of US$4,000,000, to certain vendors in consideration for the Newtonian Shares, and paid Warner US$1,000,000 in cash and cancelled an interim buildout loan to Warner in consideration for the Warner Assets.

The Santa Ana Consideration Shares were subject to a four-month and one day hold period under Canadian securities laws and were subject to a lock-up whereby 1/8 of the Santa Ana Consideration Shares were released from lock-up each month beginning on September 22, 2020.
On September 25, 2020, Newtonian received a Regulatory Safety Permit Phase 1 approval from the City of Santa Ana for distribution activities at the Santa Ana Premises. On June 18, 2021, Newtonian received both a Commercial Cannabis Adult-Use Retail Sales and a Commercial Cannabis Distribution Regulatory Safety Permit Phase 2 approval from the City of Santa Ana, and on June 21, 2021, received a California Adult-Use and Medicinal Distributor License.
In mid-June 2021, Planet 13 completed the build-out of approximately 25,600 square feet of retail space on Warner Boulevard in the City of Santa Ana located in Orange County (the “Planet 13 OC Superstore”) and co-located distribution facility, and opened for California State and City of Santa Ana licensed cannabis sales and distribution starting July 1, 2021.
Planet 13 discontinued operations at its Orange County, California retail and distribution facility in February 2026. The sale and transfer of its Coalinga, California cultivation and distribution licenses was completed in August 2026, and the Company has fully exited all California cannabis operations.
July 2020 WCDN Acquisition
On July 17, 2020, Planet 13 entered into an asset purchase agreement (the “WCDN Asset Acquisition Agreement”) with West Coast Development Nevada, LLC (“WCDN”), W The Brand, LLC, and R. Scott Coffman, pursuant to which Planet 13, through MMDC, acquired cannabis inventory, equipment and tenant improvements located in a 25,000 square feet facility at 4801 West Bell Drive, Las Vegas, Nevada 89118 (the “WCDN Acquisition Facility”), which has the ability to expand to 45,000 square feet (the “WCDN Acquisition”). The purchase price for the asset purchase was US$4.1 million and consisted of US$1,156,000 in cash for the inventory and US$3,000,000 million (US$500,000 cash and US$2,500,000 of Common Shares, resulting in the issuance of 1,374,833 Common Shares (the “WCDN Consideration Shares”) based on a 10-day volume weighted average price of the Common Shares as of the close of trading on July 16, 2020) for the operating assets and licenses. The WCDN Consideration Shares were held in escrow until the Second Closing (as defined herein). The WCDN Acquisition allowed Planet 13 to solidify Planet 13’s vertical integration in Nevada. The privileged licenses included medical and adult-use cultivation and production licenses in unincorporated Clark County, and these licenses were transferred to Planet 13’s existing Nevada subsidiary, MMDC, to be operated on the same terms and subject to the same oversight provided at MMDC’s current production and cultivation operations in unincorporated Clark County, Nevada.
The transaction was scheduled to close in two parts, the first closing being cash transferred for the equipment and cannabis inventory which occurred on July 17, 2020, and the second closing (the “Second Closing”) being contingent on the approval to transfer the license and receipt of the cultivation and production licenses from the CCB. On August 25, 2020, the CCB conditionally approved the transfer of the cultivation and production licenses to MMDC, and on September 3, 2020, MMDC received the cultivation and production licenses pursuant to a letter from the CCB and certificates issued on November 3, 2020. Pursuant to the WCDN Acquisition, MMDC also received a conditional distribution license which it did not place into operation and later sold on January 6, 2023.
On September 11, 2020, Planet 13 mutually agreed with WCDN that the receipt by MMDC of a business license issued by unincorporated Clark County which would permit Planet 13 to conduct business in Clark County (the “Clark County Business License”) was a necessary condition precedent to the Second Closing. MMDC received the Clark County Business License and subsequently completed the Second Closing on November 27, 2020, at which time WCDN Consideration Shares were released from escrow to WCDN.
Concurrent with the first closing of the WCDN Acquisition, RX Land, LLC (“RX Land”), an entity owned by Robert Groesbeck and Larry Scheffler (Planet 13’s co-chief executive officers, collectively the “Co-CEOs” and each a “Co-CEO”), acquired the WCDN Acquisition Facility for US$3.3 million and entered into a lease agreement with WCDN in respect of such facility (the “Initial West Bell Lease”). In accordance with the terms of the WCDN Asset Acquisition Agreement and approvals by Planet 13’s independent directors, WCDN assigned the Initial West Bell Lease to MMDC on November 25, 2020, and MMDC subsequently entered into an amending agreement with RX Land on November 27, 2020, to amend certain terms of such lease agreement including increasing the lease payments, extending the duration of the lease and, if desired, allowing for second floor installation by MMDC without a corresponding lease rate increase due to an increase in facility size.
July 2020 Bought Deal Offering
On July 3, 2020, Planet 13 completed a bought deal financing for aggregate gross proceeds of C$11,521,850 (the “July 2020 Bought Deal”) pursuant to which an aggregate of 5,359,000 units (each, a “July 2020 Bought Deal Unit”) of Planet 13 were sold at a price of C$2.15 per July 2020 Bought Deal Unit. Each July 2020 Bought Unit consisted of one Common Share and one-half (1/2) of one Common Share purchase warrant (each whole warrant, a “July 2020 Bought Deal Warrant”). Each July 2020 Bought Deal Warrant entitled the holder thereof to acquire one Common Share at an exercise price of C$2.85 per Common Share until July 3, 2022.
The underwriters received a cash commission equal to 6.0% of the gross proceeds from the sale of the July 2020 Bought Deal Units. The underwriters also received compensation options (each a “July 2020 Bought Deal Compensation Option”) equal to 6.0% of the number of July 2020 Bought Deal Units sold. Each July 2020 Bought Deal Compensation Option entitled the underwriters to purchase one Common Share at a price of C$2.15 until July 3, 2022.
September 2020 Bought Deal Offering
On September 10, 2020, Planet 13 completed its previously announced bought deal financing for aggregate gross proceeds of C$23,019,550 (the “September 2020 Bought Deal”) pursuant to which an aggregate of 6,221,500 units (each, a “September 2020 Bought Deal Unit”) of Planet 13 were sold at a price of C$3.70 per September 2020 Bought Deal Unit. Each September 2020 Bought Unit consisted of one Common Share and one-half (1/2) of one Common Share purchase warrant (each whole warrant, a “September 2020 Bought Deal Warrant”). Each September 2020 Bought Deal Warrant entitled the holder thereof to acquire one Common Share at an exercise price of C$5.00 per Common Share until September 10, 2022.
The underwriters received a cash commission equal to 6.0% of the gross proceeds from the sale of the September 2020 Bought Deal Units. The underwriters also received compensation options (each a “September 2020 Bought Deal Compensation Option”) equal to 6.0% of the number of September 2020 Bought Deal Units sold. Each September 2020 Bought Deal Compensation Option entitled the underwriters to purchase one Common Share at a price of C$3.70 until September 10, 2022.
November 2020 Bought Deal Offering
On November 5, 2020, Planet 13 completed its previously announced bought deal financing for aggregate gross proceeds of C$28,604,625 (the “November 2020 Bought Deal”) pursuant to which an aggregate of 6,698,750 units (each, a “November 2020 Bought Deal Unit”) of Planet 13 were sold at a price of C$4.30 per November 2020 Bought Deal Unit. Each November 2020 Bought Unit consisted of one Common Share and one-half (1/2) of one Common Share purchase warrant (each whole warrant, a “November 2020 Bought Deal Warrant”). Each November 2020 Bought Deal Warrant entitled the holder thereof to acquire one Common Share at an exercise price of C$5.80 per Common Share until November 5, 2022.
The underwriters received a cash commission equal to 6.0% of the gross proceeds from the sale of the November 2020 Bought Deal Units. The underwriters also received compensation options (each a “November 2020 Bought Deal Compensation Option”) equal to 6.0% of the number of November 2020 Bought Deal Units sold. Each November 2020 Bought Deal Compensation Option entitled the underwriters to purchase one Common Share at a price of C$4.30 until November 5, 2022.
November 2020 Medizin Re-Opening
MMDC applied for dispensary licenses in Nevada pursuant to a competitive application process in September 2018, and was notified that no licenses were awarded in December 2018. On information known at that time, MMDC filed a lawsuit against the State of Nevada, along with a significant majority of similarly denied applicants. After the first week of trial in July 2020 concerning that litigation pending from December 2018, MMDC entered into a settlement agreement with the State of Nevada, and defendants in intervention to receive a license in unincorporated Clark County to reopen the Medizin location (the “Medizin Facility”) (the “Nevada License Settlement”). On July 31, 2020, the Nevada Tax Commission convened and approved the signed Nevada License Settlement and requested that the CCB, which had authority over Nevada-licensed cannabis businesses as of July 1, 2020, also convene and approve the settlement. On August 7, 2020, the CCB convened and approved the Nevada License Settlement. Pursuant to the Nevada License Settlement, Planet 13’s subsidiary MMDC agreed to a release and waiver of its claims against the State of Nevada and the defendants in intervention, in return for MMDC receiving the provisional unincorporated Clark County adult-use dispensary license originally received by Nevada Organic Remedies in December 2018. Pursuant to a letter dated September 3, 2020, the CCB transferred the conditional Clark County dispensary license to MMDC. On November 20, 2020, Planet 13 opened the Medizin Facility, having received CCB final inspection approvals and a Clark County business license.
2021 Bought Deal Offering, Opening of Planet 13 OC Superstore, Illinois Conditional License, Florida License Purchase Agreement
February 2021 Bought Deal Offering
On February 2, 2021, Planet 13 completed a bought deal financing for aggregate gross proceeds of C$69,028,750 (the “February 2021 Bought Deal”) pursuant to which an aggregate of 9,861,250 units (each, a “February 2021 Bought Deal Unit”) of Planet 13 were sold at a price of C$7.00 per February 2021 Bought Deal Unit. Each February 2021 Bought Unit consisted of one Common Share and one-half (1/2) of one Common Share purchase warrant (each whole warrant, a “February 2021 Bought Deal Warrant”). Each February 2021 Bought Deal Warrant entitled the holder thereof to acquire one Common Share at an exercise price of C$9.00 per Common Share until February 2, 2023.
The underwriters received a cash commission equal to 6.0% of the gross proceeds from the sale of the February 2021 Bought Deal Units. The underwriters also received compensation options (each a “February 2021 Bought Deal Compensation Option”) equal to 6.0% of the number of February 2021 Bought Deal Units sold. Each February 2021 Bought Deal Compensation Option entitled the underwriters to purchase one Common Share at a price of C$7.00 until February 2, 2023.
July 2021 Opening of First California Dispensary
Following completion of tenant improvement construction in the first and second quarters of 2021, on July 1, 2021, Planet 13’s subsidiary, Newtonian, opened the Planet 13 OC Superstore, a California licensed and City of Santa Ana permitted cannabis dispensary and distribution facilities, at 25,600 and 6,300 square feet, respectively.
August 2021 Illinois Dispensing License Lottery Win
On August 5, 2021, Planet 13’s subsidiary, Planet 13 Illinois LLC (“Planet 13 Illinois”), which was then owned 49% by Planet 13 and 51% by Frank Cowan, a resident of Illinois, was a lottery winner for a Social-Equity Justice Involved Conditional Adult Use Dispensing Organization License in the Chicago-Naperville-Elgin region from the Department of Financial and Professional Regulation in the State of Illinois. Planet 13 acquired the 51% ownership interest in Planet 13 Illinois LLC from Frank Cowan on February 7, 2023, pursuant to an option agreement. The aggregate purchase price for the 51% was $1,812,656 and consisted of $866,250 in cash consideration and the issuance of 1,063,377 shares of Planet 13 common stock valued at $946,406. The dispensary opened to the public on December 4, 2023, and is located in Waukegan, a suburb of the greater Chicago area.
October 2021 Florida License Acquisition
On October 1, 2021, Planet 13’s wholly owned subsidiary, Planet 13 Florida Inc. (“Planet 13 Florida”), completed the acquisition of a license from a subsidiary of Harvest Health & Recreation Inc. (the “Seller”) pursuant to which Planet 13 Florida purchased from the Seller a license to operate as a Medical Marijuana

Treatment Center issued by the Florida Department of Health for $55,000,000 in cash. No other assets or liabilities were acquired. Licensed Medical Marijuana Treatment Centers (“MMTCs”) are vertically integrated and the only businesses in Florida authorized to cultivate, process, transport and dispense medical marijuana to qualified patients and caregivers. License holders are not subject to restrictions on the number of dispensaries that may be opened or on the number or size of cultivation and processing facilities they may operate.
2022 Acquisition of NGW, Purchase of Florida Cultivation Site, Illinois Option Purchase Agreement, Purchase of Illinois Dispensing Location
March 2022 NGW Acquisition
On March 2, 2022, Planet 13 completed Planet 13’s acquisition of NGW. Planet 13 entered into an arrangement agreement (the “Arrangement Agreement”) with NGW on December 20, 2021, pursuant to which Planet 13 agreed to acquire (the “Arrangement”) all of the issued and outstanding common shares of NGW (the “NGW Shares”), and then amalgamate with NGW pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia). The Arrangement was approved by the holders of NGW Shares (the “NGW Shareholders”) at a special meeting of NGW Shareholders held on February 25, 2022, and approved by the Supreme Court of British Columbia on March 1, 2022.
Pursuant to the Plan of Arrangement, at 12:01 a.m. (Vancouver time) (the “Effective Time”) on the closing date, Planet 13 acquired all of the NGW Shares for a total consideration of approximately C$71,345,747 (based on the closing price of Planet 13’s Common Shares (the “Planet 13 Shares”) on the CSE on March 2, 2022), and NGW then amalgamated with Planet 13. The NGW Shareholders received 0.1145 of one Planet 13 Share (the “Exchange Ratio”) and a nominal cash payment of C$0.0001 for each NGW Share held immediately prior to the Effective Time. As a result, 21,361,002 Planet 13 Shares and C$18,656 in cash were issued in exchange for the NGW Shares. In addition, the number of Planet 13 Shares issued to any person pursuant to the Arrangement was rounded down to the nearest whole Planet 13 Share, with a cash consideration paid in lieu of the issuance of such fractional Planet 13 Share of C$3.379 per share, resulting in an aggregate cash-in-lieu consideration of C$77.61.
Based upon the Exchange Ratio, all NGW options to acquire NGW Shares that were outstanding immediately prior to the Effective Time were also exchanged for Planet 13’s options that will entitle the holders to receive, upon exercise thereof, Planet 13 Shares. As a result, Planet 13 issued 1,106,925 options in exchange for the NGW options.
Though Planet 13 has since restructured the cannabis licenses of NGW (as more fully set forth in Table 1 in the Licenses section below), through this acquisition, Planet 13 gained seven cannabis licenses in the State of California.
July 2022 Purchase of Florida Cultivation Site
On July 1, 2022, Planet 13, through its subsidiary Planet 13 Florida, Inc., closed on a $3,300,000 purchase of a 23-acre parcel of real property, inclusive of a 10,500 square foot building, near Ocala, Florida. The property was previously leased by Planet 13 Florida, Inc., and has received approvals for cultivation, processing, and dispensing via delivery from the Florida Office of Medical Marijuana Use.
August 2022 Planet 13 Illinois Option Purchase Agreement
On August 5, 2022, Planet 13 entered into an option purchase agreement that gave Planet 13 the option to purchase the remaining 51% of Planet 13 Illinois from Frank Cowan for $866,250 in cash and 1,063,377 common shares of Planet 13. The option was exercisable at Planet 13’s discretion for a period of two years.
October 2022 Real Property Purchase Agreement
On October 14, 2022, Planet 13, through its wholly owned subsidiary Planet 13 Chicago, LLC, entered into a $2,500,000 real property purchase agreement for a proposed dispensing location in Waukegan, Illinois, for an approximately 8,000 square foot building on 1.9 acres, previously occupied by a financial institution tenant. Planet 13’s obligation to close on the transaction was conditioned upon obtaining local jurisdiction zoning and land-use approvals, completion of customary due diligence, and that the current non-occupying tenant terminate their lease at the property. On November 1, 2022, Planet 13 provided notice of this site selection to the Illinois cannabis regulator. On February 3, 2023, Planet 13 closed on this transaction.
2023 Purchase of Remaining 51% of Planet 13 Illinois, VidaCann LLC Membership Purchase Agreement, Nevada Domestication, Access to Certain Cash Accounts
Purchase of Remaining 51% of Planet 13 Illinois
On February 7, 2023, Planet 13 exercised and closed Planet 13’s option to purchase the remaining 51% of Planet 13 Illinois from Frank Cowan.
VidaCann LLC Membership Purchase Agreement
On August 28, 2023, Planet 13 entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with VidaCann, LLC (“VidaCann”), Loop’s Dispensaries, LLC (“Dispensaries”), Ray of Hope 4 Florida, LLC (“Ray of Hope”) and Loops Nursery & Greenhouses, Inc. (“Nursery” and together with Dispensaries and Ray of Hope, the “Sellers”), David Loop (“Loop”) and Mark Ascik (together with Loop, the “Indemnifying Members”) and Loop, solely in his capacity as Seller Representative, pursuant to which, upon the terms and subject to the conditions set forth therein, Planet 13 acquired from the Sellers all of the membership interests in VidaCann (the “Transaction”).
Pursuant to the Purchase Agreement, Planet 13 acquired VidaCann from the Sellers for agreed consideration at closing of the Transaction (the “Closing”) equal to the sum of: (i) 80,564,554 shares of Planet 13 common stock (the “Base Share Consideration”), of which 1,307,698 shares were issued to VidaCann’s industry advisor (the “VC Advisor”); (ii) a cash payment of $4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes issued by Planet 13 to the Sellers in the aggregate principal amount of $5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of Planet 13’s common shares of (CAD$0.91) $0.6647 as of May 9, 2024 on the CSE (based on the Bank of Canada CAD to USD exchange rate on May 9, 2024 of CAD$1.00=US$0.7304), the total consideration was valued at $50,755,443. The Purchase Agreement contemplated that VidaCann continued to have $3,000,000 of bank indebtedness and $1,500,000 of related party notes to former VidaCann owners at the Closing which were assumed by Planet 13.
The Purchase Agreement contained customary representations, warranties and covenants. The Sellers and VidaCann agreed to use commercially reasonable efforts to operate their business in the ordinary course consistent with past practice prior to the Closing and to refrained from taking certain actions without Planet 13’s consent.
The Sellers, Indemnifying Members and Planet 13 each agreed to customary indemnification obligations with respect to breaches of their respective representations and warranties and failures to perform their respective obligations under the Purchase Agreement following the Closing. The Indemnifying Members’ indemnification obligations were subject to certain customary limitations and deductibles.
The Transaction was subject to the satisfaction or waiver of certain conditions set forth in the Purchase Agreement, including, among others, (i) the sale of Planet 13’s MMTC license in Florida to a third party, including any regulatory approvals required to effectuate the sale; (ii) the receipt of all regulatory consents from governmental authorities related to the operation of a cannabis business and consents required by the CSE; (iii) the receipt of certain third-party contractual consents and entry into certain other contractual arrangements; (iv) the entry into a non-compete agreement between Planet 13 and each of the Indemnifying Members and Bobby Loehr; (v) the absence of any law or governmental order prohibiting the consummation of the Transaction; (vi) the accuracy of the parties respective representations and warranties; and (vii) the performance by the parties of their respective obligations under the Purchase Agreement.
The Sellers were be granted the right on closing to nominate one additional (fifth), director to the board of directors of Planet 13.

The Planet 13 Board received a fairness opinion from Evans & Evans, Inc. (“Evans & Evans”) to the effect that, in its opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the consideration to be paid by Planet 13 is fair, from a financial point of view, to Planet 13 stockholders. The fee paid to Evans & Evans in connection with the delivery of its fairness opinion was not contingent on the successful implementation of the Transaction.
Post-transaction, and based on the number of outstanding shares as of August 28, 2023, the former equity holders of VidaCann, along with the VC Advisor, had approximately 26.09% pro forma ownership in Planet 13 on a fully diluted basis, before factoring in any adjustments to the Base Share Consideration. Each Seller and each equity holder of a Seller that held over 5% in direct or indirect interest in VidaCann and received Base Share Consideration was subject to a lock-up agreement restricting trading of the shares received, with the release of one-third of shares from such restrictions six months following Closing and each subsequent six months thereafter.
Nevada Domestication
On September 15, 2023 (the “Effective Date of Domestication”), Planet 13 Holdings Inc., a British Columbia corporation (“Planet 13 BC”) filed articles of domestication and articles of incorporation with the Secretary of State of the State of Nevada and changed its jurisdiction from the Province of British Columbia, Canada, to the State of Nevada (the “Domestication”), pursuant to a court-approved plan of arrangement.
On the Effective Date of Domestication, pursuant to the Plan of Arrangement and by operation of law, all the rights, privileges and powers of Planet 13 BC, all property owned by Planet 13 BC, all debt due to Planet 13 BC, and all other causes of action belonging to Planet 13 BC immediately prior to the Effective Date of Domestication remained vested in, or attached to, Planet 13 following the Effective Date of Domestication.
On the Effective Date of Domestication, each holder of issued and outstanding common share of Planet 13 BC (the “Common Shares”) was deemed to receive one share of Planet 13 common stock, without any action required on the part of the holder thereof. Additionally, each holder of outstanding options to purchase Common Shares was deemed to receive options to purchase an equal number of shares of Planet 13 common stock at the same exercise price per share and otherwise the same terms under the Planet 13 Holdings Inc. 2018 Stock Option Plan, and each holder of restricted stock units was deemed to receive restricted share units for an equal number of shares of the Planet 13 common stock and otherwise with the same terms and conditions under the Planet 13 Holdings Inc. 2018 Share Unit Plan.
Access to Certain Cash Accounts and El Capitan Misappropriation
On June 20, 2021, Planet 13 engaged El Capitan Advisors, Inc. (“El Capitan”), an investment advisor registered with the SEC, for cash management services. One of Planet 13’s accounts managed by El Capitan was held at BridgeBank, a division of Western Alliance Bank (collectively “WAB”). Pursuant to a dispute unrelated to Planet 13, Casa Verde Capital, L.P. and Casa Verde Capital EF, L.P. (collectively “Casa Verde”) obtained a $35.0 million default judgment against El Capitan, which is a portfolio company of Casa Verde. Casa Verde then levied that judgment causing approximately $5.5 million of Planet 13’s funds held at WAB (the “WAB Funds”) and managed by El Capitan to be directed to the Orange County, California Sheriff’s Office (the “Sheriff’s Office”) on September 21, 2023.
On or around October 24, 2023, Planet 13 became aware of the levy against the WAB Funds and thereafter filed a third-party claim (the “WAB Claim”) of exemption asserting rightful ownership over the WAB Funds.
Planet 13 has secured a partial settlement with Casa Verde for the release of $3.4 million of the WAB Funds, which Planet 13 received on January 31, 2024. The remaining approximately $2.1 million of the WAB Funds (the “Remaining Levied Funds”) are still in the possession of the Sheriff’s Office while litigation is ongoing. Planet 13 has not relinquished any right to the Remaining Levied Funds and continues to pursue their return.

After filing the WAB Claim in November 2023, Planet 13 also took immediate action to withdraw the remaining approximately $16.5 million that Planet 13 held in two additional accounts managed by El Capitan (the “Additional Funds”). Planet 13 was initially informed by El Capitan that the Additional Funds were being wired to Planet 13 in due course. However, on November 14, 2023, El Capitan informed Planet 13 that due to issues in connection with the Casa Verde judgment the wire was not able to be processed. Since November 14, 2023, El Capitan has refused to honor Planet 13’s further withdrawal requests with respect to the Additional Funds and at this time it is unclear whether the Additional Funds will be returned. Based on discussions with El Capitan to secure the withdrawal of the Additional Funds and purported bank statements provided by El Capitan, Planet 13 has reason to believe that the Additional Funds were misappropriated by El Capitan.
On January 22, 2024, Planet 13 initiated a lawsuit in Santa Monica, California against El Capitan, El Capitan’s founder and Chief Executive Officer-Andrew Nash, Casa Verde, Casa Verde’s Managing Member-Karan Wadhera, and Jamie Nash, the spouse of Andrew Nash (collectively “Defendants”) seeking approximately $16.5 million in compensatory damages and other relief. Planet 13 is vigorously pursuing Planet 13’s rights against the Defendants.
On February 28, 2025, Planet 13 secured a settlement with Casa Verde for the remaining approximately $2.1 million of the WAB Funds, bringing the total recovery of funds held at WAB to $5.5 million. The settlement is part of a broader resolution of ongoing litigation between Planet 13, Casa Verde, Karan Wadhera, and Jamie Nash. As part of the settlement, Planet 13, through a wholly-owned subsidiary, also obtained real estate property formerly associated with Andrew and Jamie Nash, valued at approximately $5.0 million based on recent comparable sales, which Planet 13 intends to sell. In total, Planet 13 has recovered approximately $10.5 million, including the expected value from the sale of the real estate property.
2024 Opening of DAZED! Consumption Lounge
On April 5, 2024, Planet 13’s first consumption lounge, DAZED!, opened at its flagship Las Vegas SuperStore, introducing a new level of cannabis hospitality and entertainment. The 3,000-square-foot lounge is designed to provide an upscale, immersive experience with VIP booths, expertly crafted canna-cocktails, and live entertainment. Guests enter through a speakeasy-style phone booth door into a vibrant space featuring a striking bong chandelier and eclectic artistic decor. DAZED! offers a premium social environment where visitors can enjoy a curated selection of top-tier cannabis products, reservable VIP booths with personal flat-screen TVs, and specialty-infused beverages. As the first of its kind in Las Vegas, DAZED! represents Planet 13’s continued innovation in experiential cannabis retail, setting a new standard for luxury cannabis consumption.
2024 Sale of Planet 13 Florida, Inc.
On January 22, 2024, Planet 13 entered into a Stock Purchase Agreement (the “Disposition Agreement”) with SGW FL Enterprises, LLC (the “SGWFL”), pursuant to which, upon the terms and subject to the conditions set forth therein, Planet 13 agreed to sell all of the issued and outstanding shares of common stock (the “P13 Florida Shares”) of Planet 13 Florida Inc., which owns the MMTC License. On May 6, 2024, Planet 13 closed the sale of Planet 13 Florida, Inc., following the approval from the Florida Office of Medical Marijuana Use on April 26, 2024. The Company sold 100% of the equity interests in Planet 13 Florida in exchange for $9 million in cash. The sale of Planet 13 Florida was a condition to the closing of Planet 13’s acquisition of VidaCann.
2024 Planet 13 Closing of the Acquisition of VidaCann
On May 9, 2024, Planet 13 closed its acquisition of VidaCann, following the previously announced approval from the Florida Office of Medical Marijuana Use on April 26, 2024, and the sale of 100% of the equity interests in Planet 13 Florida, Inc. The Company acquired VidaCann from the sellers who held all membership interests in VidaCann in exchange for 81,872,252 shares of common stock, approximately $4 million in cash, and $5 million in promissory notes, subject to adjustments. Based on the closing price of Planet 13’s common stock on May 9, 2024, the total consideration is valued at $50,755,443. As part of the agreement, VidaCann’s $3 million in bank debt and $1.5 million in related party notes were assumed by Planet 13. Additionally, the Seller of the majority interest in VidaCann has the right to nominate a director to Planet 13’s board, effective the next business day following the 2024 annual meeting of stockholders in June, with former VidaCann CEO David Loop selected as the board nominee. The acquisition added 26 dispensaries to Planet 13’s portfolio, significantly expanding its presence in Florida.
2024 Opening of 27th Dispensary in Ocala, Florida
On August 12, 2024, Planet 13 announced the opening of Planet 13 Ocala, marking its 27th dispensary in Florida and 31st location nationwide.
2024 Wiz Khalifa to Offer Exclusive Khalifa Kush Products ‘Powered by Planet 13’ at Planet 13 Entertainment Complex
On August 15, 2024, Planet 13 announced an exclusive partnership with multi-platinum selling artist Wiz Khalifa’s Khalifa Kush brand to cultivate, manufacture, and sell Khalifa Kush premium products ‘Powered by Planet 13’ at the Planet 13 Entertainment Complex in Las Vegas.
2024 Opening of 28th Dispensary in Port Orange, Florida
On October 15, 2024, Planet 13 announced the upcoming grand opening of Planet 13 Port Orange on October 19, 2024, marking its 28th dispensary in Florida and 32nd nationwide.
2024 Opening of 29th Dispensary in Gulf Breeze, Florida
On December 18, 2024, Planet 13 announced the opening of Planet 13 Gulf Breeze, marking its 29th dispensary in Florida and 33rd location nationwide.
2024 Opening of 30th Dispensary in Panama City, Florida
On December 26, 2024, Planet 13 announced the opening of Planet 13 Panama City, its 30th dispensary in Florida and 34th nationwide.
2025 Opening of Dispensary in Port Richey, Florida
On March 27, 2025, Planet 13 announced the opening of a Planet 13 dispensary in Port Richey, Florida.
2025 Opening of Dispensary in Orange Park, Florida
On April 2, 2025, Planet 13 announced the opening of a Planet 13 dispensary in Orange Park, Florida.
2025 Opening of Dispensary in Edgewater, Florida
On April 30, 2025, Planet 13 announced the opening of a Planet 13 dispensary in Edgewater, Florida.
2025 Closure of Two Miami Dispensaries
Planet 13 closed its two Miami dispensaries June 2025 as part of an operational restructuring and market optimization strategy.
Launch of HaHa Soft Chews in Florida
In September 2025, Planet 13 launched its HaHa branded soft chew edible products at its dispensary locations across Florida. The products, which include multiple THC and THC/CBD formulations, expand Planet 13’s portfolio of branded cannabis edibles in the Florida medical cannabis market. Planet 13 also announced plans to introduce additional edible products, including sugar-free HaHa soft chews and Dreamland branded chocolates, as part of its strategy to expand branded product offerings in key markets.
2025 Opening of Dispensary in Deland, Florida
On October 13, 2025, Planet 13 announced the opening of a Planet 13 dispensary in Deland, Florida.

2025 Opening of Dispensary in Pace, Florida
On October 20, 2025, Planet 13 announced the opening of a Planet 13 dispensary in Pace, Florida.
Planet 13 Launches Exclusive Partnership to Bring ONI’s Renowned Products to Florida
In November 2025, Planet 13 entered into a partnership with Praetorian Global, Inc. to launch ONI-branded cannabis products exclusively at Planet 13’s Florida dispensaries. The collaboration introduces ONI’s “Private Stock — Powered by ONI Genetics” product line to Florida’s medical cannabis market, including solventless hash rosin vape products and cold cure rosin, with initial product availability beginning in November 2025 and additional product launches expected in 2026. The partnership expanded Planet 13’s branded product offerings and supported its strategy of providing premium cannabis products across its retail footprint in Florida.
Overview of Planet 13’s Cannabis Business
Introduction
On November 1, 2018, Planet 13 opened the Planet 13 Las Vegas Superstore, less than 500 feet from the Trump Tower and less than 2,500 feet from the Wynn hotel. MMDC entered into an arm’s length agreement to lease a 100,000 square foot building to house its Planet 13 Las Vegas Superstore dispensary and corporate office space in a Phase I build-out of the location (the “Planet 13 Las Vegas Superstore”). In October 2019, Planet 13 opened a 4,500-square-foot coffee shop and pizzeria in the Planet 13 Las Vegas Superstore. In 2020, the coffee shop and pizzeria were renamed as the Trece Eatery + Spirits restaurant, owned and operated by Planet 13 through Planet 13’s subsidiaries. Trece Eatery + Spirits closed at the end of March 2024. The space is now available for sublease as Planet 13 evaluates future opportunities for the location. The Planet 13 Las Vegas Superstore lease has a seven-year term with two seven-year renewal options and Planet 13 has a right-of-first-refusal on any sale of the building. Prior to opening the Planet 13 Las Vegas Superstore, Planet 13 sold both medical and adult-use products from its then-existing facilities. On April 1, 2019, Planet 13 entered into a lease and sub-license agreement for an additional 4.17 acres of land directly adjacent to the Planet 13 Las Vegas Superstore for additional parking. The term of the April 1, 2019, lease and sub-license runs concurrent with the Planet 13 Las Vegas Superstore lease.
Planet 13 owns a property in Beatty, Nevada that is the site for a potential future 100,000 square foot greenhouse for cultivation and an approximately 43,000 square foot processing/production facility located in Beatty, Nevada, approximately 120 miles north-west of Las Vegas. The Beatty location is licensed and zoned for up to three million square feet of greenhouse space for the cultivation of cannabis. The site, which is owned by Planet 13, has been permitted and is ready for construction to begin. Planet 13 is evaluating the timing of construction based on a current excess of supply of wholesale cannabis product in the State of Nevada and in the event of future federal legalization.
Cultivation
Planet 13 operates Planet 13’s Nevada cultivation licenses at two separate facilities, each location operating jointly under a medical and adult-use cultivation license. The two cultivation licenses operate out of Las Vegas in Clark County, Nevada (Las Vegas) and include indoor cultivation and perpetual harvest cycles. One is located in an approximately 16,100 square foot facility, and the other operates out of a 45,000 square foot facility. Planet 13 also holds a third cultivation license located near the town of Beatty in Nye County, Nevada.
Production
Planet 13’s six Nevada production licenses operate at three licensed production facilities, each location operating jointly under a medical and adult-use cultivation license. One production facility is a 18,500 square foot customer facing production facility that opened inside the Planet 13 Las Vegas Superstore, Planet 13’s cannabis entertainment complex adjacent to the Las Vegas Strip. In operation since October 2019, this facility incorporates butane hash oil (BHO) extraction, distillation equipment and microwave assisted extraction equipment as well as a state-of-the-art bottling and infused beverage line and an edibles line able to produce infused chocolates, infused gummies and other edible products. Prior to opening this facility, Planet 13 produced Planet 13’s cannabis products at a separate 4,750 square foot facility leased in Las Vegas (Clark County). The second production facility is co-located at the Beatty facility, and the third facility is co-located in the 45,000 square foot cultivation facility located in Las Vegas. Manufactured products and Trendi-branded third-party flower are distributed through Nevada under Planet 13’s Nevada distribution license.
Following the Arrangement which closed on March 2, 2022, in California, Planet 13, through its wholly owned subsidiary, NGW, LLC, which is licensed by the State of California to produce, distribute and sell products throughout the State, process and package Planet 13’s cannabis products at Planet 13’s 4,000 square foot facility on one of the four properties utilized by Planet 13 and zoned for cannabis cultivation in the City of Coalinga, California (“Facility C”). Facility C enabled Planet 13 to process and package medicinal and adult-use cannabis and distribute cannabis products in accordance with the requirements under the Medicinal and Adult Use Cannabis Regulation and Safety Act, throughout the State of California.
As part of Planet 13’s Florida expansion, on July 1, 2022, Planet 13 closed on a $3,300,000 purchase of a 23-acre parcel of real property, inclusive of a 10,500 square foot building, near Ocala, Florida. Planet 13 is currently assessing Planet 13’s options for this property while continuing to strategically evaluate Planet 13’s cultivation and dispensary footprint across the State of Florida.
With the acquisition of VidaCann, Planet 13 assumed a lease for a property in St. Johns, Florida, which serves as a key cultivation, manufacturing, and distribution site. Situated on a 78.6-acre lot the site is equipped with advanced climate control, irrigation, and lighting systems, optimizing both indoor and greenhouse growing environments for year-round production, and houses cannabis cultivation, tissue culture, packaging, and distribution operations.
The St. Johns facility continues to expand its capabilities with the addition of a 10th greenhouse recently approved for operations, each spanning 35,000 square feet. To further enhance production, four new dry rooms (750 square feet each) have been completed to support increased cannabis output. The site also features a 1,600-square-foot tissue culture lab designed to house a proprietary strain catalog, support R&D initiatives, and facilitate future advancements in cannabis technology. To streamline operations, the facility is implementing enhanced automation for cultivation and packaging, improving overall efficiency. Additionally, a fully integrated onsite distribution team ensures seamless product delivery to dispensary locations across Florida.
As part of Planet 13’s continued growth, Planet 13 has established a new processing facility in Jacksonville located on Bowden Rd., dedicated to cannabis extraction, distillation, and derivative product manufacturing. This 7,000-square-foot facility supports the production of vapes, tinctures, and other infused products, including Planet 13’s in-house edibles. To ensure the highest standards of quality and safety, the facility is equipped with rigorous internal testing processes, maintaining compliance with industry best practices. This expansion strengthens Planet 13’s ability to deliver a diverse range of cannabis products of the highest quality standards while upholding Planet 13’s commitment to efficiency, innovation, and meeting market demand.
Distribution
Planet 13 currently operates Nevada distribution activities, primarily for the transport of Planet 13’s products between Planet 13’s cultivation, production, and dispensing operations, out of Planet 13’s 16,100 square foot cultivation facility located in Las Vegas (Clark County). In addition to self-distribution services, the distribution license is used for the delivery of Planet 13’s wholesale products to licensed Nevada-state cannabis retailers. All distribution licenses held by Planet 13 in the State of Nevada have been issued to MMDC.
Planet 13 currently conducts cannabis distribution operations from Planet 13’s licensed cultivation and production facilities in Jacksonville Florida for the transport of Planet 13’s products between Planet 13’s cultivation, production and dispensing operations in the State of Florida.
Dispensing
Planet 13 has two Nevada dispensary licenses, one for medical and adult-use and one for the sale of adult-use products. Since 2018, the Planet 13 Las Vegas Superstore, approximately 23,000 square feet of retail space located adjacent to the Las Vegas Strip, has housed one medical and one adult-use license. The Planet 13 Las Vegas Superstore has the capacity to serve between 3,000 and 5,000 customers per day through its new, enhanced dispensary. Prior to relocating to the Planet 13 Las Vegas Superstore, the licenses operated out of the Medizin Facility, a 2,300 square foot facility located approximately six miles off the Las Vegas Strip. In September 2020, Planet 13 received an unincorporated Clark County adult-use license for the Medizin Facility dispensary which had closed when its dispensary licenses were transferred to the Planet 13 Las Vegas Superstore and re-opened the Medizin Facility on November 30, 2020.
The regulatory framework for consumption lounge applications and operations was finalized in July 2022. In December 2022, Planet 13 was approved for a retail attached cannabis consumption lounge prospective license, and in October 2023, Planet 13’s prospective license was converted to conditional status. On April 5, 2024, Planet 13’s first consumption lounge, DAZED!, opened at its flagship Las Vegas SuperStore, introducing a new level of cannabis hospitality and entertainment. The 3,000-square-foot lounge is designed to provide an upscale, immersive experience with VIP booths, expertly crafted canna-cocktails, and live entertainment.
On August 5, 2021, Planet 13’s subsidiary, Planet 13 Illinois, which was then owned 49% by Planet 13 and 51% by Frank Cowan, a resident of Illinois, was a lottery winner for a Social-Equity Justice Involved Conditional Adult Use Dispensing Organization License in the Chicago-Naperville-Elgin region from the Department of Financial and Professional Regulation in the State of Illinois. On February 7, 2023, Planet 13 exercised and closed Planet 13’s option to purchase Mr. Cowan’s 51% interest in Planet 13 Illinois. On October 5, 2021, Planet 13 formed Planet 13 Chicago, LLC as a 100% owned leasing entity to support future operations in Illinois. On February 3, 2023, Planet 13 closed on the purchase of a dispensary location in the town of Waukegan, a suburb of the greater Chicago area and on December 4, 2023, opened the Planet 13 Illinois dispensary to the public.
Planet 13’s Florida MMTC license authorizes Planet 13 to dispense medical marijuana to qualified patients and caregivers. Planet 13 operates 80,000 square feet of combined retail space across 30 active dispensary locations, strategically positioned to serve key markets. These locations are designed to provide a high-quality customer experience, with a focus on product variety, accessibility, and compliance with state regulations.
Licenses
Please see Table 1 below for a list of the cannabis licenses issued to us in each state.
Table 1: Licenses
Holding Entity	Permit/License	Jurisdiction	Expiration/Renewal Date	Description
MMDC	Medical/Adult-Use	Clark County, NV	June 30, 2027	Dispensary
MMDC	Adult-Use	Clark County, NV	November 30, 2026	Dispensary
MMDC	Medical/Adult-Use	Clark County, NV	June 30, 2027	Cultivation
MMDC	Medical/Adult-Use	Clark County, NV	June 30, 2027	Production
MMDC	Medical/Adult-Use	Nye County, NV	June 30, 2027	Cultivation
MMDC	Medical/Adult-Use	Clark County, NV	June 30, 2027	Cultivation
MMDC	Medical/Adult-Use	Clark County, NV	June 30, 2027	Production
MMDC	Medical /Adult Use	Nye County, NV	Conditional	Production
MMDC	Distribution	Clark County, NV	March 31, 2027	Distribution
MMDC	Adult-Use	Clark County, NV	June 30, 2027	Consumption Lounge
VidaCann, LLC	MMTC	Florida	July 24, 2028	MMTC
Planet 13 Illinois	Adult-Use Dispensing	Chicago-Naperville-Elgin, IL	March 31, 2028	Dispensary
Planet 13 Illinois	Registered Medical Cannabis Dispensing Organization	Waukegan, IL	March 31, 2028	Dispensary

Uses of Cannabis
Cannabis can be vaporized, smoked or ingested to alleviate pain and other ailments. Since 2014, Planet 13 has been cultivating and selling cannabis in Nevada within the price range from $6.00 to $21.00 per gram, depending on the strain. Typically, growth time and strain yield will determine whether a strain is low or high priced. Very particular strains may be priced higher than the given range, but this would be the exception.
Planet 13 offers Planet 13’s customers a diverse range of products, including cannabis flowers, cannabis concentrates and cannabis-infused products. In total, Planet 13 currently offers over 154 cannabis strains at Planet 13’s dispensaries, including up to 79 unique strains cultivated in Florida, 22 of which originate from Nevada, up to 60 strains grown in Nevada, covering the entire cannabis spectrum.
Planet 13 believes that Planet 13 can gain a competitive advantage by growing high yielding strains which are good extractors and which mature in a short growing cycle while still providing the desired THC profile. Further, finding the right product for a customer’s condition or needs may require sampling a variety of strains, as every person is different. The U.S. Food and Drug Administration (“FDA”) has not recognized or approved cannabis as safe or effective for any indication.
Planet 13’s cultivation, production, distribution and marketing business is currently focused on the medical and adult-use segments, with product offerings sold through its own licensed retail dispensaries in Florida, Illinois and Nevada as well as third party dispensaries in Nevada.
Principal Products
Planet 13 currently operates the Planet 13 Las Vegas Superstore, a 24,000-square-foot licensed cannabis dispensary inside the Planet 13 Las Vegas Entertainment Complex near the Las Vegas Strip, from which it: (i) dispenses medical (Medizin) and adult-use (Planet 13) product lines and provides customer experiences through entertainment features; (ii) provides the consultation, education and convenience services described below; and (iii) owns and operates the DAZED! Consumption Lounge, as well as a non-cannabis retail merchandise store and event space. Planet 13’s principal products are cannabis and cannabis-infused items sold to consumers in the medical and retail cannabis markets in the State of Nevada.
Co-located with the Planet 13 Las Vegas Superstore complex, Planet 13 operates a customer-viewable production facility manufacturing wholesale edible and concentrate products, including TRENDI, Leaf & Vine, Dreamland Chocolates, HaHa gummies and infused beverages. These products are sold in-store and wholesale to other dispensaries in Nevada.
Planet 13 also operates the Medizin dispensary, which reopened in November 2020; and the Planet 13 dispensary in Waukegan, Illinois.
In Florida Planet 13 operates 33 medical dispensaries throughout the state that encompass over 80,000 square feet of retail space.
Through Planet 13’s cultivation and production facilities in Nevada, Planet 13 manufactures and sells brands at wholesale to licensed dispensaries in addition to selling these products in its own dispensaries. Planet 13’s cultivation and production facilities in Florida supply products exclusively to Planet 13’s 33 medical dispensaries in the state.
Competition
With respect to retail operations, Planet 13 competes with other retail license holders across Florida, Illinois and Nevada. In addition to physical dispensaries, Planet 13 also competes with third-party delivery services which provide direct-to-consumer delivery services in Nevada. In terms of cultivation and production, Planet 13 competes with other licensed cultivators and operators in Florida, Nevada and other states in which Planet 13 may operate in the future.
Other than the Nevada state cap on licenses, the retail markets in Nevada have fewer barriers to entry and more closely reflect free market dynamics typically seen in mature retail and manufacturing industries. The growth of these markets poses a risk of increased competition. However, given that Planet 13 has entered the Nevada cannabis market at an early stage, management views Planet 13’s market share as less at risk than operators without a current operating footprint.
Management also believes that there are a number of illegally operating dispensaries and cultivators in Florida, Illinois and Nevada which serve as competition to Planet 13. Planet 13 expects, however, that the majority of these illegal dispensaries and cultivators will be forced to cease operations in the near-term.
In Florida, Planet 13 competes with at least 50 other master license holders. There is no limit as to the number of medical dispensary locations an individual operator can open. All products sold in medical dispensaries have to be grown and products by the licensee under a fully vertically integrated operational requirement. There is no wholesale market in the State of Florida.
In Illinois, Planet 13 operates one retail dispensary and competes against 260 other dispensary locations throughout the state. There is a ten (10) store cap on licensed locations that can be owned or controlled by an individual operator or affiliated group.
Components
The main raw materials and components used in the production of Planet 13’s products are cannabis seeds and clones, water, plant nutrients, and electricity.
Water for Planet 13’s Clark County, Nye County, Fresno County and Saint Johns County operations is obtained from the respective municipal water systems. The price of water is determined by the respective local governments.
Raw materials include soil, nutrients, organic integrated pest and disease management, environmental supplementation, disposable supplies, and other miscellaneous inputs, all of which are readily available from multiple sources at wholesale or lower prices.
Cycles
There have been seasonal fluctuations observed in the Planet 13 Las Vegas Superstore operations, reflective of the Las Vegas market specifically, as well as industry-wide cannabis-themed holidays and events. These potential seasonal fluctuations have presented the industry and the Planet 13 Las Vegas Superstore with a unique set of opportunities and challenges. Planet 13’s Planet 13 OC location opened on July 1, 2021, and has more limited seasonal fluctuations at this location. Planet 13’s Illinois dispensary has a limited operational history, and Planet 13 continues to monitor the seasonal fluctuations at this location. Operations across Planet 13’s 33 medical dispensary locations in Florida are also subject to seasonal fluctuations, with the summer months (June- October period) seeing a marginal decrease in demand.
Intellectual Property
Planet 13 has applied for trademarks at Nevada state and federal level, some of which are currently pending for Medizin, Planet 13, TRENDI, Leaf & Vine, HaHa, and Dreamland. These trademarks were applied for and are designed for use on clothing, wearables, and other non-cannabis products with the intent of creating a valuable brand. Planet 13 intends to file for additional intellectual property rights in the future.
Environmental
Planet 13 does not anticipate that environmental protection requirements will have a material financial or operational effect on Planet 13’s capital expenditures, earnings, and competitive position in the current financial year or in future years.
Human Capital
As of December 31, 2025, Planet 13 employed approximately 641 full-time and 83 part-time employees. The number of full time and part time employees has decreased to 588 and 64, respectively, since Planet 13 divested its operations in California. Full time employees are distributed among several departments, including sales, management and administration, security, cultivation, operations, marketing, facilities, human resources, finance, accounting and legal. In order to ensure that the motivation, integrity and culture of Planet 13’s team stays strong, the Planet 13 board and executive team put significant focus on Planet 13’s human capital resources.
Planet 13 is committed to providing equal employment opportunities to all employees and applicants. This commitment extends to all of Planet 13’s employment practices including recruiting, hiring, training, promotions, and benefits.
Planet 13’s goal is to use the highest standards in attracting and training the best talent. Planet 13’s recruiting practices and decisions on whom to hire are among Planet 13’s most important activities. Planet 13 utilizes professional services, industry groups, social media, local job fairs, and educational organizations across the country to find diverse, motivated, and responsible employees. All employees must successfully complete background checks and drug screening as required by company policy and applicable regulations. To support the advancement of Planet 13’s employees, Planet 13 offers training and development programs encouraging advancement from within. These programs include employee mentoring and one-on-one quality and regulatory training sessions overseen by Planet 13’s Human Resources Department and Regulatory Compliance team.
The main objective of Planet 13’s compensation program is to attract, retain, motivate, and reward superior employees who must operate in a quick-paced and customer-focused environment. To accomplish this, Planet 13 offers a package of company-sponsored benefits to Planet 13’s employees. Eligibility depends on each employee’s full-time or part-time status, location, and other factors, and benefits include medical and dental plans, paid and unpaid leaves, and flexible time-off. Planet 13 provides employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge, and geographic location. Additionally, Planet 13 believes in aligned incentives and utilizes share unit and stock option plans as well as annual bonuses to align the long-term compensation of eligible directors, employees, officers, and contractors with Planet 13 stockholders’ interests for a competitive total rewards program.
Legal and Regulatory Matters
United States Federal Law Overview
At the federal level, cannabis currently remains a Schedule I controlled substance under the U.S. Controlled Substance Act of 1970 (the “CSA”). Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. As such, the manufacture, importation, possession, use or distribution of cannabis remains illegal under U.S. federal law. This has created a dichotomy between state and federal law, whereby many states have elected to regulate and remove state-level penalties regarding a substance that is still illegal at the federal level. As of August 2026, and notwithstanding the conflict with U.S. federal law, forty-one (41) states, three U.S. territories and the District of Columbia allow the medical use of cannabis under comprehensive medical cannabis programs. Twenty-four (24) states, three U.S. territories and the District of Columbia allow or regulate cannabis for non-medical adult use.
Although cannabis remains federally illegal, the U.S. government has largely deprioritized enforcement in recent years, shifting toward a more lenient approach-though this trend has shown signs of potential change. On August 29, 2013, the U.S. Department of Justice (“DOJ”) issued a memorandum known as the “Cole Memorandum” to all U.S. Attorneys’ offices (federal prosecutors). The Cole Memorandum generally directed U.S. Attorneys not to prioritize the enforcement of federal marijuana laws against individuals and businesses that rigorously comply with state regulatory provisions in states with strictly regulated medical or adult-use cannabis programs. The Cole Memorandum, while not legally binding, assisted in managing the tension between state and federal laws concerning state-regulated cannabis businesses.
However, on January 4, 2018, the Cole Memorandum was revoked by then Attorney General Jeff Sessions. While this did not create a change in federal law — as the Cole Memorandum was not itself law — the revocation added to the uncertainty of U.S. federal enforcement of the CSA in states where cannabis use is regulated. Sessions also issued a one-page memorandum known as the “Sessions Memorandum”. This confirmed the rescission of the Cole Memorandum and explained that the Cole

Memorandum was “unnecessary” due to existing general enforcement guidance as set forth in the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memorandum, are also based on the federal government’s limited resources, and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.”
While the Sessions Memorandum does emphasize that marijuana is a Schedule I controlled substance and states the statutory view that it is a “dangerous drug and that marijuana activity is a serious crime,” it does not otherwise guide U.S. Attorneys that the prosecution of marijuana-related offenses is now a DOJ priority. Furthermore, the Sessions Memorandum explicitly describes itself as a guide to prosecutorial discretion. Such discretion is firmly in the hands of U.S. Attorneys in deciding whether to prosecute marijuana-related offenses. U.S. Attorneys could individually continue to exercise their discretion in a manner similar to that displayed under the Cole Memorandum’s guidance. Dozens of U.S. Attorneys across the country have affirmed their commitment to proceeding in this manner, or otherwise affirming that their view of federal enforcement priorities has not changed, although a few have displayed greater ambivalence.
On January 21, 2021, Joseph Biden, Jr. was sworn in as President of the United States. President Biden’s Attorney General, Merrick Garland, was confirmed by the United States Senate on March 10, 2021. It is not yet known whether the Department of Justice under President Biden and Attorney General Garland will re-adopt the Cole Memorandum or announce a substantive marijuana enforcement policy. Mr. Garland indicated at a confirmation hearing before the United States Senate that it did not seem to him to be a good use of limited resources to pursue prosecutions in states that have legalized and that are regulating the use of marijuana, either medically or otherwise. On October 6, 2022, President Biden announced “First: I’m pardoning all prior federal offenses of simple marijuana possession ... Second: I’m calling on all governors to pardon simple state marijuana possession offenses ... Third: ... I’m asking Secretary of Health and Human Services Becerra and the Attorney General to initiate the process of reviewing how marijuana is scheduled under federal law.” Unless and until the United States Congress amends the CSA with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current U.S. federal law. Currently, in the absence of uniform federal guidance, as had been established by the Cole memorandum, enforcement priorities are determined by respective United States Attorneys.
Following President Biden’s October 6, 2022, announcement, the Department of Health and Human Services (HHS) formally recommended in August 2023 that the Drug Enforcement Administration (DEA) reclassify marijuana from a Schedule I to a Schedule III controlled substance under the Controlled Substances Act (CSA). This recommendation, if adopted, would recognize cannabis as having accepted medical uses and significantly reduce regulatory burdens on the industry, including tax restrictions under Section 280E of the Code. As of early 2025, the DEA is still reviewing HHS’s recommendation but has not issued a final decision. Rescheduling to Schedule III would not legalize marijuana federally but would shift enforcement priorities and potentially open avenues for expanded research, banking access, and interstate commerce. However, cannabis would remain illegal for adult-use under federal law unless explicitly authorized by Congress. In December 2023, President Biden reaffirmed his administration’s commitment to cannabis reform, granting additional pardons for federal simple possession convictions and urging further action on criminal justice reform. Meanwhile, the SAFE Banking Act, which would allow cannabis businesses to access traditional banking services, has passed the Senate Banking Committee but remains stalled in Congress. Despite these developments, federal enforcement remains inconsistent. The Department of Justice (DOJ) has not issued a formal cannabis enforcement policy, leaving discretion to U.S. Attorneys in each jurisdiction. While federal prosecution of state-legal cannabis businesses remains rare, uncertainty persists as long as cannabis remains federally illegal.
On January 20, 2025, Donald J. Trump was sworn in for his second term as President of the United States. In the months following his inauguration, President Trump has expressed support for reclassifying marijuana from a Schedule I to a Schedule III controlled substance under federal law, acknowledging its potential medical benefits. Additionally, President Trump endorsed the legalization of marijuana in Florida, backing Amendment 3. In the November 5, 2024, election, Florida’s Amendment 3, which sought to legalize recreational marijuana for adults aged 21 and over, received 56% support from voters. However, it failed to meet the 60% supermajority threshold required to amend the state constitution, resulting in the measure’s defeat. These positions suggest a shift toward a more permissive federal stance on cannabis, though comprehensive federal legalization has not yet been proposed.
Following the Department of Health and Human Services’ 2023 recommendation, the DEA is still reviewing whether to reclassify cannabis from a Schedule I to a Schedule III controlled substance. This change would recognize medical uses and alleviate some regulatory burdens but would not fully legalize cannabis at the federal level. Delays in the DEA’s decision have led to ongoing uncertainty within the industry.
Meanwhile, legislative efforts continue, with the Cannabis Administration and Opportunity Act (CAOA) seeking to decriminalize cannabis, expunge certain convictions, and promote social equity. However, the bill faces bipartisan hurdles in Congress. Similarly, the SAFE Banking Act, aimed at providing cannabis businesses with access to traditional banking services, has been reintroduced but remains stalled, leaving many cannabis businesses operating in cash-only environments.
In December 2025, President Trump issued an Executive Order directing the U.S. Attorney General to expedite the administrative review process concerning the potential rescheduling of marijuana from Schedule I to Schedule III under the Controlled Substances Act, following a 2023 recommendation by the U.S. Department of Health and Human Services. Any such change remains subject to completion of the formal rulemaking process led by the U.S. Drug Enforcement Administration and other relevant federal agencies. As of early 2026, federal cannabis policy continues to evolve, and potential actions by the DEA or Congress could represent the most significant regulatory shift in decades. Until definitive action is taken, the cannabis industry continues to operate within a complex and fragmented regulatory environment while monitoring developments at the federal level.
In addition to federal illegality and uncertainty of state-driven legalization frameworks for cannabis operators within the U.S., it may potentially be a violation of federal anti-money laundering statutes for financial institutions to take any proceeds from the sale of cannabis or any other Schedule I controlled substance. Canadian banks are likewise hesitant to deal with cannabis companies due to the uncertain legal and regulatory framework of the industry. Banks and other financial institutions, particularly those that are federally chartered in the U.S., could be prosecuted and possibly convicted of money laundering for providing services to cannabis businesses.
Despite these laws, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 (the “FinCEN Memorandum”) outlining the pathways for financial institutions to bank state-sanctioned cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum echoed the enforcement priorities of the Cole Memorandum. Under these guidelines, financial institutions must submit a Suspicious Activity Report (“SAR”) in connection with all marijuana-related banking activities by any client of such financial institution, in accordance with federal money laundering laws. These marijuana-related SARs are divided into three categories — marijuana limited, marijuana priority, and marijuana terminated — based on the financial institution’s belief that the business in question follows state law, is operating outside of compliance with state law, or where the banking relationship has been terminated, respectively. On the same day as the FinCEN Memorandum was published, the DOJ issued a memorandum (the “2014 DOJ Memorandum”) directing prosecutors to apply the enforcement priorities of the Cole Memorandum in determining whether to charge individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related conduct. The 2014 DOJ Memorandum has been rescinded as of January 4, 2018, along with the Cole Memorandum, removing guidance that enforcement of applicable financial crimes against state-compliant actors was not a DOJ priority.
However, former Attorney General Sessions’ revocation of the Cole Memorandum and the 2014 DOJ Memorandum has not affected the status of the FinCEN Memorandum, nor has the Department of the Treasury given any indication that it intends to rescind the FinCEN Memorandum itself. Though it was originally intended for the 2014 DOJ Memorandum and the FinCEN Memorandum to work in tandem, the FinCEN Memorandum appears to be a standalone document which explicitly lists the eight enforcement priorities originally cited in the Cole Memorandum. As such, the FinCEN Memorandum remains intact, indicating that the Department of the Treasury and FinCEN intend to continue abiding by its guidance. However, in the United States, it is difficult for cannabis-based businesses to open and maintain a bank account with any bank or other financial institution.

In the U.S., the SAFE Banking Act of 2019, H.R. 1595 (“SAFE Banking Act”), was first introduced on March 7, 2019, and passed a vote on September 25, 2019, by the Committee of the Whole Congress, but failed to receive the support needed to pass the U.S. Senate. Generally, the act would let banks offer services to cannabis-related businesses. They could also offer services to those businesses’ employees. In both Canada and the U.S., transactions involving banks and other financial institutions are both difficult and unpredictable under the current legal and regulatory landscape. Legislative changes could help to reduce or eliminate these challenges for companies in the cannabis space and would improve the efficiency of both significant and minor financial transactions. The SAFE Banking Act re-emerged in March 2021, H.R. 1996, with more bipartisan support including with 180 cosponsors. On April 19, 2021, the House passed the re-introduced SAFE Banking Act in a bipartisan vote of 321 – 101, but it again stalled in the Senate. While there is strong support in the public and within Congress for the SAFE Banking Act and similar legislation, there can be no assurance that it will be passed as presently proposed or at all.
In April 2023, the bill was reintroduced as H.R. 2891 and S. 1323, with the Senate Banking Committee approving it in September 2023. In 2024, the bill was revised and rebranded as the SAFER Banking Act (S. 2860), broadening its regulatory scope. The Senate Banking Committee advanced the SAFER Banking Act in late 2024, but as of March 1, 2026, it has yet to receive a full Senate vote and has not been enacted into law. While momentum for cannabis banking reform continues, financial institutions remain restricted in providing services to the industry, creating operational challenges and cash-handling risks for cannabis businesses.
Although the Cole Memorandum and 2014 DOJ Memorandum have been rescinded, Congress has used the Joyce Amendment, previously known as the Rohrabacher-Farr and the Rohrabacher-Leahy Amendment, as a rider provision in the FY 2015, 2016, 2017, 2018, 2019, 2020, and 2021 Consolidated Appropriations Acts and accompanying stopgap spending measures to prevent the federal government from using congressionally appropriated funds to enforce federal marijuana laws against regulated medical cannabis actors operating in compliance with state and local law. President Joe Biden became the first president to propose a budget with the Joyce Amendment included. On December 29, 2022, the Joyce Amendment was renewed through the signing of the “Consolidated Appropriations Act, 2023” which extended the protections for the medical cannabis industry until September 30, 2023.
The Joyce Amendment was renewed through the signing of the Consolidated Appropriations Act, 2024 in January 2024, extending protections for the medical cannabis industry through the current fiscal year. The amendment has continued to be included in subsequent continuing resolutions and federal appropriations legislation, including funding measures for fiscal year 2025, and, as of March 2026, remains in effect. The amendment, which has been included in federal spending bills since FY 2015, prevents the Department of Justice from using congressionally appropriated funds to interfere with state-legal medical cannabis operations. However, the protection applies only to medical cannabis programs and must be renewed through future appropriations legislation, and therefore remains subject to potential lapse. However, its future remains uncertain as broader federal cannabis reform efforts, including the SAFE Banking Act and descheduling proposals, continue to face legislative challenges.
In May 2024, the U.S. Department of Justice, following a recommendation from the U.S. Department of Health and Human Services, initiated formal rulemaking proceedings to reschedule cannabis from Schedule I to Schedule III under the Controlled Substances Act. The proposed rule was published in the Federal Register and a public comment period was completed. As of March 2026, a final rule has not yet been issued and the rescheduling has not taken effect. If cannabis is ultimately rescheduled to Schedule III, such action would not constitute full federal legalization but could have significant implications for the industry, including the potential elimination of Code Section 280E limitations on the deductibility of ordinary business expenses. There can be no assurance as to the timing or outcome of this rulemaking process.
As of August 2026, more than half of U.S. states have legalized cannabis for adult use, and an even greater number permit medical cannabis. While federal prohibition remains, momentum for reform is increasing, including proposed rescheduling under the Controlled Substances Act and discussions on comprehensive legalization.
Despite the legal, regulatory, and political obstacles the cannabis industry currently faces, the industry has continued to grow. It was anticipated that the federal government would eventually repeal the federal prohibition on cannabis and thereby leave the states to decide for themselves whether to permit regulated cannabis cultivation, production and sale, just as states are free today to decide policies governing the distribution of alcohol or tobacco. However, there can be no assurance that comprehensive federal legalization or descheduling will occur.
Planet 13 intends to abide by the following to ensure compliance with the guidance provided by the Cole Memorandum:
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ensure that Planet 13’s operations are compliant with all licensing requirements as established by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions;

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ensure that Planet 13’s cannabis related activities adhere to the scope of the licensing obtained (for example, in states where cannabis is permitted only for adult-use, the products are only sold to individuals who meet the requisite age requirements);

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implement policies and procedures to ensure that cannabis products are not distributed to minors;

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implement policies and procedures in place to ensure that funds are not distributed to criminal enterprises, gangs or cartels;

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implement an inventory tracking system and necessary procedures to ensure that such compliance system is effective in tracking inventory and preventing diversion of cannabis or cannabis products into those states where cannabis is not permitted by state law, or cross any state lines in general;

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ensure that Planet 13’s state-authorized cannabis business activity is not used as a cover or pretense for trafficking of other illegal drugs, is engaged in any other illegal activity or any activities that are contrary to any applicable anti-money laundering statutes; and

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ensure that Planet 13’s products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

In addition, Planet 13 may (and frequently does) conduct background checks to ensure that the principals and management of Planet 13’s operating subsidiaries are of good character and have not been involved with other illegal drugs, engaged in illegal activity or activities involving violence, or use of firearms in cultivation, manufacturing or distribution of cannabis. Planet 13 also conducts ongoing reviews of the activities of Planet 13’s cannabis businesses, the premises on which they operate and the policies and procedures that are related to possession of cannabis or cannabis products outside of the licensed premises, including the cases where such possession is permitted by regulation.
Nevada State Law Overview
In 2000, Nevada voters passed a medical marijuana initiative allowing physicians to recommend cannabis for an inclusive set of qualifying conditions including chronic pain and created a limited non-commercial medical marijuana patient/caregiver system. Senate Bill 374, which passed the legislature and was signed by the Nevada Governor in 2013, expanded this program and established a for-profit regulated medical marijuana industry.
In 2014, Nevada accepted medical marijuana business applications and a few months later the Nevada Division of Public and Behavioral Health (the “Division”) approved 182 cultivation licenses, 118 licenses for the production of edibles and infused products, 17 independent testing laboratories, and 55 medical marijuana dispensary licenses. The number of dispensary licenses was then increased to 66 by legislative action in 2015. The application process was merit-based, competitive, and is currently closed.
Nevada has a medical marijuana program and passed adult-use legalization through the ballot box in November 2016. Under Nevada’s adult-use marijuana law, the state licensed marijuana cultivation facilities, product manufacturing facilities, distributors, retail stores and testing facilities. For the first 18 months after legalization, applications to the DOT for adult- use establishment licenses were only accepted from existing medical marijuana establishments and from existing liquor distributors for the adult-use distribution license. The Division licensed and regulated medical marijuana establishments up until July 1, 2017, when the state’s medical marijuana program merged with adult-use marijuana enforcement under the DOT. After merging medical and adult-use marijuana regulation and enforcement, the single regulatory agency was known as the “Marijuana Enforcement Division of the Department of Taxation”. The DOT oversaw regulation of cannabis operations until the CCB took over on July 1, 2020. The Nevada Cannabis Compliance Board (“CCB”) continues to serve as the sole regulatory authority for licensing, regulation and enforcement of cannabis operations in Nevada.
In February 2017, the state announced plans to issue “early start” recreational marijuana establishment licenses in the summer of 2017. These licenses expired at the end of the year and, beginning on July 1, 2017, allowed marijuana establishments holding both a retail marijuana store and dispensary license to sell their existing medical marijuana inventory as either medical or adult-use marijuana. All cannabis cultivated and infused products produced under the adult-use program that were not existing inventory at a medical marijuana dispensary were transported to retail marijuana stores utilizing a licensed retail marijuana distributor. Starting on July 1, 2017, medical and adult-use marijuana became subject to a 15% excise tax on the first wholesale sale (calculated on the fair market value) and adult-use cannabis is subject to an additional 10% special retail marijuana sales tax in addition to any general state and local sales and use taxes. These tax structures remain in effect as of March 2026, subject to potential legislative amendment.
The regular retail marijuana program began in early 2018. The Regulation and Taxation of Marijuana Act specifies that, for the first 18 months of the program, only existing medical marijuana establishment certificate holders could apply for a retail marijuana establishment license. As that restriction expired in November 2018, on December 5, 2018, the DOT expanded the application process and awarded an additional 61 licenses for retail marijuana dispensaries in Nevada. The regular program was governed by permanent regulations found in Nevada Administrative Code Sections 453A and 453D through June 30, 2020.
In early 2019, Nevada legislature passed Nevada Assembly Bill 533 (“AB533”), which authorized the formation of the CCB to be vested with the authority to license and regulate persons and establishments engaged in cannabis activities within Nevada and promulgated statutes which will replace NRS 453A and 453D effective on July 1, 2020. Those statutes are currently codified at NRS 678A, B, C and D. On July 21, 2020, the CCB adopted final Nevada Cannabis Compliance Regulations 1 through 14 (“NCCR”) which are substantially similar to the former Nevada Administrative Code Sections 453A and 453D, and continue to govern operational compliance, ownership, and licensing matters, subject to periodic amendment by the CCB.
In response to industry feedback, on October 20, 2020, the CCB amended NCCR 5 to give clarity regarding public company ownership of Nevada cannabis companies. Generally, those amendments include such companies being required to provide to the CCB notice of annual general meetings of stockholders and a non-objecting beneficial owners (“NOBO”) list as of the record date of each such meeting, and disclosure of any stockholders having 5% or greater ownership interest or that are able to exert control over a Nevada cannabis establishment. Additionally, the CCB requires an updated list of all beneficial owners, regardless of amount or type of ownership, but if a list of all beneficial owners cannot be obtained through reasonable cost and/or effort, the publicly traded company must provide an updated NOBO list as of the annual meeting record date, and explain why it cannot provide a list of all beneficial owners through reasonable cost and effort. These reporting and disclosure requirements for publicly traded cannabis companies remain in effect as of August 2026.
Nevada does not have any U.S. residency requirements with respect to license ownership, but does require background checks of all individuals having an ownership interest. Background checks are waivable at the discretion of the CCB for individuals having less than 5% ownership interest. The CCB retains authority to require investigation and suitability determinations for beneficial or direct ownership interests where deemed appropriate. Although the CCB has not chosen to exercise their authority to require a background check on ownership interests in public cannabis companies that remain under 5% and do not otherwise exercise control over a Nevada cannabis licensee, the CCB does have authority to require a licensee to investigate and submit any ownership interest, beneficial or direct, for CCB approval. For example, under Nevada cannabis laws, any beneficial holder of any of Planet 13’s securities, regardless of the number of shares, may be required to file an application, be investigated, and have his or her suitability as a beneficial holder of the voting securities determined if the CCB has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada.

In June 2023, Nevada Governor Joe Lombardo signed legislation increasing the legal possession limits for cannabis. Effective January 1, 2024, adults aged 21 and over may legally possess up to 2.5 ounces of cannabis or up to 0.25 ounces of THC concentrate, an increase from the previous limits of 1 ounce of cannabis and 0.125 ounces of THC concentrate. Additionally, the Nevada Cannabis Compliance Board (CCB) has continued to oversee the state’s cannabis industry, ensuring strict regulation of licensing and operations to protect public health and safety. The composition of the CCB may change from time to time based on gubernatorial appointments.
As of January 21, 2025, the CCB welcomed Major General Ondra L. Berry as a new board member, appointed by Governor Lombardo, who was subsequently appointed Chair of the CCB in December 2025. In January 2026, L. Kristopher Rath was appointed to the Board. During 2025, Nevada also enacted additional cannabis legislation, including Assembly Bill 76, Senate Bill 157 and Senate Bill 168, which revised certain licensing, operational, packaging, labeling and testing requirements. These developments reflect Nevada’s ongoing efforts to adapt its cannabis regulations, balancing industry growth with public safety considerations
In addition, vertical integration is neither required nor prohibited. All medical cannabis sales are made subject to the recipient holding a registry identification card issued by the State of Nevada as defined at NRS 678C.080. Planet 13 is permitted to sell medical cannabis products to non-Nevada patients as non-Nevada patients are permitted reciprocity under NRS 678C.470, subject to compliance with verification and documentation requirements imposed by the CCB.
Nevada Reporting Requirements
Nevada has selected Franwell Inc.’s METRC solution (“METRC”) as the state’s track-and-trace system used to track commercial cannabis activity and movement through the supply chain. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. For all licensed facilities, Planet 13 has designated an in-house computerized seed to sale software that integrates with METRC via an application programming interface, and captures the required data points for cultivation, production and retail as required by Nevada statutes and regulations.
Nevada Licenses and Regulatory Compliance
Planet 13 is licensed for the cultivation, production, distribution, and retail sale of cannabis and cannabis products. These licenses were formerly issued by the DOT under the provisions of Nevada Revised Statutes section 453A through June 30, 2020 and reissued by the CCB under NRS 678A, B and D starting July 1, 2020. All licenses are independently issued for each approved activity for use at Planet 13’s facilities and retail locations in Nevada.
Cannabis consumption lounges were authorized in Nevada pursuant to AB 341 in the 2021 81st Session of the Nevada Legislature. On July 9, 2021, Planet 13’s subsidiary MMDC received a notification letter of eligibility to hold a retail attached cannabis consumption lounge license from the CCB. On June 28, 2022, the CCB adopted regulations for the cannabis consumption lounge application and requirements to operate. In December 2022, Planet 13 was approved for a retail attached cannabis consumption lounge prospective license and continued to develop Planet 13’s buildout and operational plans. On April 5, 2024, Planet 13’s first consumption lounge, DAZED!, opened at its flagship Las Vegas SuperStore Entertainment Complex.
Planet 13’s licenses are in good standing and Planet 13, through MMDC, is in compliance with Nevada’s cannabis regulatory program. MMDC has responded to all CCB inspections and received approval on all corrective actions.
Planet 13 complies with applicable Nevada state licensing requirements as follows: (i) MMDC is licensed pursuant to applicable Nevada state law to cultivate, possess and/or distribute THC- bearing cannabis in Nevada; (ii) renewal dates for such licenses are docketed by legal counsel and/or other advisors; (iii) random audits of Planet 13’s business activities are conducted by the applicable Nevada state regulator and by Planet 13 to ensure compliance with applicable Nevada state law; (iv) each of Planet 13’s employees is provided with an employee handbook that outlines internal standard operating procedures in connection the cultivation, possession and distribution of cannabis to ensure that all cannabis inventory and proceeds from the sale of such cannabis are properly accounted for and tracked, including through the use of scanners to confirm each customer’s legal age and the validity of each customer’s photo identification; (v) each room that cannabis inventory and/or proceeds from the sale of such inventory enter is monitored by video surveillance; (vi) software is used to track cannabis inventory from seed to sale. Planet 13 is contractually obligated to comply with applicable Nevada state law in connection with the cultivation, possession and/or distribution of cannabis in Nevada.
All Nevada cannabis establishments must be licensed by the CCB. If applications contain all required information and after vetting of officers, establishments are issued a cannabis establishment registration certificate. In a local governmental jurisdiction that issues business licenses, the issuance by the CCB of a cannabis establishment license is considered conditional until the local government has issued a business license for operation and the establishment is in compliance with all applicable local governmental ordinances. Final licenses are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. It is important to note that conditional licenses do not permit the operation of any commercial or medical cannabis businesses. Only after a conditional licensee has gone through necessary state and local inspections, if applicable, and has received a final license from the CCB may an entity engage in cannabis business operation. The CCB limits applications for all licenses.
Planet 13 has regulatory compliance staff whose responsibilities include ensuring that the established standard operating procedures are being adhered to at each stage of the cultivation, processing and distribution cycle, to identify any non-compliance matters and to put in place the necessary modifications to ensure compliance. Planet 13’s regulatory compliance staff conducts regular unannounced audits against Planet 13’s established standard operating procedures and State of Nevada regulations.
Florida State Law Overview
In 2014, the Florida Legislature passed the Compassionate Use Act, which was the first legal medical cannabis program in the state’s history. The original Compassionate Use Act only allowed for low-THC cannabis to be dispensed and purchased by patients suffering from cancer and epilepsy. In 2016, the Legislature passed the Right To Try Act which allowed for full potency cannabis to be dispensed to patients suffering from a diagnosed terminal condition. Also in 2016, the Florida Medical Marijuana Legalization Initiative was introduced by citizen referendum and passed on November 8. This language, known as “Amendment 2,” amended the state constitution and mandated an expansion of the state’s medical cannabis program.
Amendment 2, and the resulting expansion of qualifying medical conditions, became effective on January 3, 2017. The Florida Department of Health, physicians, dispensing organizations and patients are bound by Article X Section 29 of the Florida Constitution and Florida Statutes Section 381.986. On June 9, 2017, the Florida House of Representatives and Florida Senate passed respective legislation to implement the expanded program by replacing large portions of the existing Compassionate Use Act, which officially became law on June 23, 2017.
The Florida Statutes Section 381.986(8) provides a regulatory framework that requires licensed producers, which are statutorily defined as “Medical Marijuana Treatment Centers”, to cultivate, process and dispense medical cannabis in a vertically-integrated marketplace. Florida remains one of the few large medical-only cannabis markets that mandates vertical integration at the license level
Licenses are issued by the Office of Medical Marijuana Use (“OMMU”) and must be renewed biennially. Each MMTC license authorizes statewide operations under a single vertically integrated structure. Currently, the dispensaries can be in any geographic location within the state, provided that the local jurisdiction’s zoning regulations authorize such a use, the proposed site is zoned for a pharmacy and the site is not within 500 feet of a school. Local governments may impose additional zoning or location restrictions consistent with state law.
The MMTC license permits Planet 13 to sell medical cannabis to qualified patients to treat certain medical conditions in Florida, which are delineated in Florida Statutes Section 381.986. Florida law requires Planet 13’s operations in Florida to be vertically-integrated. Under the terms of Planet 13’s Florida license, Planet 13 is permitted to sell medical cannabis only to qualified medical patients that are registered with the State. Only qualified physicians who have successfully completed a medical cannabis educational program can register patients on the Florida Office of Medical Marijuana Use Registry.
In the November 5, 2024 election, Florida’s Amendment 3, which sought to legalize adult-use cannabis for individuals aged 21 and over, received approximately 56% support from voters but failed to meet the 60% supermajority threshold required to amend the Florida Constitution. As a result, adult-use cannabis remains illegal in Florida as of March 2026. Advocacy groups have indicated potential plans to pursue a subsequent ballot initiative in a future election cycle, although there can be no assurance that any such initiative will qualify for the ballot or be approved by voters.
During 2025, Florida enacted Chapter 2025-204, Laws of Florida, which requires the OMMU to suspend or revoke the registrations of patients and caregivers in connection with certain controlled substance offenses, reflecting increased regulatory oversight of the medical cannabis program. The OMMU and other regulators have continued to emphasize strict compliance with patient eligibility, product control and vertically integrated operations. In addition, regulatory guidance and enforcement trends in 2026 have included increased scrutiny of MMTC advertising, marketing and operational practices, while additional legislative proposals remain under consideration.
As of December 31, 2025, Planet 13 operated thirty-three (33) dispensaries in Florida, serving medical cannabis patients across the state. On August 21, 2026, Planet 13 opened a Planet 13 dispensary located at 2460 Stickney Point Road in Sarasota, Florida. The approximately 2,600-square-foot dispensary expands Planet 13’s retail presence in the Florida market.
Florida Reporting Requirements
Florida law requires the OMMU to establish, maintain, and control a computer software tracking system that traces cannabis from seed to sale and allows real-time, 24-hour access by the OMMU to such data. The tracking system must allow for integration of other seed-to-sale systems and, at a minimum, include notification of certain events, including when marijuana seeds are planted, when marijuana plants are harvested and destroyed and when cannabis is transported, sold, stolen, diverted, or lost. Each medical marijuana treatment center shall use the seed-to-sale tracking system established by the OMMU or integrate its own seed-to-sale tracking system with the seed-to-sale tracking system established by the OMMU. The state of Florida selected BioTrackTHC as its computerized track-and-trace system for seed-to-sale reporting. Individual licensees, whether directly or through third-party integration systems, are required to push data to the state to meet all reporting requirements.
Additionally, the OMMU maintains a patient and physician registry and the licensee must comply with all requirements and regulations relative to the provision of required data or proof of key events to said system to retain its license.
Florida requires all MMTCs to abide by representations made in their original application to the State of Florida or any subsequent variances to same. Any changes or expansions of previous representations and disclosures to the OMMU must be approved by the OMMU via a variance process.
Security and Storage Requirements
Adequate outdoor lighting is required from dusk to dawn for all MMTC facilities. 24-hour per day video surveillance is required and all MMTCs must maintain at least a rolling 45-day period that is made available to law enforcement and the OMMU upon demand. Alarm systems must be active at all times for all entry points and windows. Interior spaces must also have motion detectors, and all cameras must have an unobstructed view of key areas. Panic alarms must also be available for employees to be able to signal authorities when needed.
In dispensaries, the MMTC must provide a waiting area with a sufficient seating area. There must also be a minimum of one private consultation/education room for the privacy of the patient(s) and their caregiver (if applicable). The MMTC may only dispense products between 7:00 am and 9:00 pm. All active products must be kept in a secure location within the dispensary and only empty packaging may be kept in the general area of the dispensary which is readily accessible to customers and visitors. No product or delivery devices may be on display in, or visible from, the waiting area.

An MMTC must at all times provide secure and logged access for all cannabis materials. This includes approved vaults or locked rooms. There must be at least two employees of the MMTC or an approved security provider on site at all times where cultivation, processing, or storing of cannabis occurs. All employees must wear proper identification badges and visitors must be logged in and wear a visitor badge while on the premises. The MMTC must report any suspected activity of loss, diversion or theft of cannabis materials within 24 hours of becoming aware of such an occurrence.
Florida Transportation Requirements
When transporting cannabis to dispensaries or to patients, a manifest must be prepared and transportation must be done using an approved vehicle. The cannabis must be stored in a separate, locked area of the vehicle and at all times while in transit there must be two people in a delivery vehicle. During deliveries, one person must remain with the vehicle. The delivery employees must at all times have identification badges. The manifest must include the following information: (i) departure date and time; (ii) name, address and license number of the originating MMTC; (iii) name and address of the receiving entity; (iv) the quantity, form and delivery device of the cannabis; (v) arrival date and time; (vi) the make, model and license plate of the delivery vehicle; and (vii) the name and signatures of the MMTC delivery employees. These manifests must be kept by the MMTC for inspection for up to three years. During the delivery, a copy of the manifest is also provided to the recipient.
OMMU Inspections in Florida
The OMMU may conduct announced or unannounced inspections of MMTC’s to determine compliance with applicable laws and regulations. The OMMU is to inspect an MMTC upon receiving a complaint or notice that the MMTC has dispensed cannabis containing mold, bacteria, or other contaminants that may cause an adverse effect to humans or the environment. The OMMU is to conduct at least a biennial inspection of each MMTC to evaluate the MMTC’s records, personnel, equipment, security, sanitation practices, and quality assurance practices.
Florida License and Regulatory Compliance
Planet 13, through its subsidiary, VidaCann holds the MMTC license and is in compliance with applicable licensing requirements and the regulatory framework enacted by the State of Florida. Planet 13 has retained Florida regulatory consultants with experience to advise Planet 13 on regulatory requirements and updates in that state.
Illinois State Law Overview
In June 2019, Illinois passed the Cannabis Regulation and Tax Act (“CRTA”), which legalized cannabis for recreational use and created one of the largest adult use markets in the country. The law went into effect on June 25, 2019, and adult use sales of cannabis began in the state on January 1, 2020. Under the CRTA, existing medical cannabis license holders were allowed to apply for Early Approval Adult Use Dispensing Organization (“EAAUDO”) licenses to be able to sell adult use product at existing medical cannabis dispensaries (known as “co-located” or “same site” dispensaries). Existing medical operators also received the privilege of opening a secondary adult use only retail dispensary for every medical cannabis dispensary location already existing in the operator’s portfolio. All EAAUDO license holders were also required to commit to Illinois’s groundbreaking Social Equity program either through a financial contribution, grant agreement, donation, incubation program, or sponsorship program.
The CRTA also authorized the issuance of an additional 75 Adult Use Dispensing Organization (“AUDO”) licenses, 40 craft grower licenses as well as infuser and transporter licenses in 2020. Generally speaking, these licenses were to be awarded via a competitive application process. The CRTA provided a significant advantage to applicants that qualified as a “Social Equity Applicant” under the CRTA. In addition, the CRTA authorized issuance up to 110 additional AUDO licenses and 60 craft grower licenses by December 21, 2021. However, due the COVID-19 pandemic, litigation relating to the application process, and the passage of H.B. 1443, which amended the CRTA, the issuance of new cannabis licenses in Illinois was delayed until July 2021. By June 2022, the Illinois Department of Agriculture (“IDOA”) has issued approximately 88 craft grower licenses in several tranches, along with infuser and transporter licenses.

Certain unsuccessful craft grow applicants filed legal challenges relating to the application and scoring process. These matters were consolidated for administrative purposes. As of March 2026, Illinois has continued to advance licensing under the CRTA framework, although litigation and administrative proceedings relating to prior application rounds have contributed to delays and regulatory complexity. There can be no assurance that additional legal challenges will not arise in connection with future licensing rounds.
On September 3, 2021, the Illinois Department of Financial and Professional Regulation (“IDFPR”) announced that 185 Conditional AUDO licenses have been awarded through three license lotteries that took place on July 29, 2021, August 5, 2021, and August 19, 2021 respectively. These Conditional AUDO licenses were ultimately issued to the respective winners in July 2022. Conditional AUDO license holders are required to site and operationalize their dispensaries within 360 days of license receipt. Illinois regulators have provided certain administrative extensions to conditional license holders in response to litigation, zoning challenges, financing constraints, and market conditions. As of March 2026, the Illinois adult-use retail market continues to mature as conditional licensees transition to full operational status.
During 2025, Illinois transitioned to a new statewide seed-to-sale track-and-trace system, Metrc, to enhance inventory control, sales reporting and regulatory oversight across the cannabis supply chain. The state also adopted updated adult-use cannabis regulations providing additional clarity for licensees and operators and continues to evaluate legislative changes affecting taxation, licensing and product definitions. Illinois has experienced ongoing challenges related to licensing and social equity participation, including delays in the issuance of certain licenses, while unregulated hemp-derived THC products remain outside the state’s primary regulatory framework.
Illinois Reporting Requirements
In February 2025, the State of Illinois announced that it had contracted with Metrc to replace BioTrack as the State’s seed-to-sale cannabis tracking system. Illinois implemented the transition through a phased process during 2025, and the transition was completed by July 1, 2025. All licensed cannabis businesses in Illinois are required to use the State’s seed-to-sale tracking system to track cannabis products throughout the supply chain, including cultivation, manufacturing, transportation, testing and retail sales. Cannabis plants and packages are tracked in Metrc using radio frequency identification tags, and licensees are required to comply with applicable inventory-tracking, reporting and other Metrc requirements.
Illinois Licenses and Regulatory Compliance
Illinois allows for five types of cannabis businesses within the state: (1) cultivation centers; (2) craft growers; (3) infusers; (4) transporters which are regulated by the IDOA. Fifth are dispensaries, which are regulated by IDFPR.
All cultivation, infusing, and transporter establishments must register with IDOA. All dispensaries must register with the IDFPR. If applications contain all required information, establishments are issued a marijuana establishment registration certificate. Registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. Pursuant to Illinois law, registration renewal applications must be received 45 days prior to expiration and may be denied if the license has a history of non-compliance and penalties.
The cultivation licenses permit a licensee to acquire, possess, cultivate, manufacture and process cannabis into edible products and cannabis-infused products. Cultivators can transfer, have tested, supply or sell cannabis and cannabis products and related supplies to licensed dispensaries, craft growers, and infusers. Infusing licenses permit a licensee to acquire and possess distillate from a licensed cultivator or craft grower and to manufacture edible and cannabis-infused products. Infusers can transfer, have tested, supply or sell cannabis and cannabis products to dispensaries. The transporter license permits a licensee to transport cannabis and cannabis products to and from licensed entities.
The retail dispensary license permits Planet 13 to purchase cannabis and manufactured cannabis products from licensed cultivation facilities, craft growers, and infusing organizations and to sell such products to adult consumers (21 years old or older).

On August 5, 2021, Planet 13, through its subsidiary, Planet 13 Illinois, in which entity Planet 13 held a minority interest, won a Conditional Adult Use Dispensing Organization License in the Chicago-Naperville-Elgin region, the most populated region of Illinois. The conditional license was issued to Planet 13 Illinois on July 22, 2022. Such a license ceases to be “conditional” once it is tethered to an approved location, which occurred effective November 22, 2023.
On February 7, 2023, and upon the receipt of regulatory approval from IDFPR, Planet 13 exercised Planet 13’s option to purchase the majority interest of Planet 13 Illinois. As such, Planet 13 is now the 100% owner of that license holding entity.
In October 2026, Planet 13, through its subsidiary Planet 13 Illinois, received a Registered Medical Cannabis Dispensing Organization license for its existing adult-use dispensary located at 4000 Northpoint Blvd., Waukegan, Illinois. The license, License No. 280.000162-DISP, permits the Waukegan dispensary to dispense medical cannabis in addition to serving the adult-use market.
Compliance with State Law
Planet 13 is in compliance with Nevada, Illinois, and Florida laws and the related licensing framework. Planet 13 uses reasonable commercial efforts to confirm, through the advice of Planet 13’s General Counsel and local consultants, through the monitoring and review of Planet 13’s business practices, and through regular monitoring of changes to U.S. Federal enforcement priorities, that Planet 13’s businesses are in compliance with applicable licensing requirements and the regulatory frameworks enacted by the states in which Planet 13 operates. Planet 13 works with external legal advisors in Nevada, Illinois, and Florida to ensure that Planet 13 and Planet 13’s subsidiaries are in compliance with applicable state laws, including:
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frequent correspondence and updates with advisors;

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development and maintenance of standard operating procedures with respect to dispensing, cultivation, processing and distribution;

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ongoing monitoring of compliance with operating procedures and regulations by on-site management;

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appropriate employee training for all standard operating procedures; and

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subscription to monitoring programs to ensure compliance with the FinCEN Memorandum.

Planet 13 has not received any noncompliance orders, citations or notices of violation that remain uncorrected or that may have an ongoing impact on Planet 13’s licenses, business activities or operations.
Each new license received by Planet 13 undergoes both internal and independent reviews, and is subject to all compliance monitoring and requirements that are applied to existing licenses held or controlled by Planet 13. While Planet 13’s business activities are compliant with applicable state and local law, such activities remain illegal under United States federal law.
Storage and Security
To ensure the safety and security of cannabis business premises and to maintain adequate controls against the diversion, theft, and loss of cannabis or cannabis products, Planet 13 does the following in full compliance with state statutes and regulations:
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have an enclosed, locked facility, with appropriate entrance security;

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train employees in security measures and controls, emergency response protocol, confidentiality requirements, safe handling of equipment, procedures for handling products, as well as the differences in strains, methods of consumption, methods of cultivation, methods of fertilization and methods for health monitoring;

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install sophisticated, regulatory-compliant security equipment to deter and prevent unauthorized entrances;

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install security alarms to alert local law enforcement of unauthorized breach of security; and

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implement security procedures that:

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restrict access of the establishment to only those persons/employees authorized to be there;

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deter and prevent theft;

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provide identification (badge) for those persons/employees authorized to be in the establishment;

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prevent loitering;

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require and explain electronic monitoring; and

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require and explain the use of automatic or electronic notification to alert local law enforcement of an unauthorized breach of security.

Regulatory Risks
The U.S. cannabis industry is highly regulated, highly competitive and evolving rapidly. As such, new risks may emerge, and management may not be able to predict all such risks or be able to predict how such risks may impact on actual results.
Participants in the U.S. cannabis industry will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may result in additional costs for corrective measures, penalties or restrictions of operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on Planet 13’s business, results of operations and financial condition. Further, Planet 13 may be subject to a variety of claims and lawsuits. Adverse outcomes in some or all of these claims may result in significant monetary damages or injunctive relief that could adversely affect Planet 13’s ability to conduct Planet 13’s business. The litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future. A material adverse impact on Planet 13’s financial statements also could occur for the period in which the effect of an unfavorable outcome becomes probable and reasonably estimable.
The U.S. cannabis industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond Planet 13’s control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies which may be imposed. Changes in government levies, including taxes, could reduce Planet 13’s earnings and could make future growth uneconomic. The industry is also subject to numerous legal challenges, which may significantly affect Planet 13’s financial condition and which cannot be reliably predicted.
Planet 13 expects to derive all of Planet 13’s revenues from the U.S. cannabis industry, which industry is illegal under U.S. federal law. As a result of the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses in the U.S. are subject to inconsistent legislation and regulation. Planet 13 began its operations in the State of Nevada, which has legalized the medical and adult-use of cannabis, and has expanded or plans to expand in other states with licensed cannabis opportunities. The U.S. federal government has not enacted similar legislation and the cultivation, sale and use of cannabis remains illegal under federal law pursuant to the CSA. The federal government of the U.S. has specifically reserved the right to enforce federal law in regard to the sale and disbursement of medical or adult-use cannabis even if state law sanctioned such sale and disbursement. It is presently unclear whether the U.S. federal government intends to enforce federal laws relating to cannabis where the conduct at issue is legal under applicable state law. This risk was further heightened by the revocation of the Cole Memorandum in January 2018. See “United States Federal Law Overview.”
Further, there can be no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local government authorities will not limit the applicability of state laws within their respective jurisdictions. It is also important to note that local and city ordinances may strictly limit and/or restrict the distribution of cannabis in a manner that will make it extremely difficult or impossible to transact business in the cannabis industry. If the U.S. federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, then Planet 13’s business would be materially and adversely affected.

U.S. federal actions against any individual or entity engaged in the cannabis industry or a substantial repeal of cannabis related legislation could adversely affect Planet 13. Planet 13’s involvement in the medical and adult-use cannabis industry is illegal under the applicable federal laws of the United States and may be illegal under other applicable law. There can be no assurances the federal government of the United States or other jurisdictions will not seek to enforce the applicable laws against Planet 13. The consequences of such enforcement would be materially adverse to Planet 13’s business and could result in the forfeiture or seizure of all or substantially all of Planet 13’s assets.
Nature of Planet 13’s Involvement in the U.S. Cannabis Industry
Planet 13 is actively engaged in the cultivation, manufacturing, production, possession, use, sale, and distribution of cannabis for both medical and adult use in Nevada, for medical use only in Florida, and in the dispensing of adult-use cannabis in Illinois.
As previously stated, violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on Planet 13, including Planet 13’s reputation and ability to conduct business, the listing of Planet 13’s securities on any stock exchange, Planet 13’s financial position, operating results and profitability. In addition, it is difficult for Planet 13 to estimate the time or resources that would be needed for the investigation of any such matters or their final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. The approach to the enforcement of cannabis laws may be subject to change or may not proceed as previously outlined.
Planet 13’s operations in the U.S. cannabis industry are presently only in the States of Nevada, Illinois and Florida. Planet 13 may expand its operations outside of Nevada, Illinois and Florida and intends to restrict such future expansion to: (i) only those states that have enacted laws legalizing cannabis; and (ii) only those states where Planet 13 can comply with state (and local) laws and regulations and has the licenses, permits or authorizations to properly carry on each element of Planet 13’s business.
Anti-Money Laundering Laws and Regulations
Planet 13 is subject to a variety of laws and regulations in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (“Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.
Planet 13’s activities, and any proceeds thereof, may be considered proceeds of crime due to the fact that cannabis remains illegal federally in the U.S. This may restrict Planet 13’s ability to declare or pay dividends or effect other distributions. Furthermore, while Planet 13 has no current intention to declare or pay dividends on Planet 13 common stock in the foreseeable future, Planet 13 may decide to, or be required to, suspend declaring or paying dividends without advance notice and for an indefinite period of time.

PLANET 13 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This management’s discussion and analysis (“MD&A”) of the financial condition and results of operations of Planet 13 is for the three and six months ended June 30, 2026. It is supplemental to, and should be read in conjunction with, Planet 13’s unaudited condensed interim consolidated financial statements for the three and six months ended June 30, 2026 and 2025, and the accompanying notes presented herein. Planet 13’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Financial information presented in this MD&A is presented in United States dollars (“$”, “USD” or “US$”), unless otherwise indicated.
In this MD&A, unless the context otherwise requires, the term “Planet 13” refers to Planet 13 Holdings Inc. together with its wholly owned subsidiaries.
This MD&A contains certain “forward-looking statements” and certain “forward-looking information” as defined under applicable United States and Canadian securities laws. Please refer to the discussion of forward-looking statements and information set out under the heading “Cautionary Note Regarding Forward-Looking Statements,” identified in this proxy statement/prospectus and in the Annual Report on Form 10-K for the year ended December 31, 2025 and the subsequent Quarterly Reports on Form 10-Q. As a result of many factors, our actual results may differ materially from those anticipated in these forward-looking statements and information.
Overview
Planet 13 is a multi-state cannabis operator with licenses to operate in Nevada, Florida, and Illinois. Planet 13 is headquartered in Las Vegas, Nevada.
As of June 30, 2026, Planet 13 employed approximately 650 people and remain focused on providing its customers with the best products, best services, and an experiential shopping experience at its superstore-themed dispensary while expanding its products and sales through neighborhood stores. Each of its state operations is held in state-focused subsidiaries: (a) Newtonian Principles, Inc. for California-licensed cannabis dispensing and distribution activities, (b) Next Green Wave, LLC for California-licensed cannabis cultivation and production activities, (c) MM Development Company, Inc. for all licensed Nevada cannabis cultivation, production, distribution, and dispensing, (d) VidaCann which holds its Florida Medical Marijuana Treatment Center license, and (e) Planet 13 Illinois which holds an Illinois social-equity justice impaired dispensing license. Planet 13 has focused on its large-store dispensing stores as superstores which offer an experiential approach to its customers, including drones, robotics, 3-D mapping projection, cannabis-culture inspired social-media backdrops for customer interaction, customer-facing production, one-on-one sales staffing and customer education, and other interactive marketing elements to differentiate from more traditional dispensing locations, which we refer to herein as “neighborhood stores”. Each of its cannabis facilities is state-licensed as an adult-use cannabis facility, a medical cannabis facility, or a dual-use facility, allowing for both adult-use and medical cannabis licensed activity, as designated below in the state-by-state breakdown.
On July 26, 2026, Planet 13 entered into the merger agreement with Vireo Growth and Merger Sub, pursuant to which, subject to the terms and conditions of the merger agreement, Vireo Growth will, as a result of the merger contemplated thereby, acquire all of the issued and outstanding equity interests of Planet 13. Pursuant to the merger agreement, Merger Sub will be merged with and into Planet 13, with Planet 13 surviving as a direct wholly owned subsidiary of Vireo Growth.
The Planet 13 board, acting on the unanimous recommendation of the Planet 13 special committee, among other things, determined that the merger agreement and the transactions contemplated thereby are fair to, and in the best interests of, Planet 13 and its stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for adoption at a special meeting of such stockholders, and unanimously recommended that Planet 13 stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and “FOR”

the proposal to adjourn the special meeting, if necessary or appropriate. For a more detailed discussion of the voting agreements, see “The Merger Agreement” beginning on page 105.
Nevada
As of June 30, 2026, Planet 13 held the following licensed operations in Nevada: (a) one dual-licensed dispensary superstore adjacent to the Las Vegas Strip with 24,000 square feet of licensed dispensary, (b) one adult-use “neighborhood store” at 2,300 square feet of licensed dispensary, (c) three dual-licensed production facilities, one of which is co-located and customer-facing at the Las Vegas SuperStore Entertainment complex with 18,500 square feet of licensed production, (d) three dual-licensed cultivation facilities, one with approximately 16,100 square foot indoor cultivation facility under perpetual harvest cycle, a second with 45,000 square feet co-located with its production license at that facility, and a small-indoor rural site in Beatty, Nevada that is expandable up to 2,300,000 square feet of greenhouse located on 80-acres owned by us, also co-located with its production license at that facility, and (e) one cannabis distribution license and (f) one cannabis consumption license operating as DAZED! Consumption lounge, a 3,000 square foot location inside the Planet 13 Las Vegas Superstore Entertainment complex. Of the three Nevada cultivation facilities, Planet 13 is currently only utilizing one, the 45,000 sq ft shared use cultivation/production facility, while the other two facilities are dark and reserved for future expansion, or potential sale.
At the Planet 13 Las Vegas Superstore Entertainment complex, Planet 13 also offers ancillary services to its customers, including a restaurant with a liquor license, and a retail store, which sells branded merchandise products and other non-regulated items in its facility.
California
As of June 30, 2026, Planet 13 held the following licenses in California: One dual-use and two adult-use cultivation licenses along with a nursery license and distribution license. Planet 13 has discontinued operations at both its Orange County, California retail store, as well as its Coalinga California cultivation facility, pending transfer and sale of the licenses, which was completed on August 3, 2026.
Florida
As of June 30, 2026, Planet 13 is continuing capital outlays to utilize its Florida MMTC license issued by the Florida Department of Health that was acquired through Planet 13’s acquisition of VidaCann. Licensed MMTCs are vertically integrated and the only businesses in Florida authorized to dispense medical marijuana cannabis to qualified patients and caregivers. MMTCs are authorized to cultivate, process, transport and dispense medical marijuana. As of December 31, 2025 there were 22 companies with MMTC licenses in Florida, many of which are not yet operational. License holders are not subject to restrictions on the number of dispensaries that may be opened or on the number or size of cultivation and processing facilities they may operate. On September 15, 2023, Planet 13 recorded an impairment charge of $32,750,466 against its previously acquired Florida MMTC License to reflect the value of the Florida MMTC License as of the date Planet 13 domesticated to Nevada. Planet 13 recognized an additional impairment of $7,197,418, that brought the carrying value of its Florida MMTC License to $9,000,000, as of December 31, 2023. The amount was equal to the sale price negotiated with a third party who acquired the license from Planet 13 on May 6, 2024, prior to Planet 13 closing the acquisition of VidaCann on May 10, 2024. The VidCann acquisition added a cultivation and processing facility, a production facility and a twenty-six (26) retail store network, to which Planet 13 has added seven (7) additional locations, bringing the total number of medical dispensaries Planet 13 operates in Florida to thirty three (33).
As part of its Florida expansion, Planet 13 has entered into two leases for additional dispensing locations in Florida, which remain subject to completion of tenant improvements and regulatory inspection prior to sales to customers. The first location in Sarasota became operational on August 21, 2026, which will be followed by the second location in St. Petersburg, which will begin construction in the second half of 2026.

Illinois
On August 5, 2021, Planet 13 Illinois won a Conditional Adult Use Dispensing Organization License in the Chicago-Naperville-Elgin region from the Illinois Department of Financial and Professional Regulation. The conditional license was issued to Planet 13 Illinois on July 22, 2022. At the time the license was awarded, Planet 13 owned 49% of Planet 13 Illinois and 51% was owned by Frank Cowan.
On August 5, 2022, Planet 13 entered into an option purchase agreement that gave Planet 13 the option to purchase 51% of Planet 13 Illinois that it did not already own from Frank Cowan for $866,250 in cash and 1,063,377 common shares of Planet 13. The option was exercisable at Planet 13’s discretion for a period of two years.
On February 7, 2023, Planet 13 exercised and closed its option to purchase Mr. Cowan’s 51% interest in Planet 13 Illinois. On February 3, 2023, Planet 13 closed on the purchase of a dispensary location in the town of Waukegan, a suburb of the greater Chicago area, and on December 4, 2023, opened the Planet 13 Illinois dispensary to the public.
As of June 30, 2026, Planet 13 operates one Planet 13 branded dispensary in Waukegan, Illinois. Planet 13 has plans to leverage its resources in Illinois by introducing its exclusive line of products through licensing agreements for sale at its retail store and wholesale throughout Illinois in 2026.
Competitive Conditions
The markets in which Planet 13 operates are highly competitive, with increasing competition from larger, better financed companies, as well as new entrants. Competition has become more intense as competitors offer an increasing number of diversified products and engage in price competition in all markets. Planet 13 is committed to enhancing the customer experience through events, exclusive product offerings, improved pricing and enhancements to its loyalty program to help attract and retain customers in light of this competitive environment.
Planet 13 expects to continue to focus on several areas, including customer experience, product innovation, production efficiencies, marketing and branding, and ongoing cost control and reductions. The management team constantly monitors ongoing developments in the cannabis and related industries to help us remain competitive. Planet 13 has been closely tracking the illicit market for cannabis and manufacturers and retailers of intoxicating hemp products as the illicit market also has a direct financial impact on its business.
Recent Developments
On April 23, 2026, the U.S. Department of Justice (DOJ) officially moved marijuana from Schedule I to Schedule III of the Controlled Substances Act. This recognizes the drug has accepted medical uses and a lower potential for abuse, a major departure from its previous treatment as a drug with no medical value. The order immediately applies to FDA-approved products and state-licensed medical marijuana. A new expedited administrative hearing process is expected to begin on June 29, 2026, to consider further, broader rescheduling. This shift is expected to provide significant tax relief to state-licensed cannabis businesses, allowing them to deduct business expenses that were previously prohibited under IRS rule 280E. The reclassification aims to ease federal restrictions, enabling more rigorous scientific research and expanding access for patients.

Results of Operations for the Three Months Ended June 30, 2026 and 2025
	Three Months Ended
Expressed in USD$	June 30, 2026	June 30, 2025	Percentage Change
Revenue
Net revenue	22,859,292	26,854,361	(14.9)%
Cost of Goods Sold	(10,535,184)	(15,195,868)	(30.7)%
Gross Profit	12,324,108	11,658,493	5.7%
Gross Profit Margin %	53.9%	43.4%
Expenses
General and Administrative	11,331,216	13,641,035	(16.9)%
Sales and Marketing	1,325,367	1,625,971	(18.5)%
Lease expense	1,108,257	1,382,068	(19.8)%
Depreciation and Amortization	1,443,073	1,835,289	(21.4)%
Total Expenses	15,207,913	18,484,363	(17.7)%
Income (Loss) From Operations	(2,883,805)	(6,825,870)	(57.8)%
Other Income (Expense):
Interest expense, net	(95,557)	(377,290)	(74.7)%
Foreign exchange gain (loss)	—	(224)	(100.0)%
Other income, net	261,170	325,704	(19.8)%
Total Other Income	165,613	(51,810)	(419.7)%
Loss for the period before tax	(2,718,192)	(6,877,680)	(60.5)%
Provision for income tax (current and deferred)	(2,868,254)	(6,423,562)	(55.3)%
Loss for the period	(5,586,446)	(13,301,242)	(58.0)%
Loss per share for the period
Basic and fully diluted income (loss) per share	$(0.02)	$(0.04)
Weighted Average Number of Shares Outstanding
Basic and diluted	330,658,007	325,362,689
	Six Months Ended
Expressed in USD$	June 30, 2026	June 30, 2025	Percentage Change
Revenue
Net revenue	43,951,522	54,886,168	(19.9)%
Cost of Goods Sold	(22,213,801)	(31,220,170)	(28.8)%
Gross Profit	21,737,721	23,665,998	(8.1)%
Gross Profit Margin %	49.5%	43.1%
Expenses
General and Administrative	22,538,643	27,657,723	(18.5)%
Sales and Marketing	2,526,542	3,172,989	(20.4)%
Lease expense	2,320,403	2,686,961	(13.6)%
Depreciation and Amortization	2,912,292	3,586,719	(18.8)%
Total Expenses	30,297,880	37,104,392	(18.3)%
Income (Loss) From Operations	(8,560,159)	(13,438,394)	(36.3)%
Other Income (Expense):
Interest expense, net	(174,625)	(553,701)	(68.5)%
Foreign exchange gain (loss)	—	(3,113)	(100.0)%
Other income, net	2,104,789	5,304,227	(60.3)%
Total Other Income	1,930,164	4,747,413	(59.3)%
Loss for the period before tax	(6,629,995)	(8,690,981)	(23.7)%
Provision for income tax (current and deferred)	(7,052,253)	(6,657,428)	5.9%
Loss for the period	(13,682,248)	(15,348,409)	(10.9)%
Loss per share for the period
Basic and fully diluted income (loss) per share	$(0.04)	$(0.05)
Weighted Average Number of Shares Outstanding
Basic and diluted	329,284,327	325,311,866

Three and Six Months Ended June 30, 2026 Compared to the Three and Six Months Ended June 30, 2025
Revenue, net of Discounts
Net revenue for the three months ended June 30, 2026 was $22,859,292 vs $21,092,230 in the prior quarter for a sequential increase of 8.4% or $1,767,062. Planet 13, however experienced a 14.9% decrease in net revenue of $3,995,069 from $26,854,361 in the comparable prior year period. Net Revenue during the six months ended June 30, 2026 was $43,951,522, a 19.9% decrease of $10,934,646 when compared to the prior year period of $54,886,168.
The quarter over quarter sequential increase was primarily driven by a 17.1% revenue increase in the Florida market vs the prior quarter. The year over year decreases in net revenue were primarily driven by the Planet 13’s exit from the California market with the wholesale portion substantially complete at the end of 2025 and the final day of sales at the dispensary on February 10, 2026. California revenue represented approximately $6,500,000 of the overall $10,934,646 revenue decline vs prior year with the majority of the remaining decrease coming from the Nevada market. Planet 13 experienced ongoing price compression in all markets driven by additional competition and the persistent impact of the illicit market.
In Nevada, Planet 13 saw a reduction in the number of customers at the Planet 13 Las Vegas Superstore compared to the prior year, and decreases in revenue from both retail and wholesale operations, as tourism in Las Vegas has continued to be challenged in 2026. In particular, the flower category suffered from intense price compression and oversupply in the market, negatively impacting both retail and wholesale revenue in the period. Planet 13 believes that the decline in tourism in Las Vegas, combined with an overall reduction in the disposable income of its customers during the six months ended June 30, 2026, had a negative impact on the number of tourists and local customers visiting the Planet 13 Las Vegas Superstore and its other retail locations. Planet 13 is focused on driving customer traffic to the Las Vegas Superstore location with local marketing efforts, partnerships with taxi cab and rideshare drivers and targeting high impact events such as certain concerts, events at the Sphere, and EDC, among others.
Details of net revenue by product category are as follows:
	Three Months Ended
	June 30, 2026	June 30, 2025	Percentage Change
Flower	$9,427,061	$9,909,426	(4.9)%
Concentrates	8,130,275	8,502,085	(4.4)%
Edibles	4,042,164	4,946,637	(18.3)%
Topicals and Other Revenue	696,325	839,688	(17.1)%
Wholesale	563,467	2,656,525	(78.8)%
Net revenue	$22,859,292	$26,854,361	(14.9)%
	Six Months Ended
	June 30, 2026	June 30, 2025	Percentage Change
Flower	$17,673,631	$20,150,433	(12.3)%
Concentrates	15,392,139	17,214,786	(10.6)%
Edibles	7,459,132	9,134,511	(18.3)%
Topicals and Other Revenue	1,943,076	2,327,907	(16.5)%
Wholesale	1,483,544	6,058,531	(75.5)%
Net revenue	$43,951,522	$54,886,168	(19.9)%
Gross Profit
Gross profit margin for the six months ended June 30, 2026 was 49.5% compared to 43.1% for the six months ended June 30, 2025. Overall gross profit was $21,737,721 and $23,665,998 for the six months ended June 30, 2026 and 2025 respectively, a decrease of 8.1%. The increase in gross profit margin percentage was offset by the 19.9% decrease in Net Revenue vs the prior year.
The increase in gross profit margin percentage for the six months ended June 30, 2026 was the result of several factors including: the exit from California wholesale, the cost reductions in Nevada cultivation and improvements in third party procurement in Nevada. Planet 13 also had a positive, one-time adjustment to its inventory reserve balance of $1,000,000 in the quarter as increased sales in Florida is helping work through the excess WIP inventory carrying over from 2025. Without the inventory reserve adjustment, gross profit margin would have been 49.5% for the three month and 47.2% for the six month periods. Planet 13 expects margins to continue to improve from this level going forward due to continued efforts in Nevada, and as Florida begins to scale and BHO products are introduced.
General and Administrative Expenses
General and Administrative (“G&A”) expenses (which includes non-cash share-based compensation expenses), decreased by 18.5% during the six months ended June 30, 2026, when compared to the six months ended June 30, 2025. The decrease in G&A expenses across board was the result of the focused cost cutting initiatives undertaken by Planet 13 during 2025 now showing in the results. Overall, excluding non-cash share-based compensation expenses, G&A expenses as a percentage of revenue equaled 48.2% for the six months ended June 30, 2026, compared to 49.4% for the six months ended June 30, 2025.
A detailed breakdown of G&A expenses is as follows:
	Three Months Ended
	June 30, 2026	June 30, 2025	Percentage Change
Salaries and wages	$4,323,766	$5,360,929	(19.3)%
Share-based compensation expense	661,230	497,296	33.0%
Executive compensation	768,456	988,723	(22.3)%
Licenses and permits	480,005	644,582	(25.5)%
Payroll taxes and benefits	986,299	1,196,604	(17.6)%
Supplies and office expenses	178,556	206,544	(13.6)%
Subcontractors	455,519	562,969	—%
Professional fees (legal, audit and other)	1,198,477	1,716,957	(30.2)%
Miscellaneous general and administrative expenses	2,278,908	2,466,431	(7.6)%
	$11,331,216	$13,641,035	(16.9)%
	Six Months Ended
	June 30, 2026	June 30, 2025	Percentage Change
Salaries and wages	$8,726,178	$11,239,533	(22.4)%
Share-based compensation expense	1,355,493	557,627	143.1%
Executive compensation	1,493,326	2,088,663	(28.5)%
Licenses and permits	1,031,440	1,346,618	(23.4)%
Payroll taxes and benefits	2,013,056	2,584,093	(22.1)%
Supplies and office expenses	329,207	536,141	(38.6)%
Subcontractors	949,080	1,198,029	(20.8)%
Professional fees (legal, audit and other)	2,179,933	2,980,463	(26.9)%
Miscellaneous general and administrative expenses	4,460,930	5,126,556	(13.0)%
	$22,538,643	$27,657,723	(18.5)%
Non-cash, share-based compensation of $661,230 was recognized during the three months ended June 30, 2026, increasing from $497,296 that was recognized during the three months ended June 30, 2025.

The increase is primarily attributable to the 13,673,635 Restricted Share Units (“RSUs”) that were granted on March 31, 2025. These amounts are non-cash, and the expense is recognized in accordance with the vesting schedule of the underlying RSUs. See Note 12 to Planet 13’s audited consolidated financial statements filed with Planet 13’s Annual Report on Form 10-K for the year ended December 31, 2025, for additional details on the assumptions used to calculate fair value as well as information regarding the vesting of the various components of the non-cash share-based compensation.
Sales and marketing expenses decreased by 18.5% or $300,604 during the three months ended June 30, 2026 compared to the three months ended June 30, 2025. The decrease in marketing expenses was a result of the Planet 13’s overall cost reduction efforts, partially offset by the cost of efforts to drive increased customer traffic to the Planet 13 Las Vegas Superstore.
Lease expense decreased by 19.8% during the three months ended June 30, 2026, when compared to the three months ended June 30, 2025. The decrease in Lease expense is primarily due to the exit from the Orange County, California dispensary, which was completed on February 10, 2026, the exit from administrative office space in Nevada and two unprofitable store locations in Miami Florida.
Depreciation and amortization decreased by 21.4% during the three months ended June 30, 2026, when compared to the three months ended June 30, 2025. The reduction is primarily due to the elimination of depreciation charges as a result of the asset sales in California.
Interest expense of $95,557 was incurred during the three months ended June 30, 2026, compared to net interest expense of $377,290 during the three months ended June 30, 2025. The reduction in interest expense when compared to prior year is the result of paying off several higher interest notes by utilizing a low interest revolving line of credit and the settlement of a promissory note secured by a property in Beatty Nevada in December 2025. The interest expense is net of interest earned on a corresponding money market account. The balance of long-term debt as of June 30, 2026, was $1,265,683 compared to $1,234,353 as of December 31, 2025.
Planet 13 conducts its operations primarily in United States dollars and holds all of its currency in U.S. dollars. An insignificant amount of expenses are incurred in Canadian dollars, or Euros. The foreign currency gains/losses reflect fluctuations in the underlying exchange rates on the dates expenses are incurred compared to when they are paid. It is Planet 13’s policy not to hedge its foreign exchange exposure.
Other income/expense, consisting of gains on the sale of fixed assets and other miscellaneous transactions, including Automated Teller Machine (“ATM”) fees, and other income, was income of $261,170 for the three months ended June 30, 2026, compared to other income consisting of ATM fees, and other miscellaneous income of $325,704 for the three months ended June 30, 2025. Other income for the six months ended June 30, 2026 included $1,565,000 gain on the sale of assets. The prior year other income included the recovery of a property in a legal settlement related to the El Capitan matter valued at $4,570,227.
Income tax expense for the three months ended June 30, 2026, was $2,868,254 compared to $6,423,562 for the prior year period. The tax expense decreased primarily due to a reduction in uncertain tax positions required for the Florida medical cannabis market associated with IRC 280E, when compared to the prior year. The reduction is a direct result of the recent rescheduling of marijuana for medical purposes. Non-medical markets are still subject to Section 280E of the Code (the “Code”), which prohibits businesses from taking deductions or credits in carrying on any trade or business consisting of trafficking in certain controlled substances that are prohibited by federal law. Planet 13, to the extent its “trafficking” activities, and/or key contract counterparties directly engaged in trafficking in cannabis, have incurred significant tax liabilities from the application of Section 280E. Planet 13’s income tax obligations under Section 280E of the Code are typically substantially higher as compared to companies to which Section 280E does not apply. Section 280E essentially requires Planet 13 to pay federal, and as applicable, state income taxes on gross profit, which presents a significant financial burden that increases its net loss and may make it more difficult for it to generate net profit and cash flow from operations in future periods. In addition, to the extent that the application of Section 280E creates a financial burden on contract counterparties, such burdens may impact the ability of such counterparties to make full or timely payment to Planet 13, which would also have a material adverse effect on its business.

The overall net loss for the three months ended June 30, 2026, was $5,586,446 (($0.02) per share) compared to an overall net loss of $13,301,242 (($0.04) per share) for the three months ended June 30, 2025.
Segmented Disclosure
Planet 13 determined that each of its locations represents an operating segment. These operating segments have been aggregated into a single reportable segment as Planet 13 operates as a vertically integrated cannabis company with dispensary, cultivation, production and distribution operations in the States of Nevada and Florida, dispensary, cultivation and distribution operations in the State of California and dispensary operations in the State of Illinois.
Liquidity and Capital Resources
As of June 30, 2026, Planet 13’s financial instruments consist of cash, deposits, accounts receivable, accounts payable and accrued liabilities, and notes payable. Planet 13 has no speculative financial instruments, derivatives, forward contracts, or hedges.
As of June 30, 2026, Planet 13 has working capital of $16,615,110 compared to working capital of $22,234,681 as of June 30, 2025. The working capital reduction is the result of substantially less inventory and accounts receivable related to California operations and the reduction in Nevada cultivation, partially offset by a reduction in accounts payable and accrued expenses in the current period. Planet 13 believes that it has adequate liquidity in the form of cash on hand to continue to fund its operations over the next 12 months.
The following table relates to the six months ended June 30, 2026 and 2025:
	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows provided by operating activities	$429,408	$(6,416,537)
Cash flows provided by investing activities	476,800	(4,967,370)
Cash flows provided by financing activities	—	1,802,368
Cash Flows from Operating Activities
Net cash provided by operating activities was $429,408 for the six months ended June 30, 2026, compared to cash used in operating activities of $6,416,537 for the six months ended June 30, 2025. A significant portion of the increase in cash provided by operating activities is directly attributable to the net change in certain working capital items during the six months ended June 30, 2026, when compared to the six months ended June 30, 2025. This was driven primarily by decreases in accounts receivable, inventory, accounts payable and accrued expense accounts in the six months ended June 30, 2025.
Cash Flows from Investing Activities
Net cash provided by investing activities was $476,800 for the six months ended June 30, 2026, compared to net cash used in investing activities of $4,967,370 for the six months ended June 30, 2025. Funds received in the current period were related to the sale of dispensary assets in Orange County, California, offset by capital expenditures in Florida. Capital expenditures in the prior year period were primarily related to new store buildouts and upgrades to the cultivation facilities in Florida.
Cash Flows from Financing Activities
Net cash provided by financing activities was $0 during the six months ended June 30, 2026, compared to net cash provided by financing activities of $1,802,368 for the six months ended June 30, 2025. The funds received in the prior period were a $9,750,000 draw from the revolving line of credit, mostly offset by the payoff of debts related to the VidaCann acquisition.

Capital Resources
Planet 13 has a recent history of operating losses. It may be necessary for Planet 13 to arrange for additional financing to meet its ongoing growth initiatives.
Capital Management
Planet 13’s capital consists of shareholders’ equity. Planet 13’s objective when managing capital is to maintain adequate levels of funding to support the development of its businesses and maintain the necessary corporate and administrative functions to facilitate these activities. This is done primarily through equity financing. Future financings are dependent on market conditions and there can be no assurance Planet 13 will be able to raise funds in the future. Planet 13 invests all capital that is surplus to its immediate operational needs in short-term, highly liquid, and high-grade financial instruments. There were no changes to its approach to capital management during the period. Planet 13 is not subject to externally imposed capital requirements.
Results of Operations for the Years Ended December 31, 2025 and 2024
	For the Years ended December 31,		Percentage Change
Expressed in USD$	2025	2024
Revenue
Net revenue	103,378,829	116,408,966	(11.2)%
Cost of Goods Sold	(63,506,121)	(60,298,520)	5.3%
Gross Profit	39,872,708	56,110,446	(28.9)%
Gross Profit Margin %	38.6%	48.2%
Expenses
General and Administrative	51,624,055	51,171,892	0.9%
Sales and Marketing	5,457,591	5,805,721	(6.0)%
Lease expense	5,186,280	4,511,997	14.9%
Impairment loss	29,844,227	21,275,942	40.3%
Depreciation and Amortization	7,048,237	8,860,921	(20.5)%
Total Expenses	99,160,390	91,626,473	8.2%
Loss From Operations	(59,287,682)	(35,516,027)	66.9%
Other Income (Expense):
Interest income (expense), net	(476,721)	(333,082)	43.1%
Foreign exchange gain (loss)	(3,113)	(14,942)	(79.2)%
Other income	7,487,533	257,438	2808.5%
Total Other Income (Expense)	7,007,699	(90,586)	(7836.0)%
Loss for the year before tax	(52,279,983)	(35,606,613)	46.8%
Provision for income tax (current and deferred)	11,643,712	12,190,243	(4.5)%
Loss for the year	(63,923,695)	(47,796,856)	33.7%
Loss per share for the period
Basic and fully diluted income (loss) per share	$(0.20)	$(0.16)
Weighted Average Number of Shares Outstanding
Basic and diluted	325,338,047	292,166,589

Year Ended December 31, 2025 Compared to the Year Ended December 31, 2024
Revenue, net of Discounts
Planet 13 experienced a $13,030,137 decrease in net revenue during the year ended December 31, 2025, when compared to the year ended December 31, 2024. The decrease is attributable to pricing compression across all markets, primarily driven by additional competition and the ongoing impact of the illicit market. Overall, net revenue decreased by 11.2% during the year ended December 31, 2025, when compared to the year ended December 31, 2024. Planet 13 believes that the reduction in Las Vegas tourism, both domestic and international in 2025 disproportionately impacted the Las Vegas Market and in particular its Las Vegas Superstore location. In addition, an overall reduction in the disposable income of Planet 13’s customers during the year ended December 31, 2025 also had a negative impact on the buying patterns and resulting revenue at its retail locations.
Planet 13 saw decreases in revenue from both retail operations and wholesale operations during the year ended December 31, 2025. In particular, the flower category suffered from intense price compression and oversupply in the market, contributing to the overall revenue decline in the period. The decline in wholesale revenue during the year ended December 31, 2025 was most severe in the California market, prompting Planet 13’s decision to exit the market at the end of the year.
Details of net revenue by product category are as follows:
	For the Years ended December 31,		Percentage Change
	2025	2024
Flower	$36,995,553	$41,029,157	(9.8)%
Concentrates	32,607,988	36,071,773	(9.6)%
Edibles	15,041,037	18,060,140	(16.7)%
Topicals and Other Revenue	8,316,124	7,252,456	14.7%
Wholesale	10,418,127	13,995,440	(25.6)%
Net revenue	$103,378,829	$116,408,966	(11.2)%
Gross Profit
Gross profit margin for the year ended December 31, 2025, was 38.6% compared to 48.2% for the year ended December 31, 2024. Overall gross profit was $39,872,708 and $56,110,446 for the years ended December 31, 2025 and 2024 respectively, a decrease of 28.9%.
The decrease in gross profit margin for the year ended December 31, 2025 was the result of several factors including: price compression seen in retail sales channels, as well as in the Nevada and California wholesale markets, particularly in the flower category. In addition, due to the high level of vertical integration in the Nevada and Florida markets, Planet 13 faced issues related to over capacity at its cultivation and production facilities which led to an increase in aged inventory. Planet 13 increased its reserve for slow moving inventory by $3,619,463 during the year ended December 31, 2025 and has implemented additional strategies including a substantial reduction to its cultivation operations in Nevada to help prevent excess inventory build and reduce production costs. California wholesale in the second half of the year was sold largely at, or below, cost to produce, further impacting overall margins. Planet 13 exited the California wholesale market at the end of December, 2025, which will have a positive impact on margin and overall profitability in 2026 and beyond.
General and Administrative Expenses
G&A expenses (which includes non-cash share-based compensation expenses), increased by 0.9% during the year ended December 31, 2025, when compared to the year ended December 31, 2024. The increase in G&A expenses incurred during the year ended December 31, 2025, was a result of the addition of the VidaCann operations, with only a partial period under Planet 13’s ownership included in the prior year’s results. In addition, Planet 13 saw a substantial increase in its share-based compensation expense when compared to the year ended December 31, 2024. These increases were almost entirely offset by focused cost cutting initiatives undertaken by Planet 13 during the year. Overall, excluding non-cash share-based compensation expenses, G&A expenses as a percentage of revenue equaled 49.9% for the year ended December 31, 2025, compared to 44.0% for the year ended December 31, 2024. The percentage increase is a result of lower revenue and an increase in non-cash, share-based compensation in the year ended December 31, 2025 when compared to the prior year.
A detailed breakdown of G&A expenses is as follows:
	For the Years ended December 31,		Percentage Change
	2025	2024
Salaries and wages	$20,667,899	$21,316,396	(3.0)%
Executive compensation	3,557,596	3,048,605	16.7%
Licenses and permits	2,639,454	2,651,018	(0.4)%
Payroll taxes and benefits	5,065,057	4,198,424	20.6%
Supplies and office expenses	870,288	1,118,430	(22.2)%
Subcontractors	2,312,260	2,810,695	(17.7)%
Professional fees (legal, audit and other)	5,053,485	8,131,961	(37.9)%
Miscellaneous general and administrative expenses	9,121,529	7,716,055	18.2%
Share-based compensation expense	2,336,487	180,308	1195.8%
	$51,624,055	$51,171,892	0.9%
Non-cash, share based compensation of $2,336,487 was recognized during the year ended December 31, 2025, increasing from $180,308 incurred during the year ended December 31, 2024. The increase is attributable to the RSUs that were granted during the year, particularly the 13,673,634 RSUs that were granted on March 31, 2025, that vest 1/3 on May 16, 2026 1/3 on May 16, 2027, and 1/3 on May 16, 2028. These amounts are non-cash, and the expense is recognized in accordance with the vesting schedule of the RSUs. See Note 12 to its audited consolidated financial statements for additional details on the assumptions used to calculate fair value as well as information regarding the vesting of the various components of the non-cash share-based compensation.
Sales and marketing expenses decreased by (6.0)% during the year ended December 31, 2025, when compared to the year ended December 31, 2024. The decrease in marketing expenses was a result of Planet 13’s overall cost reduction efforts, partially offset by the cost of efforts to drive increased customer traffic to the Planet 13 Las Vegas Superstore and expenses incurred in Florida promoting its expanded store network and Planet 13 rebrand.
Lease expense increased by 14.9% during the year ended December 31, 2025, when compared to the year ended December 31, 2024, due to the addition of the dispensary, cultivation and processing facility leases in Florida that were only owned for part of the prior year when compared to the full year ended December 31, 2025.
Depreciation and Amortization decreased 20.5% during the year ended December 31, 2025, when compared to the prior year due to the elimination of depreciation charges as a result of asset impairments near the end of 2024 and during the year ended December 31, 2025
Impairment charges of $29,844,227 were incurred during the year ended December 31, 2025 related to cultivation assets in Nevada and California that Planet 13 determined had carrying values in excess of their fair values. The ongoing decline in the market price for flower in these markets was the indication that these assets may be impaired. Planet 13 shuttered its cultivation facility in Beatty, Nevada and one of two cultivation facilities in Las Vegas, Nevada, while substantially reducing the grow capacity in the other facility in order to eliminate over production, reduce costs and protect the selling price and margin of Planet 13’s premium, indoor grown flower.
During the year ended December 31, 2024 Planet 13 recorded a full impairment charge of $17,118,954 associated with property, plant and equipment, ROU assets and the retail license for its Orange County,

California dispensary. Planet 13 also recorded a full impairment charge of $1,763,901 associated with property, plant and equipment and ROU assets related to its cultivation facility in Beatty Nevada, as well as an impairment charge of $2,393,087 associated with property plant and equipment related to an abandoned cultivation project in Florida.
Interest expense was $476,721 during the year ended December 31, 2025, compared to interest expense of $333,082 during the year ended December 31, 2024. Interest expense is related to borrowing on its revolving line of credit, net of interest earned on a corresponding money market account, plus interest on a long-term related party note. The balance of long-term debt as of December 31, 2025, was $1,234,353 compared to $1,177,722 as of December 31, 2024.
Planet 13 conducts its operations primarily in United States dollars and hold all of its currency in US dollars. An insignificant amount of expenses are incurred in Canadian dollars, or Euros. The foreign currency gains/losses reflect fluctuations in the underlying exchange rates on the dates expenses are incurred compared to when they are paid. It is its policy not to hedge its foreign exchange exposure.
Other income, consists of commissions on ATM fees, and other miscellaneous income including gains/losses on sales of assets and property recovered in legal settlements. Other income equaled $7,487,533 for the year ended December 31, 2025, compared to other income of $257,438 for the year ended December 31, 2024. The increase in Other income was driven primarily by $4,547,846 of cash and property recovered in the El Capitan settlement, $2,611,616 gain on early lease termination agreement and a $1,255,677 gain on settlement of Note payable, including accrued interest. These gains are partially offset by losses on sales of other assets and other miscellaneous items not specifically listed.
The income tax expense for the year ended December 31, 2025, was $11,643,712 compared to $12,190,243 for the prior year. The tax expense decreased in 2025 primarily due to a decrease in overall gross margin for the period. Planet 13 accrues tax expense for uncertain tax positions related to disallowance of deductions under Section 280E of the Code. Planet 13 is subject to Section 280E of the Code, which prohibits businesses from taking deductions or credits in carrying on any trade or business consisting of trafficking in certain controlled substances that are prohibited by federal law. Planet 13, to the extent of its “trafficking” activities, and/or key contract counterparties directly engaged in trafficking in cannabis, have incurred significant tax liabilities from the application of Section 280E. Its income tax obligations under Section 280E of the Code are typically substantially higher as compared to companies to which Section 280E does not apply. Section 280E essentially requires us to pay federal, and as applicable, state income taxes on gross profit, which presents a significant financial burden that increases its net loss and may make it more difficult for us to generate net profit and cash flow from operations in future periods. In addition, to the extent that the application of Section 280E creates a financial burden on contract counterparties, such burdens may impact the ability of such counterparties to make full or timely payment to us, which would also have a material adverse effect on its business.
The overall net loss for the year ended December 31, 2025, was $63,923,695 ($0.20 per share) compared to an overall net loss of $47,796,856 ($0.16 per share) for the year ended December 31, 2024.
Segmented Disclosure
Planet 13 determined that each of its locations represents an operating segment. These operating segments have been aggregated into a single reportable segment as Planet 13 operates as a vertically integrated cannabis company with dispensary, cultivation, production and distribution operations in the States of Nevada and Florida and dispensary operations in the State of Illinois.
Liquidity and Capital Resources
As of December 31, 2025, Planet 13’s financial instruments consist of cash, accounts receivable, deposits, accounts payable and accrued liabilities, and notes payable. Planet 13 has no speculative financial instruments, derivatives, forward contracts, or hedges.
As of December 31, 2025, Planet 13 had working capital of $17,996,091 compared to working capital of $28,951,955 as of December 31, 2024. Planet 13 believes that it has adequate liquidity in the form of cash on hand to fund its operation over the next 12 months.

The following table relates to the years ended December 31, 2025, and 2024:
	Years Ended December 31,
	2025	2024
Cash flows provided by operating activities	(14,191,888)	5,210,899
Cash flows used in investing activities	2,529,474	(3,785,503)
Cash flows provided by financing activities	1,802,368	6,728,089
Cash Flows from Operating Activities
Net cash used in operating activities was $15,691,888 for the year ended December 31, 2025, compared to cash provided by operating activities of $5,210,899 for the year ended December 31, 2024. The decrease in cash provided by operations is primarily due to losses from operations during the year ended December 31, 2025, when compared to the year ended December 31, 2024.
Cash Flows from Investing Activities
Net cash provided by investing activities was $4,029,474 for the year ended December 31, 2025, compared to net cash used in investing activities of $3,785,503 for the year ended December 31, 2024. The increase is primarily related to a reduction in capital expenditures during the year when compared to the year ended December 31, 2024, as well as the proceeds from assets sold during the year ended December 31, 2025
Cash Flows from Financing Activities
Net cash provided by financing activities was $1,802,368 during the year ended December 31, 2025, compared to net cash provided by financing activities of $6,728,089 for the year ended December 31, 2024. The decrease was due to a combination of the equity financing that was completed in March 2024 compared to no equity financing occurring during the year ended December 31, 2025, as well as a draw on a revolving line of credit, mostly offset by the repayment of notes during the year related to the VidaCann acquisition in 2024.
Capital Resources
Planet 13 has a recent history of operating losses. It may be necessary for it to arrange for additional financing to meet its on-going growth initiatives.
Management believes it will be able to raise capital as required in the long term, but recognizes the risks attached thereto. There can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing may be favorable.
Should financing not be available, Planet 13 has adequate liquidity in the form of cash on hand to fund all of its minimal planned capital expenditures and expansion plans as well as to continue to fund its operation over the next 12 months, including the continued build-out of its operations in Florida.
Capital Management
Planet 13’s capital consists of shareholders’ equity. Its objective when managing capital is to maintain adequate levels of funding to support the development of its businesses and maintain the necessary corporate and administrative functions to facilitate these activities. This is done primarily through equity financing and incurring debt. Future financings are dependent on market conditions and there can be no assurance Planet 13 will be able to raise funds in the future. Planet 13 invests all capital that is surplus to its immediate operational needs in short-term, highly liquid, and high-grade financial instruments. There were no changes to its approach to capital management during the year. Planet 13 is not subject to externally imposed capital requirements.
Off-Balance Sheet Arrangements
Planet 13 has no off-balance sheet arrangements as of December 31, 2025, or as of December 31, 2024, or as of June 30, 2026.

Critical Accounting Estimates
The preparation of consolidated financial statements in conformity with GAAP requires Planet 13’s management to make judgements, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements. Although these estimates are based on management’s best knowledge of the amounts, events or actions, actual results may differ from those estimates. Estimates and judgements are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable.
Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.
There have been no material changes to Planet 13’s critical accounting estimates as set forth in Part II, Item 7 of Planet 13’s Annual Report on Form 10-K for the year ended December 31, 2025.

PLANET 13 CORPORATE GOVERNANCE
The following sets forth information regarding Planet 13’s directors and executive officers as of the date of this proxy statement/prospectus:
Executive Officers
Name	Age	Position
Robert Groesbeck	65	Co-Chief Executive Officer and Director
Larry Scheffler	75	Co-Chief Executive Officer and Director
Steve McLean	52	Interim Chief Financial Officer
Chris Wren	43	Chief Cultivation Officer
Tatev Oganyan	37	General Counsel and Corporate Secretary

Non-Employee Directors
Name	Age	Position
Adrienne O’Neal	66	Director
Kevin Martin	52	Director
David Loop	67	Director
Nancy Saitta	75	Director
Leilani Bradford	57	Director
Biographies of Planet 13 Executive Officers
Robert Groesbeck has served as Co-CEO and a director of Planet 13 since June 2018. Prior to that, Mr. Groesbeck served as Co-President of MM Development Company, Inc., a wholly-owned subsidiary of Planet 13, from 2014 to June 2018. Mr. Groesbeck served as General Counsel to Republic Services, a provider of comprehensive solid waste and recycling services, for its Nevada operations and was their western regional counsel from 1993 to 2001, and provided outside legal consulting to Republic Services from 2001 through 2008. He also served as General Counsel to C&S Waste Solutions, a privately operated Nevada and California waste disposal company, from 2010 through 2015, and provided outside legal consulting from 2008 through 2010, and 2015 through May 2018 to C&S Waste Solutions. He has been licensed to practice law for over 30 years and has also served as the mayor of the City of Henderson, Nevada from 1993 to 1997. Mr. Groesbeck earned his B.S. in Criminal Justice from the University of Nevada, a M.B.A. from National University and a J.D. from Thomas M. Cooley Law School in Lansing, Michigan.
Larry Scheffler has served as Co-CEO and a director of Planet 13 since June 2018. Prior to his current role, Mr. Scheffler served as Co-President of MMDC, a subsidiary of Planet 13, from 2014 to 2018. He also served as Chairman and Founder from 1978 to 2022 of Las Vegas Color Graphics, Inc., a privately owned commercial printing company. Mr. Scheffler also served as a councilman for the city of Henderson, Nevada from 1990 to 1995. Mr. Scheffler has also served as a commissioner on six major commissions in Southern Nevada government and has an extensive background in real estate. He has founded and is managing director of entities controlling over 1,000 acres in three states that are under some form of development.
Chris Wren has been the Chief Cultivation Officer of Planet 13 since January 2026, having served in the role of Vice President Operations from March 2014 until January 2026, and is responsible for the oversight of all production and cultivation operations. He possesses more than 18 years of cannabis industry cultivation and extraction experience. Mr. Wren also managed the construction of the Planet 13’s dispensary, the Las Vegas SuperStore, the Clark County cultivation facility and the Beatty complex, as well as design and implementation of the Planet 13 processes at those facilities. Mr. Wren is an internationally recognized cannabis horticulturist and has won several awards for his cultivation efforts, including first place in the 2015 International Cannagraphic Growers Cup.

Steve McLean, CPA, CGMA has been the Interim Chief Financial Officer of Planet 13 since May 20, 2025 and has been with Planet 13 since 2019. Mr. McLean is the primary accounting and financial officer of Planet 13, responsible for oversight of all Finance, Accounting and Treasury functions. He has over 25 years of financial management experience in various retail and manufacturing industries. He worked in finance at Sears Canada before joining Cascades Inc (CAS.TO) as Controller from 2001 to 2009, Corporate Controller at Laron Inc from 2009 to 2011, Corporate Controller at Luxury Optical Holdings from 2011 to 2016, Corporate Controller at Exotics Racing from 2016 through 2017. He has served on the Audit Committee of Create Credit Union (formerly Clark County Credit Union) since 2015. He has been an active member of the AICPA since 2003.
Tatev Oganyan has been the General Counsel and Corporate Secretary of Planet 13 since February 2024. Mrs. Oganyan has worked in the cannabis industry since 2016 and founded The Oganyan Agency in 2020, a practice focused on cannabis licensing and regulatory compliance for premium brands. In 2022, The Oganyan Agency was recognized as a Top 100 Company by UCLA. Prior to her appointment as General Counsel at Planet 13, she served as a contracted legal and regulatory consultant to the Company and led licensing and permitting for the successful openings of the Company’s Orange County and Waukegan retail locations. Mrs. Oganyan is licensed to practice law in California and holds a Bachelor of Arts in Political Science and History, with a focus on American Politics, from the University of California, Los Angeles, and a Juris Doctor and Master’s in Dispute Resolution from Pepperdine Caruso School of Law. She was recognized as a Super Lawyers Rising Star in 2025 and 2026.
Biographies of Planet 13 Non-Employee Directors
Adrienne O’Neal has been a director of Planet 13 since June 2019. She has been the owner of Las Vegas Counselor LLC since 2004, where she provides marriage and family therapy services, and she is also the co-owner of Red Rock Counseling, a private practice agency which includes licensed therapists and training for pre-licensed graduate students since December 2018. Prior to 2004, Ms. O’Neal was an Account Manager at R&R Partners, an advertising, marketing, public relations, and public affairs firm, for 13 years between 1984 to 2004. From June 2017 to February 2021, Ms. O’Neal was appointed by former State of Nevada Governor Brian Sandoval and served on the Nevada State Board of Marriage & Family Therapy and Clinical Professional Counselors. Ms. O’Neal has also served as a part-time instructor at the University of Nevada, Las Vegas School of Medicine’s Marriage and Family Therapy Graduate Program, where she has served since January 2017. Ms. O’Neal has passed the Series 7 exam, which measures the degree to which a candidate possesses the knowledge needed to perform the critical functions of a general securities representative, including sales of corporate securities, municipal securities, investment company securities, variable annuities, direct participation programs, options and government securities, administered by the Financial Industry Regulatory Authority. She holds a B.S. in Marketing and a M.S. in Marriage and Family Therapy degree from the University of Nevada.
Kevin Martin, CPA, joined Planet 13 as an independent director in February 2024. Since November 2020, Mr. Martin has held an audit leadership role at HSS Enterprises. Previously, from 2005 to 2020, Mr. Martin held senior risk and audit leadership roles at multinational private and public companies, including Irving Oil, Endeavour Mining Corporation, which operates gold mines in West Africa, and The Heico Companies LLP, which manufactures steel, heavy equipment and industrial construction. Mr. Martin is a Chartered Public Accountant and Certified Fraud Examiner, and he has a Certification in Risk Management Assurance. Mr. Martin holds a Bachelor of Commerce degree and a Master’s degree in Accounting, both from Concordia University.
David Loop has served as a director of Planet 13 since June 2024, following the Company’s acquisition of VidaCann LLC. Mr. Loop has spent his entire career in the horticulture industry, beginning with Loop’s Nursery & Greenhouses in 1980, where he has held the position of Chief Executive Officer since 1980. Founded in 1949, Loop’s Nursery used environmentally friendly, best management practices to become the largest supplier of potted plants to the supermarket industry in the southeast. Taking over as CEO in 1983, Mr. Loop became an industry leader through the introduction of new varieties and production techniques, growing Loop’s Nursery into one of the top 100 greenhouse facilities in the US. Mr. Loop was instrumental in the founding of VidaCann in 2017 by gaining one of the first medical cannabis licenses in the state of Florida and paving the way for greenhouse grown cannabis practices.

Mr. Loop currently sits on the Board of Directors for Aris Horticulture, a position he has held since 2022 and on the Advisory Board of North Florida Farm Credit, a position he has held since 2020, and is a member of the Jacksonville Civic Council. He graduated with a Bachelor of Science in Economics and a Bachelor of Science in Horticulture from North Carolina State University.
Nancy Saitta joined Planet 13 as an independent director in April 2026. Ms. Saitta served as a member of the Nevada judiciary for 20 years, including as a Justice of the Nevada Supreme Court from 2007 to 2016 and as Chief Justice from 2011 to 2012. Prior to her service on the Nevada Supreme Court, Justice Saitta served as a Judge of the Eighth Judicial District Court in Nevada from 1998 to 2006 and as a Judge of the Las Vegas Municipal Court from 1996 to 1998. Earlier in her career, she served as a Senior Deputy Attorney General and Children’s Advocate for the State of Nevada and practiced law in private practice. Since 2017, Justice Saitta has served with Advanced Resolution Management, where she acts as a mediator, arbitrator, special master, consultant and private judge, and she has continued to serve as a Senior District Judge for the Nevada Supreme Court on an as-needed basis. Ms. Saitta received a J.D. from Wayne State University Law School and a B.S. from Wayne State University.
Leilani Bradford joined Planet 13 as an independent director in April 2026. Ms. Bradford has served as a Principal and Director of SHEQ Properties, a Las Vegas-based real estate company, since May 2005. Ms. Bradford has over 20 years of experience in the real estate industry, with expertise in finance, underwriting, transaction structuring and client relationship management. During her tenure, she has played a key role in sourcing, underwriting and structuring transactions, particularly in the medical and professional property sectors, and in developing the company’s Shared Equity Model, which provides ownership opportunities to physicians and service providers in connection with long-term lease arrangements. Prior to joining SHEQ Properties, Ms. Bradford built a career in accounting and finance. She is a Certified Public Accountant. Ms. Bradford received a Bachelor’s degree in Accounting from the University of Nevada, Reno.
Family Relationships
There are no family relationships among any of Planet 13’s directors or executive officers.
Director Independence
The Planet 13 board is currently comprised of seven directors.
NI 58-201 recommends that the board of directors of every listed company should consist of a majority of individuals who qualify as “independent” directors under National Instrument 52-110 — Audit Committees (“NI 52-110”), which provides that a director is independent if he or she has no direct or indirect “material relationship” with the company. “Material relationship” is defined as a relationship which could, in the view of the company’s board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment.
Currently, the Planet 13 board consists of Robert Groesbeck, Larry Scheffler, David Loop, Adrienne O’Neal, Kevin Martin, Nancy Saitta and Leilani Bradford, of whom, Robert Groesbeck, Larry Scheffler, David Loop and Adrienne O’Neal are considered “not independent”, as they are executive officers or a former executive officer (in the case of David Loop) of Planet 13 and, based upon reevaluation of relationships that might not have previously risen to a level of resulting in Adrienne O’Neal being non-independent, to avoid the appearance of any potential conflicts, the Planet 13 Board has determined that Adrienne O’Neal is not independent based on her personal and professional relationships with the executive management of Planet 13. Each of the remaining three directors is considered by the Planet 13 Board to be “independent”, within the meaning of NI 52-110. In making the foregoing determinations, the circumstances of each director have been examined by the Planet 13 board in relation to a number of factors.
Although the shares of common stock of Planet 13 are not listed on any U.S. national securities exchange, Planet 13 also uses the definition of independence of Nasdaq to make the independence determination of its directors. The Planet 13 board is composed of three “independent directors” as defined under the rules of Nasdaq. Nasdaq Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of Planet 13 or any other individual having a relationship which, in the opinion of the Planet 13 board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq Rule 5605(a)(2) provides that a director cannot be considered independent if:
•
the director is, or at any time during the past three (3) years was, an employee of the company;

•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•
the director or a family member of the director is a partner in, controlling Stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Kevin Martin, Nancy Saitta and Leilani Bradford are each independent directors. Mr. Martin, Ms. Saitta and Ms. Bradford are also considered independent and meet the other requirements under Nasdaq Rule 5605(c)(A)(2)(i),(ii),(iii) and (iv) applicable to audit committee members and under Nasdaq Rule 5605(2)(A) applicable to compensation committee members. Planet 13 also meets the director independence requirements for the quotation of the shares of common stock on the OTCQX Best Market, being a minimum of two independent directors and a majority of the audit committee being comprised of independent directors. However, the Planet 13 shares of common stock are not currently quoted or listed on any U.S. national exchange or interdealer quotation system that has a requirement that a majority of the Planet 13 board be independent.
The Planet 13 board facilitates its exercise of independent supervision over management through the independent directors on the Planet 13 board. The independent directors may hold meetings at which non-independent directors and members of management are not in attendance in conjunction with meetings of the Planet 13 board. The Planet 13 board and its committees held 8 meetings in 2025. In 2025, each person serving as a director attended 100% of the total number of meetings of the Planet 13 board and any committee on which he or she served.
All of Planet 13’s directors then serving as a director attended the annual meeting of stockholders in 2026 virtually or in person.
Compensation Committee Interlocks and Insider Participation
Since April 2026, the members of the compensation committee have been Kevin Martin, Nancy Saitta and Leilani Bradford none of whom formerly was an officer or employee of Planet 13.
None of Planet 13 executive officers served as a member of the board or compensation committee of any other company that had one or more executive officers serving as a member of the Planet 13 board or compensation committee.

PLANET 13 EXECUTIVE COMPENSATION
In accordance with reduced disclosure rules applicable to emerging growth companies as set forth in Item 402 of Regulation S-K, this section explains how Planet 13’s compensation program is structured for the Co-CEOs and NEOs, as defined below.
Compensation Committee
The Planet 13 board as a whole determines the level of compensation in respect of its senior executives. The compensation committee is appointed by and reports to the Planet 13 board. The compensation committee, on behalf of the Planet 13 board, establishes policies with respect to the compensation of Planet 13’s co-CEOs, CFO and other senior executive officers. The compensation committee assists the Planet 13 board in discharging the Planet 13 board’s oversight responsibilities relating to the attraction, compensation, evaluation and retention of key senior management employees, and in particular the co-CEOs, with the skills and expertise needed to enable Planet 13 to achieve its goals and strategies at fair and competitive compensation and appropriate performance incentives.
The compensation committee is responsible to review and approve corporate goals and objectives relevant to the co-CEOs and other senior executive officers’ compensation, evaluate the performance of the co-CEOs and each senior executive officer’s performance in light of those goals and objectives, and recommend to the Planet 13 board for approval the compensation level each senior executive officer based on this evaluation. The compensation committee is also responsible for the review of Planet 13’s compensation systems in order to ensure the fairness and appropriateness of the compensation of senior executive officers that may participate, including incentive compensation plans and equity-based plans.
Named Executive Officers
For the purpose of this proxy statement/prospectus, a named executive officer (“NEO”) of Planet 13 means each of the following individuals:
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each co-CEO of the Company;

•
the two most highly compensated executive officers other than the co-CEOs who were serving as executive officers at the end of the last completed fiscal year; and

•
up to two additional individuals for whom disclosure would have been provided under the above but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

For the year ended December 31, 2025, Planet 13 had four NEOs: Larry Scheffler, co-CEO; Robert Groesbeck, co-CEO; Steve McLean, Interim Chief Financial Officer; and Chris Wren, Chief Cultivation Officer (then the Vice President Operations).
Elements of Compensation
In determining such compensation, the compensation committee will consider Planet 13’s performance and relative stockholder return and the compensation of co-CEOs and other senior executive officers at comparable companies. Additionally, the compensation committee may consider input from the co-CEOs on senior executive compensation, but the co-CEOs may not provide input with respect to their own compensation.
A combination of fixed and variable compensation is used to motivate executives to achieve overall company goals.
The basic components of the executive compensation program are:
1.   Base Salary.   Base salary is the fixed portion of each executive officer’s total compensation. It is designed to provide income certainty and retain executives. In determining the base level of compensation for the executive officers, weight is placed on the following objective factors: the particular responsibilities related to the position; salaries or fees paid by companies of similar size in the industry; level of experience and expertise; and subjective factors such as leadership, commitment and attitude.
2.   Short-Term Incentive Compensation.   The short-term incentive compensation is intended to reward an executive officer for his or her yearly individual contribution and performance of personal objectives in the context of Planet 13’s overall annual performance. The short-term incentive compensation is designed to motivate executives annually to achieve their predetermined objectives. In determining compensation and, in particular, short-term incentive compensation, the compensation committee and the Planet 13 Board consider factors over which the executive officer can exercise control, such as their role in identifying and completing acquisitions and integrating such acquisitions into Planet 13’s business, meeting any budget targets established by controlling costs, taking successful advantage of business opportunities and enhancing Planet 13’s competitive and business prospects.
3.   Stock Options.   Stock options are a form of long-term equity incentive compensation granted from time to time to align executives’ interests with those of Planet 13 and its stockholders and reward executives for their contribution to the creation of stockholder value. Participants benefit only if the market value of Planet 13’s shares of common stock at the time of the stock option exercise is greater than the exercise price. In establishing the number of stock options that may be granted, reference is made to the recommendations made by the compensation committee as well as, from time to time, the number of similar awards granted to officers and directors of other publicly-traded companies of similar size in the same business as us. The compensation committee and the Planet 13 Board also consider previous grants of stock options and the overall number of stock options that are outstanding relative to the number of outstanding securities in determining whether to make any new grants and the size and terms of any such grants. With respect to executive officers, the compensation committee and the Planet 13 Board also consider the level of effort, time, responsibility, ability, experience and level of commitment of the executive officer in determining the level of long-term equity incentive awards. With respect to directors, the compensation committee and the Planet 13 Board also consider committee assignments and committee chair responsibilities, as well as the overall time requirements of the Planet 13 Board members in determining the level of long-term equity incentive awards.
4.   Restricted Share Units.   Restricted Share Units are a form of long-term equity incentive compensation granted from time to time to align executives’ interests with those of Planet 13 and its stockholders and to attract and retain executives. RSUs are notional shares of common stock that have the same value as shares of common stock, and earn dividend equivalents as additional RSUs, at the same rate as dividends paid on shares of common stock. No dividend equivalents will vest unless the associated RSUs also vest. In determining new grants of RSUs, the compensation committee and the Planet 13 Board consider factors similar to those contemplated when making new grants of stock options.
Financial Instruments and Hedging
Planet 13 does not have a formal policy that restricts the purchase by its NEOs, directors or other employees of financial instruments (including prepaid variable forward contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a decrease in the market value of equity securities granted as compensation or held, directly or indirectly, by the NEO, director or employee. To the knowledge of Planet 13, none of the NEOs or directors have purchased any such financial instruments.

Summary Compensation Table
The following table is a summary of annual compensation paid, or recognized as an expense in accordance with Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation), to the NEOs for Planet 13’s two most recently completed fiscal years, December 31, 2025 and December 31, 2024:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Larry Scheffler Co-Chief Executive Officer	2025	543,262	—	—	—	—	—	41,961(3)	585,223
	2024	500,000	—	—	—	312,500(2)	—	51,248(3)	863,748
Robert Groesbeck Co-Chief Executive Officer	2025	543,262	—	—	—	—	—	41,961(4)	585,223
	2024	500,000	—	—	—	312,500(2)	—	51,248(4)	863,748
Steve McLean Interim Chief Financial Officer	2025	204,432	—	—	—	—	—	26,516(7)	230,948
	2024	(1)	—	—	—	—	—	—	—
Chris Wren Chief Cultivation Officer	2025	411,538	—	—	—	—	—	33,005(5)	444,542
	2024	415,000	—	—	—	103,750(2)	—	47,100(5)	565,850
Tatev Oganyan General Counsel	2025	267,461	—	24,010	—	—	—	33,005(6)	324,476
	2024	(1)	—	—	—	—	—	—	—

Notes:
(1)
Steve McLean, Interim Chief Financial Officer, assumed his role as of June 1, 2025, and his compensation was not required to be reported prior to 2025. Tatev Oganyan, General Counsel was not one of the two most highly compensated executive officers other than the Co-CEOs prior to 2025.

(2)
The amounts listed for 2024 non-equity incentive compensation plan are amounts accrued for 2024. Non-equity incentive plan compensation is weighted 80% for each Co-CEO and 60% for other executive officers and 20% for each Co-CEO and 40% for other executive officers, for corporate objectives and key metrics applicable to the executive, respectively, and is reviewed and approved by the Compensation Committee before payment.

(3)
The amounts consist of car allowance ($29,608 for 2025 and $29,608 for 2024) and health benefits ($12,353 for 2025 and $21,640 for 2024).

(4)
The amounts consist of car allowance ($29,608 for 2025 and $29,608 for 2024) and health benefits ($12,353 for 2025 and $21,640 for 2024).

(5)
The amounts consist of car allowance ($15,170 for 2025 and $15,170 for 2024) and health benefits ($17,835 for 2025 and $31,930 for 2024).

(6)
The amounts consist of car allowance ($15,170 for 2025 and NA for 2024) and health benefits ($17,835 for 2025 and NA for 2024).

(7)
The amounts consist of car allowance ($15,170 for 2025 and NA for 2024) and health benefits ($11,346 for 2025 and NA for 2024).

Narrative Discussion
For a summary of the significant terms of each NEO’s employment agreement or arrangement, please see below under the heading “Employment Agreements and Termination and Change of Control Benefits.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth outstanding equity awards for the NEOs at December 31, 2025:
	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised option (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Groesbeck	—	—	—	—	—	—	—	2,949,153	$592,780
Larry Scheffler	—	—	—	—	—	—	—	2,949,153	$592,780
Steve McLean	—	—	—	—	—	—	—	1,117,514	$224,620
Chris Wren	—	—	—	—	—	—	—	2,617,797	$526,177
Tatev Oganyan	—	—	—	—	—	—	—	1,205,650	$242,336
Employment Agreements and Termination and Change of Control Benefits
Summary of Employment Agreements
Larry Scheffler
In June 2018, Planet 13 entered into an employment agreement with Larry Scheffler, its Co-CEO, for an initial term of five years. In December 2025, Planet 13 entered into an amended and restated employment agreement with Mr. Scheffler that supersedes the prior agreement and provides for a new employment term from January 1, 2026, through December 31, 2031. The agreement provides for payment of an annual base salary to Mr. Scheffler, which for the fiscal year ended December 31, 2024, was $500,000 (subject to any further increases as may be approved by the Compensation Committee). Mr. Scheffler is also entitled to receive other benefits and perquisites, including participation in Planet 13’s benefit plans, an annual bonus, performance bonuses and participation in Planet 13’s 2023 Equity Incentive Plan, approved by a vote of its shareholders at the 2023 annual meeting of stockholders and other equity plans in effect from time to time. Pursuant to the amended and restated employment agreement, Mr. Scheffler received 1,500,000 restricted stock units which vest over three years. If Mr. Scheffler’s employment is terminated by Planet 13 for “cause” or by Mr. Scheffler without “good reason” (as such terms are defined in the agreement), Planet 13 will pay Mr. Scheffler any accrued but unpaid base salary, accrued but unused vacation, and reimbursement for unreimbursed business expenses. If Mr. Scheffler’s employment is terminated by Planet 13 without cause or by Mr. Scheffler for good reason, Planet 13 will, through December 31, 2031, continue to pay Mr. Scheffler his base salary and continue to provide him with health care benefits at a substantially similar level to the benefits provided to him while he was employed by us, subject to COBRA limitations. In addition, Mr. Scheffler shall be paid any earned but unpaid annual bonus with respect to any calendar year immediately preceding the date of termination and all outstanding equity incentive awards granted to him would fully vest on the date of such termination of employment. If Mr. Scheffler’s employment is terminated by Planet 13 without cause or by Mr. Scheffler for good reason upon or within six months following a change in control, Mr. Scheffler shall be entitled to continued base salary payments through December 31, 2031, and all outstanding unvested restricted stock units shall become fully vested. The employment agreement also provides for, among other things, confidentiality, non-solicitation and non-competition covenants in favor of Planet 13. The non-solicitation and non-competition covenants apply during the term of employment and for 12 months following resignation or the termination of Mr. Scheffler’s employment.
Robert Groesbeck
In June 2018, Planet 13 entered into an employment agreement with Robert Groesbeck, its Co-CEO, for an initial term of five years. In December 2025, Planet 13 entered into an amended and restated

employment agreement with Mr. Groesbeck that supersedes the prior agreement and provides for a new employment term from January 1, 2026, through December 31, 2031. The agreement provides for payment of an annual base salary to Mr. Groesbeck, which for the fiscal year ended December 31, 2024, was $500,000 (subject to any further increases as may be approved by the Compensation Committee). Mr. Groesbeck is also entitled to receive other benefits and perquisites, including participation in Planet 13’s benefit plans, an annual bonus, performance bonuses and participation in the Equity Incentive Plan and other equity plans in effect from time to time. Pursuant to the amended and restated employment agreement, Mr. Groesbeck received 1,500,000 restricted stock units which vest over three years. If Mr. Groesbeck’s employment is terminated by Planet 13 for “cause” or by Mr. Groesbeck without “good reason” (as such terms are defined in the agreement), Planet 13 will pay Mr. Groesbeck any accrued but unpaid base salary, accrued but unused vacation, and reimbursement for unreimbursed business expenses. If Mr. Groesbeck’s employment is terminated by Planet 13 without cause or by Mr. Groesbeck for good reason, Planet 13 will, through December 31, 2031, continue to pay Mr. Groesbeck his base salary and continue to provide him with health care benefits at a substantially similar level to the benefits provided to him while he was employed by Planet 13, subject to COBRA limitations. In addition, Mr. Groesbeck shall be paid any earned but unpaid annual bonus with respect to any calendar year immediately preceding the date of termination and all outstanding equity incentive awards granted to him would fully vest on the date of such termination of employment. If Mr. Groesbeck’s employment is terminated by Planet 13 without cause or by Mr. Groesbeck for good reason upon or within six months following a change in control, Mr. Groesbeck shall be entitled to continued base salary payments through December 31, 2031, and all outstanding unvested restricted stock units shall become fully vested. The employment agreement also provides for, among other things, confidentiality, non-solicitation and non-competition covenants in favor of the Company. The non-solicitation and non-competition covenants apply during the term of employment and for 12 months following resignation or the termination of Mr. Groesbeck’s employment.
Steve McLean
In December 2025, Planet 13 entered into an amended and restated employment agreement with Steve McLean, its Interim Chief Financial Officer, that supersedes the prior agreement effective July 1, 2023, and provides for a new employment term from January 1, 2026, through December 31, 2026. The agreement provides for payment of an annual base salary to Mr. McLean of $225,000 (subject to any further increases as may be approved by the Compensation Committee). Mr. McLean is also entitled to receive other benefits and perquisites, including participation in Planet 13’s benefit plans, an annual bonus, performance bonuses and participation in the 2023 Equity Incentive Plan and other equity plans in effect from time to time. Pursuant to the amended and restated employment agreement, Mr. McLean received 1,000,000 restricted stock units which vest over three years. If Mr. McLean’s employment is terminated by Planet 13 for “cause” or by Mr. McLean without “good reason” (as such terms are defined in the agreement), Planet 13 will pay Mr. McLean any accrued but unpaid base salary, accrued but unused vacation, and reimbursement for unreimbursed business expenses. If Mr. McLean’s employment is terminated by Planet 13 without cause or by Mr. McLean for good reason, Planet 13 will, through December 31, 2031, continue to pay Mr. McLean his base salary and continue to provide him with health care benefits at a substantially similar level to the benefits provided to him while he was employed by Planet 13, subject to COBRA limitations. In addition, Mr. McLean shall be paid any earned but unpaid annual bonus with respect to any calendar year immediately preceding the date of termination and all outstanding equity incentive awards granted to him would vest on the date of such termination of employment. If Mr. McLean’s employment is terminated by Planet 13 without cause or by Mr. McLean for good reason upon or within six months following a change in control, Mr. McLean shall be entitled to continued base salary payments through the remaining employment term, and all outstanding unvested restricted stock units shall become fully vested. The employment agreement also provides for, among other things, confidentiality, non-solicitation and non-competition covenants in favor of Planet 13. The non-solicitation and non-competition covenants apply during the term of employment and for 12 months following resignation or the termination of Mr. McLean’s employment.
Chris Wren
In June 2018, Planet 13 entered into an employment agreement with Chris Wren, then its Vice President Operations, for an initial term of five years, as amended in March 2021. In December 2025, Planet 13 entered into an amended and restated employment agreement with Mr. Wren that supersedes the prior agreement and provides for a new employment term from January 1, 2026, through December 31, 2029. Under the amended and restated agreement, Mr. Wren serves as Chief Cultivation Officer as of January 1, 2026. The agreement provides for payment of an annual base salary to Mr. Wren of $406,000 (subject to any further increases as may be approved by the Compensation Committee). Mr. Wren is also entitled to receive other benefits and perquisites, including participation in Planet 13’s benefit plans, an annual bonus, performance bonuses and participation in the Equity Incentive Plan and other equity plans in effect from time to time. Pursuant to the amended and restated employment agreement, Mr. Wren received 1,500,000 restricted stock units which vest over three years. If Mr. Wren’s employment is terminated by Planet 13 for “cause” or by Mr. Wren without “good reason” (as such terms are defined in the agreement), Planet 13 will pay Mr. Wren any accrued but unpaid base salary, accrued but unused vacation, and reimbursement for unreimbursed business expenses. If Mr. Wren’s employment is terminated by Planet 13 without cause or by Mr. Wren for good reason, Planet 13 will, through December 31, 2031, continue to pay Mr. Wren his base salary and continue to provide him with health care benefits at a substantially similar level to the benefits provided to him while he was employed by Planet 13, subject to COBRA limitations. In addition, Mr. Wren shall be paid any earned but unpaid annual bonus with respect to any calendar year immediately preceding the date of termination and all outstanding equity incentive awards granted to him would fully vest on the date of such termination of employment. If Mr. Wren’s employment is terminated by Planet 13 without cause or by Mr. Wren for good reason upon or within six months following a change in control, Mr. Wren shall be entitled to continued base salary payments through the remaining employment term, and all outstanding unvested restricted stock units shall become fully vested. The employment agreement also provides for, among other things, confidentiality, non-solicitation and non-competition covenants in favor of the Company. The non-solicitation and non-competition covenants apply during the term of employment and for 12 months following resignation or the termination of Mr. Wren’s employment.
Domestication
On September 15, 2023, Planet 13 filed articles of domestication (“Articles of Domestication”) and articles of incorporation with the Secretary of State of the State of Nevada and changed its jurisdiction from the Province of British Columbia in Canada, to the State of Nevada in the United States, pursuant to a court-approved plan of arrangement. A special resolution to approve the Domestication was submitted to a vote at the 2023 annual meeting of shareholders, and approved by the shareholders of Planet 13 when it was a British Columbia company. On August 3, 2023, the Supreme Court of British Columbia, Canada, issued its final order regarding the Domestication.
On the Effective Date of the Domestication, (i) each outstanding option to purchase common shares of Planet 13 BC was for all purposes deemed to be one outstanding option to purchase an equal number of shares of common stock of Planet 13 at the same exercise price per share and otherwise the same terms and conditions under Planet 13’s stock option plan; and (ii) each outstanding restricted share unit to receive common shares of Planet 13 BC was for all purposes deemed to be one outstanding restricted share unit to receive an equal number of shares of common stock of Planet 13 and otherwise with the same terms and conditions under the Amended and Restated Share Unit Plan (as defined below).
Summary of the 2023 Equity Incentive Plan
Effective September 15, 2023, Planet 13 adopted, after receiving stockholder approval at the 2023 annual meeting of shareholders held on July 27, 2023, the 2023 Equity Incentive Plan that enables the grant of incentive stock options, non-qualified stock options and restricted stock units.
General
The purposes of the 2023 Equity Incentive Plan are to (a) attract and retain the types of employees, consultants, officers and directors who will contribute to Planet 13’s long-range success; (b) provide incentives that align the interests of employees, consultants, officers and directors with those of the stockholders; and (c) promote the success of Planet 13’s business. These incentives are provided through the grant of incentive stock options, non-qualified stock options and restricted stock units.

Eligibility
Awards may be granted to employees, directors and consultants of Planet 13 and any affiliate of Planet 13. As of March 31, 2026, approximately 660 employees, 3 directors, 1 consultant, and 0 affiliates would be eligible to participate in the 2023 Equity Incentive Plan. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of Planet 13 or an affiliate of Planet 13. Awards other than incentive stock options may be granted to employees, consultants and directors.
Administration of the 2023 Equity Incentive Plan
The Planet 13 board is empowered to administer the 2023 Equity Incentive Plan but may delegate administration to a committee or subcommittee of one or more members of the Planet 13 board. Subject to the provisions of the 2023 Equity Incentive Plan, the administrator has the power to administer the 2023 Equity Incentive Plan, including but not limited to, the power to interpret the terms of the 2023 Equity Incentive Plan and awards granted under it, to prescribe, amend and rescind rules relating to the 2023 Equity Incentive Plan, including creating sub-plans, and to determine the terms of the awards, including the exercise price, the number of shares of common stock subject to each such award, the exercisability of the awards and the form of consideration, if any, payable upon exercise. The board may also delegate authority to grant awards to eligible persons who are not subject to Section 16 of the Exchange Act to one or more officers of Planet 13.
Authorized Shares
A total of 52,000,000 shares of common stock are reserved for issuance under the 2023 Equity Incentive Plan and all other security-based compensation arrangements of Planet 13 (the “Total Share Reserve”). Any outstanding awards made under the 2023 Equity Incentive Plan count towards the Total Share Reserve. The maximum number of shares of common stock subject to awards granted during a single fiscal year to any independent director, together with any cash fees paid to such independent director during the fiscal year, shall not exceed a total value of $1,000,000. As of the date of this proxy statement/prospectus, no stock options have been issued pursuant to the 2023 Equity Incentive Plan. During 2025, a total of 23,930,635 restricted shares of common stock were issued to officers, directors and employees of Planet 13 under the 2023 Equity Incentive Plan and 19,342,706 RSUs remained issued and outstanding. As of the date of this proxy statement/prospectus, 5,657,319 shares of common stock in the aggregate remain available for issuance under the 2023 Equity Incentive Plan.
If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock units, is forfeited to, or repurchased by, Planet 13 due to failure to vest, is canceled, forfeited, cash-settled, or terminated prior to exercise or realization, then the shares subject to such award shall not again become available for future grant or sale under the 2023 Equity Incentive Plan.
No awards may be granted under the 2023 Equity Incentive Plan if after such grant of awards: (a) the aggregate number of shares of common stock reserved for issuance under the 2023 Equity Incentive Plan and all other security based compensation arrangements of Planet 13, to (i) Related Persons (as a group), as such term is defined in the 2023 Equity Incentive Plan, exceeds 10% of the shares of common stock outstanding at the time of the grant calculated on a fully diluted basis, or (ii) any one Related Person exceeds 5% of the shares of common stock outstanding at the time of the grant calculated on a fully diluted basis; or (b) the aggregate number of shares of common stock issued pursuant to the 2023 Equity Incentive Plan and all other security based compensation arrangements, within a 12-month period to (i) Related Persons (as a group) exceeds 10% of the total number of shares of common stock outstanding at the time of the grant calculated on a fully diluted basis, or (ii) any one related person and the associates, as such term is defined in the 2023 Equity Incentive Plan, of the related person exceeds 5% of the shares of common stock outstanding at the time of the grant calculated on a fully diluted basis. The aggregate number of shares of common stock issued or issuable to persons providing Investor Relations Activities, as such term is defined in the 2023 Equity Incentive Plan, as compensation within a 12-month period, shall not exceed 2% of the total number of shares of common stock outstanding at the time of the grant.

Adjustments to Shares Subject to the 2023 Equity Incentive Plan
In the event of any changes in the outstanding common stock or in the capital structure of Planet 13 by reason of any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of common stock or other securities of Planet 13, issuance of warrants or other rights to acquire common stock or other securities of Planet 13 or other relevant change in capitalization dividend or other distribution (whether in the form of cash, shares, other securities, or other property), the Planet 13 board will adjust the number and class of shares that may be delivered under the 2023 Equity Incentive Plan, and/or the number, class and price of shares covered by outstanding awards, and the numerical share limitations in the 2023 Equity Incentive Plan.
Types of Awards
The 2023 Equity Incentive Plan enables the grant of incentive stock options, non-qualified stock options and restricted stock units.
Stock Options.   Stock options in the form of non-qualified stock options or incentive stock options may be granted under the 2023 Equity Incentive Plan. The Planet 13 board determines the number of shares subject to each option. The Planet 13 board determines the exercise price of options granted under the 2023 Equity Incentive Plan, provided that the exercise price must at least be equal to the fair market value of the common stock on the date of grant and further provided that so long as the common stock is listed on the CSE, for the purposes of establishing the exercise price of any option, the fair market value shall not be lower than the greater of the closing market price of the common stock on the CSE on: (a) the trading day prior to the grant date, and (b) the grant date. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of Planet 13’s outstanding stock, the term of an incentive stock option must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. The Planet 13 board will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. Unless otherwise provided in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. Unless otherwise provided in an award agreement, in all other cases, the option generally will remain exercisable for three months following the termination of service; provided that if the termination of continuous service is by Planet 13 for cause, all outstanding options (whether or not vested) shall immediately terminate and cease to be exercisable. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2023 Equity Incentive Plan, the Planet 13 board determines the other terms of options, including the vesting criteria.
Restricted Stock Units.   Restricted stock units may be granted under the 2023 Equity Incentive Plan. Restricted stock units are unfunded and unsecured promises to deliver shares of common stock, or cash, other securities or other property having a value equal to the fair market value of an identical number of shares of common stock. A participant shall have no dividend rights or voting rights with respect to any restricted stock units granted under the Plan. Subject to the provisions of the 2023 Equity Incentive Plan, the Planet 13 board determines the terms and conditions of restricted stock units, including the vesting criteria and the timing and form of payment. Payment is made following the vesting of restricted stock units. The Planet 13 board, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout of restricted stock units.
Transferability of Awards
Unless the Planet 13 board provides otherwise, the 2023 Equity Incentive Plan generally does not allow for the transfer of awards other than by will or the laws of descent or distribution and only the recipient of an award may exercise an award during his or her lifetime.

Change in Control
The 2023 Equity Incentive Plan provides that in the event of a change in control, as defined under the 2023 Equity Incentive Plan, each outstanding award will be treated as the board determines. The Planet 13 board may, but is not obligated to: (a) accelerate, fully vest or cause restrictions to lapse with respect to awards; (b) cancel outstanding awards and pay holders the value of such awards in cash or equity; (c) provide for the issuance of substitute awards or the assumption or replacement of such awards; or (d) provide written notice to participants that awards shall be exercisable for a period of at least ten days prior to the change in control and will then terminate upon the occurrence of the change in control. The executive officer employment agreements provide that all outstanding equity awards fully vest in the event of a change in control.
Amendment; Termination
The administrator has the authority to amend, alter, suspend, or terminate the 2023 Equity Incentive Plan provided such action does not materially impair the existing rights of any participant without the participant’s consent. The 2023 Equity Incentive Plan automatically will terminate on the tenth anniversary of its effective date, unless it is terminated sooner. While no awards may be granted pursuant to the 2023 Equity Incentive Plan after termination, awards granted thereunder may extend beyond that date.
Liability Insurance for Directors and Officers
Planet 13 has directors’ and officers’ liability insurance coverage for losses to Planet 13 if it is required to reimburse directors and officers, where permitted. This insurance protects Planet 13 against liability (including costs), subject to standard policy exclusions, which may be incurred by directors and/or officers acting in such capacity for Planet 13. All directors and officers are covered by the policy and the amount of insurance applies collectively to all. The annual cost for this insurance in 2025 was $283,688.
Planet 13 has entered into employment agreements that include indemnification provisions with each of its executive officers. Under these provisions, each executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. Planet 13 believes that these provisions are necessary to attract and retain qualified individuals to serve as executive officers.
Director Compensation
Planet 13 does not provide separate or additional compensation to directors who are also executives in connection with their services as a director. Planet 13 adopted a director compensation program effective January 1, 2021 which provides for the payment of annual base fees to non-employee directors of $100,000 each that is payable quarterly in arrears. Other than as set out in the table below, no non-employee director has received compensation pursuant to:
(a)   any standard arrangement for the compensation of directors for their services in their capacity as directors, including any additional amounts payable for committee participation or special assignments;
(b)   any other arrangement, in addition to, or in lieu of, any standard arrangement, for the compensation of directors in their capacity as directors; or
(c)   any arrangement for the compensation of directors for services as consultants or experts.

The following table sets forth all compensation paid to or earned, or recognized as an expense in accordance ASC Topic 718, by each non-employee director during Planet 13’s fiscal year ended December 31, 2025.
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Adrienne O’Neal	100,000	—	—	—	—	—	100,000
Kevin Martin	100,000	—	—	—	—	—	100,000
David Loop	100,000	—	—	—	—	—	100,000
Nancy Saitta	—	—	—	—	—	—	—
Leilani Bradford	—	—	—	—	—	—	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF PLANET 13
The following is a description of each related party transaction since January 1, 2025:
Effective March 1, 2025, Planet 13 entered into a 30 month lease agreement with PRMN Investments Ltd. for a Florida apartment unit used primarily for executive travel in Florida for oversight of Florida operations. PRMN Investments Ltd is primarily owned by Robert Groesbeck, Planet 13’s co-CEO. The lease agreement was subsequently terminated in November 2025 upon mutual agreement. Payments for rent and associated costs related to the use of this property for the year ended December 31, 2025 equaled $51,958 (2024 — $nil).
Effective September 19, 2025, Planet 13 entered into a three month consulting agreement with Off the House, LLC, an entity owned and operated by the stepson of Robert Groesbeck, Planet 13’s co-CEO. After the initial three month period, the contract continues on a month to month basis. Total contract payments for the year ended December 31, 2025 equaled $44,650 (2024 — $nil).
On December 31, 2025, $5,935 was due to Off the House, LLC, no other amounts were due to related parties (2024 — $nil).
Related Person Transaction Policy
Planet 13 has adopted a written related person transactions policy that provides that its executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of Planet 13’s voting securities, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related person transaction with Planet 13 without the review and approval of its audit committee. The policy provides that any request for Planet 13 to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of its shares of common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to its audit committee for review, consideration and approval, subject to exceptions for certain transaction for which there is standing pre-approval as described in the policy, including for employment of executive officers and director compensation. In approving or rejecting any such proposal, Planet 13’s audit committee shall take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in its ordinary course of business, (ii) whether the transaction was initiated by Planet 13, a subsidiary of Planet 13, or the related person, (iii) whether the transaction is proposed to be, or was, entered into on terms no less favorable to Planet 13 than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to Planet 13 of, the transaction, (v) the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related person, (vi) the related person’s interest in the transaction and (vii) any other information regarding the transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

DESCRIPTION OF PLANET 13’S SECURITIES
This section contains a description of the capital stock of Planet 13. The following summary of the terms of Planet 13’s capital stock is not meant to be complete and is qualified by reference to Planet 13’s articles of incorporation (“Articles of Incorporation”) and bylaws (“Bylaws”).
Planet 13’s authorized capital stock currently consists of 1,500,000,000 shares of common stock, with no par value, and 50,000,000 shares of preferred stock, with no par value.
Common Stock
Voting Rights
On matters submitted to the stockholders of Planet 13, the holders of common stock will be entitled to one vote for each share held. No stockholder has any right or will be permitted to cumulate votes in any election of directors. Except as otherwise provided by law or by the Articles of Incorporation, the Bylaws or any preferred stock designation, the majority of the votes cast by shares present and entitled to vote, in person or by proxy, shall decide any question brought before stockholders for approval, provided that directors are elected by plurality of the votes cast.
Dividend Rights
Holders of common stock are entitled to receive any dividends declared by Planet 13 board out of funds legally available therefor. Under Nevada law, except as provided in its articles of incorporation, a company may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the company would be able to pay its debts as they become due in the usual course of business and, except as otherwise specifically allowed by its articles of incorporation, the company’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the company were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.
Liquidation Rights
In the event of any liquidation or dissolution of Planet 13, all assets of Planet 13 legally available for distribution after payment or provision for payment of (i) all debts and liabilities of Planet 13, (ii) any accrued dividend claims and (iii) liquidation preferences of any outstanding preferred stock, will be distributed ratably, in cash or in kind, among the holders of common stock.
Other Rights
Planet 13’s common stock does not have pre-emptive or subscription rights, and there are no redemption or sinking-fund provisions applicable to common stock except for the Planet 13 Redemption right described below under “Regulatory Matters”.
Preferred Stock
The Articles of Incorporation give the Planet 13 board the express authority, without further action of the stockholders, to issue shares of preferred stock from time to time and to establish from time to time the number of shares to be included in each such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued class or series of preferred stock, and the treatment in the case of a merger, business combination transaction, or sale of Planet 13’s assets, and to increase or decrease the number of shares of any class or series so created subsequent to the issue of that class or series but not below the number of shares of such class or series then outstanding. All the shares of any one series of the preferred stock shall be identical in all respects.

Anti-Takeover Effects of Nevada Law and Provisions of Planet 13’s Articles of Incorporation and its Bylaws
In addition to the Planet 13 board’s ability to issue preferred stock without further action of the stockholders, as described above, Nevada law and the Articles of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of Planet 13 as described below.
Advance Notice Provisions
The Bylaws provide that a stockholder proposal or nomination of a director by stockholders to the Planet 13 board may be considered at a meeting of stockholders if such proposal or nomination is properly requested to be brought before such meeting by a stockholder in accordance with the Bylaws, which require, among other requirements, that the proposal or nomination be delivered to the secretary of Planet 13 not earlier than the 120th day and not later than the 90th day prior to the meeting and the disclosure of certain information including the name and address of the stockholder, the number of shares directly or indirectly held by the stockholder and any other information relating to the stockholder, beneficial owner or a control person of the stockholder that would be required to be disclosed in a proxy statement.
Stockholder Action by Written Consent
Nevada law allows for written consent resolutions by stockholders is deemed to be valid and effective as if it had been passed at a meeting of stockholders as long as it satisfies all of the requirements Nevada law and the articles of incorporation of the corporation. The Articles of Incorporation and the Bylaws provide that any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a unanimous consent in writing, setting forth the action so taken, shall be signed by holders of all of the issued and outstanding shares of the relevant class(es) or series of stock of Planet 13 (other than treasury stock) entitled to vote thereon. The Articles of Incorporation provide that any amendment to the provision relating to action by written consent of stockholders shall be effective only upon the affirmative vote of the holders of capital stock then outstanding representing two-thirds or more of the votes eligible to be cast in an election of directors.
Calling of Stockholder Meetings
Under Nevada law, unless otherwise provided in the articles of incorporation or the bylaws, the entire board of directors, any two directors, or the president may call annual or special meetings of the stockholders. The Bylaws provide that a special meeting of the stockholders may be called by the Planet 13 board, the chair of the Planet 13 board or by stockholders holding at least a majority of the voting power of the outstanding shares of Planet 13 then entitled to vote on the matter or matters to be brought before the special meeting.
Vacancies and Removal of Directors
Under Nevada law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the articles of incorporation. The Articles of Incorporation provide that all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director entitled to vote thereon, and if any such vacancies are not filled by the remaining director or directors, then such vacancy may be filled by the stockholders.
Under Nevada law, stockholders may remove a director before the expiration of the director’s term of office by a resolution passed by at least two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Amendment of Articles of Incorporation or Bylaws
Under Nevada law, every amendment to the articles of incorporation must be made in the following manner:
a.   the board of directors must adopt a resolution setting forth the amendment proposed and either call a special meeting of the stockholders entitled to vote on the amendment or direct that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment;
b.   at the meeting, a vote of the stockholders entitled to vote in person or by proxy must be taken for and against the proposed amendment. If it appears upon the canvassing of the votes that stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation, have voted in favor of the amendment, an officer of the corporation shall sign a certificate setting forth the amendment, or setting forth the articles of incorporation as amended, and the vote by which the amendment was adopted. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment. Different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.
The Articles of Incorporation permit Planet 13 to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner, and subject to approval by stockholders as, now or hereafter prescribed by Nevada law; provided that any amendment to the provisions that relate to the exclusive forum for disputes described below and the stockholder action by written consent described above shall be effective only upon the affirmative vote of the holders of common stock and preferred stock then outstanding representing two-thirds or more of the votes eligible to be cast in an election of directors.
Nevada law permits amendments to the bylaws to be made solely by the board of directors of the corporation. The Bylaws specifically provide that the Planet 13 board or stockholders may amend the Bylaws, provided, however, in the case of amendments by stockholders, such action must be approved by two-thirds of the votes cast by shares present and entitled to vote, in person or by proxy.
Business Combinations
Nevada law generally prohibits an interested stockholder from engaging in a business combination with a corporation that has at least 200 stockholders of record for two years after the person first became an interested stockholder unless the combination or the transaction is approved by the board of directors before the person first became an interested stockholder, or the combination is approved by the board of directors and by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder. This prohibition does not apply after the expiration of four years from when such person first became an interested stockholder.
Control Share Acquisitions
Nevada law limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation. A “controlling interest” is deemed to be the direct or indirect power to exercise at least 20% of the voting power of the stockholders in the election of directors. An “acquisition” means, with certain exceptions, the direct or indirect acquisition of a controlling interest. Under Nevada law, an “acquiring person” that acquires a controlling interest in such a corporation may not exercise voting rights on any control shares unless such voting rights are conferred on such person by a majority vote of the disinterested stockholders of the corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, that does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.
The control share acquisition statute does not apply if the corporation opts out of such provision in the articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person. The Articles of Incorporation do not contain any specific provisions that depart from the provisions of Nevada law and the Bylaws expressly elect not to be governed by these provisions of Nevada law.
Exclusive Forum for Disputes
The Articles of Incorporation provide that unless Planet 13 consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County of the State of Nevada (the “Court”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Planet 13, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Planet 13 to Planet 13or Planet 13’s stockholders, (iii) any action asserting a claim against Planet 13, any director or Planet 13’s officers or employees arising pursuant to any provision of Nevada law, Chapter 92A or its Articles of Incorporation or its Bylaws, or (iv) any action asserting a claim against Planet 13, any director or Planet 13’s officers or employees governed by the internal affairs doctrine, except, as to each of clauses (i) through (iv) above, for any claim as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court, or for which the Court does not have subject matter jurisdiction. Planet 13’s Articles of Incorporation provide that any amendment to the provision relating to action by written consent of stockholders shall be effective only upon the affirmative vote of the holders of capital stock then outstanding representing two-thirds or more of the votes eligible to be cast in an election of directors.
Limitations on Liability and Indemnification of Officers and Directors
Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable under Nevada law for failing to exercise his or her power in good faith and with a view to the interests of the corporation (and in deciding upon matters of business on an informed basis) or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. With respect to actions by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable under Nevada law for failing to exercise his or her power in good faith and with a view to the interests of the corporation (and in deciding upon matters of business on an informed basis) or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.
Under the Bylaws, Planet 13 must indemnify any director, officers, employee or agent of Planet 13 against any claim, action, suit, proceeding, arbitration or governmental investigation against expenses (including attorneys’ fees, judgments, fines and amounts paid or owed in settlement actually and reasonably paid or rendered or levied against the person if acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Planet 13 and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
Regulatory Matters
The Articles of Incorporation contains certain provisions (the “Regulatory Compliance Provisions”), which are designed to allow Planet 13 to ensure compliance with, and maintenance of, its licenses relating to its cannabis operations. The Regulatory Compliance Provisions include a discretionary right to force a share transfer to a third party and/or a discretionary redemption right in favor of Planet 13.
The purpose of the Regulatory Compliance Provisions are to provide Planet 13 with a means of protecting itself from (a) a stockholder or a group of stockholders acting jointly or in concert (which determination may be made by the Planet 13 board), with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over) of 5% or more of the issued and outstanding shares of any class or series of the capital stock of Planet 13 or the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any affiliate of Planet 13 (“Equity Securities”), or such other lesser percentage as is determined in good faith by the Planet 13 board from time to time, and: (i) who a governmental authority granting licenses to, or otherwise governing the operations of Planet 13 or its subsidiaries, has determined to be unsuitable to own any of the Equity Securities; (ii) whose ownership or control of any of the Equity Securities may reasonably result in the loss, suspension, revocation or non-renewal (or similar action) with respect to any licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a governmental authority relating to Planet 13’s or its subsidiaries’ conduct of business (being the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis-derived products in the United States, which include the owning and operating of cannabis licenses) (collectively, the “Licenses”) or in Planet 13 or an affiliate being unable to obtain any new Licenses in the normal course, all as determined by the Planet 13 board; or (b) any person or entity: (i) who has not been determined by the applicable regulatory authority to be an acceptable person or otherwise have not received the requisite consent of such regulatory authority to own Equity Securities, in each case within a reasonable time period acceptable to the Planet 13 board or prior to acquiring any Equity Securities, as applicable; or (ii) who is deemed likely, in the sole discretion of the Planet 13 board, to: (A) preclude or materially delay, impede, threaten or jeopardize any License held by Planet 13 or any of its affiliates or Planet 13 or its affiliates’ application for, right to the use of, entitlement to, or ability to retain or any License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which Planet 13 or its subsidiaries is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any License of Planet 13 or any of its affiliates (in each case, an “Unsuitable Person”).
The Regulatory Compliance Provisions provide that, at the option of Planet 13 and at the sole discretion of the Planet 13 board, any Equity Securities owned or controlled by an Unsuitable Person may be either redeemed by Planet 13 (a “Redemption”) or required to be transferred to a third party (a “Transfer”).
In the case of a Redemption, Planet 13 will send a written notice to the holder of the Equity Securities called for Redemption, which will set forth: (i) the date on which the Redemption is to occur, (ii) the number of Equity Securities to be redeemed on such date, (iii) the price to be paid for such redeemed Equity Securities or the formula pursuant to which such price will be determined and the manner of payment therefor, (iv) the place where such Equity Securities (or certificate therefor, as applicable) must be surrendered, or accompanied by proper instruments of transfer, and (v) any other requirement of surrender of the Equity Securities to be redeemed. In the case of a Transfer, Planet 13 will send a written notice to the holder of the Equity Securities in question, which will set forth: (i) the date on which the Transfer is to occur, (ii) the number of Equity Securities to be transferred on such date, (iii) the price to be paid for such transferred Equity Securities or the formula pursuant to which such price will be determined and the manner of payment therefor, (iv) the place where such Equity Securities (or certificate therefor, as applicable) must be surrendered, or accompanied by proper instruments of transfer, and (v) any other requirement of surrender of the Equity Securities to be transferred, which may without limitation include a requirement to dispose of the Equity Securities via the CSE or the then principal securities exchange on which the Equity Securities are listed or quoted for trading, if any, to a person who would not be in violation of the Regulatory Compliance Provisions.
The price per Equity Security in the case of both a Redemption and a Transfer shall be determined in the sole discretion of the Planet 13 board, but not less than 95% of the lesser of: (i) the closing market price of the Equity Securities on the CSE or the then principal securities exchange on which the Equity Securities are listed or quoted for trading; (ii) the five-day volume weighted average price of the Equity Securities on the CSE or the then principal securities exchange on which the Equity Securities are listed or quoted for trading, for the five trading days immediately prior to the closing of the Redemption or Transfer (or the average of the last bid and last asking prices if there was no trading on the specified dates), (iii) if such Equity Securities are not then listed for trading on the CSE or another securities exchange, then the mean between the representative bid and the ask price as quoted by another generally recognized reporting system, (iv) if such Equity Securities are not so quoted, then the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by Pink OTC Markets Inc. or any similar successor organization, and (v) if such Equity Securities are not quoted by any recognized reporting system, then the fair value thereof, as determined in good faith and in the reasonable discretion of the Planet 13 board.
The Regulatory Compliance Provisions also provide that any newly elected or appointed director or officer of, or nominee to any such position with, Planet 13, who is required to qualify pursuant to applicable law or by regulatory authorities may not exercise any powers of the office to which such individual has been elected, appointed or nominated until such individual has been found qualified to hold such office or position by the applicable regulatory authorities in accordance with applicable law or the regulatory authorities permit such individual to perform duties and exercise powers relating to any such position pending qualification, with the understanding that such individual will be immediately removed from such position by the Planet 13 board if the applicable regulatory authority determines that there is reasonable cause to believe that such individual may not be qualified to hold such position.

SPECIAL MEETING
This proxy statement/prospectus is being provided to the Planet 13 stockholders as part of a solicitation of proxies by the Planet 13 board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides Planet 13 stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
Date, Time and Place
The special meeting of Planet 13 stockholders will be held virtually at www.virtualshareholdermeeting.com/PLNH2026SM, on December 10, 2026 at 12:00 p.m., Pacific Standard Time. On or about November 2, 2026, Planet 13 commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.
The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/PLNH2026SM, where Planet 13 stockholders will be able to participate and vote online. Planet 13 encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus. This proxy statement/prospectus is first being furnished to Planet 13’s stockholders on or about November 2, 2026.
Planet 13 has chosen to hold the special meeting solely via live webcast and not in a physical location.
Purpose of the Special Meeting
At the special meeting, Planet 13 stockholders will be asked to consider and vote on the following:
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the merger proposal — a proposal to approve and adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 61 and 105, respectively, and approve the transactions contemplated thereby, including the merger.

Completion of the merger is conditioned on the approval of the merger proposal.
Recommendation of the Planet 13 Special Committee and Planet 13 Board
At a meeting of the Planet 13 special committee held on July 26, 2026, the Planet 13 special committee unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders (including the holders of Planet 13 common stock other than the founders and their respective affiliates) and recommended to the Planet 13 board that it approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger.
At a meeting of the Planet 13 board held on July 26, 2026, the Planet 13 board, acting on the unanimous recommendation of the Planet 13 special committee, unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of the Planet 13 stockholders, and approved and adopted the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Planet 13 stockholders for adoption at a meeting of such stockholders. The Planet 13 board unanimously recommends that Planet 13 stockholders vote “FOR” the merger proposal.
Planet 13 stockholders should carefully read this proxy statement/prospectus (including the annexes hereto) and any documents incorporated by reference in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.
Record Date; Stockholders Entitled to Vote
Only holders of record of Planet 13 common stock at the close of business on October 29, 2026, the Planet 13 record date, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

On the Planet 13 record date, there were 335,319,455 shares of Planet 13 common stock outstanding and entitled to vote at the special meeting. Each share of Planet 13 common stock outstanding on the Planet 13 record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting. Planet 13 stockholders may vote virtually at the meeting or by proxy through the internet or by telephone or by a properly executed and delivered proxy card with respect to the special meeting.
Planet 13 fixed the close of business on October 29, 2026 as the record date for the special meeting. Only Planet 13 stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of Planet 13 stockholders entitled to vote at the special meeting will be available for inspection at Planet 13’s principal office at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109 during regular business hours for a period of at least 10 days prior to the special meeting. If you would like to inspect the list of Planet 13 stockholders of record, please call Planet 13’s Investor Relations department at ir@planet13lasvegas.com to schedule an appointment or request access. A certified list of eligible Planet 13 stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/PLNH2026SM by entering the control number provided on your proxy card, voting instruction form or notice.
Voting by Planet 13’s Directors and Executive Officers
At the close of business on October 29, 2026, the Planet 13 record date, directors and executive officers of Planet 13 and their respective affiliates owned and were entitled to vote 97,060,651 shares of Planet 13 common stock, representing approximately 29% of the shares of Planet 13 common stock outstanding on that date. Planet 13 currently expects its directors and executive officers to vote their shares of Planet 13 common stock in favor of each of the proposals to be voted on at the special meeting. Additionally, pursuant to voting agreements entered into concurrently with the execution of the merger agreement, (i) Larry Scheffler, (ii) Robert Groesbeck, (iii) Christopher Wren and (iv) David Loop (in each case, including certain of their affiliates) have agreed, among other things, and on the terms and subject to the conditions in the voting agreements, to vote (or cause to be voted) all of the covered shares in favor of the merger proposal and any proposal to adjourn a meeting of the stockholders of Planet 13 to solicit additional proxies in favor of the merger proposal. As of the date of this proxy statement/prospectus, the stockholders who entered into voting agreements beneficially owned approximately 95,575,867 shares of Planet 13 common stock. For a more detailed discussion of the voting agreements, see “The Voting Agreements” beginning on page 131.
Quorum; Adjournment
The presence at the special meeting, in person or by proxy, of the holders of one-third of the outstanding shares of Planet 13 common stock entitled to vote at the special meeting constitutes a quorum for the transaction of business at the special meeting.
The special meeting may be adjourned, in the absence of a quorum, by the chairman of the meeting or the affirmative vote of holders of a majority of the voting power of Planet 13 common stock present in person or represented by proxy and entitled to vote at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the merger proposal by the chairman of the meeting. If a sufficient number of shares of Planet 13 common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Planet 13 does not anticipate that it will adjourn the special meeting.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:
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the adjournment is for 30 days or more, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•
a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow Planet 13 stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.
Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.
Required Vote; Broker Non-Votes and Abstentions
Each share of Planet 13 common stock outstanding on the Planet 13 record date is entitled to one vote on the merger proposal. Approval of the merger proposal requires (i) the affirmative vote of holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon and (ii) the affirmative vote of a simple majority of the votes cast by holders of Planet 13 common stock, excluding shares held or controlled by the founders and their respective affiliates and other persons described in items (a) through (d) of Section 8.1(2) of MI 61-101. Failures to be present virtually or by proxy, including broker non-votes, and abstentions, will have the same effect as votes cast “AGAINST” the required vote described under clause (i) above. Failures to be present virtually or by proxy, including broker non-votes, and abstentions, will have no effect on the required vote described under clause (ii) above.
Voting of Proxies by Holders of Record
How to Vote by Proxy if You are the Record Holder of Your Shares
If you were the record holder of your shares as of the Planet 13 record date, you may submit your proxy to vote by mail, by telephone or via the internet.
Voting via the Internet or by Telephone
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Internet — To submit your proxy via the internet, www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m. Eastern Time on December 9, 2026 for shares held directly.

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Telephone — To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m. Eastern Time on December 9, 2026 for shares held directly.

Voting by Mail
As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.
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Mail — To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 5:30 p.m. Eastern Time on December 9, 2026 for shares held directly.

How to Vote Your Shares if You are a “Street Name” Holder
If you hold your shares through a broker, bank or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.
General
Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Planet 13 board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.
Attendance at the Special Meeting and Voting Virtually
The special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on December 10, 2026 at 12:00 p.m., Pacific Standard Time. To attend the special meeting, visit www.virtualshareholdermeeting.com/PLNH2026SM and enter the 16-digit control number on the proxy card or voting instruction form you received. Stockholders of record of Planet 13 who wish to vote at the special meeting should follow the instructions at www.virtualshareholdermeeting.com/PLNH2026SM. Please allow time for online check-in procedures.
The virtual stockholder meeting format uses technology designed to increase stockholder access, save Planet 13 and Planet 13 stockholders time and money, and provide Planet 13 stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Planet 13 will provide Planet 13 stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.
Revocability of Proxies
Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:
1.
submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on December 9, 2026 for shares held directly.

2.
signing and returning a new proxy card with a later date;

3.
voting virtually at the special meeting; or

4.
delivering, before 5:30 p.m. Eastern Time on December 9, 2026 for shares held directly to Planet 13’s Corporate Secretary at Planet 13’s executive offices at 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109, a written revocation of your most recent proxy.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Solicitation
Planet 13 is soliciting proxies for the special meeting from its stockholders. Planet 13 will bear the expenses of the proxy solicitation, including the fees and expenses of Sodali & Co, which has been engaged to serve as Planet 13’s proxy solicitor. Proxies may be solicited by Sodali & Co and by directors, officers and a small number of Planet 13’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Planet 13 common stock of record for beneficial owners for forwarding to such beneficial owners. Planet 13 may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance
If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact:
Sodali & Co
430 Park Avenue, 14th Floor
New York, NY 10022
Shareholders may call toll-free: (800) 662-5200
Banks and brokers may call collect: (203) 658-9400
Email: PLNH@info.sodali.com
Your vote is very important regardless of the number of shares of Planet 13 common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.
Tabulation of Votes
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the special meeting, and representatives of Broadridge Financial Solutions, Inc. will act as the Independent Inspector of Election.

PLANET 13 PROPOSALS
Item 1.   The Merger Proposal
(Item 1 on Planet 13 Proxy Card)
In the merger proposal, Planet 13 is asking its stockholders to approve and adopt the merger agreement and approve the transactions contemplated thereby, including the merger. Approval of the merger proposal by Planet 13 stockholders is required for completion of the merger. The merger proposal requires (i) the affirmative vote of holders of a majority of the outstanding shares of Planet 13 common stock entitled to vote thereon and (ii) the affirmative vote of a simple majority of the votes cast by holders, excluding shares held or controlled by the founders and their respective affiliates and other persons described in clauses (a) through (d) of Section 8.1(2) of MI 61-101. Each share of Planet 13 common stock outstanding on the Planet 13 record date of the special meeting is entitled to one vote on this proposal. Failures to be present virtually or by proxy, including broker non-votes, and abstentions, will have the same effect as votes cast “AGAINST” the required vote described under clause (i) above. Failures to be present virtually or by proxy, including broker non-votes, and abstentions, will have no effect on the required vote described under clause (ii) above.
The Planet 13 board unanimously recommends a vote “FOR” the merger proposal (Item 1).

DESCRIPTION OF VIREO GROWTH SHARES
Description of Vireo Growth’s Securities
Vireo Growth is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares (collectively, the “Vireo Growth Shares”).
As of October 29, 2026, the issued and outstanding capital of Vireo Growth consisted of: (i) 51,548,115 Subordinate Voting Shares; (ii) 7,678 Multiple Voting Shares; and (iii) 0 Super Voting Shares. The total number of equity shares assuming all Multiple Voting Shares are converted into Subordinate Voting Shares would be 52,315,915.
Vireo Growth’s Articles, which are incorporated by reference into this proxy statement/prospectus, provide further information regarding our securities and qualify the summary in this proxy statement/prospectus in its entirety.
Subordinate Voting Shares
Notice and Voting Rights.   Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of Vireo Growth, except a meeting of which only holders of another particular class or series of shares of Vireo Growth have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.
Class Rights.   As long as any Subordinate Voting Shares remain outstanding, Vireo Growth will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of Vireo Growth. The majority of votes required to pass a special resolution at a meeting of holders of Subordinate Voting Shares is two-thirds of the votes cast on the resolution.
Dividend Rights.   Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the directors of Vireo Growth, dividends in cash or property of Vireo Growth. No dividend will be declared or paid on the Subordinate Voting Shares unless Vireo Growth simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.
Liquidation Rights.   In the event of the liquidation, dissolution or winding-up of Vireo Growth, whether voluntary or involuntary, or in the event of any other distribution of assets of Vireo Growth among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of Vireo Growth ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).
Conversion Rights.   In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.
The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, Vireo Growth’s transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting

Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Vireo Growth or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.
Change in Control.   No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Redemption Rights.   Vireo Growth is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit Vireo Growth to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in Vireo Growth.
The purpose of the redemption right is to provide Vireo Growth with a means of protecting itself from having a shareholder (or a group of persons who the Board of Directors reasonably believes are acting jointly or in concert) (an “Unsuitable Person”) with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Vireo Growth Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to Vireo Growth (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Vireo Growth’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in Vireo Growth being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.
Pursuant to the Articles, Vireo Growth has a right, but not the obligation, at its option, to redeem Subordinate Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price (as defined below).
A redemption notice may be delivered by Vireo Growth to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (as defined below) if Vireo Growth is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. Vireo Growth will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that Vireo Growth need not redeem Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.
For purposes of the foregoing, “Unsuitable Person Redemption Price” means: (i) in the case of Subordinate Voting Shares, the volume-weighted average trading price of Subordinate Voting Shares during the five (5) trading day period immediately after the date of the redemption notice on the CSE or other national or regional securities exchange on which Subordinate Voting Shares are listed; (ii) in the case of Multiple Voting Shares or Super Voting Shares, the amount determined under (i) multiplied by the Conversion Ratio in effect at the time the redemption notice is delivered, or (iii) if no such quotations are available, the fair market value per share of such Subordinate Voting Shares and/or Multiple Voting Shares as set forth in a valuation and fairness opinion (the “Valuation Opinion”) from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to Vireo Growth or its affiliates) or a disinterested nationally recognized accounting firm.
The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, Vireo Growth will issue an amended redemption notice reflecting the new redemption date forthwith.
From and after the date the redemption notice is delivered, an Unsuitable Person owning Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person with respect to such person’s Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Shares.
Following redemption, the redeemed Shares will be cancelled.
Vireo Growth may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person, any other means permitted by applicable law or a combination of the foregoing sources of funding. To the extent required by applicable laws, Vireo Growth may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.
A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of Vireo Growth (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to Vireo Growth by mail sent to Vireo Growth’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Vireo Growth Shares occurring by operation of law including, inter alia, the transfer of the Vireo Growth Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Vireo Growth Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of Vireo Growth, duly issued or granted by Vireo Growth, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Vireo Growth Shares may have failed to comply with the foregoing restrictions, Vireo Growth may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Vireo Growth Shares held.
Multiple Voting Shares
Notice and Voting Rights.   Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of Vireo Growth, except a meeting of which only holders of another particular class or series of shares of Vireo Growth have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).
Class Rights.   As long as any Multiple Voting Shares remain outstanding, Vireo Growth will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights discussed in this paragraph, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of Vireo Growth.
Dividend Rights.   The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless Vireo Growth simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.
Liquidation Rights.   In the event of the liquidation, dissolution or winding-up of Vireo Growth, whether voluntary or involuntary, or in the event of any other distribution of assets of Vireo Growth among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of Vireo Growth ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).
Conversion Rights.   The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Conversion Ratio”), subject to customary adjustments for certain corporate changes. The ability to convert the Multiple Voting Shares is subject to a restriction that a holder of Multiple Voting Shares may not convert their shares if after giving effect to such conversion, the holder, together with the holder’s affiliates, would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the conversion. Upon notice to Vireo Growth, a holder of Multiple Voting Shares may increase or decrease the foregoing limitation, provided the holder would not own in excess of 19.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the conversion. Any increase in the limitation is not effective until the 61st day after the notice is delivered to Vireo Growth.
Mandatory Conversion.   Vireo Growth may require each holder of Multiple Voting Shares to convert all, and not less than all, of the Multiple Voting Shares at the applicable Conversion Ratio if all of the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares): (A) the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holders thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the U.S. Securities Act; (B) Vireo Growth is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and (C) the Subordinate Voting Shares are listed or quoted, and are not suspended from trading, on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the CSE or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).
In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.
The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, Vireo Growth’s transfer agent shall deposit under the offer the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of Vireo Growth or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.
Change in Control.   No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.
Redemption Rights.   Vireo Growth is, subject to certain conditions, entitled to redeem Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares, as applicable, held by certain shareholders in order to permit Vireo Growth to comply with applicable licensing regulations. These redemption rights are applicable to each class of shares in Vireo Growth. See “Subordinate Voting Shares — Redemption Rights”.

MARKET PRICE AND DIVIDENDS OF PLANET 13
Market Information
Planet 13 common stock is listed and posted for trading on the CSE under the symbol “PLTH” and is quoted on the OTCQX Best Market under the symbol “PLNH.”
Holders of Record of Planet 13 Common Stock
As of October 29, 2026, there were approximately 76 holders of record of Planet 13 common stock.
Dividend Policy
Planet 13 has not paid dividends since the completion of its 2018 business combination and currently intends to retain future earnings to finance the development and growth of its business. Any future determination to declare or pay dividends would be at the discretion of the Planet 13 board and would depend upon Planet 13’s financial condition, operating results, capital requirements, contractual restrictions and other factors that the Planet 13 board deems relevant.
In addition, while the merger agreement remains in effect, Planet 13 is generally prohibited from declaring, setting aside, authorizing, making or paying any dividend or other distribution with respect to its securities, except as otherwise permitted by the merger agreement or with Vireo Growth’s prior written consent.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF VIREO GROWTH AND PLANET 13
Vireo Growth is a corporation existing under the laws of British Columbia and accordingly, the rights of the shareholders of Vireo Growth are governed by the British Columbia Corporations Act. Planet 13 is incorporated under the laws of the State of Nevada and accordingly, the rights of the stockholders of Planet 13 are governed by the NRS including NRS Chapters 78 and 92A. Planet 13, as the surviving corporation, will continue to be a Nevada corporation following completion of the merger and will be governed by the NRS.
Upon completion of the merger, Planet 13 stockholders immediately prior to the effective time of the merger will become Vireo Growth shareholders. The rights of the former Planet 13 stockholders will, as holders of Vireo Growth shares, thereafter be governed by the BCBCA and by Vireo Growth’s articles.
The following description summarizes certain of the material terms and differences between the rights of the shareholders of Vireo Growth and the stockholders of Planet 13 but is not a complete statement of all such terms or differences, or a complete description of the specific provisions referred to in this summary. Investors should read carefully, and the following description is qualified in its entirety by reference to, the relevant provisions of the BCBCA, NRS and the respective articles, articles of incorporation and bylaws of Vireo Growth and Planet 13, as applicable. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 228.
	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
Authorized Capital Stock	Vireo Growth’s Articles authorize the issuance of an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares, each without par value. As of October 29, 2026, there were 51,548,115 Subordinate Voting Shares, 7,678 Multiple Voting Shares and 0 Super Voting Shares outstanding.	The Planet 13 Articles provide that the total number of shares of all classes of stock that Planet 13 is authorized to issue is one billion five-hundred fifty million (1,550,000,000), consisting of (i) one billion five hundred million (1,500,000,000) shares of Planet 13 common stock and (ii) fifty million (50,000,000) shares of preferred stock, no par value (“Planet 13 preferred stock”). As of October 29, 2026, there were 335,319,455 shares of Planet 13 common stock outstanding and 0 shares of Planet 13 preferred stock outstanding. The Planet 13 board has a broad “blank check” authority to establish series of Planet 13 preferred stock and fix their voting powers, designations, preferences, limitations, restrictions and relative rights.
Special Meetings of Stockholders; Action by Written Consent	Under the BCBCA, one or more shareholders of a corporation holding not less than 1/20 of the issued shares of the corporation that carry the right to vote at general meetings may give notice to the directors requiring them to call and hold a general meeting, which meeting must be held within four months of receiving the requisition. Subject to certain exceptions, if the directors fail to provide notice of a meeting within 21 days of receiving the
Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, the entire board of directors, any two directors, or the president may call special meetings of the stockholders.
The Planet 13 Bylaws provide that special meetings of Planet 13 stockholders may be called by the Planet 13 board, the Chair of the Planet 13 board or by Planet 13 stockholders holding at least a majority of the voting power of the outstanding shares of Planet 13 then entitled to vote on the matter or matters to be brought before the special stockholders’ meeting.

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders

requisition, the requisitioning shareholders, or any one or more of them holding more than 2.5% of the issued shares of the corporation that carry the right to vote at general meetings, may send notice of a general meeting to be held to transact the business stated in the requisition. Additionally, Vireo Growth’s Articles provide that the directors may, whenever they think fit, convene a meeting of shareholders.
Under the BCBCA, shareholders may pass consent resolutions in writing without holding a meeting if consented to in writing by all shareholders who would have been entitled to vote on the resolution at a meeting.

The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power, or if a different proportion of voting power is otherwise required for action at a meeting, then by that proportion of written consents.
The Planet 13 Articles provide that any action required or permitted to be taken at any annual or special meeting of Planet 13 stockholders may be taken upon the vote of Planet 13 stockholders at an annual or special meeting duly noticed and called in accordance with the NRS, as amended from time to time, and may be taken without a meeting, without prior notice and without a vote, if unanimous consent or consents in writing, setting forth the action taken, are signed by all holders of the issued and outstanding shares of the relevant class(es) or series of stock of Planet 13 (other than treasury stock) entitled to vote thereon by delivery to its registered office in Nevada, its principal place of business, or to an officer or agent of Planet 13 having custody of the book in which proceedings of meetings of stockholders are recorded.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors
The BCBCA includes a detailed regime for shareholders’ proposals. A person submitting a proposal must have been the registered or beneficial owner of one or more voting shares for at least two years before signing the proposal. In addition, the proposal must be signed by shareholders who, together with the submitter, are registered or beneficial owners of (i) at least 1% of the corporation’s voting shares, or (ii) shares with a fair market value exceeding an amount prescribed by regulation (at present, $2,000).
Vireo Growth’s Articles provide for advance notice procedures for director nominations, requiring Nominating Shareholders to give timely written notice in the prescribed

The NRS does not contain specific provisions regarding stockholder proposals.
The Planet 13 Bylaws establish advance notice procedures that stockholders must follow in order to nominate candidates for election to the Planet 13 board or to bring other business before an annual meeting of stockholders. In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record entitled to vote at the meeting and must deliver timely written notice to the Secretary of Planet 13. To be timely, such notice generally must be delivered not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting, and must contain the information prescribed by the Planet 13 Bylaws. In addition, each proposed nominee must submit the questionnaire, representation and agreement required by the Planet 13 Bylaws. Comparable advance notice

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
	form to the Secretary of the corporation.	requirements apply to nominations of directors made by stockholders at a special meeting of stockholders at which directors are to be elected.
Number of Directors	Under the BCBCA, a company must have at least one director and, in the case of a public company, must have at least three directors. Vireo Growth’s Articles provide that the number of directors, excluding additional directors, is set at the greater of three and the most recently set number of directors established by ordinary resolution or by the directors. The directors may appoint additional directors between annual general meetings, provided that the number of additional directors must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under such provision.
Under the NRS, a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and may otherwise provide for the manner in which the number of directors may be increased or decreased.
The Planet 13 Articles provide that subject to the rights of the holders of any series of Planet 13 preferred stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Planet 13 board shall be fixed exclusively by resolutions adopted by a majority of the Planet 13 board. The Planet 13 Bylaws provide that the number of directors shall not be less than three nor more than nine.

Election of Directors	Under the BCBCA, directors are elected by the shareholders at each annual general meeting and hold office until the next annual general meeting or until they cease to hold office in accordance with the BCBCA or the articles. Vireo Growth’s Articles provide that directors are elected at each annual general meeting.	The Planet 13 Articles and the Planet 13 Bylaws provide that directors are elected at each annual meeting of stockholders and hold office until the next annual meeting and until their successors are duly elected and qualified.
Removal of Directors; Vacancies	Under the BCBCA, a company may remove a director before the expiration of the director’s term of office by a special resolution, or if the articles provide that a director may be removed by a resolution passed by less than a special majority or by some other method, by the resolution or method specified. Where the holders of a class or series of shares have the exclusive right to elect or appoint one or more directors, a director so elected or appointed
The NRS requires the vote of the holders of at least two-third of the voting power of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds of the voting power, but not lower. The NRS does not make a distinction between removals for cause and removals without cause.
The Planet 13 Articles provide that subject to the rights of the holders of any class or series of Planet 13 preferred stock then outstanding and except as otherwise provided in the

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders

may only be removed by a special separate resolution of those shareholders, or by such other method as specified in the articles.
Under the BCBCA, a vacancy that occurs among the directors may, if the vacancy occurs as a result of a removal, be filled by the shareholders at the meeting at which the director is removed, or if not so filled, by the shareholders or by the remaining directors. A casual vacancy may be filled by the remaining directors.

Planet 13 Articles, any director, or the entire Planet 13 board may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting duly noticed and called in accordance with the Planet 13 Bylaws.
Under the NRS, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director unless otherwise provided in the articles of incorporation or bylaws. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.
The Planet 13 Articles and the Planet 13 Bylaws provide that vacancies on the Planet 13 board shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and if any such vacancies are not filled by the remaining Director or Directors, then such vacancy may be filled by the stockholders.

Limitation on Liability of Directors and Officers	Under the BCBCA, every director and officer of a company must act honestly and in good faith with a view to the best interests of the company, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is not liable for certain acts if the director relied, in good faith, on the financial statements of the company represented to the director by an officer or the auditor to be a fair presentation of the financial position of the company, a report or advice of a person whose profession lends credibility to a statement made by such person, or a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by such person.	The NRS provides that directors and officers are not individually liable to the corporation, its stockholders or creditors for any damages as a result of any act or failure to act as such unless the presumption of the business judgment rule has been rebutted and it is proven that such director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. The NRS also provides that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation in making business decisions. In performing such duties, directors and officers may exercise their business judgment through reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent,

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
Vireo Growth’s Articles do not contain a provision further limiting the liability of directors beyond the provisions of the BCBCA.
and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.
Under the NRS, unless the articles of incorporation provide otherwise, neither a director nor an officer of a Nevada corporation is personally liable to the corporation, its stockholders or its creditors as a result of any act or failure to act, unless the presumption of the business judgment rule is rebutted and it is proven that the director or officer breached his or her fiduciary duty and such breach involved intentional misconduct, fraud or knowing violation of law.
The Planet 13 Articles provide that, to the fullest extent permitted by Section 78.138 of the NRS or any successor provision of Nevada law, no director or officer will be personally liable to Planet 13 or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer. The Planet 13 Articles further provide that no amendment, modification or repeal of this provision will adversely affect any right or protection of a director or officer existing at the time of such amendment, modification or repeal with respect to acts or omissions occurring prior thereto.

Indemnification of Directors and Officers; Expenses	Under the BCBCA, a company may indemnify an eligible party (being a director, officer or former director or officer of the company, or a person who acts or acted at the company’s request as a director or officer of an affiliate of the company), and the heirs and personal or other legal representatives of such individual, against all judgments, penalties or fines	The NRS includes a statutory mechanism that permits a corporation to indemnify any director or officer who is not liable pursuant to NRS 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful). Under the statutory indemnification regime of the NRS, the corporation, through its stockholders, directors or independent legal

Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders

awarded or imposed in, or amounts paid in settlement of, any legal proceeding or investigative action in which such individual is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine, because of serving in such capacity, provided that (i) such individual acted honestly and in good faith with a view to the best interests of the company, and (ii) in the case of a proceeding other than a civil proceeding, the individual had reasonable grounds for believing that his or her conduct was lawful.
The BCBCA also provides that a company may pay, as incurred, the expenses actually and reasonably incurred in respect of a proceeding, provided the individual complies with conditions (i) and (ii) above. An eligible party is entitled to indemnification from the company as a matter of right in respect of costs, charges and expenses if the individual is wholly successful or substantially successful on the merits of the proceeding. The BCBCA permits the company to advance expenses, provided it obtains a written undertaking to repay the amounts advanced if it is ultimately determined that payment of the expenses is prohibited under the BCBCA.
Vireo Growth’s Articles provide that, subject to the BCBCA, the directors must cause Vireo Growth to indemnify each eligible individual and to pay, as they are incurred in advance of the final disposition of a proceeding, the expenses actually and reasonably incurred by the individual, provided Vireo Growth first counsel, must determine that the indemnification is proper.
The indemnification available pursuant to the statutory mechanisms provided under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but, unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.
Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may officer and directors in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.
The Planet 13 Articles provide that, Planet 13 is authorized to indemnify and to advance expenses to each current, former or prospective director, officer, employee or agent of Planet 13 to the fullest extent permitted by Sections 78.7502 and 78.751 of the NRS, or any successor provision of Nevada law allowing greater indemnification or advancement of expenses. The Planet 13 Articles further provide that no amendment, modification or repeal of such provision will adversely affect any right or protection of any director, officer, employee or agent existing at the time of such amendment, modification or repeal with respect to acts or omissions occurring prior thereto.

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
receives a written undertaking to repay amounts advanced if required under the BCBCA. The Articles also permit Vireo Growth to indemnify any other person, subject to the BCBCA. The BCBCA also permits the company to purchase and maintain insurance for the benefit of an eligible party.
Amendments to Articles or Certificate of Incorporation
Under the BCBCA, changes to the articles of a corporation will be effected by the type of resolution specified in the articles, which, for many alterations including change of name or alterations to the articles, could provide for approval solely by a resolution of the directors. In the absence of anything in the articles, most corporate alterations will require a special resolution of the shareholders, to be approved by not less than two-thirds of the votes cast by the shareholders voting on the resolution.
Alteration of the special rights and restrictions attached to issued shares requires, subject to the requirements set forth in the corporation’s articles, consent by a special separate resolution of the holders of the class or series of shares affected. A proposed amalgamation or continuation of a corporation out of the jurisdiction generally requires shareholders to approve the adoption of the amalgamation agreement by way of a special resolution.
Vireo Growth’s Articles provide that the Company may, by ordinary resolution, create, vary or delete special rights or restrictions attached to shares. Notwithstanding the foregoing, no right or special right attached to issued shares may be prejudiced or interfered with

Under the NRS, except as noted below, every amendment to the articles of incorporation must be made in the following manner:
(a)
The proposed amendment must be approved by the board of directors and submitted to the stockholders for approval.

(b)
The proposed amendment requires the approval of stockholders representing at least a majority of the voting power of the corporation, or such greater proportion of the voting power as may be required in the case of a vote by classes or series (as described below), or as otherwise required by the articles of incorporation. If any proposed amendment would adversely alter or change any preference or other right given to any class or series of outstanding shares, then the amendment must also be approved by the holders of shares representing a majority of the voting power of each class or series adversely affected by such amendment regardless of limitations or restrictions on the voting power thereof. The amendment does not have to be approved by the vote of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the amendment if the articles of incorporation specifically deny the right to vote on such an amendment.

Different series of the same class of shares do not constitute different classes of shares for the purpose of voting by classes except when the series is adversely affected by an amendment in a different manner than other series of the same class.

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
unless the shareholders holding shares of the class or series consent by separate special resolution.
Under the NRS, an increase or decrease in the number of authorized shares of a class or series that proportionally adjusts each stockholder’s shares may be approved by the board of directors alone, without a stockholder vote, except where the change would cash out fractional shares of holders owning 10% or more of the class or would adversely affect another class or series, in which case a majority vote of the affected class is required (NRS 78.207). A decrease in issued and outstanding shares without a corresponding decrease in authorized shares requires approval by the affected class under the voting standard set forth in a publicly traded corporation’s articles or bylaws, or by a majority of the affected class for a non-publicly-traded corporation (NRS 78.2055). Under the Planet 13 Articles, any increase or decrease in the authorized shares of Planet 13 common stock or Planet 13 preferred stock may be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon.
The Planet 13 Articles provide that Planet 13 reserves the right to amend, alter, change or repeal any provision contained in the Planet 13 Articles in the manner, and subject to stockholder approval, prescribed by statute; provided, however, that any amendment to Article 6 (Action by Written Consent of Stockholders) or Article 9 (Forum for Adjudication of Disputes) of the Planet 13 Articles will be effective only upon the affirmative vote of the holders of Planet 13 common stock and Planet 13 preferred stock then outstanding representing two-thirds or more of the votes eligible to be cast in an election of directors.
No action by the stockholders is required if the proposed amendment to the articles of incorporation consists only of a change in the name of the corporation.

Amendments to Bylaws	Vireo Growth is governed by its Articles (rather than separate bylaws). Under the BCBCA, unless a different type of resolution is required by the BCBCA or the articles, the directors may by resolution authorize the company to make	The NRS provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the board of directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The NRS also provides that the articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
alterations to its notice of articles or articles. Without limiting the foregoing, the directors may by resolution authorize the company to alter its notice of articles in order to change its name.
the board of directors.
The Planet 13 Articles and the Planet 13 Bylaws authorize the Planet 13 board to adopt, amend and repeal the Planet 13 Bylaws. The Planet 13 Bylaws also provide that the Planet 13 Bylaws may be adopted, amended or repealed by the stockholders upon the approval of two-thirds of the votes cast by shares present and entitled to vote, in person or by proxy, at a duly called meeting of stockholders.

Certain Business Combinations
Under the BCBCA, the directors of a corporation may sell, lease or otherwise dispose of all or substantially all of the undertaking of the corporation only if it is in the ordinary course of the corporation’s business or with shareholder approval authorized by special resolution. Under the BCBCA, a special resolution requires the approval of at least two-thirds of the votes cast by those shareholders voting in person or by proxy at a general meeting. If the articles contain a provision specifying a special majority between two-thirds and three-quarters, that specified majority applies.
A proposed amalgamation generally requires shareholders to approve the adoption of the amalgamation agreement by way of a special resolution. A company may also propose an arrangement with shareholders, creditors or other persons, which must be adopted by the shareholders and approved by the court.

Under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets holding at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors.
With respect to approval by stockholders of a surviving corporation in a merger, the NRS does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its articles of incorporation) if (i) the plan of merger does not amend the existing articles of incorporation, (ii) each stockholder of the surviving Nevada corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the effective date of merger and (iii) the number of voting shares issued and issuable as a result of the merger will not exceed 20% of the total number of voting shares (i.e., shares that entitle their holders to vote unconditionally in elections of directors) of the surviving Nevada corporation outstanding immediately before the merger; and (iv) the number of participating shares (i.e. shares that entitled their holders to participate without limitation in distributions) issued and issuable as a result of the merger will not exceed 20% of the number of participating shares outstanding immediately before the merger.

Special Vote Required for Combinations with Interested Stockholders	The BCBCA does not contain provisions comparable to those under the NRS regarding business combinations with interested stockholders or controlling interest acquisitions.	Unless an issuer opts out of the provisions of NRS 78.411 through 78.444, such statutes generally prohibit a public Nevada corporation from engaging in a “combination” with a holder of 10% or more of the voting power of the outstanding voting shares of the

Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders
However, applicable Canadian securities laws, including MI 61-101, impose requirements in connection with certain related party transactions and business combinations, including in certain cases the requirement for minority approval and formal valuations.
company, referred to as an interested stockholder, for a period of two years after the time the interested stockholder became an interested stockholder, except as otherwise provided therein.
For these purposes, the term “combination” includes mergers, certain assets sales and other similar transactions with an interested stockholder.
Planet 13 has opted out of NRS 78.411 through 78.444 in the Planet 13 Articles.
In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive.
Pursuant to NRS 78.378, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless the articles of incorporation or bylaws in effect on the 10th day following such acquisition provide that the provisions of these statutes do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, or unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting

	Rights of Vireo Growth Shareholders	Rights of Planet 13 Stockholders

rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares, and the corporation must comply with the demand.
Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Planet 13 Articles, Planet 13 opts out of these provisions.

Forum Selection	Vireo Growth’s Articles do not contain a forum selection provision comparable to that found in the Planet 13 Articles. Under the BCBCA, certain matters, including applications for court-ordered meetings, oppression remedies and compliance orders, are within the jurisdiction of the Supreme Court of British Columbia.	The Planet 13 Articles provide that the Eighth Judicial District Court of the State of Nevada (the “Court”), in Clark County, Nevada shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Planet 13, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Planet 13 to Planet 13 or the Planet 13 stockholders, (iii) any action asserting a claim against Planet 13, any director or Planet 13’s officers or employees arising pursuant to any provision of the NRS, Chapter 92A of the NRS or the Planet 13 Articles or the Planet 13 Bylaws, or (iv) any action asserting a claim against Planet 13, any director or Planet 13’s officers or employees governed by the internal affairs doctrine, except, as to each of (i) through (iv) above, for any claim as to which the Court determines that there is an indispensable party not subject to the jurisdiction of the Court (and the indispensable party does not consent to the personal jurisdiction of the Court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court, or for which the Court does not have subject matter jurisdiction.

VALIDITY OF SUBORDINATE VOTING SHARES
The validity of the Vireo Growth subordinate voting shares to be issued in the merger will be passed upon for Vireo Growth by DLA Piper (Canada) LLP.
EXPERTS
The consolidated balance sheets of Vireo Growth as of December 31, 2025 and 2024, and the related consolidated statements of net loss and comprehensive loss, stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2025 and 2024, and the related notes have been incorporated by reference herein and in the registration statement in reliance upon the report of Davidson & Company LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Planet 13 as of December 31, 2025 and 2024, and for the years then ended, have been audited by Davidson & Company LLP, independent registered public accounting firm, and are included herein and in the registration statement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEMENT OF CIVIL LIABILITIES
Vireo Growth is incorporated under the laws of Canada. As a result, it may be difficult for investors to effect service of process within the United States upon us or to enforce against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against Vireo Growth, its officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.
In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PLANET 13’S 2027 ANNUAL MEETING OF STOCKHOLDERS
If the merger is completed, Planet 13 will become a direct, wholly owned subsidiary of Vireo Growth and, consequently, there will be no future meetings of Planet 13 stockholders. Planet 13 does not expect any business other than the merger proposal to be presented at the special meeting. Pursuant to the merger agreement, Planet 13 may not submit any other proposal to Planet 13 stockholders at the special meeting without Vireo Growth’s prior written consent.
Planet 13 will hold an annual meeting of its stockholders in 2027, which we refer to as the “Planet 13 2027 annual meeting,” only if the merger has not already been completed. For a stockholder proposal to be considered for inclusion in Planet 13’s proxy statement and proxy card for the Planet 13 2027 annual meeting, the proposal must be submitted in writing, comply with the requirements of Rule 14a-8 under the Exchange Act and be received by Planet 13’s Secretary at Planet 13 Holdings Inc., 2548 West Desert Inn Road, Suite 100, Las Vegas, Nevada 89109, no later than December 30, 2026. If the date of the Planet 13 2027 annual meeting is changed by more than 30 days from the anniversary of the Planet 13 2026 annual meeting, stockholder proposals must instead be received a reasonable time before Planet 13 begins to print and mail its proxy materials for the Planet 13 2027 annual meeting.
In addition, Planet 13’s bylaws provide notice procedures for stockholders to nominate one or more persons for election as directors or to propose other business to be considered at the Planet 13 2027 annual meeting. To be timely, a stockholder’s notice must be delivered to Planet 13’s Secretary at the address specified above no earlier than February 10, 2027 and no later than March 12, 2027. However, if the Planet 13 2027 annual meeting is not held between May 11, 2027 and July 10, 2027, the notice must be received no earlier than the 120th day before the meeting and no later than the close of business on the later of (i) the 90th day before the meeting and (ii) the 10th day following the date on which notice of the date of the meeting is first mailed to Planet 13 stockholders or otherwise publicly disclosed, whichever first occurs.
In addition to satisfying the requirements of Planet 13’s bylaws, a stockholder who intends to solicit proxies in support of director nominees other than Planet 13’s nominees must provide notice containing the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027. However, if the Planet 13 2027 annual meeting is not held between May 11, 2027 and July 10, 2027, such notice must be provided by the later of (i) 60 calendar days before the meeting and (ii) the 10th day following the date on which the date of the meeting is first publicly announced. Stockholder nominations and proposals must also satisfy the other applicable requirements set forth in Planet 13’s Bylaws and the Exchange Act.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified Planet 13 of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Planet 13 at its address identified below. Planet 13 will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Oral or written requests for additional copies should be directed to Planet 13 at its phone number or address appearing on the cover of this proxy statement/prospectus, to the attention of the Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
Vireo Growth and Planet 13 file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including Vireo Growth and Planet 13, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.
Vireo Growth has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the Vireo Growth shares to be issued to Planet 13 stockholders in connection with the merger and 18,750,000 warrants to purchase 288,443 subordinate voting shares issuable from time to time upon the exercise of such warrants. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Vireo Growth and Planet 13, respectively.
In addition, the SEC allows Vireo Growth to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.
This proxy statement/prospectus incorporates by reference the documents listed below that Vireo Growth has previously filed with the SEC. They contain important information about Vireo Growth and its financial condition.
Vireo Growth SEC Filings
•
Annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 17, 2026;

•
Definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2026;

•
Quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 12, 2026 and August 14, 2026, respectively;

•
Current reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on March 25, 2026, March 30, 2026, April 6, 2026, April 14, 2026, May 5, 2026, May 29, 2026, June 3, 2026, June 9, 2026, June 11, 2026, June 11, 2026, June 18, 2026, July 23, 2026, July 27, 2026, July 30, 2026, August 5, 2026, August 13, 2026, August 18, 2026 and August 26, 2026, and October 8, 2026; and

•
Description of registered securities contained in Exhibit 4.3 of Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any amendment or report filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, Vireo Growth incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated; provided, however, that Vireo Growth is not incorporating by reference any information furnished (but not filed), except as otherwise specified herein. Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Vireo, as applicable, by requesting them in writing or by telephone as follows:
Vireo Growth Inc.
207 South 9th Street
Minneapolis, Minnesota 55402
Attention: Investor Relations
Telephone: (612) 999-1606
These documents are available from Vireo Growth without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about Vireo Growth and Planet 13 at their internet websites at https://www.vireogrowth.com and https://www.planet 13.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.
If you are a stockholder of Planet 13 and would like to request documents, please do so by December 3, 2026, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from Vireo Growth or Planet 13, Vireo Growth, or Planet 13, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Vireo Growth or Planet 13, as the case may be, receives your request.
This proxy statement/prospectus is a prospectus of Vireo Growth and a proxy statement of Planet 13 for the special meeting. Neither Vireo Growth nor Planet 13 has authorized anyone to give any information or make any representation about the merger or Vireo Growth or Planet 13 that is different from, or in addition to, that contained in this proxy statement/prospectus, the annexes hereto or in any of the materials that Vireo Growth or Planet 13 has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated November 2, 2026. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Planet 13 stockholders nor the issuance of Vireo Growth shares in the merger will create any implication to the contrary. Neither Vireo Growth nor Planet 13 assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

PLANET 13 HOLDINGS INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Directors of
Planet 13 Holdings Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of Planet 13 Holdings Inc. (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended December 31, 2025 and 2024, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Planet 13 Holdings Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
We have served as the Company’s auditor since 2019.
/s/ DAVIDSON & COMPANY LLP
Chartered Professional Accountants
Vancouver, Canada
March 25, 2026

PLANET 13 HOLDINGS INC.
Consolidated Balance Sheets
(In United States Dollars)
	December 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash	$5,325,031	$23,384,493
Restricted Cash	10,250,000	2,050,584
Accounts Receivable	1,007,891	1,473,156
Inventory	18,138,394	22,821,994
Other Receivables	3,754,563	—
Prepaid Expenses and Other Current Assets	2,659,056	4,568,816
Total Current Assets	41,134,935	54,299,043
Property, Plant and Equipment	34,121,678	63,511,423
Intangible Assets and Goodwill	42,903,931	48,763,931
Right of Use Assets – Operating	31,489,308	38,229,399
Long-term Deposits and Other Assets	829,164	1,033,758
Deferred Tax Asset	1,798,654	896,525
TOTAL ASSETS	$152,277,670	$206,734,079
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current:
Accounts Payable	$7,212,187	$7,421,921
Accrued Expenses	4,632,011	7,285,415
Income Taxes Payable	159,080	139,480
Notes Payable – Current Portion	9,750,000	8,681,684
Operating Lease Liabilities	1,385,566	1,818,588
Total Current Liabilities	23,138,844	25,347,088
Long-Term Liabilities:
Operating Lease Liabilities	43,213,442	46,448,666
Other Long-term Liabilities	1,250,433	1,220,722
Uncertain Tax Positions	33,041,402	19,321,475
Deferred Tax Liability	506,836	1,682,207
Total Liabilities	101,150,957	94,020,158
Shareholders’ Equity
Common Stock, no par value, 1,500,000,000 shares authorized, 325,670,800 issued and outstanding at December 31, 2025 and 325,163,800 at December 31, 2024	—	—
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at December 31, 2025 and 0 at December 31, 2024	—	—
Additional Paid-In Capital	371,157,826	368,821,339
Deficit	(320,031,113)	(256,107,418)
Total Shareholders’ Equity	51,126,713	112,713,921
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$152,277,670	$206,734,079
The accompanying notes are an integral part of these consolidated financial statements.

PLANET 13 HOLDINGS INC.
Consolidated Statements of Operations and Comprehensive Loss
(In United States Dollars, except share amounts)
	December 31,
	2025	2024
Revenues, net of discounts	$103,378,829	$116,408,966
Cost of Goods Sold	(63,506,121)	(60,298,520)
Gross Profit	39,872,708	56,110,446
Expenses:
General and Administrative	51,624,055	51,171,892
Sales and Marketing	5,457,591	5,805,721
Lease Expense	5,186,280	4,511,997
Impairment loss	29,844,227	21,275,942
Depreciation and Amortization	7,048,237	8,860,921
Total Expenses	99,160,390	91,626,473
Loss From Operations	(59,287,682)	(35,516,027)
Other Income (Expense):
Interest income (expense), net	(476,721)	(333,082)
Foreign exchange gain (loss)	(3,113)	(14,942)
Other Income, net	7,487,533	257,438
Total Other Income (Expense)	7,007,699	(90,586)
Loss Before Provision for Income Taxes	(52,279,983)	(35,606,613)
Provision For Income Taxes
Current Tax expense	(13,721,212)	(14,210,082)
Deferred Tax recovery (expense)	2,077,500	2,019,839
	(11,643,712)	(12,190,243)
Net Loss and Comprehensive Loss	$(63,923,695)	$(47,796,856)
Loss per Share
Basic and diluted loss per share	$(0.20)	$(0.16)
Weighted Average Number of Shares of Common Stock Basic and diluted	325,338,047	292,166,589
The accompanying notes are an integral part of these consolidated financial statements.

PLANET 13 HOLDINGS INC.
Consolidated Statements of Changes in Shareholders’ Equity
(In United States Dollars, except share amounts)
	Number of		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Common Stock	Warrants
Balance, December 31, 2023	223,317,270	—	$315,951,343	$(208,310,562)	$107,640,781
Share based Compensation – RSUs	—	—	180,308	—	180,308
Share based Compensation – RSUs – Taxes Paid in Lieu of Share Issuance	—	—	(45,833)	—	(45,833)
Shares Issued on Settlement of RSUs	1,224,278	—	—	—	—
Proceeds from public offering	18,750,000	18,750,000	11,250,000	—	11,250,000
Share issuance costs	—	—	(1,387,793)	—	(1,387,793)
Shares Issued in VidaCann acquisition	80,564,554	—	42,123,314	—	42,123,314
Finder shares issued in connection with VidaCann acquisition	1,307,698	—	750,000	—	750,000
Net Loss for the Year	—	—	—	(47,796,856)	(47,796,856)
Balance, December 31, 2024	325,163,800	18,750,000	$368,821,339	$(256,107,418)	$112,713,921
Share based Compensation – RSUs	—	—	2,336,487	—	2,336,487
Shares Issued on Settlement of RSUs	507,000	—	—	—	—
Net Loss for the Year	—	—	—	(63,923,695)	(63,923,695)
Balance, December 31, 2025	325,670,800	18,750,000	$371,157,826	$(320,031,113)	$51,126,713
The accompanying notes are an integral part of these consolidated financial statements.

PLANET 13 HOLDINGS INC.
Consolidated Statements of Cash Flows
(In United States Dollars)
	December 31, 2025	December 31, 2024
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net loss	$(63,923,695)	$(47,796,856)
Adjustments for items not involving cash:
Share based compensation	2,336,487	180,308
Non-cash lease expense	1,993,170	2,047,680
Depreciation	11,399,254	13,414,690
Deferred tax recovery	(1,175,371)	(1,829,352)
Lease incentive amortization	(9,524)	(109,109)
Loss on impairment of fixed assets	17,580,525	11,885,063
Loss on impairment of ROU assets	6,403,703	3,239,536
Loss on impairment of intangible assets	5,860,000	6,151,343
Loss on disposal of intangible assets	—	762,091
Loss on disposal of property and equipment	1,655,818	78,563
Loss on disposal of assets held for sale	767,835	—
Gain on settlement of note	(1,255,677)	—
Loss on reserve for slow moving inventory	3,619,463	—
Gain on early ROU lease termination	(2,630,443)	—
Recovery of property in legal settlement	(4,588,328)	—
Amortization of note payable discount	206,579	—
Finders shares issued in VidaCann acquisition	—	750,000
	(21,760,204)	(11,226,043)
Net Changes in Non-cash Working Capital Items	8,991,223	17,469,125
Repayment of lease liabilities	(1,422,907)	(1,032,183)
Total Operating	(14,191,888)	5,210,899
FINANCING ACTIVITIES
Taxes paid in lieu of share issuance – RSUs	—	(45,833)
Proceeds from public share issuance, net of share issuance costs	—	9,862,207
Net Cash From VidaCann Acquisition	—	911,715
VidaCann Acquisition-Cash Component	—	(4,000,000)
Repayment of Lafayette State Bank Note	(2,947,632)	—
Draw from revolving line of credit	9,750,000	—
Payment of Promissory Note to former VidaCann Shareholders	(5,000,000)	—
Total Financing	1,802,368	6,728,089
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(6,571,865)	(12,044,412)
Proceeds from sale of fixed assets	2,280,846	21,000
Proceeds from sale of assets held for sale	6,820,493	—
Proceeds from sale of licenses	—	8,237,909
Total Investing	2,529,474	(3,785,503)
NET CHANGE IN CASH DURING THE YEAR	(9,860,046)	8,153,485
CASH AND RESTRICTED CASH
Beginning of Year	25,435,077	17,281,592
End of Year	$15,575,031	$25,435,077
Supplemental cash flow information (Note 16)
The accompanying notes are an integral part of these consolidated financial statements.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
1.   Nature of operations
Planet 13 Holdings Inc. (“P13” or the “Company”) was incorporated under the Canada Business Corporations Act on April 26, 2002 and continued under the British Columbia Business Corporations Act on September 24, 2019 and on September 15, 2023 completed the Domestication to Nevada.
The Company is a vertically integrated cultivator and provider of cannabis and cannabis-infused products that is licensed under the laws of the States of Nevada, California, Illinois and Florida. We are licensed in these jurisdictions as follows: six Nevada licenses for cultivation (three medical and three adult-use), six Nevada licenses for production (three medical and three adult-use), three Nevada dispensary licenses (one medical and two adult-use), two Nevada licenses for distribution (one active, one conditional), one medical and adult-use dispensary license in California, two distribution licenses in California, one event organizer license in California, one medium indoor cultivation license in California, one non-volatile manufacturing license in California, one Medical Marijuana Treatment Center license in Florida (unlimited medical dispensaries, cultivation and processing) and one adult-use dispensary license in Illinois. As of December 31, 2025 all California operations have been sold, with the various cannabis license transfers awaiting final regulatory approval, which is expected in the first quarter of 2026.
P13 is a public company which is listed on the Canadian Securities Exchange (“CSE”) under the symbol PLTH and on the OTCQX exchange under the symbol “PLNH”.
The Company’s registered and head office address is 2548 W. Desert Inn Road, Suite 100, Las Vegas, NV 89109.
While cannabis and CBD-infused products are legal under the laws of several U.S. states (with varying restrictions applicable), the United States Federal Controlled Substances Act classifies all “marijuana” as a Schedule I drug, whether for medical or recreational use. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for use under medical supervision.
The federal government currently is prohibited from prosecuting businesses that operate in compliance with applicable state and local medical cannabis laws and regulations; however, this does not protect adult use cannabis. In addition, if the federal government changes this position, it would be financially detrimental to the Company.
2.   Basis of presentation
These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulation of the U.S. Securities and Exchange Commission (“SEC”) for all periods presented. These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due, under the historical cost convention except for certain financial instruments that are measured at fair value, as detailed in the Company’s accounting policies.
Failure to arrange adequate financing on acceptable terms and/or achieve profitability may have an adverse effect on the financial position, results of operations, cash flows and prospects of the Company. These consolidated financial statements do not give effect to adjustments to assets or liabilities that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material. These consolidated financial statements are presented in U.S. dollars, which is also the Company’s and its subsidiaries’ functional currency.
These consolidated financial statements were authorized for issuance by the Board of Directors of the Company on March 25, 2026.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
i)
Basis of consolidation

The accompanying consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are deconsolidated from the date control ceases. All intercompany accounts and transactions have been eliminated upon consolidation. The consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.
These consolidated financial statements include the accounts of the Company and the following entities which are subsidiaries of the Company:
Subsidiaries as at December 31, 2025	Jurisdiction of Incorporation	Ownership Interest 2025	Ownership Interest 2024	Nature of Business
MM Development Company, Inc. (“MMDC”)	Nevada, USA	100%	100%	Nevada license holding company; vertically integrated cannabis operations
BLC Management Company LLC	Nevada, USA	100%	100%	Management/holding company
LBC CBD LLC (“LBC”)	Nevada, USA	100%	100%	CBD retail sales and marketing
Newtonian Principles Inc.	California, USA	100%	100%	California license holding company; cannabis retail sales
Crossgate Capital U.S. Holdings Corp.	Nevada, USA	100%	100%	Holding company
Next Green Wave, LLC	California, USA	100%	100%	California license holding company; cannabis cultivation and processing
Planet 13 Illinois, LLC	Illinois, USA	100%	100%	Illinois license holding company; cannabis retail sales
BLC NV Food, LLC	Nevada, USA	100%	100%	Holding company for By The Slice LLC
By The Slice, LLC	Nevada, USA	100%	100%	Subsidiary of BLC NV Food, LLC; restaurant and retail operations
Planet 13 Chicago, LLC	Illinois, USA	100%	100%	Holding company
Planet 13 Real Prop LLC	Florida, USA	100%	100%	Holding company
Planet 13 Lifestyles LLC	Nevada, USA	100%	100%	Retail sales of apparel and accessories
VidaCann, LLC	Florida, USA	100%	100%	Florida license holding company
Planet 13 Innovations LLC	Nevada, USA	100%	100%	Intellectual property holding company
Estate of Las Palmas LLC	California, USA	100%	0%	Real estate holdings company
Club One Three, LLC	Nevada, USA	100%	100%	Inactive

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
ii)
Functional currency

These consolidated financial statements are presented in U.S. dollars (“USD”), which is the Company’s and its subsidiaries functional currency.
Foreign currency transactions are remeasured to the respective functional currencies of the Company’s entities at the exchange rates in effect on the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are measured to functional currency at the foreign exchange rate applicable at the statement of balance sheets date. Non-monetary items are carried at historical rates. Non-monetary items carried at fair value denominated in foreign currencies are remeasured to the functional currency at the date when the fair value was determined. Realized and unrealized foreign exchange gains and losses are recognized through profit or loss.
iii)
Emerging growth company

The Company is an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new, or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period which means that when a standard is issued, or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
3.   Significant accounting policies
(a)   Cash
Cash is comprised of cash deposits in financial institutions plus cash held at its retail locations, other deposits that are readily convertible to cash, as well as restricted cash.
Restricted Cash
The Restricted cash balance was $10,250,000 as of December 31, 2025, associated with a cash secured revolving line of credit (see Note 9, below), and $2,050,584 as of December 31, 2024, comprised of funds held by the Orange County, Sheriff’s Office in the matter described in Note 21.
(b)   Inventory
Inventory is comprised of raw materials, finished goods, packaging and miscellaneous supplies and work-in-progress. Cost includes expenditures directly related to the cultivation and manufacturing process as well as suitable portions or related production overheads, based on normal operating capacity. Cannabis:

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Inventory cost includes pre-harvest, post-harvest and shipment and fulfillment, as well as related accessories. Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead. Post-harvest costs include costs associated with drying, trimming, blending, extraction, purification, quality testing and allocated overhead. Shipment and fulfillment costs include the costs of packaging, labeling, courier services and allocated overhead. Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. At the end of each reporting period, the Company performs an assessment of inventory and records write-downs for excess and obsolete inventories based on the Company’s estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Actual inventory losses may differ from management’s estimates and such differences could be material to the Company’s balance sheets, statements of operations and comprehensive loss and statements of cash flows.
(c)   Property and equipment
Property and equipment are stated at cost, net of accumulated depreciation and impairment losses, if any. Additions and improvements that materially increase the life of the assets are capitalized while maintenance and repairs are expensed as incurred. Significant expenditures, which extend the useful lives of assets or increase productivity are capitalized. When significant parts of one of our property and equipment have different useful lives, they are accounted for as separate items or components of property and equipment. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized in the consolidated statements of operations.
Depreciation is calculated on a straight-line basis over the following expected useful lives:
Land	Not depreciated
Land improvements (in years)	5
Building (in years)	5 – 40
Equipment (in years)	5 – 7
Leasehold improvements	Shorter of estimated useful life or remaining lease term
Construction in progress	Not depreciated
An assets residual value, useful life and depreciation method are reviewed at each reporting period with the effect of any changes in estimate accounted for on a prospective basis. Depreciation of property and equipment commences when the asset is available for use.
Construction in progress includes construction progress payments, deposits, engineering costs and other costs directly related to the construction of the facilities. Expenditures are capitalized during the construction period and construction in progress in transferred to the relevant class of property and equipment when the assets are available for use, at which point in time the depreciation of the asset commences.
Property and equipment acquired in a business combination is depreciated over the remaining useful life of the asset.
(d)   Intangible assets
Intangible assets include licenses acquired as part of business combinations, asset acquisitions and other business transactions. The Company records intangible assets at cost, net of accumulated amortization and accumulated impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value on the acquisition date.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
When there is no foreseeable limit on the period of time over which an intangible asset is expected to contribute to the cash flows of the Company, an intangible asset is determined to have an indefinite life. Indefinite life intangible assets are tested for impairment annually, or more frequently when events or circumstances indicate that impairment may have occurred. As part of the impairment evaluation, the Company may elect to perform an assessment of qualitative factors. If this qualitative assessment indicates that it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying value, a quantitative impairment test is required to compare the fair value of the asset to its carrying value. If the carrying value of an individual indefinite-lived intangible asset exceeds its fair value, such individual indefinite-life intangible asset is impaired by the amount of the excess.
The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. The Company’s intangible assets have an indefinite life.
(e)   Goodwill impairment test
In accordance with the accounting standards, an entity has the option first to assess qualitative factors to determine whether events and circumstances indicate that it is more likely than not that goodwill or an indefinite-lived intangible asset is impaired. If after such assessment an entity concludes that the asset is not impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the asset using a quantitative impairment test, and if impaired, the associated assets must be written down to fair value. The quantitative impairment test for goodwill compares the fair value of a reporting unit with the carrying value of its net assets, including goodwill. If the fair value of the reporting unit is less than the carrying value of the reporting unit, an impairment charge would be recorded to the Company’s operations, for the amount in which the carrying amount exceeds the reporting unit’s fair value. The estimate of fair value requires the use of significant unobservable inputs, representative of a Level 3 fair value measurement. The Company determines fair values for each reporting unit using the income approach, when available and appropriate, the market approach, or a combination of both. The income approach involves forecasting projected financial information (such as revenue growth rates, profit margins, tax rates, working capital and capital expenditures) and selecting a discount rate that reflects the risk inherent in estimated future cash flows. Under the market approach, the fair value is based on observed market data. If multiple valuation methodologies are used, the results are weighted appropriately.
(f)   Impairment of long-lived assets
The Company reviews long-lived assets, including property and equipment and definite life intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). When indicators of potential impairment are present the Company prepares a projected undiscounted cash flow analysis for the respective asset or asset group. If the sum of the undiscounted cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized equal to the excess of the carrying value over the fair value, if any. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited.
(g)   Share-based compensation
The Company has an equity incentive plan which includes issuances of stock options and restricted share units (“RSUs”). From time to time, the Company also enters into share-based compensation agreements with non-employees. The accounting for these arrangements typically aligns with those of employees.
The Company measures and recognizes compensation expense for stock options and RSUs to employees and non-employees on a straight-line basis over the vesting period based on their grant date fair values. Prior

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
to the adoption of ASU 2018 07 on January 1, 2019, the fair value of stock options to non-employees were re-measured at each reporting date until one of either of the counterparty’s commitment to perform is established or until the performance is complete. After adopting ASU 2018-07 which made amendments to ASC Topic 718, Stock Compensation, an acquirer measures share-based compensation to non-employees in exchange for goods and services in the same manner as share-based payments to employees, using a fair-value based approach measured at the grant date. This guidance is followed if the acquirer considers the assets and goods to be used or consumed in its own operation. If not, the Company has elected to account for the equity interests issued in accordance with ASC 805, Business Combinations, based on the fair value of the equity interests issued.
The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option pricing model. Determining the estimated fair value of at the grant date requires judgment in determining the appropriate valuation model and assumptions, including the fair value of shares on the grant date, risk-free rate, volatility rate, annual dividend yield and the expected term. The volatility rate is based on historical volatilities of public companies operating in a similar industry to the Company, as well as the Company’s historical volatility. The expected life in years represents the period of time that options granted are expected to be outstanding. The risk-free rate is based on the Government of Canada Bond yields on the date of the option grant with a remaining term equal to the expected life of the options. The Company estimates the fair value of RSUs to be the closing market price of the Company’s stock on the grant date.
For stock options granted, the Company uses the fair value of common stock at the date of grant. The Company does not estimate forfeiture rates when calculating compensation expense for stock options or RSUs. The Company records forfeitures as they occur.
Fully vested, non-forfeitable equity instruments issued to parties other than employees are measured on the date they are issued where there is no specific performance required by the grantee to retain those equity instruments. Share-based compensation transactions with non-employees are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Where fully vested, non-forfeitable equity instruments are granted to parties other than employees in exchange for notes or financing receivable, the note or receivable is presented in additional paid-in capital on the balance sheets.
(h)   Reserved
(i)   Revenue recognition
The Company earns revenue primarily from the sale of cannabis to eligible retail customers at the Company-owned dispensaries, in addition to the wholesale of cannabis products to dispensary locations. The Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the performance obligations.
In order to recognize revenue, the Company applies the following five (5) steps:
1)
Identify the contract with the customer

2)
Identify the performance obligation(s)

3)
Determine the transaction price

4)
Allocate the transaction price to the performance obligation(s)

5)
Recognize revenue when/as performance obligation(s) are satisfied

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Revenue is recognized when control of the promised goods or services, through performance obligations by the Company, is transferred to the customer in an amount that reflects the consideration it expects to be entitled to in exchange for the performance obligations. More specifically, wholesale revenues are recognized upon delivery and acceptance by wholesale customers. Retail revenues are recognized at the point of sale. Discounts are recorded at the time of revenue recognition. Returns were not material during the years ended December 31, 2025, and 2024, but are recognized when the customer is refunded. Revenues are presented net of discounts and returns. At one of the Company’s entities, sales are made on consignment and revenue is not recognized until title passes upon delivery of the product by that distributor to their dispensary customers. Revenue on these sales is recognized upon shipment to the customer.
Sales taxes collected from customers are remitted to the appropriate taxing jurisdictions and are excluded from sales revenue as the Company considers itself a pass-through conduit for collecting and remitting sales taxes. Excise duties that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer are included in revenue. Freight revenues on all product sales, when applicable, are also recognized, on a consistent manner, at a point in time. The term between invoicing and when payment is due is not significant and the period between when the entity transfers the promised good or service to the customer and when the customer pays for that good or service is one year or less.
The following table represents the Company’s disaggregated revenue by sales channel:
	December 31, 2025	December 31, 2024
Retail	$92,960,702	$102,413,526
Wholesale	10,418,127	13,995,440
Net revenues	$103,378,829	$116,408,966
Loyalty Points Reward Programs
The Company offers a loyalty reward program to its dispensary customers that allows its customers to earn discounts or free product rewards on future purchases. Loyalty points are earned when a qualifying purchase is made. When a customer attains a certain number of points, the customer can redeem the credits on future in-store purchases. Loyalty points expire at the sole discretion of the Company.
A portion of the revenue generated in a sale is allocated to the loyalty points earned. The amount allocated to the points earned is deferred until the loyalty points are redeemed.
Deferred Income
Deferred income represents cash payments received in advance of the Company’s transfer of control of products or services to its customers and generally consists of unearned revenue from the Company’s loyalty programs. The Company’s deferred income balances were $226,627 and $2,441,553 as of December 31, 2025 and 2024, respectively, and were recorded within accrued expenses in the consolidated balance sheets. During the years ended December 31, 2025 and 2024, the Company recognized $2,634,492 and $1,977,669, respectively, of net revenues from amounts recorded as deferred income. The deferred income balance as of December 31, 2025 is expected to be recognized as revenue within the next twelve months.
The Company determined that no provision for returns or refunds was necessary as at December 31, 2025 or 2024.
(j)   Cost of Sales
Cost of sales represents costs directly related to manufacturing and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling, the

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
depreciation of certain property, plant and equipment, and tariffs. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes. Cost of sales also includes inventory valuation adjustments. The Company recognizes the cost of sales as the associated revenues are recognized.
(k)   Leases
The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and right-of-use liabilities (current and non-current) in the balance sheets. Finance lease ROU assets and ROU liabilities (current and non-current), if any, are included finance lease in the balance sheets.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria.
ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The ROU assets also include any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.
For finance leases, lease expenses are the sum of interest on the lease obligations and amortization of the ROU assets, resulting in a front-loaded expense pattern. ROU assets are amortized based on the lesser of the lease term and the useful life of the leased asset according to the property and equipment accounting policy. If ownership of the ROU assets transfers to the Company at the end of the lease term or if the Company is reasonably certain to exercise a purchase option, amortization is calculated using the estimated useful life of the leased asset, according to the property and equipment accounting policy. For operating leases, the lease expenses are generally recognized on a straight-line basis over the lease term and recorded to lease expenses or, in the case of leases directly related to the cultivation of cannabis, in cost of goods sold in the statements of operations and comprehensive loss.
The Company has elected to apply the practical expedient, for each class of underlying asset, except real estate leases, to not separate non-lease components from the associated lease components of the lessee’s contract and account for both components as a single lease component.
The Company has elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Short-term leases include real estate and vehicles and are not significant in comparison to the Company’s overall lease portfolio. The Company continues to recognize the lease payments associated with these leases as expenses on a straight-line basis over the lease term.
(l)   Income taxes
Income taxes are comprised of current and deferred taxes. These taxes are accounted for using the asset and liability method of accounting for income taxes under ASC 740 Income Taxes. Deferred tax is

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
recognized on the difference between the carrying amount of an asset or a liability, as reflected in the consolidated financial statements, and the corresponding tax base used in the computation of income for tax purposes (“temporary difference”) and measured using the enacted tax rates and laws as at the balance sheet date that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Management assesses the likelihood that a deferred tax asset will be realized, and a valuation allowance is provided to the extent that it is more likely than not that all or a portion of a deferred tax asset will not be realized. If it is subsequently determined that the Company will be able to realize deferred tax assets in excess of the net recorded amount, then the valuation allowance will be adjusted accordingly in the period in which this determination is made. Current tax is recognized in connection with income for tax purposes, unrecognized tax benefits and the recovery of tax paid in a prior period and measured using the enacted tax rates and laws applicable to the taxation period during which the income for tax purposes arose. An unrecognized tax benefit may arise in connection with a period that has not yet been reviewed by the relevant tax authority. A change in the recognition or measurement of an unrecognized tax benefit is reflected in the period during which the change occurs.
The Company recognizes uncertain income tax positions at the largest amount that is more-likely-than-not to be sustained upon examination by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Recognition or measurement is reflected in the period in which the likelihood changes.
Interest and penalties in respect of income taxes are not recognized in the consolidated statement of operations and comprehensive loss as a component of income taxes but as a component of interest expense.
As the Company operates in the cannabis industry, it is subject to the limits of U.S. Internal Revenue Code (“IRC”) Section 280E (“Section 280E”) under which the Company is only allowed to deduct expenses directly related to the cost of producing the products or cost of production.
(m)   Sales and marketing expenses
The Company expenses sales and marketing costs when incurred. Sales and marketing expense was $5,457,591 for the year ended December 31, 2025 (2024 — $5,805,721).
(n)   Fair value measurements
Fair value is the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. Fair value measurement for invested assets are categorized into levels within a fair value hierarchy based on the nature of the valuation inputs (Levels 1, 2 or 3). The three levels are defined based on the observability of significant inputs to the measurement, as follows:
•
Level 1:   quoted prices (unadjusted) in active markets for identical or liabilities;

•
Level 2:   inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

•
Level 3:   one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability

Determination of fair value and the resulting hierarchy requires the use of observable market data whenever available. The classification of an asset or liability in the hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. The carrying value of the Company’s cash, restricted cash, accounts receivable, deposits, accounts payable, accrued expenses, and notes payable approximate their fair value due to their short-term nature.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
The Company’s prepaid expenses and other current assets, long lived assets, including property, plant and equipment, intangible assets and goodwill are measured at fair value when there is an indicator of impairment and are recorded at fair value only when an impairment charge is recognized.
(o)   Loss per share
Basic net loss per share is computed by dividing reported net loss by the weighted average number of shares of common stock outstanding for the reported period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock of the Company during the reporting period. Diluted earnings per share is computed by dividing net loss by the sum of the weighted average number of shares of common stock and the number of potentially dilutive common share equivalents outstanding during the period. Potential dilutive common share equivalents consist of the incremental common stock issuable upon the exercise of vested share options. When the Company is incurring losses, basic and diluted loss per share are the same since including the exercise of outstanding options and warrants in the diluted loss per share calculation would be antidilutive.
(p)   Reportable Segment Information
Management has determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. In particular, management assessed the discrete financial information routinely reviewed by the Company’s chief operating decision maker (“CODM”), its Co-Chief Executive Officers, to monitor the Company’s operating performance and support decisions regarding allocation of resources to its operations.
Specifically, performance is continuously monitored at the consolidated level as the Company is engaged in essentially the same business, which consists of cultivation, production, and sale of cannabis products, either for medicinal-use and/or adult-use, depending on applicable state laws and regulations. The CODM evaluates the financial performance of the Company primarily by evaluating revenue (as disclosed on the consolidated statements of operations), adjusted EBITDA (a non-GAAP measure), and cash provided by operating activities (as disclosed on the consolidated statements of cash flows) to assess the Company’s results and in the determination of allocating resources.
The CODM may use disaggregated revenue metrics to evaluate product pricing, store count, and customer retention, among other things. The significant expenses reviewed by the CODM are cost of goods sold, sales and marketing expenses, and general and administrative expenses as presented on the consolidated statements of operations.
As at December 31, 2025 and 2024, all of the Company’s assets were located in the United States and 100% of the Company’s revenue was generated in the United States.
(q)   Critical accounting estimates and judgements
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make judgements, estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from those estimates. Estimates and judgements are continuously evaluated and are based on management’s experience and other factors, including expectations of future events that are believed to be reasonable.
Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Financial statement areas that require significant judgments are as follows:
Estimated useful lives and depreciation of property and equipment, right-of-use assets
Depreciation and amortization of property and equipment, right-of-use assets and intangible assets are dependent upon estimates of useful lives, which are determined through the exercise of judgment. Impairment of definite long-lived assets is influenced by judgment in defining a an asset group and determining the indicators of impairment, and estimates used to measure impairment losses. Refer to Notes 6, 7 and 8 for further information.
Leases
The Company applies judgement in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease.
The Company determines the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The lease term is used in determining classification between operating lease and finance lease, calculating the lease liability and determining the incremental borrowing rate. The Company has several lease contracts that include extension and termination options. The Company applies judgement in evaluating whether it is reasonably certain to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date of the lease, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).
The Company is required to discount lease payments using the rate implicit in the lease if that rate is readily available. If that rate cannot be readily determined, the lessee is required to use its incremental borrowing rate. The Company generally uses the incremental borrowing rate when initially recording real estate leases. Information from the lessor regarding the fair value of underlying assets and initial direct costs incurred by the lessor related to the leased assets is not available. The Company determines the incremental borrowing rate as the interest rate the Company would pay to borrow over a similar term the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment.
Asset Impairment
The Company evaluates the recoverability of long-lived assets, including property, plant and equipment, ROU assets, goodwill and other identifiable intangible assets, whenever events or changes in circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company performs impairment tests of indefinite-lived intangible assets on an annual basis or more frequently in certain circumstances. Factors which could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, a significant decrease in the market value of the assets or significant negative industry or economic trends. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the carrying value of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recorded for the excess of the asset’s carrying value over its fair value. The fair value of the long-lived assets included in an impaired asset group may be determined using an income, market, or cost approach, or a combination thereof. The income approach utilizes assumptions including management’s best estimates of the expected future cash flows and the estimated useful life of the asset group. The cost approach utilizes assumptions for the current replacement costs of

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
similar assets adjusted for estimated depreciation and deterioration of the existing equipment and economic obsolescence. The market approach requires the use of judgment in evaluating market comparable assets. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. The fair value measurements for the asset group fair values represent Level 3 measurements.
During the year ended December 31, 2025 the Company recorded a full impairment charge of $12,422,802 associated with property, plant and equipment, and ROU assets for its Las Vegas, Nevada cultivation facility as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2025 the Company recorded an impairment charge of $17,421,425 associated with property, plant and equipment, and the cultivation license for its Coalinga, California cultivation facility as the fair value of these assets based on management’s expected future cash flows equaled $3,000,000, which was reclassified to assets held for sale.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $17,118,954 associated with property, plant and equipment, ROU assets and the retail license for its Orange County, California dispensary as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $1,763,901 associated with property, plant and equipment and ROU assets related to its cultivation facility in Beatty Nevada. Due the expected closure of this facility, management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded an impairment charge of $2,393,087 associated with property plant and equipment related to an abandoned cultivation project in Florida. The fair value of these assets was determined to be $400,000 based on management’s expected future cash flows.
Deferred tax assets and uncertain tax positions
The Company recognizes deferred tax assets and liabilities based on the differences between the consolidated financial statement carrying amounts and the respective tax bases of its assets and liabilities. The Company measures deferred tax assets and liabilities using current enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. The Company routinely evaluates the likelihood of realizing the benefit of its deferred tax assets and may record a valuation allowance if, based on all available evidence, it determines that some portion of the tax benefit will not be realized.
In evaluating the ability to recover deferred tax assets within the jurisdiction from which they arise, the Company considers all available positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax-planning strategies and results of operations. In projecting future taxable income, the Company considers historical results and incorporates assumptions about the amount of future pretax operating income adjusted for items that do not have tax consequences. The Company’s assumptions regarding future taxable income are consistent with the plans and estimates that are used to manage its underlying businesses. In evaluating the objective evidence that historical results provide, the Company considers three years of cumulative operating income (loss). The income tax expense, deferred tax assets and liabilities and liabilities for unrecognized tax benefits reflect the Company’s best assessment of estimated current and future taxes to be paid. Deferred tax asset valuation allowances and liabilities for unrecognized tax benefits require significant judgment regarding applicable statutes and their related interpretation, the status of various income tax audits and the Company’s particular facts and circumstances. Although the Company believes that the judgments and estimates discussed herein are reasonable, actual results, including forecasted COVID-19 business recovery, could differ, and the Company may be exposed to losses or gains that could be material. To the extent the Company prevails in matters

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
for which a liability has been established or is required to pay amounts in excess of the established liability, the effective income tax rate in a given financial statement period could be materially affected.
Key estimates in these consolidated financial statements include:
Share-based compensation
The Company uses the Black-Scholes valuation model to determine the fair value of options and warrants granted to employees and non-employees under share-based payment arrangements, where appropriate. In estimating fair value, management is required to make certain assumptions and estimates such as the expected term of the instrument, volatility of the Company’s future share price, risk free rates, future dividend yields and estimated forfeitures at the initial grant date, by reference to the underlying terms of the instrument, and the Company’s experience with similar instruments. Changes in assumptions used to estimate fair value could result in materially different results. Refer to Note 12 for further information.
Valuation of inventory
Inventory is comprised of raw materials, work-in-progress and finished goods. Cannabis and hemp costs include expenditures directly related to the manufacturing process as well as suitable portions of related production overheads, based on normal operating capacity. At the end of each reporting period, the Company performs an assessment of inventory and records inventory valuation adjustments for excess and obsolete inventories based on the estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. A reserve is estimated to ensure the inventory balance at the end of the year reflects the estimates of product the Company expects to sell in the next year. Changes in the regulatory structure, lack of retail distribution locations or lack of consumer demand could result in future inventory reserves.
(r)   Accounting standards update
In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 makes targeted, narrow-scope improvements to the interim reporting guidance in ASC 270 to clarify the timing and consistency of recognition and measurement in quarterly financial statements. The amendments address specific areas where existing guidance led to uncertainty about whether certain costs, adjustments or changes in estimates should be recognized in an interim period or allocated over an annual period. The amendments in ASU 2025-11 do not introduce new accounting concepts but improves consistency, reduces diversity in practice and enhances comparability across interim reporting periods. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim reporting periods within those fiscal years, and can be applied on either a prospective or modified retrospective basis. Early adoption is permitted. The Company does not anticipate ASU 2025-11 will have a material impact on its consolidated financial statements upon adoption.
In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Refinements (“ASU 2025-07”). ASU 2025-07 was issued to clarify the application of derivative accounting to certain contracts and refine the guidance for share-based noncash consideration received from customers. The amendments introduce a scope exception for contracts that are not exchange-traded and whose underlying is tied to operations or activities specific to one party. Additionally, ASU 2025-07 clarifies that share-based noncash consideration from a customer should initially be accounted for under Topic 606 until the right to receive or retain such consideration becomes unconditional, at which point financial instruments guidance may apply. ASU 2025-07 is effective for fiscal years beginning after December 15, 2026, including interim reporting periods within those fiscal years, and can be applied on either a prospective or modified retrospective basis. Early adoption is permitted. The Company does not anticipate any impact of ASU 2025-07 to the Company and its consolidated financial statements upon adoption.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
In September 2025, the FASB issued ASU 2025-06, Intangibles — Goodwill and Other — Internal-Use Software: Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). ASU 2025-06 was issued to modernize and clarify the accounting for internal-use software, addressing stakeholder concerns that the existing guidance was outdated and based on traditional waterfall development methods that no longer reflect current software development practices, including agile methodologies. The amendments in ASU 2025-06 eliminate references to prescriptive “project stages” and introduce a clearer capitalization threshold, requiring capitalization of software costs once (i) management has authorized and committed funding to the project and (ii) it is probable the software will be completed and used as intended. Entities must also assess whether significant uncertainty exists in the development process when applying this threshold. ASU 2025-06 is effective for all entities for annual reporting periods beginning after December 15, 2027, and can be applied on a prospective, modified retrospective or retrospective basis. Early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2025-06 to the Company and its consolidated financial statements upon adoption.
In August 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses: Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 was issued to simplify and improve the measurement of credit losses for accounts receivable and contract assets. The amendments in ASU 2025-05 respond to stakeholder concerns regarding the cost and complexity of applying the current expected credit loss model, particularly for assets collected shortly after the balance sheet date. ASU 2025-05 introduces an optional practical expedient allowing all entities to assume that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, including interim reporting periods within those annual reporting periods, and must be applied prospectively. Early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2025-05 to the Company and its consolidated financial statements upon adoption.
In May 2025, the FASB issued ASU 2025-04, Compensation — Stock Compensation and Revenue from Contracts with Customers (“ASU 2025-04”). ASU 2025-04 revises FASB’s Master Glossary definition of the term performance condition for share-based consideration payable to a customer. The revised definition incorporates conditions (such as vesting conditions) that explicitly include volume or monetary amount of a customer’s purchases of goods or services from the grantor.
In addition, the amendments in ASU 2025-04, eliminate the policy election permitting a grantor to account for forfeitures as they occur; and clarify that share-based consideration encompasses the same instruments as share-based payment arrangements, but the grantee does not need to be a supplier of goods or services to the grantor and clarify that a grantor is required to assess the probability that an award will vest using only the guidance in ASC 718, Compensation — Stock Compensation. Revenue recognition will no longer be delayed when an entity grants awards that are not expected to vest.
ASU 2025-04 is effective for all entities for annual reporting periods, including interim reporting periods within those annual reporting periods, beginning after December 15, 2026 and can be applied on a modified retrospective or retrospective basis. Early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2025-04 to the Company and its consolidated financial statements upon adoption. As of December 31, 2025, the Company has no customer contracts or transactions within the scope of this amendment.
In May 2025, the FASB issued ASU 2025-03, Business Combinations and Consolidation: Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 replaces the requirement that the primary beneficiary always is the acquirer with an assessment that requires an entity to consider the factors to determine which entity is the accounting acquirer. Upon adoption, in an acquisition transaction effected primarily by exchanging of equity interests when the legal acquiree is a VIE that meets the definition of a business, the Company will be required to consider the factors in paragraphs ASC 805-10-55-12 through 55-15 to determine if it is the accounting acquirer. Specifically, under

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
ASU 2025-03, acquisition transactions in which the legal acquiree is a VIE will, in more instances, result in the same accounting outcomes as economically similar transactions in which the legal acquiree is a VIE. ASU 2025-03 is effective for all entities for annual reporting periods, including interim reporting periods within those annual reporting periods, beginning after December 15, 2026 and must be applied on a prospective basis. Early adoption is permitted. The Company is currently evaluating the potential impact of ASU 2025-03 to the Company and its consolidated financial statements upon adoption.
In January 2025, the FASB issued ASU 2025-01, Reporting Comprehensive Income — Expense Disaggregation Disclosures, which clarifies the effective dates of ASU 2024-03. Following the issuance of Update 2024-03, the Board was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in Update 2024-03 in an interim reporting period, rather than in an annual reporting period. The Company’s annual reporting ends December 31, so ASU 2025-01 has no impact on the Company or its consolidated financial statements.
(s)   Reserved
(t)   Asset held for sale
The Company classifies its long-lived assets and related liabilities to be sold as held for sale in the period (i) it has approved and committed to a plan to sell the asset, (ii) the asset is available for immediate sale in its present condition, (iii) an active program to locate a buyer and other actions required to sell the asset have been initiated, (iv) the sale of the asset is probable, (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company initially measures a long-lived asset that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met. Conversely, gains are not recognized on the sale of a long-lived asset until the date of sale. Upon designation as an asset held for sale, the Company no longer records depreciation expense on the asset. The Company assesses the fair value of a long-lived asset less any costs to sell at each reporting period and until the asset is no longer classified as held for sale.
4.   Inventory
Finished goods inventory consists of dried cannabis, concentrates, edibles, and other products that are complete and available for sale (both internally generated inventory and third-party products purchased in the wholesale market). Work in process inventory consists of cannabis after harvest, in the processing stage. Packaging and miscellaneous consist of consumables for use in the transformation of biological assets and other inventory used in production of finished goods, non-cannabis merchandise and food and beverage items. The Company’s inventory is comprised of:
	December 31, 2025	December 31, 2024
Raw materials	$6,853,816	$9,768,295
Packaging and miscellaneous	1,536,003	1,949,621
Work in progress	3,976,567	6,406,679
Finished goods	5,772,008	4,697,399
	$18,138,394	$22,821,994
Cost of Inventory is recognized as an expense when sold and included in cost of goods sold. During the year ended December 31, 2025, the Company recognized $63,099,741 (2024 — $60,298,520) of inventory expensed to cost of goods sold.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
5.   Prepaid expenses and other current assets
	December 31, 2025	December 31, 2024
Security deposits	$27,318	$122,839
Advertising and Marketing	—	259,113
Prepaid rent	963,655	965,043
Insurance	433,720	414,570
License fees	417,304	1,211,694
Miscellaneous	817,059	1,595,557
	$2,659,056	$4,568,816
6.   Property, plant and equipment
	Land and Improvements	Buildings	Equipment	Leasehold Improvements	Construction in Progress	Total
Gross carrying amount
At December 31, 2023	6,691,107	17,639,365	13,843,385	64,551,017	5,583,614	108,308,488
Additions	—	1,140,477	3,455,096	8,350,496	8,412,972	21,359,041
Transfers	—	26,786	1,157,443	7,392,523	(8,576,752)	—
Asset Impairments	(625,146)	(1,718,076)	(1,321,587)	(14,940,679)	(2,398,087)	(21,003,575)
Disposals	—	—	(93,206)	—	(62,960)	(156,166)
At December 31, 2024	6,065,961	17,088,552	17,041,131	65,353,357	2,958,787	108,507,788
Additions	—	11,263	814,212	1,968,642	3,732,581	6,526,698
Transfers	—	—	455,941	2,921,724	(3,377,665)	—
Reclassified to Assets Held for Sale		(3,000,000)				(3,000,000)
Asset Impairments	(2,466,944)	(9,314,402)	(3,343,753)	(11,092,756)	—	(26,217,855)
Disposals	(3,311,050)		(149,104)	(212,440)	(400,000)	(4,072,594)
At December 31, 2025	$287,967	$4,785,413	$14,818,427	$58,938,527	$2,913,703	$81,744,037
Depreciation
At December 31, 2023	262,259	914,436	8,803,434	30,776,662	—	40,756,791
Additions	22,184	782,287	2,583,428	10,026,791	—	13,414,690
Asset Impairments	(255,971)	(374,751)	(1,118,722)	(7,369,068)	—	(9,118,512)
Transfers & disposals	—	—	(56,604)	—	—	(56,604)
At December 31, 2024	28,472	1,321,972	10,211,536	33,434,385	—	44,996,365
Additions	15,306	686,630	2,375,684	8,321,634	—	11,399,254
Asset Impairments	(24,074)	(1,098,407)	(2,516,046)	(4,998,803)	—	(8,637,330)
Transfers & disposals	—	—	(104,915)	(31,015)	—	(135,930)
At December 31, 2025	$19,704	$910,195	$9,966,259	$36,726,201	$—	$47,622,359
Carrying amount
At December 31, 2024	$6,037,489	$15,766,580	$6,829,595	$31,918,972	$2,958,787	$63,511,423
At December 31, 2025	$268,263	$3,875,218	$4,852,168	$22,212,326	$2,913,703	$34,121,678
For the year ended December 31, 2025 depreciation expense was $11,399,254 (2024 — $13,414,690) of which $4,351,016 (2024 — $4,553,769) was included in cost of goods sold.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
During the year ended December 31, 2025 the Company transferred $3,377,665 (2024 — $8,576,752) of costs from Construction in Progress to Leasehold Improvements, Buildings, Equipment and Land Improvements upon completion of the related projects.
During the year ended December 31, 2025 the Company disposed of various property and equipment for proceeds of $9,101,339 (2024 — $21,000) resulting in a net loss of $2,423,653 (2024 — net loss of $78,563).
During the year ended December 31, 2025 the Company recorded a full impairment charge of $6,609,590 associated with property, plant and equipment, for its Las Vegas, Nevada cultivation facility as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2025 the Company recorded an impairment charge of $10,970,935 associated with property, plant and equipment, for its Coalinga, California cultivation facility as the fair value of these assets based on management’s expected future cash flows equaled $3,000,000. These assets were reclassified as held for sale and subsequently sold for $2,734,319 resulting in a loss on sale of assets of $265,681.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $7,752,871 associated with property, plant and equipment, for its Orange County, California dispensary as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $1,739,105 associated with property, plant and equipment related to its cultivation facility in Beatty Nevada. Due the expected closure of this facility, management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded an impairment charge of $2,393,087 associated with property, plant and equipment related to building materials for its cultivation facility in Summerfield, Florida. Due the abandonment of this project, the fair value of these building materials is $400,000 based on management’s estimation of future cash flows.
7.   Intangible assets and goodwill
	Retail Dispensary Santa Ana	Retail Dispensary Clark County	Cultivation and Production Clark County	Master License Florida	Illinois License	Cultivation Coalinga CA Other Intangibles	Florida MMTC License- VidaCann	VidaCann Goodwill	Other	Total
Gross carrying amount
Balance, December 31, 2023	$6,151,343	$690,000	$709,798	$—	$1,812,656	$5,860,000	$—	$—	$30,000	$15,253,797
Additions	—	—	—	—	—	—	9,000,000	30,661,477	—	39,661,477
Impairment loss	(6,151,343)	—	—	—	—	—	—	—	—	(6,151,343)
Balance at December 31, 2024	$—	$690,000	$709,798	$—	$1,812,656	$5,860,000	$9,000,000	$30,661,477	$30,000	$48,763,931
Additions	—	—	—	—	—	—	—	—	—	—
Impairment loss	—	—	—	—	—	(5,860,000)	—	—	—	(5,860,000)
Balance at December 31, 2025	$—	$690,000	$709,798	$—	$1,812,656	$—	$9,000,000	$30,661,477	$30,000	$42,903,931
During the year ended December 31, 2025 the Company recorded a full impairment charge of $5,860,000 associated with the licenses, for its Coalinga, California cultivation facility as the fair value of these licenses based on management’s expected future cash flows equal $0.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
During the year ended December 31, 2024 the Company recorded a full impairment charge of $6,151,343 associated with the licenses, for its Orange County, California dispensary as the fair value of these licenses based on management’s expected future cash flows equal $0.
VidaCann Acquisition
On August 28, 2023, the Company entered into a Membership Interest Purchase Agreement (“Purchase Agreement”) with VidaCann, LLC (“VidaCann”), Loop’s Dispensaries, LLC (“Dispensaries”), Ray of Hope 4 Florida, LLC (“Ray of Hope”) and Loops Nursery & Greenhouses, Inc. (“Nursery” and together with Dispensaries and Ray of Hope, the (“Sellers”), David Loop (“Loop”) and Mark Ascik (together with Loop, the “Indemnifying Members”) and Loop, solely in his capacity as Seller Representative, pursuant to which, upon the terms and subject to the conditions set forth therein, the Company would acquire from the Sellers all of the membership interests in VidaCann (the “Transaction”).
On May 9, 2024, the Company acquired 100% ownership interest of VidaCann, LLC. (“VidaCann”) and accounted for the transaction as a business combination acquisition pursuant to ASC 805.
VidaCann was established in 2003 and was formed for the purpose of cultivating and selling cannabis products in the state of Florida, where it owns and operates a cultivation and manufacturing facility. The Company executed the VidaCann transaction in order to expedite its entrance into the attractive Florida cannabis market with an existing customer base and operational cultivation and manufacturing facilities.
Pursuant to the Purchase Agreement, the Company acquired VidaCann from the Sellers for agreed consideration at closing of the Transaction (the “Closing”) equal to the sum of: (i) 80,564,554 shares of common stock of the Company (the “Base Share Consideration”), plus 1,307,698 shares with a fair value of $750,000 that were issued to VidaCann’s industry advisor (the “VC Advisor”) as acquisition-related costs; (ii) a cash payment of US$4,000,000 (the “Closing Cash Payment”); and (iii) promissory notes issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000, with each of the above components subject to adjustments as set out in the Purchase Agreement. Based on the closing price of the Company’s common shares of (CAD$0.9100) US$0.6647 on May 9, 2024 on the Canadian Securities Exchange (the “CSE”) (based on the Bank of Canada CAD to USD exchange rate on May 9, 2024 of CAD$1.00=US$0.7304), the total consideration was valued at $50,755,443. As contemplated by the definitive agreement, VidaCann continued to have US$3 million of bank indebtedness and US$1.5 million of related party notes to former VidaCann managers at the time of closing, which were assumed by the Company. The Seller of the majority interest in VidaCann also has the right to nominate a director to the Company’s board of directors effective the next business day following the Company’s 2024 annual meeting of stockholders in June. The Seller has selected David Loop, the former Chief Executive Officer of VidaCann, as its board nominee.
The VidaCann acquisition was deemed to be a business combination under ASC 805. The following table summarizes the allocation of consideration exchanged to the estimated fair value of the tangible and intangible assets acquired:
Consideration paid:
Cash	$4,000,000
Issuance of 80,564,554 Common Shares	42,123,314
Note Payable to Former VidaCann Shareholders	4,632,129
$50,755,443

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Fair value of net assets acquired:
Cash	$911,715
Inventory	7,375,225
Prepaids and other assets	1,869,222
Property, plant and equipment	9,080,072
ROU Assets	21,371,614
Intangible assets	9,000,000
Goodwill	30,661,477
ROU Liabilities	(21,371,614)
Notes Payable	(4,010,582)
Accounts Payable and Accrued Liabilities	(4,131,686)
$50,755,443
The purchase price allocations for the VidaCann transaction reflect various fair value estimates and analyses relating to the determination of fair value of certain tangible and intangible assets acquired and residual goodwill. The Company determined the estimated fair value of the acquired working capital, and identifiable intangible assets and goodwill after review and consideration of relevant information including market data and management’s estimates. The estimated fair value of acquired working capital was determined to approximate carrying value.
The goodwill arising from the VidaCann transaction consists of expected synergies from combining operations of the Company and VidaCann, and intangible assets not qualifying for separate recognition such as formulations, proprietary technologies and acquired know-how. None of the goodwill is deductible for tax purposes. VidaCann’s state cannabis license represented an identifiable intangible asset acquired in the amount of $9,000,000. The VidaCann cannabis license acquired has an indefinite life and as such will not be subject to amortization.
In connection with the VidaCann transaction, the Company expensed $1,020,563 of acquisition-related costs, which have been included in general and administrative expenses on the Company’s consolidated statement of operations and comprehensive loss for the year ended December 31, 2024, and $909,363 for the year ended December 31, 2023. VidaCann contributed revenue, net of discounts, gross profit and net loss of $26,890,356, $14,668,773 and ($1,878,533) included in the Company’s Consolidated Comprehensive Net Income (loss) in the year ended December 31, 2024.
The following table reflects the revenue, gross profit and comprehensive loss that would have been reported if the acquisition had occurred at the beginning of the year ended December 31, 2023.
	For the Year Ended December 31, 2023
	As Reported	VidaCann	Pro Forma
Revenue, net of discounts	$98,505,170	$34,263,343	$132,768,513
Gross Profit	44,823,144	12,574,426	57,397,570
Comprehensive Income (loss) for the year	(73,608,758)	1,502,402	(72,106,356)
Florida License
On January 22, 2024, the Company entered into a definitive agreement to sell its Planet 13 Florida, Inc. entity for $9,000,000 which, at the time of sale held no assets other than a Florida medical marijuana treatment center (“MMTC”) license. The value of the Florida license at December 31, 2023 was less than the carrying amount of the license. Consequently, the Company recorded an impairment charge of $46,846,866

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
against the carrying value of its Florida MMTC license. The impairment loss is reflected in the statement of operations and comprehensive loss under the caption “Impairment Loss.” During the fourth quarter of 2023, the Company committed to a plan to sell its Florida license. Accordingly, the license held by the Company’s Florida subsidiary was presented as an asset held for sale on the consolidated balance sheet as of December 31, 2023. The sale of Planet 13 Florida, Inc. was completed on May 6, 2024. Transaction costs incurred for the sale of the license equaled $762,091.
8.   Leases
The Company’s lease agreements are for cultivation, manufacturing, retail, and office premises and for vehicles. The property lease terms range between 5 years and 24 years depending on the facility and are subject to an average of 2 renewal periods of equal length as the original lease. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.
The following table provides the components of lease cost recognized in the consolidated statement of operations and comprehensive loss for 2025 and 2024:
	December 31, 2025	December 31, 2024
Operating lease costs	$9,116,064	$7,773,169
Short term lease expense	449,079	330,004
Total lease costs	$9,565,143	$8,103,173
Other information related to operating and finance leases as of and for the year end December 31, 2025 and 2024 are as follows:
	December 31, 2025	December 31, 2024
	Operating Lease	Operating Lease
Weighted average discount rate	15.00%	15.00%
Weighted average remaining lease term	7.72	7.90
The maturity of the contractual undiscounted lease liabilities as of December 31, 2025 and 2024 is:
	2025	2024
	Operating Lease	Operating Lease
2025	$—	$8,682,145
2026	7,779,306	8,750,185
2027	7,973,556	8,805,324
2028	8,050,719	8,934,274
2029	8,106,646	8,858,495
2030	8,067,339	8,109,104
2031	7,917,963	—
Thereafter	61,532,548	67,931,257
Total undiscounted lease liabilities	109,428,077	120,070,784
Interest on lease liabilities	(64,829,069)	(71,803,530)
Total present value of minimum lease payments	44,599,008	48,267,254

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
	2025	2024
	Operating Lease	Operating Lease
Lease liability – current portion	(1,385,566)	(1,818,588)
Lease liability	$43,213,442	$46,448,666

All leases relate to real estate.
For the year ended December 31, 2025 the Company incurred $9,116,064 of operating lease costs (2024 — $7,773,169), of which $3,991,265 (2024 — $3,275,515) was allocated to cost of goods sold and inventory.
During the year ended December 31, 2025 the Company recorded a full impairment charge of $5,813,212 associated with ROU assets related to its Las Vegas, Nevada cultivation facility as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2025 the Company recorded a full impairment charge of $590,491 associated with ROU assets related to a warehouse space in Coalinga, California as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $3,214,740 associated with ROU assets related to its Orange County, California dispensary as the fair value of these assets based on management’s expected future cash flows equal $0.
During the year ended December 31, 2024 the Company recorded a full impairment charge of $24,796 associated with ROU assets related to its cultivation facility in Beatty Nevada. Due the expected closure of this facility, management’s expected future cash flows equal $0.
See Note 16 for additional supplemental cash flow information related to leases.
9.   Notes payable
	December 31, 2025	December 31, 2024	Stated Interest Rate	Effective Interest Rate	Maturity Date
Promissory note dated November 4, 2015, with semi-annual interest at 5.0%, secured by deed of trust, due December 1, 2019	—	884,000	5.0%(1)	5.0%	12/1/2019
Promissory Note to Former VidaCann Shareholders, unsecured with interest accrued at 5.0%, maturity date April 1, 2025	—	4,869,695	5.0%(2)	15.0%	4/1/2025
Promissory Note to La Fayette State Bank, unsecured with interest paid monthly at 10%, maturity date February 20, 2025	—	2,927,989	10.0%(3)	15.0%	2/20/2025
Promissory Note to VidaCann former managers, unsecured with interest paid monthly at 7.5%, maturity date May 6, 2029	1,234,353	1,177,722	7.5%(4)	15.0%	5/6/2029
Revolving Line of Credit, cash secured with monthly interest paid at an annual rate of 5.65%	9,750,000	—	5.65%(5)	5.65%	6/30/2026

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
	December 31, 2025	December 31, 2024	Stated Interest Rate	Effective Interest Rate	Maturity Date
	$10,984,353	$9,859,406
Less current portion	(9,750,000)	(8,681,684)
	$1,234,353	$1,177,722
Stated maturities of debt obligations are as follows:
2024	$—	$—
2025	—	8,681,684
2026	9,750,000	—
2027	—	—
2028	—	—
2029	1,234,353	1,177,722
Total	$10,984,353	$9,859,406

(1)
The Promisory note dated November 4, 2015 had a face value of $884,000. The Company settled with the note holder for a parcel of land secured by the note in exchange for cancellation of the note in full and relief of all accrued interest. Total interest expense including accrued interest for the year ended December 31, 2025 equaled $0 (2024 — $44,200).

(2)
The Promisory note to former VidaCann Shareholders had a face value of $5,000,000. The Company determined a fair value of $4,632,129 at the May 9, 2024 acquisition date using a 15% estimated borrowing rate. Total interest expense including accrued interest and amortization of the note discount for the year ended December 31, 2025 equaled $213,182 (2024 — $378,662). This note was paid in full on April 1, 2025.

(3)
The Promisory note to Lafayette State Bank had a face value of $2,947,632. The Company determined a fair value of $2,862,159 at the May 9, 2024 acquisition date using a 15% estimated borrowing rate. Total interest expense including paid and accrued interest and amortization of the note discount for the year ended December 31, 2025 equaled $84,327 (2024 — $260,658). This note was paid in full on February 11, 2025.

(4)
The Promisory note to VidaCann former managers had a face value of $1,500,000. The Company determined a fair value of $1,148,423 at the May 9, 2024 acquisition date using a 15% estimated borrowing rate. Total interest expense including paid interest and amortization of the note discount for the year ended December 31, 2025 equaled $169,119 (2024 — $98,339).

(5)
The Company entered into a cash secured line of credit up to $9,750,000, effective June 13, 2024, with no other collateral securing the credit line (the “revolving line of credit”). The revolving line of credit contains no financial, or other incurrence-based covenants or no material maintenance covenants. The revolving line of credit balance at December 31, 2025 equaled $9,750,000 (2024 — $0). Total interest expense for the year ended December 31, 2025 equaled $434,442 (2024 — $0).

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
10.   Share capital
The Company is authorized to issue 1,500,000,000 shares of common stock and 50,000,000 shares of preferred stock.
		Common Stock
		December 31, 2025	December 31, 2024
Common Stock
Balance at January 1		325,163,800	223,317,270
Shares issued on settlement of RSUs	i.	507,000	1,224,278
Shares issued on public offering	ii.	—	18,750,000
Shares issued on VidaCann acquisition	iii.	—	80,564,554
Finders shares issued on VidaCann acquisition	iv.	—	1,307,698
Total shares of common stock outstanding on December 31		325,670,800	325,163,800
i.   Shares issued for Restricted Share Units
During the year ended December 31, 2025, 23,930,635 restricted stock units (“RSU”) were awarded under the Planet 13 Holdings Inc 2023 Equity incentive plan (as amended from time to time, the “2023 Equity Plan”). 507,000 of these RSUs vested and were issued, 1,780,931 RSUs were forfeited and cancelled. The Company did not receive any cash proceeds on the settlement of the RSUs.
During the year ended December 31, 2024, 485,185 RSUs were awarded under the 2023 Equity Plan. 185,185 of these RSUs vested (of which 83,333 RSUs were surrendered in exchange for tax withholding payments), 1,224,278 of vested RSUs were settled and no RSUs were cancelled. The Company did not receive any cash proceeds on the settlement of the RSUs.
ii.   Shares issued on public offering
On March 7, 2024, the Company issued and sold 18,750,000 units of the Company (the “Units”) at a public offering price of $0.60 per unit (the “Offering”). Each Unit consisted of one share (each, a “Share”) of common stock, no par value, of the Company (“Common Stock”) and one warrant. Each warrant (a “Warrant”) entitles the holder to purchase one share of Common Stock for a period of 5 years following the closing date of the Offering at an exercise price of US$0.77, subject to adjustments in certain events. Total gross proceeds to the Company were approximately US$11.3 million.
iii.   Shares issued on VidaCann acquisition
On May 9, 2024, the Company issued 80,564,554 shares of common stock of Planet 13 (the “Share Consideration”); see note 7 above for details of the transaction.
iv.   Finders shares issued on VidaCann acquisition
On May 9, 2024, the Company issued 1,307,698 shares of common stock of Planet 13 in finders shares related to the VidaCann acquisition; see note 7 above for details of the transaction.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
11.   Warrants
The following table summarizes the number of warrants outstanding at December 31, 2025 and 2024:
	December 31, 2025	Weighted Average Exercise Price – USD	December 31, 2024	Weighted Average Exercise Price – USD
Balance – beginning of year	18,750,000	$0.77	—	$—
Exercised	—	$—	—	$—
Issued	—	$—	18,750,000	$0.77
Expired	—	$—	—	$—
Balance – end of year	18,750,000	$0.77	18,750,000	$0.77
On March 7, 2024, the Company issued and sold 18,750,000 units of the Company (the “Units”) at a public offering price of $0.60 per unit (the “Offering”). Each Unit consisted of one share (each, a “Share”) of common stock, no par value, of the Company (“Common Stock”) and one warrant. Each warrant (a “Warrant”) entitles the holder to purchase one share of Common Stock for a period of 5 years following the closing date of the Offering at an exercise price of US$0.77, subject to adjustments in certain events. The warrants expire on March 7, 2029.
12.   Share based compensation
At the 2023 Annual General and Special Meeting, the shareholders of Planet 13 voted to approve and adopt the 2023 Equity Plan, which was contingent upon the completion of the Company’s domestication, and became effective on September 15, 2023. As of September 15, 2023, the Company may not grant any new awards under the Planet 13 Holdings Inc. 2018 Stock Option Plan and Planet 13 Holdings Inc. 2018 Share Unit Plan (collectively, the “Prior Plans”), and the Prior Plans will continue to govern awards previously granted under them.
On July 22, 2025, the Company authorized an additional 10,000,000 reserve shares for a total of 32,000,000 shares of Common Stock available for grants under the 2023 Equity Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “Total Share Reserve”). As of December 31, 2025, after taking into account the 23,930,635 RSUs granted in the year ended December 31, 2025, a maximum number of 5,657,319 shares of Common Stock are available for issuance under the 2023 Equity Plan, subject to adjustment pursuant to the terms of the 2023 Equity Plan.
(a)   Stock options
During the years ended December 31, 2025 and 2024
No incentive stock options were granted during the years ended December 31, 2025 and 2024
The following table summarizes information about stock options outstanding at December 31, 2025 and 2024:
Expiry Date	Exercise price CAD$	December 31, 2025 Outstanding	December 31, 2025 Exercisable	December 31, 2024 Outstanding	December 31, 2024 Exercisable
February 27, 2025	$1.31	—	—	51,525	51,525
December 15, 2025	$3.06	—	—	269,075	269,075
September 30, 2026	$4.37	97,322	97,322	97,322	97,322
		97,322	97,322	417,922	417,922

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
The following assumptions were used to arrive at the value ascribed to the options issued using a Black Scholes Option Pricing model:
Share-based compensation expense attributable to employee options was $nil for the year ended December 31, 2025 (2024 — $nil).
	December 31,
	2025	2024
The outstanding options have a weighted average CAD$ exercise price of:	$4.37	$3.15
Weighted average remaining life in years of outstanding options:	0.75	1.04
	December 31, 2025	Weighted Average Exercise Price – CAD	December 31, 2024	Weighted Average Exercise Price – CAD
Balance – beginning of year	417,922	$3.15	603,125	$2.58
Issued	—	—	—	—
Exercised	—	—	—	—
Expired	(320,600)	2.78	(185,203)	1.31
Balance – end of year	97,322	$4.37	417,922	$3.15
The total intrinsic value of stock options exercised, outstanding and exercisable as of December 31, 2025 and 2024 was $nil.
(b)   Restricted Share Units
The following table summarizes the RSUs that are outstanding as at December 31, 2025 and 2024:
	December 31, 2025	December 31, 2024
Balance – beginning of year	300,000	1,122,429
Issued	23,930,635	485,185
Exercised	(507,000)	(1,224,278)
Surrendered for taxes	—	(83,333)
Forfeited	(1,780,931)	—
Rounding adjustment	—	(3)
Balance – end of year	21,942,704	300,000
The Company recognized $2,336,487 in share-based compensation expense attributable to RSUs vesting during the year ended December 31, 2025 ($180,308 for the year ended December 31, 2024).
During the year ended December 31, 2025
23,930,635 RSU’s were granted, and 507,000 RSUs vested and were issued. The Company did not receive any cash proceeds from the settlement of the RSUs.
During the year ended December 31, 2025, 1,780,931 RSUs were forfeited.
During the year ended December 31, 2024
485,185 RSU’s were granted, and 185,185 RSUs vested and were issued, of which 83,333 were surrendered in exchange for payment of tax withholdings. The Company did not receive any cash proceeds from the settlement of the RSUs.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
During the year ended December 31, 2024, no RSUs were forfeited.
13.   Loss per share
	December 31, 2025	December 31, 2024
Loss	$(63,923,695)	$(47,796,856)
Weighted average number of shares outstanding, basic and diluted	325,338,047	292,166,589
Basic and diluted loss per share	$(0.20)	$(0.16)
Approximately 40,790,026 and 19,467,922 of potentially dilutive securities for the years ended December 31, 2025 and December 31, 2024 respectively were excluded in the calculation of diluted EPS as their impact would have been anti-dilutive due to net loss in such years.
14.   Income taxes
The components of income tax expense (benefit) of the Company are summarized as follows:
	December 31, 2025	December 31, 2024
Current taxes:
Federal	$12,821,098	$13,195,875
State	900,114	1,014,207
Foreign	—	—
Current tax expense (benefit)	13,721,212	14,210,082
Deferred taxes:
Federal	(1,766,025)	(1,578,197)
State	(311,475)	(441,642)
Foreign	—	—
Deferred tax expense (benefit)	(2,077,500)	(2,019,839)
Income tax expense (benefit)	$11,643,712	$12,190,243
The actual income tax provision differs from the expected amount calculated by applying the statutory income tax rate to the loss before tax. These differences result from the following:
	December 31, 2025	December 31, 2024
Income (loss) before income taxes	$(52,279,983)	$(35,606,613)
Statutory income tax rate	21%	21%
Income tax expense (benefit) at statutory rate	(10,978,796)	(7,477,389)
State income taxes	588,639	1,853,657
UTP Related to 208E	18,576,098	12,273,276
Nondeductible penalties	—	489,813
Other permanent differences	173,102	—
Book Impairment	—	3,175,774
Change in valuation allowance	1,570,242	847,315

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
	December 31, 2025	December 31, 2024
Change in state rate	17,005	4,561
Prior period adjustments	1,458,561	200,817
2023 UTP related to Holdco	—	188,550
UTP Penalties & Interests	2,548,718	545,937
Other adjustments	(2,309,857)	87,931
Income tax expense (benefit)	$11,643,712	$12,190,243

The IRS has taken the position that cannabis companies are subject to the limits of Section 280E of the Code for U.S. federal income tax purpose, under which, they are only allowed to deduct expenses directly related to costs of goods sold. The company has taken a position that its deduction of ordinary and necessary business expenses is not limited by Section 280E of the Code. The position by the Company does not achieve a more likely than not tax position, therefore the financial statements are presented on the basis that 280E does apply.
Deferred taxes are provided using as asset and liability method whereby deferred tax assets are recognized based on the rates at which they are expected to reserve in the future. Temporary differences are the differences between the reported amount of assets and liabilities and their tax basis. The effect on deferred tax assets and liabilities of a change in tax law or tax rates is recognized in income in the period that enactment occurs.
The components of deferred tax assets and liabilities of the Company are summarized as follows:
	December 31, 2025	December 31, 2024
Deferred tax assets:
Loss carryforwards	$15,654,624	$15,885,208
Share based compensation	2,102,227	1,611,565
Charitable Contribution	515	515
Loyalty points	48,573	513,959
Capital loss carry forward	11,109,075	11,109,075
Lease liabilities	4,740,770	4,913,815
Inventory Reserve	719,809	49,463
COGS related Impairment	1,177,959	370,419
Gross deferred tax assets	35,553,552	34,454,019
Valuation allowance	(30,043,884)	(28,473,642)
Net deferred tax assets	5,509,668	5,980,377
Deferred Tax Liabilities:
Other Licenses	1,219,063	2,242,272
Right-of-use assets	2,951,308	4,452,567
Property and equipment	47,479	71,220
Net deferred tax liabilities	4,217,850	6,766,059
Total net deferred tax assets (liabilities)	$1,291,818	$(785,682)
As at December 31, 2025, the Company has $72,426,034 of gross U.S. federal net operating losses and $5,020,248 of gross U.S. state net operating losses. The Company’s U.S. federal net operating losses can be

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
carried forward indefinitely. The Company’s U.S. state net operating losses have 20-year carryforward periods and begin to expire in 2042. On September 15, 2023, the Company changed its jurisdiction from the Province of British Columbia, Canada, to the State of Nevada. As a result, the Company filed final Canadian income tax returns for the 2023 tax year and no longer has any Canadian income tax attributes as of December 31, 2025.
As of December 31, 2024, the company recorded an uncertain tax liability on the consolidated balance sheet for tax position taken that it does not owe taxes attributable to the application of Section 280E of the Internal Revenue Code. Based on the information currently available, we do not anticipate a significant increase or decrease to our income tax contingencies for these issues within the next 12 months.
A reconciliation of the beginning and ending amount of uncertain tax liabilities is as follow:
	2025	2024
Balance at Beginning of Year	19,321,475	—
Additions based on tax position related to the current year 280E position	11,594,492	13,800,944
Additions based on tax position related to the prior year	2,125,435	5,520,531
Balance at End of Year	33,041,402	19,321,475
A reconciliation of the beginning and ending amount of uncertain tax benefits is as follow:
	2025	2024
Balance at Beginning of Year	41,877,402	—
Increase related to tax position in a prior period	—	27,530,520
Increase related to tax positions in the current period	11,594,492	13,800,944
Interest and penalties in income tax expense	2,125,435	545,937
Balance at End of Year	55,597,329	41,877,402
Deferred taxes arise from temporary differences in the recognition of certain expenses for tax and financial reporting purposes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of December 31, 2025, management believes it its more-likely-than-not that the Company’s net deferred tax assets related to its loss carryforwards, stock compensation, and Florida license would not be realized in the near future and records a full valuation allowance on these deferred tax assets. The Company’s valuation allowance represents the amount of tax benefits that are likely to not be realized. The net change in the valuation allowance from December 31, 2024 was $1,570,242.
Pursuant to Sections 382 of the Internal Revenue Code, Federal and state tax laws impose significant restrictions on the utilization of tax attribute carryforwards in the event of a change in ownership of the Company, as defined by IRC Section 382. The Company does not expect IRC Section 382 to significantly impact the utilization of its net operating loss carryforwards, but plans to complete a formal analysis prior to releasing the valuation allowance on its net operating losses.
The Company files income tax returns in the U.S. federal jurisdiction and various U.S. state jurisdictions. The federal statute of limitations remains open for the 2021 tax year to present and the state statutes of limitations remain open for the 2020 tax year to present.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
15.   General and administrative
	December 31,
	2025	2024
Salaries and wages	$20,667,899	$21,316,396
Share based compensation	$2,336,487	180,308
Executive compensation	$3,557,596	3,048,605
Licenses and permits	$2,639,454	2,651,018
Payroll taxes and benefits	$5,065,057	4,198,424
Supplies and office expenses	$870,288	1,118,430
Subcontractors	$2,312,260	2,810,695
Professional fees (legal, audit and other)	$5,053,485	8,131,961
Miscellaneous general and administrative expenses	$9,121,529	7,716,055
	$51,624,055	$51,171,892
16.   Supplemental cash flow information
	December 31,
Change in Working Capital	2025	2024
Accounts Receivable	$(3,289,298)	$(277,229)
Inventory	1,064,137	313,879
Prepaid Expenses and Other Assets	1,909,760	1,200,818
Long-term Deposits and Other Assets	204,594	8,503
Deferred Tax Assets	(902,129)	(190,487)
Accounts Payable	(164,567)	4,336,441
Accrued Expenses	(3,543,881)	(2,943,913)
Other Liabilities	(26,920)	1,187,722
Notes Payable	—	(845,026)
Uncertain Tax Positions	13,719,927	19,321,475
Income Taxes Payable	19,600	(4,643,058)
	$8,991,223	$17,469,125
Cash Paid
Interest Paid on Leases	$7,101,374	$5,819,090
Income Taxes	$—	$—
Non-cash Financing and Investing Activities
Shares issued in business combination	$—	$42,123,314
Finders shares issued in business combination	$—	$750,000
PPE transferred to assets held for sale	$3,000,000	$—
Lease additions	$2,400,057	$23,353,135
Lease Terminations	$771,628	$—
Fixed Asset Amounts in Accounts Payable	$273,550	$318,717
Reclassification of long term lease liabilities to current	$(433,022)	$1,143,994

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
17.   Related Party Transactions and Balances
Related party transactions are summarized as follows:
(a)
Building Lease

As part of the VidaCann acquisition on May 9, 2024, the Company entered into a long-term lease agreement with Loop’s Nursery for a property in St John’s Florida that is used as the Company’s primary cultivation facility in Florida. Loop’s Nursery is primarily owned by David Loop, one of the Company’s board members. Payments for rent and associated costs related to the use of this property for the year ended December 31, 2025 equaled $3,421,058 (2024 — $1,208,531).
(b)
Other

As part of the VidaCann acquisition on May 9, 2024, the Company acquired related party notes payable due to David Loop, one of the Company’s board members and Mark Ascik, Former Co-President Florida Operations in the amounts of $750,000 each (see Note 9). Payments for interest on the related party notes for the year ended December 31, 2025 totaled $112,500 combined (2024 — $75,206).
Effective March 1, 2025, the Company entered into a 30 month lease agreement with PRMN Investments Ltd for a Florida apartment unit used primarily for executive travel in Florida for oversight of Florida operations. PRMN Investments Ltd is primarily owned by Robert Groesbeck, the Company’s Co-CEO. The lease agreement was subsequently terminated in November 2025 upon mutual agreement. Payments for rent and associated costs related to the use of this property for the year ended December 31, 2025 equaled $51,958 (2024 — $nil).
Effective September 19, 2025, the Company entered into a three month consulting agreement with Off the House, LLC, an entity owned and operated by the stepson of Robert Groesbeck, the Company’s Co-CEO. After the initial three month period, the contract continues on a month to month basis. Total contract payments for the year ended December 31, 2025 equaled $44,650 (2024 — $nil).
On December 31, 2025, $5,935 was due to Off the House, LLC, no other amounts were due to related parties (2024 — $nil).
18.   Commitments and contingencies
(a)   Construction Commitments
The Company had $383,494 of outstanding construction commitments as of December 31, 2025 (2024 — $786,490) payable as construction is completed over an estimated six month period.
(b)   Contingencies
The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations at December 31, 2025, medical and adult use cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.
(c)   Claims and Litigation
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2025 and 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.
(d)   Operating Licenses
Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in Nevada, California, Florida and Illinois, marijuana is a Schedule-I controlled substance and its use remains a violation of federal law. Since federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in the Company’s inability to proceed with our business plans. In addition, the Company’s assets, including real property, cash, equipment, and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.
19.   Risks
Credit risk
Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial instrument. Credit risk arises from cash with banks and financial institutions. It is management’s opinion that the Company is not exposed to significant credit risk arising from these financial instruments. The Company limits credit risk by entering into business arrangements with high credit-quality counterparties. The Company further limits credit risk to a maximum of $250,000 to any individual counterparty at a given time. Total maximum credit risk for all counterparties combined is estimated at $500,000.
The Company evaluates the collectability of its accounts receivable and maintains an allowance for credit losses at an amount sufficient to absorb losses inherent in the existing accounts receivable portfolio as of the reporting dates based on the estimate of expected net credit losses.
Interest rate risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company currently does not carry variable interest-bearing debt. It is management’s opinion that the Company is not exposed to significant interest rate risk.
Price risk
Price risk is the risk that the trading price of the Company’s shares will fluctuate and result in an increase or decrease in the fair value of the warrant liability. The Company is not exposed to significant price risk.
Liquidity risk
The Company’s approach to managing risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As of December 31, 2025, the Company’s financial liabilities consist of accounts payable, accrued liabilities, obligations under operating leases and taxes. The Company manages liquidity risk by reviewing its capital requirements on an ongoing basis. Historically, the Company’s main source of funding has been the public issuance of common stock. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity financing.
Concentration risk
The Company operates primarily in Southern Nevada, Southern California, Florida and Illinois. Should economic conditions deteriorate within that region, its results of operations and financial position would be negatively impacted.

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Banking Risk
Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in US federal banking laws related to the deposit and holding of funds derived from activities related to the marijuana industry. Given that US federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept for deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty accessing the US banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the business of the Company and leaves their cash holdings vulnerable.
Asset Forfeiture Risk
Because the cannabis industry remains illegal under US federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which with minimal due process, it could be subject to forfeiture.
Currency rate risk
As at December 31, 2025, none of the Company’s financial assets and liabilities were held in Canadian dollars (2024 — $0). The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in the functional currency. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time.
The Company’s exposure to a 10% change in the foreign exchange conversion rate at December 31, 2025 equals $nil.
20.   Potential Acquisition
On July 31, 2024, the Company announced that its wholly-owned subsidiary, MM Development Company Inc., entered into an asset purchase agreement to acquire all assets required to operate a 3,158 square foot dispensary located in Las Vegas, Nevada, including fixtures, cannabis and non-cannabis inventory and other items contained within the proposed building and a medical and recreational license from Exhale Brands Nevada LLC (“Exhale”). Planet 13 agreed to pay $6.9 million plus the value of the cannabis inventory on closing. The payment was to be comprised of $4.0 million in cash payable at time of closing and $2.9 million (plus the value of the cannabis inventory at closing) payable in the form of a secured promissory note due a year from closing and secured by the assets being acquired. The Company notified Exhale of the termination of the agreement in January 2025 and does not expect the acquisition to move forward.
21.   Property Recovered in Settlement
On March 3, 2025 the Company announced significant recovery of funds related to El Capitan, including a settlement and recovery of $2.1 million of funds which were held at Bridge Bank, a division of Western Alliance Bank (collectively “WAB”), bringing the total recovery of funds held at WAB to $5.5 million. Additionally, the Company, through a wholly-owned subsidiary, obtained real estate (the “Real Property”) valued at approximately $5.0 million based on comparable sales, and carried on the balance sheet at a net (after estimated costs to sell) value of $4.6 million. On July 15, 2025, the Real Property was sold at a net value (after estimated costs to sell) of $4.1 million, resulting in a loss on sale of assets of $502,154. The recovery amount is also included in the Interim Condensed Consolidated Statements of Operations and

PLANET 13 HOLDINGS INC.
Notes to the Consolidated Financial Statements
(in United States Dollars)
Comprehensive Loss for the year ended December 31, 2025 in Other income, net and also in the Interim Condensed Consolidated Statements of Cash Flows for the year ended December 31, 2025 in adjustments for items not involving cash, recovery of property in legal settlement.
22.   Subsequent events
On February 10, 2026 the Company received approval from the California Department of Cannabis Control to transfer licenses related to its Santa Ana dispensary and distribution facility, thereby allowing the Company to complete its exit from the California market.

Planet 13 Holdings Inc.

PART I — FINANCIAL INFORMATION
Item 1.   Financial Statements.
PLANET 13 HOLDINGS INC.
Interim Condensed Consolidated Balance Sheets
(Unaudited, In United States Dollars)
	June 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash	$6,581,239	$5,325,031
Restricted Cash	9,900,000	10,250,000
Accounts Receivable	560,210	1,007,891
Inventory	15,690,632	18,138,394
Other Receivables	1,436,219	3,754,563
Prepaid Expenses and Other Current Assets	3,290,425	2,659,056
Total Current Assets	37,458,725	41,134,935
Property, Plant and Equipment	30,556,681	34,121,678
Intangible Assets and Goodwill	42,903,931	42,903,931
Right of Use Assets – Operating	30,473,472	31,489,308
Long-term Deposits and Other Assets	897,762	829,164
Deferred Tax Asset	1,987,379	1,798,654
TOTAL ASSETS	$144,277,950	$152,277,670
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current:
Accounts Payable	$4,754,834	$7,212,187
Accrued Expenses	4,404,202	4,632,011
Income Taxes Payable	383,594	159,080
Notes Payable – Current Portion	9,750,000	9,750,000
Operating Lease Liabilities	1,550,985	1,385,566
Total Current Liabilities	20,843,615	23,138,844
Long-Term Liabilities:
Operating Lease Liabilities	42,598,681	43,213,442
Other Long-term Liabilities	1,276,763	1,250,433
Uncertain Tax Positions	40,105,024	33,041,402
Deferred Tax Liability	653,909	506,836
Total Liabilities	105,477,992	101,150,957
SHAREHOLDERS’ EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 335,319,455 issued and outstanding at June 30, 2026 and 325,670,800 issued and outstanding at December 31, 2025	—	—
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at June 30, 2026 and 0 at December 31, 2025	—	—
Additional Paid-In Capital	372,513,319	371,157,826
Deficit	(333,713,361)	(320,031,113)
Total Shareholders’ Equity	38,799,958	51,126,713
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$144,277,950	$152,277,670
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

PLANET 13 HOLDINGS INC.
Interim Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in United States Dollars, except Share Amounts)
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues, net of discounts	$22,859,292	$26,854,361	$43,951,522	$54,886,168
Cost of Goods Sold	(10,535,184)	(15,195,868)	(22,213,801)	(31,220,170)
Gross Profit	12,324,108	11,658,493	21,737,721	23,665,998
Expenses:
General and Administrative	11,331,216	13,641,035	22,538,643	27,657,723
Sales and Marketing	1,325,367	1,625,971	2,526,542	3,172,989
Lease Expense	1,108,257	1,382,068	2,320,403	2,686,961
Depreciation	1,443,073	1,835,289	2,912,292	3,586,719
Total Expenses	15,207,913	18,484,363	30,297,880	37,104,392
Loss From Operations	(2,883,805)	(6,825,870)	(8,560,159)	(13,438,394)
Other Income (Expense):
Interest income (expense), net	(95,557)	(377,290)	(174,625)	(553,701)
Foreign exchange (loss)	—	(224)	—	(3,113)
Other income, net	261,170	325,704	2,104,789	5,304,227
Total Other Income (Expense)	165,613	(51,810)	1,930,164	4,747,413
Loss Before Provision for Income Taxes	(2,718,192)	(6,877,680)	(6,629,995)	(8,690,981)
Provision For Income Taxes
Current Tax Expense	(2,720,994)	(6,510,445)	(6,733,581)	(7,582,047)
Deferred Tax Recovery	(147,260)	86,883	(318,672)	924,619
	(2,868,254)	(6,423,562)	(7,052,253)	(6,657,428)
Net Loss and Comprehensive Loss	$(5,586,446)	$(13,301,242)	$(13,682,248)	$(15,348,409)
Loss per Share
Basic and diluted loss per share	$(0.02)	$(0.04)	$(0.04)	$(0.05)
Weighted Average Number of Shares of Common Stock
Basic and diluted	330,658,007	325,362,689	329,284,327	325,311,866
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

PLANET 13 HOLDINGS INC.
Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited, in United States Dollars, except Share Amounts)
	Number of		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares of Common Stock	Warrants
Balance, December 31, 2024	325,163,800	18,750,000	$368,821,339	$(256,107,418)	$112,713,921
Share based Compensation – RSUs	—	—	557,627	—	557,627
Shares Issued on Settlement of RSUs	200,000	—	—	—	—
Net Loss for the Period	—	—	—	(15,348,409)	(15,348,409)
Balance, June 30, 2025	325,363,800	18,750,000	$369,378,966	$(271,455,827)	$97,923,139
Balance, December 31, 2025	325,670,800	18,750,000	$371,157,826	$(320,031,113)	$51,126,713
Share based Compensation – RSUs	—	—	1,355,493	—	1,355,493
Shares Issued on Settlement of RSUs	9,648,655	—	—	—	—
Net Loss for the Period	—	—	—	(13,682,248)	(13,682,248)
Balance, June 30, 2026	335,319,455	18,750,000	$372,513,319	$(333,713,361)	$38,799,958
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

PLANET 13 HOLDINGS INC.
Interim Condensed Consolidated Statements of Cash Flows
(Unaudited, In United States Dollars)
	Six Months Ended
	June 30, 2026	June 30, 2025
CASH USED IN OPERATING ACTIVITIES
Net loss	$(13,682,248)	$(15,348,409)
Adjustments for items not involving cash:
Shared based compensation	1,355,493	557,627
Non-cash lease expense	885,898	1,061,762
Depreciation	4,413,530	6,283,526
Gain on disposal of fixed assets	(1,565,000)	—
Recovery of property in legal settlement	—	(4,588,153)
Amortization of note payable discount	31,330	177,191
Lease incentive amortization	(39,345)	3,804
	(8,600,342)	(11,852,652)
Net Changes in Non-cash Working Capital Items	9,309,809	6,206,445
Proceeds from lease incentives	250,000	—
Repayment of lease liabilities	(530,059)	(770,330)
Total Operating	429,408	(6,416,537)
FINANCING ACTIVITIES
Repayment of Lafayette State Bank Note	—	(2,947,632)
Bank of Nevada Revolving Line of Credit	—	9,750,000
Payment of Promissory Note to former VidaCann Shareholders	—	(5,000,000)
Total Financing	—	1,802,368
INVESTING ACTIVITIES
Purchase of property and equipment	(1,088,200)	(4,967,370)
Proceeds from sales of fixed assets	1,565,000	—
Total Investing	476,800	(4,967,370)
NET CHANGE IN CASH DURING THE PERIOD	906,208	(9,581,539)
CASH AND RESTRICTED CASH
Beginning of Period	15,575,031	25,435,077
End of Period	$16,481,239	$15,853,538
Supplemental cash flow information (Note 14)
The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
1.   Nature of Operations
Planet 13 Holdings Inc. (“P13” or the “Company”) was incorporated under the Canada Business Corporations Act on April 26, 2002 and continued under the British Columbia Business Corporations Act on September 24, 2019, and on September 15, 2023 completed its domestication to Nevada.
The Company is a vertically integrated cultivator and provider of cannabis and cannabis-infused products that is licensed under the laws of the States of Nevada, California, Illinois and Florida. The Company is licensed in these jurisdictions as follows: six Nevada licenses for cultivation (three medical and three adult-use), six Nevada licenses for production (three medical and three adult-use), three Nevada dispensary licenses (one medical and two adult-use), two Nevada licenses for distribution (one active, one conditional), one Medical Marijuana Treatment Center license in Florida (unlimited medical dispensaries, cultivation and processing) and one adult-use dispensary license in Illinois.
As of June 30, 2026, we held one medical and adult-use cultivation license and one medical and adult-use distribution license in California. The Company discontinued operations at its Orange County, California retail and distribution facility in February 2026. The sale and transfer of its Coalinga, California cultivation and distribution licenses were completed in August 2026, and the Company has fully exited all California cannabis operations.
P13 is a public company which is listed on the Canadian Securities Exchange (“CSE”) under the symbol PLTH and on the OTCQX exchange under the symbol “PLNH”.
The Company’s registered and head office address is 2548 W. Desert Inn Road, Suite 100, Las Vegas, NV 89109.
While cannabis and CBD-infused products are legal under the laws of several U.S. states (with varying restrictions applicable), the United States Federal Controlled Substances Act classifies all “marijuana” as a Schedule I drug, whether for medical or recreational use. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse. On April 23, the U.S. Department of Justice issued a Final Order (the “Order”) placing FDA-approved marijuana products and state-regulated medical marijuana from Schedule I to Schedule III of the Controlled Substances Act. The Order does not apply to adult-use cannabis which remains classified as a Schedule I controlled substance. State medical marijuana license holders will no longer be subject to section 280E of the IRC. The Company continues to assess the impact of these developments and evaluate potential implications for its operations, tax position, and regulatory environment.
The federal government currently is prohibited from prosecuting businesses that operate in compliance with applicable state and local medical cannabis laws and regulations; however, this does not protect adult use cannabis. If the federal government changes this position, it would be financially detrimental to the Company.
2.   Basis of Presentation
These unaudited condensed consolidated interim financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for all periods presented. Certain information and footnote disclosures normally included in the audited annual consolidated financial statements prepared in accordance with GAAP have been omitted or condensed. The information included in these unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. These unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of normal recurring

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
adjustments), which, in the opinion of management, are necessary for the fair presentation of the results for the interim periods presented. Interim results are not necessarily indicative of results for a full year.
These unaudited interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due.
Failure to arrange adequate financing on acceptable terms and/or achieve profitability may have an adverse effect on the financial position, results of operations, cash flows and prospects of the Company. These unaudited interim condensed consolidated financial statements do not give effect to adjustments to assets or liabilities that would be necessary should the Company be unable to continue as a going concern. Such adjustments could be material. These unaudited interim condensed consolidated financial statements are presented in U.S. dollars, which is also the Company’s and its subsidiaries’ functional currency.
These unaudited condensed consolidated interim financial statements were authorized for issuance by the Board of Directors of the Company on August 12, 2026.
i)
Basis of consolidation

These accompanying unaudited condensed consolidated interim financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are deconsolidated from the date control ceases. All intercompany accounts and transactions have been eliminated upon consolidation. The unaudited condensed consolidated interim financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.
These unaudited condensed consolidated interim financial statements include the accounts of the Company and the following entities which are subsidiaries of the Company:
Subsidiaries as at June 30, 2026	Jurisdiction of Incorporation	Ownership Interest 2026	Ownership Interest 2025	Nature of Business
MM Development Company, Inc. (“MMDC”)	Nevada, USA	100%	100%	Nevada license holding company; vertically integrated cannabis operations
BLC Management Company LLC	Nevada, USA	100%	100%	Management/holding company
LBC CBD LLC (“LBC”)	Nevada, USA	100%	100%	CBD retail sales and marketing
Newtonian Principles Inc.	California, USA	100%	100%	California license holding company; cannabis retail sales
Crossgate Capital U.S. Holdings Corp.	Nevada, USA	100%	100%	Holding company
Next Green Wave, LLC	California, USA	100%	100%	California license holding company; cannabis cultivation and processing
Planet 13 Illinois, LLC	Illinois, USA	100%	100%	Illinois license holding company; cannabis retail sales
BLC NV Food, LLC	Nevada, USA	100%	100%	Holding company for By The Slice LLC

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
Subsidiaries as at June 30, 2026	Jurisdiction of Incorporation	Ownership Interest 2026	Ownership Interest 2025	Nature of Business
By The Slice, LLC	Nevada, USA	100%	100%	Subsidiary of BLC NV Food, LLC; restaurant and retail operations
Planet 13 Chicago, LLC	Illinois, USA	100%	100%	Holding company
Planet 13 Real Prop LLC	Florida, USA	100%	100%	Holding company
Planet 13 Lifestyles LLC	Nevada, USA	100%	100%	Retail sales of apparel and accessories
VidaCann, LLC	Florida, USA	100%	100%	Florida license holding company
Planet 13 Innovations LLC	Nevada, USA	100%	100%	Intellectual property holding company
Estate of Las Palmas LLC	California, USA	100%	100%	Real estate holdings company
Club One Three, LLC	Nevada, USA	100%	100%	Inactive

ii)
Functional currency

These unaudited condensed consolidated interim financial statements are presented in U.S. Dollars (“USD”), which is the Company’s and its subsidiaries’ functional currency.
Foreign currency transactions are remeasured to the respective financial currencies of the Company’s entities at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are measured to the functional currency at the foreign exchange rate applicable at the statement of balance sheets date. Non-monetary items are carried at historical rates. Non-monetary items carried at face value denominated in foreign currencies are remeasured to the functional currency at the date when the fair value was determined. Realized and unrealized foreign exchange gains and losses are recognized through profit or loss.
iii)
Emerging growth company

The Company is an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not has a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
3.   Inventory
Finished goods inventory consists of dried cannabis, concentrates, edibles, and other products that are complete and available for sale (both internally generated inventory and third-party products purchased in the wholesale market). Work in process inventory consists of cannabis after harvest, in the processing stage. Packaging and miscellaneous consist of consumables for use in the transformation of biological assets and other inventory used in the production of finished goods, non-cannabis merchandise and food and beverage items. The Company’s inventory is comprised of:
	June 30, 2026	December 31, 2025
Raw materials	$5,814,546	$6,853,816
Packaging and miscellaneous	1,560,347	1,536,003
Work in progress	4,538,971	3,976,567
Finished goods	3,776,768	5,772,008
	$15,690,632	$18,138,394
Cost of Inventory is recognized as an expense when sold and included in the cost of goods sold. During the three and six months ended June 30, 2026, the Company recognized $10,535,184 and $22,213,801 (2025 — $15,195,868 and $31,220,170) of inventory expensed to cost of goods sold.
4.   Prepaid Expenses and Other Current Assets
	June 30, 2026	December 31, 2025
Security deposits	$1,040	$27,318
Advertising and Marketing	12,499	—
Prepaid rent	912,453	963,655
Insurance	269,821	433,720
License fees	1,484,213	417,304
Miscellaneous	610,399	817,059
	$3,290,425	$2,659,056
5.   Property, Plant and Equipment
	Land and Improvements	Buildings	Equipment	Leasehold Improvements	Construction in Progress	Total
Gross carrying amount
At December 31, 2025	$287,967	$4,785,413	$14,818,427	$58,938,527	$2,913,703	$81,744,037
Additions	—	—	119,445	65,677	663,412	848,534
Disposals	—	—	(231,123)	—	—	(231,123)
At June 30, 2026	$287,967	$4,785,413	$14,706,749	$59,004,204	$3,577,115	$82,361,448
Depreciation
At December 31, 2025	$19,704	$910,195	$9,966,259	$36,726,201	$—	$47,622,359
Additions	4,214	227,543	980,702	3,201,072	—	4,413,531
Disposals	—	—	(231,123)	—	—	(231,123)
At June 30, 2026	$23,918	$1,137,738	$10,715,838	$39,927,273	$—	$51,804,767

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
	Land and Improvements	Buildings	Equipment	Leasehold Improvements	Construction in Progress	Total
Carrying amount
At December 31, 2025	$268,263	$3,875,218	$4,852,168	$22,212,326	$2,913,703	$34,121,678
At June 30, 2026	$264,049	$3,647,675	$3,990,911	$19,076,931	$3,577,115	$30,556,681

For the six months ended June 30, 2026, depreciation expense was $4,413,531 (2025 — $6,283,526) of which $1,501,238 (2025 — $2,696,807) was included in cost of goods sold and inventory.
During the six months ended June 30, 2026, $0 was transferred from Construction in Progress to the other fixed accounts (2025 — $2,709,936).
During the six months ended June 30, 2026, a gain on the sale of fixed assets in the amount of $1,565,000 was included in other income. The sale represents all assets of the Planet 13 Orange County dispensary and some vehicles in Nevada, all of which had a net book value of $0.
During the six months ended June 30, 2026, no impairment charges were recognized. (2025 — $0).
6.   Intangible Assets and Goodwill
	Retail Dispensary License Clark County	Cultivation and Production License Clark County	Illinois License	Florida MMTC License-VidaCann	VidaCann Goodwill	Other	Total
Gross carrying amount
Balance, December 31, 2025	$690,000	$709,798	$1,812,656	$9,000,000	$30,661,477	$30,000	$42,903,931
Impairments	—	—	—	—	—	—	—
Balance at June 30, 2026	$690,000	$709,798	$1,812,656	$9,000,000	$30,661,477	$30,000	$42,903,931
The company tests and assesses for impairment of intangible asset carrying values annually at a minimum, or when there are indicators of a loss in value, such as a decline in the market or overall business performance. During the six months ended June 30, 2026, no impairment charges were recognized. (2025 — $0).
7.   Leases
The Company’s lease agreements are for cultivation, manufacturing, retail, and office premises and for vehicles. The property lease terms range between 5 years and 24 years depending on the facility and are subject to an average of 2 renewal periods of equal length as the original lease. Certain leases include escalation clauses or payment of executory costs such as property taxes, utilities, or insurance and maintenance. Rent expense for leases with escalation clauses is accounted for on a straight-line basis over the lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
The following table provides the components of lease costs recognized in the unaudited interim condensed consolidated statement of operations and comprehensive loss for the three month periods ended June 30, 2026 and 2025:
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Operating lease costs	$2,063,671	$2,384,247	$4,138,331	$4,691,318
Short term lease expense	59,167	117,607	212,419	228,900
Total lease costs	$2,122,838	$2,501,854	$4,350,750	$4,920,218
Other information related to operating and finance leases as of and for the six months ended June 30, 2026 and 2025 is as follows:
	June 30, 2026	June 30, 2025
	Operating Lease	Operating Lease
Weighted average discount rate	15.00%	15.00%
Weighted average remaining lease term	7.34	7.26
The maturities of the contractual undiscounted lease liabilities as of June 30, 2026 and December 31, 2025 are:
	June 30, 2026	December 31, 2025
	Operating Lease	Operating Lease
2026	$3,934,087	$7,779,306
2027	8,007,908	7,973,556
2028	8,086,445	8,050,719
2029	8,124,859	8,106,646
2030	8,067,339	8,067,339
2031	7,917,963	7,917,963
2032	7,655,113	—
Thereafter	53,877,434	61,532,548
Total undiscounted lease liabilities	105,671,148	109,428,077
Interest on lease liabilities	(61,521,482)	(64,829,069)
Total present value of minimum lease payments	44,149,666	44,599,008
Lease liability – current portion	(1,550,985)	(1,385,566)
Lease liability	$42,598,681	$43,213,442
Principally all leases relate to real estate.
For the three and six months ended June 30, 2026, the Company incurred $2,063,671 and $4,138,331 of operating lease costs (2025 — $2,384,247 and $4,691,318), of which $955,414 and $1,917,631 (2025 — $1,016,522 and $2,033,044) was allocated to cost of goods sold and inventory.
See Note 14 for additional supplemental cash flow information related to leases.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
8.   Notes Payable
	June 30, 2026	December 31, 2025	Stated Interest Rate	Effective Interest Rate	Maturity Date
Promissory Note to VidaCann former managers, unsecured with interest paid monthly at 7.5%, maturity date May 6, 2029	1,265,683	1,234,353	7.5%(1)	15.0%	5/6/2029
Revolving Line of Credit, cash secured with monthly interest paid at an annual rate of 5.65%	9,750,000	9,750,000	5.65%(2)	5.65%	6/30/2027
	$11,015,683	$10,984,353
Less current portion	(9,750,000)	(9,750,000)
	$1,265,683	$1,234,353
Stated maturities of debt obligations are as follows:
2026	$9,750,000	$9,750,000
2027	—	—
2028	—	—
2029	1,265,683	1,234,353
2030	—	—
2031	—	—
Total	$11,015,683	$10,984,353

(1)
The Promissory note to VidaCann former managers had a face value of $1,500,000. The Company determined a fair value of $1,148,423 at the May 9, 2024 acquisition date using a 15% estimated borrowing rate. Total interest expense including paid interest and amortization of the note discount for the six-month period ended June 30, 2026 equaled $87,426 (2025 — $83,339).

(2)
The Company entered into a cash secured line of credit up to $9,750,000, effective June 13, 2024, with no other collateral securing the credit line (the “revolving line of credit”). The revolving line of credit contains no financial, or other incurrence-based covenants or no material maintenance covenants. The revolving line of credit balance at June 30, 2026 equaled $9,750,000 (2025 — $9,750,000). Total interest expense for the six-month period ended June 30, 2026 equaled $276,968 (2025 — $152,935).

9.   Share Capital
The Company is authorized to issue 1,500,000,000 shares of common stock and 50,000,000 shares of preferred stock.
		Number of Shares of Common Stock
		June 30, 2026	December 31, 2025
Common Stock
Balance at January 1		325,670,800	325,163,800
Shares issued on settlement of RSUs	i.	9,648,655	507,000
Total shares of common stock outstanding		335,319,455	325,670,800

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
i.   Shares issued for Restricted Share Units
During the six months ended June 30, 2026, no restricted stock units (“RSU”) were awarded under the Planet 13 Holdings Inc 2023 Equity incentive plan (as amended from time to time, the “2023 Equity Plan”). 9,648,655 vested RSUs were issued and 924,379 unvested RSUs were forfeited and cancelled. The Company did not receive any cash proceeds on the settlement of the RSUs.
During the year ended December 31, 2025, 23,930,635 RSUs were awarded under the 2023 Equity incentive plan. 507,000 of these RSUs vested and were issued, 1,780,931 RSUs were forfeited and cancelled. The Company did not receive any cash proceeds on the settlement of the RSUs.
10.   Warrants
The following table summarizes the number of warrants outstanding at June 30, 2026 and December 31, 2025.
	June 30, 2026	Weighted Average Exercise Price — USD	December 31, 2025	Weighted Average Exercise Price — USD
Balance – beginning of period	18,750,000	$0.77	18,750,000	$0.77
Balance – end of period	18,750,000	$0.77	18,750,000	$0.77
On March 7, 2024, the Company issued and sold 18,750,000 Units at a public offering price of $0.60 per unit. Each Unit consisted of one share of Common Stock and one Warrant. Each Warrant entitles the holder to purchase one share of Common Stock for a period of 5 years following the closing date of the Offering at an exercise price of $0.77, subject to adjustments in certain events. The warrants expire on March 7, 2029.
11.   Share Based Compensation
At the 2023 Annual General and Special Meeting, the shareholders of Planet 13 voted to approve and adopt the 2023 Equity Plan, which was contingent upon the completion of the Company’s domestication, and became effective on September 15, 2023. As of September 15, 2023, the Company may not grant any new awards under the Planet 13 Holdings Inc. 2018 Stock Option Plan and Planet 13 Holdings Inc. 2018 Share Unit Plan (collectively, the “Prior Plans”), and the Prior Plans will continue to govern awards previously granted under them.
On June 29,2026 and July 22, 2025 respectively, the Company authorized an additional 20,000,000 and 10,000,000 reserve shares for a total of 52,000,000 shares of Common Stock are available for grants under the 2023 Equity Plan and all other security based compensation arrangements of the Company, including the Prior Plans (the “Total Share Reserve”). As of June 30, 2026, a maximum number of 25,657,319 shares of Common Stock are available for issuance under the 2023 Equity Plan, subject to adjustment pursuant to the terms of the 2023 Equity Plan.
(a)   Stock Options
During the three and six months ended June 30, 2026 and the year ended December 31, 2025
No incentive stock options were granted during the three and six months ended June 30, 2026 or the year ended December 31, 2025.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
The following table summarizes information about stock options outstanding at June 30, 2026:
Expiry Date	Exercise price CAD$	June 30, 2026 Outstanding	June 30, 2026 Exercisable	December 31, 2025 Outstanding	December 31, 2025 Exercisable
September 30, 2026	$4.37	97,322	97,322	97,322	97,322
		97,322	97,322	97,322	97,322
The following table reflects the continuity of stock options for the period presented:
	June 30, 2026	Weighted Average Exercise Price — CAD	December 31, 2025	Weighted Average Exercise Price — CAD
Balance – beginning of period	97,322	$4.37	417,922	$3.15
Expired	—	—	(320,600)	2.78
Balance – end of period	97,322	$4.37	97,322	$4.37
Share based compensation expense attributable to employee options was $0 and $0 for the six months ended June 30, 2026 and 2025, respectively.
The total intrinsic value of stock options exercised, outstanding and exercisable as of June 30, 2026 and December 31, 2025 was $0 and $0, respectively.
(a)   Restricted Share Units
The following table summarizes the RSUs that are outstanding as at June 30, 2026 and December 31, 2025:
	June 30, 2026	December 31, 2025
Balance – beginning of period	21,942,704	300,000
Issued	—	23,930,635
Exercised	(9,648,655)	(507,000)
Forfeited	(924,379)	(1,780,931)
Balance – end of period	11,369,670	21,942,704
The Company recognized $661,230 and $1,355,493 in share-based compensation expense attributable to the RSU vesting schedule for the three and six months ended June 30, 2026 ($497,296 and $557,627 for the three and six months ended June 30, 2025).
During the six months ended June 30, 2026
No RSU’s were granted, 9,648,655 RSUs vested and were exercised, 924,379 RSUs were forfeited and cancelled. The Company did not receive any cash proceeds from the settlement of the RSUs.
During the six months ended June 30, 2025
14,080,635 RSU’s were granted, 200,000 RSU’s vested and were exercised, 255,220 RSU’s were forfeited and cancelled. The Company did not receive any cash proceeds from the settlement of the RSUs.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
12.   Loss Per Share
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Loss available to common stockholders	$(5,586,446)	$(13,301,242)	$(13,682,248)	$(15,348,409)
Weighted average number of shares outstanding, basic and diluted	330,658,007	325,362,689	329,284,327	325,311,866
Basic and diluted loss per share	$(0.02)	$(0.04)	$(0.04)	$(0.05)
30,216,992 and 33,041,812 potentially dilutive securities for the three and six months ended June 30, 2026 and 2025, respectively, were excluded in the calculation of diluted EPS as their impact would have been anti-dilutive due to the net losses for such periods.
13.   General and Administrative
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Salaries and wages	$4,323,766	$5,360,929	$8,726,178	$11,239,533
Share based compensation	661,230	497,296	1,355,493	557,627
Executive compensation	768,456	988,723	1,493,326	2,088,663
Licenses and permits	480,005	644,582	1,031,440	1,346,618
Payroll taxes and benefits	986,299	1,196,604	2,013,056	2,584,093
Supplies and office expenses	178,556	206,544	329,207	536,141
Subcontractors	455,519	562,969	949,080	1,198,029
Professional fees (legal, audit and other)	1,198,477	1,716,957	2,179,933	2,980,463
Miscellaneous general and administrative expenses	2,278,908	2,466,431	4,460,930	5,126,556
	$11,331,216	$13,641,035	$22,538,643	$27,657,723
14.   Supplemental Cash Flow Information
	Six Months Ended
Change in Working Capital	June 30, 2026	June 30, 2025
Accounts Receivable	$2,766,025	$(122,345)
Inventory	2,447,762	(1,703,499)
Prepaid Expenses and Other Assets	(631,369)	1,364,006
Long-term Deposits and Other Current Assets	(68,598)	(47,331)
Deferred Tax Assets	(188,726)	(630,843)
Deferred Tax Liabilities	147,073	(293,775)
Accounts Payable	(2,217,687)	(366,639)
Accrued Expenses	(227,806)	405,428
Other Liabilities (LT)	(5,000)	1,080

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
	Six Months Ended
Change in Working Capital	June 30, 2026	June 30, 2025
Uncertain Tax Positions	7,063,621	7,580,763
Income Taxes Payable	224,514	19,600
	$9,309,809	$6,206,445
Cash Paid
Interest Paid on Leases	$3,294,786	$3,594,715
Income Taxes	$—	$—
Non-cash Financing and Investing Activities
Fixed Asset Amounts in Accounts Payable	$33,884	$226,731
Reclassification of long term lease liabilities to current	$165,419	$267,007

15.   Related Party Transactions and Balances
Related party transactions are summarized as follows:
(a)
Building Lease

As part of the VidaCann acquisition on May 9, 2024, the Company entered into a long-term lease agreement with Loop’s Nursery for a property in St John’s Florida that is used as the Company’s primary cultivation facility in Florida. Loop’s Nursery is primarily owned by David Loop, one of the Company’s board members. Payments for rent and associated costs related to the use of this property for the six months ended June 30, 2026 equaled $1,662,759 (six months ended June 30, 2025 — $1,802,824).
(b)
Other

As part of the VidaCann acquisition on May 9, 2024, the Company acquired related party notes payable to David Loop, one of the Company’s board members and Mark Ascik, in the amounts of $750,000 each (see Note 8). Payments for interest on the related party notes for the six months ended June 30, 2026 totaled $56,096 combined (six months ended June 30, 2025 — $56,096).
Effective September 19, 2025, the Company entered into a three month consulting agreement with Off the House, LLC, an entity owned and operated by the stepson of Robert Groesbeck, the Company’s Co-CEO. After the initial three month period, the contract continues on a month to month basis. Total contract payments for the six months ended June 30, 2026 equaled $148,633 (six months ended June 30, 2025 — $nil).
For the three-month period ended June 30, 2026, no amounts were due to related parties ( December 31, 2025 — $5,935).
16.   Commitments and Contingencies
(a)   Construction Commitments
The Company had $0 of outstanding construction commitments as of June 30, 2026 ( December 31, 2025 — $383,494).
(b)   Contingencies
The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulations at June 30, 2026, medical and adult use cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.
(c)   Claims and Litigation
From time to time, we may become involved in legal or regulatory proceedings, lawsuits and other claims arising in the ordinary course of our business. In view of the inherent difficulty of predicting the outcome of such matters, we cannot state what the eventual outcome of such matters will be. However, based on our knowledge, as of June 30, 2026, we are not presently a party to any legal proceedings that, in the opinion of our management, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows. Regardless of outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm, and other factors.
(d)   Operating Licenses
Although the possession, cultivation, and distribution of marijuana for medical and adult use is permitted in Nevada and California, and for medical use these activities are permitted in Florida, marijuana is a Schedule I controlled substance, and its use remains a violation of federal law. Since federal law criminalizing the use of marijuana pre-empts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in the Company’s inability to proceed with our business plans. In addition, the Company’s assets, including real property, cash, equipment, and other goods, could be subject to asset forfeiture because marijuana is still federally illegal.
17.   Risks
Credit risk
Credit risk is the risk that a third party might fail to discharge its obligations under the terms of a financial instrument. Credit risk arises from cash with banks and financial institutions. It is management’s opinion that the Company is not exposed to significant credit risk arising from these financial instruments. The Company limits credit risk by entering into business arrangements with high credit-quality counterparties. The Company further limits credit risk to a maximum of $250,000 to any individual counterparty at a given time. Total maximum credit risk for all counterparties combined is estimated at less than $500,000.
The Company evaluates the collectability of its accounts receivable and maintains an allowance for credit losses at an amount sufficient to absorb losses inherent in the existing accounts receivable portfolio as of the reporting dates based on the estimate of expected net credit losses.
Interest Rate Risk
Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company currently has some notes payable that are interest bearing, as well as funds held in an interest-bearing money market account. Based on the balances involved, it is management’s opinion that the Company is not exposed to significant interest rate risk.
Price risk
Price risk is the risk that the trading price of the Company’s shares will fluctuate and adversely impact the Company, primarily due to the inability to raise additional funds through future stock offerings. The Company is not exposed to significant price risk.

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
Liquidity risk
The Company’s approach to managing risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As of June 30, 2026, the Company’s financial liabilities consist of accounts payable, accrued liabilities, obligations under operating leases, notes payable and taxes. The Company manages liquidity risk by reviewing its capital requirements on an ongoing basis. Historically, the Company’s main source of funding has been the public issuance of common equity. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity financing.
Concentration risk
The Company operates exclusively in Southern Nevada and Florida, and has a small presence in Illinois. Should economic conditions deteriorate within any of these regions, its results of operations and financial position would be negatively impacted.
Banking risk
Notwithstanding that a majority of states have legalized medical marijuana, there has been no change in US federal banking laws related to the deposit and holding of funds derived from activities related to the cannabis industry. Given that US federal law provides that the production and possession of cannabis is illegal, there is a strong argument that banks cannot accept or deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the cannabis industry often have difficulty accessing the US banking system and traditional financing sources. The inability to open bank accounts with certain institutions may make it difficult to operate the business of the Company and leave the Company’s cash holdings vulnerable.
Asset forfeiture risk
Because the cannabis industry remains illegal under US federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property was never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which with minimal due process, it could be subject to forfeiture.
Currency rate risk
As of June 30, 2026, none of the Company’s financial assets and liabilities were held in Canadian dollars. The same was true as of December 31, 2025. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in the functional currency. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company’s exposure to a 10% change in the foreign exchange conversion rate at June 30, 2026 equals $nil.
18.   Disaggregated Revenue
The following table presents the Company’s disaggregated revenue by sales channel:
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Retail	$22,295,824	$24,197,835	$42,467,978	$48,827,636
Wholesale	563,468	2,656,526	1,483,544	6,058,532
Net revenues	$22,859,292	$26,854,361	$43,951,522	$54,886,168

PLANET 13 HOLDINGS INC.
Notes to the Interim Condensed Consolidated Financial Statements
(Unaudited, in United States Dollars, except share amounts)
19.   Property Recovered in Settlement
On March 3, 2025 the Company announced significant recovery of funds related to El Capitan, including a settlement and recovery of $2.1 million of funds which were held at Bridge Bank, a division of Western Alliance Bank (collectively “WAB”), bringing the total recovery of funds held at WAB to $5.5 million. Additionally, the Company, through a wholly-owned subsidiary, obtained real estate (the “Real Property”) valued at approximately $5.0 million based on comparable sales, and carried on the balance sheet at a net (after estimated costs to sell) value of $4.6 million. On July 15, 2025, the Real Property was sold at a net value (after estimated costs to sell) of $4.1 million, resulting in a loss on sale of assets of $502,154. The recovery amount is also included in the Interim Condensed Consolidated Statements of Operations and Comprehensive Loss for the period ended June 30, 2025 in Other income, net and also in the Interim Condensed Consolidated Statements of Cash Flows for the period ended June 30, 2025 in adjustments for items not involving cash, recovery of property in legal settlement.
20.   Subsequent Events
On July 26, 2026 the Company entered into a definitive merger agreement (the “Merger Agreement”) with Vireo Growth Inc., a British Columbia corporation (“Vireo” or “Parent”), and Supernova Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Vireo (“Merger Sub”), pursuant to which Vireo will, as a result of the merger contemplated thereby, acquire all of the issued and outstanding equity interests of the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together, with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving as a direct wholly owned subsidiary of Vireo.
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, no par value, of the Company (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares, as defined in the Merger Agreement) will be automatically cancelled, extinguished and converted into the right to receive 0.015383618 (the “Exchange Ratio”) of a subordinate voting share of Parent (the “Parent Shares” and such amount, the “Merger Consideration”).
The price represents a 16.6% premium over Planet 13’s 20-day volume weighted average price per share as of July 24, 2026, the last trading day before the execution of the Merger Agreement, and a 24% premium over Planet 13’s closing price per share on such date.
The Transactions are subject to customary closing conditions, including obtaining Planet 13 stockholder approval which includes the affirmative vote of a simple majority of the votes cast by Planet 13 stockholders, excluding for this purpose the votes of shares of Planet 13 common stock held or controlled by persons required to be excluded under Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, the effectiveness of a registration statement on Form S-4 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”), approval of the listing of the Vireo shares issuable in the Transaction by the Canadian Securities Exchange and applicable cannabis regulatory approvals.
On August 3, 2026 the Company completed the transfer and sale of the California licenses associated with the previously sold Coalinga cultivation facility and received the remaining proceeds of $300,000, less $6,897.87 in miscellaneous expenses. These funds had been held in escrow pending regulatory approval of the license transfer.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
by and among
VIREO GROWTH INC.,
SUPERNOVA MERGER SUB INC.
and
PLANET 13 HOLDINGS INC.
Dated as of July 26, 2026

A-ii

A-iii

APPENDICES AND EXHIBITS
Appendix A	Definitions
Exhibit A	Form of Voting Agreement
Exhibit B	Form of Lock-Up Agreement
Exhibit C-1,	Employment Agreements
Exhibit C-2 and Exhibit C-3
Exhibit D	Form of Amended and Restated Articles of Incorporation of the Surviving Corporation

A-iv

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 26, 2026, is made by and among Vireo Growth Inc., a British Columbia corporation (“Parent”), Supernova Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Planet 13 Holdings Inc., a Nevada corporation (the “Company”). Defined terms used in this Agreement have the respective meanings ascribed to them herein.
W I T N E S S E T H:
WHEREAS, the respective boards of directors of Parent, the Company (the “Company Board”), and Merger Sub (the “Merger Sub Board”) have unanimously approved (in the case of the Company Board, acting upon the unanimous recommendation of the Special Committee), and the Company Board (acting upon the unanimous recommendation of the Special Committee) and the Merger Sub Board have unanimously declared advisable and in the best interests of their respective companies and stockholders, this Agreement and the transactions contemplated by this Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as a direct wholly owned Subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions and limitations set forth in this Agreement and in accordance with Chapter 78 and Chapter 92A of the NRS;
WHEREAS, the majority of the Company Board is comprised of disinterested directors;
WHEREAS, in light of the interests of the Founders in the transactions contemplated by this Agreement, including pursuant to the Employment Agreements and the restricted stock unit awards contemplated thereby, the Company Board established a special committee of the Company Board consisting solely of independent and disinterested directors of the Company (the “Special Committee”) with the power and authority to, among other things, (i) evaluate the advisability and fairness of the transactions contemplated by this Agreement to the Company and its stockholders (including the unaffiliated stockholders of the Company) and, in connection with such evaluation, to examine any and all matters concerning such transactions (including the management arrangements), or any aspect thereof, as the Special Committee deems appropriate, (ii) negotiate, on behalf of the Company, the terms and conditions of such transactions, including the terms and conditions of any definitive agreements relating to such transactions, (iii) reject such transactions, including to cause the Company to adopt such defenses to an unsolicited bid as the Special Committee may deem reasonably necessary; (iv) make a recommendation to the Company Board and, if deemed appropriate, to the stockholders of the Company concerning such transactions, (v) to have access to all information reasonably necessary to make an informed decision regarding such transactions, (vi) to engage or retain, at the expense of the Company, legal counsel and other advisors (including financial advisors) of any nature to the Special Committee, as it shall deem appropriate, and (vii) to review and participate in the filing and/or making of public statements, including press releases and applicable securities law filings, relative to such transactions and related matters;
WHEREAS, the Special Committee has, by resolutions unanimously adopted, (i) determined that this Agreement and the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger, are advisable, fair to and in the best interest of the Company and the Company’s stockholders (including the holders of Company Common Stock other than the Founders and their respective Affiliates), (ii) recommended that the Company Board approve and declare advisable this Agreement and the transactions contemplated by this Agreement, including the Merger and (iii) recommended that the Company Board resolve to recommend that the Company’s stockholders approve the adoption of this Agreement;
WHEREAS, the Company Board has, subject to Section 5.6(d) and acting upon the unanimous recommendation of the Special Committee, by the unanimous vote of the Company Board, including a unanimous vote of disinterested directors of the Company, who constitute a majority of the Company Board, resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;
WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368(a) of the Code and Treasury Regulations Section 1.368-2(g);

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) each of Parent and certain stockholders of the Company, including certain directors and officers of the Company who are stockholders of the Company, have entered into a voting agreement in the form attached as Exhibit A hereto (the “Voting Agreement”) pursuant to which, and subject to the terms thereof, among other things, the foregoing stockholders agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby and (ii) certain stockholders of the Company, including certain directors and officers of the Company who are stockholders of the Company, have entered into a lock-up agreement pursuant to which, among other things, such stockholders agreed to post-Closing restrictions on the ability of such stockholders to transfer Parent Shares to be issued to them in the Merger, in the form attached as Exhibit B hereto (the “Lock-Up Agreement”);
WHEREAS, concurrently with the execution and delivery of this Agreement, each of Larry Scheffler, Robert Groesbeck and Christopher Wren (collectively, the “Founders”) has entered into employment offer letters in the forms attached as Exhibits C-1, C-2 and C-3 hereto (the “Employment Agreements”) and effective only as of and conditioned upon the occurrence of the Effective Time between Parent on the one hand and each of the Founders, on the other hand, including the awards of restricted stock units in respect of Parent Shares to the Founders thereunder or in connection therewith, the vesting and settlement of which are subject to the achievement by the Surviving Corporation and its Subsidiaries of specified revenue targets following the Closing, subject to the floor set forth therein; and
WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions of this Agreement, and in accordance with Section 92A.250 of the NRS, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger and a direct wholly owned Subsidiary of Parent (the “Surviving Corporation”).
Section 1.2   The Closing.   Subject to the provisions of Article VI, the closing of the Merger (the “Closing”) shall take place at 8:00 a.m. (Las Vegas, NV time) on a date to be specified by the parties hereto, but no later than the second (2nd) Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to in writing by the parties hereto (such date being the “Closing Date”). The Closing shall take place by the electronic exchange of signatures and documents, unless another time, date or place is agreed to in writing by the Company and Parent.
Section 1.3   Effective Time.   Concurrently with the Closing, the Company shall cause an appropriate articles of merger with respect to the Merger (the “Articles of Merger”) (including as an exhibit thereto the Amended and Restated Articles of Incorporation of the Surviving Corporation in the form set forth in Exhibit D hereto) to be executed and filed with the Nevada Secretary of State as provided under the NRS. The Merger shall become effective at the time the Articles of Merger have been duly filed with the Nevada Secretary of State or at such later date and time as is agreed between Parent and the Company and specified in the Articles of Merger (such date and time the Merger becomes effective hereinafter referred to as the “Effective Time”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the NRS.

Section 1.4   Articles of Incorporation; Bylaws.
(a)   At the Effective Time, the Articles of Incorporation, as in effect immediately prior to the Effective Time, shall, by virtue of the Merger, be amended and restated in its entirety as set forth in Exhibit D hereto and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided by Law and such articles of incorporation.
(b)   At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “Planet 13 Holdings Inc.”, until thereafter amended as provided by Law, the articles of incorporation of the Surviving Corporation and such bylaws.
Section 1.5   Board of Directors; Officers.   The members of the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the members of the board of directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
Section 2.1   Effect on Securities.
(a)   Effect of Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any Securities of Parent, the Company or Merger Sub:
(i)   Cancellation of Company Securities.   Each share of common stock, no par value per share, of the Company (the “Company Common Stock”) held by the Company as treasury stock or held directly by Parent or any Subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof (such shares, “Canceled Shares”).
(ii)   Conversion of Company Securities.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) shall be converted into the right to receive, in accordance with the terms of this Agreement, 0.015383618 (the “Exchange Ratio”) of a Parent Share (such amount, the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.1(a)(ii) shall no longer be outstanding and shall be automatically canceled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented such Company Common Stock, shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, the Merger Consideration and, if applicable, any dividends or distributions to which the holder thereof becomes entitled upon the surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2(h).
(iii)   Conversion of Merger Sub Capital Stock.   Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, no par value per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number or type of outstanding shares of Company Common Stock or Parent Shares shall occur as a result of a reclassification, recapitalization, exchange, stock split (including a reverse stock split) or combination or readjustment of shares or any similar event or any stock dividend or stock distribution with a record date during such period, the Exchange Ratio and any other similarly dependent amounts and items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.1(b) shall be construed to permit the Company to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 2.2   Surrender of Certificates; Exchange Procedures.
(a)   Designation of Exchange Agent; Exchange Fund.   Prior to the Closing, Parent shall, at its sole cost and expense, enter into a customary exchange agent agreement with a financial institution designated by Parent (which may be, but may not be limited to, the transfer agent for the Company or Parent) (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 2.1(a)(ii). At or promptly after the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, for payment in accordance with this Article II through the Exchange Agent, non-certificated, book-entry Parent Shares issuable as the aggregate Merger Consideration (such Parent Shares, together with any dividends or other distributions thereafter deposited with the Exchange Agent pursuant to Section 2.2(h), are referred to collectively as the “Exchange Fund”).
(b)   Letter of Transmittal and Instructions.   Promptly following the Effective Time (and in any event, within ten (10) Business Days thereafter), Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares to the Exchange Agent, and which shall be in the form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions (which instructions shall be in the form and have such other customary provisions as Parent may reasonably specify) for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration multiplied by the number of shares of Company Common Stock previously represented by such Certificates or Book-Entry Shares.
(c)   Exchange.   Upon surrender of a Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, the Merger Consideration in accordance with Section 2.1(a)(ii) in respect of the Company Common Stock previously represented by such Certificate or Book-Entry Shares, subject to any applicable tax withholding. Until surrendered as contemplated by this Section 2.2(c), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration as contemplated by this Section 2.2(c) (together with any dividends or other distributions thereafter deposited with the Exchange Agent pursuant to Section 2.2(h)). The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares upon any Merger Consideration or other amounts upon the surrender of the Certificates or Book-Entry Shares.
(d)   Unregistered Transfers.   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Exchange Agent) or such Book-Entry Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or Book-Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

(e)   Termination of Exchange Fund.   Any portion of the Exchange Fund made available to the Exchange Agent which remains undistributed to the holders of the Certificates or Book-Entry Shares twelve (12) months after the Effective Time shall be delivered to Parent or the Surviving Corporation or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation as general creditor thereof for payment of their claims for Merger Consideration (and, if applicable, any amounts pursuant to Section 2.2(h)).
(f)   No Liability.   None of Parent, Merger Sub, the Surviving Corporation, the Company or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration (and, if applicable, any amounts pursuant to Section 2.2(h)) delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered immediately prior to the date on which any Merger Consideration (and, if applicable, any amounts pursuant to Section 2.2(h)) in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Authority under applicable Law, any such Merger Consideration (and, if applicable, any amounts pursuant to Section 2.2(h)) in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation (or its designee) free and clear of all claims or interest of any Person previously entitled thereto.
(g)   Withholding.   Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration and any amounts otherwise payable pursuant to this Agreement such amounts as Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. Any amounts so withheld and paid over to an applicable Governmental Authority as required by applicable Law shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Company, the Surviving Corporation, any of their applicable Subsidiaries or the Exchange Agent.
(h)   Distributions and Dividends.   No dividends or other distributions declared with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share until the holder thereof shall surrender such Certificate or Book-Entry Share in accordance with this Section 2.2. After the surrender of a Certificate or Book-Entry Share in accordance with this Section 2.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole Parent Shares that the shares of Company Common Stock represented by such Certificate or Book-Entry Share have been converted into the right to receive.
Section 2.3   Company Equity Awards; Company Warrants.
(a)   Treatment of Company Options.   At least thirty (30) days prior to the Effective Time, the Company shall notify each holder of a Company Option that has a per share exercise price that is greater than or equal to the per share value of a Parent Share multiplied by the Exchange Ratio (each, an “Underwater Option”), that each such Underwater Option shall, by virtue of the Merger, be cancelled and terminated for no consideration or payment and shall cease to provide the holder with the right to acquire shares of the Company or Parent or otherwise represent any right to any equity interest in Parent or any Affiliate. Immediately prior to the Effective Time, such Underwater Options shall be cancelled and terminated without further action of the holder or the parties hereto. At the Effective Time, each Company Option (if any) that is not an Underwater Option and that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger and without any action on the part of any holder of any Company Option or any other Person, be converted into a Parent Option in accordance with this Section 2.3. Each such Parent Option as so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the Effective Time (including vesting terms, after giving effect to any “change in control” post-termination protections under the applicable Company Equity Plan or award agreement), except that, as of the Effective Time, each such Parent Option as so converted shall be an option to acquire that number of whole Parent Shares (rounded down to the nearest whole share) equal to the product of: (i) the number of shares of Company Common Stock subject to such Company Option; and (ii) the Exchange Ratio, at an exercise price per Parent Share

(rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Company Common Stock of such Company Option by (B) the Exchange Ratio; provided, that the exercise price and the number of Parent Shares subject to the Parent Options shall be determined in a manner consistent with the requirements of Section 409A of the Code, and, in the case of Company Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code.
(b)   Treatment of Company RSU Awards.   Prior to the Effective Time, the Company shall take all actions necessary or appropriate, including adopting any required resolutions, amending the applicable Company Equity Plans or award agreements, and obtaining any required consents, to cause each Company RSU Award that is outstanding immediately prior to such acceleration, whether vested or unvested, to become fully vested immediately prior to the Effective Time. In connection with such acceleration, the Company shall issue to each holder of a Company RSU Award the shares of Company Common Stock underlying such Company RSU Award, subject to the Company’s satisfaction of all applicable Tax withholding obligations in accordance with applicable Law, the applicable Company Equity Plan and award agreement, and this Agreement. Each share of Company Common Stock issued pursuant to the preceding sentence shall be issued and outstanding immediately prior to the Effective Time and shall be converted into the right to receive the Merger Consideration pursuant to Section 2.1(a)(ii). As of the Effective Time, no Company RSU Award shall be outstanding or assumed by Parent, and no holder of a Company RSU Award shall have any right with respect to such Company RSU Award other than, solely in such holder’s capacity as a holder of Company Common Stock issued in settlement of such Company RSU Award, the right to receive the Merger Consideration in accordance with Section 2.1(a)(ii).
(c)   Company Actions.   Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of any of the Company Equity Plans, obtain any necessary consents, adopt applicable resolutions, amend the terms of any of the Company Equity Plans or any outstanding awards thereunder, and take all other appropriate actions to (i) give effect to the transactions contemplated herein; and (ii) ensure that after the Effective Time, no holder of a Company Equity Award, any beneficiary thereof nor any other participant in any of the Company Equity Plans shall have any right thereunder to acquire any Securities of the Company or to receive any payment or benefit with respect to any award previously granted under any of the Company Equity Plans, except as provided in this Section 2.3. The Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed) no later than three (3) Business Days preceding the Effective Time.
(d)   Parent Actions.   At or prior to the Effective Time, to the extent required by applicable Securities Laws, Parent shall file or have on file one or more appropriate registration statements (on Form S-3 or Form S-8, or any successor or other appropriate forms) with respect to the Parent Shares in respect of the Parent Options (if any) and Assumed Warrants issuable pursuant to this Section 2.3. The Company shall reasonably cooperate with and assist Parent in the preparation of such registration statement.
(e)   Company Warrants.   At the Effective Time, subject to the option of holders thereof to receive the alternative consideration in respect thereof as set forth in, and in accordance with, the terms of each warrant to purchase Company Common Stock issued by the Company that are issued and outstanding immediately prior to the Effective Time (collectively, the “Company Warrants”), Company Warrants shall become exercisable into Parent Shares in accordance with their terms. Consistent with the terms of the Company Warrants, any such Company Warrant shall be exercisable for a number of Parent Shares (if applicable, rounded in accordance with the terms of the Company Warrants) equal to the product of (x) the aggregate number of shares of Company Common Stock issuable in respect of such Company Warrants immediately prior to the Effective Time multiplied by (y) the Exchange Ratio (the “Assumed Warrants”) and the exercise price (rounded up to the nearest whole cent) of the Assumed Warrants will equal (i) the Exercise Price (as defined in the Company Warrants) of the Company Warrants in effect immediately prior to the Effective Time, divided by (ii) the Exchange Ratio.
Section 2.4   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Parent, the posting by such Person of a bond, in such reasonable amount as the Exchange Agent or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article II.
Section 2.5   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, to the extent that holders of Company Common Stock are entitled to dissenters rights under Section 92A of the NRS as a result of the consummation of the Merger, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his, her or its demand for dissenter’s rights under Section 92A of the NRS and not effectively withdrawn or lost such holder’s dissenter’s rights (the “Dissenting Shares”), shall not be converted into or represent the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall instead be entitled to receive such consideration as shall be determined pursuant to Section 92A of the NRS (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the “fair value” of such Dissenting Shares as determined in accordance with Section 92A of the NRS); provided, however, that if any such holder shall have failed to perfect or shall have waived, effectively withdrawn or lost his, her or its right to dissent under the NRS (whether occurring before, at or after the Effective Time), or a court of competent jurisdiction shall have determined that such holder is not entitled to such a right to dissent and payment under Section 92A of the NRS, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall no longer be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent of any demands for dissent or appraisal of any shares of Company Common Stock, effective or attempted withdrawals of such demands and any other instruments served pursuant to the NRS received by the Company relating to dissent or appraisal demands, and Parent shall have the right to participate in all discussions, negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to or settle or compromise or offer to settle or compromise any such demand or Proceeding, or agree to do any of the foregoing.
Section 2.6   Transfers; No Further Ownership Rights.   After the Effective Time, the stock transfer books of the Company shall be closed, and from and after the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Exchange Agent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.1(a)(ii), for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.
Section 2.7   Further Action.   If, at any time after the Effective Time any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and directors of Parent shall be fully authorized (in the name of Merger Sub, the Company, the Surviving Corporation and otherwise) to take such action.
Section 2.8   Intended Tax Treatment.   The parties hereto acknowledge and agree that (i) for U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”) and (ii) this Agreement constitutes, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The parties agree to report the Merger as a “reorganization” under Section 368(a) of Code, except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (i) as disclosed in the particular section or subsection of the Company Disclosure Letter expressly referenced therein (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure) or (ii) other than with respect to Sections 3.1, 3.2, 3.3, 3.4 and 3.5, as disclosed in the Company Securities Filings filed with (or furnished to) the Securities Regulators by the Company on or after December 31, 2023, and at least three (3) Business Days prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on EDGAR and SEDAR+, the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.1   Organization; Qualification.   Each of the Company and its Subsidiaries is a legal entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable, and has the requisite corporate or similar power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company’s Articles of Incorporation (the “Articles of Incorporation”) and Bylaws (the “Bylaws”) have been filed on EDGAR and SEDAR+ and are in full force and effect, and the Company is not in violation of any of the provisions thereof. The organizational or governing documents of each of the Company’s Subsidiaries are in full force and effect, and none of the Company’s Subsidiaries is in violation of any of the respective provisions thereof.
Section 3.2   Capitalization; Subsidiaries.
(a)   As of the close of business on July 24, 2026 (the “Capitalization Date”), the authorized capital stock of the Company consisted of (i) 1,500,000,000 shares of Company Common Stock, 335,319,455 of which were issued and outstanding and none of which were held by the Company as treasury stock, and (ii) 50,000,000 shares of preferred stock of the Company, no par value per share (“Company Preferred Stock”), no shares of which were outstanding. Except for the foregoing, there are no other classes of capital stock of the Company and no bonds, debentures, notes or other Indebtedness or Securities of the Company having the right to vote (or convertible into or exercisable for Securities having the right to vote) on any matters on which holders of capital stock of the Company may vote authorized, issued or outstanding. As of the close of business on the Capitalization Date, there were (i) outstanding Company Warrants to purchase 18,750,000 shares of Company Common Stock; (ii) outstanding Company Options to purchase 97,322 shares of Company Common Stock; (iii) outstanding Company RSU Awards representing 11,369,670 shares of Company Common Stock; and (iv) 25,657,319 shares of Company Common Stock reserved for future issuance under the Company Equity Plans. From the close of business on the Capitalization Date through the date of this Agreement, there have been (i) no issuances of any Company Common Stock, Company Preferred Stock or any other Securities of the Company, other than issuances of shares of Company Common Stock pursuant to the exercise, vesting or settlement, as applicable, of any Company Warrants or Company Equity Awards outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company Warrants or Company Equity Awards, as applicable and (ii) no grants of any Company Equity Awards, warrants, or any other equity or equity-based awards.
(b)   All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to any of the Company Warrants, Company Equity Awards or the Company Equity Plans, will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are, or will be when issued, fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent or its counsel accurate and complete copies of each of the Company Equity Plans, the form of warrant evidencing the Company Warrants (and any other Contracts related to the Company Warrants), and the forms of stock option and restricted stock unit agreements evidencing the Company Equity Awards, and in respect of the foregoing forms, other than differences with respect to the number of shares of Company Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such warrant, stock option, or restricted stock unit agreement contains material terms that are not consistent with, or in addition to, such forms. Section 3.2(b) of the Company Disclosure Letter sets forth, as of the close of business on the Capitalization Date, each outstanding Company Warrant and Company Equity Award, and, to the extent applicable, (i) in the case of Company Equity Awards, the name (or employee identification number) of the holder thereof, (ii) the number of shares of Company Common Stock issued or issuable thereunder, (iii) the expiration date, (iv) the exercise price relating thereto, (v) the grant (or issuance) date, and (vi) in the case of Company Equity Awards, the Company Equity Plan pursuant to which the award was made.
(c)   Each grant of a Company Warrant was duly authorized no later than the date on which the grant of such Company Warrant was by its terms to be effective (the “Company Warrant Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof or other authorized designee) and no stockholder approval was required in relation thereto. The Company does not have any liability in respect of any Company Warrant that was granted with a per Company Warrant exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Company Warrant Grant Date.
(d)   Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Option Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof or other authorized designee) and no stockholder approval was required in relation thereto. The Company does not have any liability in respect of any Company Option that was granted with a per share exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Company Option Grant Date, and the Company has not granted any Company Options that are subject to the provisions of Section 409A of the Code.
(e)   Each grant of a Company Equity Award was made in all material respects in accordance with the terms of the applicable Company Equity Plan. The Company has the requisite authority under the terms of the applicable Company Equity Plan, the applicable award agreements and any other applicable Contract to take the actions contemplated by Section 2.3 and the treatment of Company Equity Awards described in Section 2.3, shall, as of the Effective Time, be binding on the holders of Company Equity Awards purported to be covered thereby. The acceleration, vesting and settlement of the Company RSU Awards pursuant to Section 2.3(b) are permitted under the applicable Company Equity Plans, award agreements and applicable Law, and all notices, consents, approvals, resolutions and other actions necessary to effect such acceleration, vesting and settlement have been, or by immediately prior to the Effective Time will be, duly obtained or taken. No such acceleration, vesting or settlement will result in any Tax, penalty or interest under Section 409A of the Code or any obligation of the Company, any of its Subsidiaries, Parent or the Surviving Corporation to gross up, indemnify or reimburse any Person for any Tax.
(f)   All of the outstanding Company Common Stock and Company Warrants have been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom.
(g)   As of the date of this Agreement, other than the Company Warrants or Company Equity Awards, there are no (i) existing options, warrants, calls, preemptive rights, subscriptions or other Securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible Securities, agreements, arrangements or commitments of any kind obligating the Company or any of its Subsidiaries to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, or other Securities of, the Company or any of its Subsidiaries or Securities convertible into or exchangeable for such shares or other Securities, or obligating the Company or any of its Subsidiaries to grant, extend or enter into such options, warrants, calls, preemptive rights, subscriptions or other Securities or rights, stock appreciation rights, restricted stock awards, restricted stock unit awards, convertible Securities, agreements, arrangements or commitments; (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Securities of the Company or any of its Subsidiaries, or any Securities representing the right to purchase or otherwise receive any other Securities of the Company or any of its Subsidiaries; (iii) agreements with any Person to which the Company or any of its Subsidiaries is party (A) restricting the transfer of the Securities of the Company or any of its Subsidiaries or (B) affecting the voting rights of Securities of the Company or any of its Subsidiaries (including stockholder agreements, voting trusts or similar agreements); or (iv) outstanding or authorized equity or equity-based compensation awards, including any equity appreciation rights, Security-based performance units, “phantom” stock, profit-participation or other Security rights issued by the Company or any of its Subsidiaries, or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its Subsidiaries is party, in each case pursuant to which any Person is entitled to receive any payment from the Company or any of its Subsidiaries based in whole or in part on the value of any Securities of the Company or any of its Subsidiaries.
(h)   Each Subsidiary of the Company existing on the date of this Agreement is listed in Section 3.2(h) of the Company Disclosure Letter. The Company owns, beneficially and of record, directly or indirectly, all of the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar Securities or interests in each such Subsidiary, free and clear of all Liens, and all company, partnership, corporate or similar (as applicable) ownership, voting or similar Securities or interests of each of the Subsidiaries are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Company has made available to Parent true and correct copies of the currently effective corporate or other organizational documents for each Subsidiary. Except for investments in cash equivalents (and ownership by the Company or its Subsidiaries of Securities of the Subsidiaries of the Company), none of the Company or any of its Subsidiaries (i) owns directly or indirectly any Securities or (ii) has any obligation or has made any commitment to acquire any Securities of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. No Subsidiary of the Company owns any Securities of the Company.
(i)   All dividends or distributions on any Securities of the Company or any of its Subsidiaries that have been declared or authorized have been paid in full.
(j)   Neither the Company Board nor any committee thereof has adopted or approved any resolution pursuant to NRS 92A.380(1)(d) or NRS 92A.390(1) that provides or will provide, and no provisions of the Company’s Articles of Incorporation or Bylaws provide or will provide for, any dissenter’s rights, appraisal rights, or any similar rights to any holder of any shares of any class or series of capital stock of the Company as a result of or in connection with this Agreement, the Merger, or the other transactions contemplated hereby.
Section 3.3   Authority Relative to Agreement.
(a)   The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject (in the case of the Merger) to obtaining the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all requisite corporate action by the Company, and (in the case of the Merger, except for (i) the receipt of the Company Stockholder Approval, (ii) the filing of the Articles of Merger with the Nevada Secretary of State, and (iii) any required CSE Approval) no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(b)   The Special Committee has, by resolutions unanimously adopted, (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable, fair to and in the best interest of the Company and the Company’s stockholders and (ii) recommended that the Company Board approve and declare advisable this Agreement and the transactions contemplated by this Agreement, including the Merger. The Company Board, acting upon the unanimous recommendation of the Special Committee, has, by resolutions adopted by the unanimous vote of the Company Board, including the disinterested directors who comprise a majority of the Company Board: (i) approved this Agreement and the transactions contemplated by this Agreement, including the Merger, (ii) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are advisable and in the best interests of the Company and the Company’s stockholders, (iii) directed that the adoption of this Agreement be submitted to a vote at the Company Stockholders’ Meeting and (iv) resolved to make the Company Recommendation. As of the date of this Agreement, none of the aforesaid actions by the Special Committee or the Company Board has been amended, rescinded or modified.
Section 3.4   Vote Required.   The requisite and sole stockholder approvals of the Company to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement are:
(a)   the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon; and
(b)   the affirmative vote of a simple majority of the votes cast by holders, excluding for the purposes of this Section 3.4(b) the votes for shares of Company Common Stock held or controlled by persons described in items (a) through (d) of Section 8.1(2) of MI 61-101 (including, for the avoidance of doubt, the Founders and their respective Affiliates), at the Company Stockholders’ Meeting in favor of the adoption of this Agreement (collectively, the “Company Stockholder Approval”). The Company Stockholder Approval is the only vote or consent of holders of Securities of the Company that is required to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement.
Section 3.5   No Conflict; Required Filings and Consents.
(a)   Except as set forth on Section 3.5(a) of the Company Disclosure Letter, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the Articles of Incorporation or Bylaws or the articles of incorporation or bylaws (or equivalent organizational documents) of any Subsidiary of the Company, (ii) assuming that the Regulatory Consents have been obtained or made, conflict with or violate any Law, including without limitation the Company Cannabis Laws, applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any Contract to which the Company or any of its Subsidiaries is a party (other than a Benefit Plan) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of the Company or any of its Subsidiaries (the “Third-Party Consents”), other than, in the case of clauses (ii) and (iii), that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than: (i) applicable requirements of and filings with the Securities Regulators under the applicable Securities Laws, (ii) the filing of the Articles of Merger with the Nevada Secretary of State, (iii) applicable requirements under foreign qualification, state securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of the CSE and OTCQX, (v) the

Cannabis Consents set forth on Section 3.5(b)(v) of the Company Disclosure Letter, including without limitation, any required approvals, findings of suitability, registrations or other authorizations, and any required notices of changes in ownership or control from any applicable State Cannabis Authority in accordance with all applicable Company Cannabis Laws with respect to any License Transfer contemplated by the Merger, and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (items (i) through (vi), collectively, the “Regulatory Consents”).
(c)   Except as set forth on Section 3.5(c) of the Company Disclosure Letter, to the Knowledge of the Company, there are no facts or circumstances related to the Company or any of its Subsidiaries, or their respective owners, officers, directors or managers, that would reasonably be expected to: (i) prevent, disqualify or materially delay the receipt of any Cannabis Consent required in connection with the transactions contemplated by this Agreement, including without limitation, any required for a License Transfer, or (ii) cause any State Cannabis Authority to impose, as a condition of granting any such Cannabis Consent, any term, condition or restriction upon the Company or its Subsidiaries (or Parent or any of its Subsidiaries) following the Closing that would, individually or in the aggregate, reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or otherwise be materially adverse to Parent and its Subsidiaries, including after Closing, the Surviving Corporation and its Subsidiaries, under the Company Cannabis Laws.
Section 3.6   Company Securities Filings; Financial Statements.
(a)   Since January 1, 2023, the Company has timely filed with (or furnished to) the Securities Regulators all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Securities Laws, including filings made on EDGAR and SEDAR+ (collectively, the “Company Securities Filings”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment (or in the case of Company Securities Filings that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), each Company Securities Filing complied in all material respects with the applicable requirements of the Securities Laws, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company Securities Filing filed pursuant to the Exchange Act or applicable Canadian Securities Laws did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Company Securities Filing that is a registration statement or prospectus, as amended or supplemented, if applicable, filed pursuant to the Securities Act or applicable Canadian Securities Laws, as of the date such registration statement or prospectus or amendment became effective or was receipted by the applicable Canadian Securities Regulators prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company with the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no amendments or modifications to the Company Securities Filings that are required to be filed with (or furnished to) the Securities Regulators or posted on EDGAR or SEDAR+, but that have not yet been filed with (or furnished to) the Securities Regulators or posted on EDGAR or SEDAR+. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is a reporting issuer in any province or territory of Canada. All of the audited financial statements and unaudited interim financial statements of the Company included in the Company Securities Filings (i) have been derived from the accounting books and records of the Company and its Subsidiaries; (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the Securities Regulators with respect thereto; (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements of the Company, as may be permitted under Form 10-Q of the Exchange Act); and (iv) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, none of which, individually or in the aggregate, will be material).
(b)   Prior to the date of this Agreement, the Company has furnished to Parent complete and correct copies of all comment letters from the Securities Regulators (including any deficiency letter or similar correspondence from the Canadian Securities Regulators) since January 1, 2023, through the date of this Agreement with respect to any of the Company Securities Filings, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from Securities Regulator staff with respect to any of the Company Securities Filings, and, to the Knowledge of the Company, none of the Company Securities Filings are subject to ongoing Securities Regulator review.
(c)   The shares of Company Common Stock are listed and posted for trading on the CSE and OTCQX. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Listing Rules. The Company has not received any notice from the CSE regarding the delisting of the Company Common Stock from the CSE. The Company is a “reporting issuer” (or the equivalent thereof) under the Securities Laws of each province and territory of Canada and is not on the list of reporting issuers in default under applicable Securities Laws, nor has any Canadian Securities Regulator issued any order or taken any other action preventing, suspending or otherwise limiting the trading in the Company Common Stock or threatening to do the same, nor are there any Proceedings pending, or to the Knowledge of the Company, threatened, to do the same or to revoke or terminate the Company’s reporting issuer status in any province or territory of Canada.
(d)   The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP, including policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company Securities Filing that is a report on Form 10-K or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as set forth on Section 3.6(d) of the Company Disclosure Letter, since January 1, 2023, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.
(e)   The Company maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act or under applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities Regulators, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(f)   As of the date of this Agreement, there are no Proceedings before a Securities Regulator pending or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries. There is no cease trade order, management cease trade order, or similar order or any Proceeding pending or, to the Knowledge of the Company, threatened against the Company or affecting any of its securities by any Securities Regulator. Since January 1, 2023, through the date of this Agreement, there have been no internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of the Company or any of its Subsidiaries or the Company Board, any board of directors of any of its Subsidiaries or any committee of the Company Board or any board of directors of any of its Subsidiaries.
(g)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Securities Filings, and the statements contained in such certifications are true and correct. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.
(h)   Since January 1, 2023, (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.
(i)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (within the meaning of Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Securities Filings (including any audited financial statements and unaudited interim financial statements of the Company included therein).
(j)   To the Knowledge of the Company, as at the date hereof, other than the individuals listed on Section 3.6(j) of the Company Disclosure Letter, no “related party” of the Company (within the meaning of MI 61-101) together with its associated entities, beneficially owns or exercises control or direction over 1% or more of the outstanding Company Common Stock, except for related parties who will not receive a “collateral benefit” (within the meaning of such instrument) as a consequence of the transactions contemplated by this Agreement.
Section 3.7   Absence of Certain Changes or Events.   Since December 31, 2025, through the date of this Agreement, except as set forth in Section 3.7 of the Company Disclosure Letter, (a) the respective businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects, (b) (i) the Company has not suffered a Company Material Adverse Effect and (ii) there has been no effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would have constituted a breach of Section 5.1.
Section 3.8   No Undisclosed Liabilities.   Except for liabilities or obligations (a) as reflected or reserved against in the Company’s consolidated balance sheet as of March 31, 2026 (the “Company Balance Sheet Date”) included in the Company’s Quarterly Report on Form 10-Q filed with the Securities Regulators on May 13, 2026 (the “Company Balance Sheet”), (b) incurred in the ordinary course of business consistent with past practice in all material respects since the Company Balance Sheet Date, (c) that have not had, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or (d) set forth in Section 3.8 of the Company Disclosure Letter, none of the Company or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of the Company (or the notes thereto) in accordance with GAAP.
Section 3.9   Litigation.   Except as set forth in Section 3.9 of the Company Disclosure Letter, as of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, the Company or any of its Subsidiaries or any asset or property of the Company or any of its Subsidiaries that, in each case of clauses (a) and (b), (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole or (ii) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. Since January 1, 2023, there have not been any product liability or other product-related claims by any third Person (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from the sale, distribution or manufacturing of products, including cannabis products, by the Company or any of its Subsidiaries that have been, or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, neither the Company nor any of its Subsidiaries has any material Proceedings pending against any other Person.
Section 3.10   Permits; Compliance with Laws.
(a)   (i) The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, exemptions, consents, certificates, approvals, product listings, registrations, clearances, orders and other authorizations necessary for the Company and its Subsidiaries to own, lease and operate their respective properties and assets under and pursuant to all applicable Laws or to carry on their respective businesses as now being conducted under and pursuant to all applicable Laws (the “Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except, in each of subparagraphs (i), (ii) and (iii) of this Section 3.10(a), where the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole and (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other transactions contemplated by this Agreement. The Cannabis Licenses of the Company and its Subsidiaries are set forth on Section 3.10(a) of the Company Disclosure Letter.
(b)   The Company and its Subsidiaries have been since January 1, 2023, and are in compliance in all material respects with (i) all applicable state and local Laws, other than Federal Cannabis Laws, and (ii) all

Company Permits. Neither the Company or any of its Subsidiaries imports or exports cannabis products from or to any foreign country.
(c)   Since January 1, 2023, none of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written or, to the Knowledge of the Company, oral notification from a Governmental Authority or other Person asserting that the Company or any of its Subsidiaries is, or is suspected of, alleged to be or under investigation for being, not in compliance with any Laws or Company Permits.
(d)   Since January 1, 2023: (i) neither the Company nor any of its Subsidiaries has received any written notice of violation, administrative citation or other written notice from any State Cannabis Authority alleging any material violation of, or failure to comply with, any Company Cannabis Law or Company Permit, including any allegation of unlicensed commercial cannabis activity; and (ii) except as set forth on Section 3.10(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has entered into any settlement agreement, consent decree or similar arrangement with any State Cannabis Authority.
Section 3.11   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares (as amended or supplemented from time to time, the “Form S-4”) in connection with the Merger will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the Securities Regulators for use in connection with the solicitation of proxies from the stockholders of the Company in connection with the Merger and the Company Stockholders’ Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, no representation or warranty is made by the Company in this Section 3.11 with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or its Subsidiaries, or that was not supplied by or on behalf of the Company.
Section 3.12   Employee Benefit Plans.
(a)   Section 3.12(a) of the Company Disclosure Letter contains a true, complete and correct list of all Benefit Plans of the Company. “Benefit Plan” shall mean (i) each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plans”), other than any Benefit Plans that are “multiemployer plans” (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the “Multiemployer Pension Plans”); (ii) each “employee welfare benefit plans” (as defined in Section 3(1) of ERISA); and (iii) all other benefit plans, policies, programs, agreements or arrangements, including any stock bonus, stock purchase, stock option, restricted stock, phantom stock, stock appreciation right or similar equity or equity-based plan, program, agreement or arrangement or any other employment, independent contractor, consulting, severance, deferred compensation, post-employment welfare, bonus, incentive or equity compensation or other fringe benefit plan, commission, change-of-control, retention, disability, sick leave, death benefit, workers compensation or other insurance, medical, life insurance, cafeteria, vacation or paid-time-off or other benefit or compensation plan, program, policy, agreement or arrangement that is maintained, sponsored, contributed to or required to be contributed to by a Person or such Person’s ERISA Affiliate, or with respect to which such Person or such Person’s ERISA Affiliate has or could reasonably be expected to have any current or potential liability or obligation (including any indirect or successor liability or obligation on account of such Person’s ERISA Affiliate). For purposes of this Section 3.12, all references to “Benefit Plans” shall mean the Benefit Plans of the Company.
(b)   The Company has delivered or made available to Parent and Merger Sub true, complete and correct copies of (i) each Benefit Plan (including all amendments thereto) or written description of each Benefit Plan that is not otherwise in writing; (ii) the two (2) most recent annual reports on Form 5500 and all schedules thereto filed with respect to each Benefit Plan, to the extent applicable; (iii) the most recent summary plan description and summary of material modifications for each Benefit Plan for which such a summary plan description is required; (iv) each current trust agreement, insurance contract or policy, group annuity contract, administrative service agreements currently in effect, and any other funding arrangement relating to any Benefit Plan, to the extent applicable; (v) the most recent actuarial report, financial statement or valuation report, to the extent applicable; (vi) a current Internal Revenue Service opinion or favorable determination letter, to the extent applicable; (vii) all material correspondence to or from any Governmental Authority relating to any Benefit Plan; and (viii) all discrimination tests for each Benefit Plan for the two (2) most recent plan years, to the extent applicable. “ERISA Affiliate” shall mean each trade or business, whether or not incorporated, that, together with a Person or any of its Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code. “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA; (ii) under Section 302 of ERISA; (iii) under Sections 412 and 4971 of the Code; or (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, or the applicable provisions for employer shared responsibility for health coverage requirements of Section 4980H of the Code, other than such liabilities that arise solely out of, or related solely to, the Benefit Plans.
(c)   Each Benefit Plan is and has at all times been operated and administered in accordance with its terms and in compliance in all material respects with applicable Law, including ERISA, the Code and the Patient Protection and Affordable Care Act. Each Benefit Plan has been operated and administered in good faith compliance with Section 409A of the Code to the extent applicable. Each Benefit Plan can be amended, terminated or otherwise discontinued at any time, including after the Closing in accordance with its terms. The Company and its Subsidiaries have complied in all material respects with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Health Insurance Portability Act of 1996 and the Family Medical Leave Act of 1993. All claims incurred with a date of service on or before the Closing Date under any Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA that is self-insured will be paid by the Company or accrued on the Company financial statements no later than the Closing Date.
(d)   Each Pension Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter or can rely on an opinion letter for a prototype plan from the Internal Revenue Service that such Pension Plan is so qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, and, to the Knowledge of the Company, no condition exists that would be expected to adversely affect such qualification.
(e)   None of the Benefit Plans are, and none of the Company, any of its Subsidiaries or any ERISA Affiliate of the Company has, in the past six (6) years, maintained or had an obligation to contribute to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA); (iii) a welfare benefit fund (as such term is defined in Section 419 of the Code); (iv) a Multiemployer Pension Plan; or (v) a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code. There are no material unpaid contributions due prior to the date of this Agreement with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable Law and all material contributions due have been timely made, or to the extent not yet due, have been properly accrued on the applicable balance sheet in accordance with the terms of the applicable Benefit Plan and applicable Law. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any material Controlled Group Liability to the Company, any of its Subsidiaries or, following the Effective Time, the Surviving Corporation.

(f)   None of the Company or any of its Subsidiaries has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Benefit Plan that reasonably would be expected to subject the Company, any of its Subsidiaries or the Surviving Corporation to any material Tax or penalty.
(g)   With respect to any Benefit Plan, there is no Proceeding pending, or, to the Knowledge of the Company, threatened or anticipated with or by the Internal Revenue Service, the United States Department of Labor or any other Governmental Authority (other than routine claims for benefits), in each case, that would reasonably be expected to subject the Company, any of its Subsidiaries or the Surviving Corporation to any material liability.
(h)   Neither the Company nor any of its Subsidiaries has any obligations to provide any health or welfare benefits (whether or not insured) to retired or other former employees, directors or consultants, except as specifically required by COBRA, similar state law, or pursuant to an applicable employment agreement or severance agreement, plan or policy listed in Section 3.12(h) of the Company Disclosure Letter requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.
(i)   Except as set forth in Section 3.12(i) of the Company Disclosure Letter or as contemplated by the Employment Agreements, neither the execution and delivery of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby, or any termination of employment or service (or other event or occurrence) in connection therewith will (i) entitle any current or former employee, director or consultant of the Company or any of its Subsidiaries to any payment or benefit (or result in the funding of any such payment or benefit) or result in any forgiveness of Indebtedness with respect to any such persons; (ii) increase the amount of any compensation, equity award or other benefits otherwise payable by the Company or any of its Subsidiaries; or (iii) result in the acceleration of the time of payment, funding or vesting of any compensation, equity award or other benefits except as required under Section 411(d)(3) of the Code or Section 2.3(b).
(j)   No amounts payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.
(k)   None of the Company, any of its Subsidiaries or any ERISA Affiliate of the Company has used the services or workers provided by third Person contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that would reasonably be expected to result in the disqualification of any of the Benefit Plans or the imposition of material penalties or excise taxes with respect to the Benefit Plans by the Internal Revenue Service, the United States Department of Labor or the Pension Benefit Guaranty Corporation, and no such individuals are entitled to any benefits under any Benefit Plan that they have been improperly denied by reason of their misclassification as independent contractors.
(l)   All Taxes required to be withheld, collected, deposited, paid or reported in connection with the acceleration, vesting and settlement of the Company RSU Awards pursuant to Section 2.3(b) have been, or prior to the Effective Time will be, duly and timely withheld, collected, deposited, paid and reported in accordance with applicable Law, and all employer-side employment, payroll and similar Taxes arising from such acceleration, vesting and settlement have been, or prior to the Effective Time will be, duly and timely paid or properly accrued in accordance with applicable Law and GAAP.
Section 3.13   Labor Matters.
(a)   Section 3.13(a) of the Company Disclosure Letter contains a true, complete and correct list of all persons who are employees of the Company or any Subsidiary, or independent contractors or consultants regularly engaged in the business or operations of the Company or any Subsidiary, as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; (vi) the current amount of accrued vacation or other paid time off; (vii) exempt or non-exempt classification under the Fair Labor Standards Act or any equivalent Laws of any jurisdiction; (viii) eligibility to receive severance benefits; (ix) visa/immigration status; and (x) principal work location.
(b)   Except as set forth on Section 3.13(b) of the Company Disclosure Letter, (i) there is no labor strike, dispute, organized slowdown, stoppage or lockout pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor has there been any such action or event during the three years prior to the date of this Agreement; (ii) neither the Company nor any of its Subsidiaries is a party to, bound by or in the process of negotiating any labor, collective bargaining, works council or similar agreement (each, a “Labor Agreement”); (iii) to the Knowledge of the Company, as of the date hereof, there are no unfair labor practices, arbitrations, suits, claims, actions, charges, litigations or other Proceedings or material grievances relating to any current or former employee or consultant of the Company or any of its Subsidiaries (relating to their services for or relationship with the Company or its Subsidiaries); and (iv) as of the date hereof, none of the employees of the Company or any of its Subsidiaries is represented by any labor union, works council, employee representative group or similar organization (whether in or outside the United States) with respect to their employment with the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are not, as of the date hereof, any union organizing activities, either by or on behalf of any employee or union or similar labor organization with respect to employees of the Company or any of its Subsidiaries. There is no labor union, work council, employee representative group or similar organization which, pursuant to applicable Law or any governing agreement, must be notified, consulted or with which negotiations need to be conducted in connection with the Merger.
(c)   The Company and its Subsidiaries are, and since January 1, 2023, have been, in compliance, in all material respects, with all applicable Laws relating to labor and employment matters, including fair employment practices, equal employment opportunity, disability rights, affirmative action, terms and conditions of employment, immigration (including proper completion and retention of Forms I-9 for all employees and/or leased employees and any applicable mandatory E-Verify requirements), wages, hours (including overtime and minimum wage requirements), employment Taxes (including the payment and withholding of U.S. social security and similar Taxes), compensation, workers’ compensation, unemployment insurance, classification of employees, independent contractors, employee leaves of absence, data protection, privacy, occupational safety and health, mass layoffs and plant closings. Neither the Company nor any of its Subsidiaries has (i) taken any action within the past three (3) years requiring notice to employees or any other obligations under the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state, local or foreign Law or (ii) incurred any liability or obligations under the WARN Act or any similar state, local or foreign Law that remains unsatisfied.
(d)   To the Knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries (i) is subject to any noncompete, nonsolicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person in conflict with the present and proposed business activities of the Company and its Subsidiaries, except agreements between the Company or any Subsidiary of the Company; or (ii) as of the date hereof, is in violation of any common law nondisclosure obligation or fiduciary duty relating to the ability of such individual to work for the Company or any of its Subsidiaries or the use of trade secrets and proprietary information.
(e)   To the Knowledge of the Company, all employees, workers, independent contractors, consultants and other persons engaged by the Company or its Subsidiaries are authorized to work in the jurisdiction in which they are working and have appropriate documentation demonstrating such authorization. Every Person who requires a visa, employment pass or other required permit to work in the jurisdiction in which he/she is working has produced a current employment pass or such other required permit to the Company or its applicable Subsidiary and possesses all necessary permission to remain in such jurisdiction and perform services in such jurisdiction, in each case, except for non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(f)   None of the Company or its Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment by either (i) an executive officer of the Company or its Subsidiaries or (ii) a key employee of the Company or its Subsidiaries. In the last five (5) years, to the Knowledge of the Company, no allegations of sexual harassment have been made against (x) an executive officer of the Company or its Subsidiaries or (y) a key employee of the Company or its Subsidiaries.
(g)   No executive officer of the Company has notified the Company or any of its Subsidiaries in writing of his or her intent to (i) terminate his or her employment or service with the Company or any of its Subsidiaries, (ii) terminate his or her employment or service upon the consummation of the transactions contemplated by this Agreement, or (iii) demand additional compensation in connection with, or upon the consummation of, the transactions contemplated by this Agreement (other than pursuant to the Employment Agreements and the arrangements contemplated thereby).
Section 3.14   Taxes.
(a)   The Company and each of its Subsidiaries have (i) duly and timely filed or caused to be duly and timely filed all income and other material Tax Returns required to be filed by any of them (taking into account applicable extensions) and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate in all material respects and (ii) paid all material Taxes due and owing (whether or not shown on such Tax Returns). Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any income of other material Tax Return (other than automatically granted extensions of time to file Tax Returns obtained in the ordinary course of business).
(b)   The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto).
(c)   There are no pending, ongoing or, to the Knowledge of the Company, threatened, audits, examinations, investigations or other Proceedings by any Governmental Authority in respect of material Taxes of or with respect to the Company or any of its Subsidiaries, which have not been fully paid, settled or withdrawn. No deficiencies for a material amount of Taxes have been claimed, proposed, assessed or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries by any Governmental Authority that have not been fully paid, settled or withdrawn. None of the Company or any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to any Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. Neither the Company nor any of its Subsidiaries have received within the past three years a written claim from any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to taxation by that jurisdiction. No power of attorney that would be in force after the Closing Date has been granted by the Company or any of its Subsidiaries with respect to Taxes.
(d)   All material Taxes that the Company or any of its Subsidiaries is or was required by Law to withhold or collect have been duly and timely withheld or collected, and have been duly and timely paid to the proper Governmental Authority or other proper Person or properly set aside in accounts for this purpose, and the Company and each Subsidiary has complied in all material respects with all information reporting and withholding (including backup withholding) provisions of applicable Law.
(e)   The Company has made available to Parent true, complete and correct copies of all (i) federal income Tax Returns of the Company and its Subsidiaries, (ii) state income Tax Returns of the Company and its Subsidiaries and (iii) examination reports and statements of deficiencies in respect of Taxes assessed against or agreed to by the Company or any of its Subsidiaries, in each case, filed or received since December 31, 2022.
(f)   There are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements that could reasonably be expected to materially affect liabilities for Taxes of the Company or any of its Subsidiaries for any period after the Effective Time.
(g)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, none of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing Date; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) with respect to any taxable period (or portion thereof) ending on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received on or prior to the Closing Date; or (vii) election under Section 108(i) of the Code.
(h)   None of the Company or any of its Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is or was the Company), and none of the Company or any of its Subsidiaries has any liability for Taxes of any other Person (other than Taxes of the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by Contract, or otherwise.
(i)   None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or similar arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries or customary commercial Contracts entered into in the ordinary course of business, the principal subject matter of which is not Taxes).
(j)   There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes that are not yet due and delinquent or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP.
(k)   None of the Company or any of its Subsidiaries has participated in or been a party to or promoter of a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b) or any similar transaction requiring disclosure under a corresponding provision of state, local or foreign Law.
(l)   Within the past three (3) years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.
(m)   The Company and each of its Subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company and its Subsidiaries. All related party transactions involving the Company or any of its Subsidiaries are and have been, in all material respects, at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state, local or foreign Law.
(n)   Section 3.14(n) of the Company Disclosure Letter sets forth all foreign, state and local jurisdictions in which the Company and any of its Subsidiaries are or have been subject to Tax and each type of Tax payable in such jurisdiction during the current and three (3) previous taxable years.
(o)   None of the Company or any of its Subsidiaries has been or will be required to include any amounts in income pursuant to Section 965 of the Code, or has made an election pursuant to Section 965(h) of the Code.
(p)   Neither the Company nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(q)   Neither the Company nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of the Company there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(r)   The Company and each of its Subsidiaries is, and has been at all times since September 15, 2023, treated as a C corporation for U.S. federal income tax purposes. Since September 15, 2023, the Company has filed a consolidated Tax Return with its Subsidiaries as a U.S. consolidated group of which the Company is the parent.
Section 3.15   Material Contracts.
(a)   Section 3.15(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each Company Material Contract, a true and complete copy of each of which has been made available to Parent. For purposes of this Agreement, “Company Material Contract” means any Contract that is in effect to which the Company or any of its Subsidiaries is a party or to or by which any asset or property of the Company or any of its Subsidiaries is bound or affected, except for this Agreement, that:
(i)   except for purchase orders or invoices in the ordinary course of business, is a Contract with a supplier or customer involving more than $150,000 in the past twelve (12) months or expected to involve more than $150,000 within twelve (12) months of the date of this Agreement;
(ii)   constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);
(iii)   is a joint venture, alliance, partnership, shareholder, development or similar Contract;
(iv)   is an agency, broker, sales, marketing, commission, distribution, sales representative, franchise, agency, advertising or similar Contract involving more than $150,000 in the past twelve (12) months or expected to involve more than $150,000 within twelve (12) months of the date of this Agreement;
(v)   is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness of the Company or any of its Subsidiaries (whether outstanding or as may be incurred) in excess of $100,000;
(vi)   is a Contract (other than those solely between or among the Company and any of its wholly owned Subsidiaries) relating to Indebtedness of a third Person owed to the Company or any of its Subsidiaries;
(vii)   creates future payment obligations, including settlement agreements, outside the ordinary course of business in excess of $150,000, or creates or would create a Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, or restricts the payment of dividends;
(viii)   is a Contract under which the Company or any of its Subsidiaries has granted any Person registration rights (including demand and piggy-back registration rights);
(ix)   is a Contract that obligates the Company or any of its Subsidiaries to conduct any business on an exclusive basis with any third Person, or upon consummation of the Merger, will obligate Parent or any of its Subsidiaries to conduct business with any third Person on an exclusive basis;
(x)   is a Contract with any Governmental Authority exceeding $150,000;
(xi)   other than conditions of commercial cannabis activities related to land use, is a non-competition or non-solicitation Contract or any other Contract that limits, restricts or prohibits, or purports to limit, restrict or prohibit, individually or in the aggregate, (A) the manner or the localities in which any business of the Company and its Subsidiaries is or could be conducted or (B) the lines or types of businesses that the Company or any of its Subsidiaries conducts or has a right to conduct;
(xii)   is a Contract relating to the acquisition or disposition of any Person, business or operations or assets constituting a business (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into within the past five (5) years (including any such Contract under which contemplated transactions were consummated but under which one or more of the parties thereto has executory indemnification, earn-out or other liabilities);
(xiii)   is an Intellectual Property Agreement;

(xiv)   is a hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);
(xv)   is a “single source” supply Contract pursuant to which goods or materials are supplied to the Company or any of its Subsidiaries from an exclusive source, or that contain “take or pay” provisions;
(xvi)   is a Contract addressing the employment of any individual with the Company or any of its Subsidiaries with base compensation or payments in excess of $200,000 per annum that is not terminable (without penalty) upon notice of thirty (30) days or less;
(xvii)   is a Contract providing for the retention, engagement or termination of any temporary agency employee, consultant or other independent contractor of the Company or any of its Subsidiaries with payments in excess of $25,000 per annum that is not terminable (without penalty) upon notice of thirty (30) days or less;
(xviii)   is a Labor Agreement;
(xix)   is a Contract which provides for a loan or advance of any amount to any employee of the Company or any temporary agency employee, consultant or other independent contractor of the Company or any of its Subsidiaries, in each case, in excess of $10,000 individually, other than in the ordinary course of business;
(xx)   all Contracts that provide for the indemnification by the Company or any of its Subsidiaries of any Person, other than Contracts entered into in the ordinary course of business the primary purpose of which is not to provide for the indemnification by the Company or any of its Subsidiaries of any Person, or the assumption of any Tax, environmental or other liability of any Person;
(xxi)   except for purchase orders or invoices in the ordinary course of business, all Contracts with dispensaries or other potential customers for future supply of cannabis and related products to such Persons, containing covenants to supply such Persons with cannabis or related products in an amount in excess of $150,000; or
(xxii)   is a Contract which provides for termination, acceleration of payment or any other special rights or obligations upon the occurrence of a change of control in the Company or any of its Subsidiaries.
(b)   None of the Company or any of its Subsidiaries is in material breach of or material default (or, with the giving of notice or lapse of time or both, would be in material default) under the terms of, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract to which it is a party. As of the date of this Agreement, to the Knowledge of the Company, no other party to any Company Material Contract is in material breach of or material default (or, with the giving of notice or lapse of time or both, would be in material default) under the terms of, and has not taken any action resulting in the termination of, the acceleration of performance required by, or a right of termination or acceleration under, any Company Material Contract. Each Company Material Contract is (A) a valid and binding obligation of the Company or any of its Subsidiaries that are a party thereto, as applicable, and, to the Knowledge of the Company, the other parties thereto (provided, however, that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and (B) in full force and effect, except to the extent any such Company Material Contract expires by its terms or is terminated in accordance with its terms in the ordinary course of business in compliance with Section 5.1.
(c)   No (i) current or former officer or director of the Company; (ii) beneficial owner of five percent (5%) or more of any voting Securities of the Company; or (iii) “affiliate” or “associate” of any such Person, has any interest in any Contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Company or any of its Subsidiaries, which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act and that has not been so disclosed in the Company Securities Filings.
Section 3.16   Intellectual Property.
(a)   Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all (i) Company Registered IP and (ii) unregistered Trademarks that is material to the operation of the businesses of the Company or any of its Subsidiaries, taken as a whole. For each item of Company Registered IP, Section 3.16(a) of the Company Disclosure Letter lists the owner, country(ies) or region, registration and application numbers.
(b)   The Company or one or more of its Subsidiaries owns, or has a valid right to use, all Company Intellectual Property. The Company Intellectual Property is sufficient as of the Closing for the conduct of the Company’s and its Subsidiaries’ respective businesses as of the Closing. The Surviving Corporation will own or possess sufficient rights to all Company Intellectual Property as of the Closing and immediately following the Closing that are necessary to the operation of the Company’s and its Subsidiaries’ respective businesses, as conducted as of the Closing by the Company and its Subsidiaries, as applicable.
(c)   With respect to Company Owned IP, the Company or one of its Subsidiaries is the sole and exclusive owner of each item free and clear of all Liens other than Permitted Liens. With respect to Company Registered IP, (a) the Company and its Subsidiaries have taken commercially reasonable actions to maintain each such item; and (b) each item is registered in the name of the Company or one or more of its Subsidiaries.
(d)   The Company and its Subsidiaries have not knowingly made any material misrepresentations in the filings submitted to the applicable Governmental Authorities with respect to all Patents included in the Company Registered IP. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company Registered IP.
(e)   To the Knowledge of the Company, none of the activities or business previously or currently conducted by the Company or any of its Subsidiaries on or before the Closing Date infringes, misappropriates or otherwise violates any valid and enforceable Intellectual Property of any third Person. Neither the Company nor any of its Subsidiaries is subject to any judgment that materially restricts or impairs the use of any Company Intellectual Property.
(f)   Except as set forth in Section 3.16(f) of the Company Disclosure Letter, there is not now and has not been at any time since January 1, 2023, a Proceeding by any Person or pending or, to the Knowledge of the Company, threatened claim in writing asserting the alleged infringement, misappropriation or violation of any Intellectual Property of any Person by the Company or any of its Subsidiaries, or contesting the validity, ownership, enforceability or right of the Company or any of its Subsidiaries to exercise any Company Owned IP, including in the nature of being offered a license or covenant not to sue, and to the Knowledge of the Company, there is no basis for any such Proceeding with respect to valid and enforceable Intellectual Property of any third Person. Except as set forth in Section 3.16(f) of the Company Disclosure Letter, since January 1, 2023, neither the Company nor any of its Subsidiaries has received any written notice of any pending conflict with, or infringement, misappropriation or violation of the rights of any Person with respect to any Intellectual Property or with respect to any license of the Company Intellectual Property, or challenging the validity, ownership, enforceability, or right of the Company or any of its Subsidiaries to use any of the Company Intellectual Property.
(g)   Except as set forth in Section 3.16(g) of the Company Disclosure Letter, neither the Company nor its Subsidiaries has asserted rights in any of the Company Intellectual Property against any Person in any Proceeding, including in the nature of offering a license or covenant not to sue.
(h)   The Company and each of its Subsidiaries have at all times since January 1, 2023 taken reasonable measures to protect and preserve the confidentiality of all material confidential information and Trade Secrets that are Company Owned IP, or any Trade Secrets disclosed to the Company or its Subsidiaries for which the Company or any of its Subsidiaries had or has an obligation of secrecy, against unauthorized access, disclosure, use, modification or other misuse. To the Knowledge of the Company, there has been no material unauthorized access, disclosure or use of any material Trade Secrets that are Company Owned IP.
(i)   The Company and its Subsidiaries have secured from all of their employees and consultants who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Owned IP, unencumbered and unrestricted exclusive ownership of all such employee’s or consultant’s, as applicable, Intellectual Property in such contribution that the Company or its Subsidiaries does not already own by operation of Law and such employee or consultant, as applicable, has not retained any rights or licenses with respect thereto. Without limiting the foregoing, except in cases where the Company does not already own Company Owned IP by operation of Law, the Company and each of its Subsidiaries have obtained proprietary information and assignment Contracts from all current and former employees and consultants who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Owned IP, and those Contracts assign and require any assignment to the Company or one or more of its Subsidiaries all right, title and interest in and to Intellectual Property developed by such employees and consultants in their capacity as employee or consultant, as applicable.
(j)   No item of Company Registered IP has been held to be invalid or unenforceable in a court decision that is unappealed or unappealable by the Company. The Company Owned IP is valid, subsisting (or in the case of applications, applied for) and enforceable.
(k)   Except as otherwise set forth in Section 3.16(k) of the Company Disclosure Letter, the Company and each of its Subsidiaries have at all times been in compliance in all material respects with all applicable Laws and all internal or publicly posted policies, notices, and statements relating to privacy, data protection and concerning the collection and use of Personal Information to which the Company and any of its Subsidiaries have collected, for use in the conduct of its business. Since January 1, 2023, the privacy policies and procedures of the Company and each of its Subsidiaries, and any other terms, notices, descriptions, disclosures, or statements regarding the Company and each of its Subsidiaries’ collection, retention, use, Processing, storage, transfer, disclosure and distribution of Personal Information from individuals by the Company and any of its Subsidiaries and their respective agents (the “Privacy and Data Security Policies”) are published or otherwise made available in connection with any of the Company and its Subsidiaries’ products to the extent required by applicable Privacy Law.
(l)   Since January 1, 2023, to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has (i) experienced any data breach or other security incident involving Personal Information in its possession or control, or Personal Information held or Processed by any vendor, processor or other third party for or on behalf of the Company and any of its Subsidiaries (such security incident, the “Security Incident”) or (ii) been subject to or received any written notice of any audit, investigation, complaint, or other action by any Governmental Authority or other Person concerning the Company, any of its Subsidiaries, or their agent’s collection, use, processing, storage, transfer, or protection of Personal Information or violation of any applicable Law concerning privacy, data security, or data breach notification in connection with the business.
(m)   No disclosure or representation made or contained in the Privacy and Data Security Policies has been inaccurate, misleading, deceptive or in violation of any Privacy Laws (including by containing any omission or implication) in any material respects and, with respect to the Processing of Personal Information, the practices of the Company and each of its Subsidiaries materially conform, and at all times have materially conformed, to the Privacy and Data Security Policies that govern the use of such Personal Information.
(n)   The Company and each of its Subsidiaries have data processing agreements in place with all Affiliates, vendors, processors, service providers, or other Persons whose relationship with the Company and each of its Subsidiaries involves the Processing of Personal Information on behalf of the Company and each of its Subsidiaries, to the extent required by any Privacy Law.
(o)   The Company and any of its Subsidiaries have periodically monitored all vendors, processors, or other third parties that Process any Personal Information or payment card data for or on the behalf of the Company and any of its Subsidiaries, and have used commercially reasonable standards, plans, procedures, controls and programs to (i) identify and address internal and external risks to the privacy and security of the Company and its Subsidiaries’ IT systems and Personal Information in their possession or control, (ii) implement, monitor and improve commercially reasonable administrative, technical and physical safeguards to protect such Company and its Subsidiaries’ IT systems and Personal Information and the material operation, integrity, confidentiality, availability, and security of their software, systems, applications and websites, and (iii) provide required notifications in compliance with the Privacy Laws in the case of any Security Incident. Such security measures are consistent with and have conformed to Privacy Law and any contractual commitments of the Company and its Subsidiaries relating to security.
(p)   The Company and its Subsidiaries do not (A) use AI Technologies that are materially necessary for the internal operations of the Company and its Subsidiaries, (B) distribute or otherwise make available AI Technologies to customers or other Persons for any purpose other than in the ordinary course of the Company and its Subsidiaries’ business, (C) offer different prices or quality of goods or services to end consumers through any product or service where such price or quality differences are determined by Personal Information about the end consumer, or (D) permit any Personal Information associated with the Company, its Subsidiaries or their customers (including deidentified data) to be used as Training Data by any other Person. AI Technologies have not been used in the creation of any material Company Intellectual Property.
(q)   The execution, delivery or performance of this Agreement and the consummation of any of the transactions contemplated by this Agreement do not and will not (i) violate the Privacy and Data Security Policies, (ii) violate any of the Privacy Laws, or (iii) require the consent of or notice to any Person concerning Personal Information.
(r)   The consummation of the Merger and any of the other transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s or any of its Subsidiaries’ right to own the Company Owned IP as owned by the Company.
(s)   There are no settlements, forbearances to sue, consents, Orders or similar obligations to which the Company or any of its Subsidiaries is a party or is subject that (i) restrict the Company’s or any of its Subsidiaries’ rights to use, enjoy or exploit any material Company Owned IP; (ii) materially restrict the Company’s or any of its Subsidiaries’ business in order to accommodate a third Person’s Intellectual Property; or (iii) permit third Persons to use any material Company Owned IP.
(t)   Other than in connection with the sale of products in the ordinary course of business consistent with past practice or with respect to any Company Owned IP licensed to a third Person, neither the Company nor any of its Subsidiaries has entered into any contractual obligation requiring it to indemnify any other Person against infringement or other violation of any Intellectual Property of any third Person, nor has the Company or any of its Subsidiaries entered into any contractual obligations requiring the Company or one of its Subsidiaries to grant any Person the right to bring infringement actions or otherwise enforce rights with respect to the Company Owned IP.
(u)   To the Knowledge of the Company, since January 1, 2023, no current or former employee or consultant of the Company or any of its Subsidiaries (i) is in violation of any (A) term or covenant of any contractual or other obligation to the Company or any of its Subsidiaries relating to non-disclosure or non-competition, or (B) any applicable material non-disclosure obligation or restrictive covenant obligation for the benefit of any former employer of such employee or consultant, by virtue of such employee or consultant being employed by or performing services for the Company or any of its Subsidiaries, or using Trade Secrets or proprietary information of such former employer for the benefit of the Company or any of its Subsidiaries, or (ii) has developed any technology, Software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee or consultant has assigned or otherwise granted to any third Person any rights (including Intellectual Property rights) in or to such technology, Software or other copyrightable, patentable or otherwise proprietary work. To the Knowledge of the Company, the Company and each of its Subsidiaries has taken commercially reasonable steps to protect and preserve the confidentiality of all confidential information and Trade Secrets included in Company Intellectual Property. To the Knowledge of the Company, all disclosures by the Company or any of its Subsidiaries to a third Person of material Company-owned confidential information and Trade Secrets, or confidential information and Trade Secrets as to which the Company or any of its Subsidiaries had or has an obligation of secrecy, have been pursuant to the terms of a written contractual obligation between the Company or its applicable Subsidiaries and such third Person.
(v)   With regard to proprietary Software consisting of Company Owned IP that is used by the Company or any of its Subsidiaries, or is proposed for use by the Company or any of its Subsidiaries: (i) neither the Company nor any of its Subsidiaries has assigned, delivered, licensed or made available, and, to the Company’s Knowledge, does not have any obligation to assign, deliver, license or make available, the source code for any such Software to any third Person, including any escrow agent or similar Person; (ii) neither the Company nor any of its Subsidiaries has experienced any material defects or disruptions in such Software, including any material error or omission in the processing of any transactions that have not been corrected; and (iii) to the Company’s Knowledge, no such Software (A) contains any code designed or intended to disrupt, disable, harm or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or to damage or destroy data or files without the user’s consent, or (B) is subject to the terms of any “open source” or other similar license that provides for the source code of the Software to be disclosed, licensed, publicly distributed or dedicated to the public. During the three (3) years prior to the date hereof, (A) to the Knowledge of the Company, there have been no material security breaches in the Company’s or any of its Subsidiaries’ information technology systems and (B) there have been no disruptions in the Company’s or any of its Subsidiaries’ information technology systems that materially adversely affected the Company’s or any of its Subsidiaries’ business or operations. The Company has used commercially reasonable efforts to evaluate the disaster recovery and backup needs of the Company and its Subsidiaries and has implemented plans and systems that are reasonably designed to address its assessment risk.
(w)   No issued Patents or pending patent applications that are Company Registered IP are involved in any interference, reissue, reexamination, opposition, inter partes review, covered business method review, post-grant review, or other post-grant proceeding. No Trademark that is Company Owned IP is involved in any opposition, invalidation, cancellation, or other administrative proceeding. Neither the Company nor any of its Subsidiaries is undertaking any interference, reissue, reexamination, opposition, inter partes review, covered business method review, post-grant review, invalidation, cancellation, or other administrative proceeding with respect to Intellectual Property of any third Person.
(x)   No material Company Registered IP is being used or enforced by the Company or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property used in and necessary for or otherwise material to the conduct of the Company’s and any of its Subsidiaries’ businesses as currently conducted.
Section 3.17   Real and Personal Property.
(a)   Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list, by street address, of all real property owned by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”).
(b)   Section 3.17(b)(i) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement of each lease, sublease, license or similar use and occupancy Contract (including any amendments, extensions and modifications thereto, each, a “Lease”) pursuant to which the Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies any real property from any other Person (whether as a tenant, subtenant or pursuant to other occupancy arrangements) (collectively, the “Company Leased Real Property” and together with the Company Owned Real Property, the “Company Real Property”). The Company has made available to Parent a true and complete copy of each such Lease, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth on Section 3.17(b)(ii) of the Company Disclosure Letter, the Company Real Property set forth in the Company Disclosure Letter comprises all of the real property used in, intended to be used in, or otherwise related to, the business conducted by the Company or any of its Subsidiaries.
(c)   The Company and its Subsidiaries have good and marketable indefeasible fee simple title to, or valid leasehold interests in, all of their respective properties and assets, free and clear of all Liens, except for Permitted Liens. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession under all of the Leases for any Company Leased Real Property in all material respects.

(d)   Each Lease for any Company Leased Real Property is in full force and effect and is a valid and binding obligation of the Company or any of its Subsidiaries that is a party thereto, as applicable, and to the Knowledge of the Company, the other parties thereto.
(e)   As of the date hereof, none of the Company or any of its Subsidiaries has received any communication from, or given any communication to, any other party to a Lease for any Company Leased Real Property or any lender, alleging that the Company, any of its Subsidiaries or such other party, as the case may be, is in default under such Lease, and to the Knowledge of the Company, no other counterparty is in default under such Lease. Except as set forth on Section 3.17(e) of the Company Disclosure Letter, no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under a Lease by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any counterparty under such Lease.
(f)   Except as set forth on Section 3.17(e) of the Company Disclosure Letter, no Person, other than the Company or a Subsidiary of the Company, possesses, uses or occupies all or any portion of any Company Real Property. There are no outstanding options or rights of first refusal to purchase the Company Owned Real Property. Neither the Company nor any Subsidiary of the Company is a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or interest therein. There are no pending or, to the Knowledge of the Company, threatened Proceedings to take all or any portion of the Company Real Property or any interest therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or any sale or disposition in lieu thereof.
Section 3.18   Environmental.
(a)   Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole:
(i)   the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including possessing and complying with the terms of all Company Permits required for their operations under applicable Environmental Laws;
(ii)   (A) there is no pending or, to the Knowledge of the Company, threatened Proceeding pursuant to or relating to any Environmental Law against the Company or any of its Subsidiaries, (B) none of the Company or any of its Subsidiaries has received written notice or a request for information from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in actual or potential violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved, and (C) none of the Company or any of its Subsidiaries is a party or subject to any Order pursuant to Environmental Law;
(iii)   there have been no Releases of Hazardous Materials at, on, under or from any location that have resulted in or are reasonably likely to result in an obligation by the Company or any of its Subsidiaries to remediate such Releases pursuant to applicable Environmental Law or otherwise have resulted in or are reasonably likely to result in liability to the Company or any of its Subsidiaries pursuant to applicable Environmental Law with respect to such Releases; and
(iv)   neither the Company nor any of its Subsidiaries has entered into any written agreement or incurred any legal obligation that may require it to pay to, reimburse, or indemnify any other Person from or against liabilities or costs arising in connection with or pursuant to Environmental Law, or relating to the generation, manufacture, use, transportation or disposal of or exposure to Hazardous Materials.
(b)   The Company has delivered or otherwise made available for inspection to Parent copies of any reports, investigations, audits, assessments (including Phase I or II environmental site assessments), studies or other material documents in the possession of or reasonably available to the Company or any of its Subsidiaries pertaining to: (i) any unresolved claims arising under or related to any Environmental Law; (ii) any Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

Section 3.19   Suppliers.   Section 3.19 of the Company Disclosure Letter sets forth, with respect to the Company and its Subsidiaries, (i) the top 20 suppliers of cannabis and cannabis products to whom the Company or such Subsidiary has paid consideration for the two (2) most recent fiscal years (collectively, the “Material Suppliers”); and (ii) the amount of purchases from each Material Supplier during such periods. Except as set forth in Section 3.19 of the Company Disclosure Letter, no Material Supplier has ceased, and neither the Company nor any Subsidiary has received any notice that any Material Supplier intends to cease after the Closing, and the Company has no Knowledge of such intent to cease, to supply goods or services to the Company or such Subsidiary, as applicable, or to otherwise terminate or materially reduce its relationship with the Company or such Subsidiary, as applicable.
Section 3.20   Condition and Sufficiency of Assets.   Except as set forth on Section 3.20 of the Company Disclosure Letter, to the Knowledge of the Company, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and its Subsidiaries are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary course maintenance and repairs. The buildings, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property are sufficient in all material respects for the continued conduct of the business of the Company and its Subsidiaries, taken as a whole, in substantially the same manner as such business was conducted prior to the Closing. The property and assets reflected in the Company Balance Sheet, or acquired after the Company Balance Sheet Date, constitute all of the property and assets presently used by the Company or its Subsidiaries to conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted in all material respects.
Section 3.21   Foreign Corrupt Practices Act; Anti-Corruption.
(a)   Since January 1, 2023, none of the Company, any of its Subsidiaries or any of their respective officers, directors or employees or, to the Knowledge of the Company, any Representative acting on behalf of the Company, any of its Subsidiaries or any of their respective officers, directors or employees, has directly or indirectly made, offered to make, or attempted to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of what form, whether in money, property or services, in violation of, to the extent applicable, the FCPA, the U.S. Travel Act, the U.K. Bribery Act 2010, applicable Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other applicable Law, rule or regulation relating to anti-corruption or anti-bribery (collectively, the “Anti-Corruption Laws”).
(b)   Neither the Company, nor any of its Subsidiaries, nor any of the Company’s or its Subsidiaries’ respective Representatives acting on behalf of the Company or any of its Subsidiaries (i) is under external or internal investigation for (A) any violation of the Anti-Corruption Laws, (B) any alleged irregularity, misstatement or omission arising under or relating to any Contract between such Person and any Governmental Authority, or any instrumentality thereof or (C) any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to an official, any political party or official thereof or any candidate for political office, (ii) has received any notice or other communication (in writing or otherwise) from, or made a voluntary disclosure to, any Governmental Authority regarding any actual, alleged or potential violation of, or failure to comply with, any Anti-Corruption Laws or (iii) is the subject of any internal complaint, audit or review process regarding allegations of potential violation of the Anti-Corruption Laws.
(c)   The Company and its Subsidiaries maintain a system or systems of internal controls reasonably designed to (i) ensure compliance with the Anti-Corruption Laws and (ii) prevent and detect violations of the Anti-Corruption Laws.
Section 3.22   Inventory.   All inventory of the Company and its Subsidiaries, whether or not reflected in the Company Balance Sheet: (a) consists of a quality and quantity usable or salable consistent with good and accepted practices in the cannabis industry and in the ordinary course of business, except for spoiled, obsolete, damaged, contaminated, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established, which damaged or otherwise unsaleable items have been properly documented and reported to the applicable Governmental Authority to the extent required under state Laws, (b) except as set forth in Section 3.22(b) of the Company Disclosure Letter, to the Knowledge of the Company, is of a quantity usable or saleable consistent with good and accepted practices in the cannabis industry and in the ordinary course of business, (c) was cultivated, harvested, produced, tested, handled and delivered in accordance with all applicable Laws, and (d) does not contain any prohibited pesticides, contaminants or any other substance at levels or tolerances or in amounts prohibited by applicable Laws. Other than such inventory sold or otherwise disposed of in the ordinary course of business, all such inventory is owned by the Company or applicable Subsidiary free and clear of all Liens, other than Permitted Liens, and no such inventory is held on a consignment basis.
Section 3.23   Accounts Receivable.   Except as set forth in Section 3.23 of the Company Disclosure Letter, the accounts receivable reflected on the Company Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company or applicable Subsidiary involving the sale of goods or the rendering of services in the ordinary course of business; and (b) constitute only valid, undisputed claims of the Company or the applicable Subsidiary not subject to claims of set-off or other defenses or counterclaims, other than normal cash discounts accrued in the ordinary course of business. The reserve for bad debts shown on the Company Balance Sheet on the accounting records of the Company and its Subsidiaries have been determined in accordance with GAAP applied on a consistent basis during the periods involved, and, with respect to accounts receivable arising after the Company Balance Sheet Date have been determined in all material respects in accordance with GAAP applied on a consistent basis during the periods involved, both consistently applied, and both subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.
Section 3.24   Insurance.   Section 3.24 of the Company Disclosure Letter lists all material insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement. The Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under all material insurance policies of the Company and each of its Subsidiaries, and all such insurance policies are in full force and effect. As of the date of this Agreement, none of the Company or any of its Subsidiaries has received (a) written notice that they are in default with respect to any obligations under such policies or (b) written notice of cancellation or termination with respect to any such existing material insurance policy, or refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any such existing material insurance policy.
Section 3.25   Takeover Statutes.   The Company Board has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (including Sections 78.411-78.444 of the NRS) inapplicable to this Agreement, the Merger or any other transactions contemplated by this Agreement.
Section 3.26   Brokers.   No investment banker, broker, finder or other intermediary (other than ATB Capital Markets, the fees and expenses of which will be paid by the Company) is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates. True and complete copies of all Contracts between the Company (and its Subsidiaries) and ATB Capital Markets have been delivered to Parent prior to the date of this Agreement.
Section 3.27   Opinion of Financial Advisors.   The Special Committee has received the opinion of ATB Capital Markets, financial advisor to the Special Committee, as to the fairness of the Merger Consideration, from a financial point of view, to the unaffiliated stockholders of Company Common Stock. Promptly, and in no event later than twenty-four (24) hours following the execution of this Agreement, the Company shall provide a copy of such opinion to Parent for informational purposes.
Section 3.28   No Other Representations or Warranties.   Except for the representations and warranties expressly set forth in this Article III (as qualified by the Company Disclosure Letter), neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent, Merger Sub or their Affiliates or Representatives in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. The Company acknowledges and agrees that except for the representations and warranties expressly set forth in Article IV, (a) none of Parent, Merger Sub or any of their respective Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and the Company is not relying on any representation or warranty except for those expressly set forth in Article IV and (b) no Person other than Parent and Merger Sub has been authorized by Parent, Merger Sub or any of their respective Subsidiaries, as applicable, to make any representation or warranty relating to Parent, Merger Sub or any of their respective Subsidiaries or the business of any of Parent, Merger Sub or any of their respective Subsidiaries or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except (i) as disclosed in the particular section or subsection of the Parent Disclosure Letter expressly referenced therein (it being understood and agreed that any disclosure set forth in one section or subsection of the Parent Disclosure Letter also shall be deemed to apply to each other section and subsection of this Agreement to which its applicability is reasonably apparent on its face from the text of such disclosure) or (ii) other than with respect to Section 4.1, Section 4.2, Section 4.3, and Section 4.4, as disclosed in the Parent Securities Filings filed with (or furnished to) the Securities Regulators by Parent on or after December 31, 2023, and at least three (3) Business Days prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on EDGAR and SEDAR+, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:
Section 4.1   Organization; Qualification.   Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its respective incorporation and has the requisite corporate power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets in the manner in which its properties and assets are currently operated. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (to the extent that the concept of “good standing” is applicable in such jurisdiction) in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent’s Notice of Articles and Articles have been filed on EDGAR and SEDAR+ and are in full force and effect, and Parent is not in violation of any of the provisions thereof.
Section 4.2   Capitalization; Subsidiaries.
(a)   As of the close of business on the Capitalization Date, the issued and outstanding share capital of Parent consists of (i) 48,537,449 Parent Shares, (ii) 7,718 Parent Multiple Voting Shares, and (iii) nil super voting shares. In addition, as of the close of business on the Capitalization Date, an aggregate of 1,091,448 Parent Shares are issuable upon the exercise of outstanding equity award options (the “Parent Options”), 3,183,465 Parent Shares are issuable upon the exercise of outstanding warrants to purchase Parent Shares, outstanding Parent RSU Awards representing 2,098,160 Parent Shares, and outstanding convertible debt convertible into 1,249,075 Parent Shares. There are no other classes of capital stock of Parent and no bonds, debentures, notes or other Indebtedness or Securities of Parent having the right to vote (or convertible into or exercisable for Securities having the right to vote) on any matters on which holders of capital stock of Parent may vote issued or outstanding.
(b)   The Parent Shares issuable pursuant to this Agreement will, when issued, (i) be duly authorized, validly issued, fully paid and non-assessable; (ii) not be subject to any preemptive rights created by statute, the Parent Organizational Documents, or any agreement to which Parent is a party; (iii) be free of any Liens created by Parent in respect thereof; and (iv) be issued in compliance with applicable Laws, including pursuant to exemptions from the prospectus requirements under applicable Canadian Securities Laws and the registration requirements under the Securities Act.

(c)   All dividends or distributions on any Securities of Parent that have been declared or authorized prior to the date of this Agreement have been paid in full.
Section 4.3   Authority Relative to Agreement.   Each of Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all requisite corporate action by Parent and Merger Sub, and (except for the filing of the Articles of Merger with the Nevada Secretary of State) no other corporate action or proceeding on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (b) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
Section 4.4   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Organizational Documents, (ii) assuming that the Consents, registrations, declarations, filings and notices referenced in Section 4.4(b)(i) through Section 4.4(b)(v) below (and those matters set forth on Section 5.4(d) of the Parent Disclosure Letter) have been obtained, made, or completed, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) violate, conflict with or result in any breach of any provision of, or loss of any benefit, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the Consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound or affected, or result in the creation of a Lien, other than any Permitted Lien, upon any of the property or assets of Parent or Merger Sub, other than, in the case of clauses (ii) and (iii), that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   No Consent of, registration, declaration or filing with or notice to any Governmental Authority is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than (i) applicable requirements of and filings with the Securities Regulators under the applicable Securities Laws, (ii) the filing of the Articles of Merger with the Nevada Secretary of State, (iii) applicable requirements under foreign qualification, state securities or “blue sky” laws of various states, (iv) compliance with applicable rules and regulations of the CSE, including as applicable the CSE Approval, (v) receipt of notices and approvals required by the Parent Cannabis Laws and the Company Cannabis Laws, and (vi) such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)   Except as set forth on Section 5.4(d) of the Parent Disclosure Letter, to the Knowledge of Parent, there are no facts or circumstances related to Parent or any of its Subsidiaries, or their respective owners, officers, directors or managers, that would reasonably be expected to: (i) prevent, disqualify or materially delay the receipt of any Cannabis Consent required in connection with the transactions contemplated by this Agreement, including without limitation, any required for a License Transfer, or (ii) cause any State Cannabis Authority to impose, as a condition of granting any such Cannabis Consent, any term, condition or restriction upon Parent or its Subsidiaries (or the Company or any of its Subsidiaries) following the

Closing that would, individually or in the aggregate, reasonably be expected to be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole, including after Closing, the Company and its Subsidiaries, under the Company Cannabis Laws.
Section 4.5   Parent Securities Filings; Financial Statements.
(a)   Since January 1, 2023, Parent has timely filed with (or furnished to) the Securities Regulators all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required by it to be filed (or furnished) under the Securities Laws, including filings made on EDGAR and SEDAR+ (collectively, the “Parent Securities Filings”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment (or in the case of Parent Securities Filings that are registration statements filed pursuant to the requirements of the Securities Act, as of their respective effective dates), each Parent Securities Filing complied in all material respects with the applicable requirements of the Securities Laws, as the case may be. As of its filing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Parent Securities Filing filed pursuant to the Exchange Act or applicable Canadian Securities Laws did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Parent Securities Filing that is a registration statement or prospectus, as amended or supplemented, if applicable, filed pursuant to the Securities Act or applicable Canadian Securities Laws, as of the date such registration statement or prospectus or amendment became effective or was receipted by the applicable Canadian Securities Regulators prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by Parent with the Securities Regulators solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no amendments or modifications to the Parent Securities Filings that are required to be filed with (or furnished to) the Securities Regulators or posted on EDGAR or SEDAR+, but that have not yet been filed with (or furnished to) the Securities Regulators or posted on EDGAR or SEDAR+. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act or is a reporting issuer in any province or territory of Canada. All of the audited financial statements and unaudited interim financial statements of Parent included in the Parent Securities Filings (i) have been derived from the accounting books and records of Parent and its Subsidiaries; (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the Securities Regulators with respect thereto; (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements of Parent, as may be permitted under Form 10-Q of the Exchange Act); and (iv) fairly present in all material respects the financial position, the stockholders’ equity, the results of operations and cash flows of Parent and its consolidated Subsidiaries, as of the times and for the periods referred to therein (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal and recurring year-end adjustments, none of which, individually or in the aggregate, will be material).
(b)   As of the date of this Agreement, the Parent Shares are listed and posted for trading on the CSE and OTCQX. Parent is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the Listing Rules. As of the date of this Agreement, Parent has not received any written notice from the CSE regarding the delisting of Parent Shares from the CSE. Parent is a “reporting issuer” (or the equivalent thereof) under the Securities Laws of the provinces of Alberta, Ontario and British Columbia and is not on the list of reporting issuers in default under applicable Securities Laws, nor has any Canadian Securities Regulator issued any order or taken any other action preventing, suspending or otherwise limiting the trading in Parent Shares or threatening to do the same, nor are there any Proceedings pending, or to the Knowledge of Parent, threatened, to do the same or to revoke or terminate Parent’s reporting issuer status in any such province.
(c)   Parent maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) reasonably designed to ensure that all information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act or under applicable Canadian Securities Laws is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities Regulators, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.
(d)   As of the date of this Agreement, there are no Proceedings before a Securities Regulator pending or, to the Knowledge of Parent, threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries or any malfeasance by any director or executive officer of Parent or any of its Subsidiaries. There is no cease trade order, management cease trade order, or similar order or any Proceeding pending or, to the Knowledge of Parent, threatened against Parent or affecting any of its securities by any Securities Regulator. Since January 1, 2023, through the date of this Agreement, there have been no internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of Parent or any of its Subsidiaries or Parent’s board of directors, any board of directors of any of its Subsidiaries or any committee of Parent’s board of directors or any board of directors of any of its Subsidiaries.
(e)   To the Knowledge of Parent, as at the date hereof, no “related party” of Parent (within the meaning of MI 61-101) is a party to, or has a material interest in, the transactions contemplated by this Agreement.
Section 4.6   Absence of Parent Material Adverse Effect.   Since December 31, 2025 through the date of this Agreement, (i) Parent has not suffered a Parent Material Adverse Effect, (ii) there has been no effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and (iii) neither Parent nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would have constituted a breach of Section 5.2.
Section 4.7   No Undisclosed Liabilities.   Except for liabilities or obligations (a) as specifically reflected or reserved against in Parent’s consolidated balance sheet as of March 31, 2026 (the “Parent Balance Sheet Date”) included in Parent’s Quarterly Report on Form 10-Q filed with the SEC on May 12, 2026, (b) incurred in the ordinary course of business since the Parent Balance Sheet Date, or (c) that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of Parent (or the notes thereto) in accordance with GAAP.
Section 4.8   Litigation.   As of the date of this Agreement, (a) there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries, and (b) there is no Order outstanding against, or involving, Parent or any of its Subsidiaries or any asset or property of Parent or any of its Subsidiaries that, in each case of clauses (a) and (b), would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.9   Compliance With Laws.   Parent and its Subsidiaries are and have been since January 1, 2023, in compliance with all Laws (other than Federal Cannabis Laws) applicable to them or their business, properties or assets except where any failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.10   Information Supplied.
(a)   None of the information supplied or to be supplied by or on behalf of Parent and its Subsidiaries specially for inclusion or incorporation by reference in the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it (or any post-effective amendment or supplement) becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b)   None of the information supplied or to be supplied by or on behalf of Parent and its Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholders’ Meeting.
(c)   Notwithstanding anything to the contrary in this Agreement, no representation or warranty is made by Parent in this Section 4.10 with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company or its Subsidiaries, or that was not supplied by or on behalf of Parent or its Subsidiaries.
Section 4.11   Brokers.   No investment banker, broker, finder or other intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.12   Merger Sub.   All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, directly owned by Parent. Merger Sub has not engaged in any business activities or conducted any operations and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than in connection with the Merger and the other transactions contemplated by this Agreement.
Section 4.13   Tax Matters.
(a)   Parent is treated as a domestic U.S. corporation for U.S. federal income tax purposes as a result of being an inverted corporation pursuant to Section 7874 of the Code.
(b)   Neither Parent nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of Parent there exists no fact or circumstance, that is reasonably likely to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.14   No Parent Vote Required.   No vote of holders of securities of Parent is required in connection with the consummation by Parent of the transactions contemplated by this Agreement.
Section 4.15   No Other Representations or Warranties.   Except for the representations and warranties expressly set forth in this Article IV (as qualified by the Parent Disclosure Letter), none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or any of its Subsidiaries or with respect to any other information provided to the Company, its Subsidiaries or their Affiliates or Representatives in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement. Parent and Merger Sub each acknowledges and agrees that except for the representations and warranties expressly set forth in Article III, (a) neither the Company nor any of its Subsidiaries makes, or has made, any representations or warranties relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article III, (b) no Person other than the Company has been authorized by the Company or any of its Subsidiaries, as applicable, to make any representation or warranty relating to the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such party and (c) except to the extent the subject of any representation or warranty expressly set forth in Article III, any estimates, projections, predictions, data, financial information, memoranda, presentations or other materials or information provided to Parent, Merger Sub or any of their representatives are not, and shall not be deemed to be or include, representations or warranties.

ARTICLE V
COVENANTS AND AGREEMENTS
Section 5.1   Conduct of Business by the Company Pending the Merger.   The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (A) as required by applicable Law, (B) as may be consented to in writing by Parent (provided that, in the case of Sections 5.1(e), 5.1(f), 5.1(h), 5.1(l)(i), 5.1(m)(ii), 5.1(o), 5.1(p), 5.1(r), 5.1(t) and 5.1(w) and, with respect to transactions between the Company and one or more of its direct or indirect wholly owned Subsidiaries or solely among direct or indirect wholly owned Subsidiaries of the Company relating to Securities of direct or indirect wholly owned Subsidiaries of the Company, Section 5.1(b) and Section 5.1(c), such consent will not be unreasonably withheld, conditioned or delayed), (C) as may be expressly required or permitted pursuant to this Agreement or (D) as set forth on Section 5.1 of the Company Disclosure Letter, (x) the Company shall, and shall cause each of its Subsidiaries to use reasonable best efforts to, conduct the business of the Company and its Subsidiaries in all material respects in the ordinary course of business and in a manner consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve in all material respects its assets and business organization and maintain in all material respects its existing business relations and goodwill with customers, suppliers, licensors, distributors, Governmental Authorities, independent contractors, employees, and business partners with whom the Company has material business relations, and (y) without limiting the generality of clause (x), the Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:
(a)   amend or otherwise change the Articles of Incorporation or the Bylaws (or such similar organizational or governing documents of any Subsidiary of the Company);
(b)   adjust, split, reverse split, combine, subdivide, reclassify, redeem, purchase, repurchase or otherwise acquire, directly or indirectly, or amend the terms of, the Company’s or any of its Subsidiaries’ Securities, including any options, equity or equity-based compensation, warrants, convertible Securities or other rights of any kind to acquire any of such Securities;
(c)   issue, sell, pledge, modify, transfer, dispose of, encumber or grant, or authorize the same with respect to, directly or indirectly, any of the Company’s or any of its Subsidiaries’ Securities, including any options, equity or equity-based compensation, warrants, convertible Securities or other rights of any kind to acquire such Securities; provided, however, that the Company may issue shares of Company Common Stock or transfer shares for tax and exercise price payments upon the exercise of Company Options or Company Warrants or vesting of Company RSU Awards (including pursuant to Section 2.3(b)) outstanding as of the date of this Agreement in accordance with the respective terms of such Company Options, Company Warrants or Company RSU Awards, as applicable;
(d)   declare, set aside, authorize, make or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Company’s or any of its Subsidiaries’ Securities;
(e)   (i) establish, adopt, enter into, materially amend or terminate any Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Benefit Plan if it had been in existence on the date of this Agreement (other than offer letters that provide for at-will employment without any severance or change in control benefits); (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity to any director, officer, employee, or consultant of the Company or any Subsidiary, except (A) with respect to employees whose annual base salary/hourly wage rate is less than $200,000, for increases in salary or hourly wage rates in the ordinary course of business consistent with past practice, not to exceed $25,000 individually or $50,000 in the aggregate, (B) except for annual cost of living adjustments for non-executive salaried employees in the ordinary course of business, not to exceed $50,000 individually or $100,000 in the aggregate, (C) in connection with hiring of employees or promotions of existing employees, not to exceed $50,000 individually or $100,000 in the aggregate, (D) changes in the form of compensation paid to an individual, provided that the aggregate compensation paid to such individual does not increase other than as provided in (A), (B) or (C) above, and (E) as required by applicable Law or any Benefit Plan in effect as of the date of this Agreement; (iii) except as required by any Benefit Plan in existence as of the date hereof or adopted in accordance with this Agreement (including pursuant to Section 2.3(b)), accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee, or consultant of the Company or any Subsidiary; (iv) enter into, extend, amend or modify in any material respect, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any current or former director, officer, employee, or consultant of, or individual service provider to, the Company or any of its Subsidiaries (other than offer letters that provide for at-will employment without any severance, retention or change in control benefits for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $200,000 individually); (v) communicate with the employees of the Company or any of its Subsidiaries regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communication is (A) approved by Parent in advance of such communication or (B) required by applicable Law; or (vi) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;
(f)   hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation exceeding $200,000;
(g)   take any action requiring notice to employees, or triggering any other obligations, under the WARN Act or any similar state, local or foreign Law prior to the Closing;
(h)   waive, release or limit any restrictive covenant of any current or former employee or independent contractor of the Company or any Subsidiary;
(i)   make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any Person (other than wholly owned Subsidiaries of the Company) in excess of $50,000 in the aggregate;
(j)   forgive any loans or advances to any officers, employees or directors of the Company or its Subsidiaries, or any of their respective Affiliates, or change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to a Benefit Plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Company or its Subsidiaries;
(k)   acquire (including by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, limited liability company, joint venture, other business organization, any division of any of the foregoing, any equity interest in any of the foregoing, any real property or any interest therein, or all or any material portion of the assets (excluding ordinary course purchases consistent with past practice of inventory), business or properties of any Person;
(l)   (i) sell, pledge, dispose of, transfer, abandon, lease, license (other than any non-exclusive licenses granted in the ordinary course of business consistent with past practice), mortgage, incur any Lien (other than Permitted Liens) (including pursuant to a sale-leaseback transaction or an asset securitization transaction) on or otherwise transfer or encumber any portion of the tangible or intangible assets, business, any real property or any interest therein, properties or rights of the Company or any of its Subsidiaries (including any Cannabis License or Cannabis Establishment) except (x) sales of product inventory in the ordinary course of business and consistent with past practice, or (y) pursuant to agreements in effect prior to the execution of this Agreement (copies of which have been provided to Parent prior to the date hereof), or (ii) enter into any new line of business or create any new Subsidiaries;
(m)   (i) except as expressly required pursuant to the terms thereof, pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or its wholly owned Subsidiaries and solely owed to the Company or its wholly owned Subsidiaries), (ii) cancel any material Indebtedness (individually or in the aggregate) or settle, waive or amend any claims or rights of substantial value, or (iii) fail to pay any Indebtedness, Taxes or other obligations of the Company;

(n)   (i) incur, create, assume or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any Indebtedness in excess of $250,000, including by the issuance of any debt security, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any Indebtedness in excess of $250,000 of any Person, including by the issuance of any debt security and the assumption or guarantee of obligations of any Person (or enter into a “keep well” or similar arrangement) or (iii) issue or sell any debt securities of the Company or any of its Subsidiaries, including options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;
(o)   negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights under, any Company Material Contract, any Contract that would have been a Company Material Contract or a Lease had it been entered into prior to the date of this Agreement or any Lease for any Company Leased Real Property, except, in the case of any Contract of the type described in Sections 3.15(a)(i), 3.15(a)(iv) and 3.15(a)(vii), in the ordinary course of business consistent with past practice; provided, however, that the foregoing exception shall not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other transactions contemplated by this Agreement;
(p)   negotiate, amend, modify, extend, enter into or terminate any Labor Agreement, except as required pursuant to an applicable Contract in effect as of the date of this Agreement;
(q)   make any material change to its or any of its Subsidiaries’ methods, policies and procedures of accounting, except as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);
(r)   make or agree to make capital expenditures exceeding $100,000 individually or $500,000 in the aggregate;
(s)   write up, write down or write off the book value of any material assets, except to the extent required by GAAP;
(t)   agree to, or otherwise commence to, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending Proceeding or insurance claim, except in the ordinary course of business and except for any Proceeding for which the amount in controversy is not greater than $250,000 in the aggregate;
(u)   cancel any material insurance policies, fail to renew any material insurance policies upon expiration, or maintain insurance at less than commercially reasonable levels or otherwise in a manner inconsistent with past practice;
(v)   (i) sell, transfer, assign, lease, license or otherwise dispose of (whether by merger, stock or asset sale or otherwise) to any Person any rights to any Company Owned IP material to the Company and its Subsidiaries, taken as a whole, or (ii) fail to take or maintain reasonable measures to protect the confidentiality and value of material Trade Secrets included in the Company Owned IP;
(w)   except as required by applicable Law (i) make (other than in the ordinary course of business) or change any material Tax election or adopt or change any material method of Tax accounting; (ii) file any amended Tax Return or prepare and file any material Tax Return in a manner materially inconsistent with past practice; (iii) settle or compromise any audit, assessment or other Proceeding relating to Taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to federal income Taxes or other material Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) or any voluntary disclosure agreement with respect to any Tax; or (vi) surrender any right to claim a material Tax refund;
(x)   fail to use reasonable best efforts to preserve and maintain all Company Permits;
(y)   fail to maintain listing of the shares of Company Common Stock on the CSE in good standing or fail to maintain its status as a “reporting issuer” (or the equivalent) in good standing under applicable Securities Laws;

(z)   take any action or fail to take any action that would reasonably be expected to result in the suspension of trading, delisting or withdrawal of the shares of Company Common Stock from the CSE or the OTCQX prior to the Effective Time;
(aa)   merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(bb)   (i) cause or permit any change in its officers, board members, managers or similar Persons that is of a type that requires notification to, or the approval of, the applicable State Cannabis Authority under applicable Company Cannabis Laws; or (ii) amend in any material respect, surrender, fail to diligently prosecute any renewal application for, or allow to lapse any Cannabis License, including any renewals or surrenders under applicable Company Cannabis Laws;
(cc)   except in the ordinary course of business, fail to use commercially reasonable efforts to preserve the net operating loss carryforwards of the Company and its Subsidiaries, in each case to the extent permitted under applicable Law, including, without limitation, the Code and the Treasury Regulations promulgated thereunder;
(dd)   enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing; or
(ee)   Notwithstanding the foregoing provisions of this Section 5.1, the Company may take any action set forth on Section 5.1(ee) of the Company Disclosure Letter (with the prior written consent of Parent to the extent required pursuant to such Section 5.1(ee) of the Company Disclosure Letter); provided, that in any event the Company shall provide Parent with prior written notice of any such action and shall consult with Parent in good faith regarding such action prior to taking such action.
Section 5.2   Conduct of Business by Parent Pending the Merger.   Parent covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except (A) as required by applicable Law, (B) as may be consented to in writing by the Company (which consent will not be unreasonably withheld, conditioned or delayed), (C) as may be expressly required pursuant to this Agreement or (D) as set forth on Section 5.4(d) of the Parent Disclosure Letter, Parent shall not, and shall cause each of its Subsidiaries not to, directly or indirectly:
(a)   adopt a plan of complete or partial liquidation or dissolution of Parent; or
(b)   enter into any agreement, contract, commitment or arrangement to do, or adopt any resolutions approving or authorizing, or announce an intention to do, any of the foregoing.
Section 5.3   Proxy Statement and Form S-4; Company Stockholders’ Meeting.
(a)   Parent and the Company shall cooperate in preparing, and Parent shall file with the SEC, the Form S-4 (in which the Proxy Statement will be included as a prospectus) as soon as reasonably practicable following the date of this Agreement (and, in any event, subject to Parent’s timely receipt of information, including any comments from the Company pursuant to the immediately following sentence, from the Company necessary to file the Form S-4 with the SEC, within 75 days following the date of this Agreement). Parent will not file the Form S-4 with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon. Each of Parent and the Company shall use its reasonable best efforts to have the Form S-4 declared effective by the SEC or otherwise become effective pursuant to the Securities Act pursuant to SEC guidance, and for the Proxy Statement to be cleared by the SEC and its staff under the Exchange Act, in each case as promptly as practicable after filing, and to keep the Form S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and following confirmation from the SEC that it will not review, or that it has completed its review of the Form S-4, the Company shall as promptly as practicable mail or deliver the Proxy Statement to its stockholders in accordance with Section 5.3(b) and applicable Securities Laws. Parent shall use reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement and to comply with applicable Securities Laws and the rules and policies of the CSE in connection with the issuance of the Parent Shares pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement. The parties will notify each other as promptly as practicable upon the receipt of any comments, whether written or oral, from the SEC in respect of the Form S-4 and of any request by the SEC for amendments or supplements to the Form S-4 or for additional information in respect of the Form S-4.
(b)   Subject to the earlier termination of this Agreement in accordance with Section 7.1, the Company shall (in consultation with Parent), (i) establish a record date for a meeting of its stockholders (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Stockholder Approval, which record date shall be prior to (or as promptly as practicable immediately following) the effectiveness of the Form S-4, (ii) conduct one or more “broker searches” pursuant to and in compliance with Section 14a-13 of the Exchange Act, and (iii) thereafter cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the Form S-4 is declared effective, and in any event, within three (3) Business Days after the Form S-4 is declared effective. The Company will use its reasonable best efforts to hold the Company Stockholders’ Meeting for the purpose of seeking the Company Stockholder Approval as soon as reasonably practicable after the Form S-4 becomes effective; provided, that the Company shall not be required to hold the Company Stockholders’ Meeting prior to the 15th Business Day following the mailing of the Form S-4 to the Company Stockholders but, in any event shall, within 40 calendar days after the commencement of the mailing of the Proxy Statement, duly call, give notice of, and convene such Company Stockholders’ Meeting, and shall submit such proposal to such holders at such Company Stockholders’ Meeting (and shall not submit any other proposal to such holders thereat without the prior written consent of Parent). The Company shall not change the record date for the Company Stockholders’ Meeting without the prior written consent of Parent and shall not adjourn or otherwise postpone or delay the Company Stockholders’ Meeting without the prior written consent of Parent; provided, however, that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholders’ Meeting (i) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, (ii) if there are insufficient affirmative votes represented (either in person or by proxy) at the Company Stockholders’ Meeting to obtain the Company Stockholder Approval, or (iii) after consultation with Parent, to the extent that the Company Board determines in good faith, after consultation with outside legal counsel, that such adjournment or postponement is required by applicable Law or pursuant to a request from the SEC to ensure the distribution to the Company Stockholders of any supplement or amendment to the Form S-4 or Proxy Statement required by Law within a reasonable amount of time in advance of the Company Stockholders’ Meeting; provided, further, however, that (A) unless agreed to in writing by Parent, (x) any such adjournment or postponement under the preceding clause (i) or (ii) shall be for a period of no more than ten (10) Business Days each, and (y) the Company shall only be permitted to effect up to two (2) such adjournments or postponements pursuant to the preceding clauses (i) and (ii) (in the aggregate), (B) no postponement contemplated by the preceding clause (i) or (ii) shall be permitted if it would require a change to the record date for the Company Stockholders’ Meeting and (C) if requested by Parent, the Company shall effect an adjournment or postponement of the Company Stockholders’ Meeting under the circumstances contemplated by the preceding clause (i) or (ii) for a period of up to ten (10) Business Days each. The Company shall, through the Company Board (acting upon the recommendation of the Special Committee), make the Company Recommendation, and, unless there has been a Company Adverse Recommendation Change, shall include such Company Recommendation in the Proxy Statement and use its reasonable best efforts to solicit from its stockholders proxies in favor of the Company Stockholder Approval. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the Company under this Section 5.3 shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Acquisition Proposal (whether or not a Company Superior Proposal).

Section 5.4   Appropriate Action; Consents; Filings.
(a)   Subject to the terms and conditions of this Agreement, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VI to be satisfied, including using reasonable best efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid a Proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, (ii) the defending of any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by such party in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor any of its Affiliates shall be required to, and without the prior written consent of Parent, none of the Company or any of its Subsidiaries or Affiliates will, grant or offer to grant any accommodation or concession (financial or otherwise), or make any payment, to any third Person in connection with seeking or obtaining its consent to the transactions contemplated by this Agreement.
(b)   In connection with and without limiting the efforts referenced in this Section 5.4, each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a Governmental Authority or in connection with any Proceeding initiated by a private party in connection with this Agreement, including (i) promptly informing the other party of such inquiry or Proceeding, (ii) consulting in advance before making any presentations or submissions to a Governmental Authority, or in connection with any such Proceeding, to any other Person, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority, or in connection with any such Proceeding, between either party and any other Person with respect to this Agreement and (iii) providing the other party with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) between either party and any Governmental Authority, or in connection with any such Proceeding, between either party and any other Person with respect to this Agreement. In addition, each of the parties hereto will give reasonable notice to and consult with the other in advance of any meeting or conference with any Governmental Authority, or in connection with any such Proceeding, with any other Person, and to the extent permitted by the Governmental Authority, give the other the opportunity to attend and participate in such meeting or conference.
(c)   The parties shall reasonably consult with each other with respect to obtaining all permits and Consents necessary to consummate the transactions contemplated by this Agreement, including the Merger and will any event cooperate in seeking such Consents, including, in the case of the Cannabis Consents, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to obtain the Cannabis Consents.
(d)   Except as set forth on Section 5.4(d) of the Parent Disclosure Letter, none of Parent or any of its Affiliates shall be required to take any Divestiture Action or otherwise agree to or proffer to sell, divest, hold separate, lease, license, transfer, dispose of or otherwise encumber or impair or take any other action with respect to Parent’s or any of its Affiliates’ ability to own or operate any assets, properties, businesses or product lines of Parent or any of its Affiliates (including, for the avoidance of doubt, any Securities of the

Company or its Subsidiaries) or any assets, properties, businesses or product lines of the Company or any of its Subsidiaries, and the Company shall not, and shall not cause or permit any of its Subsidiaries to, unless requested in writing to do so by Parent, commit to or effect any Divestiture Action or any other action contemplated in this Section 5.4(d). Notwithstanding the foregoing, Parent shall use its reasonable best efforts to complete the actions set forth on Section 5.4(d) of the Parent Disclosure Letter as promptly as reasonably practicable after the date of this Agreement (and the Company will cooperate therewith if requested in accordance with the immediately following sentence). Subject to the foregoing, Parent shall have the right, in its sole discretion, to determine that any Cannabis License (or any other assets) held, directly or indirectly, by the Company or any of its Subsidiaries as of (and conditioned upon) the Closing (or by the Surviving Corporation or any of its Subsidiaries after the Closing) will be surrendered, sold, transferred or otherwise disposed of, in whole or in part, in each case only to the extent and at such time as permitted under applicable Company Cannabis Laws and Parent Cannabis Laws and subject to any required approval, consent, registration, filing or notice to any State Cannabis Authority or other applicable Governmental Authority (and if requested in writing by Parent, the Company will use commercially reasonable efforts to take all actions reasonably requested by Parent to implement any of the foregoing, in each case provided that the effectiveness thereof is conditioned upon the Closing).
Section 5.5   Access to Information; Confidentiality.   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Merger Sub, and their respective Representatives, reasonable access in a manner that does not unreasonably interfere with the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable notice, to all of the officers, employees, agents, properties, books, contracts and records of the Company and its Subsidiaries, and during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly all other information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries as Parent or Merger Sub may reasonably request. Notwithstanding anything to the contrary provided herein, the Company may restrict or prohibit such access to such documents or information to the extent that (a) any applicable Law requires the Company or its Subsidiaries to restrict or prohibit such access, (b) granting such access would violate any Contract or material obligation of the Company or any of its Subsidiaries with a third Person with respect to confidentiality or otherwise breach, contravene or violate, constitute a default under, or give a third Person the right to terminate or accelerate any obligations under, any then-effective Contract to which the Company or any of its Subsidiaries is a party or (c) granting access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege in respect of such documents or information, provided, however, that the Company shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate the applicable Law, Contract or material obligation or waive such privilege or work-product doctrine. Prior to the Effective Time, Parent and Merger Sub will hold any information obtained pursuant to this Section 5.5 in accordance with the terms of the Confidentiality Agreement. No investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.
Section 5.6   No Solicitation.
(a)   From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated in accordance with Section 7.1, except as expressly provided in Section 5.6(b) or Section 5.6(d), (i) the Company shall immediately cease and cause to be terminated, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives to immediately cease and cause to be terminated, all existing activities, discussions, negotiations and communications, if any, with any Persons (or any of their Representatives) with respect to any Company Acquisition Proposal (other than Parent or any of its Affiliates or Representatives with respect to the transactions contemplated by this Agreement); (ii) the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives to not, directly or indirectly, (A) initiate, seek, solicit, facilitate or knowingly encourage, or induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of, any Company Acquisition Proposal, (B) enter into, continue or otherwise participate in any negotiations or discussions with, or furnish or cause to be furnished any information or data to, or furnish access to the Company’s (or any of its Subsidiaries’) properties with respect to, or otherwise cooperate in any way with, any Person (other than Parent or any of its Affiliates or Representatives) relating to any Company Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, or grant any waiver or release under (or terminate, amend or modify any provision of), or fail to enforce to the fullest extent permitted under applicable Law, any confidentiality or standstill or similar agreement, (C) execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal (each, an “Alternative Acquisition Agreement”), (D) submit to the stockholders of the Company for their approval any Company Acquisition Proposal or Company Superior Proposal, or (E) resolve to do, or agree or announce an intention to do, any of the foregoing; (iii) the Company shall not provide (and will cause its Subsidiaries and its and its Subsidiaries’ Representatives to not provide) and shall promptly, and in any event, within twenty-four (24) hours of the date of this Agreement, terminate access of any third Person (and its Representatives) (other than Parent or any of its Affiliates or Representatives) to any data room (virtual or actual) containing any of the Company’s (or any Subsidiary of the Company’s) confidential information granted in connection with, or with the intent of obtaining, any possible Company Acquisition Proposal; and (iv) the Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ Representatives to, use their respective reasonable best efforts to cause any such third Person (and its Representatives) (other than Parent or any of its Affiliates or Representatives) in possession of confidential information about the Company or any of its Subsidiaries (or its or its Subsidiaries’ businesses or operations) to return or destroy all such information, and in connection therewith the Company shall, within twenty-four (24) hours of the date of this Agreement, to the extent that it has a right to do so, demand the return or destruction of all confidential information and materials provided to any third Persons (or their Representatives) (other than Parent or any of its Affiliates or Representatives) relating to a possible Company Acquisition Proposal. Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.6 by any of the Company’s or the Company’s Subsidiaries’ directors, officers or Representatives shall be deemed to be a breach of this Agreement by the Company.
(b)   Notwithstanding the foregoing limitations in Section 5.6(a), at any time prior to obtaining the Company Stockholder Approval, if the Company receives, after the date hereof, a bona fide written Company Acquisition Proposal from a third Person that did not result from a breach of this Section 5.6, then (i) the Company may furnish information concerning its business, properties or assets to such Person pursuant to an Acceptable Confidentiality Agreement (a copy of which shall be provided to Parent promptly after execution) and (ii) the Special Committee may negotiate and participate in discussions and negotiations with such Person concerning such Company Acquisition Proposal, in each case of clause (i) and (ii), if, and only if, the Special Committee and the Company determine in good faith (after consultation with their respective financial advisors and outside legal counsel) that (x) such Company Acquisition Proposal constitutes or is reasonably likely to constitute a Company Superior Proposal and (y) failure to take such action would be inconsistent with the fiduciary duties of the Special Committee or the Company Board under applicable Law. The Company (A) shall promptly (and in any case within twenty-four (24) hours) provide Parent notice (1) of the receipt of any Company Acquisition Proposal, which notice shall include a complete, unredacted copy of such Company Acquisition Proposal (or a summary of the terms and conditions thereof if not made in writing), and (2) of any inquiries, proposals or offers received by, any requests for information from, or any discussions or negotiations sought to be initiated or continued with, the Company, any of its Subsidiaries or any of its or its Subsidiaries’ Representatives concerning a Company Acquisition Proposal or proposal that is reasonably likely to constitute or lead to or result in a Company Acquisition Proposal, and disclose the identity of the other party (or parties) and the terms (including any amendments thereto) of such inquiry, offer, proposal, request, discussion or negotiation, and, in the case of written materials, provide copies of such materials, (B) shall substantially concurrently (and in any case within twenty-four (24) hours) make available to Parent all information, including copies of all written materials, provided by the Company or any of its Subsidiaries or its or its Subsidiaries’ Representatives to such party but not previously made available to Parent and (C) shall keep Parent reasonably informed on a prompt basis (and, in any case, within twenty-four (24) hours of any significant development, discussions or negotiations) of the status and details (including amendments and proposed amendments) of any such Company Acquisition Proposal or other inquiry, offer, proposal, request, discussion or negotiation (which shall include copies of all drafts and final versions (and any comments thereon)) of agreements (including schedules and exhibits thereto) relating to any Company Acquisition Proposal exchanged between the Company or its Subsidiaries or any of its or its Subsidiaries’ Representatives in each case thereof, on the one hand, and the Person (or any of its Representatives) making such Company Acquisition Proposal or such other inquiry, offer or proposal, on the other hand.
(c)   Except as expressly permitted by Section 5.6(d), neither the Company Board nor any committee thereof (including the Special Committee) shall (i) withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent, the Company Recommendation, (ii) approve, authorize, declare advisable, endorse or recommend (or publicly propose to approve, authorize, declare advisable, endorse or recommend) any Company Acquisition Proposal, (iii) fail to include in the Proxy Statement the Company Recommendation, (iv) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation following public disclosure of any Company Acquisition Proposal, (v) fail to recommend against any Company Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (any action described in clauses (i) through (v) of this sentence being referred to as a “Company Adverse Recommendation Change”) or (vi) adopt or approve, or propose to adopt or approve, or allow the Company or any of its Subsidiaries to execute or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement permitted under, and in compliance with Section 5.6(b)).
(d)   If, at any time prior to the receipt of the Company Stockholder Approval, the Company, the Company Board or the Special Committee receives a Company Superior Proposal that did not result from a breach of Section 5.6 of this Agreement, the Company Board or the Special Committee may authorize and cause the Company to (x) effect a Company Adverse Recommendation Change and (y) terminate this Agreement pursuant to Section 7.1(c)(ii) and concurrently with such termination enter into a definitive agreement providing for such Company Superior Proposal (subject to the satisfaction of its obligations under Section 7.3) if (i) the Company Board or the Special Committee determines in good faith, after consultation with its respective outside legal counsel, that the failure to take such action would be inconsistent with the Company Board’s or Special Committee’s fiduciary duties under applicable Law; (ii) the Company has notified Parent in writing that it intends to take such action; (iii) the Company has provided Parent a copy of the proposed definitive agreements (and any related agreements) relating to such Company Superior Proposal (and has informed Parent of the identity of the Person making such Company Superior Proposal); (iv) until 11:59 p.m., New York City time, on the fourth (4th) Business Day following the notice delivered pursuant to clause (ii) of this Section 5.6(d), the Company and its Representatives (including as applicable the Special Committee) shall have discussed and negotiated with Parent in good faith (to the extent Parent desires to negotiate) any proposed modifications to the terms and conditions of this Agreement (it being understood and agreed that any amendment to any material term or condition of any Company Superior Proposal shall require a new notice and a new three (3) Business Day negotiation period following the delivery of such new notice); and (v) no earlier than the end of such negotiation period, the Special Committee shall have determined in good faith (after consultation with the Special Committee’s financial advisor and outside legal counsel), after considering and taking into account the terms of any proposed amendment or modification to this Agreement made by Parent in writing, that (A) the Company Acquisition Proposal that is the subject of the notice described in clause (ii) above still constitutes a Company Superior Proposal and (B) the failure to take such action would be inconsistent with fiduciary duties of the Special Committee or the Company Board under applicable Law.
(e)   Nothing contained in this Agreement shall prohibit the Company or the Company Board (at the direction of the Special Committee) from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any disclosure to the Company’s stockholders if the Company Board or the Special Committee determines in good faith, after consultation with the Company’s (or the Special Committee’s) outside legal counsel, that the failure of the Company to make such disclosure would be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that (A) in no event shall this Section 5.6(e) affect the obligations specified in

Section 5.6(d) (or to the consequences thereof in accordance with this Agreement) or the definition of Company Adverse Recommendation Change herein and (B) any such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that does not expressly reaffirm the Company Recommendation shall be deemed to be a Company Adverse Recommendation Change. The Company shall provide Parent with a copy of the text of any disclosure proposed to be made pursuant to this Section 5.6(e) at the earliest practicable time in advance of such disclosure.
Section 5.7   Directors’ and Officers’ Indemnification and Insurance.
(a)   Parent and Merger Sub agree that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the directors or officers of the Company at or prior to the Effective Time (the “D&O Indemnified Parties”) as provided in the Articles of Incorporation, the Bylaws or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and, in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Articles of Incorporation and Bylaws as in effect immediately prior to the Effective Time solely with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.7. The contractual indemnification rights in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any of its Subsidiaries that have been made available to Parent prior to the date hereof shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms following the Effective Time.
(b)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of or after the Effective Time to, purchase a six (6)-year prepaid “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder; provided, however, that the Company shall not pay, and the Surviving Corporation shall not be required to pay, in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy; provided, further, that if equivalent coverage cannot be obtained for such amount, the Company or the Surviving Corporation shall purchase as much coverage as reasonably practicable for such amount. If the Company or the Surviving Corporation for any reason fail to obtain such “tail” insurance policies prior to, as of or after the Effective Time, Parent shall, for a period of six (6) years from the Effective Time, cause the Surviving Corporation to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.
(c)   The covenants contained in this Section 5.7 are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such Person is entitled, whether pursuant to Law, contract or otherwise.

(d)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall require the successor or assign of Parent, the Surviving Corporation or such transferee of all or substantially all of its or their properties and assets, as the case may be, to assume the obligations set forth in this Section 5.7.
Section 5.8   Notification of Certain Matters.   The Company shall give prompt notice to Parent of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 6.2 not to be satisfied at any time from the date of this Agreement to the Effective Time; (b) any notice, Proceeding or other communication from or by any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement; and (c) any material regulatory notice or other communication from any State Cannabis Authority or other Governmental Authority. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 6.3 not to be satisfied at any time from the date of this Agreement to the Effective Time and (ii) any notice, Proceeding or other communication from or by any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto hereunder, and any failure to give such notice with respect to clauses (b) or (c) above, or (ii) above, as applicable, shall not constitute a breach of this Section 5.8 for purposes of Section 6.2(b) or Section 6.3(b). The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated by this Agreement.
Section 5.9   Public Disclosure.   Parent and the Company shall mutually agree on the initial press release or releases with respect to the execution of this Agreement. Thereafter, so long as this Agreement is in effect, except as otherwise expressly permitted by this Agreement, neither the Company nor Parent, nor any of their respective Affiliates, shall issue any press release or other announcement with respect to the Merger, the other transactions contemplated by this Agreement or this Agreement without the prior consent of the other party (such consent not to be unreasonably withheld), except as such press release or other announcement may be required by Law or the rules of a national securities exchange (or the CSE) or trading market on which such party’s Securities are listed, in which case the party required to make the release or announcement shall use its reasonable best efforts to provide the other party with a reasonable opportunity to review and comment on such release or announcement in advance of its issuance. Notwithstanding the foregoing, (a) the restrictions set forth in this Section 5.9 shall not apply to any press release or other announcement (i) made by the Company with respect to or in connection with a Company Adverse Recommendation Change effected by the Company Board or the Special Committee in accordance with this Agreement or (ii) made by the Company or Parent concerning this Agreement, the Merger or the other transactions contemplated hereby in connection with a determination by the Company or the Company Board or the Special Committee in accordance with Section 5.6(b) or Section 5.6(d) that a Company Acquisition Proposal constitutes, or is reasonably likely to constitute, a Company Superior Proposal or any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated hereby, provided, however, that in the case of the preceding clause (i) or (ii), to the extent not prohibited by applicable Law, the disclosing party gives the other party reasonable advance notice of (including contents of) its intended press release or other announcement, and (b) to the extent the content of any press release or other announcement has been previously approved and made in accordance with this Section 5.9, no separate approval shall be required in respect of such content to the extent such content is substantially replicated in a subsequent press release or other announcement or substantially consistent with a previously approved press release or announcement.
Section 5.10   Employee Benefits.
(a)   Employees of the Company who remain employees of Parent, the Surviving Corporation, or any of their Subsidiaries following the Effective Time are hereinafter referred to as the “Continuing Employees”.

Except as set forth in Section 5.10(a) of the Company Disclosure Letter, during the period commencing at the Effective Time and ending on the first anniversary of the Closing Date, Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide each Continuing Employee during his or her continued employment with Parent, the Surviving Corporation or any of their Subsidiaries with: (i) an annual base salary or wage rate (as applicable) and (ii) health and retirement benefits that are, substantially comparable in the aggregate to the annual base salary or wage rate (as applicable) and health and retirement benefits provided either (x) to such Continuing Employee immediately prior to the Effective Time or (y) by Parent and its Subsidiaries to its similarly situated employees following Closing, as determined by Parent in its sole discretion. For clarity, the commitments contained in this Section 5.10 shall exclude equity or equity-based arrangements, change in control, severance, retention or similar benefits, supplemental retirement arrangements, deferred compensation arrangements, retiree health and welfare benefits or defined benefit pension plans, incentives and bonuses.
(b)   Parent shall use good faith efforts to request, from the applicable benefits providers, that each Continuing Employee shall be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all benefit plans or arrangements which the Surviving Corporation or any of their respective Subsidiaries provides to any Continuing Employees after the Effective Time (collectively, the “New Plans”) to the extent that (A) coverage under such New Plan replaces coverage under a corresponding benefit plan or arrangement providing analogous benefits in which such Continuing Employee participated immediately before the Effective Time (collectively, the “Old Plans”) and (B) such Continuing Employee has satisfied all waiting time and other eligibility requirements, if any, under such Old Plan being replaced by the New Plan (to the extent that such Continuing Employee was not subject to such limitations under the applicable Old Plan(s)), and for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use good faith efforts to seek to cause all preexisting condition exclusions and actively at work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the replacement Old Plan.
(c)   Notwithstanding anything in this Section 5.10 to the contrary, nothing in this Agreement, whether express or implied, shall (i) be treated as an amendment or other modification of any the Benefit Plans, New Plan or any other employee benefit plans of the Company or Parent or as a guarantee of employment for any employee of the Company or any of its Subsidiaries, (ii) require Parent to continue to employ any particular Continuing Employee following the Closing Date for any particular period of time or prevent or limit Parent from changing terms and conditions of employment, or terminating any Continuing Employee, (iii) be construed to prohibit Parent from amending or terminating any employee benefit program or any New Plan, and (iv) create any third party beneficiary rights in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual).
Section 5.11   Termination of Company 401(k) Plan.   Unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall terminate, effective as of at least one (1) day prior to the Closing Date, any and all Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “Company 401(k) Plan”). No later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that each Company 401(k) Plan has been terminated (effective as of no later than one (1) day prior to the Closing Date) pursuant to resolutions of the Company Board, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent (which shall not be unreasonably withheld or delayed).
Section 5.12   Merger Sub.   Parent will take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.
Section 5.13   Rule 16b-3 Matters.   Prior to the Effective Time, the Company and Parent shall each take all such steps as may be reasonably necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative Securities with respect to Company Common Stock) and acquisitions of Parent Shares (including derivative Securities with respect to Parent Shares) resulting from the transactions contemplated by this

Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time (and each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent immediately after the Effective Time) be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.
Section 5.14   Certain Indebtedness.   Subject to the last sentence of this Section 5.14, in connection with the Closing, Parent may require the Company to, and the Company shall, if so requested by Parent, pay, repay, discharge and satisfy in full all outstanding amounts, obligations and liabilities under or in respect of that certain Revolving Loan Agreement, dated as of June 13, 2024, by and between the Company and Western Alliance Bank, an Arizona corporation, and that certain Related Party Note, dated May 10, 2024, by and between VidaCann, LLC, a Subsidiary of the Company, and the former managers thereof. In connection therewith, the Company shall obtain and deliver to Parent customary payoff letters, in form and substance reasonably satisfactory to Parent, from the applicable lenders or holders of such Indebtedness, which payoff letters shall: (i) set forth the aggregate amounts required to pay, repay, discharge and satisfy in full all principal, interest, fees, prepayment premiums, penalties and other obligations outstanding under or in respect of such Indebtedness as of the anticipated Closing Date; (ii) provide that, upon receipt of the applicable payoff amounts, all obligations of the Company and its Subsidiaries in respect of such Indebtedness shall be irrevocably discharged and satisfied in full; and (iii) provide for the release and termination of all Liens securing such Indebtedness. The Company shall also obtain and deliver to Parent duly authorized and executed UCC-3 termination statements and such other lien releases, terminations or similar instruments as Parent may reasonably request, in each case in form and substance reasonably satisfactory to Parent, sufficient to evidence the unconditional release and termination of any Liens securing such Indebtedness. Notwithstanding the foregoing, if the Company does not have the financial ability to pay, repay, discharge and satisfy in full all outstanding amounts, obligations and liabilities as required pursuant to this Section 5.14, then Parent shall do so in connection with the Closing (or shall otherwise be responsible for (or continue to have the Surviving Company or its applicable Subsidiary responsible for) such liabilities on and after the Closing).
Section 5.15   Transition Agreements.   If the Cannabis Consents required for the consummation of the Merger in the State of Nevada, the State of Florida or the State of Illinois have not been obtained by April 26, 2027, then the parties shall negotiate in good faith and, if agreed upon and permitted under applicable Laws, enter into, as promptly as practicable thereafter, one or more commercially reasonable transition agreements or, if transition agreements are not permitted by applicable Law, other mutually agreed upon agreements in respect of the Company’s and its Subsidiaries’ operations in the State of Nevada (collectively, the “Transition Agreements”), in each case on commercially reasonable terms and in compliance with applicable Company Cannabis Laws and Parent Cannabis Laws and other applicable Laws including applicable securities Laws, which Transition Agreements would, if agreed upon, terminate upon the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1.
Section 5.16   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and the rules and policies of the CSE, the Listing Rules and applicable Securities Laws to cause (i) the delisting of the Company and of the shares of Company Common Stock from the CSE and the withdrawal of the shares of Company Common Stock from the OTCQX as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting and withdrawal, and (ii) the Company to cease to be a reporting issuer under applicable Canadian Securities Laws as promptly as practicable following the Effective Time. The Company shall not cause the Company Common Stock to be delisted from the CSE, withdrawn from the OTCQX or the Company to cease to be a reporting issuer under applicable Canadian Securities Laws prior to the Effective Time. If the Surviving Corporation is required to file any quarterly or annual report by a filing deadline that is imposed by the Exchange Act which falls on a date within the ten (10) days following the Closing Date, the Company will use its reasonable best efforts to deliver to Parent at least five (5) Business Days prior to the Closing a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.

Section 5.17   State Takeover Laws.   If any state takeover statute becomes or is deemed to become applicable to the Company or the Merger or the other transactions contemplated by this Agreement, then the Company Board shall take any and all actions necessary to render such statutes inapplicable to the foregoing.
Section 5.18   Stockholder Litigation.   The Company shall give Parent notice as soon as possible of, and the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense or settlement of, any litigation against the Company and/or its directors or executive officers relating to or in connection with this Agreement, the Merger or any other transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to compromise or settle any litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers relating to or in connection with this Agreement, the Merger or any other transaction contemplated by this Agreement, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned).
Section 5.19   Resignations.   Prior to the Effective Time, upon Parent’s request, the Company shall use reasonable best efforts to cause any director of the Company and each director or manager of any Subsidiary of the Company to execute and deliver a letter effectuating his or her resignation as a director or manager of such entity effective as of the Effective Time.
Section 5.20   Certain Tax Matters.
(a)   Opinions.   Each of the Company and Parent shall, and shall cause each of its respective Subsidiaries to, use reasonable best efforts to obtain and cooperate with each other to obtain the tax opinions of counsel referred to in Section 6.2(g) and Section 6.3(e). In connection therewith, Parent shall deliver to Eversheds Sutherland (US) LLP, counsel to Parent (or such other reputable law firm or firms of national standing that may be engaged to provide such tax opinion) (“Parent’s Counsel”), and Cozen O’Connor, counsel to the Company (or such other reputable law firm or firms of national standing that may be engaged to provide such tax opinion) (“Company’s Counsel”), a representation letter dated as of the Closing Date (and, if requested, dated as of the date the registration statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the registration statement or its exhibits) and signed by an officer of Parent (the “Parent Tax Representation Letter”), and the Company shall deliver to Parent’s Counsel and Company’s Counsel a representation letter dated as of the Closing Date (and, if requested, dated as of the date the registration statement shall have been declared effective by the SEC or such other date(s) as determined necessary by counsel in connection with the filing of the registration statement or its exhibits) and signed by an officer of the Company (the “Company Tax Representation Letter”); provided that, in each case, the representation letter shall contain such customary representations, warranties and covenants as are reasonably necessary or appropriate to allow each of Parent’s Counsel and Company’s Counsel to analyze and prepare the opinions of counsel referred to in Section 6.2(g) and Section 6.3(e).
(b)   Reorganization Efforts.   Each of the Company and Parent shall (and shall cause their respective Subsidiaries to) (i) use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) not take any action, or knowingly fail to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(c)   Tax Classifications.   Within 10 Business Days of the date of this Agreement, the Company shall provide to Parent a correct and complete schedule of the U.S. federal income Tax classification of the Company and each Subsidiary of the Company and any changes to such classification within the last five (5) years.

ARTICLE VI
CONDITIONS TO THE MERGER
Section 6.1   Conditions to the Obligations of Each Party.   The respective obligations of each party hereto to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:
(a)   the Company shall have obtained the Company Stockholder Approval;
(b)   the Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued, and no proceedings for such purpose shall have been initiated or threatened by the SEC and not withdrawn;
(c)   (i) the Parent Shares issuable in connection with the Merger shall have been approved for listing on the CSE and (ii) the CSE Approval shall have been obtained; and
(d)   no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no Law shall have been enacted or promulgated after the date of this Agreement, in each case, that is then in effect and has the effect of restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 6.2   Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following additional conditions:
(a)   (i) the representations and warranties of the Company contained in Sections 3.2, 3.3, 3.4, 3.5(a)(i) (with respect to the Company), 3.7(b), 3.25 and 3.27 shall be true and correct in all respects (except in the case of Section 3.2 for any de minimis inaccuracy) both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), (ii) the representations and warranties of the Company contained in Sections 3.1, 3.5(a)(i) (with respect to the Company’s Subsidiaries) and 3.26 (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers contained therein) shall be true and correct in all material respects both as of the date of this Agreement and as of the such time as if made at and as of the Effective Time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), and (iii) the other representations and warranties of the Company contained in Article III of this Agreement (without giving effect to any materiality, Company Material Adverse Effect or similar qualifiers contained therein) shall be true and correct both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect;
(b)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Effective Time;
(c)   since the date of this Agreement, there shall not have been any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(d)   Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c);
(e)   any authorization, permit or consent from a Governmental Authority required to be obtained as set forth on Section 6.2(e) of the Company Disclosure Letter shall have been obtained and shall remain in full force and effect (including without limitation, any required approval, finding of suitability, registration, filing or notice with respect to any Cannabis Licenses listed thereon and, if applicable, all applicable waiting periods with respect thereto shall have expired or been terminated);
(f)   there shall not be any pending Proceeding by any Governmental Authority against Merger Sub, Parent, the Company or any of their respective Subsidiaries (i) seeking to restrain or prohibit from retaining any portion of Parent’s or Merger Sub’s assets or to restrain or prohibit from acquiring any material portion of the Company’s or any of its Subsidiaries’ businesses or assets, or to compel Parent or Merger Sub or their respective Subsidiaries and Affiliates to dispose of or hold separate any portion of the business or assets of the Company, Parent or their respective Subsidiaries (or otherwise seeking to restrain, enjoin or prohibit any License Transfer); (ii) challenging, seeking to restrain or prohibit the Merger or the other transactions contemplated by the Agreement or seeking to obtain from the Company, Parent or Merger Sub any material damages or equitable remedy; (iii) seeking to impose material limitations on the ability of Parent or Merger Sub, or render Parent or Merger Sub unable, to consummate the Merger or other transactions contemplated by this Agreement; or (iv) seeking to impose limitations on the ability of Merger Sub or Parent to exercise full rights of ownership of the shares of Company Common Stock; and
(g)   Parent shall have received a tax opinion from Parent’s Counsel, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income Tax purposes the Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 6.2(g), Parent’s Counsel shall be entitled to rely on the Parent Tax Representation Letter and the Company Tax Representation Letter and such other information as Parent’s Counsel reasonably deems relevant.
Section 6.3   Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following additional conditions:
(a)   each of the representations and warranties of Parent and Merger Sub contained in Article IV of this Agreement (without giving effect to any materiality, Parent Material Adverse Effect or similar qualifiers contained therein) shall be true and correct both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (other than any such representation or warranty that is made as of a specified date, which representation or warranty shall be so true and correct as of such specified date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect;
(b)   Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations required under this Agreement to be performed or complied with on or prior to the Effective Time;
(c)   since the date of this Agreement, there shall not have been any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;
(d)   the Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c); and
(e)   the Company shall have received a written opinion from Company’s Counsel in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the U.S. federal income Tax purposes, the Merger will qualify for the Intended Tax Treatment. In rendering the opinion described in this Section 6.3(e), Company’s Counsel shall be entitled to rely on the Parent Tax Representation Letter and the Company Tax Representation Letter and such other information as Company’s Counsel reasonably deems relevant.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
Section 7.1   Termination.   Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder Approval is obtained (except as otherwise expressly noted), as follows:
(a)   by mutual written consent of each of Parent and the Company; or
(b)   by either Parent or the Company:
(i)   if the Merger shall not have been consummated on or before 5:00 P.M. (New York City time) on July 26, 2027 (the “Termination Date”); provided, however, that if on the Termination Date all of the conditions set forth in Article VI have been satisfied or waived (or are capable of being satisfied at the Closing) other than the conditions set forth in Section 6.1(d), Section 6.2(e) or Section 6.2(f) (solely to the extent that the failure of such conditions relates to the Cannabis Consents), then either Parent or the Company may, by written notice to the other party delivered no later than ten (10) Business Days prior to the Termination Date, extend the Termination Date to October 26, 2027 (such date, the “Extended Termination Date”), and references to the “Termination Date” shall thereafter be deemed to refer to the Extended Termination Date; provided, further, however, that the right to terminate this Agreement (or elect to extend the Termination Date to the Extended Termination Date) pursuant to this Section 7.1(b)(i) shall not be available to any party if the failure of such party to perform or comply with any of its obligations under this Agreement in any material respect has been the principal cause of or principally resulted in the failure of the Closing to have occurred on or before the Termination Date;
(ii)   if any Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement or any Law shall have been enacted or promulgated after the date of this Agreement that has the effect of permanently restraining, enjoining, rendering illegal or otherwise prohibiting the Merger or other transactions contemplated by this Agreement, and in the case of such an Order, such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if the failure of such party to perform or comply with any of its obligations under this Agreement in any material respect has been the principal cause of or principally resulted in the issuance of such Order; or
(iii)   if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken.
(c)   by the Company:
(i)   if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) is not capable of being cured by Parent or Merger Sub, as applicable, by the Termination Date or, if capable of being cured, shall not have been cured by Parent or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.2(b); or
(ii)   at any time prior to receipt of the Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Company Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.6(d); provided, however, that immediately prior to or simultaneously with such termination, the Company pays to Parent the Company Termination Fee.
(d)   by Parent:

(i)   if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) is not capable of being cured by the Company by the Termination Date or, if capable of being cured, shall not have been cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Merger Sub is then in material breach of any of its obligations under this Agreement so as to result in the failure of a condition set forth in Section 6.3(b); or
(ii)   if (A) the Company Board or the Special Committee shall have made a Company Adverse Recommendation Change or (B) the Company or the Company Board, as applicable, shall have materially breached any of its obligations under Section 5.6(a).
Section 7.2   Effect of Termination.   In the event that this Agreement is terminated and the Merger abandoned pursuant to Section 7.1, written notice thereof shall be given by the terminating party to the other party, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto, and all rights and obligations of any party hereto shall cease; provided, however, that no such termination shall relieve any party hereto of any liability or damages resulting from any material and intentional breach of this Agreement or fraud, in which case, the aggrieved party shall be entitled to all remedies available at law or in equity; and provided, further, however, that the Confidentiality Agreement, this Section 7.2, Section 7.3, Article VIII and the applicable definitions in Appendix A shall survive any termination of this Agreement pursuant to Section 7.1. For purposes of this Agreement, “material and intentional breach” shall mean an action or omission taken or omitted to be taken that the breaching party intentionally takes (or fails to take) and knows would, or knows would reasonably be expected to, cause a material breach of this Agreement.
Section 7.3   Termination Fees.
(a)   if this Agreement is terminated by:
(i)   (A) Parent pursuant to Section 7.1(d)(i) on the basis of a breach of a covenant or agreement contained in this Agreement or (B) either Parent or the Company pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) and in any such termination under clauses (A) or (B), (1) prior to such termination, a Company Acquisition Proposal has been publicly disclosed and not publicly withdrawn at least three (3) Business Days prior to the Company Stockholders’ Meeting in the case of termination pursuant to Section 7.1(b)(iii) or is otherwise known to the Company Board and not withdrawn (publicly, if publicly disclosed) in the case of termination pursuant to either Section 7.1(d)(i) or Section 7.1(b)(i), and (2) within nine (9) months after any such termination under clauses (A) or (B), any Company Acquisition Proposal is consummated or the Company enters into a definitive agreement with respect to any Company Acquisition Proposal (regardless of when or whether such transaction is ultimately consummated) (provided, however, that for purposes of this Section 7.3(a)(i) the references to “twenty-five percent (25%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii)   the Company pursuant to Section 7.1(c)(ii); or
(iii)   Parent pursuant to Section 7.1(d)(ii);
then, in any such case, the Company shall pay to Parent the Company Termination Fee. Any payments required to be made under this Section 7.3(a) shall be made by wire transfer of same-day funds to the account or accounts designated by Parent, (x) in the case of clause (i) above, on the same day as the earlier of any consummation of, or entry into a definitive agreement with respect to, the transaction contemplated therein, (y) in the case of clause (ii) above, immediately prior to or simultaneously with such termination and (z) in the case of clause (iii) above, promptly, but in no event later than two (2) Business Days after the date of such termination.

(b)   Notwithstanding anything to the contrary set forth in this Agreement, the parties hereto agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.
(c)   The Company acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and (ii) without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to timely pay any amount due pursuant to this Section 7.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 7.3, the Company shall pay Parent its reasonable costs and expenses in connection with such suit (including reasonable attorneys’ fees), together with interest on such amount at an annual rate equal to the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.
Section 7.4   Amendment.   This Agreement may not be amended except by mutual written agreement of Parent and the Company (which written agreement the Company acknowledges would be taken at the direction of the Special Committee) at any time before or after receipt of the Company Stockholder Approval; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be any amendment that by applicable Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders nor any amendment or change not permitted under applicable Law. Subject in all respects to the foregoing, if necessary or desirable to comply with the requirements of Company Cannabis Laws and/or the directives of a State Cannabis Authority, at the direction of Parent, the Company hereby agrees to (and to cause its Subsidiaries and related controlled parties and representatives to) use its reasonable best efforts to take all actions reasonably requested to ensure compliance therewith including, without limitation, negotiating with Parent in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the parties’ original intentions but are responsive to and compliant with the requirements of the Company Cannabis Laws and/or the applicable State Cannabis Authority.
Section 7.5   Extension; Waiver.   At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party hereto with any agreement or condition of such party contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
ARTICLE VIII
GENERAL PROVISIONS
Section 8.1   Non-Survival of Representations and Warranties.   The representations and warranties in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time.
Section 8.2   Expenses.   Except as expressly set forth herein (including Section 7.3), all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger and the transactions contemplated by this Agreement are consummated.
Section 8.3   Notices.   All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

if to Parent or Merger Sub:
Vireo Growth Inc.
209 South 9th St.
Minneapolis, Minnesota 55402
Attention: Sean Apfelbaum, General Counsel
Email: [***]
with a copy (which shall not constitute notice) to:
Eversheds Sutherland (US) LLP
227 W. Monroe St., Suite 6000
Chicago, IL 60606
Attention: Craig T. Alcorn and Michael V. Mannino
e-mail: [***]
if to the Company:
Planet 13 Holdings Inc.
2548 W Desert Inn Rd, Suite 100
Las Vegas, Nevada 89109
Attention: Tatev Oganyan, General Counsel
Email: [***]
with a copy (which shall not constitute notice) to:
1650 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103
Attention: Joseph C. Bedwick
Email: [***]
or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 8.3; provided, however, that any notice received by facsimile transmission or electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, however, that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.3.
Section 8.4   Interpretation; Certain Definitions.
(a)   The parties hereto have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(b)   The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this

Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the preamble, unless the context requires otherwise. References to any information or document being “made available” or “furnished” and words of similar import shall include such information or document (i) having been posted to the online data room hosted on behalf of the Company by 9:00 a.m. New York City time on the day immediately preceding the date of this Agreement or (ii) other than with respect to Sections 3.1, 3.2, 3.3, 3.4 and 3.5, disclosed in the Company Securities Filings filed with (or furnished to) the Securities Regulators by the Company on or after December 31, 2023, and at least three (3) Business Days prior to the date of this Agreement (but in each case excluding any disclosure contained under the heading “Risk Factors” or in any “forward-looking statements” legend or any similar non-specific, predictive, precautionary or forward-looking statements) and to the extent publicly available on EDGAR and SEDAR+. Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, however, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.
Section 8.5   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.
Section 8.6   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Merger Sub may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, so long as such assignment would not have a Parent Material Adverse Effect and no such assignment shall release Parent or Merger Sub, as the case may be, from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 8.6 shall be null and void.
Section 8.7   Entire Agreement.   This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.
Section 8.8   No Third-Party Beneficiaries.   This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (a) the D&O Indemnified Parties (with respect to Section 5.7 and this Section 8.8 from and after the Effective Time) are intended third-party beneficiaries hereof and (b) from and after the Effective Time, the holders of Company Common Stock, Company Warrants and Company Equity Awards are intended third-party beneficiaries of Section 2.1 and Section 2.3.
Section 8.9   Governing Law.   This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

Section 8.10   Specific Performance.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties hereto acknowledge and agree that, prior to any termination of this Agreement in accordance with Section 7.1, in the event of any breach or threatened breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 8.11   Consent to Jurisdiction.
(a)   Each of the parties hereto hereby, with respect to any Proceeding arising out of this Agreement or the transactions contemplated by this Agreement, (i) expressly and irrevocably submits, for itself and with respect to its property, generally and unconditionally, to the exclusive jurisdiction of any state or federal court within the State of Nevada, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that it will not bring any claim or Proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent it may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which it may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each of Parent, Merger Sub and the Company agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(b)   Each party hereto irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement and the transactions contemplated by this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.
Section 8.12   Counterparts.   This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 8.13   Federal Cannabis Laws.   THE PARTIES AGREE AND ACKNOWLEDGE THAT: (i) THE CULTIVATION, MANUFACTURE, PRODUCTION, DISTRIBUTION, ON-SITE CONSUMPTION, AND RETAIL SALE OF CANNABIS INVOLVE A SUBSTANCE THAT REMAINS A CONTROLLED SUBSTANCE UNDER THE FEDERAL CONTROLLED SUBSTANCES ACT AND ARE PROHIBITED UNDER THE FEDERAL LAWS OF THE UNITED STATES, AND THAT UNITED STATES FEDERAL ENFORCEMENT OF SUCH LAWS REMAINS A RISK TO THE BUSINESSES OF THE COMPANY AND PARENT; AND (ii) NO PARTY MAKES, WILL MAKE OR SHALL BE DEEMED TO MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE COMPLIANCE OF THIS AGREEMENT OR ITS OPERATIONS WITH ANY FEDERAL CANNABIS LAWS. FOR THE AVOIDANCE OF DOUBT, REFERENCES TO APPLICABLE LAWS IN THIS AGREEMENT SHALL NOT INCLUDE FEDERAL CANNABIS LAWS UNLESS EXPLICITLY STATED OTHERWISE HEREIN. NOTWITHSTANDING THE FOREGOING,

NOTHING IN THIS SECTION 8.13 SHALL LIMIT, WAIVE, QUALIFY, OR EXCUSE COMPLIANCE WITH, OR ANY RIGHTS OR REMEDIES ARISING FROM, ANY FEDERAL REGISTRATION, LICENSE, PERMIT, APPROVAL, AUTHORIZATION, NOTICE, FILING, REPORTING, RECORDKEEPING, OR OTHER COMPLIANCE REQUIREMENT THAT IS OR BECOMES APPLICABLE TO ANY PARTY OR ITS CANNABIS OPERATIONS UNDER U.S. FEDERAL LAWS, INCLUDING ANY REQUIREMENT ADMINISTERED BY THE U.S. DRUG ENFORCEMENT ADMINISTRATION OR ANY OTHER FEDERAL GOVERNMENTAL AUTHORITY, IN EACH CASE TO THE EXTENT SUCH REQUIREMENT IS LEGALLY AVAILABLE AND APPLICABLE.
Section 8.14   Regulatory Compliance.   This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of any Company Cannabis Laws or Parent Cannabis Laws (together with all related rules and regulations thereunder, and any amendment or replacement act, rules, or regulations, including, without limitation, the rules and regulations adopted by the State Cannabis Authorities and/or any other state or local Governmental Authority with authority to regulate any cannabis operation (or proposed operation), the “Act”) or the guidance or instruction of the State Cannabis Authorities and any other state or local Governmental Authority with authority to regulate any cannabis operation (together with any successor or regulator with overlapping jurisdiction, the “Regulator”). In furtherance, not in limitation of the foregoing (but subject in all respects to Section 5.4), the parties agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep the other party hereto promptly informed as to any such requests, requirements, or correspondence. In addition, the parties acknowledge that this Section 8.14 is intended to operate together with any applicable statutory or regulatory amendments that occur between the date of this Agreement and the Closing with respect to any License Transfers, receiverships involving Cannabis Establishments and the release of security interests in any Cannabis Licenses.
Section 8.15   WAIVER OF JURY TRIAL.   EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.
Section 8.16   Special Committee.   The Company acknowledges that (i) any determination, approval, recommendation, consent or other action of the Special Committee contemplated by this Agreement shall be effective if taken by the Special Committee as constituted from time to time, and (ii) for so long as the Special Committee remains in existence, no determination, approval, recommendation, consent or other action of the Company Board contemplated by this Agreement shall be effective unless made or taken upon, or consistent with, the recommendation of the Special Committee.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
VIREO GROWTH INC.
By:
/s/ John Mazarakis

Name: John Mazarakis
Title:  Chief Executive Officer
SUPERNOVA MERGER SUB INC.
By:
/s/ John Mazarakis

Name: John Mazarakis
Title:  President
PLANET 13 HOLDINGS INC.
By:
/s/ Robert Groesbeck

Name: Robert Groesbeck
Title:  Co-Chief Executive Officer
By:
/s/ Larry Scheffler

Name: Larry Scheffler
Title:  Co-Chief Executive Officer

APPENDIX A
Definitions
As used in this Agreement, the following terms shall have the following meanings:
“Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement that (a) does not contain any provision prohibiting or otherwise restricting the Company’s ability to comply with any of the terms of this Agreement and (b) contains provisions that are no less favorable in the aggregate to the Company, or less restrictive to such third Person (in comparison to Parent), than those contained in the Confidentiality Agreement (provided, however, that such agreement need not contain any standstill agreement or similar obligation).
“Act” shall have the meaning set forth in Section 8.14.
“Affiliate” shall mean, with respect to any Person, any individual, partnership, corporation, entity or other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first Person specified.
“Agreement” shall have the meaning set forth in the Preamble.
“AI Technologies” shall mean any and all deep learning, machine learning, and other artificial intelligence technologies, including without limitation any and all: (a) proprietary algorithms, software, or systems that make use of or employ neural networks, statistical learning algorithms (such as linear and logistic regression, support vector machines, random forests, or k-means clustering), or reinforcement learning; and (b) proprietary embodied artificial intelligence and related hardware or equipment.
“Alternative Acquisition Agreement” shall have the meaning set forth in Section 5.6(a).
“Ancillary Agreements” shall mean the Voting Agreements, the Lock-up Agreements and the Employment Agreements.
“Anti-Corruption Laws” shall have the meaning set forth in Section 3.21(a).
“Articles of Incorporation” shall have the meaning set forth in Section 3.1.
“Articles of Merger” shall have the meaning set forth in Section 1.3.
“Assumed Warrants” shall have the meaning set forth in Section 2.3(e).
“Benefit Plan” shall have the meaning set forth in Section 3.12(a).
“Book-Entry Shares” shall have the meaning set forth in Section 2.1(a)(ii).
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.
“Bylaws” shall have the meaning set forth in Section 3.1.
“Canadian Securities Laws” shall mean the applicable Securities Laws in each of the provinces and territories of Canada.
“Canadian Securities Regulators” shall mean the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.
“Canceled Shares” shall have the meaning set forth in Section 2.1(a)(i).
“Cannabis Consents” shall mean any and all consents, approvals, clearances, orders or authorizations of, or registrations, declarations or filings with, notices to, or other requirements of any Governmental Authority or under any Company Permit held by the Company or its Subsidiaries in connection with the business of the Company or its Subsidiaries in the cannabis industry, along with all related filings, processing fees or administrative payments required by each applicable Governmental Authority, including without limitation, any and all consents, approvals, findings of suitability, registrations, filings, notices or other

Appendix-1

authorizations required, in each case under applicable Company Cannabis Laws, and any applicable consents required from any county, city or town with jurisdiction over business licensing, land use or zoning for a Cannabis Establishment in connection with any License Transfer.
“Cannabis Establishment” means the licensed location at which a Cannabis License is permitted to be used by the applicable State Cannabis Authority and all other applicable Government Authorities.
“Cannabis Licenses” shall mean any and all Company Permits required to be obtained from any State Cannabis Authority or other Governmental Authority pursuant to the Company Cannabis Laws and any corresponding state, county, municipal and other local Laws, for the operation of any cannabis establishment, including a cannabis cultivation facility, a cannabis retail store, a cannabis production facility, a cannabis distributor, a cannabis delivery service, or a cannabis consumption lounge, including the specific state-issued licenses owned and/or controlled by the Company or its Subsidiaries. A Cannabis License shall include any license issued by the applicable State Cannabis Authority authorizing the operation of a Cannabis Establishment, together with any related approvals of a change in ownership or control under applicable Company Cannabis Laws; provided that any business license, land use approval or other local approval issued by a county, city or town in connection with the operation of a Cannabis Establishment shall not itself constitute a Cannabis License but shall constitute a Company Permit, and any consents or approvals required shall be treated as Cannabis Consents from the applicable State Cannabis Authority.
“Capitalization Date” shall have the meaning set forth in Section 3.2(a).
“Certificates” shall have the meaning set forth in Section 2.1(a)(ii).
“Closing” shall have the meaning set forth in Section 1.2.
“Closing Date” shall have the meaning set forth in Section 1.2.
“COBRA” shall have the meaning set forth in Section 3.12(c).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Company” shall have the meaning set forth in the Preamble.
“Company 401(k) Plan” shall have the meaning set forth in Section 5.11.
“Company Acquisition Proposal” shall mean an inquiry, proposal or offer (whether or not in writing) from any Person (other than Parent or any of its Subsidiaries) relating to, or that is reasonably expected to lead to (in one transaction or a series of transactions), any (i) merger, consolidation, share exchange, business combination, recapitalization, reorganization, dissolution, liquidation, joint venture or similar transaction involving the Company or any Subsidiary of the Company, pursuant to which any Person or group of related Persons would beneficially own or control, directly or indirectly, twenty-five percent (25%) or more (on a non-diluted basis) of any voting Securities of the Company or any Subsidiary of the Company or any resulting parent company of the Company or any of its Subsidiaries, (ii) sale, lease, license or other disposition, directly or indirectly, of assets of the Company (including capital stock or other equity interests of any of its Subsidiaries) or any Subsidiary of the Company representing twenty-five percent (25%) or more of the consolidated assets, net revenues or net income of the Company and its Subsidiaries taken as a whole, or to which twenty-five percent (25%) or more of the revenues, earnings or assets of Company and its Subsidiaries, taken as a whole and on a consolidated basis, are attributable, (iii) issuance or sale or other disposition of capital stock or other equity interests representing twenty-five percent (25%) or more (on a non-diluted basis) of any voting Securities of the Company, (iv) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any Person or group of related Persons, directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of capital stock or other equity interests representing twenty-five percent (25%) or more (on a non-diluted basis) of any voting Securities of the Company or (v) combination of the foregoing.
“Company Adverse Recommendation Change” shall have the meaning set forth in Section 5.6(c).
“Company Balance Sheet” shall have the meaning set forth in Section 3.8.
“Company Balance Sheet Date” shall have the meaning set forth in Section 3.8.

Appendix-2

“Company Board” shall have the meaning set forth in the Recitals.
“Company Cannabis Laws” shall mean the Laws of the States of Nevada, California, Florida and Illinois or any other jurisdiction in which the Company and its Subsidiaries operate from time to time governing the cultivation, manufacture, production, distribution, delivery to consumers (including curbside pickup and home delivery where permitted), on-site consumption and/or retail sale of medical and adult-use cannabis, including any applicable ordinances, rules or regulations promulgated thereunder and all cannabis-related regulations adopted in such state, as amended from time to time, along with any applicable local ordinances, codes, licenses, permits and approvals, in each case as amended from time to time. For the avoidance of doubt, “Company Cannabis Laws” shall exclude Federal Cannabis Laws.
“Company Common Stock” shall have the meaning set forth in Section 2.1(a)(i).
“Company’s Counsel” shall have the meaning set forth in Section 5.20(a).
“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.
“Company Equity Awards” shall mean the Company Options and the Company RSU Awards.
“Company Equity Plans” shall mean, collectively, (i) the Planet 13 Holdings Inc. 2018 Stock Option Plan, as amended from time to time, (ii) the Planet 13 Holdings Inc. 2018 Share Unit Plan, as amended from time to time, and (iii) the Planet 13 Holdings Inc. 2023 Equity Incentive Plan, as amended from time to time.
“Company Intellectual Property” shall mean (i) Company Owned IP and (ii) Company Licensed IP, in each case of (i) and (ii), whether registered or unregistered.
“Company Leased Real Property” shall have the meaning set forth in Section 3.17(b).
“Company Licensed IP” shall mean all Company Intellectual Property that is licensed to the Company or any of its Subsidiaries other than Off-the-Shelf Software, whether registered or unregistered.
“Company Material Adverse Effect” shall mean any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has a material adverse effect, individually or in the aggregate, (a) on the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any effect, change, development, event, occurrence, condition or state of facts directly resulting from or arising out of the following will not be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) changes in general United States or global economic, regulatory or financial market conditions; (ii) changes in the economic, business and financial environment generally affecting the industry in which the Company and its Subsidiaries conduct their businesses; (iii) in and of itself, any change in the Company’s stock price or any failure by the Company to meet any revenue, earnings or other similar projections (it being understood that any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters or other similar force majeure events, including any worsening of such conditions threatened or existing as of the date of this Agreement; (v) any adoption, implementation, promulgation, repeal, modification, amendment or other changes in Laws or GAAP in each case after the date of this Agreement; provided, however, that this clause (v) shall not apply to any change in Laws by any State Cannabis Authority that is directed specifically at the Company or any of its Subsidiaries or at the transactions contemplated by this Agreement and is not generally applicable to other participants in the cannabis industry in the relevant jurisdiction; (vi) pandemics, epidemics and other outbreaks of infectious disease (including the re-emergence of the Covid-19 or any other pandemic) and the response by any Governmental Authority with respect to any of the foregoing; (vii) the public announcement or pendency of the Merger or the other transactions contemplated hereby; or (viii) any action taken by the Company or any of its Subsidiaries that is expressly required by this Agreement; provided, further, however, that if the effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts set forth in clauses (i), (ii), (iv), (v) or

Appendix-3

(vi) have a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to the other participants in the industry in which the Company and its Subsidiaries conduct their businesses, such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or on the consummation of, whether by prevention or material delay, any of the Merger and the other transactions contemplated by this Agreement.
“Company Material Contract” shall have the meaning set forth in Section 3.15(a).
“Company Option” shall mean each option to purchase shares of Company Common Stock granted pursuant to a Company Equity Plan.
“Company Option Grant Date” shall have the meaning set forth in Section 3.2(d).
“Company Owned IP” shall mean all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries, whether registered or unregistered.
“Company Owned Real Property” shall have the meaning set forth in Section 3.17(a).
“Company Permits” shall have the meaning set forth in Section 3.10(a).
“Company Preferred Stock” shall have the meaning set forth in Section 3.2(a).
“Company Real Property” shall have the meaning set forth in Section 3.17(b).
“Company Recommendation” shall mean the recommendation of the Company Board that the stockholders of the Company adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.
“Company Registered IP” shall mean all Company Owned IP that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or quasi-public legal authority, including the United States Patent and Trademark Office, the United States Copyright Office, any Internet domain name registrar or in any like foreign or international office or agency, or any applications for any of the foregoing.
“Company RSU Award” shall mean each award of restricted stock unit covering shares of Company Common Stock granted pursuant to a Company Equity Plan.
“Company Securities Filings” shall have the meaning set forth in Section 3.6(a).
“Company Stockholder Approval” shall have the meaning set forth in Section 3.4.
“Company Stockholders’ Meeting” shall have the meaning set forth in Section 5.3(b).
“Company Superior Proposal” shall mean a bona fide written Company Acquisition Proposal made after the date of this Agreement (provided, however, that for purposes of this definition, references to twenty-five percent (25%) in the definition of “Company Acquisition Proposal” shall be deemed to be references to fifty percent (50%)) that did not result from a breach of Section 5.6 and that the Company Board or the Special Committee determines in good faith, after consultation with their respective financial advisors (if any) and outside legal counsel, (i) to be reasonably likely to be consummated if accepted and (ii) if consummated, to be more favorable to the holders of Company Common Stock from a financial point of view than the Merger and the other transactions contemplated by this Agreement, in each case of clause (i) and (ii), taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects or conditions of such Company Acquisition Proposal (including but not limited to any financing requirements), all the terms and conditions of such Company Acquisition Proposal and this Agreement and any proposed amendments or modifications to the terms of this Agreement offered by Parent in response to such Company Acquisition Proposal pursuant to Section 5.6(d) or otherwise.
“Company Tax Representation Letter” shall have the meaning set forth in Section 5.20(a).

Appendix-4

“Company Termination Fee” shall mean $1,800,000.
“Company Warrant Grant Date” shall have the meaning set forth in Section 3.2(c).
“Company Warrants” shall have the meaning set forth in Section 2.3(e).
“Confidentiality Agreement” shall mean the confidentiality agreement, dated on or about October 16, 2025, between a Subsidiary of Parent and the Company.
“Consent” shall mean any consent, approval, license, permit, waiver, Order or authorization.
“Continuing Employees” shall have the meaning set forth in Section 5.10(a).
“Contract” shall mean, in each case, whether written or oral, any contract, agreement, subcontract, arrangement, lease, sublease, conditional sales contract, purchase order, sales order, license, indenture, note, bond, loan, instrument, legally binding understanding, legally binding undertaking, legally binding commitment, partnership, limited liability company or other agreement or other instrument.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities or partnership or other interests, by Contract or otherwise. For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person. The terms “Controlling” and “Controlled” shall have correlative meanings.
“Controlled Group Liability” shall have the meaning set forth in Section 3.12(b).
“Copyrights” shall mean all rights in copyrightable works, mask works, works of authorship and moral rights, including copyrights in computer programs, software (whether in object code or source code), databases, data collections, data compilations and related documents, and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to use, reproduce, display, perform, modify, enhance, distribute and prepare derivative works thereof, and any registrations or applications for any of the foregoing, including renewals and extensions.
“CSE” shall mean the Canadian Securities Exchange (provided, that references herein to trading prices on the CSE shall, if applicable, be deemed to refer to any successor primary exchange on which Parent chooses to list its Parent Shares, and to the extent such successor exchange is a U.S. exchange, any corresponding references to conversions between Canadian dollars and US dollars will be accordingly ignored for purposes of this Agreement).
“CSE Approval” means the acceptance or approval by the CSE of the transactions contemplated by this Agreement.
“D&O Indemnified Parties” shall have the meaning set forth in Section 5.7(a).
“Dissenting Shares” shall have the meaning set forth in Section 2.5.
“Divestiture Action” shall mean any transaction to divest, hold separate or otherwise take any action that limits the Company’s (or any of its Subsidiaries’) freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Company (or any of its Subsidiaries).
“Effective Time” shall have the meaning set forth in Section 1.3.
“Employment Agreements” shall have the meaning set forth in the Recitals.
“Environmental Laws” shall mean all applicable and legally enforceable Laws relating to pollution or protection of the environment, natural resources or human health and safety, including Laws relating to Releases of or exposure to Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Safe Drinking Water Act (42 U.S.C. § 3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Oil Pollution Act of

Appendix-5

1990 (33 U.S.C. § 2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. § 1531 et seq.), and other similar foreign, state and local statutes.
“ERISA” shall have the meaning set forth in Section 3.12(a).
“ERISA Affiliate” shall have the meaning set forth in Section 3.12(b).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning set forth in Section 2.2(a).
“Exchange Fund” shall have the meaning set forth in Section 2.2(a).
“Exchange Ratio” shall have the meaning set forth in Section 2.1(a)(ii).
“Extended Termination Date” shall have the meaning set forth in Section 7.1(b)(i).
“FCPA” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Federal Cannabis Laws” shall mean any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3 and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957 and 1960 and the regulations and rules promulgated under any of the foregoing, as the same may be amended or supplemented after the date of this Agreement.
“Form S-4” has the meaning set forth in Section 3.11.
“Founders” shall have the meaning set forth in the Recitals.
“GAAP” shall mean the United States generally accepted accounting principles.
“Governmental Authority” shall mean any federal, state, commonwealth, provincial, municipal, local or foreign government or political subdivision thereof, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government, or any supranational body, arbitrator, court or tribunal of competent jurisdiction, or any other authority exercising executive, legislative, judicial, regulatory, administrative, licensing, permitting, inspection, or enforcement powers (including any tribal government, tribal council, tribal regulatory body, tribal cannabis commission or other recognized tribal authority to the extent exercising such powers), including any successor, predecessor, replacement, or delegated authority thereto, as such authorities may be amended, reorganized, renamed, consolidated, expanded, or supplemented after the date of this Agreement, including, for greater certainty the CSE. Without limiting the foregoing, “Governmental Authority” includes: (a) any cannabis licensing or regulatory authority with jurisdiction over cannabis operations, including, as applicable, the State Cannabis Authorities, and any successors or delegated authorities; and (b) any public safety or code enforcement authority with overlapping jurisdiction, including any fire department or fire marshal, building department, health department, planning or zoning authority, and any law enforcement agency or police department, in each case having jurisdiction over the applicable premises, operations, personnel, transportation, security, safety, or compliance matters.
“Hazardous Materials” shall mean any material, substance, chemical or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect under any Law relating to pollution, waste or the environment or (ii) can form the basis of any liability under any Law relating to pollution, waste or the environment.

Appendix-6

“Indebtedness” shall mean (i) any indebtedness or other obligation for borrowed money, whether current, short term or long term and whether secured or unsecured, (ii) any indebtedness evidenced by a note, bond, debenture or other Security or similar instrument, (iii) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (iv) any capitalized lease obligations, (v) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and paid, (vi) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (vii) guarantees in respect of clauses (i) through (vi), including guarantees of another Person’s Indebtedness or any obligation of another Person which is secured by assets of the Company or any of its Subsidiaries.
“Intellectual Property” shall mean all intellectual property rights and intangible industrial property rights, and all related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including: (i) all Patents, Trademarks, Copyrights, Trade Secrets, and Software; (ii) all copies of tangible embodiments of the foregoing (in whatever form or medium) and any rights equivalent to any of the foregoing anywhere in the world; (iii) all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and (iv) all claims and causes of action, with respect to any of the foregoing, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but not the obligation to sue for such legal and equitable relief, and to collect, or otherwise recover, any such damages, including costs and attorney’s fees.
“Intellectual Property Agreement” shall mean any license-in, license-out, consent to use, covenant not to sue, non-assertion, coexistence, settlement or similar Contract concerning Intellectual Property that is material to the Company or its Subsidiaries or concerning material software used by the Company or any of its Subsidiaries other than Off-the-Shelf Software.
“Intended Tax Treatment” shall have the meaning set forth in Section 2.8.
“IRS” shall mean the United States Internal Revenue Service.
“Knowledge of the Company” shall mean the actual knowledge of each of the following officers and employees of the Company after reasonable inquiry by each such person: Larry Scheffler, Robert Groesbeck, Christopher Wren and Steve Mclean.
“Knowledge of Parent” shall mean the actual knowledge of the following officer of Parent after reasonable inquiry by such person: Joe Duxbury.
“Labor Agreement” shall have the meaning set forth in Section 3.13(b).
“Law” shall mean any domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law (whether statutory or common law), constitution, code, ordinance, rule, administrative interpretation, regulation, Order, writ, judgment, decree, directive (including those of any self-regulatory organization), arbitration award, agency requirement, license, permit or any other enforceable requirement of any Governmental Authority.
“Lease” shall have the meaning set forth in Section 3.17(b).
“License Transfer” shall mean any transaction, series of related transactions or other event that constitutes (i) a transfer of a Cannabis License or (ii) a transfer of all or any portion of an ownership interest in, control over or other interest of any sort in or to, a Cannabis Establishment or any entity that holds a Cannabis License, in each case for which approval, a finding of suitability, registration, filing or notice to the applicable State Cannabis Authority (or other Regulatory Authority) required under any applicable Company Cannabis Laws as amended from time to time.
“Lien” shall mean any liens, licenses, covenants, charges, security interests, options, claims, mortgages, pledges, encumbrances or other restrictions of any nature whatsoever.

Appendix-7

“Listing Rules” shall mean the rules, regulations, listing standards, continued-listing requirements, and related interpretive guidance of the CSE and OTCQX, as in effect from time to time.
“Lock-Up Agreement” shall have the meaning set forth in the Recitals.
“Material Suppliers” shall have the meaning set forth in Section 3.19.
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 2.1(a)(ii).
“Merger Sub” shall have the meaning set forth in the Preamble.
“Merger Sub Board” shall have the meaning set forth in the Recitals.
“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators.
“Multiemployer Pension Plans” shall have the meaning set forth in Section 3.12(a).
“Nevada Secretary of State” shall mean the Secretary of State of the State of Nevada.
“New Plans” shall have the meaning set forth in Section 5.10(b).
“NRS” shall mean the Nevada Revised Statutes, as amended from time to time.
“Off-the-Shelf Software” means a Software product, solution or system that is commercially ready-made and available for sale, lease, or license to the general public.
“Old Plans” shall have the meaning set forth in Section 5.10(b).
“Order” shall mean any decree, order, settlement, consent, stipulation, judgment, injunction, writ, award, temporary restraining order or other order in any Proceeding by or with any Governmental Authority.
“OTCQX” shall mean the OTCQX Best Market, a tier of the over-the-counter securities market operated by OTC Markets Group Inc., or any successor thereto.
“Parent” shall have the meaning set forth in the Preamble.
“Parent Balance Sheet Date” shall have the meaning set forth in Section 4.7.
“Parent Cannabis Laws” shall mean the Laws of the States of Minnesota, Maryland, Missouri, Utah, Nevada, and New York or any other jurisdiction in which Parent and its Subsidiaries operate from time to time governing the cultivation, manufacture, production, distribution, delivery to consumers (including curbside pickup and home delivery where permitted), on-site consumption and/or retail sale of medical and adult-use cannabis, including any applicable ordinances, rules or regulations promulgated thereunder, as amended from time to time regulations, and any applicable local ordinances, codes, licenses, permits and approvals, in each case as amended from time to time.
“Parent’s Counsel” shall have the meaning set forth in Section 5.20(a).
“Parent Disclosure Letter” shall mean the disclosure letter delivered by Parent to the Company simultaneously with the execution of this Agreement.
“Parent Material Adverse Effect” shall mean any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts that has a material adverse effect, individually or in the aggregate, (a) on the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that any effect, change, development, event, occurrence, condition or state of facts directly resulting from or arising out of the following will not be taken into account in determining whether a Parent Material Adverse Effect has occurred: (i) changes in general United States or global economic, regulatory or financial market conditions; (ii) changes in the economic, business and financial environment generally affecting the industry in which Parent and its Subsidiaries conduct their businesses; (iii) in and of itself, any change in Parent’s stock price or any failure

Appendix-8

by Parent to meet any revenue, earnings or other similar projections (it being understood that any effect, change, development, event, circumstance, occurrence, condition, fact or state of facts giving rise to or contributing to such change or failure may be deemed to constitute, or be taken into account in determining whether there has been a Parent Material Adverse Effect); (iv) an act of terrorism or an outbreak or escalation of hostilities or war (whether or not declared) or any natural disasters or other similar force majeure events, including any worsening of such conditions threatened or existing as of the date of this Agreement; (v) any adoption, implementation, promulgation, repeal, modification, amendment or other changes in Laws or GAAP in each case after the date of this Agreement; provided, however, that this clause (v) shall not apply to any change in Laws by any State Cannabis Authority that is directed specifically at Parent or any of its Subsidiaries or at the transactions contemplated by this Agreement and is not generally applicable to other participants in the cannabis industry in the relevant jurisdiction; (vi) pandemics, epidemics and other outbreaks of infectious disease (including the re-emergence of the Covid-19 or any other pandemic) and the response by any Governmental Authority with respect to any of the foregoing; (vii) the public announcement or pendency of the Merger or the other transactions contemplated hereby; or (viii) any action taken by Parent or any of its Subsidiaries that is expressly required by this Agreement; provided, further, however, that if the effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts set forth in clauses (i), (ii), (iv), (v) or (vi) have a disproportionate impact on Parent and its Subsidiaries, taken as a whole, relative to the other participants in the industry in which Parent and its Subsidiaries conduct their businesses, such effects, changes, developments, events, circumstances, occurrences, conditions, facts or states of facts may be taken into account in determining whether a Parent Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of Parent to perform its obligations under this Agreement, pay the Merger Consideration or to consummate the Merger, or on the consummation of, whether by prevention or material delay, any of the Merger and the other transactions contemplated by this Agreement.
“Parent Multiple Voting Shares” means the multiple voting shares in the authorized share structure of Parent.
“Parent Options” shall have the meaning set forth in Section 4.2(a).
“Parent Organizational Documents” shall mean the articles of incorporation of Parent, including its Notice of Articles and Notice, as amended as of the date of this Agreement.
“Parent RSU Award” shall mean each award of restricted stock unit covering Parent Shares.
“Parent Securities Filings” shall have the meaning set forth in Section 4.5(a).
“Parent Tax Representation Letter” shall have the meaning set forth in Section 5.20(a).
“Parent Shares” means the subordinate voting shares in the authorized share structure of Parent, or any subsequent securities which Parent Shares are converted into or exchanged for in connection with any reorganization, recapitalization, reclassification, consolidation, merger or other transaction involving Parent.
“Patents” shall mean all issued letters or design patents, reissued or reexamined patents, patents surviving inter partes review, revival of patents, utility models, registered community designs, registered industrial designs, certificates of invention, registrations of patents and extensions thereof, supplemental protection certificates regardless of country issued or formal name and all published or unpublished non-provisional and provisional patent applications, reissue applications, reexamination proceedings, invention disclosures and records of invention, continuation applications, continuation-in-part applications, requests for continued examination and divisions, divisional applications, patent term extension applications, applications for supplemental protection certificates, all rights in respect of utility models and certificates of invention, and all rights and priorities and all extensions and renewals thereof, regardless of the country filed or formal name.
“Pension Plans” shall have the meaning set forth in Section 3.12(a).
“Permitted Lien” shall mean (i) Liens for Taxes or governmental assessments, charges or claims of payment (A) not yet due and payable or (B) that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (ii) mechanics’,

Appendix-9

materialmen’s or other similar liens arising by operation of Law with respect to obligations incurred in the ordinary course of business consistent with past practice if the underlying obligations (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iii) Liens arising under equipment leases with third Persons entered into in the ordinary course of business consistent with past practice; (iv) any other Liens if the underlying obligations are non-monetary, incurred in the ordinary course of business consistent with past practice and do not, individually or in the aggregate, materially impair the continued use and operation of the assets of the Company and its Subsidiaries to which they relate in the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted (or in the case of Liens with respect to Parent and its Subsidiaries, do not, individually or in the aggregate, materially impair the continued use and operation of the assets of Parent and its Subsidiaries to which they relate in the conduct of the business of Parent and its Subsidiaries, taken as a whole, as currently conducted); and (v) with respect to real property, zoning regulations, building codes and other land use regulations or similar laws imposed by any Governmental Authority (excluding liens imposed by applicable Environmental Laws related to the investigation or remediation of contaminated real property), to the extent not violated by the Company’s or any of its Subsidiaries’ current use of such real property (or in the case of Liens with respect to Parent or any of its Subsidiaries, to the extent not violated by Parent’s or any of its Subsidiaries’ current use of such real property).
“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
“Personal Information” means in addition to any definition provided by the Company and/or its Subsidiaries for any similar term (e.g., “personally identifiable information,” “personal information,” “personal data” or “PII”) in any privacy notice or other public-facing statement by the Company and/or its Subsidiaries, any information that is considered “personally identifiable information,” “personal information,” “personal data,” or like terms under applicable Privacy Laws, including, but not limited to, information regarding or reasonably capable of being associated with an individual consumer or device, where such information (a) is information that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, IP address, email address, financial account number, government-issued identifier (including Social Security number and driver’s license number), medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, or biometric information, and any other data used or intended to be used to identify, contact, precisely locate, or be associated with an individual, or (b) is any data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed). Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person and includes such information in any form, including paper and electronic forms.
“Privacy and Data Security Policies” shall have the meaning set forth in Section 3.16(k).
“Privacy Laws” shall mean all Laws concerning the privacy, security or Processing of Personal Information (which may include Laws of jurisdictions where Personal Information was collected), including applicable data-breach notification laws, consumer protection laws, laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, data security laws, and laws concerning email, text message or telephone communications, including but not limited to, as applicable, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the Personal Information Protection and Electronic Documents Act, and all other similar federal, state, and local laws, as applicable.
“Proceeding” or “Proceedings” shall mean legal, civil, criminal, administrative, regulatory, arbitral, enforcement, civil penalty, alternative dispute resolution, debarment, seizure or other proceedings, litigation, suits, actions, charges, complaints, subpoenas, prosecutions, claims, audits, assessments, inquiries or investigations.

Appendix-10

“Process” (and the corollary term “Processing”) shall mean to perform any operation or set of operations on data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, adopting, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, training, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available data.
“Proxy Statement” shall have the meaning set forth in Section 3.11.
“Regulator” shall have the meaning set forth in Section 8.14.
“Regulatory Authority” shall mean the State Cannabis Authorities and any other Governmental Authority that regulates the operation of any cannabis establishment, including a cannabis cultivation facility, a cannabis retail store, a cannabis production facility, a cannabis distributor, a cannabis delivery service, or a cannabis consumption lounge.
“Regulatory Consents” shall have the meaning set forth in Section 3.5(b).
“Release” shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.
“Representative” shall mean, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants and other advisors, agents or representatives.
“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Laws” shall mean the securities legislation, securities regulation and securities rules, and the policies, notices, instruments and blanket orders having the force of Law (including those of the SEC, the Canadian Securities Regulators, the CSE, and the OTCQX), in force from time to time in the United States, including any states of the United States, and the provinces or territories of Canada.
“Securities Regulators” shall mean, collectively, the SEC and the Canadian Securities Regulators.
“Security” shall mean, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.
“Security Incident” shall have the meaning set forth in Section 3.16(l).
“SEDAR+” shall mean the System for Electronic Data Analysis and Retrieval + (SEDAR+), as outlined in National Instrument 13-103.
“Software” shall mean any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, including program files, data files, computer-related data, field and data definitions and relationships, data definition specifications, data models, program and system logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts, (iii) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including

Appendix-11

user manuals and other training documentation related to any of the foregoing, and any improvements, updates, upgrades or derivative works of any of the foregoing.
“Special Committee” has the meaning set forth in the Recitals.
“State Cannabis Authorities” shall mean the CCB, the DCC, the OMMU, the IDOA, the IDFPR, the CROO, and any other Governmental Authority that regulates the Company’s or any of its Subsidiaries’ operation of any cannabis establishment, including any cannabis cultivation facility, cannabis retail store, cannabis production facility, cannabis distributor, cannabis delivery service, or cannabis consumption lounge, and with respect to each State Cannabis Authority, any corresponding county, city or town with authority over business licensing, land use, zoning, building, fire, health or public safety approvals for any applicable Cannabis Establishment.
“Subsidiary” of a Person shall mean any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.
“Surviving Corporation” shall have the meaning set forth in Section 1.1.
“Tax” or “Taxes” shall mean all federal, state, local, provincial or foreign taxes, duties, imposts, levies, assessments, tariffs and other charges in the nature of a tax that are imposed, assessed or collected by a Governmental Authority including, any income, gross receipts, imputed underpayments, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, escheat or unclaimed property, controlled substance, cannabis, marijuana, severance, stamp, occupation, business, business operations, premium, property (real or personal), real property gains, windfall profits, customs, duties, import, anti-dumping or countervailing duties or other taxes, fees, assessments or charges in the nature of a tax, of any kind whatsoever, whether computed on a separate or consolidated, unitary, combined or other similar basis, whether disputed or not, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, in each case including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.
“Tax Returns” shall mean any return, report, information statement, declaration, claim for refund, form or other document, including any schedule or attachment thereto, and including any amendment thereof, filed or required to be filed with respect to Taxes.
“Termination Date” shall have the meaning set forth in Section 7.1(b)(i).
“Third-Party Consents” shall have the meaning set forth in Section 3.5(a).
“Trade Secrets” shall mean all trade secrets (protectable as such in any applicable jurisdiction), know-how and confidential or other proprietary information relating to technical, engineering, manufacturing, processing, marketing, financial, or business matters, including new developments, ideas, inventions and discoveries (whether patentable or not and whether or not reduced to practice and all improvements thereto), invention disclosures, processes, blueprints, manufacturing, engineering and other drawings and manuals, recipes, research data and results, computer programs, software (whether in object code or source code), databases, data collections, data compilations, algorithms, flowcharts, diagrams, schematics, chemical compositions, formulae, diaries, notebooks, lab journals, design and engineering specifications and similar materials recording or evidencing expertise or information, designs, methods of manufacture, processing techniques, data processing techniques, compilation of information, customer, vendor and supplier lists, pricing and cost information, and business and marketing plans and proposals, all related documents thereof, and all claims and rights related thereto.
“Trademarks” shall mean any and all registered or unregistered trademarks, service marks, trade dress, trade names, corporate names, assumed financial business names, logos, slogans, Internet domain names, and any other source or business identifiers, together with all translations, adaptations, derivations, and

Appendix-12

combinations thereof, and all applications, registrations and renewals in connection therewith throughout the world, and all goodwill associated with any of the foregoing.
“Training Data” shall mean training data, validation data, and test data or databases used to train or improve an algorithm or model.
“Transition Agreements” shall have the meaning set forth in Section 5.15.
“Treasury Regulations” shall mean regulations promulgated by the IRS under the Code.
“Underwater Option” shall have the meaning set forth in Section 2.3(a).
“Voting Agreement” shall have the meaning set forth in the Recitals.
“WARN Act” shall have the meaning set forth in Section 3.13(c).

Appendix-13

Annex B
VOTING AGREEMENT
This VOTING AGREEMENT, dated as of July 26, 2026 (this “Agreement”), is made and entered into by and among Vireo Growth Inc., a British Columbia corporation (“Parent”), and the undersigned stockholders (each, a “Stockholder” and, collectively, the “Stockholders”) of Planet 13 Holdings Inc., a Nevada corporation (the “Company”).
W I T N E S S E T H
WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Supernova Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated July 26, 2026 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and a direct or indirect wholly owned Subsidiary of Parent (the “Merger”), and each of the Company’s issued and outstanding shares of common stock, no par value per share (“Company Common Stock”), other than shares of Company Common Stock owned, directly or indirectly, by Parent, the Company or Merger Sub, will, subject to the terms of the Merger Agreement, be converted into the right to receive the Merger Consideration;
WHEREAS, as of the date hereof, each Stockholder is the Beneficial Owner (as defined below) and owns of record the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule I hereto (the “Existing Shares”); and
WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, the Stockholders have agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Defined Terms.   The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
“Beneficial Owner” means, with respect to a Security, any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security, (ii) the power to dispose of, or to direct the disposition of, such Security or (iii) the ability to profit or share in any profit derived from a transaction in such Security, and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that, for purposes of determining whether a Person is a Beneficial Owner of such Security, a Person shall be deemed to be the Beneficial Owner of any Securities which may be acquired by such Person pursuant to any contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such Securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning. For the avoidance of doubt, Parent shall not be deemed to be the Beneficial Owner of the Covered Company Shares by virtue of this Agreement.
“Constituent Documents” means, with respect to any Person, the charter, the certificate of incorporation or formation, bylaws, limited liability company or operating agreement or comparable organizational documents of such Person, as the same may be amended, supplemented or otherwise modified from time to time.

“Covered Company Shares” means, with respect to each Stockholder, (a) such Stockholder’s Existing Shares, and (b) any shares of Company Common Stock or other voting capital stock of the Company and any Securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such Stockholder has Beneficial Ownership of on or after the date hereof; it being understood that if such Stockholder acquires securities (or rights with respect thereto) described in clause (b) above, such Stockholder will promptly notify Parent in writing (to the extent such Securities are not timely reported in a filing by such Stockholder with the SEC), indicating the number of such securities so acquired.
“Permitted Transfer” means a transfer of Covered Company Shares by a Stockholder to any Affiliate of such Stockholder if the transferee of such Covered Company Shares evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Stockholder, and upon such transfer to be deemed a Stockholder hereunder.
“Transfer” means (a) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest (including voting interest) in any capital stock or (b) in respect of any capital stock or interest in any capital stock, to enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of Securities, in cash or otherwise.
ARTICLE II
VOTING AGREEMENT
Section 2.1   Agreement to Vote.
(a)   Each Stockholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Company Stockholders’ Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Company Shares are entitled to vote thereon or consent thereto, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought:
(i)   appear at each such meeting, either in person or by proxy, or otherwise cause such Stockholder’s Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)   vote (or cause to be voted), in person or by proxy, or if applicable deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Company Shares:
(1)   in favor of the approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;
(2)   in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval and adoption of the Merger, the Merger Agreement and the transactions contemplated thereby;
(3)   against any Company Acquisition Proposal (including any Company Superior Proposal), in each case without regard to the terms thereof; and
(4)   against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the

Merger Agreement or by any Stockholder of its obligations under this Agreement, including: (A) any action, agreement or transaction that would reasonably be expected to result in any condition to the consummation of the Merger set forth in the Merger Agreement not being satisfied, or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement; (B) any change in the individuals who constitute the Board of Directors of the Company; (C) other than the Merger, any extraordinary corporate transaction, including any merger, consolidation or other business combination involving the Company or any Subsidiary of the Company (individually, a “Company Subsidiary” and collectively, the “Company Subsidiaries”), any sale, lease or transfer of a material amount of assets of the Company or any Company Subsidiary or any reorganization, recapitalization or liquidation of the Company or any Company Subsidiary; or (D) other than as expressly required by the Merger Agreement, any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s Constituent Documents.
(b)   Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. The obligations of the Stockholders in this Section 2.1 shall apply whether or not the Merger or any action above is recommended by the Board of Directors of the Company (or any committee thereof).
Section 2.2   No Inconsistent Agreements.   Each Stockholder, jointly and severally, represents, covenants and agrees that, except for this Agreement, no Stockholder (a) has entered into, or shall enter into at any time while this Agreement remains in effect, any voting agreement, voting trust or similar arrangement or understanding with respect to any Covered Company Shares, (b) has granted, or shall grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to any Covered Company Shares or (c) has taken, or shall take at any time while this Agreement remains in effect, any action that would (1) make any representation or warranty of any Stockholder contained herein untrue or incorrect, (2) violate or conflict with such Stockholder’s covenants and obligations under this Agreement or (3) otherwise have the effect of restricting, preventing or disabling such Stockholder from performing any of its obligations under this Agreement.
ARTICLE III
OTHER COVENANTS
Section 3.1   Restrictions on Transfers.   Each Stockholder hereby agrees that, from and after the date hereof until the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, (i) such Stockholder shall not, directly or indirectly, Transfer, or consent to a Transfer of, any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer and (ii) any Transfer in violation of this provision shall be void.
Section 3.2   No Solicitation.
(a)   Each Stockholder shall, and each Stockholder shall cause each of its Subsidiaries, controlled Affiliates and its and their Representatives (in each case, as applicable) to, immediately cease any discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal and shall seek to have returned to the Company or such Stockholder or its Subsidiaries, controlled Affiliates or its or their Representatives (in each case, as applicable) any confidential information that has been provided in any such discussions or negotiations. During the Voting Period, each Stockholder shall not, and each Stockholder shall cause each of its Subsidiaries, controlled Affiliates and its and their Representatives (in each case, as applicable) not to, directly or indirectly, (i) solicit, initiate, seek, facilitate or knowingly encourage or knowingly induce (including by way of furnishing information), or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, (ii) execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, (iii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding any Company Acquisition Proposal or any other inquiry, offer, proposal, request, discussion or negotiation relating to any Company Acquisition Proposal, or (iv) initiate a stockholders’ vote with respect to any Company Acquisition Proposal.
(b)   Notwithstanding the foregoing Section 3.2(a), each Stockholder may, and may authorize its Representatives to, provide non-public information to, and participate in discussions or negotiations, with any Person if and to the extent that the Company is permitted to provide non-public information to, or engage in discussions or negotiations with, such Person in accordance with the Merger Agreement.
(c)   Each Stockholder agrees that it will promptly inform its Affiliates and its and its Affiliates’ Representatives of the obligations undertaken in this Article III.
Section 3.3   Waiver of Appraisal Rights; Litigation.   Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect (or attempt to exercise, assert or perfect), any rights of appraisal or rights to dissent from the Merger that it may at any time have under applicable Law. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.
Section 3.4   Stock Dividends, Distributions, Etc.   In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the terms “Existing Shares” and “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any Securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1   Representations and Warranties of the Stockholders.   Each Stockholder hereby represents and warrants, jointly and severally, to Parent as follows:
(a)   Organization.   To the extent such Stockholder is an entity, such Stockholder is duly incorporated, organized or formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation, as applicable.
(b)   Authority; Execution and Delivery; Enforceability.   To the extent such Stockholder is an entity, such Stockholder has full corporate or other entity power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is an individual, such Stockholder has the legal capacity to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. To the extent such Stockholder is an entity, the execution and delivery by such Stockholder of this Agreement, the performance and compliance by such Stockholder with each of its obligations herein and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other entity action on the part of such Stockholder, and no other corporate or other entity action or proceeding on the part of such Stockholder is necessary to approve any of the foregoing. To the extent such Stockholder is a natural person, no consent of such Stockholder’s spouse is necessary under any community property or other applicable Laws for such Stockholder to enter into, and perform, such Stockholder’s obligations under this

Agreement. Each Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent of this Agreement, this Agreement constitutes such Stockholder’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(c)   Ownership of Shares.   As of the date hereof, such Stockholder is the sole Beneficial Owner and (except as may be set forth on Schedule I hereto) sole owner of record of the Existing Shares set forth opposite such Stockholder’s name on Schedule I hereto, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of such Existing Shares) other than this Agreement and any limitations or restrictions imposed under applicable Securities Laws, and such Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. As of the date hereof, such Stockholder is neither the Beneficial Owner nor the owner of record of any subordinate voting shares in the authorized share structure of Parent.
(d)   No Conflicts.   Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (i) if such Stockholder is an entity, conflict with or violate any provision of the Constituent Documents of such Stockholder, (ii) violate any (A) Law or (B) Order, in either case, applicable to such Stockholder or any of its properties or assets, (iii) violate, conflict with, result in any breach of any provision of, or result in any loss of any benefit under, or constitute or cause a default (with or without notice or lapse of time, or both) under, result in the termination of or a right of termination or cancellation under, give rise to any right of termination, acceleration or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or by which its properties or assets may be bound or affected.
(e)   Consents and Approvals.   The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any Consent of, or registration, declaration, notice, report, submission or other filing with, any third party or Governmental Authority (excluding filings with the Securities Regulators under applicable Securities Laws).
(f)   Legal Proceedings.   There are no Proceedings pending, or to the knowledge of such Stockholder, threatened against such Stockholder or any of their respective assets, rights or properties or (to the extent such Stockholder is an entity) any of the officers, directors or managers of such Stockholder, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis. Neither such Stockholder nor any of its properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to impair such Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.
(g)   Finder’s Fees.   No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company (or any of their Subsidiaries) in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
Section 4.2   Representations and Warranties of Parent.   Parent hereby represents and warrants to the Stockholders as follows:
(a)   Organization.   Parent is duly incorporated, validly existing and in good standing under the Laws of the Province of British Columbia.
(b)   Authority; Execution and Delivery; Enforceability.   Parent has full corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the performance and compliance by Parent with each of its obligations herein have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by each Stockholder of this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(c)   No Conflicts.   Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) conflict with or violate any provision of the Constituent Documents of Parent, (ii) violate any (A) Law or (B) Order, in either case, applicable to Parent or its properties or assets, (iii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent under, any of the terms, conditions or provisions of any Contract to which Parent is a party, or by which its or its properties or assets may be bound or affected, except, in the case of the foregoing clauses (ii)(A) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.
ARTICLE V
TERMINATION
Section 5.1   Termination.   This Agreement shall terminate upon the earliest to occur of (a) the termination of this Agreement by the mutual written consent of Parent and the Stockholders; (b) the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time; and (c) the Effective Time. In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any party hereto, other than this Section 5.1 and Article VI, which provisions shall survive such termination; provided, however, that nothing in this Section 5.1 shall relieve any party from liability for any breach of any representation, warranty, covenant or other agreement contained in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.
ARTICLE VI
MISCELLANEOUS
Section 6.1   Publication.   Each Stockholder (i) hereby consents to and authorizes the publication and disclosure by Parent and the Company in any press release or in the Proxy Statement, Form S-4 (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and ownership of shares of Company Common Stock, the nature of its commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure (collectively, the “Stockholder Information”), provided that, with respect to any disclosures directly related to such Stockholder, Parent shall give each such Stockholder and his, her or its legal counsel a reasonable opportunity to review and comment on such disclosures (and shall consider such comments in good faith) prior to any such disclosures being made public, and (ii) hereby agrees to cooperate with Parent in connection with such filings, including providing Stockholder Information requested by Parent. As promptly as practicable, each Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by Stockholder, if and to the extent such Stockholder becomes aware that any such Stockholder Information shall have become false or misleading in any material respect. Each Stockholder shall consult with Parent before issuing any press releases or otherwise making any public statements with respect to the Merger or the Merger Agreement and shall not issue any such press release or make any public statement without the prior written approval of Parent, except as may be required by applicable Law.
Section 6.2   No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3   Further Assurances.   Each of the parties hereto agrees that he, she or it shall use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to give effect to the obligations of the parties hereunder, including by executing and delivering such additional documents as may be reasonably necessary or desirable to effectuate this Agreement.
Section 6.4   Joint and Several Liability.   The Stockholders hereby agree that all representations, warranties, covenants, agreements, liability and obligations under this Agreement are joint and several to the Stockholders, and each Stockholder will be liable to the fullest extent provided for in this Agreement for any breach, default, liability or other obligation of each of the other Stockholders.
Section 6.5   Amendment and Modification; Waiver.   This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto. Any amendment, modification or supplement to this Agreement shall also require the consent of the Special Committee, not to be unreasonably withheld, conditioned or delayed (and, in any event, the Special Committee shall act upon such consent no later than five (5) Business Days from the request for such amendment, medication or supplement). Any agreement on the part of a party hereto to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 6.6   Expenses.   Except as expressly set forth herein or in the Merger Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.
Section 6.7   Notices.   All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:
(a)   if to Parent, to:
Vireo Growth Inc.
209 South 9th St.
Minneapolis, Minnesota 55402
Attention: Sean Apfelbaum, General Counsel
Email: [***]
with a copy (which shall not constitute notice) to:
Eversheds Sutherland (US) LLP
227 W. Monroe St., Suite 6000
Chicago, IL 60606
Attention: Craig T. Alcorn and Michael Mannino
e-mail: [***] and [***]
(b)   if to any Stockholder, to:
Planet 13 Holdings Inc.
2548 W Desert Inn Rd, Suite 100
Las Vegas, Nevada 89109
Attention: Tatev Oganyan, General Counsel
Email: [***]
with a copy (which shall not constitute notice) to:
1650 Market Street, Suite 2800
Philadelphia, Pennsylvania 19103
Attention: Joseph C. Bedwick
Email: [***]

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 6.7; provided, however, that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, however, that notice of any change to the address or any of the other details specified in or pursuant to this Section 6.7 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 6.7.
Section 6.8   Interpretation; Certain Definitions.   The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to articles, sections, paragraphs, exhibits, annexes and schedules are to the articles, sections and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa, and references to a Person are also to its permitted successors and assigns. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date of this Agreement, unless the context requires otherwise. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided, however, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States.
Section 6.9   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 6.10   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 6.10 shall be null and void.
Section 6.11   Entire Agreement.   This Agreement (including the Schedules hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.
Section 6.12   No Third-Party Beneficiaries.   This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
Section 6.13   Governing Law.   This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.
Section 6.14   Specific Performance.   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of such party hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties hereto acknowledge and agree that in the event of any breach or threatened breach by any party to this Agreement of any of their respective covenants or obligations set forth in this Agreement, such other party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that he, she or it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 6.15   Consent to Jurisdiction.
(a)   Each party hereto hereby, with respect to any legal claim or Proceeding arising out of this Agreement, (i) expressly and irrevocably submits, for such party and with respect to such party’s property, generally and unconditionally, to the exclusive jurisdiction of any state or federal court within the State of Nevada, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that such party will not bring any claim or Proceeding relating to this Agreement except in such courts and (iv) irrevocably waives, to the fullest extent such party may legally and effectively do so, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, any objection which such party may now or hereafter have to the laying of venue of any claim or Proceeding arising out of or relating to this Agreement. Notwithstanding the foregoing, each party hereby agrees that a final and nonappealable judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(b)   Each party hereto hereby irrevocably consents to the service of process in any claim or Proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto made by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.7, and such service of process shall be sufficient to confer personal jurisdiction over such party in such claim or Proceeding and shall otherwise constitute effective and binding service in every respect.
Section 6.16   Counterparts.   This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 6.17   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
Section 6.18   Capacity as a Stockholder.   The Stockholders make their agreements and understandings herein solely in their capacities as record holders and Beneficial Owners of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by a Representative of any Stockholder solely in his or her capacity as a director or officer of the Company (if applicable) (however, where applicable, any such actions shall remain subject to any applicable requirements or restrictions set forth in the Merger Agreement).

Section 6.19   No Liability.   Each Stockholder (in his, her or its capacity as a stockholder of the Company) shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, Parent and each Stockholder have duly executed this Agreement, all as of the date first written above.
PARENT:
VIREO GROWTH INC.
By:

Name:
Title:
STOCKHOLDERS:
[***]
By:

Name:
Title:

SCHEDULE I
EXISTING SHARES
[****]

Annex C
LOCK-UP AGREEMENT
July 26, 2026
Vireo Growth Inc.
Ladies and Gentlemen:
The undersigned signatory of this lock-up agreement (this “Lock-Up Agreement”) understands that Vireo Growth Inc., a British Columbia corporation (“Parent”), has entered into an Agreement and Plan of Merger, dated as of July 26, 2026 (as the same may be amended from time to time, the “Merger Agreement”), by and among Parent, Supernova Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Parent, and Planet 13 Holdings Inc., a Nevada corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.
1.   As a condition and inducement to Parent to consummate the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably agrees that, subject to the exceptions set forth herein, with respect to the Parent Shares held or to be held by the undersigned that constitute, or will constitute, Merger Consideration (the “Locked-Up Shares”), the undersigned will not, without the prior written consent of Parent, for each of the percentages of Locked-Up Shares set forth on Schedule A, during the applicable period beginning on the date hereof and ending on the date set forth on Schedule A opposite each such percentage of Locked-Up Shares (the “Restricted Period”):
(a)   offer, hypothecate, encumber, pledge, sell, contract to sell, sell any option, warrant or contract to purchase, purchase any option, warrant or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, or agree to transfer or dispose of, or lend, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any Locked-Up Shares that are then subject to a Restricted Period;
(b)   enter into any swap, short sale, hedge or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Locked-Up Shares that are then subject to a Restricted Period, regardless of whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Parent Shares or other securities, in cash or otherwise; or
(c)   publicly disclose the intention to do any of the foregoing.
Notwithstanding anything in this Lock-Up Agreement to the contrary, following the expiration of the applicable Restricted Period with respect to any Locked-Up Shares, the undersigned shall not, during any rolling thirty (30) calendar day period, sell, transfer or otherwise dispose of Locked-Up Shares representing more than the lesser of (a) one percent (1%) of the then-outstanding Parent Shares or (b) the average weekly reported trading volume of the Parent Shares during the four (4) calendar weeks preceding the date of such sale, transfer or disposition (the “Orderly Sell-Down Limitation”). The Orderly Sell-Down Limitation shall apply for a period of ninety (90) days following the expiration of the applicable Restricted Period for such Locked-Up Shares.
2.   The restrictions and obligations contemplated by this Lock-Up Agreement shall not apply to:
(a)   transfers of the Locked-Up Shares that are then subject to a Restricted Period:
(1)   if the undersigned is a natural person, (A) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, or by marriage or domestic partnership (a “Family Member”), or to a trust formed for the benefit of the undersigned or any of the undersigned’s Family Members, (B) to the undersigned’s estate, following the death of the undersigned, by will, intestacy or other operation of Law, (C) by operation of Law pursuant to a qualified domestic order or in connection with a divorce settlement or (D) to any partnership, corporation or limited liability company which is wholly owned and controlled by the undersigned and/or by any such Family Member(s) (for purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned);
(2)   as a bona fide gift or gifts (including any pledge or similar commitment to donate Parent Shares and/or proceeds from the sale of Parent Shares pursuant to a charitable contribution) or for bona fide estate planning purposes;
(3)   if the undersigned is a corporation, partnership, limited liability company or other business entity, as a transfer, distribution or dividend to equity holders, current or former general or limited partners, members or managers (or to the estates of any of the foregoing) or to any other entity that is an Affiliate, as applicable, of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders);
(4)   if the undersigned is a trust, to any grantors or beneficiaries of the trust; or
(5)   to Parent in connection with the conversion or reclassification of the outstanding equity securities of the Parent into Parent Shares, or any reclassification or conversion of the Parent Shares, provided that any such Parent Shares received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement if not returned to treasury, provided that, in the case of any transfer or distribution pursuant to this clause (a), such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall sign and deliver to Parent a lock-up agreement in the form of this Lock-Up Agreement with respect to the applicable Locked-Up Shares that are then subject to a Restricted Period (a “Successor Lock-Up Agreement”);
(b)   the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Locked-Up Shares that are then subject to a Restricted Period, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act; provided that such plan does not provide for, or permit, any sale or transfers of the Locked-Up Shares that are then subject to a Restricted Period during such applicable Restricted Period(s);
(c)   transfers, sales, dispositions, or the entering into of transactions (including, without limitation, any swap, hedge or similar agreement) by the undersigned of or relating to Parent Shares purchased or acquired by the undersigned on the open market, in a public offering by Parent, or that otherwise do not involve or relate to the Locked-Up Shares, in each case following the date of the Merger Agreement;
(d)   pursuant to a bona-fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Parent’s capital stock involving a change of control of Parent, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Locked-Up Shares that are then subject to a Restricted Period shall remain subject to the restrictions contained in this Lock-Up Agreement; or
(e)   pursuant to an order of a court or Governmental Authority;
and provided, further, that, with respect to each of (a) and (b), above, no filing by any party (including any transferor, transferee, distributor or distributee) under Section 16 of the Exchange Act or similar insider and/or early warning reporting requirements in Canada, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition during the Restricted Periods (other than any exit filings or public announcements that may be required under applicable federal, state, and provincial securities Laws in Canada and the United States), provided that (1) reasonable notice shall be provided to Parent prior to any such filing and (2) such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to this Lock-Up Agreement or a Successor Lock-Up Agreement, as applicable.

3.   Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement and will not be recorded on the share register of Parent. In furtherance of the foregoing, the undersigned agrees that Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. Parent may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”
provided that within fifteen (15) Business Days after receiving a written request from the undersigned, Parent (or any duly appointed transfer agent) will request its transfer agent remove such legend forthwith with respect to any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of Locked-Up Shares that are no longer subject to a Restricted Period, and withdraw any stop transfer instructions with respect to such Parent Shares by virtue of this Lock-Up Agreement.
4.   The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred to Parent and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
5.   The undersigned understands that if the Merger Agreement is terminated for any reason prior to the Closing thereunder, this Lock-Up Agreement will automatically terminate, and the undersigned shall be released from all of his, her or its obligations under this Lock-Up Agreement. The undersigned understands that Parent is proceeding with the transactions contemplated by the Merger Agreement in reliance upon this Lock-Up Agreement.
6.   The undersigned acknowledges that it has had the opportunity to consult with independent legal counsel of his, her or its own choosing with respect to this Lock-Up Agreement, that the undersigned has either consulted with such counsel or knowingly and voluntarily elected not to do so, and that the undersigned understands the terms, conditions and consequences of this Lock-Up Agreement. The undersigned further acknowledges that he, she or it is entering into this Lock-Up Agreement voluntarily and without reliance on any representations or statements by Parent, the Company or any of their respective affiliates, directors, officers, employees or advisors, other than as expressly set forth in this Lock-Up Agreement or the Merger Agreement.
7.   Any and all remedies herein expressly conferred upon Parent will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity, and the exercise by Parent of any one remedy will not preclude the exercise of any other remedy. The undersigned agrees that irreparable damage would occur to Parent in the event that any provision of this Lock-Up Agreement was not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Lock-Up Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent is entitled at Law or in equity, and the undersigned hereby waives any bond, surety or other security that might be required of Parent with respect thereto.
8.   This Lock-Up Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Lock-Up Agreement shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Nevada.

9.   This Lock-Up Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Lock-Up Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Lock-Up Agreement.
[Remainder of page intentionally left blank; signature pages follow]

Very truly yours,
[***]
By:

Accepted and Agreed by Vireo Growth Inc.:
By:

Name:
Title:
[Signature Page to Lock-Up Agreement]

SCHEDULE A
Restricted Periods and Release Amounts
Locked-Up Shares Release Amount	Restricted Period
5% of Locked-Up Shares	Released on Closing Date
31.67% of Locked-Up Shares	Closing Date to the date that is nine (9) months following the Closing Date
31.66% of Locked-Up Shares	Closing Date to the date that is fifteen (15) months following the Closing Date
31.67% of Locked-Up Shares	Closing Date to the date that is eighteen (18) months following the Closing Date

Annex D
OPINION OF ATB CORMARK CAPITAL MARKETS
July 26, 2026
Special Committee of the Board of Directors of Planet 13 Holdings Inc.
2548 West Desert Inn Rd.
Las Vegas, Nevada 33609
To the Special Committee of the Board of Directors of Planet 13 Holdings Inc.:
ATB Capital Markets Corp. (“ATB Cormark”, “we” or “us”) understands that Planet 13 Holdings Inc. (“Planet 13” or the “Company”), Vireo Growth Inc. (“Parent”) and Supernova Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”) propose to enter into an agreement and plan of merger (the “Merger Agreement”) that contemplates a plan of merger (the “Merger”), pursuant to which, Merger Sub will merge with and into Planet 13, with Planet 13 surviving as a direct or indirect wholly owned subsidiary of Parent. Pursuant to the Merger, all of the issued and outstanding shares of common stock of Planet 13 (the “Common Shares”), other than Canceled Shares and Dissenting Shares (as defined in the Merger Agreement) will be converted into the right to receive subordinate voting shares of Parent (“Parent Shares”) at an exchange ratio of 0.015383618 of a Parent Share for each Common Share (the “Exchange Ratio” and such transaction contemplated by the Merger Agreement, the “Transaction”). The consideration to be received by holders of Common Shares pursuant to the Merger (the “Consideration”) will consist of Parent Shares calculated in accordance with the Exchange Ratio. The terms of the Merger are more fully described in the Merger Agreement and a summary description thereof will be included in a proxy statement of Planet 13 (the “Proxy Statement”), which will be mailed or made available to holders of the Common Shares (the “Planet 13 Shareholders”) in connection with the Merger.
ATB Cormark further understands that the board of directors of Planet 13 (the “Board”) has formed a special committee comprised of independent directors (the “Special Committee”) to consider the Transaction and make recommendations thereon to the Board. The Special Committee has retained ATB Cormark to provide advice and assistance to the Special Committee in evaluating the Transaction, including the preparation and delivery, to the Special Committee, of ATB Cormark’s opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, of the Consideration to be received by Planet 13 Shareholders (other than any shareholders of the Company who are interested parties or related parties in respect of the Transaction or any of their respective affiliates (the “Unaffiliated Shareholders”)) pursuant to the Merger.
ATB Cormark also understands that certain directors and officers of Planet 13 and certain stockholders intend on entering into voting support agreements with Parent, pursuant to which, among other things, they will agree to vote their Common Shares in favour of the Merger, and that certain stockholders including certain directors and officers of the Company have entered into a lock-up agreement pursuant to which, among other things, such stockholders agreed to post-Closing restrictions on the ability of such stockholders to transfer Parent Shares to be issued to them in the Merger.
ATB Cormark is aware that (i) the Transaction is a “business combination” as defined in Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions (“MI 61-101”); and (ii) the majority-of-the-minority shareholder approval requirements (but not the formal valuation requirements) under MI 61-101 apply in respect of the Transaction. This Fairness Opinion does not constitute an independent formal valuation for the purposes of MI 61-101.
ENGAGEMENT OF ATB CORMARK
The Special Committee first contacted ATB Cormark in respect of a potential transaction in April 2026. ATB Cormark was formally engaged by the Special Committee pursuant to an engagement agreement dated May 18, 2026 (the “Engagement Agreement”) to act as financial advisor to the Special Committee in respect of the Transaction and provide such advisory services in connection with the Transaction including, among other things, the provision of an opinion as to the fairness, from a financial point of view, of the Consideration to be received by the Unaffiliated Shareholders pursuant to the Merger.

The Engagement Agreement provides that ATB Cormark will receive a fixed fee for rendering the Fairness Opinion, which is payable on delivery of the Fairness Opinion regardless of the conclusions reached and which fee is not conditional on completion of the Merger, as well as an additional transaction fee that is conditional on completion of the Transaction. The Engagement Agreement also provides that Planet 13 will reimburse ATB Cormark for its reasonable and documented out-of-pocket expenses and will, in certain circumstances, indemnify ATB Cormark against certain expenses, losses, damages and liabilities incurred in connection with the provision of its services.
Subject to the terms of the Engagement Agreement, ATB Cormark consents to the inclusion of this Fairness Opinion in its entirety in any filing Planet 13 is required to make with the Securities and Exchange Commission (the “SEC”) in connection with the Merger if such inclusion is required by applicable law, including in the Proxy Statement forming part of the registration statement on Form S-4 to be filed with the SEC, and to the filing thereof with applicable securities regulatory authorities in Canada. Except as aforesaid and as provided for in the Engagement Agreement, this Fairness Opinion may not be summarized, published, reproduced, disseminated, quoted from or referred to without the express written consent of ATB Cormark.
ATB Cormark has not prepared a valuation of Planet 13 or Parent or any of their respective securities or assets and this Fairness Opinion should not be construed as such.
This Fairness Opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Canadian Investment Regulatory Organization (“CIRO”) but CIRO has not been involved in the preparation or review of this Fairness Opinion.
ATB Cormark understands that Planet 13 is a reporting issuer in each of the provinces and territories of Canada and is also subject to the reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a company registered with the SEC.
CREDENTIALS OF ATB CORMARK
ATB Cormark is a Canadian investment banking firm with operations across a broad range of financial services, including corporate finance, mergers and acquisitions, equity and debt capital markets, sales and trading, and investment research. ATB Cormark and its senior investment banking professionals have participated in a significant number of transactions involving public and private companies and have extensive experience in preparing valuations and fairness opinions.
This Fairness Opinion is the opinion of ATB Cormark and its form and content have been approved by a committee of senior investment banking professionals of ATB Cormark, each of whom is experienced in merger, acquisition, divestiture, valuation and fairness opinion matters.
INDEPENDENCE OF ATB CORMARK
Neither ATB Cormark, nor any of its affiliates or associates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario) (the “Act”)) of Planet 13 or Parent, or any of their respective associates, affiliates and or controlling entities (collectively, the “Interested Parties”). Neither ATB Cormark nor any of its affiliates or associates has been engaged to provide financial advisory services to any Interested Party nor has it participated in any financing involving any of the Interested Parties in the 24 months preceding the date on which ATB Cormark was first contacted with respect to its engagement by the Special Committee, other than:
•
provided services to the Special Committee pursuant to the Engagement Agreement;

•
financial advisor to the Company related to the divestiture of non-core assets pursuant to an engagement agreement dated March 17, 2025;

•
financial advisor to the special committee of the board of directors of FLUENT Corp. (“FLUENT”) for its proposed acquisition by Parent pursuant to an arrangement agreement dated April 29, 2026

•
financial advisor to FLUENT for its acquisition of RIV Capital Inc., which closed on December 19, 2024; and

•
on March 17, 2025, Chicago Atlantic Real Estate Finance, Inc., a related party to Parent, issued a Prospectus Supplement No. 1 to the Prospectus dated January 19, 2023 and Prospectus Supplement dated June 20, 2023 for a renewed at-the-market equity offering program of up to $100 million in common shares of Chicago Atlantic Real Estate Finance, Inc., for which ATB Cormark is included as a sales agent. As of the date hereof, ATB Cormark has not actively participated in selling any shares under the program nor has receive any fees.

Other than as set forth above, or that may arise as a result of the Engagement Agreement, there are no understandings or agreements between ATB Cormark and any of the Interested Parties with respect to future financial advisory or investment banking business. ATB Cormark may in the future, in the ordinary course of its business, perform financial advisory or investment banking services for any of the Interested Parties. ATB Financial, the parent company of ATB Cormark, may provide, in the future, in the ordinary course of business, banking services, including loans, to any of the Interested Parties.
ATB Cormark acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have and may in the future have positions in the securities of one or more of the Interested Parties and, from time to time, may have executed or may execute transactions on behalf of one or more of the Interested Parties or other clients for which it may have received or may receive compensation. As an investment dealer, ATB Cormark conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Merger, or any of the Interested Parties.
The fees payable to ATB Cormark in connection with the foregoing, and including the Engagement Agreement and this Fairness Opinion, are not financially material to ATB Cormark.
SCOPE OF REVIEW
In considering the fairness, from a financial point of view, of the Consideration to be received by the Unaffiliated Shareholders pursuant to the Merger, ATB Cormark principally considered and relied upon the following approaches: (i) sum-of-the-parts analyses; (ii) discounted cash flow analyses; (iii) selected publicly traded companies analyses; and (iv) other analyses and quantitative and qualitative measures of Planet 13, as it deemed appropriate.
In connection with this Fairness Opinion, ATB Cormark reviewed and relied upon (without attempting to independently verify the completeness or accuracy of), among other things, the following:
a)
The draft dated July 26, 2026 of the Merger Agreement provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

b)
The draft of the restricted stock unit agreements to be entered into between Parent and each of Larry Scheffler, Robert Groesbeck and Christopher Wren provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

c)
The draft of the employment agreements to be entered into between Parent and each of Larry Scheffler, Robert Groesbeck and Christopher Wren provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

d)
The draft of the voting agreement to be entered into between Parent and certain directors, officers and stockholders of Planet 13 provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

e)
The draft of the lock-up agreement to be entered into between Parent and certain directors, officers and stockholders of Planet 13 provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

f)
The draft contingency plan for the potential operational transition of the Bell facility provided to ATB Cormark on July 26, 2026, such draft being the most recent draft made available to us;

g)
The unaudited interim consolidated financial statements of Planet 13 for the three months ended March 31, 2026, and 2025 and the management discussion and analysis related thereto;

h)
The audited annual consolidated financial statements of Planet 13 for the years ended December 31, 2025, and 2024;

i)
The annual report on Form 10-K of Parent for the fiscal year ended December 31, 2025;

j)
Other public filings of Planet 13 and Parent available on their respective company profiles on SEDAR+ and available on EDGAR;

k)
Certain internal financial, operating, corporate and other information prepared or provided by or on behalf of Planet 13 and Parent relating to the business, operations and financial condition of Planet 13 and Parent, respectively;

l)
Certain publicly available information relating to the business, operations, financial condition and trading history of Planet 13, Parent and other selected public companies ATB Cormark considered relevant;

m)
Internal management models, forecasts, projections, estimates and budgets prepared or provided by or on behalf of management of Planet 13 and Parent;

n)
Discussions with management of Planet 13 relating to Planet 13’s current stand-alone business plan, financial condition, industry outlook and prospects and other issues considered relevant;

o)
Discussions with Parent relating to Parent’s current stand-alone business plan (including organic and inorganic growth plan), financial condition, industry outlook and other issues considered as relevant;

p)
Certain other non-public information in respect of Planet 13 and Parent, including information provided to ATB Cormark through data rooms of Planet 13 and Parent;

q)
Public information with respect to selected precedent transactions ATB Cormark considered relevant;

r)
Various reports published by industry sources and/or equity research analysts, as available, which ATB Cormark considered relevant;

s)
The representation letter signed by each of the Co-Chief Executive Officers and the Interim Chief Financial Officer of Planet 13 dated July 26, 2026 as to the completeness and accuracy of certain financial information, and other information, data, advice, opinions and other materials in respect of Planet 13 and Parent provided to ATB Cormark upon which the Fairness Opinion is based, by or on behalf of Planet 13; and

t)
Such other information, investigations, analyses and discussions as ATB Cormark considered necessary or appropriate in the circumstances.

To the best of our knowledge, ATB Cormark was granted full and unrestricted access by Planet 13 and Parent to their senior management, their boards of directors and legal advisors and was provided with all information requested.
ATB Cormark has not, to the best of our knowledge, been denied to any information requested by ATB Cormark. ATB Cormark did not meet with the auditors of Planet 13 or Parent and has assumed the accuracy, completeness and fair presentation of and has relied upon, without independent verification, the audited financial statements of Planet 13 and Parent and the reports of the auditors thereon.
PRIOR VALUATIONS
Planet 13 has represented to ATB Cormark that, to its knowledge, there have not been any prior valuations (as defined in Multilateral Instrument 61-101) of Planet 13 in the past twenty-four month period.
ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS
This Fairness Opinion is subject to the assumptions, limitations and qualifications set out below. With the Special Committee’s acknowledgement and agreement and as provided for in the Engagement Agreement,

ATB Cormark relied upon the accuracy, completeness and fair presentation of all data and other information obtained by it from public sources, provided to it by or on behalf of Planet 13 or Parent or otherwise obtained by ATB Cormark, and this Fairness Opinion is conditional upon the accuracy, completeness and fair presentation of such information. ATB Cormark has not attempted to verify independently the accuracy, completeness or fair presentation of any of such information.
Planet 13 has represented to ATB Cormark, in a certificate from each of the Co-Chief Executive Officers and Interim Chief Financial Officer of Planet 13 dated July 26, 2026, among other things, that, with the exception of the forecasts, projections, estimates or budgets referred to below, the information, data and other material (financial and otherwise) (collectively, the “Information”) provided orally by, or in the presence of, an officer of Planet 13 or in writing by Planet 13 or any of its subsidiaries or their respective representatives or agents to ATB Cormark relating to Planet 13, its subsidiaries, Parent or the Merger for the purpose of preparing this Fairness Opinion was, at the date the Information was provided to ATB Cormark, and was, as of July 26, 2026, to the knowledge of Planet 13, complete, true and correct in all material respects, and did not contain any untrue statement of a material fact in respect of Planet 13, its subsidiaries, Parent or the Merger and did not omit to state a material fact in respect of Planet 13, its subsidiaries, Parent or the Merger necessary to make the Information not misleading in light of the circumstances in which the Information was made or provided (except to the extent that any such Information has been superseded by Information subsequently delivered to ATB Cormark) and that since the date the Information was provided, no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of Planet 13 or any of its subsidiaries had occurred and there was no new material fact or material change which has occurred in respect of Planet 13 which is of such a nature as to render any portion of the Information or any part thereof untrue or misleading in any material respect or would have or which would reasonably be expected to have a material effect on this Fairness Opinion.
With respect to the budgets, forecasts, projections or estimates of Planet 13 and/or Parent provided to ATB Cormark and used in its analyses, ATB Cormark notes that projected future results are inherently subject to uncertainty. ATB Cormark has assumed, however, that such budgets, forecasts, projections and estimates were prepared using the assumptions identified therein which ATB Cormark has been advised are (or were at the time of preparation and continue to be), in the case of Planet 13, in the opinion of the senior officers of Planet 13, as applicable, reasonable in the circumstances. ATB Cormark expresses no independent view as to the reasonableness of such budgets, forecasts, projections and estimates or the assumptions upon which they are based. Planet 13 has represented to ATB Cormark, in a certificate from each of the Co-Chief Executive Officers and the Interim Chief Financial Officer of Planet 13 dated July 26, 2026, among other things, that with respect to any portions of the Information that constitute forecasts, projections, estimates and/or budgets, such forecasts, projections, estimates and/or budgets (i) were prepared using what Planet 13’s management believed to be probable courses of actions to be taken or events reasonably expected to occur during the period covered thereby; (ii) were prepared using the assumptions identified therein, which in the reasonable belief of the management of Planet 13 are (or were at the time of preparation and continue to be) reasonable in the circumstances; (iii) were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Planet 13 as to matters covered thereby at the time thereof having regard to Planet 13’s business plans, financial condition and prospects; (iv) reasonably present the views of such management of the financial prospects and forecasted performance of Planet 13 and its subsidiaries subject to uncertainties and contingencies inherent in such information; and (v) were not, in the reasonable belief of the management of Planet 13, misleading in any material respect in light of the assumptions used or in light of any developments since the time of their preparation.
In preparing this Fairness Opinion, ATB Cormark has made several assumptions, including that all final or executed versions of documents will conform in all material respects to the drafts provided to ATB Cormark, all of the representations and warranties contained in those documents are true and correct as of the date hereof, all of the conditions required to complete the Merger can and will be satisfied in due course in accordance with the terms of the Merger Agreement, all consents, permissions, exemptions or orders of relevant regulatory authorities or third parties will be obtained, without adverse conditions or qualifications, the procedures being followed to implement the Merger are valid and effective and comply in all material respects with all applicable laws, and the Merger will be completed substantially in accordance with its terms without any waiver or modification that could be material to the analysis herein. ATB Cormark has also assumed that neither Planet 13 nor Parent, nor any of their respective subsidiaries, is party to any material pending transaction that has not been disclosed to ATB Cormark, including any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger; and further provided that the analysis completed by ATB Cormark excludes the financial impact of Parent’s proposed acquisition of certain assets of The Cannabist Company Holdings Inc. announced on July 20, 2026. ATB Cormark has also assumed that the Proxy Statement will be delivered to the Planet 13 Shareholders in accordance with all applicable laws, and the disclosure in the Proxy Statement will be accurate, in all material respects, and will comply, in all material respects, with the requirements of all applicable laws. In its analysis in connection with the preparation of this Fairness Opinion, ATB Cormark made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of ATB Cormark, Planet 13, Parent, or any of their respective affiliates. Among other things, ATB Cormark has assumed the accuracy, completeness and fair presentation of and has relied upon, without independent verification, the financial statements of both Planet 13 and Parent.
ATB Cormark has assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, Canadian securities laws, and all other applicable federal, provincial and state statutes, rules and regulations.
In rendering this Fairness Opinion, ATB Cormark expresses no view as to the likelihood that the conditions respecting the Merger will be satisfied or waived or that the Merger will be implemented within the time frame anticipated by Planet 13. ATB Cormark has also assumed that all of the representations and warranties contained in the Merger Agreement will be true and correct, in all material respects, as of the date of its execution.
This Fairness Opinion has been provided for the use of the Special Committee in its evaluation of the Transaction and is not intended to be, and does not constitute, a recommendation that the Board, the Special Committee or any Planet 13 Shareholder should vote in favour or otherwise approve of matters related to, or take any other action in connection with, the Merger, or that any holder of securities convertible or exercisable into Common Shares should convert or exercise such securities or as to any elections that may be available to the Board, the Special Committee or any Planet 13 Shareholder pursuant to the Merger. This Fairness Opinion may not be used for any other purpose without the express written consent of ATB Cormark, provided that ATB Cormark consents to the inclusion of this Fairness Opinion in its entirety and a summary thereof (provided such summary is in a form acceptable to ATB Cormark) in the Proxy Statement to be mailed or made available to Planet 13 Shareholders in connection with seeking their approval of the Merger and to the filing thereof, as necessary, by Planet 13 with the applicable securities regulatory authorities, in accordance with applicable securities laws in Canada and the United States. This Fairness Opinion does not address the relative merits of the Merger as compared to other transactions or business strategies that might be available to Planet 13, nor does it address the Planet 13 business decision to enter into the Merger Agreement and to complete the Merger and is not intended to be and does not constitute a recommendation to Planet 13 to proceed with the Merger. In considering the fairness, from a financial point of view, of the Consideration to be received by the Unaffiliated Shareholders pursuant to the Merger, ATB Cormark considered the Merger from the perspective of the Unaffiliated Shareholders generally and did not consider the specific circumstances of any particular Planet 13 Shareholder, including with regard to income tax considerations, or any elections (or deemed elections) that a Planet 13 Shareholder may make and, this Fairness Opinion is not an opinion as to the procedural fairness of the Merger. Furthermore, this Fairness Opinion is not, and should not be construed as advice as to the price at which the securities of Planet 13 or Parent may trade or their potential value at any future date.
The opinion set forth herein does not address any terms or aspects of the Merger relating to appraisal rights that may be available to Planet 13 stockholders under the Nevada Revised Statutes. ATB Cormark expresses no opinion as to, and the opinion set forth herein does not in any manner address, the fairness of any consideration to be received by any stockholder who exercises appraisal rights under applicable Nevada law or the treatment of or effect of the Merger on any stockholders exercising such rights.
ATB Cormark has not been requested to opine as to, and this Fairness Opinion does not in any manner address, the amount or nature of compensation to any of the officers, directors or employees of

Planet 13, Parent or any other party to the Merger, or any class of such persons, relative to the Consideration to be received by the Unaffiliated Shareholders in connection with the Merger or with respect to the fairness of any such compensation.
ATB Cormark was not engaged to review any legal, tax, accounting, or regulatory aspects of the Merger, or other procedural elements of the Merger, or the implementation thereof, and this Fairness Opinion does not address such matters. The opinion set forth herein does not address any legal, regulatory, tax, accounting or financial reporting matters, as to which ATB Cormark understands that Planet 13 has obtained such advice as it deemed necessary from other advisors. ATB Cormark has relied upon, without independent verification, the assessment by Planet 13 and its legal, tax, and other advisors with respect to such matters. Without limiting the foregoing, ATB Cormark has not considered any tax effects of the Merger, including whether the Merger will qualify for any particular tax treatment under the Internal Revenue Code of 1986, as amended, or the form or transaction structure of the Merger on any person or entity.
This Fairness Opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Board or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Common Shares; (iii) the fairness of the amount or nature of any compensation to any of the Company’s officers, directors or employees, or class of such persons, relative to the Consideration to be received by the Unaffiliated Shareholders; (iv) the effect of the Merger on, or the fairness of consideration to be received by, holders of any class of securities of the Company other than the Common Shares, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) any advice or opinions provided by any other advisor to the Company, Parent, or any other party; (vi) the form or structure of the Merger, any financing arrangements entered into in connection with the Merger, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise; or (vii) any impact of any additional rights or obligations of any holder of Common Shares pursuant to any support agreement entered into by any such holder with Parent and/or Merger Sub in connection with the Merger.
ATB Cormark has not conducted any physical inspection of the properties or facilities of Planet 13 or Parent. ATB Cormark has not prepared or been furnished with a formal valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) or securities of Planet 13, Parent or any of their respective affiliates, and this Fairness Opinion should not be construed as such. ATB Cormark has made no analysis of, and expresses no opinion as to, the adequacy of the reserves of Planet 13, and has relied upon information supplied by Planet 13 as to such adequacy. ATB Cormark has not evaluated the solvency or fair value of Planet 13 or Parent or any other entity under any state, federal, or provincial laws relating to bankruptcy, insolvency or similar matters. The analyses performed by ATB Cormark in connection with this Fairness Opinion were going concern analyses. ATB Cormark expresses no opinion regarding the liquidation value of Planet 13, Parent or any other entity. ATB Cormark has not been requested to make, and has not made, an independent evaluation of, and expresses no view or opinion as to, any pending or potential litigation, claims, governmental, regulatory or other proceedings or investigations or possible unasserted claims or other contingent liabilities affecting Planet 13, Parent or any other entity, and ATB Cormark has assumed that any such matters would not be material to or otherwise impact the analysis herein or this Fairness Opinion. This Fairness Opinion is not a solvency opinion and does not in any way address the solvency or financial condition of Planet 13, Parent or any other person or entity.
ATB Cormark has not considered any potential legislative or regulatory changes currently being considered or that may be adopted by any governmental or regulatory bodies, including the United States Congress, the Securities and Exchange Commission, any Canadian securities regulatory authority, or any state or provincial regulatory body, or any potential changes in accounting methods or generally accepted accounting principles that may be adopted by the SEC, the Financial Accounting Standards Board, or the International Accounting Standards Board. This Fairness Opinion is rendered as of the date noted above on the basis of securities markets, economic and general business and financial conditions prevailing on that date and the condition and prospects, financial and otherwise, of Planet 13 and Parent, as they were reflected in the information provided or otherwise available to ATB Cormark. Any changes therein may affect this Fairness Opinion and, although ATB Cormark reserves the right to update, change, supplement or withdraw this Fairness Opinion in such event, it disclaims any and all undertakings or obligation to advise any person of any such change that may come to its attention, or to update, change, supplement or withdraw this Fairness Opinion after the date hereof, including potential changes in trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Merger or the participants in the Merger or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting this Fairness Opinion after the date hereof, including, without limitation, the terms and conditions of the Merger, or if ATB Cormark learns that the Information relied upon in rendering this Fairness Opinion was inaccurate, incomplete or misleading in any material respect, ATB Cormark reserves the right to change, modify or withdraw this Fairness Opinion.
The preparation of a fairness opinion is a complex process and is not necessarily amenable to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. ATB Cormark believes that its analyses must be considered in totality and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together as a whole, could create an incomplete view of the process underlying this Fairness Opinion. Accordingly, this Fairness Opinion should be read in its entirety.
FAIRNESS OPINION CONCLUSION
Based upon and subject to the foregoing, ATB Cormark is of the opinion that, as of the date hereof; the Consideration to be received by the Unaffiliated Shareholders pursuant to the Merger is fair, from a financial point of view, to the Unaffiliated Shareholders.
Yours truly,
ATB Capital Markets Corp.

Annex E
RIGHTS OF DISSENTING OWNERS
NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
(Added to NRS by 1995, 2086; A 2023, 382)
NRS 92A.303 “Advance notice statement” defined. “Advance notice statement” when used in reference to a proposed corporate action creating dissenter’s rights that is taken or submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, means written notice of the proposed corporate action sent by the subject corporation to all stockholders of record entitled to assert dissenter’s rights if the corporate action is effectuated. Such notice must:
1.   Be sent not later than 20 days before the effective date of the proposed corporate action;
2.   Identify the proposed corporate action;
3.   Provide that a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must deliver a statement of intent to the subject corporation and set a date by which the subject corporation must receive the statement of intent, which may not be less than 15 days after the date the notice is sent, and state that the stockholder shall be deemed to have waived the right to assert dissenter’s rights with respect to the shares unless the statement of intent is received by the subject corporation by such specified date; and
4.   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 2023, 380)
NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
(Added to NRS by 1995, 2087)
NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
(Added to NRS by 1995, 2087; A 1999, 1631)
NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:
1.   Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;
2.   Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and
3.   Without discounting for lack of marketability or minority status.
(Added to NRS by 1995, 2087; A 2009, 1720)
NRS 92A.323 “Statement of intent” defined. “Statement of intent” when used in reference to a proposed corporate action creating dissenter’s rights, means written notice of a stockholder’s intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the corporate action is effectuated.

(Added to NRS by 2023, 381)
NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.
(Added to NRS by 1995, 2087)
NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
(Added to NRS by 1995, 2087)
NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.
(Added to NRS by 1995, 2087; A 2009, 1721)
NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
(Added to NRS by 1995, 2088)
NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
(Added to NRS by 1995, 2088)
NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1.   Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2.   Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
(Added to NRS by 1995, 2088)
NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.   Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:
(a)   Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1)   If approval by the stockholders is required for the merger by this chapter or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;
(2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or
(3)   If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.
(b)   Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.
(c)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.
(d)   Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
(e)   Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.
(f)   Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.
2.   A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not otherwise object to or challenge the corporate action creating the entitlement, except to the extent that:
(a)   The domestic corporation did not obtain the vote or consent of the requisite voting power of the stockholders to approve the action as prescribed under this chapter and the articles of incorporation and bylaws of the domestic corporation; or
(b)   The corporate action is the proximate result of actual fraud against the stockholder or the domestic corporation.
3.   Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.
(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109; 2025, 821)
NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.   There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:
(a)   A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;
(b)   Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or
(c)   Issued by an open-end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.
2.   The applicability of subsection 1 must be determined as of:
(a)   The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or
(b)   The day before the effective date of such corporate action if:
(1)   There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or
(2)   The corporate action is a merger described in NRS 92A.133.
3.   Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:
(a)   Cash;
(b)   Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or
(c)   Any combination of paragraphs (a) and (b).
4.   There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
5.   There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.
6.   There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.
(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)
NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1.   A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.
2.   A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:
(a)   Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
(b)   Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.
(Added to NRS by 1995, 2089; A 2009, 1723)
NRS 92A.410 Notification of stockholders regarding right of dissent.
1.   If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.
2.   If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:
(a)   May send an advance notice statement with respect to the proposed corporate action; and
(b)   If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)
NRS 92A.420 Prerequisites to demand for payment for shares.
1.   If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
(a)   Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and
(b)   Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.
2.   If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
(a)   If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and
(b)   Must not consent to or approve the proposed corporate action with respect to such class or series.
3.   A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.
(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)
NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.   The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.
2.   The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:
(a)   State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c)   Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and
(e)   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)
NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
1.   A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:
(a)   Demand payment;
(b)   Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
(c)   Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.
2.   If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.
3.   Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.
4.   A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.
5.   The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.
(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)
NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)
NRS 92A.460 Payment for shares: General requirements.
1.   Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a)   Of the county where the subject corporation’s principal office is located;
(b)   If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or
(c)   At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.
The court shall dispose of the complaint promptly.
2.   The payment must be accompanied by:
(a)   The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;
(b)   A statement of the subject corporation’s estimate of the fair value of the shares; and
(c)   A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.
(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)
NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
1.   A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.
2.   To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:
(a)   Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;
(b)   Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;
(c)   That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;
(d)   That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and
(e)   That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.
3.   Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.   Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.
(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)
NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1.   A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.
2.   A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.
(Added to NRS by 1995, 2091; A 2009, 1726)
NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1.   If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.
2.   A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.
3.   The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4.   The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5.   Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a)   For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or
(b)   For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500 Assessment of costs and fees in certain legal proceedings.
1.   The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2.   The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a)   Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3.   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4.   In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5.   To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.
6.   This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.
(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

PLANET 13 HOLDINGS INC. 2548 WEST DESERT INN ROAD SUITE 100LAS VEGAS, NEVADA 89109 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PLNH2026SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:T05134-S52257KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY PLANET 13 HOLDINGS INC.The Board of Directors recommends you vote FOR the following proposal (as listed in the proxy statement):1.Merger Proposal. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 26, 2026, by and among Planet 13 Holdings Inc., Vireo Growth Inc., and Supernova Merger Sub Inc., a direct, wholly owned subsidiary of Vireo Growth Inc. and to approve the transactions contemplated thereby, including the merger (the "Merger Proposal"). NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. For Against Abstain! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement is available at www.proxyvote.com.T05135-S52257PLANET 13 HOLDINGS INC.SPECIAL MEETING OF STOCKHOLDERSTO BE HELD ON DECEMBER 10, 2026 AT 12:00 P.M. (PACIFIC STANDARD TIME)THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby appoint(s) Robert Groesbeck, Co-Chief Executive Officer, or failing this person, Larry Scheffler, Co-Chief Executive Officer, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Planet 13 Holdings Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/PLNH2026SM on December 10, 2026, at 12:00 P.M. Pacific Standard Time, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side